FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-207677-03

PROSPECTUS

$903,354,000 (Approximate)

GS Mortgage Securities Trust 2016-GS4

(Central Index Key Number 0001687955)

as Issuing Entity

GS Mortgage Securities Corporation II

(Central Index Key Number 0001004158)

as Depositor

Goldman Sachs Mortgage Company

(Central Index Key Number 0001541502)

as Sponsor and Mortgage Loan Seller

Commercial Mortgage Pass-Through Certificates, Series 2016-GS4

GS Mortgage Securities Corporation II is offering certain classes of the Commercial Mortgage Pass-Through Certificates, 2016-GS4 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class D, Class X-D, Class E, Class F, Class G, Class AMA-A, Class X-AMA, Class AMA-B, Class AMA-C, Class AMA-D, Class 225-A, Class X-225, Class 225-B, Class 225-C, Class 225-D, Class 225-E, Class S and Class R certificates) represent the ownership interests in the issuing entity, which will be a New York common law trust named GS Mortgage Securities Trust 2016-GS4. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payment on the pooled certificates, and two subordinate interests, each in a related commercial mortgage loan, which is generally the sole source of payment on the related non-offered loan-specific certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 6th day of each month (or if the 6th day is not a business day, the next business day), commencing in December 2016. The rated final distribution date for the offered certificates is November 2049.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)
Class A-1	$31,820,000	1.731%	Fixed	October 2021
Class A-2	$201,522,000	2.905%	Fixed	November 2021
Class A-3	$175,000,000	3.178%	Fixed	September 2026
Class A-4	$267,043,000	3.442%	Fixed(3)	November 2026
Class A-AB	$43,192,000	3.278%	Fixed(3)	March 2026
Class X-A	$810,965,000(4)	0.605%	Variable IO(5)	November 2026
Class X-B	$48,761,000(4)	0.101%	Fixed IO(5)	November 2026
Class A-S(6)	$92,388,000(7)	3.645%	Fixed(3)	November 2026
Class B(6)	$48,761,000(7)	3.703%	Variable(8)	November 2026
Class PEZ(6)	$184,777,000(7)	(9)	(9)	November 2026
Class C(6)	$43,628,000(7)	3.804%	Variable(10)	November 2026

(Footnotes on table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 57 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsor, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. GS Mortgage Securities Corporation II will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Goldman, Sachs & Co., Academy Securities, Inc., Drexel Hamilton, LLC and Morgan Stanley & Co. LLC, will purchase the offered certificates from GS Mortgage Securities Corporation II and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Goldman, Sachs & Co. is acting as lead manager and sole bookrunner. Academy Securities, Inc., Drexel Hamilton, LLC and Morgan Stanley & Co. LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about November 30, 2016.

We expect to receive from this offering approximately 105.9% of the initial aggregate principal balance of the offered certificates, plus accrued interest from November 1, 2016, before deducting expenses payable by us.

Goldman, Sachs & Co.
Lead Manager and Sole Bookrunner

Academy Securities	Drexel Hamilton	Morgan Stanley

Co-Managers

November 17, 2016

GS MORTGAGE SECURITIES TRUST 2016-GS4

Commercial Mortgage Pass-Through Certificates, Series 2016-GS4

Illinois
8 properties
$185,905,314
18.1% of total
Minnesota
2 properties
$4,201,938
0.4% of total
Wisconsin
3 properties
$25,775,000
2.5% of total
Indiana
2 properties
$4,124,921
0.4% of total
Michigan
4 properties
$6,182,719
0.6% of total
Pennsylvania
4 properties
$67,813,458
6.6% of total
New York
8 properties
$85,535,093
8.3% of total
Oregon
1 property
$27,620,000
2.7% of total
Ohio
3 properties
$4,093,581
0.4% of total
New Jersey
2 properties
$15,199,883
1.5% of total
Maryland
1 property
$42,561,489
4.1% of total
North Carolina
2 properties
$11,454,596
1.1% of total
California
14 properties
$328,823,285
32.0% of total
South Carolina
2 properties
$3,207,815
0.3% of total
Hawaii
1 property
$29,000,000
2.8% of total
Arizona
3 properties
$11,152,489
1.1% of total
Georgia
4 properties
$8,190,746
0.8% of total
Colorado
5 properties
$17,586,014
1.7% of total
Texas
13 properties
$39,614,051
3.9% of total
Missouri
3 properties
$11,778,154
1.1% of total
Kentucky
2 properties
$2,730,524
0.3% of total
Florida
7 properties
$52,273,793
5.1% of total
Tennessee
1 property
$41,714,341
4.1% of total
Mortgaged Properties by Property Type
Self Storage 0.8%
Mixed Use 2.2%
Hospitality 11.1%
Office 39.0%
Industrial 15.2%
Retail 31.6%
Percent of
Initial Pool Balance
>10.0% – 32.0%
>5.0% – 10.0%
>1.0% – 5.0%
0.3% – 1.0%

Summary of Certificates

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(11)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)	Weighted Average Life (Years)(12)	Principal Window(12)
Offered Certificates
Class A-1	$31,820,000	30.000%(11)	1.731%	Fixed	October 2021	2.83	12/16 – 10/21
Class A-2	$201,522,000	30.000%(11)	2.905%	Fixed	November 2021	4.90	10/21 – 11/21
Class A-3	$175,000,000	30.000%(11)	3.178%	Fixed	September 2026	9.66	03/26 – 09/26
Class A-4	$267,043,000	30.000%(11)	3.442%	Fixed(3)	November 2026	9.84	09/26 – 11/26
Class A-AB	$43,192,000	30.000%(11)	3.278%	Fixed(3)	March 2026	7.17	11/21 – 03/26
Class X-A	$810,965,000(4)	NAP	0.605%	Variable IO(5)	November 2026	NAP	NAP
Class X-B	$48,761,000(4)	NAP	0.101%	Fixed IO(5)	November 2026	NAP	NAP
Class A-S(6)	$92,388,000(7)	21.000%(11)	3.645%	Fixed(3)	November 2026	9.94	11/26 – 11/26
Class B(6)	$48,761,000(7)	16.250%(11)	3.703%	Variable(8)	November 2026	9.94	11/26 – 11/26
Class PEZ(6)	$184,777,000(7)	12.000%(11)	(9)	(9)	November 2026	9.94	11/26 – 11/26
Class C(6)	$43,628,000(7)	12.000%(11)	3.804%	Variable(10)	November 2026	9.94	11/26 – 11/26

Non-Offered Pooled Certificates
Class D	$53,893,000	6.750%(11)	3.233%	Fixed(3)	November 2026	9.94	11/26 – 11/26
Class X-D	$53,893,000(4)	NAP	0.571%	Variable IO(5)	November 2026	NAP	NAP
Class E	$21,814,000	4.625%(11)	3.804%	Variable(10)	November 2026	9.94	11/26 – 11/26
Class F	$10,266,000	3.625%(11)	3.804%	Variable(10)	November 2026	9.94	11/26 – 11/26
Class G	$37,212,204	0.000%(11)	3.804%	Variable(10)	November 2026	9.94	11/26 – 11/26
Class S(13)	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Class R(14)	NAP	NAP	NAP	NAP	NAP	NAP	NAP

Non-Offered Loan-Specific Certificates
Class AMA-A(15)	$16,118,000		3.199416%	Fixed	October 2021	4.86	10/21 – 10/21
Class X-AMA(15)	$101,600,000(4)		0.000000%	Variable IO(5)	October 2021	NAP	NAP
Class AMA-B(15)	$21,917,000		3.503849%	Fixed	October 2021	4.86	10/21 – 10/21
Class AMA-C(15)	$27,032,000		3.813991%	Fixed	October 2021	4.86	10/21 – 10/21
Class AMA-D(15)	$36,533,000		3.557285%	Fixed	October 2021	4.86	10/21 – 10/21

Non-Offered Loan-Specific Certificates
Class 225-A(15)	$12,964,000		2.635985%	Fixed	November 2021	4.94	11/21 – 11/21
Class X-225(15)	$113,000,000(4)		0.000000%	Variable IO(5)	November 2021	NAP	NAP
Class 225-B(15)	$18,405,000		2.993892%	Fixed	November 2021	4.94	11/21 – 11/21
Class 225-C(15)	$22,576,000		3.777571%	Fixed	November 2021	4.94	11/21 – 11/21
Class 225-D(15)	$30,673,000		4.766193%	Fixed	November 2021	4.94	11/21 – 11/21
Class 225-E(15)	$28,382,000		5.544562%	Fixed	November 2021	4.94	11/21 – 11/21

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(3)	The pass-through rates of the Class A-4, Class A-AB, Class A-S and Class D certificates for each distribution date will, in the case of each such class, be a per annum rate equal to the lesser of (x) a fixed rate (described in the table as “Fixed”) at the pass-through rate set forth opposite each such class in the table and (y) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(4)	The Class X-A, Class X-B, Class X-D, Class X-AMA and Class X-225 certificates, sometimes collectively referred to as the “Class X certificates”, will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B, Class X-D, Class X-AMA and Class X-225 certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of each Class X certificate will be equal to the aggregate certificate balance of the related class(es) of certificates and/or trust component(s) (the “related Class X class/component”) indicated below:

Class	Related Class X Class/Component
Class X-A	Class A-1, Class A-2, Class, A-3, Class A-4, Class A-AB certificates and Class A-S trust component
Class X-B	Class B trust component
Class X-D	Class D certificates
Class X-AMA	Class AMA-A, Class AMA-B, Class AMA-C and Class AMA-D certificates
Class X-225	Class 225-A, Class 225-B, Class 225-C, Class 225-D and Class 225-E certificates

(5)	The pass-through rate of each Class X certificate (other than the Class X-AMA and Class X-225 certificates) for any distribution date will equal the excess, if any, of (i) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate (or the weighted average of the pass-through rates, if applicable) of the related class X class(s)/component(s) for that distribution date. See “Description of the Certificates—Distributions—Pass-Through Rates”. The pass-through rate of the Class X-AMA certificates for each distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage interest rates on the AMA Plaza components (adjusted to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates of the Class AMA-A, Class AMA-B, Class AMA-C and Class AMA-D certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date. The pass-through rate of the Class X-225 certificates for each distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage interest rates on the 225 Bush Street components (adjusted to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates of the Class 225-A, Class 225-B, Class 225-C, Class 225-D and Class 225-E certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date.

(6)	The Class A-S, Class B and Class C certificates may be exchanged for the Class PEZ certificates, and Class PEZ certificates may be exchanged for the Class A-S, Class B and Class C certificates.

(7)	On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have outstanding certificate balances on the closing date of $92,388,000, $48,761,000 and $43,628,000, respectively. The Class A-S, Class B and Class C certificates and the Class PEZ certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each of the Class A-S, Class B, Class PEZ and Class C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding certificate balance of the Class A-S, Class B and Class C trust components. Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding certificate balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly. The initial certificate balance of each class of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate balance of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate balance of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate balances of the Class A-S, Class B and Class C certificates, representing the maximum certificate balance of the Class PEZ certificates that could be issued in an exchange. The certificate balances of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class PEZ certificates issued on the closing date, if any.

(8)	The pass-through rate of the Class B certificates for each distribution date will be a per annum rate (described in the table as “Variable”) equal to (i) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, minus (ii) 0.101%, but in any case, not less than 0.000%.

(9)	The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

(10)	The pass-through rates of the Class C, Class E, Class F and Class G certificates for each distribution date will, in the case of each such class, be a per annum rate (described in the table as “Variable”) equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(11)	The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, are represented in the aggregate. The initial credit support percentages for the Class C and Class PEZ certificates are equal to the initial credit support percentage of the underlying Class C trust component. The approximate initial credit support percentage for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C, Class D, Class E, Class F and Class G certificates (together with the Class X-A, Class X-B and Class X-D certificates, the “pooled certificates”) does not include the subordination provided by the subordinate companion loans related to the AMA Plaza mortgage loan and the 225 Bush Street mortgage loan. None of the Class AMA-A, Class X-AMA, Class AMA-B, Class AMA-C or Class AMA-D certificates (the “AMA Plaza loan-specific certificates”) or the Class 225-A, Class X-225, Class 225-B, Class 225-C, Class 225-D or Class 225-E certificates (the “225 Bush Street loan-specific certificates” and, together with the AMA Plaza loan-specific certificates, the “loan-specific certificates”) will provide credit support to any other class of certificates except to the extent of the subordination of the related trust subordinate companion loan (in which the related loan-specific certificates each represent an interest) to the AMA Plaza mortgage loan or the 225 Bush Street mortgage loan, as applicable.

(12)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or the trust subordinate companion loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans or the trust subordinate companion loans.

(13)	The Class S certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date. The Class S certificates will only be entitled to distributions of excess interest accrued on the mortgage loan with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this prospectus.

(14)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of four separate REMICs, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(15)	The AMA Plaza loan-specific certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the AMA Plaza trust subordinate companion loan. The 225 Bush Street loan-specific certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the 225 Bush Street trust subordinate companion loan. Each trust subordinate companion loan is included as an asset of the issuing entity but is not part of the mortgage pool backing the pooled certificates. No class of pooled certificates will have any interest in the trust subordinate companion loans. See “Description of the Mortgage Pool—The Whole Loans—AMA Plaza Whole Loan” and “—225 Bush Street Whole Loan” in this prospectus.

The Class D, Class X-D, Class E, Class F, Class G, Class S, Class R, Class AMA-A, Class X-AMA, Class AMA-B, Class AMA-C, Class AMA-D, Class 225-A, Class X-225, Class 225-B, Class 225-C, Class 225-D and Class 225-E certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This Prospectus	12
Summary of Terms	19
Risk Factors	57
The Certificates May Not Be a Suitable Investment for You	57
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	57
Risks Related to Market Conditions and Other External Factors	57
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	57
Other Events May Affect the Value and Liquidity of Your Investment	58
Risks Relating to the Mortgage Loans	58
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	58
Risks of Commercial Lending Generally	59
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	60
Office Properties Have Special Risks	64
Retail Properties Have Special Risks	65
Industrial Properties Have Special Risks	66
Hospitality Properties Have Special Risks	68
Risks Relating to Affiliation with a Franchise or Hotel Management Company	69
Mixed Use Properties Have Special Risks	70
Self-Storage Properties Have Special Risks	70
Condominium Ownership May Limit Use and Improvements	71
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	72
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	73
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	74
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	75
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	76
Risks Related to Zoning Non-Compliance and Use Restrictions	78
Risks Relating to Inspections of Properties	79
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	79
Insurance May Not Be Available or Adequate	79
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	82
Terrorism Insurance May Not Be Available for All Mortgaged Properties	82
Risks Associated with Blanket Insurance Policies or Self-Insurance	83
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	83
Limited Information Causes Uncertainty	84
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	84
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	85
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	86

Static Pool Data Would Not Be Indicative of the Performance of this Pool	86
Appraisals May Not Reflect Current or Future Market Value of Each Property	87
Seasoned Mortgage Loans Present Additional Risk of Repayment	88
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	88
The Borrower’s Form of Entity May Cause Special Risks	89
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	91
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	91
Other Financings or Ability To Incur Other Indebtedness Entails Risk	92
Tenancies-in-Common May Hinder Recovery	93
Risks Relating to Enforceability of Cross-Collateralization	94
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	94
Risks Associated with One Action Rules	94
State Law Limitations on Assignments of Leases and Rents May Entail Risks	95
Various Other Laws Could Affect the Exercise of Lender’s Rights	95
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	95
Risks of Anticipated Repayment Date Loans	95
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	96
Risks Related to Ground Leases and Other Leasehold Interests	97
Increases in Real Estate Taxes May Reduce Available Funds	99
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	99
Risks Related to Conflicts of Interest	99
Interests and Incentives of the Originators, the Sponsor and Their Affiliates May Not Be Aligned With Your Interests	99
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	101
Potential Conflicts of Interest of the Master Servicer and the Special Servicers	102
Potential Conflicts of Interest of the Operating Advisor	104
Potential Conflicts of Interest of the Asset Representations Reviewer	104
Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders	105
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	108
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Applicable Special Servicer of the Applicable Whole Loan	109
Other Potential Conflicts of Interest May Affect Your Investment	109
Other Risks Relating to the Certificates	110
The Certificates Are Limited Obligations	110
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	110
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	111
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	113

Your Yield May Be Affected by Defaults, Prepayments and Other Factors	115
There Are Risks Relating to the Exchangeable Certificates	119
Subordination of the Subordinated Pooled Certificates and Class PEZ Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Pooled Certificates and Class PEZ Certificates	120
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default	120
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	121
Risks Relating to Modifications of the Mortgage Loans	125
The Sponsor May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	126
Risks Relating to Interest on Advances and Special Servicing Compensation	126
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	127
Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA	127
The Requirement of a Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	128
Realization on the Mortgage Loans That Are Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Holder of the Related Serviced Companion Loan	129
Book-Entry Securities May Delay Receipt of Payment and Reports and
Limit Liquidity and Your Ability to Pledge Certificates	129
Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record	129
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	129
Tax Considerations Relating to Foreclosure	129
Description of the Mortgage Pool	131
General	131
Certain Calculations and Definitions	132
Definitions	133
Mortgage Pool Characteristics	139
Overview	139
Property Types	140
Mortgage Loan Concentrations	144
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	144
Geographic Concentrations	145
Mortgaged Properties With Limited Prior Operating History	146
Tenancies-in-Common	147
Condominium Interests	147
Fee & Leasehold Estates; Ground Leases	147
Environmental Considerations	148
Redevelopment, Renovation and Expansion	150
Assessments of Property Value and Condition	151
Appraisals	151
Engineering Reports	151
Zoning and Building Code Compliance and Condemnation	152
Litigation and Other Considerations	152
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	154
Loan Purpose	154
Default History, Bankruptcy Issues and Other Proceedings	154
Tenant Issues	155
Tenant Concentrations	155
Lease Expirations and Terminations	156
Purchase Options and Rights of First Refusal	162
Affiliated Leases	163
Insurance Considerations	164
Use Restrictions	165
Appraised Value	165
Non-Recourse Carveout Limitations	165

Real Estate and Other Tax Considerations	166
Delinquency Information	166
Certain Terms of the Mortgage Loans	167
Amortization of Principal	167
Due Dates; Mortgage Rates; Calculations of Interest	167
ARD Loan	167
Prepayment Protections and Certain Involuntary Prepayments	168
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	169
Defeasance; Collateral Substitution	170
Partial Releases	170
Escrows	173
Mortgaged Property Accounts	174
Exceptions to Underwriting Guidelines	174
Additional Indebtedness	174
General	174
Whole Loans	175
Mezzanine Indebtedness	175
Preferred Equity	176
The Whole Loans	178
General	178
AMA Plaza Whole Loan	180
225 Bush Street Whole Loan	191
540 West Madison Whole Loan	195
U.S. Industrial Portfolio Whole Loan	206
Simon Premium Outlets Whole Loan	210
Hamilton Place Whole Loan	214
Embassy Suites Portland Airport Whole Loan	217
Residence Inn and SpringHill Suites North Shore Whole Loan	222
Additional Information	226
Transaction Parties	227
The Sponsor and Mortgage Loan Seller	227
Goldman Sachs Mortgage Company	227
Compensation of the Sponsor	230
The Originators	230
Overview	230
Origination and Underwriting Process	231
The Depositor	235
The Issuing Entity	236
The Trustee	237
The Certificate Administrator	238
The Master Servicer and the AMA Plaza Special Servicer	240
The Special Servicers	244
Midland Loan Services, a Division of PNC Bank, National Association	244
AEGON USA Realty Advisors, LLC	247
General	248
The Operating Advisor and Asset Representations Reviewer	249
Description of the Certificates	251
General	251
Exchanges of Exchangeable Certificates	255
Exchanges	255
Procedures	256
Distributions	256
Method, Timing and Amount	256
Available Funds	257
Priority of Distributions	261
Pass-Through Rates	264
Interest Distribution Amount	267
Principal Distribution Amount	267
Certain Calculations with Respect to Individual Mortgage Loans	269
Excess Interest	270
Application Priority of Mortgage Loan Collections or Whole Loan Collections	270
Allocation of Yield Maintenance Charges and Prepayment Premiums	272
Assumed Final Distribution Date; Rated Final Distribution Date	274
Prepayment Interest Shortfalls	274
Subordination; Allocation of Realized Losses	276
Reports to Certificateholders; Certain Available Information	279
Certificate Administrator Reports	279
Information Available Electronically	285
Voting Rights	289
Delivery, Form, Transfer and Denomination	290
Book-Entry Registration	290
Definitive Certificates	293
Certificateholder Communication	293
Access to Certificateholders’ Names and Addresses	293
Requests to Communicate	293
List of Certificateholders	294
Description of the Mortgage Loan Purchase Agreement	294
General	294
Dispute Resolution Provisions	303
Asset Review Obligations	303
Pooling and Servicing Agreement	303
General	303
Assignment of the Mortgage Loans	304
Servicing Standard	304
Subservicing	306
Advances	306
P&I Advances	306
Property Protection Advances	307
Nonrecoverable Advances	308
Recovery of Advances	309

Accounts	311
Withdrawals from the Collection Account	314
Servicing and Other Compensation and Payment of Expenses	316
General	316
Master Servicing Compensation	321
Special Servicing Compensation	323
Disclosable Special Servicer Fees	327
Certificate Administrator and Trustee Compensation	328
Operating Advisor Compensation	328
Asset Representations Reviewer Compensation	329
CREFC® Intellectual Property Royalty License Fee	329
Appraisal Reduction Amounts	330
Maintenance of Insurance	337
Modifications, Waivers and Amendments	340
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	344
Inspections	345
Collection of Operating Information	346
Special Servicing Transfer Event	346
Asset Status Report	348
Realization Upon Mortgage Loans	351
Sale of Defaulted Loans and REO Properties	353
The Directing Holder	356
General	356
Major Decisions	360
Asset Status Report	362
Replacement of Special Servicer	363
Control Termination Event and Consultation Termination Event	363
Servicing Override	366
Rights of Holders of Companion Loans	366
Limitation on Liability of Directing Holder	367
The Operating Advisor	368
General	368
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	368
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	369
Recommendation of the Replacement of a Special Servicer	371
Eligibility of Operating Advisor	371
Other Obligations of Operating Advisor	372
Delegation of Operating Advisor’s Duties	373
Termination of the Operating Advisor With Cause	373
Rights Upon Operating Advisor Termination Event	374
Waiver of Operating Advisor Termination Event	374
Termination of the Operating Advisor Without Cause	374
Resignation of the Operating Advisor	375
Operating Advisor Compensation	375
The Asset Representations Reviewer	376
Asset Review	376
Eligibility of Asset Representations Reviewer	380
Other Obligations of Asset Representations Reviewer	381
Delegation of Asset Representations Reviewer’s Duties	382
Assignment of Asset Representations Reviewer’s Rights and Obligations	382
Asset Representations Reviewer Termination Events	382
Rights Upon Asset Representations Reviewer Termination Event	383
Termination of the Asset Representations Reviewer Without Cause	383
Resignation of Asset Representations Reviewer	383
Asset Representations Reviewer Compensation	384
Replacement of a Special Servicer Without Cause	384
Termination of Master Servicer and Special Servicers for Cause	388
Servicer Termination Events	388
Rights Upon Servicer Termination Event	390
Waiver of Servicer Termination Event	392
Resignation of a Master Servicer or Special Servicer	392
Limitation on Liability; Indemnification	392
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	395
Dispute Resolution Provisions	395
Certificateholder’s Rights When a Repurchase Request is Initially Delivered by a Certificateholder	395
Repurchase Request Delivered by a Party to the PSA	396
Resolution of a Repurchase Request	396
Mediation and Arbitration Provisions	399

Servicing of the Non-Serviced Mortgage Loans	400
Servicing of the 540 West Madison Whole Loan, the U.S. Industrial Portfolio Whole Loan, the Hamilton Place Whole Loan and the Embassy Suites Portland Airport Whole Loan	400
Servicing of the Residence Inn and SpringHill Suites North Shore Whole Loan	402
Rating Agency Confirmations	404
Evidence as to Compliance	406
Limitation on Rights of Certificateholders to Institute a Proceeding	407
Termination; Retirement of Certificates	407
Amendment	408
Resignation and Removal of the Trustee and the Certificate Administrator	411
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	412
Certain Legal Aspects of Mortgage Loans	412
California	412
Illinois	413
General	413
Types of Mortgage Instruments	413
Leases and Rents	414
Personalty	414
Foreclosure	414
General	414
Foreclosure Procedures Vary from State to State	415
Judicial Foreclosure	415
Equitable and Other Limitations on Enforceability of Certain Provisions	415
Nonjudicial Foreclosure/Power of Sale	415
Public Sale	416
Rights of Redemption	417
Anti-Deficiency Legislation	417
Leasehold Considerations	417
Cooperative Shares	418
Bankruptcy Laws	418
Environmental Considerations	423
General	423
Superlien Laws	424
CERCLA	424
Certain Other Federal and State Laws	424
Additional Considerations	425
Due-on-Sale and Due-on-Encumbrance Provisions	425
Subordinate Financing	425
Default Interest and Limitations on Prepayments	426
Applicability of Usury Laws	426
Americans with Disabilities Act	426
Servicemembers Civil Relief Act	426
Anti-Money Laundering, Economic Sanctions and Bribery	427
Potential Forfeiture of Assets	427
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	428
Pending Legal Proceedings Involving Transaction Parties	428
Use of Proceeds	429
Yield, Prepayment and Maturity Considerations	429
Yield Considerations	429
General	429
Rate and Timing of Principal Payments	429
Losses and Shortfalls	430
Certain Relevant Factors Affecting Loan Payments and Defaults	431
Delay in Payment of Distributions	432
Yield on the Certificates with Notional Amounts	432
Weighted Average Life	433
Material Federal Income Tax Considerations	443
General	443
Qualification as a REMIC	444
Status of Offered Certificates	446
Taxation of Regular Interests	446
General	446
Original Issue Discount	446
Acquisition Premium	448
Market Discount	448
Premium	449
Election To Treat All Interest Under the Constant Yield Method	450
Treatment of Losses	450
Yield Maintenance Charge and Prepayment Premiums	451
Sale or Exchange of Regular Interests	451
Taxation of Exchangeable Certificates	451
Alternative Characterization	452
Taxation of Exchange	453
Taxes That May Be Imposed on a REMIC	453
Prohibited Transactions	453
Contributions to a REMIC After the Startup Day	453
Net Income from Foreclosure Property	453

Bipartisan Budget Act of 2015	454
Taxation of Certain Foreign Investors	454
FATCA	455
Backup Withholding	455
Information Reporting	456
3.8% Medicare Tax on “Net Investment Income”	456
Reporting Requirements	456
Certain State and Local Tax Considerations	457
Method of Distribution (Underwriter)	457
Incorporation of Certain Information by Reference	459
Where You Can Find More Information	459
Financial Information	459
Certain ERISA Considerations	460
General	460
Plan Asset Regulations	460
Administrative Exemptions	461
Insurance Company General Accounts	462
Legal Investment	463
Legal Matters	464
Ratings	464
Index of Defined Terms	467

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	MORTGAGE POOL INFORMATION
ANNEX A-3	DESCRIPTION OF THE TOP 15 MORTGAGE LOANS
ANNEX B	FORM OF DISTRIBUTION DATE STATEMENT
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT
ANNEX D-1	MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES
ANNEX D-2	EXCEPTIONS TO MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES
ANNEX E	CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSOR, THE MORTGAGE LOAN SELLER, THE MASTER SERVICER, ANY SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING HOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on page 19 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on page 57 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 467 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to GS Mortgage Securities Corporation II.

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or applicable special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS-COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)  TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)  TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C)  IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT,

PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS” ); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH RULE 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA” ) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC.

ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND

FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE

OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Depositor	GS Mortgage Securities Corporation II, a Delaware corporation. The depositor’s address is 200 West Street, New York, New York 10282 and its telephone number is (212) 902-1000. See “Transaction Parties—The Depositor”.

Issuing Entity	GS Mortgage Securities Trust 2016-GS4, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsor	The sponsor of this transaction is Goldman Sachs Mortgage Company, a New York limited partnership.

The sponsor is sometimes also referred to in this prospectus as the “mortgage loan seller”.

The sponsor originated or acquired and will transfer to the depositor all of the mortgage loans and the trust subordinate companion loans.

See “Transaction Parties—The Sponsor and Mortgage Loan Seller”.

Master Servicer	Wells Fargo Bank, National Association, a national banking association is expected to act as the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan and companion loan identified in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below that is part of a whole loan and serviced under the servicing agreement indicated in that table). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association, are located at MAC-A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC-D1050-084, Three Wells Fargo, 401 South Tryon Street, 8th Floor, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer and the AMA Plaza Special Servicer” and “Pooling and Servicing Agreement”.

The master servicer of each non-serviced mortgage loan is set forth in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicers	Midland Loan Services, a Division of PNC Bank, National Association is expected to act as the special servicer under the pooling and servicing agreement with respect to the mortgage loans (other than any non-serviced mortgage loan, the AMA Plaza mortgage loan and the 225 Bush Street mortgage loan), representing 57.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and the related companion loans. Wells Fargo Bank, National Association is expected to act as the special servicer under the pooling and servicing agreement with respect to the AMA Plaza mortgage loan, representing 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and the related companion loans. AEGON USA Realty Advisors, LLC is expected to act as the special servicer under the pooling and servicing agreement with respect to the 225 Bush Street mortgage loan, representing 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and the related companion loans.

Midland Loan Services, a Division of PNC Bank, National Association, Wells Fargo Bank, National Association and AEGON USA Realty Advisors, LLC will each act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loan) and any related companion loans other than with respect to any non-serviced whole loan set forth in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below. Midland Loan Services, a Division of PNC Bank, National Association, Wells Fargo Bank, National Association and AEGON USA Realty Advisors, LLC, each in their respective capacities as special servicers, will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) generally, reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and all special servicer non-major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The primary servicing office of Midland Loan Services, a Division of PNC Bank, National Association is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253- 9000. The principal west coast commercial mortgage special servicing offices of Wells Fargo Bank, National Association, are located at MAC-A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage special servicing offices of Wells Fargo Bank, National Association are located at MAC-D1050-084, Three Wells Fargo, 401 South Tryon Street, Eighth Floor, Charlotte, North Carolina 28202. The principal servicing office of AEGON USA Realty Advisors, LLC is located at 4333 Edgewood Road, NE, Cedar Rapids, Iowa 52499. See “Transaction Parties—The Master Servicer and the AMA Plaza Special Servicer” and “Pooling and Servicing Agreement”.

If the applicable special servicer obtains knowledge that it is a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan, referred to in this prospectus as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan and will be replaced as discussed under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicers for Cause”.

Midland Loan Services, a Division of PNC Bank, National Association is expected to be appointed as a special servicer by Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate), which is expected to purchase the Class E, Class F, Class G and Class S certificates and, on the closing date, is expected to be the initial directing holder (other than with respect to any non-serviced mortgage loan, the 225 Bush Street mortgage loan and the AMA Plaza whole loan). See “Pooling and Servicing Agreement—The Directing Holder”.

The special servicer of each non-serviced mortgage loan is set forth in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CMBS Trustee GSMS 2016-GS4. Following the transfer of the mortgage loans and the trust subordinate companion loans to the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than any non-serviced mortgage loan) and any related companion loans. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The office of the certificate administrator is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and for certificate transfer services, at Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479-0113. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table titled “Non-Serviced Whole

Loans” under “—Whole Loans” below, the custodian under the pooling and servicing agreement for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly-owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicers, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly-owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and receipt of notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Holder	The directing holder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any non-serviced mortgage loan and any excluded loan), as further described in this prospectus. The directing holder (other than with respect to the AMA Plaza whole loan and the 225 Bush Street whole loan prior to the continuation of a related trust subordinate companion loan control termination event) will generally be the controlling class certificateholder (or its representative) selected by a majority of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). An “excluded loan” is a mortgage loan or whole loan with respect to which the controlling class representative or the holder of the majority of the controlling class certificates (by certificate balance) (or, with respect to the AMA Plaza whole loan prior to the continuation of an AMA Plaza trust subordinate companion loan control termination event, the AMA Plaza controlling class representative or the holder of the majority of the related trust subordinate companion loan controlling class certificates (by certificate balance) or, with respect to the 225 Bush Street whole loan prior to the continuation of a 225 Bush Street trust subordinate companion loan control termination event, the 225 Bush Street controlling class representative or the holder of the majority of the related trust subordinate companion loan controlling class certificates (by certificate balance)), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan (subject to certain exceptions), or any borrower party affiliate thereof. See “Pooling and Servicing Agreement—The Directing Holder”. However, in certain circumstances there may be no directing holder even if there is a controlling class, and in other circumstances there will be no controlling class.

The controlling class will be the most subordinate class of the Class E, Class F and Class G certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the Class E certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a controlling class representative or to exercise any of the rights of the holder of the majority of the controlling class certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a controlling class representative.

It is anticipated that Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate) will purchase the Class E, Class F, Class G and Class S certificates and, on the closing date, is expected to be the initial directing holder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan, (ii) the 225 Bush Street mortgage loan, (iii) the AMA Plaza mortgage loan and (iv) any excluded loan).

It is anticipated that one or more separate accounts advised by Prima Capital Advisors LLC will purchase the Class 225-E certificates and, on the closing date, is expected to be the initial directing holder with respect to the 225 Bush Street whole loan.

With respect to the AMA Plaza whole loan, the initial directing holder will be the holder of the related subordinate companion loan identified as note C, who will be entitled to exercise the rights of the holder of the non-trust subordinate companion loan under the related co-lender agreement. After the occurrence and continuation of a non-trust subordinate companion loan control termination event with respect to the AMA Plaza whole loan and prior to the continuation of a related trust subordinate companion loan control termination event with respect to the AMA Plaza whole loan, as described under “Pooling and Servicing Agreement—The Directing Holder”, the directing holder for the AMA Plaza whole loan will be the AMA Plaza controlling class certificateholder (or its representative) selected by a majority of the AMA Plaza controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). The

AMA Plaza controlling class will be the most subordinate class of the Class AMA-A, Class AMA-B, Class AMA-C and Class AMA-D certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class. During the continuation of a related trust subordinate companion loan control termination event with respect to the AMA Plaza whole loan, the AMA Plaza loan-specific certificates will no longer be permitted to exercise control or consultation rights under the related co-lender agreement, the controlling class representative will be the directing holder for the AMA Plaza whole loan and will generally have the same consent and consultation rights with respect to the related whole loan as it does for the other mortgage loans in the pool. See “Description of the Mortgage Pool—The Whole Loans—AMA Plaza Whole Loan”.

With respect to the 225 Bush Street whole loan, prior to the continuation of a related trust subordinate companion loan control termination event with respect to the 225 Bush Street whole loan, as described under “Pooling and Servicing Agreement—The Directing Holder”, the directing holder for the 225 Bush Street whole loan will be the 225 Bush Street controlling class certificateholder (or its representative) selected by a majority of the 225 Bush Street controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). The 225 Bush Street controlling class will be the most subordinate class of the Class 225-A, Class 225-B, Class 225-C, Class 225-D and Class 225-E certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class. During the continuation of a related trust subordinate companion loan control termination event with respect to the 225 Bush Street whole loan, the 225 Bush Plaza loan-specific certificates will no longer be permitted to exercise control or consultation rights under the related co-lender agreement, the controlling class representative will be the directing holder for the 225 Bush Street whole loan and will generally have the same consent and consultation rights with respect to the related whole loan as it does for the other mortgage loans in the pool. See “Description of the Mortgage Pool—The Whole Loans—225 Bush Street Whole Loan”.

Each entity identified in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below is the initial directing holder (or the equivalent) under the pooling and servicing agreement for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the controlling class representative under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Holders of the Loan-Specific
Certificates	Two (2) mortgage loans identified as “AMA Plaza” and “225 Bush Street” on Annex A-1, representing approximately 9.7% and 9.7%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, have a related trust subordinate companion loan (a subordinate interest in the related whole loan) which will also be held by the issuing entity. The AMA Plaza loan-specific certificates will be backed solely by the AMA Plaza trust subordinate companion loan, and any expenses or losses incurred in respect to the other mortgage loans or the 225 Bush Street trust subordinate companion loan will not be borne by the holders of the AMA Plaza loan-specific certificates. The 225 Bush Street loan-specific certificates will be backed solely by the 225 Bush Street trust subordinate companion loan, and any expenses or losses incurred in respect to the other mortgage loans or the AMA Plaza trust subordinate companion loan will not be borne by the holders of the 225 Bush Street loan-specific certificates.

Initially, the directing holder for the AMA Plaza whole loan will be the holder of the non-trust subordinate companion loan. After the occurrence and continuation of a non-trust subordinate companion loan control termination event with respect to the AMA Plaza whole loan and prior to the continuation of a related trust subordinate companion loan control termination event with respect to the AMA Plaza whole loan, as described under “Pooling and Servicing Agreement—The Directing Holder”, the AMA Plaza controlling class certificateholder (or its representative) selected by a majority of the AMA Plaza controlling class certificateholders will be entitled to exercise certain of the rights of the holder of the AMA Plaza trust subordinate companion loan under the related co-lender agreement on behalf of the holders of the related loan-specific certificates, as the beneficial owner of such certificates. See “Description of the Mortgage Pool—The Whole Loans—AMA Plaza Whole Loan”.

Initially, and prior to the continuation of a related trust subordinate companion loan control termination event described under “Pooling and Servicing Agreement—The Directing Holder”, the 225 Bush Street controlling class certificateholder (or its representative) selected by a majority of the 225 Bush Street controlling class certificateholders will be entitled to exercise certain of the rights of the holder of the 225 Bush Street trust subordinate companion loan under the related co-lender agreement on behalf of the holders of the related loan-specific certificates, as the beneficial owner of such certificates. See “Description of the Mortgage Pool—The Whole Loans—225 Bush Street Whole Loan”.

Certain Affiliations and Relationships	The originators, the sponsor, the underwriters, and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan and whole loan, the due date in November 2016 for that mortgage loan or whole loan (or, in the case of any mortgage loan or whole loan that has its first due date in December 2016, the date that would have been its due date in November 2016 under the terms of that mortgage loan or whole loan if a monthly payment were scheduled to be due in that month).

Closing Date	On or about November 30, 2016.

Distribution Date	The fourth (4th) business day following each determination date. The first distribution date will be in December 2016.

Determination Date	The sixth (6th) day of each month or, if the sixth (6th) day is not a business day, then the business day immediately following such sixth (6th) day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan or trust subordinate companion loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan or trust subordinate companion loan, as applicable, in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan or trust subordinate companion loan, as applicable, in the month in which that distribution date occurs. However, in the event that the last day of a collection period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans or the trust subordinate companion loans, as applicable, relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution
Date; Rated Final
Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class A-1	October 2021
Class A-2	November 2021
Class A-3	September 2026
Class A-4	November 2026
Class A-AB	March 2026
Class X-A	November 2026
Class X-B	November 2026
Class A-S	November 2026
Class B	November 2026
Class PEZ	November 2026
Class C	November 2026

The rated final distribution date will be the distribution date in November 2049.

Transaction Overview

On the closing date, the sponsor will sell the mortgage loans and the trust subordinate companion loans to the depositor, which will in turn deposit the mortgage loans and the trust subordinate companion loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsor to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below(1):

(1)	Although the trust subordinate companion loans will be assets of the issuing entity, amounts distributable to the trust subordinate companion loans pursuant to its related co-lender agreement will be payable only to the related loan-specific certificates and therefore support only such related loan-specific certificates.

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2016-GS4:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-4

●	Class A-AB

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class PEZ

●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class D, Class X-D, Class E, Class F, Class G, Class AMA-A, Class X-AMA, Class AMA-B, Class AMA-C, Class AMA-D, Class 225-A, Class X-225, Class 225-B, Class 225-C, Class 225-D, Class 225-E, Class S and Class R. The certificates, other than the loan-specific certificates, the Class S certificates and the Class R certificates, are referred to in this prospectus as the pooled certificates.

The AMA Plaza mortgage loan and the 225 Bush Street mortgage loan will be pooled together with the other mortgage loans (collectively referred to in this prospectus as the “mortgage pool”) and interest and principal received in respect of such mortgage loans will be available to make distributions in respect of each class of certificates other than the related loan-specific certificates. The trust subordinate companion loans will be assets of the issuing entity but will not be pooled together with the other mortgage loans, and payments of interest and principal received in respect of the trust subordinate companion loans will only be available to make distributions in respect of the related loan-specific certificates. The non-trust subordinate companion loan will not be an asset of the issuing entity.

Certificate Balances and Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class A-1	$31,820,000
Class A-2	$201,522,000
Class A-3	$175,000,000
Class A-4	$267,043,000
Class A-AB	$43,192,000	(1)
Class X-A	$810,965,000	(2)
Class X-B	$48,761,000	(2)
Class A-S	$92,388,000	(3)
Class B	$48,761,000	(3)
Class PEZ	$184,777,000	(3)
Class C	$43,628,000	(3)

(1)	The Class A-AB certificates have a certain priority with respect to reducing the certificate balance of those certificates to their scheduled principal balance, as described in this prospectus.

(2)	Notional amount.

(3)	The initial certificate balance of each class of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate balance of such class without giving effect to any issuance of the Class PEZ certificates. The initial certificate balance of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate balances of the Class A-S, Class B and Class C certificates, which is the maximum certificate balance of the Class PEZ certificates that could be issued in an exchange. The actual certificate balance of any class of Class A-S, Class B, Class PEZ and Class C certificates issued on the closing date may be less than the maximum certificate balance of that class and may be zero. The certificate balances of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class PEZ certificates issued on the closing date, if any.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of offered certificates:

Class A-1	1.731	%(1)
Class A-2	2.905	%(1)
Class A-3	3.178	%(1)
Class A-4	3.442	%(2)
Class A-AB	3.278	%(2)
Class X-A	0.605	%(3)
Class X-B	0.101	%(3)
Class A-S	3.645	%(2)
Class B	3.703	%(4)
Class PEZ	(5)
Class C	3.804	%(6)

(1)	The pass-through rates of the Class A-1, Class A-2 and Class A-3 certificates for each distribution date will each be a per annum rate equal to a fixed rate at the pass-through rate set forth opposite each such class in the table above.

(2)	The pass-through rates of the Class A-4, Class A-AB and Class A-S certificates for each distribution date will each be a per annum rate equal to the lesser of (x) a fixed rate at the pass-through rate set forth opposite each such class in the table above and (y) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(3)	The pass-through rate of the Class X-A certificates for each distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date. The pass-through rate of the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class B trust component for that distribution date.

(4)	The pass-through rate of the Class B certificates for each distribution date will be a per annum rate equal to (i) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, minus (ii) 0.101%, but, in any case, not less than 0.000%.

(5)	The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

(6)	The pass-through rate of the Class C certificates for each distribution date will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

B. Exchangeable Certificates	If you own Class PEZ certificates, you will be able to exchange them for a proportionate interest in the Class A-S, Class B and Class C certificates (collectively with the Class PEZ certificates, sometimes referred to in this prospectus as “exchangeable certificates”), and if you own Class A-S, Class B and Class C certificates you will be able to exchange them for a proportionate interest in the Class PEZ certificates. You can exchange your Class PEZ certificates or Class A-S, Class B and Class C certificates by notifying the certificate administrator. If exchangeable certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged for them if those certificates were outstanding and held by certificateholders. Any such allocation of principal and interest between the exchangeable certificates will have no effect on the principal or interest entitlements of any other class of certificates. Exchanges will be subject to various conditions that we describe in this prospectus. See “Description of the Certificates—Exchanges of Exchangeable Certificates” for a description of the exchange procedures relating to the exchangeable certificates. See also “Risk Factors—Other Risks Relating to the Certificates—There Are Risks Relating to the Exchangeable Certificates”.

C. Interest Rate Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates or trust component that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the applicable special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates (other than the Class PEZ certificates), the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

D. Servicing and Administration Fees	The master servicer and each special servicer are entitled to a servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loans at the servicing fee rate equal to a per annum rate ranging from 0.0050% to 0.0525%.

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loans as to which a special servicing transfer event has occurred (including any related REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month. The special servicers will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

The workout fee will generally be payable with respect to each specially serviced loan (other than a non-serviced whole loan) which has become a “corrected loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the commercially reasonable judgment of the applicable special servicer). The workout fee will be payable out of each collection (other than penalty charges) of interest and principal (including scheduled payments, prepayments, balloon payments and payments at maturity) received on the related corrected loan for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal (or such higher rate as would result in a workout fee equal to $25,000) and (2) such lower rate as would result in a workout fee of $1,000,000.

A liquidation fee will generally be payable with respect to each specially serviced loan and any related REO property as to which the applicable special servicer obtains a full, partial or discounted payoff from the related borrower and, except as otherwise described in this prospectus, with respect to any specially serviced loan or REO property as to which the applicable special servicer receives any liquidation proceeds or insurance and condemnation proceeds. The liquidation fee for each specially serviced loan and any related REO property will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) such lower rate as would result in a liquidation fee of $1,000,000; provided, however, that, except as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, no liquidation fee will be less than $25,000.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loans will be paid by the master servicer out of the servicing fee described above.

The master servicer and each special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator/trustee fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan, REO loan (including any non-serviced mortgage loan) and trust subordinate companion loan at a per annum rate equal to 0.00585%.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan, trust subordinate companion loan and REO loan (including any non-serviced mortgage loan, but not any other companion loan) at a per annum rate equal to 0.00151%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00049%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan, trust subordinate companion loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of their names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the related master servicer and/or sub-servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee (which includes any subservicing fee) at a rate equal to a per annum rate set forth in the table below, and the related special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and property protection advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate	Special Servicing Fee Rate
540 West Madison	0.0025%	0.25%
U.S. Industrial Portfolio	0.0025%	0.25%
Hamilton Place	0.0025%	0.25%
Embassy Suites Portland Airport	0.0025%	0.25%
Residence Inn and SpringHill Suites North Shore	0.0025%	0.25%

Distributions

A. Amount and Order of Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class S certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, to the extent of funds available for distribution of principal, in reduction of the then-outstanding certificate balances of those classes, in the following priority:

(A)	to the Class A-AB certificates until their certificate balance has been reduced to the Class A-AB scheduled principal balance set forth on Annex E to this prospectus for the relevant distribution date;

(B)	to the Class A-1 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)	to the Class A-2 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

(D)	to the Class A-3 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

(E)	to the Class A-4 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above; and

(F)	to the Class A-AB certificates until their certificate balance has been reduced to zero, without regard to the Class A-AB scheduled principal balance, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above;

However, if the certificate balances of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate balances and without regard to the Class A-AB scheduled principal balance.

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed losses on the mortgage loans previously allocated to each such class, plus interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S trust component and, thus, concurrently, to the Class A-S and Class PEZ certificates as follows: (a) to interest on the Class A-S trust component (and, therefore, to the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) in the amount of its interest entitlement; (b) to the extent of funds available for distributions of principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to the Class A-S trust component (and, therefore, to the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S trust component (and, therefore, the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) for any previously unreimbursed losses on the mortgage loans that were previously allocated to that trust component (and, therefore, those certificates), together with interest;

Fifth, to the Class B trust component and, thus, concurrently, to the Class B and Class PEZ certificates as follows: (a) to interest on the Class B trust component (and, therefore, to the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) in the amount of its interest entitlement; (b) to the extent of funds available for distributions of principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component), to the Class B trust component (and, therefore, to the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) until its certificate balance has been reduced to zero; and (c) to reimburse the Class B trust component (and, therefore, the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) for any previously unreimbursed losses on the mortgage loans that were previously allocated to that trust component (and, therefore, those certificates), together with interest;

Sixth, to the Class C trust component and, thus, concurrently, to the Class C and Class PEZ certificates as follows: (a) to interest on the Class C trust component (and, therefore, to the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) in the amount of its interest entitlement; (b) to the extent of funds available for distributions of principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S and Class B trust components), to the Class C trust component (and, therefore, to the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) until its certificate balance has been reduced to zero; and (c) to reimburse the Class C trust component (and, therefore, the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) for any previously unreimbursed losses on the mortgage loans that were previously allocated to that trust component (and, therefore, those certificates), together with interest;

Seventh, to the non-offered certificates (other than the loan-specific certificates), in the amounts and order of priority described in “Description of the Certificates—Distributions—Priority of Distributions”.

The holders of the loan-specific certificates will only be entitled to distributions from amounts paid or advanced on and allocated to the related trust subordinate companion loan in accordance with the co-lender agreement relating to the AMA Plaza whole loan or the 225 Bush Street whole loan, as applicable, and no class of pooled certificates will be entitled to distributions paid or advanced on and allocable to the trust subordinate companion loans.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal Entitlements	A description of the interest entitlement of each class of certificates (other than the loan-specific certificates, the Class S certificates and the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount (or, in the case of the Class PEZ certificates, the related pass-through rates on the applicable percentage interest of the related certificate balances of the Class A-S, Class B and Class C trust components).

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date (other than the loan-specific certificates) can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges, Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Yield maintenance charges received in respect of any trust subordinate companion loan will be distributed to the related loan-specific certificates pursuant to the related co-lender agreement, and will not be allocated to the other classes of certificates.

D. Subordination, Allocation of Losses and Certain Expenses	The following chart describes the manner in which the payment rights of certain classes of pooled certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates). Among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, payment rights of certain classes will be as more particularly described in “Description of the Certificates—Distributions” in this prospectus. It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with certain Series 2016-GS4 certificates that are not being offered by this prospectus). Principal losses on the mortgage loans allocated to a class of pooled certificates or trust component will reduce the related certificate balance of that class or trust component. Although no principal payments or mortgage loan losses will be allocated to the Class S, Class R, Class X-A, Class X-B or Class X-D certificates, principal payments or mortgage loan losses will reduce the notional amount of the Class X-A certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB certificates or the Class A-S trust component), the Class X-B certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class B trust component), the Class X-D certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class D certificates), and, therefore, the amount of interest they accrue.

*	Class X-A and Class X-B certificates are interest only.

**	Reflects a trust component. Distributions and mortgage loan losses allocated to a trust component will be concurrently allocated to the applicable portion of the related class or classes of exchangeable certificates that forms part of the related certificate balance of such trust component as described in “Description of the Certificates—Distributions” in this prospectus.

***	Other than the Class S and Class R certificates. None of the loan-specific certificates will be subordinate to any class of pooled certificates, except to the extent of the subordination of a trust subordinate companion loan to the AMA Plaza mortgage loan or the 225 Bush Street mortgage loan, as applicable, as and to the extent set forth in the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—225 Bush Street Whole Loan” and “—AMA Plaza Whole Loan” in this prospectus.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of pooled certificates (other than the Class X-A, Class X-B or Class X-D certificates) will reduce the certificate balance of that class of certificates. Principal losses and principal payments, if any, on the trust subordinate companion loans allocated to a class of related loan-specific certificates will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class B trust component. The notional amount of the Class X-D certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class D certificates. The notional amount of the Class X-AMA certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class AMA-A, Class AMA-B, Class AMA-C and Class AMA-D certificates. The notional amount of the Class X-225 certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class 225-A, Class 225-B, Class 225-C, Class 225-D and Class 225-E certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates (or the applicable percentage interest of the relevant underlying trust component(s)) with interest at the pass-through rate on those offered certificates (or underlying trust component(s)) in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates or trust components with the lowest payment priorities:

●	shortfalls resulting from the payment of special servicing fees and other additional compensation that either special servicer is entitled to receive;

●	shortfalls resulting from interest on advances made by the master servicer, either special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates (other than the Class A-S, Class B, Class PEZ and Class C certificates and the loan-specific certificates) or trust components entitled to interest (and, therefore, the Class A-S, Class B, Class PEZ and Class C certificates), on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

With respect to a whole loan that is comprised of a mortgage loan, one or more subordinate companion loans and, in some cases,

one or more pari passu companion loans, shortfalls in available funds resulting from any of the foregoing will result first in a reduction in amounts distributable in accordance with the related co-lender agreement in respect of the related subordinate companion loan(s) (and, in the case of the AMA Plaza subordinate companion loans, first in respect of the non-trust subordinate companion loan, and then in respect of the related trust subordinate companion loan, which will in turn reduce distributions in respect of the related loan-specific certificates), and then, result in a reduction in amounts distributable in accordance with the related co-lender agreement in respect of the related mortgage loan (and any pari passu companion loans, on a pro rata basis), which allocations to the related mortgage loan will in turn reduce distributions in respect of the pooled certificates as described above. See “Description of the Mortgage Pool—The Whole Loans—AMA Plaza Whole Loan—Application of Payments,” “—225 Bush Street Whole Loan—Application of Payments,” “—540 West Madison Whole Loan—Application of Payments,” “—U.S. Industrial Portfolio Whole Loan—Application of Payments,” “—Simon Premium Outlets Whole Loan—Application of Payments,” “—Hamilton Place Whole Loan—Application of Payments,” “—Embassy Suites Portland Airport Whole Loan—Application of Payments,” “—Residence Inn and SpringHill Suites North Shore Whole Loan—Application of Payments” and “Yield, Prepayment and Maturity Considerations—Yield Considerations—Losses and Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on the mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class S certificates on the related distribution date. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan, including any non-serviced mortgage loan or REO loan (including any portion of a REO loan related to a trust subordinate companion loan, but excluding any portion of a REO loan related to any other companion loan), and trust subordinate companion loan, in each case, unless the master servicer, the trustee or the applicable special servicer determines that the advance would be non-recoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s or trust subordinate companion loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan or trust subordinate companion loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan or trust subordinate companion loan, as applicable). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicers or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan other than the trust subordinate companion loans.

None of the master servicer, special servicers or trustee will make or be permitted to make any advance in connection with the exercise of any cure rights or purchase rights granted to the holder of any subordinate companion loan under the related co-lender agreement.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection Advances	The master servicer may be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicers will have no obligation to make any property protection advances (although they may elect to make them in an emergency circumstance). If either special servicer makes a property protection advance, the master servicer will be required to reimburse such special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable in which case it will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicers or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicers and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan or trust subordinate companion loan, as applicable, until the related due date has passed and any grace period for late payments applicable to the mortgage loan or the trust subordinate companion loan, as applicable, has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of such non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan in accordance with the related co-lender agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 33 fixed rate commercial mortgage loans and the trust subordinate companion loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 95 commercial properties. See “Description of the Mortgage Pool—Additional Indebtedness”.

Although the trust subordinate companion loans are assets of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loans are not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include any trust subordinate companion loan unless otherwise indicated. The AMA Plaza trust subordinate companion loan supports only the AMA Plaza loan-specific certificates, and the 225 Bush Street trust subordinate companion loan supports only the 225 Bush Street loan-specific certificates. Information in the tables in this prospectus excludes the trust subordinate companion loans unless otherwise stated.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,026,539,204. The aggregate principal balance of the trust subordinate companion loans as of the cut-off date will be approximately $214,600,000.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 33 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the mortgage loans in the table below is part of a larger whole loan, each of which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and/or are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and together with the pari passu companion loans, the “companion loans”). The companion loans, together with their related mortgage loan, are each referred to in this prospectus as a “whole loan”. With respect to the AMA Plaza whole loan set forth below, there are two subordinate companion loans identified as note B and note C, and the mortgage loan seller will transfer only the subordinate companion loan identified as note B (referred to in this prospectus as the “AMA Plaza trust subordinate companion loan”) to the depositor. The AMA Plaza subordinate companion loan identified as note C (referred to in this prospectus as the “non-trust subordinate companion loan”) will not be part of the issuing entity. With respect to the 225 Bush Street whole loan set forth below, there is one subordinate companion loan identified as note B, and the mortgage loan seller will transfer such note B (referred to in this prospectus as the “225 Bush Street trust subordinate companion loan”, and together with the AMA Plaza trust subordinate companion loan, a “trust subordinate companion loan”) to the depositor.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
AMA Plaza	$100,000,000	9.7%	$30,000,000	$174,000,000(3)	27.3%	63.7%	6.71x	2.13x
225 Bush Street	$100,000,000	9.7%	$22,000,000	$113,000,000	27.1%	52.2%	4.66x	2.25x
540 West Madison(4)	$75,292,000	7.3%	$87,000,000	$162,708,000(5)	25.9%	51.8%	5.34x	2.16x
U.S. Industrial Portfolio	$74,939,052	7.3%	$232,450,948	$0	67.4%	67.4%	2.08x	2.08x
Simon Premium Outlets	$66,788,798	6.5%	$34,889,671	$0	51.4%	51.4%	2.36x	2.36x
Hamilton Place	$41,714,341	4.1%	$64,557,908	$0	46.3%	46.3%	2.09x	2.09x
Embassy Suites Portland Airport	$27,620,000	2.7%	$30,000,000	$0	67.0%	67.0%	2.13x	2.13x
Residence Inn and SpringHill Suites North Shore(6)	$21,813,458	2.1%	$46,601,478	$0	68.4%	68.4%	1.51x	1.51x

(1)	Calculated including the related pari passu companion loans but excluding the related subordinate companion loan(s).

(2)	Calculated including the related pari passu companion loans and the related subordinate companion loan(s).

(3)	The outstanding principal balance of the related trust subordinate companion loan as of the cut-off date is approximately $101,600,000, and the outstanding principal balance of the non-trust subordinate companion loan as of the cut-off date is approximately $72,400,000.

(4)	The Mortgage Loan LTV Ratio and Whole Loan LTV Ratio are calculated based on the respective “hypothetical as-is” appraised value. See “Description of the Mortgage Pool—Certain Calculations and Definitions”.

(5)	The subordinate companion loan cut-off date balance is comprised of two subordinate companion loans, a subordinate companion loan note B with an outstanding principal balance as of the cut-off date of approximately $54,208,000, and a subordinate companion loan note C with an outstanding principal balance as of the cut-off date of approximately $108,500,000.

(6)	The Mortgage Loan LTV Ratio and Whole Loan LTV Ratio are calculated based on the aggregate “as-is” appraised value plus the estimated cost of a property improvement plan. See “Description of the Mortgage Pool—Certain Calculations and Definitions”.

The AMA Plaza whole loan, the 225 Bush Street whole loan and the Simon Premium Outlets whole loan will be serviced by the master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction and are each referred to in this prospectus as a “serviced whole loan”, any related companion loan is referred to in this prospectus as a “serviced companion loan”, any related pari passu companion loan is referred to in this prospectus as a “serviced pari passu companion loan”, and any related subordinate companion loan is referred to in this prospectus as a “serviced subordinate companion loan”.

The whole loans identified in the table below will not be serviced under the pooling and servicing agreement and instead will each be serviced under a separate servicing agreement identified below relating to a related companion loan and are each referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loans are each referred to as a “non-serviced mortgage loan” and any related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans

Loan Name	Transaction/ Pooling and Servicing Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee	Certificate Administrator and Custodian	Directing Certificate-holder	Operating Advisor	Asset Representations Reviewer
540 West Madison	GSMS 2016-GS3	7.3%	Midland Loan Services, a Division of PNC Bank, National Association	Trimont Real Estate Advisors, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	(1)	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
U.S. Industrial Portfolio	GSMS 2016-GS3	7.3%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	RREF III Debt AIV, LP	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
Hamilton Place	GSMS 2016-GS3	4.1%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	RREF III Debt AIV, LP	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
Embassy Suites Portland Airport	GSMS 2016-GS3	2.7%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	RREF III Debt AIV, LP	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC
Residence Inn and SpringHill Suites North Shore	GSMS 2016-GS2	2.1%	Midland Loan Services, a Division of PNC Bank, National Association	Torchlight Loan Services, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Torchlight Investors, LLC	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC

(1)	As described under “Description of the Mortgage Pool—The Whole Loans—540 West Madison Whole Loan”, the holder of the related subordinate companion loan identified as Note C is the initial controlling noteholder of the 540 West Madison whole loan.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity). However, unless specifically indicated, for the purpose of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1, A-2 and A-3), no subordinate companion loan is reflected in this prospectus.

Although the trust subordinate companion loans are assets of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loans are not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include any trust subordinate companion loan unless otherwise indicated. The AMA Plaza trust subordinate companion loan supports only the AMA Plaza loan-specific certificates, and the 225 Bush Street trust subordinate companion loan supports only the 225 Bush Street loan-specific certificates. Information in the tables in this prospectus excludes the trust subordinate companion loans unless otherwise stated.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a due date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated on Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics(1)

All Mortgage Loans
Initial Pool Balance(2)	$1,026,539,204
Number of mortgage loans	33
Number of Mortgaged Properties	95
Range of Cut-off Date Balances	$2,640,378 to $100,000,000
Average Cut-off Date Balance	$31,107,249
Range of Mortgage Loan Rates(3)	2.61335% to 5.3050%
Weighted Average Mortgage Rate(3)	3.8237%
Range of original terms to maturity/ARD(4)	60 months to 120 months
Weighted average original term to maturity/ARD(4)(5)	108 months
Range of remaining terms to maturity/ARD(4)	59 months to 120 months
Weighted average remaining term to maturity/ARD(4)	107 months
Range of original amortization terms(6)(7)	300 months to 360 months
Weighted average original amortization term(6)(7)	360 months
Range of remaining amortization terms(6)(7)	298 months to 360 months
Weighted average remaining amortization term(6)(7)	359 months
Range of Cut-off Date LTV Ratios (3)(8)	25.9% to 75.0%
Weighted average Cut-Off Date LTV Ratio (3)(8)	50.9%
Range of Maturity Date/ARD LTV Ratios(3)(4)(9)	24.2% to 69.8%
Weighted average Maturity Date/ARD LTV Ratio(3)(4)(9)	44.7%
Range of UW NCF DSCR(3)(10)	1.36x to 6.71x
Weighted average UW NCF DSCR(3)(10)	3.04x
Range of UW NOI Debt Yield(3)	7.6% to 19.1%
Weighted average UW NOI Debt Yield(3)	13.0%
Percentage of Initial Pool Balance consisting of:
Interest-Only Balloon	44.5%
Partial Interest-Only Balloon	25.5%
Full-Term Amortizing Balloon(6)(7)	27.5%
Interest-Only-ARD	2.5%

(1)	Except where expressly stated otherwise, statistical information in this table does not include the trust subordinate companion loans.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	With respect to each mortgage loan that is part of a whole loan, the related pari passu companion loan(s) (but not any related subordinate companion loan) are included for the purposes of calculating the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield unless otherwise expressly stated. Other than as specifically noted, the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(4)	With respect to one (1) mortgage loan with an anticipated repayment date, representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, calculated as of the anticipated repayment date.

(5)	Includes the 540 West Madison mortgage loan, which first due date is November 6, 2016, however the initial term is based on an assumed first due date in October 2016, which results in a period that is one month longer than the actual term.

(6)	Does not include mortgage loans that pay interest-only until their maturity dates or anticipated repayment date, as applicable.

(7)	Does not include one mortgage loan, representing approximately 7.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which whole loan requires monthly principal payments of $125,000.

(8)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to 2 mortgage loans (one of which is secured by a portfolio of mortgaged properties), representing approximately 9.5% of the initial pool balance, the respective Cut-off Date LTV Ratios were calculated using (i) a hypothetical “as-is” appraised value assuming completion of remaining contractual obligations or (ii) an “as-is” appraised value plus related property improvement plan (“PIP”) costs. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 51.1%.

(9)	With respect to 9 mortgage loans (three of which are secured by a portfolio of mortgaged properties), representing approximately 32.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Maturity Date/ARD LTV Ratios were calculated using an “as stabilized” Appraised Value instead of the related “as-is” Appraised Value. The weighted average Maturity Date/ARD LTV Ratio for the mortgage pool without making such adjustments is 46.1%.

(10)	With respect to one mortgage loan, representing approximately 7.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the UW NCF DSCR was calculated based on a monthly principal payment of $125,000 plus the amount of interest accrued on the outstanding principal balance of the whole loan during the related accrual period for the first 12 months following the closing date.

All but one of the mortgage loans accrue interest on an actual/360 basis. One mortgage loan accrues interest on a 30/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

None of the mortgage loans (i) were refinancings in whole or in part of a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the related mortgaged property, which prior loan was in default at the time of refinancing or otherwise involved a discounted pay-off, maturity extension, short sale or other restructuring or (ii) provided acquisition financing for the related borrower’s purchase of the related mortgaged property at a foreclosure sale or after becoming REO property.

See “Description of the Mortgage Pool”.

Loans Underwritten Based on

Projections of Future Income	With respect to 23 of the mortgaged properties, representing approximately 12.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (by allocated loan amount), such mortgaged properties (i) were constructed within 12 calendar months prior to the cut-off date, in a lease-up period or the subject of a major renovation that was completed and, therefore, the related mortgaged property has no prior operating history or the mortgage loan seller did not take the limited operating history into account in the underwriting of the related mortgage loan, (ii) were acquired by the borrower or any affiliate of the borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool”.

Certain Variances from
Underwriting Standards	All of the mortgage loans were originated substantially in accordance with the respective originators’ underwriting guidelines described under “Transaction Parties—The Sponsor and Mortgage Loan Seller”. See “Transaction Parties—The Originators—Origination and Underwriting Process—Exceptions to GSMC’s Disclosed Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, CMBS.com, Inc., BlackRock Financial Management, Inc., Markit Group Limited and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.wellsfargo.com/com.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans and the trust subordinate companion loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates including the loan-specific certificates (other than the Class S and Class R certificates) for the mortgage loans and the trust subordinate companion loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D certificates are no longer outstanding and (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class S and Class R certificates).

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage

Loans; Loss of Value Payment	Under certain circumstances, the mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan or trust subordinate companion loan, as applicable, from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the mortgage loan seller with respect to the mortgage loan or the trust subordinate companion loan, as applicable, in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan or the trust subordinate companion loan, as applicable, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or the trust subordinate companion loan, as applicable, or mortgaged property or causes the mortgage loan or the trust subordinate companion loan, as applicable, to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreement”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to solicit offers for defaulted mortgage loans (other than non-serviced mortgage loans) or defaulted serviced whole loans and/or related REO property and may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (or defaulted serviced whole loan) and/or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender and, with respect to a whole loan with a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted mortgage loan and the applicable special servicer under the related pooling and servicing agreement for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of (i) interest that is deferred after the anticipated repayment date of the mortgage loan with an anticipated repayment date and the excess interest distribution account and (ii) the Class A-S, Class B and Class C trust components and the related distribution account, beneficial ownership of which is represented by the exchangeable certificates) as four separate REMICs (the “AMA Plaza trust subordinate companion loan REMIC”, the “225 Bush Street trust subordinate companion loan REMIC”, the “lower-tier REMIC” and the “upper-tier REMIC” and together, the “trust REMICs”) for federal income tax purposes.

In addition, the portions of the issuing entity consisting of the (i) excess interest accrued on the mortgage loan with an anticipated repayment date, beneficial ownership of which is represented by the Class S certificates and (ii) Class A-S, Class B and Class C trust components and the related distribution account, beneficial ownership of which is represented by the exchangeable certificates, will be treated as a grantor trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates (other than the exchangeable certificates) and the trust components will constitute REMIC “regular interests”.

●	The offered certificates (other than the exchangeable certificates) and the trust components will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class X-A and Class X-B certificates and the Class C trust component will be issued with original issue discount and that the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S and Class B trust components will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●	The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In addition, certain non-recourse carveout guarantors may not be United States citizens. We cannot assure you that the lender will be able to collect on a guaranty from non-US citizens as such individuals or entities may be beyond the jurisdiction of United States courts. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsor make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Risks of Commercial Lending Generally

The mortgage loans will be secured by various income producing commercial properties. The repayment of a commercial loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property. Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some of all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for

information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.

Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenant;

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

●	in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant decides to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans (or related whole loans) that may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Another issue for retail properties is that additional competing retail properties may be built in the areas where a retail mortgaged property is located and consumers may choose to shop at the newer retail property. These and other issues may cause affected retail stores to close, which may include anchor stores or shadow anchors for a mortgaged property.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases”

above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use;

●	the location of the property; and

●	the property may be leased pursuant to a master lease with the related borrower.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	the quality of hospitality property management;

●	the presence or construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	the lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of a franchise;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, some of the hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the applicable special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, replacement franchises, licenses and/or hospitality property managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property managers. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and the property management agreements is restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged property is subject to the risks relating to the property types described in “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks”. See Annex A-2 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Self-Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial Lending Generally” above, other factors may adversely affect the financial performance and value of self-storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; and

●	competition or other factors.

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage properties becomes unprofitable, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses.

Tenants at self-storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self-storage unit. No environmental assessment of a self-storage mortgaged property included an inspection of the contents of the self-storage units at that mortgaged property, and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self-storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self-storage properties may derive a material portion of revenue from business activities ancillary to self-storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self-Storage Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as-is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and many not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates and/or trust components is payable in sequential order of payment priority, and a class or trust component receives principal only after the preceding class(es) or trust component(s) have been paid in full, classes or trust components that have a lower sequential priority are more likely to face these types of risk of concentration than classes or trust components with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, office, hospitality and industrial. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, Illinois,

New York, Pennsylvania and Florida. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property that any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will not be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee, the applicable special servicer or the master servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation number (40) in “Annex D-1—Mortgage Loan Seller Representations and Warranties” and any exceptions to that representation in “Annex D-2—Exceptions to Mortgage Loan Seller Representations and Warranties”.

See “Transaction Parties—The Originators—Origination and Underwriting Process” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the mortgaged properties are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for any additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, lab space, gas stations, data centers, urgent care facilities, schools, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions, building restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Certain Risks Are Not Covered under Standard Insurance Policies

In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and applicable special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents. See “Description of the Mortgage Pool—Insurance Considerations”. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things:

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water related causes;

●	earth movement, including earthquakes, landslides, sinkholes and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against

Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●	in a case where terrorism coverage is included under a policy, if the terrorist attack is for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●	in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●	with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●	if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

We Cannot Assure You That Required Insurance Will Be Maintained

We cannot assure you that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the applicable special servicer may not enforce such default or cause the borrower to obtain such insurance if the applicable special servicer has determined, in accordance with the servicing standard and subject to the discussion under “Pooling and Servicing Agreement—The Directing Holder” and “—The Operating Advisor”, that either (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (b) such insurance is not available at any rate. Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the applicable master servicer nor the applicable special servicer will be required to maintain such terrorism insurance coverage if the applicable special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). For example, with respect to 15 mortgaged properties, collectively representing approximately 34.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, all of the mortgaged properties are located in an area with a high degree of seismic activity. Seismic reports were prepared for each of the mortgaged properties and no mortgaged property has a seismic expected loss (SEL) greater than 19%. Material damage to the mortgaged properties as a result of an earthquake could adversely affect the operations and revenues at the mortgaged properties, as well as the borrowers’ ability make payments with respect to the related mortgage loan. The borrowers have not obtained a separate earthquake insurance policy covering the mortgaged properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation number 16 in “Annex D-1—Mortgage Loan Seller Representations and Warranties” and any exceptions to that representation in “Annex D-2—Exceptions to Mortgage Loan Seller Representations and Warranties”.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See “Annex A-3—Description of the Top 15 Mortgage Loans” for a summary of the terrorism insurance requirements under each of the ten largest mortgage loans.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsor’s access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three (3) calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsor. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections use in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or property protection advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsor has conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the sponsor and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreement” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Originators—Origination and Underwriting Process”.

A description of the review conducted by the sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsor and Mortgage Loan Seller—Goldman Sachs Mortgage Company—Review of GSMC Mortgage Loans”.

The representations and warranties made by the sponsor may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—The Sponsor May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreement”.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect both “as-stabilized” and “as-is” values. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the as-stabilized” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and as-stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as-stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity or anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Originators—Origination and Underwriting Process” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

Seasoned Mortgage Loans Present Additional Risk of Repayment

Certain of the mortgage loans are seasoned mortgage loans. For example, with respect to the mortgage loans identified on Annex A-1 to this prospectus as Hamilton Place and Residence Inn and SpringHill Suites North Shore, collectively representing approximately 6.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgage loans were originated 5 and 8 months prior to the cut-off date, respectively. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

●	property values and surrounding areas have likely changed since origination; origination standards at the time the mortgage loans were originated may have been different than current origination standards;

●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;

●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;

●	the physical condition of the mortgaged properties or improvements may have changed since origination; and

●	the circumstances of the mortgaged properties, the borrower and the tenants may have changed in other respects since the mortgage loans were originated.

In addition, any seasoned mortgage loan may not satisfy all of the sponsor’s underwriting standards. See “Transaction Parties—The Sponsor and Mortgage Loan Seller”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or whole loan, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans may have previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability To Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to a serviced whole loan and any non-serviced mortgage loan (other than a trust subordinate companion loan) are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the borrower sponsor.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not presently require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Risks of Anticipated Repayment Date Loans

One (1) mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Alton Corporate Plaza, representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provides that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the related anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of such mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the related borrower to repay such mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the subject mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of such mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan”.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loans.

None of the sponsor, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the applicable special servicer (and each pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the applicable special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or a special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In addition, the promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Act, compliance with which is required with respect to the CMBS issued on or after December 24, 2016, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect the borrower’s ability to refinance the mortgage loans or sell the mortgaged property on the stated maturity date. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See representation number 36 in “Annex D-1—Mortgage Loan Seller Representation and Warranties” and the representation exceptions identified in “Annex D-2—Exceptions to Mortgage Loan Seller Representations and Warranties”.

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsor and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsor and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsor originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsor will sell the mortgage loans to the depositor (an affiliate of Goldman Sachs Mortgage Company, the sponsor and one of the originators, and of Goldman, Sachs & Co., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsor and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsor and its affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsor and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsor and/or its affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsor and its affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsor and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsor or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsor and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsor and its affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsor may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsor, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsor, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsor and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsor prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as AMA Plaza, representing approximately 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, a Goldman Sachs private equity fund of funds within the Investment Management Division, an affiliate of GSMC (a sponsor and mortgage loan seller), GS Commercial Real Estate LP (an originator), Goldman, Sachs & Co. (an underwriter) and the depositor, currently holds an ownership stake in Five Mile Capital II Pooling REIT LLC, the fund that sold the mortgaged property to the borrower sponsor. As a result, funds from the acquisition financing were used, in part, to repay such affiliate.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan in this securitization. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. Goldman, Sachs & Co., one of the underwriters, is an affiliate of GS Mortgage Securities Corporation II, the depositor, GS Commercial Real Estate LP, an originator and the current holder of the 225 Bush Street pari passu companion loan, and Goldman Sachs Mortgage Company, a sponsor, an originator, and the current holder of the AMA Plaza pari passu companion loan, certain of the U.S. Industrial Portfolio pari passu companion loans and the Simon Premium Outlets pari passu companion loan. See “Transaction Parties—The Sponsor and Mortgage Loan Seller”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicers

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. Each pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, master servicer, sub-servicer, each special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, a special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicers, for so long as any special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, such special servicer will be required to resign as special servicer with respect to that mortgage loan or serviced whole loan (referred to in this prospectus as an “excluded special servicer loan”) and a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) will be appointed as special servicer for such excluded special servicer loan as described under “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if any special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the GSMS 2016-GS4 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicers service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicers, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan seller will determine who will service mortgage loans that the mortgage loan seller originates in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the applicable special servicer under the pooling and servicing agreement including, among their things, the manner in which the master servicer or such special servicer enforces breaches of representations and warranties against the mortgage loan seller. This may pose inherent conflicts for the master servicer or the such special servicer.

The applicable special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related co-lender agreement and limitations on the right of such person to replace the applicable special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate) is expected to serve as the initial controlling class representative, and has engaged Midland Loan Services, a Division of PNC Bank, National Association, as an independent contractor to conduct due diligence with respect to certain mortgage loans.

Although the master servicer and the applicable special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or the applicable special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the applicable special servicer, as the case may be, with an economic disincentive to comply with this standard.

Pursuant to an interim servicing agreement between Goldman Sachs Mortgage Company and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans contributed to this securitization by Goldman Sachs Mortgage Company.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, a New York limited liability company, has been appointed as the initial operating advisor with respect to all of the mortgage loans (other than any non-serviced mortgage loan) and the trust subordinate companion loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsor, the mortgage loan seller, the originators, the certificate administrator, the trustee, the master servicer, the special servicers or the directing holder, collateral property owners or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may continue in the future, and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC, a New York limited liability company, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsor, the mortgage loan seller, the originators, the certificate administrator, the trustee, the master servicer, any special servicer or the directing holder or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders, especially if the asset representations reviewer or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders

It is expected that Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate) will be the initial directing holder (other than with respect to any non-serviced mortgage loan, the AMA Plaza mortgage loan and the 225 Bush Street mortgage loan). The applicable special servicer may, at the direction of the directing holder (for so long as a control termination event does not exist and other than with respect to any excluded loan), take actions with respect to the specially serviced loans for which it acts as special servicer under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The controlling class representative will be controlled by the majority of the controlling class certificateholders.

With respect to the AMA Plaza mortgage loan and the 225 Bush Street mortgage loan, each such mortgage loan, each related pari passu companion loan and each related subordinate companion loan will be serviced pursuant to the pooling and servicing agreement related to this transaction, and each of the AMA Plaza mortgage loan, the 225 Bush Street mortgage loan and the trust subordinate companion loans will be assets in the trust fund. The initial directing holder for the AMA Plaza whole loan will be the holder of the non-trust subordinate companion loan. During the continuation of a non-trust subordinate companion loan control termination event (but for so long as no AMA Plaza trust subordinate companion loan control termination event is continuing), the directing holder for the AMA Plaza whole loan will be the AMA Plaza controlling class certificateholder (or its representative) selected by a majority of the AMA Plaza controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time). The initial directing holder for the 225 Bush Street whole loan is expected to be one or more separate accounts advised by Prima Capital Advisors LLC, which is expected to be the 225 Bush Street controlling class certificateholder (or its representative). For so long as no 225 Bush Street trust subordinate companion loan control termination event is continuing, the directing holder for the 225 Bush Street whole loan will be the 225 Bush Street controlling class certificateholder (or its representative) selected by a majority of the 225 Bush Street controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time). The AMA Plaza controlling class will be the most subordinate class of the Class AMA-A, Class AMA-B, Class AMA-C and Class AMA-D certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class. The 225 Bush Street controlling class will be the most subordinate class of the Class 225-A, Class 225-B, Class 225-C, Class 225-D and Class 225-E certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class. During the continuance of a related trust subordinate companion loan control termination event with respect to the AMA Plaza whole loan or the 225 Bush Street whole loan, the directing holder for the AMA Plaza whole loan or the 225 Bush Street whole loan, as applicable, will be the controlling class representative. The directing holder for the 225 Bush Street whole loan will have the right to consent to certain material decisions and actions made with respect to the 225 Bush Street whole loan and (ii) replace the special servicer with respect to the 225 Bush Street whole loan, with or without cause. The directing holder for the AMA Plaza whole loan will have the right to consent to certain material decisions and actions made with respect to the AMA Plaza whole loan and (ii) replace the special servicer with respect to the AMA Plaza whole loan, with or without cause. The applicable special servicer may, at the direction of the related directing holder (which, with respect to the AMA Plaza whole loan, will initially be the holder of the non-trust subordinate companion loan), take actions with respect to the AMA Plaza whole loan or the 225 Bush Street whole loan that could adversely affect the holders of some or all of the classes of certificates. See “Description of the Mortgage Pool—The Whole Loans—AMA Plaza Whole Loan” and “—225 Bush Street Whole Loan” in this prospectus.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing holder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any excluded loan) or the directing holder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan may direct the applicable special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing holder (or equivalent entity) for each whole loan, the expected securitization trust holding the controlling note in such whole loan and the servicing agreement under which it is expected to be serviced.

Whole Loan	Transaction / Servicing Agreement	Controlling Noteholder	Initial Controlling Class Representative / Directing Holder
AMA Plaza	GSMS 2016-GS4	(1)	(1)
225 Bush Street	GSMS 2016-GS4	(2)	(2)
540 West Madison	GSMS 2016-GS3	(3)	Samsung SRA U.S. Office Mezzanine Professional Investment Type Private Real Estate Fund No. 1
U.S. Industrial Portfolio	GSMS 2016-GS3	GSMS 2016-GS3	RREF III Debt AIV, LP
Simon Premium Outlets	GSMS 2016-GS4	GSMS 2016-GS4	Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate)
Hamilton Place	GSMS 2016-GS3	GSMS 2016-GS3	RREF III Debt AIV, LP
Embassy Suites Portland Airport	GSMS 2016-GS3	GSMS 2016-GS3	RREF III Debt AIV, LP
Residence Inn and SpringHill Suites North Shore	GSMS 2016-GS2	GSMS 2016-GS2	Torchlight Investors, LLC(4)

(1)	The initial directing holder for the AMA Plaza whole loan is expected to be SHBNPP Global Professional Investment Type Private Real Estate Investment Trust No. 6, which is expected to be the holder of the non-trust subordinate companion loan. During the continuation of an AMA Plaza non-trust subordinate companion loan control termination event (but for so long as no related trust subordinate companion loan control termination event is continuing), the directing holder for the AMA Plaza whole loan will be the AMA Plaza controlling class certificateholder (or its representative) selected by a majority of the AMA Plaza controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time). The AMA Plaza controlling class will be the most subordinate class of the Class AMA-A, Class AMA-B, Class AMA-C and Class AMA-D certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class. During the continuance of a related trust subordinate companion loan control termination event, the directing holder for the AMA Plaza whole loan will be the controlling class representative.

(2)	The initial directing holder for the 225 Bush Street whole loan is expected to be one or more separate accounts advised by Prima Capital Advisors LLC, which is expected to be the 225 Bush Street controlling class certificateholder (or its representative). For so long as no related trust subordinate companion loan control termination event is continuing, the directing holder for the 225 Bush Street whole loan will be the 225 Bush Street controlling class certificateholder (or its representative) selected by a majority of the 225 Bush Street controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time). The 225 Bush Street controlling class will be the most subordinate class of the Class 225-A, Class 225-B, Class 225-C, Class 225-D and Class 225-E certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class. During the continuance of a related trust subordinate companion loan control termination event, the directing holder for the 225 Bush Street whole loan will be the controlling class representative.

(3)	The initial directing holder for the 540 West Madison whole loan is Samsung SRA U.S. Office Mezzanine Professional Investment Type Private Real Estate Fund No.1, or an affiliate, the holder of the related non-trust subordinate companion loan. See “Description of the Mortgage Pool—The Whole Loans—540 West Madison Whole Loan” in this prospectus.

(4)	Or one of its managed funds.

The applicable special servicer, upon non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that such non-binding consultation with a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the applicable special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicers for Cause—Servicer Termination Events”, the applicable special servicer may be replaced by the directing holder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any excluded loan). See “Pooling and Servicing Agreement—The Directing Holder” and “—Termination of Master Servicer and Special Servicers for Cause—Servicer Termination Events”.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder has certain consent and/or consultation rights with respect to any non-serviced mortgage loan under the pooling and servicing agreement governing the servicing of that related non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing holder and its affiliates (and the directing holder (or equivalent entity) under the pooling and servicing agreement governing the servicing of any non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing holder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the controlling class representative or the holder of the majority of the controlling class certificates (by certificate balance) (or, with respect to the AMA Plaza whole loan and the 225 Bush Street whole loan, prior to the continuation of a related trust subordinate companion loan control termination event (but, in the case of the AMA Plaza whole loan, during the continuation of a non-trust subordinate companion loan control termination event), the AMA Plaza controlling class representative or the 225 Bush Street controlling class representative, as applicable, or the holder of the majority of the related trust subordinate companion loan controlling class certificates (by certificate balance) or the holder of the majority of the related trust subordinate companion loan controlling class certificates (by certificate balance), as applicable) (any such loan referred to in this prospectus as an “excluded loan”), the directing holder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing holder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing holder or a controlling class certificateholder, as applicable, the directing holder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing holder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the applicable special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate) is expected to be the initial directing holder (other than with respect to any non-serviced mortgage loan, the AMA Plaza whole loan and the 225 Bush Street whole loan). Midland Loan Services, a Division of PNC Bank, National Association is expected to act as the special servicer with respect to each mortgage loan (other than with respect to any non-serviced mortgage loan, the AMA Plaza mortgage loan and the 225 Bush Street mortgage loan) and it or an affiliate assisted Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate) with its due diligence on the mortgage loans prior to the closing date.

The applicable special servicer, in connection with obtaining the consent of, or upon consultation with, the directing holder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the applicable special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E, Class F, Class G and Class S certificates, which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Holder—General”), was given the opportunity by the sponsor to perform due diligence on the mortgage loans originally identified by the sponsor for inclusion in the issuing entity, and to request the removal, re-sizing, decrease in the principal balance of the mortgage loan, reduction of the time during which the loan pays interest-only, increase in the amount of required reserves or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsor was adjusted based on certain of these requests. In addition, the B-piece buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, the B-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsor as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The B-piece buyer, or an affiliate, will constitute the initial directing holder with respect to the mortgage loans (other than any non-serviced mortgage loan, the AMA Plaza mortgage loan and the 225 Bush Street mortgage loan) and serviced whole loans (other than the AMA Plaza whole loan and the 225 Bush Street whole loan). The directing holder will have certain rights to direct and consult with each special servicer. In addition, the directing holder will generally have certain consultation rights with regard to a non-serviced mortgage loan under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related co-lender agreement. See “Pooling and Servicing Agreement—The Directing Holder”, “Description of the Mortgage Pool—The Whole Loans—540 West Madison Whole Loan —Control and Consultation”, “—U.S. Industrial Portfolio Whole Loan—Consultation and Control”, “—Hamilton Place Whole Loan —Consultation and Control”, “—Embassy Suites Portland Airport Whole Loan—Consultation and Control” and “—Residence Inn and SpringHill Suites North Shore Whole Loan—Consultation and Control”.

Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate) is expected to be the initial directing holder (other than with respect to any non-serviced mortgage loan, the AMA Plaza whole loan and the 225 Bush Street whole loan). Midland Loan Services, a Division of PNC Bank, National Association is expected to act as the special servicer with respect to each mortgage loan (other than with respect to any non-serviced mortgage loan, the AMA Plaza mortgage loan and the 225 Bush Street mortgage loan) and it or an affiliate assisted Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate) with its due diligence on the mortgage loans prior to the closing date.

Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Applicable Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing holder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the applicable special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing holder under the pooling and servicing agreement for this securitization or under any pooling and servicing agreement governing the servicing of any non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the applicable special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

A special servicer (whether a special servicer or a successor) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, the 225 Bush Street controlling class representative, the AMA Plaza controlling class representative, a 225 Bush Street controlling class certificateholder, an AMA Plaza controlling class certificateholder, a companion loan holder, a holder of a companion loan security or other certificateholders (or an affiliate or a third party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer under the pooling and servicing agreement and the co-lender agreements and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including properties that compete with the mortgaged property for tenants and/or customers; and

●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as AMA Plaza, representing approximately 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower has informed the lender that an affiliate of the borrower has entered into a letter of intent with the 7th largest tenant by square footage at the mortgaged property, representing approximately 2.9% of the net rentable area of the related mortgaged property, to rent space in a building that is owned and managed by a borrower affiliate that is not collateral for the related mortgage loan. The tenant’s existing lease at the subject mortgaged property has an expiration date of April 30, 2024 and a termination option on October 31, 2021. We cannot assure you that the borrower will not permit the tenant to terminate its lease early.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsor, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of pooled certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the pooled certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you than an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

●	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any certificates, the ability to sell your certificates will depend on, among other things, whether and to what extent a secondary market then exists for these certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans. We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which currently apply, or are expected to apply in the future, in respect of various types of European Union regulated investors including credit institutions, authorized alternative investment fund managers, investment firms, insurance and reinsurance undertakings and UCITS funds. Amongst other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five percent in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the certificates acquired by the relevant investor.

On 30 September 2015, the European Commission published a proposal to amend the EU Risk Retention and Due Diligence Requirements (the “Draft CRR Amendment Regulation”) and a proposed regulation relating to a European framework for simple, transparent and standardized securitization (such proposed regulation, including any implementing regulation, technical standards and official guidelines related thereto, the “Securitization Framework” and, together with the Draft CRR Amendment Regulation, the “Securitization Regulation”) which would, amongst other things, re-cast the European Union risk retention rules as part of wider changes to establish a “Capital Markets Union” in Europe. The Presidency of the Council of Ministers of the European Union has also published compromise proposals concerning the Securitization Regulation. The Securitization Regulation will need to be considered, finalized and adopted by the European Parliament and Council of Ministers. It is unclear at this time when the Securitization Regulation will become effective. Investors should be aware that there are material differences between the current EU Risk Retention and Due Diligence Requirements and the Securitization Regulation. The Securitization Regulation may also enter into force in a form that differs from the published proposals and drafts.

None of the sponsor, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements or similar requirements. Consequently, the offered certificates are not a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset -backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the Certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities are required to be in conformance with the Volcker Rule by July 21, 2015, although ownership interests or sponsorships in covered funds in existence prior to December 31, 2013 are not required to be brought into conformance until July 21, 2017 (with the possibility of an additional five-year extension for certain illiquid funds). Prior to the applicable conformance date expiration, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the pooled certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the pooled certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the pooled certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the pooled certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization, engaged by the depositor, the depositor only requested ratings for certain classes of rated pooled certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for the classes of pooled certificates. If the depositor had selected such nationally recognized statistical rating organizations to rate those other classes of rated pooled certificates not rated by it, its ratings of those other pooled certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of pooled certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of pooled certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining any rating agency confirmation. Subsequent to any such defeasance(s), there can be no assurance that S&P Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium or if you buy the Class X certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium or holders of the Class X certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount other than a Class X certificate and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine loan lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or applicable special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the master servicer or the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the master servicer or the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the master servicer or the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if the sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, the holder of a subordinate companion loan (other than the trust subordinate companion loan) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A, Class X-B, Class X-D, Class X-AMA and Class X-225 certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreement” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class or classes of certificates and/or the trust components, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificate(s) and/or the trust component(s).

Interest-Only Class of Certificates	Related Class X Class/Component
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB certificates and the Class A-S trust component
Class X-B	Class B trust component
Class X-D	Class D certificates
Class X-AMA	Class AMA-A, Class AMA-B, Class AMA-C and Class AMA-D certificates
Class X-225	Class 225-A, Class 225-B, Class 225-C, Class 225-D and Class 225-E certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A, Class X-B, Class X-D, Class X-225 and/or Class X-AMA certificates. Investors in the Class X-A, Class X-B, Class X-D, Class X-AMA and Class X-225 certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans (in the case of the Class X-A, Class X-B and Class X-D certificates) and the trust subordinate companion loans (in the case of the Class X-AMA and Class X-225 certificates) could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A, Class X-B and Class X-D certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. The yield to maturity of the Class X-AMA and Class X-225 certificates may be adversely affected by the prepayment of the related trust subordinate companion loan. See “Yield, Prepayment and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows are required to be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See “Description of the Mortgage Pool—Certain Calculations and Definitions”. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, either special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of any non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component (and correspondingly, the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then the Class B trust component (and correspondingly, the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then the Class A-S trust component (and correspondingly, the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component) and, then pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance thereof. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB certificates or the Class A-S trust component will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class B trust component will result in a corresponding reduction in the notional amount of the Class X-B certificates. A reduction in the certificate balance of the Class D certificates will result in a corresponding reduction in the notional amount of the Class X-D certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations”.

The exchangeable certificates will be subject to a realized loss or shortfall on the Class A-S, Class B and Class C trust components to the extent of their percentage interest in such trust component. See “Description of the Certificates—Distributions”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

There Are Risks Relating to the Exchangeable Certificates

The characteristics of the Class PEZ certificates will reflect, in the aggregate, the characteristics of the Class A-S, Class B and Class C certificates. As a result, the Class PEZ certificates will be subject to the same risks as the Class A-S, Class B and Class C certificates described in this prospectus. Investors are also encouraged to consider a number of factors that will limit a certificateholder’s ability to exchange exchangeable certificates:

●	At the time of a proposed exchange, a certificateholder must own the Class A-S, Class B and Class C certificates in the requisite exchangeable proportion to make the desired exchange (as described under “Description of the Certificates—Exchanges of Exchangeable Certificates”).

●	A certificateholder that does not own the Class A-S, Class B and Class C certificates in the requisite exchangeable proportion may be unable to obtain the necessary exchangeable certificates or may be able only to exchange the portion (if any) of its exchangeable certificates that represents an exchangeable proportion. Another certificateholder may refuse to sell its certificates at a reasonable (or any) price or may be unable to sell them, or certificates may have been purchased or placed into other financial structures and thus may be unavailable. Such circumstances may prevent you from obtaining exchangeable certificates in the proportions necessary to effect an exchange.

●	Exchanges will no longer be permitted following the date when the then-current principal balance of any of the Class A-S, Class B and Class C trust components (and, correspondingly, to the extent evidencing an interest in the Class A-S, Class B and Class C trust components, the Class A-S, Class B, Class PEZ or Class C certificates) is reduced to zero as a result of the payment in full of all interest and principal on that trust component.

●	Certificates may only be held in authorized denominations.

Subordination of the Subordinated Pooled Certificates and Class PEZ Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Pooled Certificates and Class PEZ Certificates

As described in this prospectus, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class X-D, Class E, Class F and Class G certificates, and the Class PEZ certificates in respect of its various trust components, to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior pooled certificates having an earlier alphabetical or alphanumeric class designation or trust components.

If you acquire Class A-S, Class B, Class C or Class PEZ certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates. The Class A-S trust component (and, correspondingly, to the extent evidencing an interest in the Class A-S trust component, the Class A-S and Class PEZ certificates) will likewise be protected by the subordination of the Class B and Class C trust components and the Class D, Class X-D, Class E, Class F and Class G certificates. The Class B trust component (and, correspondingly, to the extent evidencing an interest in the Class B trust component, the Class B and Class PEZ certificates) will likewise be protected by the subordination of the Class C trust component and the Class D, Class X-D, Class E, Class F and Class G certificates. The Class C trust component (and, correspondingly, to the extent evidencing an interest in the Class C trust component, the Class C and Class PEZ certificates) will likewise be protected by the subordination of the Class D, Class X-D, Class E, Class F and Class G certificates. As a result, investors in those classes of pooled certificates that are subordinated in whole or part to other classes of pooled certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of pooled certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default.

With respect to one (1) mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as AMA Plaza, representing approximately 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, prior to the occurrence and continuance of a material mortgage loan event of default, any collections of scheduled principal payments and other unscheduled principal payments with respect to the related whole loan received from the related borrower will generally be allocated to such mortgage loan and any related subordinate companion loans on a pro rata basis. Such pro rata distributions of principal will have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such subordinate companion loans (including the AMA Plaza loan-specific certificates related to the AMA Plaza trust subordinate companion loan).

See “Description of the Mortgage Pool—The Whole Loans—AMA Plaza Whole Loan”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing holder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loans and mezzanine debt under the related co-lender agreement and/or intercreditor agreement. With respect to any non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect any non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the applicable special servicer under the pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan and any related companion loan, subject to the rights of the directing holder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the applicable special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loans that will be serviced under a pooling and servicing agreement governing the servicing of any non-serviced whole loan.

In general, a certificate beneficially owned by the master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, the mortgage loan seller, a mortgagor, a Borrower Party or any affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholder; Certain Available Information” in this prospectus.

The Rights of the Directing Holder and the Operating Advisor Could Adversely Affect Your Investment

The directing holder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan or any excluded loan) and the right to replace the applicable special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reductions and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing holder will lose the consent rights and the right to replace the applicable special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing holder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Holder”.

These actions and decisions with respect to which the directing holder has consent or consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing holder, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the applicable special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the directing holder of the related securitization trust holding the controlling note for the related non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of the non-controlling note) will have limited consultation rights with respect to major decisions relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing holder for this transaction so long as no control termination event has occurred and is continuing and by the applicable special servicer if a control termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicers under the pooling and servicing agreement and the applicable special servicer for each non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related loan documents, it is possible that the directing holder (or equivalent entity) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing holder and the directing holder (or equivalent entity) under the pooling and servicing agreement governing the servicing of each non-serviced mortgage loan:

(i)     may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)    may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iii)   does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iv)   may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)    will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing holder or the directing holder under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan for the benefit of the holders of any related companion loan (as a collective whole as if the certificateholders and companion loan holders constituted a single lender taking into account the subordinate nature of a subordinate companion loan). We cannot assure you that any actions taken by the applicable special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to a non-serviced mortgage loan, the operating advisor appointed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing holder will have the right to terminate and replace the applicable special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event that relates to any Mortgage Loan (but for so long as no control termination event is continuing with respect to the AMA Plaza whole loan and the 225 Bush Street whole loan), the applicable special servicer (other than with respect to the AMA Plaza whole loan and the 225 Bush Street whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the pooled voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B and Class C trust components as a single “class” for such purpose of the certificates) and (y) upon receipt of approval by (i) certificateholders holding at least 75% of a quorum of the pooled certificateholders (which is the holders of pooled certificates evidencing at least 75% of the pooled voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B and Class C trust components as a single “class” for such purpose) or (ii) evidencing more than 50% of each class of “pooled non-reduced certificates” (each class of pooled certificates (other than the Class X-A, Class X-B and Class X-D certificates) outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses) and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose.

After the occurrence and during the continuance of a control termination event that relates to any Mortgage Loan (and for so long as a control termination event is continuing with respect to the AMA Plaza whole loan and the 225 Bush Street whole loan), the applicable special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B and Class C trust components as a single “class” for such purpose of the certificates) and (y) upon receipt of approval by (i) certificateholders holding at least 75% of a quorum of the certificateholders (which is the holders of certificates evidencing at least 75% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B and Class C trust components as a single “class” for such purpose) or (ii) evidencing more than 50% of each class of “non-reduced certificates” (each class of certificates (other than the Class X-A, Class X-B and Class X-D certificates) outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses) and considering each of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, either special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to any non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Loan Holders and Mezzanine Debt Could Adversely Affect Your Investment

The holders of a pari passu companion loan relating to the serviced mortgage loans will have certain consultation rights (on a non-binding basis) with respect to major decisions relating to the related whole loan under the related co-lender agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the applicable special servicer is not obligated to consult with the companion loan holder if required under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the applicable special servicer and will not adversely affect your investment.

With respect to any mortgage loan that is subject to one or more subordinate companion loans, the holders of such companion loan(s) will generally have the right under limited circumstances to (i) other than with respect to the trust subordinate companion loans, cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control period” or a “control termination event” applicable to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of a subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—AMA Plaza Whole Loan”, “—225 Bush Street Whole Loan” and “—540 West Madison Whole Loan”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan (other than the trust subordinate companion loans) or mezzanine debt holds pursuant to the related intercreditor agreement or co-lender agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement or co-lender agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of any non-serviced mortgage loan. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Servicing Mortgage Loan”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicers may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicers in maximizing collections for the transaction and the impediments the special servicers may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicers not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicers may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as property protection advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

The Sponsor May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

The sponsor is the sole warranting party in respect of the mortgage loans. Neither we nor any of our affiliates (except Goldman Sachs Mortgage Company in its capacity as the sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsor will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsor may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. In particular, in the case of a non-serviced mortgage loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause the Trust REMICs to fail to qualify as REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreement”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or each special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or applicable special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or the applicable special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or the applicable special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or the applicable special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or the applicable special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or applicable special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or the applicable special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), the parent of Goldman Sachs Mortgage Company, it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

Goldman Sachs Mortgage Company, a sponsor and an originator, is an indirect, wholly-owned subsidiary of GS Bank, a New York State chartered bank, the deposits of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”). If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the FDIA; likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor, will not qualify for the FDIC Safe Harbor. However, this transfer is not a transfer by a bank, and in any event, even if the FDIC Safe Harbor were applicable to this transfer, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of Goldman Sachs Mortgage Company.

Likewise, an opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each other sponsor to the depositor would generally be respected as a sale in the event of a bankruptcy proceeding involving that sponsor.

A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by the sponsor was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful payments on the offered certificates would be delayed while a court resolves the claim.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to the sponsor. In January 2011, the former acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Opinion”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the former acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Opinion, delays or reductions in payments on the offered certificates would occur.

The Requirement of a Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Realization on the Mortgage Loans That Are Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Holder of the Related Serviced Companion Loan

If a serviced whole loan were to become defaulted, the related co-lender agreement requires the applicable special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced companion loan(s) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted serviced whole loan would not adversely affect the ability of the applicable special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced whole loan. Further, given that, pursuant to the co-lender agreements for the serviced whole loans, the related serviced companion loan holders will not be the related whole loan controlling noteholder, and the trust as holder of the related mortgage loan will be the controlling noteholder (with the right to consent to material servicing decisions and replace the applicable special servicer, as described in this prospectus), with respect to each serviced whole loan, the related serviced companion loan(s) may not be as marketable as the related mortgage loan held by the issuing entity. Accordingly, if any such sale does occur with respect to a defaulted mortgage loan and the related serviced companion loans, then the net proceeds realized by the certificateholders in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates

If a trust or trust fund issues certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates. Additionally, your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration” in this prospectus and “—Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates” in this prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan (other than a non-serviced mortgage loan) or whole loan pursuant to a foreclosure or deed in lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant buildouts, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC, the AMA Plaza Trust Subordinate Companion Loan REMIC or the 225 Bush Street Trust Subordinate Companion Loan REMIC, as applicable, to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC, the AMA Plaza Trust Subordinate Companion Loan REMIC or the 225 Bush Street Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC, the Lower-Tier REMIC, the AMA Plaza Trust Subordinate Companion Loan REMIC and the 225 Bush Street Trust Subordinate Companion Loan REMIC, would likely be treated as one or more separate associations taxable as corporations under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of the offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, the investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of (i) a pool of 33 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of approximately $1,026,539,204 (the “Initial Pool Balance”) and (ii) the Trust Subordinate Companion Loans. The “Cut-off Date” means with respect to each Mortgage Loan and the Trust Subordinate Companion Loan, the related Due Date in November 2016, or with respect to any Mortgage Loan or Trust Subordinate Companion Loan that has its first Due Date in December 2016, the date that would otherwise have been the related Due Date in November 2016.

Eight (8) of the Mortgage Loans, representing approximately 49.5% of the Initial Pool Balance, are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus. Each Mortgage Loan and any related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction. With respect to the AMA Plaza Whole Loan, there are two Subordinate Companion Loans relating to the AMA Plaza Mortgage Loan, (i) the Subordinate Companion Loan identified as Note B which will be included in the issuing entity (the “AMA Plaza Trust Subordinate Companion Loan”) and will have a principal balance as of the Cut-off Date of $101,600,000 and (ii) the Subordinate Companion Loan identified as Note C which will not be included in the issuing entity (the “Non-Trust Subordinate Companion Loan”) and will have a principal balance as of the Cut-off Date of $72,400,000. With respect to the 225 Bush Street Whole Loan, there is one Subordinate Companion Loan relating to the 225 Bush Street Mortgage Loan, the Subordinate Companion Loan identified as Note B which will be included in the issuing entity (the “225 Bush Street Trust Subordinate Companion Loan” and together with the AMA Plaza Trust Subordinate Companion Loan, each a “Trust Subordinate Companion Loan”) and will have a principal balance as of the Cut-off Date of $113,000,000. Although the Trust Subordinate Companion Loans will be assets of the issuing entity, amounts distributable in respect of the Trust Subordinate Companion Loans pursuant to the related co-lender agreement will be payable only to (i) with respect to the AMA Plaza Trust Subordinate Companion Loan, the Class AMA-A, Class X-AMA, Class AMA-B, Class AMA-C and Class AMA-D certificates (the “AMA Plaza Loan-Specific Certificates”), and (ii) with respect to the 225 Bush Street Trust Subordinate Companion Loan, the Class 225-A, Class X-225, Class 225-B, Class 225-C, Class 225-D and Class 225-E certificates (the “225 Bush Street Loan-Specific Certificates” and, together with the AMA Plaza Loan-Specific Certificates, the “Loan-Specific Certificates”).

Of the Mortgage Loans and the Trust Subordinate Companion Loans to be included in the issuing entity:

●	Thirty-two (32) Mortgage Loans (such Mortgage Loans together with the AMA Plaza Trust Subordinate Companion Loan and the GS CRE Mortgage Loan, the “GSMC Mortgage Loans”), representing approximately 90.3% of the Initial Pool Balance, were originated by Goldman Sachs Mortgage Company, a New York limited partnership (“GSMC”); and

●	One (1) Mortgage Loan (together with the 225 Bush Street Trust Subordinate Companion Loan, the “GS CRE Mortgage Loan”), representing approximately 9.7% of the Initial Pool Balance, was originated by GS Commercial Real Estate LP, a Delaware limited partnership (“GS CRE”).

GSMC and GS CRE are referred to in this prospectus as the “Originators”. The GS CRE Mortgage Loan was originated for sale to GSMC. GSMC has acquired or will acquire the GS CRE Mortgage Loan on or prior to the Closing Date.

The Mortgage Loans and Whole Loans were originated or acquired by the mortgage loan seller and the mortgage loan seller will sell the Mortgage Loans and the Trust Subordinate Companion Loans to the depositor, which will in turn sell the Mortgage Loans and the Trust Subordinate Companion Loans to the issuing entity.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial real properties (each, a “Mortgaged Property”).

The Mortgage Loans and Whole Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan or Whole Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan or Whole Loan, and not against the related borrower’s other assets. The Mortgage Loans and Whole Loans are not insured or guaranteed by the sponsor, the mortgage loan seller or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans and Whole Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan or Whole Loans.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 and Annex A-3 may not equal the indicated total due to rounding. The information on Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on the November 30, 2016 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics on Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by the sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

Although the Trust Subordinate Companion Loans are assets of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the Trust Subordinate Companion Loans are not reflected in this prospectus and the term “Mortgage Loan” and “Mortgage Pool” in that context does not include any Trust Subordinate Companion Loan unless otherwise indicated. The AMA Plaza Trust Subordinate Companion Loan supports only the AMA Plaza Loan-Specific Certificates, and the 225 Bush Street Trust Subordinate Companion Loan supports only the 225 Bush Street Loan-Specific Certificates. Information in the tables in this prospectus excludes the Trust Subordinate Companion Loans unless otherwise stated.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with one or more Subordinate Companion Loans is calculated without regard to such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, to this prospectus, the indicated terms have the following meanings:

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance. Information presented in this prospectus with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” generally means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of November 2016 (or, in the case of any Mortgage Loan or Companion Loan that has its first due date in December 2016, the anticipated annualized debt service payable on such Mortgage Loan or Companion Loan as of November 2016); provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan or Companion Loan during the amortization period. With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio, representing approximately 7.3% of the Initial Pool Balance, the Annual Debt Service reflects the aggregate monthly debt service payments during the initial 12 months following the Closing Date of (i) $125,000 of principal plus (ii) the amount of interest accrued on the outstanding principal balance of the Mortgage Loan during the related interest accrual period. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan (but without regard to any related Subordinate Companion Loan unless expressly stated otherwise).

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with Member of the Appraisal Institute (“MAI”) standards. With respect to each Mortgaged Property, the Appraised Value set forth on Annex A-1 to this prospectus is the “as-is” appraised value unless otherwise specified under “Description of the Mortgage Pool—Appraised Value” in this prospectus, and is in each case as determined by an appraisal made not more than 10 months prior to the origination date of the related Mortgage Loan or Whole Loan as described under “Appraisal Date” on Annex A-1 to this prospectus. The appraisals for certain of the Mortgaged Properties may state an “as stabilized,” “as complete,” “as repaired,” “hypothetical,” “prospective as-is,” “value upon completion”, or “as renovated” value as well as an “as-is” value for such Mortgaged Properties that assumes that certain events will occur with respect to the re-tenanting, construction, renovation or repairs or other repositioning of the Mortgaged Property, and such “as stabilized” or other similar values may, to the extent indicated, be reflected elsewhere in this prospectus, on Annex A-1 to this prospectus. For such Appraised Values and other values on a property-by-property basis, see Annex A-1 of this prospectus and the related footnotes. With respect to a Mortgage Loan secured by the portfolio of Mortgaged Properties, the Appraised Value represents the “as-is”, “as complete” or “as stabilized” value for the portfolio of Mortgaged Properties as a collective whole, which may be higher than the aggregate of the “as-is” “as complete” or as stabilized” appraised value of the individual Mortgaged Properties. In addition, for certain Mortgage Loans, the LTV Ratio at Maturity/ARD was calculated based on the “as stabilized” appraised value for the related Mortgaged Property. We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A-1 to this prospectus. We make no representation that any Appraised Value presented in this prospectus would approximate either the value of that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of Mortgaged Property as described under the definition of “LTV Ratio at Maturity/ARD”.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio, representing approximately 7.3% of the Initial Pool Balance, unless otherwise indicated, the Appraised Value, inclusive of an approximately 8% portfolio premium, of $456,000,000 represents the “as-is” value for the portfolio of Mortgaged Properties as a collective whole. The aggregate of the “as-is” appraised values of the individual Mortgaged Properties is $422,640,000.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A-1 to this prospectus. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity (or, in the case of the ARD Loan, outstanding at the Anticipated Repayment Date) assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other. There are no Crossed Groups in the Mortgage Pool.

“Cut-off Date Balance” of any Mortgage Loan or Companion Loan, will be the unpaid principal balance of that Mortgage Loan or Companion Loan, as of the Cut-off Date after application of all payments due on or before that date, whether or not received.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A-1 to this prospectus divided by (2) the Appraised Value (which in certain cases, may reflect a portfolio premium valuation) of the related Mortgaged Property or Mortgaged Properties set forth on Annex A-1 to this prospectus, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Cut-off Date LTV Ratio is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan unless expressly stated otherwise;

●	with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 540 West Madison, representing approximately 7.3% of the Initial Pool Balance, the Cut-off Date LTV Ratio is calculated based on the “hypothetical as-is” appraised value of $627,000,000 which assumes remaining contractual obligations and costs of approximately $41,200,000 are expended, of which approximately $40,600,000 was reserved in connection with the origination of the Mortgage Loan. The Cut-off Date LTV Ratio calculated using solely the “as-is” appraised value of the Mortgaged Property of $591,000,000 is 27.5%;

●	with respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Residence Inn and SpringHill Suites North Shore, representing approximately 2.1% of the Initial Pool Balance, the Cut-off Date LTV Ratio is calculated using the “as-is” appraised value of $96,250,000 plus related PIP costs of $3,770,000. Approximately 110% of the value of the PIP was reserved in connection with the origination of the Mortgage Loan. The Cut-off Date LTV Ratio calculated using solely the “as-is” appraised value of the Mortgaged Property is 71.1%.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan unless expressly stated otherwise.

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan unless expressly stated otherwise.

“DSCR”, “Debt Service Coverage Ratio”, “Cut-off Date DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of the DSCR is based on the aggregate Annual Debt Service that is due in connection with such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan unless expressly stated otherwise.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality, multifamily and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“LTV Ratio at Maturity/ARD”, “Maturity Date/ARD Loan-to-Value Ratio” or “Maturity Date/ARD LTV Ratio” with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of such Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or Anticipated Repayment Date, as applicable, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or Mortgaged Properties shown on Annex A-1 to this prospectus, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of the LTV Ratio at Maturity/ARD is based on the aggregate Balloon Balance at maturity or Anticipated Repayment Date of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan unless expressly stated otherwise;

●	with respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective LTV Ratio at Maturity/ARD was calculated using the related “as stabilized” Appraised Value, as opposed to the “as-is” Appraised Values, each as set forth in the following table:

Mortgage Loan Name	% of Initial Pool Balance	Maturity Date/ARD LTV Ratio (“As Stabilized”)	“As Stabilized” Appraised Value	Maturity Date/ARD LTV Ratio (“As-Is”)	“As-Is” Appraised Value
540 West Madison	7.3%	24.2%	$672,000,000	27.5%	$591,000,000
Quad at Whittier	6.8%	57.9%	$121,000,000	61.4%	$114,200,000
Westchester Office Portfolio 700 Series(1)	5.5%	48.4%	$100,300,000	52.9%	$91,800,000
Hilton Garden Inn Old Town	3.4%	49.7%	$56,900,000	52.6%	$53,700,000
Embassy Suites Portland Airport	2.7%	48.6%	$102,500,000	57.9%	$86,000,000
Westchester Office Portfolio 2500-2700 Series	2.6%	46.3%	$49,800,000	51.8%	$44,500,000
Residence Inn and SpringHill Suites North Shore	2.1%	55.5%	$103,250,000	59.5%	$96,250,000
Holiday Inn Hollywood	1.6%	37.4%	$35,800,000	45.3%	$29,600,000
Republic Place	0.8%	58.8%	$11,435,000	60.0%	$11,200,000

(1) The Maturity Date LTV Ratio is calculated using the “as stabilized” Appraised Value for the Mortgaged Properties identified on Annex A-1 to this prospectus as 701 Westchester Avenue, 707 Westchester Avenue and 709 Westchester Avenue.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified on Annex A-1 to this prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, rental and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units, rooms, beds or pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial and mixed use (to the extent the related Mortgaged Property includes retail or office space) properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See footnotes to Annex A-1 to this prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with borrower sponsors affiliated with other borrower sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A-1 to this prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality and multifamily properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default or one or more specified trigger events under the loan documents, at which time the lockbox account converts to a Hard Lockbox.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office or other single purpose property, the square footage of the net rentable or leasable area.

“Springing Cash Management” means, until the occurrence of an event of default or one or more specified trigger events under the Mortgage Loan documents, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the loan documents.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

The “Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the mortgage loan seller has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flows set forth in this prospectus intended to represent such future cash flows. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in this prospectus.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the mortgage loan seller, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus intended to represent such future cash flows.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the mortgage loan seller and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 13 months past the Cut-off Date, in certain cases an appraiser’s estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the mortgage loan seller; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the mortgage loan seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In some cases the mortgage loan seller included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below.

“Units” or “Rooms” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment or (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms.

“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics(1)

All Mortgage Loans
Initial Pool Balance(2)	$1,026,539,204
Number of mortgage loans	33
Number of Mortgaged Properties	95
Range of Cut-off Date Balances	$2,640,378 to $100,000,000
Average Cut-off Date Balance	$31,107,249
Range of Mortgage Loan Rates(3)	2.61335% to 5.3050%
Weighted Average Mortgage Rate(3)	3.8237%
Range of original terms to maturity/ARD(4)	60 months to 120 months
Weighted average original term to maturity/ARD(4)(5)	108 months
Range of remaining terms to maturity/ARD(4)	59 months to 120 months
Weighted average remaining term to maturity/ARD(4)	107 months
Range of original amortization terms(6)(7)	300 months to 360 months
Weighted average original amortization term(6)(7)	360 months
Range of remaining amortization terms(6)(7)	298 months to 360 months
Weighted average remaining amortization term(6)(7)	359 months
Range of Cut-off Date LTV Ratios (3)(8)	25.9% to 75.0%
Weighted average Cut-off Date LTV Ratio (3)(8)	50.9%
Range of Maturity Date/ARD LTV Ratios (3)(4)(9)	24.2% to 69.8%
Weighted average Maturity Date/ARD LTV Ratio (3)(4)(9)	44.7%
Range of UW NCF DSCR(3)(10)	1.36x to 6.71x
Weighted average UW NCF DSCR(3)(10)	3.04x
Range of UW NOI Debt Yield(3)	7.6% to 19.1%
Weighted average UW NOI Debt Yield(3)	13.0%
Percentage of Initial Pool Balance consisting of:
Interest-Only Balloon	44.5%
Partial Interest-Only Balloon	25.5%
Full-Term Amortizing Balloon(6)(7)	27.5%
Interest-Only-ARD	2.5%

(1)	Except where expressly stated otherwise, statistical information in this table does not include the trust subordinate companion loan.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	With respect to each Mortgage Loan that is part of a Whole Loan, the related Pari Passu Companion Loan(s) (but not any related Subordinate Companion Loan) are included for the purposes of calculating the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield unless otherwise expressly stated. Other than as specifically noted, the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield information for each Mortgage Loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related Mortgage Loan without combination with the other indebtedness.

(4)	With respect to one (1) Mortgage Loan with an anticipated repayment date, representing approximately 2.5% of the Initial Pool Balance, calculated as of the Anticipated Repayment Date.

(5)	Includes the 540 West Madison Mortgage Loan, which first due date is November 6, 2016, however the initial term is based on an assumed first due date in October 2016, which results in a period that is one month longer than the actual term.

(6)	Does not include Mortgage Loans that pay interest-only until their maturity dates or Anticipated Repayment Date, as applicable.

(7)	Does not include one Mortgage Loan, representing approximately 7.3% of the Initial Pool Balance, which Whole Loan requires monthly principal payments of $125,000.

(8)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” Appraised Value. With respect to 2 Mortgage Loans (one of which is secured by a portfolio of Mortgaged Properties), representing approximately 9.5% of the Initial Pool Balance, the respective Cut-off Date LTV Ratios were calculated using (i) a hypothetical “as-is” Appraised Value assuming completion of remaining contractual obligations or (ii) an “as-is” appraised value plus related property improvement plan (“PIP”) costs. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 51.1%.

(9)	With respect to 9 Mortgage Loans (three of which are secured by a portfolio of Mortgaged Properties), representing approximately 32.9% of the Initial Pool Balance, the respective Maturity Date/ARD LTV Ratios were calculated using an “as stabilized” Appraised Value instead of the related “as-is” Appraised Value. The weighted average Maturity Date/ARD LTV Ratio for the mortgage pool without making such adjustments is 46.1%.

(10)	With respect to one Mortgage Loan, representing approximately 7.3% of the Initial Pool Balance, the UW NCF DSCR was calculated based on a monthly principal payment of $125,000 plus the amount of interest accrued on the outstanding principal balance of the Whole Loan during the related accrual period for the first 12 months following the Closing Date.

The issuing entity will include 10 Mortgage Loans, representing approximately 28.5% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office	13	$400,152,000	39.0%
CBD	3	275,292,000	26.8
General Suburban	9	118,000,000	11.5
General Urban	1	6,860,000	0.7
Retail	15	$324,668,517	31.6%
Anchored	6	158,825,000	15.5
Outlet Center	2	66,788,798	6.5
Super Regional Mall	1	41,714,341	4.1
Unanchored	2	35,700,000	3.5
Single Tenant Retail	3	19,000,000	1.9
Shadow Anchored	1	2,640,378	0.3
Industrial	59	$156,114,052	15.2%
Warehouse/distribution	24	78,125,609	7.6
Manufacturing	19	49,950,888	4.9
Flex	13	21,399,547	2.1
Warehouse	3	6,638,008	0.6
Hospitality	6	$114,415,853	11.1%
Select Service	2	48,982,395	4.8
Full Service	2	43,620,000	4.2
Limited Service	1	11,816,168	1.2
Extended Stay	1	9,997,289	1.0
Mixed Use Office/Retail	1	$22,500,000	2.2%
Self-Storage	1	$8,688,782	0.8%
Total	95	$1,026,539,204	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A-1.

Office Properties

With respect to the office properties and mixed use properties with office components set forth in the above chart:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 3507 Ringsby Court, representing approximately 0.7% of the Initial Pool Balance, the related borrower sponsor is expected to break ground on a 138,335 SF office building adjacent to the subject Mortgaged Property, which began construction in the third quarter of 2016 and is approximately 71% preleased.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties

With respect to the retail properties and mixed use properties with retail components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Crossroads Shopping Center, representing approximately 0.9% of the Initial Pool Balance, the Mortgaged Property is located in an area designated as a community improvement district (“CID”). A CID is a special purpose district in which property tenants are imposed with 1% sales tax on all retail sales made within the district to fund a broad range of public improvements and/or services to support business activity and economic development within specified boundaries. The district is responsible for performing such acts as its board of directors deems necessary in its sole discretion and as allowable under its statutes including imposing a sales tax to finance or reimburse the costs thereof. The duration of the district extends for 50 years (2011 to 2061) and is transferrable to subsequent owners. The historical CID revenue has been $85,690 for 2013, $89,983 for 2014, $91,773 for 2015 and $88,726 for the trailing 12 months. The underwritten CID revenue reflects $89,043.

Industrial Properties

With respect to the industrial properties set forth in the above chart:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Iron Mountain National Industrial, representing approximately 4.9% of the Initial Pool Balance, the Mortgaged Properties are subject to a master lease with an affiliate of the borrower. The parent company of the tenant at each of the Mortgaged Properties guarantees the lease. See “—Tenant Issues—Affiliated Leases” in this prospectus.

●	Three (3) Mortgaged Properties identified on Annex A-1 as Berkshire Hathaway, Wesco International and Therma Tru Doors, collectively representing 1.9% of the Initial Pool Balance by allocated loan amount derive a portion of the Underwritten Revenues from rent derived from the leasing of office space at the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Hospitality Properties

With respect to the hospitality properties set forth in the above chart:

●	Six (6) Mortgaged Properties identified on Annex A-1 as Hilton Garden Inn Old Town, Embassy Suites Portland Airport, SpringHill Suites Pittsburgh North Shore, Residence Inn Pittsburgh North Shore, Holiday Inn Hollywood and Hyatt Place Princeton, securing approximately 11.1% of the Initial Pool Balance by allocated loan amount, are flagged hospitality properties that are affiliated with any franchise or hospitality management company through a franchise or management agreement.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement. If terminated, securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements.

Mortgaged Property Name	Allocated Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration of Related License, Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the related Mortgage Loan
Hilton Garden Inn Old Town	$35,000,000	3.4%	October 2034	November 2026
Embassy Suites Portland Airport	$27,620,000	2.7%	September 2033	August 2026
Holiday Inn Hollywood	$16,000,000	1.6%	December 2025	November 2026
Hyatt Place Princeton	$13,982,395	1.4%	July 2037	October 2026
SpringHill Suites Pittsburgh North Shore	$11,816,168	1.2%	November 2029	March 2026
Residence Inn Pittsburgh North Shore	$9,997,289	1.0%	April 2030	March 2026

In each case described above, we cannot assure you the related franchise or management agreement will be renewed or will not be terminated.

●	In certain cases, Mortgage Loans secured by hospitality properties may derive a significant percentage of their underwritten revenue from food and beverage sales. For example:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Garden Inn Old Town, representing approximately 3.4% of the Initial Pool Balance, approximately 6.9% of the underwritten revenue is attributed to food and beverage sales.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Embassy Portland Airport, representing approximately 2.7% of the Initial Pool Balance, approximately 25.8% of the underwritten revenue is attributed to food and beverage sales.

Renovations, replacements and other work is ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements. See “—Redevelopment, Renovation and Expansion” below.

Certain of the hospitality Mortgaged Properties may have a parking garage or include restaurants (either as part of the hotel or as tenants). These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Hospitality Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Property

With respect to the mixed-use property set forth in the above chart:

●	The mixed use Mortgaged Property has one or more retail and/or office components. See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self-Storage Property

With respect to the self-storage property set forth in the above chart:

The self-storage Mortgaged Property also derives a portion of the Underwritten Revenue from one or more of (a) rent derived from retail operations and/or (b) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle, other vehicle, and/or boat storage.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self-Storage Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Restaurant	3	7.6%
Gym, fitness center or health club	4	6.3%
Auto servicing center	1	3.8%
Medical	2	2.8%
Daycare center	2	1.3%
Blood bank	1	0.7%

Certain of the Mortgaged Properties have one or more parking garages as part of the collateral. Taking into account Mortgaged Properties as to which parking garages account for at least 5.0% of the Underwritten Revenues at the related Mortgaged Property, the Mortgaged Property identified on Annex A-1 to this prospectus as AMA Plaza, representing approximately 9.7% of the Initial Pool Balance, has one or more parking garages as part of the collateral and such parking garages account for approximately 6.7% of Underwritten Revenues at the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

Top 10 Mortgage Loans

The following table shows certain information regarding the 10 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Cut-off Date Balance per SF (1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
AMA Plaza(2)	$100,000,000	9.7%	$116.12	6.71x	27.3%	Office
225 Bush Street(2)	$100,000,000	9.7%	$212.04	4.66x	27.1%	Office
540 West Madison(2)	$75,292,000	7.3%	$147.72	5.34x	25.9%	Office
U.S. Industrial Portfolio	$74,939,052	7.3%	$48.80	2.08x	67.4%	Industrial
Quad at Whittier	$70,100,000	6.8%	$161.69	1.79x	61.4%	Retail
Simon Premium Outlets	$66,788,798	6.5%	$232.68	2.36x	51.4%	Retail
Westchester Office Portfolio 700 Series	$56,900,000	5.5%	$84.76	1.38x	62.0%	Office
Iron Mountain National Industrial	$50,000,000	4.9%	$31.44	3.79x	39.8%	Industrial
Hamilton Place	$41,714,341	4.1%	$271.77	2.09x	46.3%	Retail
Village Square	$39,500,000	3.8%	$100.55	1.40x	68.0%	Retail
Top 5 Total/Weighted Average	$420,331,052	40.9%		4.33x	39.8%
Top 10 Total/Weighted Average	$675,234,191	65.8%		3.54x	44.9%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Cut-off Date Balance Per SF, UW NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but excludes the principal balance and debt service payment of any related Subordinate Companion Loan.

(2)	Does not include any related Subordinate Companion Loan(s).

See “—Assessments of Property Value and Condition” for additional information.

For more information regarding the 10 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions under “Description of the Top 15 Mortgage Loans” in Annex A-3. Other than with respect to the top 10 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 3.4% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans-—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of Mortgage Loans will include 7 Mortgage Loans, set forth in the table below entitled “Multi-Property Mortgage Loans”, representing approximately 30.8% of the Initial Pool Balance, which are each secured by two or more properties.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Cut-off Date Balance	Approx. % of Initial Pool Balance
U.S. Industrial Portfolio	$74,939,052	7.3%
Simon Premium Outlets	66,788,798	6.5
Westchester Office Portfolio 700 Series	56,900,000	5.5
Iron Mountain National Industrial	50,000,000	4.9
Westchester Office Portfolio 2500-2700 Series	27,100,000	2.6
Residence Inn and SpringHill Suites North Shore	21,813,458	2.1
David Holdings Portfolio	19,000,000	1.9
Total	$316,541,308	30.8%

Two (2) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans”, representing approximately 10.1% of the Initial Pool Balance, are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 8.2% of the Initial Pool Balance. The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Related Borrower Loans

Mortgage Loan	Aggregate Cut-off Date Principal Balance	Approx. % of Initial Pool Balance
Group 1:
Westchester Office Portfolio 700 Series	$56,900,000	5.5%
Westchester Office Portfolio 2500-2700 Series	27,100,000	2.6
Total for Group 1:	$84,000,000	8.2%
Group 2:
Berkshire Hathaway	$9,500,000	0.9%
Wesco International	6,850,000	0.7
Therma Tru Doors	3,525,000	0.3
Total for Group 2:	$19,875,000	1.9%

Mortgage loans with related borrowers are identified under “Related Borrower” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The following table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	14	$328,823,285	32.0%
Illinois	8	$185,905,314	18.1%
New York	8	$85,535,093	8.3%
Pennsylvania	4	$67,813,458	6.6%
Florida	7	$52,273,793	5.1%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated on Annex A-1.

The remaining Mortgaged Properties are located throughout 18 other states, with no more than 4.1% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●	Mortgaged Properties located in California, Tennessee, Texas, Colorado, Arizona and Georgia are more susceptible to certain hazards (such as earthquakes and/or wildfires) than properties in other parts of the country.

●	Mortgaged Properties located in coastal states, which include Mortgaged Properties located in, for example, California, Illinois, New York, Florida, Texas, Hawaii, New Jersey, North Carolina, Georgia, Ohio and South Carolina, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Hurricanes in the Northeast and Mid-Atlantic States and in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

●	Mortgaged Properties located in the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States, are prone to tornados.

●	In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

●	Fifteen (15) Mortgaged Properties collectively securing approximately 34.7% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19%.

Mortgaged Properties With Limited Prior Operating History

With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Iron Mountain National Industrial, Hilton Garden Inn Old Town, David Holdings Portfolio, Berkshire Hathaway, Wesco International and Airport Village, securing approximately 12.4% of the Initial Pool Balance, each has a limited operating history (i.e., less than 2 full years of historical financials), as follows:

●	Two (2) of the Mortgaged Properties identified on Annex A-1 to this prospectus as Hilton Garden Inn Old Town and Airport Village, collectively securing approximately 4.0% of the Initial Pool Balance, each was constructed in a lease-up period or was the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no prior operating history or the mortgage loan seller did not take the operating history into account in the underwriting of the related Mortgage Loan.

●	Seventeen (17) Mortgaged Properties identified on Annex A-1 to this prospectus as the Iron Mountain National Industrial properties and Wesco International, collectively securing approximately 5.5% of the Initial Pool Balance by allocated loan amount, are single tenant properties, each subject to a triple-net lease with the related tenant where the related borrower did not provide the mortgage loan seller with historical financial information for the related Mortgaged Property.

●	Four (4) of the Mortgaged Properties identified on Annex A-1 to this prospectus as David Holdings Portfolio and Berkshire Hathaway, collectively securing approximately 2.8% of the Initial Pool Balance by allocated loan amount, each was acquired by the related borrower or an affiliate of the borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the mortgage loan seller with historical financial information (or provided limited financial information) for such acquired Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common

Five (5) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Skypark Plaza Shopping Center, Berkshire Hathaway, Devon Self Storage Charlotte, Wesco International and Therma Tru Doors, collectively securing 5.2% of the Initial Pool Balance, have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests

One (1) of the Mortgage Loans secured in part by the Mortgaged Property identified on Annex A-1 as Walgreens San Antonio, representing approximately 0.4% of the Initial Pool Balance by allocated loan amount, is secured, in part, by the related borrower’s interest in one or more units in a condominium.

With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A-1 to this prospectus as Walgreens San Antonio, representing approximately 0.4% of the Initial Pool Balance by allocated loan amount, the Mortgaged Property is one of four condominium units (approximately 38.53% portion of the aggregate units). The condominium association is responsible for, among other things, maintaining the common elements, obtaining and maintaining insurance for the property and acting as insurance trustee for the unit owners. The borrower appoints 2 of the 6 board members for the condominium association. A quorum of the board of the condominium association is 5 members, but decisions are made by a majority of those present. For most matters, the master declaration may not be amended unless approved by 80% of the votes in the master association and 51% of the condominium owners, although an affected owner must vote for any matter determined to be a “major decision” (generally items having a material adverse effect on the owner, unit or Walgreens). Pursuant to the Mortgage Loan agreement, the borrower is required to provide insurance if the condominium association does not maintain insurance equivalent to the Mortgage Loan agreement requirements. Since the condominium regime was established on March 30, 2016, separate tax parcels have not yet been assigned. The condominium association has confirmed it will pay the real property taxes when due and the unit owners are required to pay assessments for their relative portion of the taxes. The separate owners will be responsible for the property taxes for their units once the separate tax parcels are established.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Property Ownership Interest(1)

Property Ownership Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee Simple(2)	92	$869,919,204	84.7%
Fee Simple/Leasehold	1	100,000,000	9.7
Leasehold	2	56,620,000	5.5
Total	95	$1,026,539,204	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A-1.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below or in the exceptions to representation number 36 in “Annex D-1—Mortgage Loan Seller Representations and Warranties” and any exceptions to that representation in “Annex D-2—Exceptions to Mortgage Loan Seller Representations and Warranties”, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as AMA Plaza, representing approximately 9.7% of the Initial Pool Balance, the borrower is a tenant under a ground lease with an unrelated third party underlying a portion of the Mortgaged Property used as a parking garage. The ground lease commenced on May 1, 1969 and has an expiration date of April 30, 2044, with one tenant option to extend to April 30, 2059. The current annual rent is $220,664 for the period beginning March 1, 2003 and ending April 30, 2019. Ground lease payments are required to be adjusted in 25 year increments based on 5.5% of the then appraised value of the land (exclusive of buildings and other improvements).

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Poipu Shopping Village, representing approximately 2.8% of the Initial Pool Balance, the Mortgaged Property is subject to a ground lease that has an expiration date of December 31, 2058. The current annual rent is $356,333. The ground lease provides for re-determining the fixed ground rent in 2024 and every 10 years thereafter, based on fair market value and market rate of return (not less than 7.0%). The ground lease also provides for payment of percentage rent equal to 10% of gross rental revenue (excluding reimbursements) paid by tenants under space leases at the Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Embassy Suites Portland Airport, representing approximately 2.7% of the Initial Pool Balance, the Mortgaged Property is subject to a ground lease which expires on August 9, 2049, with two additional 10-year renewal periods. The Port of Portland is the ground lessor and receives ground lease payments based on rooms revenue at the Mortgaged Property as follows: 1.75% of room revenue up to $6 million, plus 2.00% of room revenue from $6 to $9 million, and 2.25% of room revenue for any amount above $9 million.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 12 months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, and such ESAs may have recommended continuing implementation of an operations and maintenance plan and, in some cases, minor cost abatements depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Skypark Plaza Shopping Center, securing approximately 2.4% of the Initial Pool Balance, the related Phase I ESA reported that previous onsite dry cleaning was discontinued in 2002 and limited follow-up subsurface sampling had detected no residual impacts. However, since the sampling had been limited, the ESA recommended that any potential for residual impacts be further addressed with an indoor vapor intrusion survey at an estimated cost of between $8,000 and $12,000. Additionally, the ESA recommended that the ProLube automotive service tenant be required to document that a 2007 failure properly to connect service bay drainage to an oil / water separator had been resolved. The ESA also noted that the municipal water supply contains trace concentrations of pesticide, which triggers a requirement to notify tenants. We cannot assure you that the recommended survey and other actions will be completed at estimated costs or that no further actions will be warranted in the future.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Hannibal, securing approximately 1.0% of the Initial Pool Balance by allocated loan amount, the related ESA reported that two USTs are present at the Mortgaged Property. The ESA noted the possibility that the integrity of these USTs may have been compromised over time and may have subsequently impacted the underlying soil. No subsurface sampling documentation associated with these noted features was noted in available information reviewed during this assessment. Moreover, historical industrial activities at the Mortgaged Property included a former foundry at the 3851 Santa Fe Avenue parcel and a former gas station/carwash. Documentation regarding the assessment of the potential for residual impact to remain in place and for vapor intrusion to present a concern has not been identified. Based on these activities, the ESA noted that a limited subsurface investigation may be warranted to determine the presence or absence of soil and/or groundwater contamination in the vicinity of the existing on-site USTs, noted drainage features, and the former gas station/foundry in the northeastern portion of the Mortgaged Property. The related borrower obtained environmental insurance against claims for pollution and remediation legal liability. We cannot assure you that any investigation will be completed within the estimated cost or that the results of such an investigation will not warrant further actions.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Berkshire Hathaway, securing approximately 0.9% of the Initial Pool Balance, the related Phase I ESA reported that an adjacent third-party former gravel pit and landfill is a National Priorities List (i.e. “NPL” or “Superfund”) site that that underwent several remedial actions between 1984 and 1997. The City of Janesville is the responsible party for the NPL site. The ESA did not recommend any further action in this regard other than periodic review of government agency files to monitor circumstances of the NPL site, at an estimated cost of one thousand dollars per review. We cannot assure you that no further actions would be warranted by any future circumstances.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 3507 Ringsby Court, securing approximately 0.7% of the Initial Pool Balance, the related Phase I ESA reported that the Mortgaged Property and adjacent sites previously had been used for industrial facilities, including a sand and gravel company and a nearby taxi facility, and underground storage tanks (“USTs”). Several leaking UST incidents at and near the Mortgaged Property were investigated and remediated and received regulatory closure. However, coal based fill material also was found and elevated methane vapors were detected in the area in 1994. The ESA recommended performing an indoor air quality study for the existing commercial building at the Mortgaged Property including the day care facility. We cannot assure you that the recommended air quality study will be completed or that results of such a study will not warrant further investigation or other action.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Northwest Mailing Service, securing approximately 0.2% of the Initial Pool Balance by allocated loan amount, the related ESA reported that prior metal processing and manufacturing had occurred onsite. The ESA also observed leaking drums at an adjacent third-party property, although no related staining was observed at the Mortgaged Property. The ESA recommended subsurface sampling to investigate any potential impacts from the onsite and offsite conditions, at an estimated cost range of $15,000 to $25,000. The related borrower obtained environmental insurance against claims for pollution and remediation legal liability. We cannot assure you that any investigation will be completed within the estimated cost or that the results of such an investigation will not warrant further actions.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Lyons, securing approximately 0.2% of the Initial Pool Balance by allocated loan amount, the related ESA reported that an onsite metal washing station for the light industrial activities is served by a trench drain that flows to a waste water clarifier before discharge to the municipal sewer system. The ESA reported that the discharge from the trench and clarifier is periodically checked pursuant to a permit. Based on the duration of these activities, the ESA recommended performing a subsurface investigation to identify any related impacts, at an estimated cost range of $8,000 to $10,000. The related borrower obtained environmental insurance against claims for pollution and remediation legal liability. We cannot assure you that any investigation will be completed within the estimated cost or that the results of such an investigation will not warrant further actions.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 1819 South Lamar Street, securing approximately 0.2% of the Initial Pool Balance by allocated loan amount, the related Phase I ESA reported that previously industrial manufacturing activities had operated onsite for over fifty years. The ESA concluded that it could not rule out the possibility of prior undocumented hazardous materials releases and therefore recommended conducting limited. In addition, with respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 4449 South 36th Street, securing approximately 0.3% of the Initial Pool Balance by allocated loan amount, the related Phase I ESA reported that commercial laundry operations have been conducted on an adjacent third-party property for almost forty years. Diesel fuel previously were detected in a groundwater sample near the border with the Mortgaged Property. The ESA concluded that potential vapor intrusion is not a concern but the ESA recommended conducting limited sampling to determine whether any other impacts may have occurred at the Mortgaged Property. In lieu of subsurface testing, at either Mortgaged Property, the lender purchased a Lender Environmental Collateral Protections and Liability Insurance policy from Steadfast Insurance Company, a subsidiary of Zurich Insurance (rated A+ / XV by A.M. Best), insuring against any possible future environmental impairment or liability for up to $3 million per each pollution event and $3 million for the aggregate policy limit for a 13 year term. The premium was paid in full at origination of the Mortgage Loan. We cannot assure you that the sampling will be completed or that such sampling will not exceed the insurance coverage, or that no further actions will be warranted based on the results of such sampling.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Angstrom Graphics, securing approximately 0.2% of the Initial Pool Balance by allocated loan amount, the related ESA reported that previous sampling had detected residual impacts from prior industrial activities at concentrations below action levels. However, the ESA recommended additional limited investigation within the footprint of the building to determine whether there are any other residual impacts, at an estimated cost of $9,000. The related borrower obtained environmental insurance against claims for pollution and remediation legal liability. We cannot assure you that any investigation will be completed within the estimated cost or that the results of such an investigation will not warrant further actions.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as SITEL, securing approximately 0.05% of the Initial Pool Balance by allocated loan amount, the related ESA reported that previous operation of a third-party adjacent petroleum storage facility had impacted groundwater at the Mortgaged Property. The release was approved for state-funded assessment and cleanup with governmental oversight. The ESA recommended no further action by the owner of the Mortgaged Property other than monitoring the progress of remedial activities.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Hilton Garden Inn Old Town, representing approximately 3.4% of the Initial Pool Balance, the appraisal identified a 230-room Homewood Suites currently under construction by the borrower sponsor in close proximity to the related Mortgaged Property, which is estimated to open in mid-2017 and is estimated to be directly competitive with the Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Embassy Suites Portland Airport, representing approximately 2.7% of the Initial Pool Balance, there are planned renovations and capital improvements, at the Mortgaged Property, including guestrooms and various exterior upgrades and repairs, lobby and common area upgrades and an installation of a swimming pool, totaling $9,700,000 (for which the borrower is required to reserve $275,000 per month until the related PIP reserve equals such amount).

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Residence Inn and SpringHill Suites North Shore, representing approximately 2.1% of the Initial Pool Balance, there are planned renovations and capital improvements at each Mortgaged Property, including guestrooms and various exterior upgrades and repairs, lobby and common area upgrades and an expanded exercise room, totaling $3,770,000 (for which the borrowers have reserved $4,180,000).

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Hollywood, representing approximately 1.6% of the Initial Pool Balance, there are planned renovations and capital improvements at each Mortgaged Property, including guestrooms upgrades and repairs totaling approximately $1.35 million (for which the borrower has reserved $951,100) and façade renovations totaling approximately $2.8 million (for which the borrower has reserved $1,555,474).

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hyatt Place Princeton, representing approximately 1.4% of the Initial Pool Balance, there are planned renovations and capital improvements at the related Mortgaged Property, including guestrooms, lobby, meeting space and fitness center upgrades (for which the borrower has reserved $530,270). Additionally, the appraisal identified a 120-room Hilton Garden Inn Princeton currently under construction in close proximity to the related Mortgaged Property, which is estimated to open in early 2019 and is estimated to be directly competitive with the Mortgaged Property.

With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A-1 to this prospectus as Plaid - Decatur, representing approximately 0.3% of the Initial Pool Balance by allocated loan amount, there is an approximately $6.37 million expansion taking place at the Mortgaged Property (for which the related borrower has reserved approximately $5.8 million).

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessments of Property Value and Condition

Appraisals

For each Mortgaged Property, the mortgage loan seller or other originator obtained a current (within 10 months of the origination date of the Mortgage Loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). See “Transaction Parties—The Originators—Origination and Underwriting Process”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

Engineering Reports

In connection with the origination of each Mortgage Loan included in the trust, other than as identified below, the mortgage loan seller or other originator obtained an engineering report with respect to the related Mortgaged Property with an engineering report dated within 12 months of the Cut-off Date. See “Transaction Parties—The Originators—Origination and Underwriting Process”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Zoning and Building Code Compliance and Condemnation

In connection with the origination of each Mortgage Loan included in the trust, the mortgage loan seller or other originator generally examined whether the use and occupancy of the related real property collateral was in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. In addition, certain Mortgaged Properties may be legal non-conforming uses that may be restricted after certain events, such as casualties, at the Mortgaged Properties. “Transaction Parties—The Originators—Origination and Underwriting Process”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation number 26 in “Annex D-1—Mortgage Loan Seller Representations and Warranties” and any exceptions to that representation in “Annex D-2—Exceptions to Mortgage Loan Seller Representations and Warranties”.

Litigation and Other Considerations

There may be pending or threatened legal proceedings against, or other past or present criminal or adverse regulatory circumstances experienced by, the borrowers, the borrower sponsors and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. In addition, the Mortgaged Property may be subject to ongoing litigation.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 540 West Madison, representing approximately 7.3% of the Initial Pool Balance, Joseph Mizrachi, one of the non-recourse carveout guarantors, was barred from associating with any member of the National Association of Securities Dealers (“NASD,” which entity is now known as Financial Regulatory Authority, Inc. or FINRA) and PAZ Securities, Inc. (“PAZ”), the firm for which Mizrachi served as President, was expelled from membership in NASD, in each case related to sanctions enforced by NASD in 2003 related to the firm’s and Mizrachi’s failure to respond to a request for information.

With respect to the Mortgage Loans secured by the Mortgaged Property identified on Annex A-1 as Embassy Suites Portland Airport, representing approximately 2.7% of the Initial Pool Balance, the indirect owner of the borrower acquired equity interests in the related borrower under such mortgage loan (and owner of the related mortgaged property) from Atrium Hotels, L.P. (formerly known as the John Q. Hammons Hotels, L.P.) (“Atrium LP”) in connection with the liquidation of Atrium LP. The entity that was the general partner of Atrium LP (“Atrium GP”) is controlled by Jonathan Eilian (“Eilian”). Atrium GP owned 100% of the common units in Atrium LP. Atrium GP received this interest in connection with a 2005 transaction among Atrium GP, the Revocable Trust of John Q. Hammons, dated December 28, 1989, as amended and restated (the “JQH Trust”), Hammons, Inc., and others. In that transaction, the JQH Trust and Hammons, Inc. received 100% of the preferred units in Atrium LP, which had a liquidation preference at that time of up to approximately $335 million (the “Atrium Preferred Equity”). Also in connection with the 2005 transaction, the JQH Trust and its affiliates gave to JD Holdings, L.L.C. and its affiliates (collectively, “JD Holdings”), another entity controlled by Eilian, a number of rights with respect to certain properties owned by the JQH Trust and its affiliates, and additional properties developed by the JQH Trust and its affiliates (the “JQH Hotels”), including a right of first refusal (the “JDH ROFR”).

JD Holdings, JQH Trust and their respective affiliates have been engaged in ongoing litigation concerning the interpretation of the JDH ROFR and the terms of the Atrium LP partnership agreement. Among the matters in dispute have been whether a liquidation of Atrium LP constitutes a disposition by JQH or his affiliates as required under the partnership agreement, the calculation of the redemption price of the Atrium Preferred Equity, the validity of the JDH ROFR, the required timing of the sale of the JQH Hotels that are subject to the JDH ROFR.

An October 2014 Memorandum Opinion, issued by the Court of Chancery of the State of Delaware, granted in part JD Holdings’ Motion for Judgment on the Pleadings, and in connection with the remaining outstanding claims between the parties, that court granted Eilian a “Status quo” order in October 2015 to prevent any changes to the status quo on the entire the JQH Trust hotel portfolio.

In September 2015, 100% of the ownership interests in Atrium LP was sold to an affiliate of JD Holdings after a six-month marketing process run by Eastdil to find the best offer. The offer by the affiliate of JD Holdings was approximately $10 million higher than the highest bid received in the Eastdil process. Thereafter, Atrium LP was dissolved, resulting in a payout to JQH Trust of $1 million, which JQH Trust contends was not a liquidation in accordance with the terms of the partnership agreement of Atrium LP.

On June 26, 2016, the JQH Trust and approximately 71 affiliates filed for protection in the United States Bankruptcy Court for the District of Kansas, a filing that the chief executive officer of the JQH Trust acknowledged in a press conference was undertaken in order to stay litigation scheduled to take place on July 26, 2016 through July 29, 2016 between the JQH Trust, JD Holdings and additional parties regarding the above disputes. The Bankruptcy Code provides that all creditors of the debtors and the litigants are “stayed” from taking any action against any debtor or collateral.

As part of the bankruptcy process it is possible that the JQH Trust will file an action against the new owner of the transferred hotels (including the borrowers under the mortgage loans), to assert that the transfer was a “fraudulent conveyance” under applicable state law, in order to have the transferred assets (including the mortgaged properties) returned to Atrium for the benefit of its creditors (including the JQH Trust that had a preferred equity interest in Atrium). In order to prevail in a fraudulent conveyance suit, the JQH Trust would need to show that the assets were purchased for less than reasonably equivalent value and that the properties were not purchased by the transferees in good faith.

A fraudulent conveyance lawsuit could be commenced against the property’s current owner and initial transferee of the properties, and possibly the lender as mortgagee and subsequent transferee of the properties, if the lawsuit is filed after the mortgages are placed on the properties. If a suit were filed, even if decided adversely to the JQH Trust, litigation delays could interfere with the lender’s ability to either collect mortgage payments or foreclose on the mortgaged properties, and if the JQH Trust were to prevail in such a suit, the mortgages could be rendered unenforceable. However, in the event that such a lawsuit were pursued, both the current owner and the lender would be able to assert a good-faith defense, given that the properties were transferred for a reasonable value to their current owner, which would preserve the mortgages on the properties. If JD Holdings’ good-faith defense were rejected by a court and the JQH Trust were to prevail on all causes of action and be awarded damages that JQH Trust claims is owed, a court could require JD Holdings to pay monetary damages of up to $334 million, based on their claimed required the Atrium Preferred Equity payments.

On July 28, 2016, JD Holdings filed a motion for dismissal of the automatic stay on the grounds that the bankruptcy filing was a violation of the status quo order, the JQH Trust was not legally eligible to file for bankruptcy, and that the debtors did not file the bankruptcy petitions with a valid bankruptcy purpose and in good faith , a motion to which the debtors have objected. In addition, the JQH trust has made a motion formally seeking to reject the JDH ROFR as an executory contract.

In order to mitigate the risk of allegations of impropriety by Atrium GP in connection with the sale of ownership of Atrium LP properties to an affiliated entity, Atrium GP obtained an opinion from an independent, third party financial advisor in connection with the sale of the mortgaged properties that states that the consideration received by the sellers in the sale of the equity interests was fair to Atrium LP from a financial point of view. We cannot assure you that the JQH Trust will not commence a fraudulent conveyance lawsuit against JD Holdings or that such financial advisor opinion removes such risk or that it will otherwise be dispositive on any issue. In addition, we cannot assure you that the JQH Trust will not be successful in its attempt to reject the JDH ROFR or that JD Holdings will be able to acquire the JQH Hotels on the favorable terms as it expects.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Crossroads Shopping Center, representing approximately 0.9% of the Initial Pool Balance,

David Johnson, the related guarantor is currently involved in litigation related to Centennial Park Apartments a property owned by Johnson, which is not part of the Mortgaged Property. In connection with Johnson’s acquisition of a tenant in common interest in Central Park Apartments and his actions relating to the refinancing of a loan on the property, the restructuring of the ownership structure, and the sale of the other tenant in common interests in the property, the plaintiffs allege that these actions constitute breach of contract, breach of fiduciary duty, conspiracy, fraud, securities law violations, and intentional interference with contractual relations. While the express terms of the operating agreement did not require Johnson’s consent for this transfer of ownership interests by the other members, Johnson argues that the transfer of all of the ownership interests other than the ownership interests controlled by him is effectively a transfer of the property requiring, him to be bought out and released from a guaranty he provided with respect to financing on the property. We cannot assure you that the outcome of this action will not have a material impact on your investment.

We cannot assure you that any such proceeding would not have an adverse effect on, or provide any indication of the future performance of the borrowers, borrower sponsors and managers related to, the Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Loan Purpose

Twenty-three (23) of the Mortgage Loans, representing approximately 69.3% of the Initial Pool Balance, were, in whole or in part, originated in connection with the borrower’s refinancing of a previous mortgage loan secured by the Mortgaged Property.

Eight (8) of the Mortgage Loans, representing approximately 18.6% of the Initial Pool Balance, were, in whole or in part, originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Two (2) of the Mortgage Loans, representing approximately 12.2% of the Initial Pool Balance, were, in whole or in part, originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Default History, Bankruptcy Issues and Other Proceedings

None of the Mortgage Loans (i) were refinancings in whole or in part of a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the related Mortgaged Property, which prior loan was in default at the time of refinancing or otherwise involved a discounted pay-off, maturity extension, short sale or other restructuring or (ii) provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming REO Property.

With respect to certain of the Mortgage Loans, (a) related borrowers, sponsors and/or key principals (or affiliates thereof) have previously sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed in lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or (b) a Mortgaged Property was acquired by the related borrower or an affiliate thereof through foreclosure or a deed in lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership.

For example, within approximately the last 10 years, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized and cross-defaulted Mortgage Loans:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio, representing approximately 7.3% of the Initial Pool Balance, affiliates of the borrower sponsor have been involved in two foreclosures in 2013 and 2014, two discounted payoffs in 2009 and 2011, and are currently negotiating a loan modification concerning a property unrelated to the Mortgaged Properties.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Simon Premium Outlets, representing approximately 6.5% of the Initial Pool Balance, the borrower sponsor, Simon Property Group, L.P., has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hamilton Place, representing approximately 4.1% of the Initial Pool Balance, affiliates of the nonrecourse carveout guarantor have been involved in 5 foreclosures, 1 deed-in-lieu of foreclosure, 1 special warranty deed and 1 loan default between 2011 and 2016. Each such action was unrelated to the Mortgaged Property.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Village Square, representing approximately 3.8% of the Initial Pool Balance, the borrower sponsor was involved in a discounted payoff in 2011, which was unrelated to the Mortgaged Property.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Poipu Shopping Village, representing approximately 2.8% of the Initial Pool Balance, affiliates of the borrower were involved in a deed-in-lieu of foreclosure in 2009.

With respect to certain of the Mortgage Loans, related borrowers, sponsors and/or key principals (or affiliates thereof) may previously have been the subject of personal bankruptcy proceedings, or a related Mortgaged Property has previously been involved in a borrower, principal or tenant bankruptcy.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”, “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have single tenants as set forth below:

●	Sixty-four (64) of the Mortgaged Properties, securing, in whole or in part, 9 Mortgage Loans, representing in the aggregate approximately 19.8% of the Initial Pool Balance by allocated loan amount are leased to a single tenant.

●	Excluding Mortgaged Properties that are part of a portfolio of Mortgaged Properties, no Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 2.5% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

The Mortgaged Properties have certain tenant concentrations (among the five largest tenants (based on net rentable area)) across multiple Mortgaged Properties securing 2.0% or more of the Initial Pool Balance, as set forth below:

●	Burlington Coat Factory is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 10.7%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Ross Dress For Less is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 9.2%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Michaels is a tenant at each of three (3) Mortgaged Properties, and such Mortgaged Properties secure approximately 8.2%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Nike Factory Store is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 6.5%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Polo Ralph Lauren is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 6.5%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Dollar Tree is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 3.0%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Walgreens is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 2.6%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to the prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Even if none of the top 5 tenants at a particular Mortgaged Property, as identified on Annex A-1 have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling

12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain material lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

●	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

●	With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Property identified in the table below, such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or in the same year of, the maturity or anticipated repayment date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Mortgage Loan Maturity Date
U.S. Industrial Portfolio(1)	7.3%	Various	September 2026
Alton Corporate Plaza(2)	2.5%	November 30, 2027	October 2028
Sprouts Culver City	1.2%	June 30, 2025	November 2026
Michaels Distribution	1.1%	June 30, 2023	November 2026
Berkshire Hathaway	0.9%	December 31, 2026	October 2026
Wesco International	0.7%	December 31, 2028	October 2026
Therma Tru Doors	0.3%	September 30, 2026	November 2026
Michaels at Stoneridge Shopping Center	0.3%	September 30, 2021	September 2026

(1)	The Mortgage Loan is a portfolio of 39 single tenant Mortgaged Properties. Eighteen of the 39 leases expire prior to, or in the same year of, the maturity of the Mortgage Loan. See Annex A-1 for the tenants and their related expiration dates.

(2)	The Anticipated Repayment Date is October 6, 2026. The lease expires after the Anticipated Repayment Date but prior to the final maturity date.

●	With respect to the Mortgaged Properties shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or the same year as, the maturity of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of Leased SF Expiring	Calendar Year of Expiration	Mortgage Loan Maturity Date
Bellevue Town Center	0.9%	86.8%	2023	10/6/2026

●	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

Furthermore, tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, may have filed for bankruptcy or may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which could have a negative effect on the operations of certain tenants at the Mortgaged Properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores. For example:

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Queenstown Premium Outlets, securing approximately 4.1% of the Initial Pool Balance by allocated loan amount, tenants PacSun and Aeropostale have filed for bankruptcy, but are currently in-place and paying rent and have communicated to the borrower sponsor that it will maintain operations at the related Mortgaged Property. We cannot assure you that tenants PacSun and Aeropostale will not reject its lease or continue paying rent.

●	In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hamilton Place, representing approximately 4.1% of the Initial Pool Balance, JC Penney is an anchor at the related Mortgaged Property, however, it is not part of the collateral securing the Mortgage Loan. Certain of the tenant leases at the related Mortgaged Property may permit tenants to terminate their leases and/or abate or reduce rent if JC Penney terminates its lease or goes dark. We cannot assure you that JC Penney will not continue to report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business. We further cannot assure you that the closing of any other JC Penney stores will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Pismo Beach Premium Outlets, securing approximately 2.4% of the Initial Pool Balance by allocated loan amount, tenants PacSun and Aeropostale have filed for bankruptcy, but are currently in-place and paying rent and have communicated to the borrower sponsor that it will maintain operations at the related Mortgaged Property. We cannot assure you that tenants PacSun and Aeropostale will not reject its lease or continue paying rent.

●	On July 7, 2015, Sears Holdings Corp. (“Sears”), announced that it closed its rights offering and sale-leaseback transaction with Seritage Growth Properties (“Seritage“), a recently formed, independent publicly traded real estate investment trust. In the transaction, Sears sold 235 Sears branded and Kmart branded stores to Seritage along with Sears’ 50% interests in joint ventures with each of Simon Property Group, Inc., General Growth Properties, Inc. and The Macerich Company (the “Joint Ventures”), which together hold an additional 31 Sears Holdings properties. In connection with the transaction, Seritage has entered into agreements under which it will lease the substantial majority of the acquired properties, including those owned by the Joint Ventures, back to Sears Holdings, with the remaining stores being leased to third parties. Under the terms of the master leases with Sears Holdings, Seritage and the Joint Ventures have the right to recapture space from Sears Holdings, allowing them to reconfigure and rent the recaptured space to third party tenants over time. In addition, on April 21, 2016, Sears announced its plan to close approximately 68 Kmart and 10 Sears. All of the Sears stores and nearly all of the Kmart stores were expected to close in late July; two Kmart stores were expected to close in mid-September. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hamilton Place, representing approximately 4.1% of the Initial Pool Balance, Sears is an anchor at the related Mortgaged Property, however, it is not part of the collateral securing the Mortgage Loan. We cannot assure you that under the terms of the master leases among Seritage, Sears and the Joint Ventures, such Sears store will remain open for business. We further cannot assure you that the closing of any other Sears store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

We cannot assure you that any other tenant or anchor tenant at a Mortgaged Property will not close stores, including stores at or near the Mortgaged Property.

Terminations

Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the tenant is unable to exercise an expansion right, (viii) if the landlord defaults on its obligations under the lease, (ix) if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor, (x) if the tenant fails to meet certain sales targets or other business objectives for a specified period of time, (xi) if certain anchor or significant tenants at the subject property go dark or terminate their leases, (xii) if the landlord violates the tenant’s exclusive use rights for a specified period of time, or (xiii) based upon contingencies other than those set forth in this “—Lease Expirations and Terminations” section. In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable Mortgaged Property are permitted, an unaffiliated or affiliated third party. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain termination rights or situations in which the tenant may no longer occupy its leased space rights or pay full rent.

In addition, certain of the tenant leases permit the related tenant to unilaterally terminate its lease or otherwise reduce its leased space upon providing notice of such termination within a specified period prior to the termination date. For example, among the 5 largest tenants by net rentable square footage at the Mortgaged Properties securing the largest 10 Mortgage Loans by aggregate Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as AMA Plaza, representing approximately 9.7% of the Initial Pool Balance, the largest tenant, American Medical Association, has a one-time right to terminate its lease in September 2025. Additionally, the third largest tenant, SmithBucklin Corporation, has a one-time right to terminate its lease in June 2025 with 12 months’ notice.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 540 West Madison, representing approximately 7.3% of the Initial Pool Balance, (i) the largest tenant, Bank of America, has the right to terminate its space on the entire 23rd floor (42,470 SF) and/or 4,000 SF of its space on the 1st floor beginning December 31, 2016 with 12 months written notice, (ii) the third largest tenant, Valence Health, has the right to terminate its lease on the last day of any calendar month following April 1, 2025 with no less than 12 months’ written notice and payment of a termination fee. Additionally, Valence Health has the option to contract its space on the 13th and 15th floors (but not the 14th floor), in its entirety, effective on March 31, 2022 with 12 months’ notice, (iii) the fourth largest tenant, Marsh USA, has the right to terminate its lease in February 2020 with 12 months’ notice and payment of a termination fee. Additionally, Marsh USA has a right to contract one-half of a floor in January 2018 with 12 months’ notice and (iv) the fifth largest tenant, SAC Wireless, has the right to terminate its lease on the last day of any calendar month after June 2023 with 15 months written notice and payment of a termination fee.

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Westchester Office Portfolio 700 Series, representing approximately 5.5% of the Initial Pool Balance, (i) the second largest tenant at the 709 Westchester Avenue Mortgaged Property, Citrin Cooperman & Company, has the right to terminate its lease on July 31, 2021 with 12 months’ notice and payment of a termination fee, (ii) the second largest tenant at the 777 Westchester Avenue Mortgaged Property, New York Life Insurance Co., has the right to terminate its lease on June 18, 2022 with 12 months’ notice and payment of a termination fee, (iii) the third largest tenant at the 777 Westchester Avenue Mortgaged Property, RGN-White Plains I, LLC, has the right to terminate its lease on July 22, 2018 with 12 months’ notice and payment of a termination fee, (iv) the largest tenant at the 701 Westchester Avenue Mortgaged Property, Pentegra Services Inc., has the right to terminate its lease on August 17, 2023 with 12 months’ notice and payment of a termination fee and (v) the second largest tenant at the 701 Westchester Avenue Mortgaged Property, Bank of New York, has the right to terminate its lease on October 31, 2023 with 12 months’ notice and payment of a termination fee.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Alton Corporate Plaza, representing approximately 2.5% of the Initial Pool Balance, the single tenant, Rockwell Collins, Inc. has the right to terminate its lease in November 2023 with 12 months’ notice and payment of an approximately $15.2 million termination fee.

Certain of the tenant leases may permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Quad at Whittier, representing approximately 6.8% of the Initial Pool Balance, the largest tenant at the Mortgaged Property, Burlington Coat Factory, has sales ($7.8 million gross or $89 PSF) that currently fall below the tenant’s kickout threshold of approximately $13.12 million (or $150 PSF) for any given twelve month period. Under its kickout clause, Burlington Coat Factory can terminate its lease immediately upon written notice to the landlord within 90 days following such twelve month period. Burlington Coat Factory must then vacate the premises within 180 days of such notice. Burlington Coat Factory’s right to terminate in this manner continues for the remainder of lease term.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Village Square, representing approximately 3.8% of the Initial Pool Balance, the third largest tenant, Burlington Coat Factory has the one-time option to terminate its lease during the 60-day period following September 30, 2016 in the event its sales are less than $7,150,600. Sales as of December 1, 2015 were approximately $4,900,000.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, among the 5 largest tenants (based on net rentable area) at the 15 largest Mortgage Loans or in cases where 10% or more of the aggregate net rentable area at a Mortgaged Property is sublet:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio, representing approximately 7.3% of the Initial Pool Balance, each of the single tenants at five of the 39 Mortgaged Properties, has subleased a portion space to the following subtenants: (i) the Hannibal Mortgaged Property – LexWest, LLC, (ii) the Jade Sterling-IL Mortgaged Property – M. Block & Sons, Inc., (iii) the Jade Sterling-OH Mortgaged Property – (a) Soft-Lite, LLC, (b) GodFrey & Wing and (c) Automation Plastics, (iv) the MVP Charleston Mortgaged Property – CLT Air Freight Carrier, (v) the Kraco Mortgaged Property – (a) Compton Steel Co., Inc. and (b) Morrell’s Electroplating, Inc., and (vi) the World’s Finest Chocolates Mortgaged Property – Barry Callebaut U.S.A. LLC.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hamilton Place, representing approximately 4.1% of the Initial Pool Balance, four of the five largest tenants, Barnes & Noble, Gap/Gap Kids, American Eagle Outfitters and Express, collectively representing approximately 14.5% of the net rentable area of the related Mortgaged Property, may each pay reduced rent or terminate their respective leases if a specified percentage of the Mortgaged Property is unoccupied or certain tenants go dark.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Village Square, representing approximately 3.8% of the Initial Pool Balance, the third largest tenant, Burlington Coat Factory, may terminate with 30 days’ notice or continue operating and pay percentage rent (2%) in the event (i) two tenants collectively representing more than 30,000 SF cease operating for 18 consecutive months or (ii) more than 40% of small stores (collectively representing less than 30,000 SF) cease operating. Additionally the fifth largest tenant, Office Depot, Inc, may terminate with 30 days’ notice if The Home Depot is not operating for 240 consecutive days.

In addition, certain of the tenant leases may permit a tenant to go dark at any time.

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. For example:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as AMA Plaza, representing approximately 9.7% the Initial Pool Balance, American Medical Association is the largest tenant.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 225 Bush Street, representing approximately 9.7% the Initial Pool Balance, Jewish Vocational Services is the eighth largest tenant.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Center For The Medical Arts, representing approximately 2.2% the Initial Pool Balance, University of Miami Health is the fifth largest tenant.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 701 Westchester Avenue, securing approximately 1.1% of the Initial Pool Balance by allocated loan amount, United Jewish Appeal is the fifth largest tenant.

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. One or more leases at certain Mortgaged Properties representing less than 5% of the base rent could have these types of risks.

Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

Certain of the tenant leases may permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Terminations” section.

See “Description of the Top 15 Mortgage Loans” on Annex A-3 to this prospectus for more information on material termination options relating to the largest 15 Mortgage Loans.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants, by net rentable area, at a Mortgaged Property or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent as set forth below with respect to the largest 15 Mortgage Loans by aggregate Cut-off Date Balance:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Quad at Whittier, representing approximately 6.8% of the Initial Pool Balance, the Michaels lease contained a co-tenancy clause that provided for percentage rent in lieu of base rent in the event that Old Navy vacated the property. On March 31, 2016, Old Navy vacated their space prior to moving to another location at the Quad at Whittier Property as a temporary tenant. Michaels currently pays 3% of sales in lieu of rent. Michaels is expected to begin paying its scheduled base rent in March 2017 when Marshalls is expected to take occupancy. We cannot assure you that Marshalls will take occupancy or will begin paying as anticipated or at all.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Banner, Builders FirstSource, Hannibal, MVP Mayfield, Plaid – Decatur, Plaid – Norcross, Worlds Finest Chocolates, Center For The Medical Arts and Michaels Distribution Center, securing in whole or in part 3 Mortgage Loans representing approximately 5.3% of the Initial Pool Balance by allocated loan amount, certain tenants, franchisors, property managers, ground lessors, developers or owners’ associations at such Mortgaged Properties or other parties have a purchase option or a right of first refusal or right of first offer, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Property in the event the related borrower decides to sell the related Mortgaged Property or its leased premises.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Poipu Shopping Village, representing approximately 2.8% of the Initial Pool Balance, within 60 days of a foreclosure sale or the recordation of an assignment in lieu of the foreclosure of the mortgage, the lender is required to notify the ground lessor in writing of such pending foreclosure sale or assignment in lieu of foreclosure, and the ground lessor will have the right, but not the obligation, within 60 days after receiving such notice, to purchase the Mortgage Loan, at a purchase price equal to the full amount then owing under the Mortgage Loan, including principal of the related note, interest through the next due date, costs and expenses, protective advances, and reasonable attorney’s fees plus the related yield maintenance premium calculated as if the Mortgage Loan were prepaid on the date the Mortgage Loan is purchased. Notwithstanding the foregoing, in the event that (i) the ground lessor does not effect the purchase of the mortgage and the Mortgage Loan within such 60-day period, (ii) the ground lessor has elected to purchase the mortgage and the Mortgage Loan and prior to the completion of such purchase, all existing defaults by the borrower are cured and the mortgage and the Mortgage Loan are reinstated or (iii) the ground lessor has elected to purchase the mortgage and the Mortgage Loan, but prior to the completion of such purchase, the ground lessor is subject to a bankruptcy proceeding, in each such case, the ground lessor’s election to purchase the Mortgage and the Mortgage Loan is required to be immediately terminated and of no further force or effect, and the ground lessor will not be entitled or obligated to purchase the Mortgage and the Mortgage Loan. Nothing will require or be deemed to require the lender to delay or forebear from commencing a foreclosure proceeding or negotiating an assignment in lieu of foreclosure or otherwise exercising the lender’s rights and remedies against the borrower pursuant to the Mortgage.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties may be leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Iron Mountain National Industrial, representing approximately 4.9% of the Initial Pool Balance, the Mortgaged Properties are subject to a master lease with an affiliate of the borrower. The parent company of the tenant at each of the Mortgaged Properties guarantees the lease. The tenant under the master lease, Iron Mountain Information Management, LLC, subleases a portion of its space equal to 6.7% of the portfolio SF to an affiliate, Iron Mountain Management Services, Inc.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 3507 Ringsby Court, representing approximately 0.7% of the Initial Pool Balance, the fourth largest tenant, Zeppelin Development, is owned by two of the borrower sponsors.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

Certain of the Mortgaged Properties may be leased in whole or in part by relevant transaction parties or their affiliates. For example:

●	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as 777 Westchester Avenue and 701 Westchester Avenue, collectively representing approximately 2.3% of the Initial Pool Balance by allocated loan amount, Wells Fargo Home Mortgage (an affiliate of Wells Fargo Bank, National Association) is currently leasing approximately 1.7% (2,130 square feet) and 2.6% (4,184 square feet), respectively, of the net rentable area at the related Mortgaged Properties. Wells Fargo Bank, National Association is the master servicer, the certificate administrator, the special servicer of the AMA Plaza Whole Loan and one of the interim servicers of this securitization transaction.

●	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 2500 Westchester Avenue, representing approximately 1.6% of the Initial Pool Balance by allocated loan amount, Wells Fargo Advisors LLC (an affiliate of Wells Fargo Bank, National Association) is currently leasing approximately 1.8% (3,001 square feet) of the net rentable area at the related Mortgaged Property. Wells Fargo Bank, National Association is the master servicer, the certificate administrator, the special servicer of the AMA Plaza Whole Loan and one of the interim servicers of this securitization transaction.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Fifteen (15) of the Mortgaged Properties, securing 34.7% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk (seismic zone 3 or 4). These areas include all or parts of the states of California and Oregon. Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19%.

In the case of 87 Mortgaged Properties which secure in whole or in part 25 Mortgage Loans, representing approximately 73.8% of the Initial Pool Balance by allocated loan amount, the related borrowers maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager, as described below:

●	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 as David Holdings Portfolio, representing approximately 1.9% of the Initial Pool Balance, the related borrower may rely on the insurance provided by the condominium association from the tenant doing business as Walgreens. The related borrower may rely on the insurance provided by any of the tenants doing business as Sprouts Farmers Market, Petco or Walgreens for its respective leased premises so long as such insurance is maintained in compliance with the terms of the applicable lease and satisfies the other requirements set forth in the related Mortgage Loan documents.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.

Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” and see representation number 26 in “Annex D-1—Mortgage Loan Seller Representations and Warranties” and any exceptions to that representation in “Annex D-2—Exceptions to Mortgage Loan Seller Representations and Warranties”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as AMA Plaza, representing approximately 9.7% of the Initial Pool Balance, the Mortgaged Property is a designated City of Chicago Landmark. The Mortgaged Property is subject to certain land use restrictions and is owned in separate fee simple air rights parcels that are described via metes and bounds legal descriptions. The Mortgaged Property is governed by an Amended and Restated Declaration of Covenants, Conditions, Restrictions and Easements, which was recorded as part of the vertical subdivision between the Mortgaged Property and the Langham Hotel.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Appraised Value

In certain cases, in addition to an “as-is” value, the appraisal states an “as-stabilized”, “hypothetical as-is” or “as complete” value that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value which may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances, free or abated rent periods or increased tenant occupancies other than as set forth below.

With respect to the loan-to-value ratios at maturity of 9 Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as identified in the definition of “Maturity Date/ARD LTV Ratio”, the related LTV Ratio at Maturity/ARD, reflected in this prospectus, is calculated using an “as stabilized”, “hypothetical as-is” or “as complete” appraised value.

Appraised Values are further calculated based on certain other assumptions and considerations set forth in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See Annex D-2 for additional information.

●	With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio, representing approximately 7.3% of the Initial Pool Balance, the recourse carveouts under the Mortgage Loan agreement do not include misappropriation of condemnation proceeds.

●	With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Simon Premium Outlets, representing approximately 6.5% of the Initial Pool Balance, for so long as Simon Property Group, L.P. is the guarantor under the guaranty and the indemnitor under the environmental indemnity, recourse relating to the guaranty and the environmental indemnity agreement is limited to an amount equal to 20% of the initial principal balance of the Whole Loan. In addition, the borrower is permitted to replace the existing guarantor for liabilities under the guaranty and environmental indemnity accruing after the date of such replacement with an entity controlled by Simon Property Group, L.P., provided that certain requirements in the related Mortgage Loan documents are satisfied.

●	With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Iron Mountain National Industrial, representing approximately 4.9% of the Initial Pool Balance, the borrower is the only obligated party as it relates to the recourse carveouts and springing recourse obligations.

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hamilton Place, representing approximately 4.1% of the Initial Pool Balance, recourse for prohibited transfers of the Mortgaged Property or equity interests in the related borrower is limited to actual damages.

●	The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties:

●	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as AMA Plaza, representing approximately 9.7% of the Initial Pool Balance, the Mortgaged Property received a Class L real estate tax designation, which provides the Mortgaged Property tax relief. The abatement allows the Mortgaged Property to benefit from taxes at less than half of a full assessment for a 12-year period starting with the 2014 tax bill. The Mortgaged Property will be assessed at 10% of market value for 2014-2024, 15% in 2025, and 20% in year 2026, before returning to the market assessment level of 25% thereafter.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Ten (10) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing approximately 27.5% of the Initial Pool Balance, provide for payments of interest and principal until the maturity date and then have an expected Balloon Balance at the related maturity date.

Ten (10) Mortgage Loans, representing approximately 47.0% of the Initial Pool Balance, are interest-only until the maturity date or Anticipated Repayment Date.

Thirteen (13) Mortgage Loans, representing approximately 25.5% of the Initial Pool Balance, provide for payments of interest only for the first 24 to 60 months following the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Default Grace Period (Days)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
6	0	33	100.0%
Total		33	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple, leasehold or fee simple/leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All but one of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”). One of the Mortgage Loans accrues interest on the basis of assuming a 30 day month and assuming a 360-day year.

ARD Loan

One (1) Mortgage Loan secured by the Mortgaged Property identified as Alton Corporate Plaza on Annex A-1 to this prospectus (such Mortgage Loan, the “ARD Loan”), representing approximately 2.5% of the Initial Pool Balance, provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for the ARD Loan.

On or after its Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance charge or prepayment premium) on the ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class S certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of prepayment lockout, defeasance and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 4 to 13 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and A-3 for more information on reserves relating to the Mortgage Loans.

Voluntary Prepayments

As of the Cut-off Date, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

Three (3) Mortgage Loans, representing approximately 7.9% of the Initial Pool Balance, permit the related borrower, after a lockout period of 11 to 25 payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods(1)

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
4	23	56.3%
5	3	14.5
7	6	19.4
13	1	9.7
Total	33	100.0%

(1)	See Annex A-1 for specific criteria applicable to the Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of

Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance; Collateral Substitution

The terms of 30 of the Mortgage Loans (the “Defeasance Loans”), representing approximately 92.1% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or anticipated repayment date, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment, a partial substitution, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

Partial Releases

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio, representing approximately 7.3% of the Initial Pool Balance, provided no event of default under the Mortgage Loan has occurred and is continuing, the borrowers have the right after the earlier to occur of (i) the second anniversary of the closing date of the securitization into which the last U.S. Industrial Portfolio Pari Passu Companion Loan is deposited and (ii) the third anniversary of the origination of the Mortgage Loan to obtain release of one or more of the Mortgaged Properties in conjunction with a transfer of such building to an unaffiliated third party, subject to the satisfaction of certain conditions, including, among others: (i) delivery of defeasance collateral in an amount equal to 115% of the allocated loan amount for each Mortgaged Property being released, (ii) after giving effect to such release, the debt service coverage ratio (calculated in accordance with the related loan documents) for the trailing 12-month period, recalculated to include only income and expense attributable to the portion of the Mortgaged Properties remaining after the contemplated release and to exclude the interest expense on the aggregate amount defeased in connection with such release, is equal to or greater than the greater of (x) 2.20x and (y) the lesser of (i) 2.55x and (ii) debt service coverage ratio immediately prior to such release, and (iii) compliance with REMIC requirements.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Quad at Whittier, representing approximately 6.8% of the Initial Pool Balance, provided no event of default under the Mortgage Loan has occurred and is continuing, the borrower has the right after the second anniversary of the securitization Closing Date to obtain release of a parcel from the lien of the related loan documents, subject to the satisfaction of certain conditions, including, among others: (i) delivery of defeasance collateral in an amount equal to 110% of the allocated loan amount of the release parcel so released, (ii) after giving effect to such release, the debt service coverage ratio (calculated in accordance with the related loan documents) for the trailing 12-month period, recalculated to include only income and expense attributable to the portion of the Mortgaged Properties remaining after the contemplated release and to exclude the interest expense on the aggregate amount defeased in connection with such release, is at least 1.45x, (iii) delivery of a REMIC opinion, (iv) receipt of a Rating Agency Confirmation and (v) satisfaction of certain REMIC requirements.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Simon Premium Outlets, representing approximately 6.5% of the Initial Pool Balance, provided no event of default under the Mortgage Loan has occurred and is continuing, at any time after the earlier to occur of (i) October 6, 2019 and (ii) the second anniversary of the closing date of the securitization into which the last piece of the Simon Premium Outlets Whole Loan is deposited, the borrowers may obtain the release of one or both of the Mortgaged Properties from the lien of the Mortgage Loan, subject to the satisfaction of certain conditions, including, among others: (i) delivery of defeasance collateral in an amount not less than (x) with respect to the release of Pismo Beach Premium Outlets Mortgaged Property, 125% of its allocated loan amount, and with respect to the release of the Queenstown Premium Outlets Mortgaged Property, 115% of its allocated loan amount, (ii) except in the case of a full defeasance, the debt yield calculated to include only income and expense attributable to the portion of the Mortgaged Properties remaining after the contemplated release and to exclude the interest expense on the aggregate amount defeased in connection with such release, is not less than the greater of (x) 13% and (y) the debt yield calculated to include income and expense for the Mortgaged Properties immediately prior to such partial defeasance, (iii) delivery of a REMIC opinion and (iv) receipt of a Rating Agency Confirmation.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Westchester Office Portfolio 700 Series, representing approximately 5.5% of the Initial Pool Balance, provided no event of default under the Mortgage Loan has occurred and is continuing, at any time after the second anniversary of the securitization Closing Date, the borrowers may obtain the release of one or more of the Mortgaged Properties from the lien of the Mortgage Loan, subject to the satisfaction of certain conditions, including, among others: (i) delivery of defeasance collateral in an amount equal to the lesser of (x) the Release Price and (y) the portion of the Mortgage Loan that has not been defeased as of the date of such release, (ii) except in the case of a full defeasance, the debt yield calculated to include only income and expense attributable to the portion of the Mortgaged Properties remaining after the contemplated release and to exclude the interest expense on the aggregate amount defeased in connection with such release, is not less than (x) 9.6% and (y) the debt yield immediately prior to such release, (iii) delivery of a REMIC opinion and (iv) receipt of a Rating Agency Confirmation. With respect to the release of either the 701 Westchester Avenue Mortgaged Property or the 777 Westchester Avenue Mortgaged Property, the individual property may only be released in connection with a third party transaction. Release Price means, with respect to the release of (a) 707/709 Westchester Avenue and 711 Westchester Avenue, 125% of such portion of the Mortgaged Properties’ allocated loan amount and (b) 701 Westchester Avenue and 777 Westchester Avenue, the greater of (x) 90% of the proceeds received by the borrowers from the sale of such portion of the Mortgaged Properties (excluding net prorations in favor of the borrowers), net of the documented reasonable and customary closing costs actually incurred by borrowers in connection with such sale (including, without limitation, actual third-party brokerage commissions, transfer taxes and reasonable attorneys’ fees and disbursements, and (y) 125% of such portion of the Mortgaged Properties’ allocated loan amount.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Iron Mountain National Industrial, representing approximately 4.9% of the Initial Pool Balance, provided no event of default under the Mortgage Loan has occurred and is continuing, at any time after the second anniversary of the Closing Date, the borrower may obtain the release of one or more of the Mortgaged Properties from the lien of the Mortgage Loan, subject to the satisfaction of certain conditions, including, among others: (i) delivery of defeasance collateral in an amount equal to the lesser of (x)(1) 105% of the applicable allocated loan amount for the first 10% of the Mortgage Loan amount, (2) 110% of the applicable allocated loan amount for the second 10% of the Mortgage Loan amount, and (c) 115% of applicable allocated loan amount for any remaining Mortgaged Property and (y) the portion of the Mortgage Loan that has not been defeased as of the date of such release, (ii) except in the case of a full defeasance, the debt yield calculated to include only income and expense attributable to the portion of the Mortgaged Properties remaining after the contemplated release and to exclude the interest expense on the aggregate amount defeased in connection with such release, is not less than the greater of (x) 14.61% and (y) the debt yield immediately prior to such release, (iii) delivery of a REMIC opinion and (iv) receipt of a Rating Agency Confirmation.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hamilton Place, representing approximately 4.1% of the Initial Pool Balance, the borrower may obtain the release of one or more non-income producing and vacant outlot parcels, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents including, among others: (i) no event of default is continuing under the Mortgage Loan, (ii) the receipt of a Rating Agency Confirmation and (iii) delivery of a REMIC opinion.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Residence Inn and SpringHill Suites North Shore, representing approximately 2.1% of the Initial Pool Balance, provided that no event of default under the Mortgage Loan is then continuing, the borrower is permitted to obtain the release of either property at any time on or after the first due date following the earlier of (a) the third anniversary of the origination date of the Mortgage Loan and (b) the second anniversary of the closing date of the securitization into which the last companion loan is deposited, by defeasing either the entire Mortgage Loan, or a portion of the Mortgage Loan equal to the lesser of (i) 120% of the allocated loan amount for the Mortgaged Property released and (ii) the portion of the debt that has not been defeased as of the date of such release, provided that after giving effect thereto, unless the Mortgage Loan is defeased in full, debt service coverage ratio for the 12-month period ending on the last day of a fiscal quarter then most recently ended, recalculated to include only income and expense attributable to the Mortgaged Properties remaining after the contemplated release and to exclude the interest expense on the aggregate amount defeased, is required to be no less than the greater of (i) 1.77x or the debt service coverage ratio immediately prior to such release. Moreover, such defeasance is subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including among others: (i) delivery of a Rating Agency Confirmation and (ii) the satisfaction of the REMIC requirements.

Substitutions

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Iron Mountain National Industrial, representing approximately 4.9% of the Initial Pool Balance, provided no event of default under the Mortgage Loan has occurred and is continuing, at any time after the six-month anniversary of the origination date but prior to the nine year anniversary of the origination date, the borrower may substitute one or more of the Mortgaged Properties with a qualified substitute property, subject to the satisfaction of certain conditions, including, among others: (i) the lender has received an appraisal for the qualified substitute property indicating a value that is equal to or greater than the value indicated in the appraisal acceptable to the lender obtained for the replaced Mortgaged Property at that time, or in connection with the origination of the Mortgage Loan, (ii) the allocated loan amounts of all replaced Mortgaged Properties during the term of the Mortgage Loan is not permitted to exceed 15% of the Mortgage Loan amount in the aggregate, except that such 15% limitation will not apply in the case of any replaced Mortgaged Property as to which a casualty or condemnation has occurred and as to which the borrower intends a Mortgaged Property substitution pursuant to the Mortgage Loan documents, (iii) receipt of a Rating Agency Confirmation, (iv) the debt yield calculated to include only income and expense attributable to the portion of the Mortgaged Properties remaining after the contemplated substitution and to exclude the interest expense on the aggregate amount released, is not less than the greater of (x) 14.61% and (y) the debt yield immediately prior to such release and (v) delivery of a REMIC opinion.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Twenty-one (21) of the Mortgage Loans, representing approximately 56.8% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twenty-one (21) of the Mortgage Loans, representing approximately 56.7% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Fourteen (14) of the Mortgage Loans, representing approximately 50.5% of the Initial Pool Balance, are secured by office, retail, industrial or mixed use properties, and provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Eight (8) of the Mortgage Loans, representing approximately 26.2% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Six (6) of the Mortgage Loans, representing approximately 15.9% of the Initial Pool Balance, provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Lockbox Accounts

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the manner in which tenant rent is transferred to a lockbox account, in some cases, only upon the occurrence of a trigger event:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Hard Lockbox	20	$877,110,044	85.4%
Springing Lockbox	12	140,740,378	13.7
None	1	8,688,782	0.8
Total	33	$1,026,539,204	100.0%

The lockbox accounts will not be assets of the issuing entity. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” or Annex A-1 to this prospectus for a description of lockbox and cash management accounts.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Originators—Origination and Underwriting Process—Exceptions to GSMC’s Disclosed Underwriting Guidelines”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a holder of a related Companion Loan, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, the sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance(1)	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(2)	Cut-off Date Total Debt Underwritten NCF DSCR(1)
540 West Madison(3)	$75,292,000	$87,000,000	$162,708,000(4)	$75,000,000	$400,000,000	4.4085%	25.9%	63.8%	5.34x	1.59x

(1)	Calculated including the mezzanine debt and any related Companion Loan (including any related Subordinate Companion Loan).

(2)	Calculated including any related Pari Passu Companion Loan (but without regard to any Subordinate Companion Loan or mezzanine debt).

(3)	The 540 West Madison Whole Loan has one related mezzanine loan that is currently held by an unaffiliated third party.

(4)	Represents the aggregate original balance of note B and note C.

The mezzanine indebtedness is coterminous with the related Mortgage Loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name(1)	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Intercreditor Agreement Required
225 Bush Street	$100,000,000	52%	2.20x	Yes

(1)	Future mezzanine debt permitted in connection with the sale of the related Mortgaged Property and assumption of the related Mortgage Loan.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. The intercreditor required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability To Incur Other Indebtedness Entails Risk”.

Preferred Equity

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as AMA Plaza, representing approximately 9.7% of the Initial Pool Balance, the indirect parent of the related borrower, has issued preferred equity in the initial amount of $75,000,000 with a preferred annual rate of return, compounded monthly, equal to, for the period from and including November 1, 2016 and continuing on each payment date thereafter until the preferred equity has been repaired in full, 9% per annum (or in the case of an event of default, 14% per annum). The final, mandatory redemption date is required to be the earliest of (i) October 1, 2023 (subject to a one-year extension) or (ii) the maturity date of the AMA Plaza Whole Loan, and (iii) the date of delivery of a demand notice by the preferred equity holder.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 540 West Madison, representing approximately 7.3% of the Initial Pool Balance, the related Mortgage Loan documents permit the borrower to issue preferred equity, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including among others: (i) the amount thereof may not exceed $122.5 million, (ii) the holder(s) of such preferred equity interest or the persons that own (directly or indirectly) more than 50% of the beneficial interests in such preferred equity holder(s) and control such preferred equity holder(s) are required to have an aggregate net worth, excluding their interest in the Mortgaged Property, of at least $250 million, (iii) any and all preferred equity contributions will be subject and subordinate to all amounts payable to the mortgage lender with respect to the Mortgage Loan and all amounts payable to mezzanine lender under the mezzanine loan, all reserves required under the Mortgage Loan documents and all amounts required for the borrower to operate the Mortgaged Property, (iv) any such preferred equity interest may not be transferable or subject to a pledge or other encumbrance, except that the preferred equity interest may be transferred or pledged to one or more holders with an aggregate net worth, excluding the Mortgaged Property, of at least $250 million, (v) the holder of any such preferred equity interest may not have actual or effective control over the normal operation of the borrower or the Mortgaged Property (it being understood, for the avoidance of doubt, that the right to approve or to veto major decisions may not, in and of itself, constitute actual of effective control), (vi) any and all remedies of the holder of such preferred equity with respect to such preferred equity interest is required to be subordinate to the lien of the Mortgage Loan documents in all respects, may not include any foreclosure-like remedies and may not be exercisable until the Mortgage Loan is repaid in full, (vii) such preferred equity interest may not have a mandatory redemption date earlier than the maturity date, (viii) no such preferred equity interest may be secured by any real or personal property of the borrower, including the Mortgaged Property, and (ix) the holder of such preferred equity interest may have the right to force a sale of the Mortgaged Property, but only following the fifth anniversary of the issuance thereof and then only subject to the following conditions: the sale must either occur simultaneously with the defeasance of the Mortgage Loan in full in accordance with the terms of the Mortgage Loan documents, or otherwise the sale price must exceed $615 million and be subject to the satisfaction of all requirements and conditions set forth the Mortgage Loan documents related to assumptions and equity transfers, as applicable.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as U.S. Industrial Portfolio, representing approximately 7.3% of the Initial Pool Balance, Lower Terra JV, LLC, the indirect parent of the related borrowers, has issued preferred equity in the initial amount of approximately $98,386,245 with a preferred annual rate of return, compounded monthly, equal to: (i) for the period from and including September 1, 2016 to but excluding September 1, 2017, 12.6%; (ii) for the period from and including September 1, 2017 to but excluding September 1, 2018, 13.1%; (iii) for the period from and including September 1, 2018 to but excluding September 1, 2019, 13.6%; and (iv) thereafter, 14.1%. The final, mandatory redemption date is required to be one year and a day after the last maturity date of any mortgage loan or mezzanine loan directly or indirectly, as applicable, secured by the related Mortgaged Properties. Upon certain bad boy acts and similar defaults under the preferred equity documents, the preferred investor has the right to replace the managing member, increase the preferred rate of return by 3% and, in some cases, cause a sale of the assets of the subsidiaries and/or hyperamortize the preferred equity amount. Additionally the parents of the borrower are permitted to issue additional preferred equity in any upper tier parent of the borrower so long as after giving effect to such issuance of such preferred equity a change of control of the borrower under the Mortgage Loan documents would not occur as a result of such issuance or upon the exercise of any remedy by the holder of any such preferred equity.

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability To Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as AMA Plaza, 225 Bush Street, 540 West Madison, U.S. Industrial Portfolio, Simon Premium Outlets, Hamilton Place, Embassy Suites Portland Airport and Residence Inn and SpringHill Suites North Shore is part of a related Whole Loan consisting of such Mortgage Loan and the related Pari Passu Companion Loan(s) and/or in certain cases, the related Subordinate Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holders of the related Companion Loan(s) (the “Companion Loan Holder”) are generally governed by a co-lender agreement (each, a “Co-Lender Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and related Companion Loan(s) are cross-collateralized and cross-defaulted.

“AB Whole Loan” means each of the AMA Plaza Whole Loan, the 225 Bush Street Whole Loan and the 540 West Madison Whole Loan.

“Whole Loan” means each of the AMA Plaza Whole Loan, the 225 Bush Street Whole Loan, the 540 West Madison Whole Loan, the U.S. Industrial Portfolio Whole Loan, the Simon Premium Outlets Whole Loan, the Hamilton Place Whole Loan, the Embassy Suites Portland Airport Whole Loan and the Residence Inn and SpringHill Suites North Shore Whole Loan, as the context may require and as applicable.

“Non-Serviced Certificate Administrator” means the 540 West Madison Certificate Administrator, the U.S. Industrial Portfolio Certificate Administrator, the Hamilton Place Certificate Administrator, the Embassy Suites Portland Airport Certificate Administrator and the Residence Inn and SpringHill Suites North Shore Certificate Administrator, as applicable.

“Non-Serviced Co-Lender Agreement” means the 540 West Madison Co-Lender Agreement, the U.S. Industrial Portfolio Co-Lender Agreement, the Hamilton Place Co-Lender Agreement, the Embassy Suites Portland Airport Co-Lender Agreement and the Residence Inn and SpringHill Suites North Shore Co-Lender Agreement.

“Non-Serviced Companion Loan” means the 540 West Madison Pari Passu Companion Loans, the 540 West Madison Subordinate Companion Loans, the U.S. Industrial Portfolio Pari Passu Companion Loans, the Hamilton Place Pari Passu Companion Loans, the Embassy Suites Portland Airport Companion Loan and the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans.

“Non-Serviced Directing Holder” means the 540 West Madison Directing Holder, the U.S. Industrial Portfolio Directing Holder, the Hamilton Place Directing Holder, the Embassy Suites Portland Airport Directing Holder and the Residence Inn and SpringHill Suites North Shore Directing Holder, as applicable.

“Non-Serviced Master Servicer” means the 540 West Madison Master Servicer, the U.S. Industrial Portfolio Master Servicer, the Hamilton Place Master Servicer, the Embassy Suites Portland Airport Master Servicer and the Residence Inn and SpringHill Suites North Shore Master Servicer, as applicable.

“Non-Serviced Mortgage Loan” means the 540 West Madison Mortgage Loan, the U.S. Industrial Portfolio Mortgage Loan, the Hamilton Place Mortgage Loan, the Embassy Suites Portland Airport Mortgage Loan and the Residence Inn and SpringHill Suites North Shore Mortgage Loan.

“Non-Serviced PSA” means the GSMS 2016-GS2 PSA and GSMS 2016-GS3 PSA, as applicable.

“Non-Serviced Securitization Trust” means the 540 West Madison Securitization Trust, the U.S. Industrial Portfolio Securitization Trust, the Hamilton Place Securitization Trust, the Embassy Suites Portland Airport Securitization Trust and the Residence Inn and SpringHill Suites North Shore Securitization Trust, as applicable.

“Non-Serviced Special Servicer” means the 540 West Madison Special Servicer, the U.S. Industrial Portfolio Special Servicer, the Hamilton Place Special Servicer, the Embassy Suites Portland Airport Special Servicer and the Residence Inn and SpringHill Suites North Shore Special Servicer, as applicable.

“Non-Serviced Trustee” means the 540 West Madison Trustee, the U.S. Industrial Portfolio Trustee, the Hamilton Place Trustee, the Embassy Suites Portland Airport Trustee and the Residence Inn and SpringHill Suites North Shore Trustee, as applicable.

“Non-Serviced Whole Loan” means the 540 West Madison Whole Loan, the U.S. Industrial Portfolio Whole Loan, the Hamilton Place Whole Loan, the Embassy Suites Portland Airport Whole Loan and the Residence Inn and SpringHill Suites North Shore Whole Loan.

“Pari Passu Companion Loan” means each of the AMA Plaza Pari Passu Companion Loan, the 540 West Madison Pari Passu Companion Loans, the U.S. Industrial Portfolio Pari Passu Companion Loans, the Simon Premium Outlets Pari Passu Companion Loan, the Hamilton Place Pari Passu Companion Loan, the Embassy Suites Portland Airport Pari Passu Companion Loan and the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans.

“Serviced AB Whole Loan” means the AMA Plaza whole loan and the 225 Bush Street whole loan.

“Serviced Companion Loan” means each of the AMA Plaza Pari Passu Companion Loan, the Simon Premium Outlets Pari Passu Companion Loan, the AMA Plaza Subordinate Companion Loans and the 225 Bush Street Trust Subordinate Companion Loan.

“Serviced Pari Passu Companion Loan” means each of the AMA Plaza Pari Passu Companion Loan and the Simon Premium Outlets Pari Passu Companion Loan.

“Serviced Pari Passu Mortgage Loan” means each of the AMA Plaza Mortgage Loan and the Simon Premium Outlets Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of the AMA Plaza Whole Loan and the Simon Premium Outlets Whole Loan.

“Serviced Subordinate Companion Loan” means the Trust Subordinate Companion Loans and the Non-Trust Subordinate Companion Loan.

“Serviced Whole Loan” means each of the AMA Plaza Whole Loan, the 225 Bush Street Whole Loan and the Simon Premium Outlets Whole Loan.

“Subordinate Companion Loan” means each of the AMA Plaza Subordinate Companion Loan, the 225 Bush Street Trust Subordinate Companion Loan and the 540 West Madison Subordinate Companion Loans.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
AMA Plaza	$100,000,000	9.7%	$30,000,000	$174,000,000(3)	27.3%	63.7%	6.71x	2.13x
225 Bush Street	$100,000,000	9.7%	$22,000,000	$113,000,000	27.1%	52.2%	4.66x	2.25x
540 West Madison(4)	$75,292,000	7.3%	$87,000,000	$162,708,000(5)	25.9%	51.8%	5.34x	2.16x
U.S. Industrial Portfolio	$74,939,052	7.3%	$232,450,948	$0	67.4%	67.4%	2.08x	2.08x
Simon Premium Outlets	$66,788,798	6.5%	$34,889,671	$0	51.4%	51.4%	2.36x	2.36x
Hamilton Place	$41,714,341	4.1%	$64,557,908	$0	46.3%	46.3%	2.09x	2.09x
Embassy Suites Portland Airport	$27,620,000	2.7%	$30,000,000	$0	67.0%	67.0%	2.13x	2.13x
Residence Inn and SpringHill Suites North Shore(6)	$21,813,458	2.1%	$46,601,478	$0	68.4%	68.4%	1.51x	1.51x

(1)	Calculated including the related Pari Passu Companion Loans but excluding the related Subordinate Companion Loan(s).

(2)	Calculated including the related Pari Passu Companion Loans and the related Subordinate Companion Loan(s).

(3)	The outstanding principal balance of the related Trust Subordinate Companion Loan as of the Cut-off Date is approximately $101,600,000, and the outstanding principal balance of the Non-Trust Subordinate Companion Loan as of the Cut-off Date is approximately $72,400,000.

(4)	The Mortgage Loan LTV Ratio and Whole Loan LTV Ratio are calculated based on the respective “hypothetical as-is” appraised value. See “Description of the Mortgage Pool—Certain Calculations and Definitions”.

(5)	The Subordinate Companion Loan Cut-off Date Balance is comprised of two Subordinate Companion Loans, a Subordinate Companion Loan note B with an outstanding principal balance as of the Cut-off Date of approximately $54,208,000, and a Subordinate Companion Loan note C with an outstanding principal balance as of the Cut-off Date of approximately $108,500,000.

(6)	The Mortgage Loan LTV Ratio and Whole Loan LTV Ratio are calculated based on the aggregate “as-is” appraised value plus the estimated cost of a property improvement plan. See “Description of the Mortgage Pool—Certain Calculations and Definitions”.

AMA Plaza Whole Loan

General

One (1) Mortgage Loan, identified as AMA Plaza (the “AMA Plaza Mortgage Loan”) on Annex A-1, representing approximately 9.7% of the Initial Pool Balance, is part of a split loan structure comprised of four mortgage notes, each of which is secured by a single Mortgage. The AMA Plaza Mortgage Loan is evidenced by one senior pari passu promissory note A-1 with a Cut-off Date Balance of $100,000,000. The related Pari Passu Companion Loan (the “AMA Plaza Pari Passu Companion Loan” and together with the AMA Plaza Mortgage Loan, the “AMA Plaza Senior Loans”) is evidenced by one senior pari passu promissory note A-2 with a Cut-off Date Balance of $30,000,000. One related Subordinate Companion Loan (the “Trust Subordinate Companion Loan”) is evidenced by one subordinate promissory note B with a Cut-off Date Balance of $101,600,000. One related Subordinate Companion Loan (the “Non-Trust Subordinate Companion Loan”) is evidenced by one subordinate promissory note C with a Cut-off Date Balance of $72,400,000 (together with the Trust Subordinate Companion Loan, the “AMA Plaza Subordinate Companion Loans”). The AMA Plaza Non-Trust Subordinate Companion Loan will be the initial controlling note. The AMA Plaza Subordinate Companion Loans and the AMA Plaza Pari Passu Companion Loan are collectively referred to in this prospectus as the “AMA Plaza Companion Loans”. The AMA Plaza Mortgage Loan, together with the AMA Plaza Pari Passu Companion Loan and the AMA Plaza Subordinate Companion Loans, are referred to in this prospectus as the “AMA Plaza Whole Loan”. The AMA Plaza Pari Passu Companion Loan is held by GSMC and is expected to be contributed to one or more future securitizations or otherwise transferred. The Trust Subordinate Companion Loan will be an asset of the issuing entity but will not be pooled together with the other Mortgage Loans, and payments of interest and principal received in respect of the Trust Subordinate Companion Loan will be available to make distributions in respect of four loan specific classes of certificates only. The Non-Trust Subordinate Companion Loan is currently held by GSMC and is expected to be transferred to an unrelated third party prior to the Closing Date.

The rights of the issuing entity, as the holder of the AMA Plaza Mortgage Loan, the rights of the holders of the AMA Plaza Subordinate Companion Loans and the rights of GSMC and any future securitization trust holding the AMA Plaza Pari Passu Companion Loans are subject to the terms of a co-lender agreement (the “AMA Plaza Co-Lender Agreement”).

Servicing

The AMA Plaza Whole Loan and any related REO Property will be serviced and administered by the master servicer and the applicable special servicer, pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement”, but subject to the terms of the AMA Plaza Co-Lender Agreement. See “Pooling and Servicing Agreement”. In servicing the AMA Plaza Whole Loan, the Servicing Standard will require the master servicer and the applicable special servicer to take into account the interests of the Certificateholders and the holders of the AMA Plaza Companion Loans as a collective whole.

Amounts payable to the issuing entity as holder of the AMA Plaza Mortgage Loan pursuant to the AMA Plaza Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Application of Payments

The AMA Plaza Co-Lender Agreement sets forth the respective rights of the holders of the AMA Plaza Mortgage Loan and the AMA Plaza Companion Loans with respect to distributions of funds received in respect of the AMA Plaza Whole Loan, and provides, in general, that:

●	the AMA Plaza Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the AMA Plaza Mortgage Loan and the AMA Plaza Pari Passu Companion Loan, and the right of the AMA Plaza Subordinate Companion Loan Holders to receive payments with respect to the AMA Plaza Whole Loan is, at all times, junior, subject and subordinate to the rights of the holders of the AMA Plaza Mortgage Loan and AMA Plaza Pari Passu Companion Loan to receive payments with respect to the AMA Plaza Whole Loan;

●	the Non-Trust Subordinate Companion Loan is, at all times, junior, subject and subordinate to the Trust Subordinate Companion Loan, and the right of the Non-Trust Subordinate Companion Loan Holder to receive payments with respect to the AMA Plaza Whole Loan is, at all times, junior, subject and subordinate to the rights of the holder of the Trust Subordinate Companion Loan (the “Trust Subordinate Companion Loan Holder”) to receive payments with respect to the AMA Plaza Whole Loan;

●	the AMA Plaza Mortgage Loan and the AMA Plaza Pari Passu Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

●	all expenses and losses relating to the AMA Plaza Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the Non-Trust Subordinate Companion Loan, second to the Trust Subordinate Companion Loan, and third to the issuing entity, as holder of the AMA Plaza Mortgage Loan, and the holder of an AMA Plaza Pari Passu Companion Loan on a pro rata and pari passu basis, provided that (i) P&I advances with respect to any note are reimbursable solely out of collections allocable to such note in accordance with the AMA Plaza Co-Lender Agreement and will not be reimbursed or paid, as the case may be, out of collections allocable to any other loan, and (ii) if any cost or expense is paid out of amounts otherwise payable to the issuing entity, as holder of the AMA Plaza Mortgage Loan, or a holder of an AMA Plaza Pari Passu Companion Loan, because of insufficient collection on an AMA Plaza Subordinate Companion Loan from which such cost or expense would have been paid had it remained outstanding, then the issuing entity and the AMA Plaza Pari Passu Companion Loan Holder, as applicable, will be entitled to reimbursement of such cost or expense pursuant to the AMA Plaza Co-Lender Agreement;

●	expenses and losses allocated to a particular note will be applied, first, to reduce principal distributions otherwise payable thereon, second, to reduce interest distributions otherwise payable thereon and, third, to reduce any other distributions otherwise payable thereon;

●	if no AMA Plaza Sequential Pay Event (as defined below) has occurred and is continuing with respect to the AMA Plaza Whole Loan, all amounts tendered by the borrowers or otherwise available for payment on the AMA Plaza Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

(a)       first, to the issuing entity, as the holder of the AMA Plaza Mortgage Loan, and the holder of the AMA Plaza Pari Passu Companion Loan, pro rata and pari passu, in each case in an amount equal to the accrued and unpaid interest on the AMA Plaza Mortgage Loan and the AMA Plaza Pari Passu Companion Loan at the applicable note interest rate;

(b)       second, to the issuing entity, as the holder of the AMA Plaza Mortgage Loan, and the holder of the AMA Plaza Pari Passu Companion Loan, pro rata and pari passu, in an amount equal to the AMA Plaza Mortgage Loan Percentage Interest and the AMA Plaza Pari Passu Companion Loan Percentage Interest, as applicable, of principal payments received, if any, with respect to such Due Date with respect to the AMA Plaza Whole Loan, until the balance of the AMA Plaza Mortgage Loan and the AMA Plaza Pari Passu Companion Loan have been reduced to zero; provided, that with respect to any insurance proceeds and condemnation proceeds allocated as principal on the AMA Plaza Whole Loan and payable to the Noteholders pursuant to this section, 100% of such insurance proceeds and condemnation proceeds are required to be distributed to the issuing entity, as the holder of the AMA Plaza Mortgage Loan and the holder of the AMA Plaza Pari Passu Companion Loan, pro rata and pari passu, until their principal balances have been reduced to zero;

(c)       third, to the issuing entity, as the holder of the AMA Plaza Mortgage Loan, and the holder of the AMA Plaza Pari Passu Companion Loan, pro rata and pari passu, up to the amount of any unreimbursed costs and expenses paid by the holder of the AMA Plaza Mortgage Loan, and the holder of the AMA Plaza Pari Passu Companion Loan including any recovered costs not previously reimbursed to the issuing entity, as the holder of the AMA Plaza Mortgage Loan, and the holder of the AMA Plaza Pari Passu Companion Loan, pro rata and pari passu, (or paid or advanced by any master servicer or special servicer on its behalf and not previously paid or reimbursed) with respect to the AMA Plaza Whole Loan pursuant to the AMA Plaza Co-Lender Agreement or the PSA;

(d)       fourth, to the issuing entity, as the holder of the AMA Plaza Mortgage Loan, and the holder of the AMA Plaza Pari Passu Companion Loan, pro rata and pari passu, in an amount equal to the product of (i) the AMA Plaza Mortgage Loan Percentage Interest or the AMA Plaza Pari Passu Companion Loan Percentage Interest, as applicable, multiplied by (ii) the ratio of the AMA Plaza Senior Loan Interest Rate to the interest rate of the AMA Plaza Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(e)       fifth, to the Trust Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the Trust Subordinate Companion Loan at the related interest rate;

(f)        sixth, to the Trust Subordinate Companion Loan Holder in an amount equal to the AMA Plaza Trust Subordinate Companion Loan Percentage Interest of principal payments received, if any, with respect to such Due Date with respect to the AMA Plaza Whole Loan, until the principal balance of the Trust Subordinate Companion Loan has been reduced to zero; provided, that with respect to any insurance proceeds and condemnation proceeds allocated as principal on the AMA Plaza Whole Loan and payable to the Noteholders pursuant to this section, the portion of such insurance proceeds and condemnation proceeds remaining after distribution to the AMA Plaza Mortgage Loan and the AMA Plaza Pari Passu Companion Loan pursuant to clause (b) above are required to be distributed to the Trust Subordinate Companion Loan Holder until its Principal Balance has been reduced to zero;

(g)       seventh, to the Trust Subordinate Companion Loan Holder, in an amount equal to the product of (i) the AMA Plaza Trust Subordinate Companion Loan Percentage Interest, multiplied by (ii) the ratio of the AMA Plaza Trust Subordinate Companion Loan Interest Rate to the interest rate of the AMA Plaza Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(h)       eighth, to the extent the Trust Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the AMA Plaza Co-Lender Agreement, to reimburse the Trust Subordinate Companion Loan Holder for all such cure payments;

(i)         ninth, if the proceeds of any foreclosure sale or any liquidation of the AMA Plaza Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(h) and, as a result of a workout the principal balance of the Trust Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the Trust Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the Trust Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

(j)         tenth, to the holder of the Non-Trust Subordinate Companion Loan (the “Non-Trust Subordinate Companion Loan Holder”) in an amount equal to the accrued and unpaid interest on the principal balance of the Non-Trust Subordinate Companion Loan at the related interest rate;

(k)        eleventh, to the Non-Trust Subordinate Companion Loan Holder in an amount equal to the AMA Plaza Non-Trust Subordinate Companion Loan Percentage Interest of principal payments received, if any, with respect to such Due Date with respect to the AMA Plaza Whole Loan, until the principal balance of the Non-Trust Subordinate Companion Loan has been reduced to zero; provided, that with respect to any insurance proceeds and condemnation proceeds allocated as principal on the AMA Plaza Whole Loan and payable to the Noteholders pursuant to this Section 3, the portion of such insurance proceeds and condemnation proceeds remaining after distribution to the AMA Plaza Mortgage Loan, the AMA Plaza Pari Passu Companion Loan and Trust Subordinate Companion Loan pursuant to clauses (b) and (f) above are required to be distributed to the Non-Trust Subordinate Companion Loan Holder until its Principal Balance has been reduced to zero;

(l)         twelth, to the Non-Trust Subordinate Companion Loan Holder, in an amount equal to the product of (i) the AMA Plaza Non-Trust Subordinate Companion Loan Percentage Interest, multiplied by (ii) the ratio of the AMA Plaza Non-Trust Subordinate Companion Loan Interest Rate to the interest rate of the AMA Plaza Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(m)      thirteenth, to the extent the Non-Trust Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the AMA Plaza Co-Lender Agreement, to reimburse the Non-Trust Subordinate Companion Loan Holder for all such cure payments;

(n)       fourteenth, if the proceeds of any foreclosure sale or any liquidation of the AMA Plaza Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(m) and, as a result of a workout the principal balance of the Non-Trust Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the Non-Trust Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the Non-Trust Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

(o)       fifteenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or the applicable special servicer, as applicable, (in each case provided that such reimbursements or payments relate to the AMA Plaza Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, are required to be paid to the issuing entity, as the holder of the AMA Plaza Mortgage Loan, and the holder of the AMA Plaza

Pari Passu Companion Loan, pro rata and pari passu, and the Trust Subordinate Companion Loan Holder and the Non-Trust Subordinate Companion Loan Holder, pro rata, based on their respective percentage interests; and

(p)       sixteenth, if any excess amount is available to be distributed in respect of the AMA Plaza Whole Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(o), any remaining amount is required to be paid pro rata to the issuing entity, as the holder of the AMA Plaza Mortgage Loan, and the holder of the AMA Plaza Pari Passu Companion Loan, pro rata and pari passu, and the Trust Subordinate Companion Loan Holder and the Non-Trust Subordinate Companion Loan Holder in accordance with their respective initial percentage interests.

“AMA Plaza Mortgage Loan Percentage Interest” means 32.9%.

“AMA Plaza Pari Passu Companion Loan Percentage Interest” means 9.9%.

“AMA Plaza Trust Subordinate Companion Loan Percentage Interest” means 33.4%.

“AMA Plaza Non-Trust Subordinate Companion Loan Percentage Interest” means 23.8%.

“AMA Plaza Senior Loan Interest Rate” means 2.613350%.

“AMA Plaza Trust Subordinate Companion Loan Interest Rate” means the weighted average interest rate of the AMA Plaza Components.

“AMA Plaza Non-Trust Subordinate Companion Loan Interest Rate” means 5.100000%.

●	Upon the occurrence and continuance of (i) a monetary event of default with respect to the AMA Plaza Whole Loan or (ii) a non-monetary event of default as to which the AMA Plaza Whole Loan becomes a Specially Serviced Loan, in each case provided the Non-Trust Subordinate Companion Loan Holder (or a designee of the Non-Trust Subordinate Companion Loan Holder) has not exercised its cure rights (a “AMA Plaza Sequential Pay Event”), amounts tendered by the borrowers or otherwise available for payment on the AMA Plaza Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

(a)       first, to the issuing entity, as the holder of the AMA Plaza Mortgage Loan, and the holder of the AMA Plaza Pari Passu Companion Loan, pro rata and pari passu, in an amount equal to the accrued and unpaid interest on the balance of the AMA Plaza Mortgage Loan and the AMA Plaza Pari Passu Companion Loan at the applicable note interest rate;

(b)       second, to the issuing entity, as the holder of the AMA Plaza Mortgage Loan, and the holder of the AMA Plaza Pari Passu Companion Loan in an amount equal to all amounts allocated as principal on the AMA Plaza Whole Loan, pro rata and pari passu, in an amount equal to the balance of the AMA Plaza Mortgage Loan and the AMA Plaza Pari Passu Companion Loan, until the balance of the AMA Plaza Mortgage Loan and the AMA Plaza Pari Passu Companion Loan have been reduced to zero; provided, that with respect to any insurance proceeds and condemnation proceeds allocated as principal on the AMA Plaza Whole Loan and payable to the Noteholders pursuant to this section, 100% of such insurance proceeds and condemnation proceeds are required to be distributed to the issuing entity, as the holder of the AMA Plaza Mortgage Loan and the holder of the AMA Plaza Pari Passu Companion Loan, pro rata and pari passu, until their principal balances have been reduced to zero;

(c)       third, to the issuing entity, as the holder of the AMA Plaza Mortgage Loan, and the holder of the AMA Plaza Pari Passu Companion Loan, pro rata and pari passu, up to the amount of any unreimbursed costs and expenses paid by the holder of the AMA Plaza Mortgage Loan, and the holder of the AMA Plaza Pari Passu Companion Loan, including any recovered costs not previously reimbursed to the issuing entity, as the holder of the AMA Plaza Mortgage Loan, and the holder of the AMA Plaza Pari Passu Companion Loan, pro rata and pari passu, (or paid or advanced by the master servicer or the applicable special servicer, as applicable, on its behalf and not previously paid or reimbursed) with respect to the AMA Plaza Whole Loan pursuant to the AMA Plaza Co-Lender Agreement or the PSA;

(d)       fourth, to the issuing entity, as the holder of the AMA Plaza Mortgage Loan, and the holder of the AMA Plaza Pari Passu Companion Loan, pro rata and pari passu, in an amount equal to the product of (i) the AMA Plaza Mortgage Loan Percentage Interest or the AMA Plaza Pari Passu Companion Loan Percentage Interest, as applicable, multiplied by (ii) the ratio of the AMA Plaza Senior Loan Interest Rate to the interest rate of the AMA Plaza Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(e)       fifth, to the Trust Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the Trust Subordinate Companion Loan at the related interest rate;

(f)        sixth, to the Trust Subordinate Companion Loan Holder in an amount equal to all amounts allocated as principal on the AMA Plaza Whole Loan, with respect to such Due Date, until the principal balance of the Trust Subordinate Companion Loan has been reduced to zero; provided, that with respect to any insurance proceeds and condemnation proceeds allocated as principal on the AMA Plaza Whole Loan and payable to the Noteholders pursuant to this section, the portion of such insurance proceeds and condemnation proceeds remaining after distribution to the AMA Plaza Mortgage Loan and the AMA Plaza Pari Passu Companion Loan pursuant to clause (b) above are required to be distributed to the Trust Subordinate Companion Loan Holder until its Principal Balance has been reduced to zero;

(g)       seventh, to the Trust Subordinate Companion Loan Holder, in an amount equal to the product of (i) the AMA Plaza Trust Subordinate Companion Loan Percentage Interest, multiplied by (ii) the ratio of the AMA Plaza Trust Subordinate Companion Loan Interest Rate to the interest rate of the AMA Plaza Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(h)       eighth, to the extent the Trust Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the AMA Plaza Co-Lender Agreement, to reimburse the Trust Subordinate Companion Loan Holder for all such cure payments;

(i)         ninth, if the proceeds of any foreclosure sale or any liquidation of the AMA Plaza Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(h) and, as a result of a workout the principal balance of the Trust Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the Trust Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the Trust Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

(j)         tenth, to the Non-Trust Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the Non-Trust Subordinate Companion Loan at the related interest rate;

(k)        eleventh, to the Non-Trust Subordinate Companion Loan Holder in an amount equal to all amounts allocated as principal on the AMA Plaza Whole Loan, with respect to such Due Date, until the principal balance of the Non-Trust Subordinate Companion Loan has been reduced to zero; provided, that with respect to any insurance proceeds and condemnation proceeds allocated as principal on the AMA Plaza Whole Loan and payable to the Noteholders pursuant to this section, the portion of such insurance proceeds and condemnation proceeds remaining after distribution to the AMA Plaza Mortgage Loan, the AMA Plaza Pari Passu Companion Loan and Trust Subordinate Companion Loan pursuant to clauses (b) and (f) above are required to be distributed to the Non-Trust Subordinate Companion Loan Holder until its Principal Balance has been reduced to zero;

(l)         twelth, to the Non-Trust Subordinate Companion Loan Holder, in an amount equal to the product of (i) the AMA Plaza Non-Trust Subordinate Companion Loan Percentage Interest, multiplied by (ii) the ratio of the AMA Plaza Non-Trust Subordinate Companion Loan Interest Rate to the interest rate of the AMA Plaza Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(m)      thirteenth, to the extent the Non-Trust Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the AMA Plaza Co-Lender Agreement, to reimburse the Non-Trust Subordinate Companion Loan Holder for all such cure payments;

(n)       fourteenth, if the proceeds of any foreclosure sale or any liquidation of the AMA Plaza Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(m) and, as a result of a workout the principal balance of the Non-Trust Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the Non-Trust Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the Non-Trust Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

(o)       fifteenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or the applicable special servicer, as applicable, (in each case provided that such reimbursements or payments relate to the AMA Plaza Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, are required to be paid to the issuing entity, as the holder of the AMA Plaza Mortgage Loan, and the holder of the AMA Plaza Pari Passu Companion Loan, pro rata and pari passu, and the Trust Subordinate Companion Loan Holder and the Non-Trust Subordinate Companion Loan Holder, pro rata, based on their respective percentage interests; and

(p)       sixteenth, if any excess amount is available to be distributed in respect of the AMA Plaza Whole Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(o), any remaining amount is required to be paid pro rata to the issuing entity, as the holder of the AMA Plaza Mortgage Loan, and the holder of the AMA Plaza Pari Passu Companion Loan, pro rata and pari passu, and the Trust Subordinate Companion Loan Holder and the Non-Trust Subordinate Companion Loan Holder in accordance with their respective initial percentage interests.

●	To the extent required under the REMIC provisions, payments or proceeds received with respect to any partial release of any portion of the related Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the AMA Plaza Mortgage Loan and the AMA Plaza Companion Loans (as determined in accordance with the applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value), are required to be allocated to reduce the principal balances of the AMA Plaza Mortgage Loan and the AMA Plaza Companion Loans in the manner permitted by the REMIC provisions.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the AMA Plaza Mortgage Loan, then that P&I Advance may only be reimbursed out of future payments and collections on the AMA Plaza Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on any AMA Plaza Pari Passu Companion Loan. Similarly, P&I advances on the AMA Plaza Pari Passu Companion Loans are not reimbursable out of payments or other collections on the AMA Plaza Mortgage Loan but are reimbursable from the AMA Plaza Trust Subordinate Companion Loan and the Non-Trust Subordinate Companion Loan. Interest on P&I Advances made with respect to the AMA Plaza Mortgage Loan may only be reimbursed out of future payments and collections on the AMA Plaza Subordinate Companion Loans (as and to the extent provided in the PSA) and the AMA Plaza Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, other Mortgage Loans, but not out of payments or other collections on the AMA Plaza Pari Passu Companion Loan.

Under the AMA Plaza loan documents, the AMA Plaza Trust Subordinate Companion Loan will be divided into 4 components (collectively, the “AMA Plaza Components”). Each of the AMA Plaza Components will correspond to, and have a principal balance as of the Closing Date equal to the initial Certificate Balance of one Class of AMA Plaza Loan-Specific Certificates. Interest will be payable on each AMA Plaza Component at a fixed per annum rate set forth below:

AMA Plaza Component	Closing Date Component Balance	AMA Plaza Interest Rate
Component B-1	$16,118,000	3.212766%
Component B-2	$21,917,000	3.517199%
Component B-3	$27,032,000	3.827341%
Component B-4	$36,533,000	3.570635%

The initial per annum weighted average interest rate of the AMA Plaza Components is equal to approximately 3.570635%.

All interest allocated to the AMA Plaza Trust Subordinate Companion Loan will be applied to the AMA Plaza Components, in sequential order, in each case up to the accrued and unpaid interest on each such AMA Plaza Component. All other payments, proceeds and other recoveries allocated to the AMA Plaza Trust Subordinate Companion Loan will be applied to the AMA Plaza Components, in sequential order, until the outstanding principal balance of each such AMA Plaza Component is reduced to zero. All costs, fees, expenses, losses and shortfalls allocated to the AMA Plaza Trust Subordinate Companion Loan will, in general, be allocated to the AMA Plaza Components, in reverse sequential order.

Control and Consultation

Pursuant to the AMA Plaza Co-Lender Agreement, the directing holder with respect to the AMA Plaza Whole Loan (the “AMA Plaza Whole Loan Directing Holder”), as of any date of determination, will be (i) the Non-Trust Subordinate Companion Loan Holder, unless a Non-Trust Subordinate Companion Loan Control Termination Event has occurred and is continuing, (ii) for so long as a Non-Trust Subordinate Companion Loan Control Termination Event has occurred and is continuing, the AMA Plaza Controlling Class Representative (exercising the rights of the Trust Subordinate Companion Loan Holder), unless an AMA Plaza Trust Subordinate Companion Loan Control Termination Event has occurred and is continuing, or (iii) for so long as an AMA Plaza Trust Subordinate Companion Loan Control Termination Event has occurred and is continuing, the Controlling Class Representative. Neither the Trust Subordinate Companion Loan Holder nor the Controlling Class Representative is permitted to exercise the rights of the AMA Plaza Directing Holder if it is the related borrower, any direct or indirect parent or affiliate of the related borrower, any entity that is a holder of debt secured by direct or indirect ownership interests in the related borrower or any affiliate of such holder, or any entity that is a holder of a preferred equity interest in the related borrower or any affiliate of such holder. The AMA Plaza Whole Loan Directing Holder will be entitled to exercise consent and/or consultation rights as set forth under “Pooling and Servicing Agreement—The Directing Holder” in this prospectus with respect to the AMA Plaza Whole Loan, and the implementation of any recommended actions outlined in an Asset Status Report with respect to the AMA Plaza Whole Loan will require the approval of the AMA Plaza Whole Loan Directing Holder as described under “Pooling and Servicing Agreement—The Directing Holder” and “—Asset Status Report”.

An “AMA Plaza Trust Subordinate Companion Loan Control Termination Event” will exist with respect to the AMA Plaza Whole Loan, if and for so long as: (a)(1) the initial principal balance of the Trust Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Trust Subordinate Companion Loan after the date of creation of the Trust Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the AMA Plaza Whole Loan that is allocated to the Trust Subordinate Companion Loan and (z) any losses realized with respect to any related Mortgaged Property or the AMA Plaza Whole Loan that are allocated to the Trust Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Trust Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Trust Subordinate Companion Loan Holder on the Trust Subordinate Companion Loan after the date of creation of the Trust Subordinate Companion Loan.

A “Non-Trust Subordinate Companion Loan Control Termination Event” will exist with respect to the AMA Plaza Whole Loan, if and for so long as: (a)(1) the initial principal balance of the Non-Trust Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Non-Trust Subordinate Companion Loan after the date of creation of the Non-Trust Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the AMA Plaza Whole Loan that is allocated to the Non-Trust Subordinate Companion Loan and (z) any losses realized with respect to the Mortgaged Property or the AMA Plaza Whole Loan that are allocated to the Non-Trust Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Non-Trust Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Non-Trust Subordinate Companion Loan Holder on the Non-Trust Subordinate Companion Loan after the date of creation of the Non-Trust Subordinate Companion Loan.

Pursuant to the terms of the AMA Plaza Co-Lender Agreement, each holder of an AMA Plaza Companion Loan (or its representative), for so long as such holder is not the AMA Plaza Whole Loan Directing Holder, will (i) have a right to receive copies of all notices, information and reports that the master servicer or the applicable special servicer, as applicable, is required to provide to the Directing Holder pursuant to the PSA (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the PSA without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions to be taken with respect to AMA Plaza Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the AMA Plaza Whole Loan and (ii) has the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the AMA Plaza Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the AMA Plaza Whole Loan. The consultation right of the issuing entity will expire 10 business days following the delivery of written notice of a proposed action, together with copies of the notices, information and reports required to be provided to the Controlling Class Representative; provided that if the master servicer (or the applicable special servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, then such consultation period will be deemed to begin anew. Notwithstanding the rights described above, the master servicer or the applicable special servicer, as applicable, is permitted to take any material action or any action set forth in the Asset Status Report before the expiration of the aforementioned consultation period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the AMA Plaza Whole Loan (as a collective whole). Neither the master servicer nor the applicable special servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative) or any holder of an AMA Plaza Companion Loan not held by the trust.

Neither the master servicer nor the applicable special servicer may follow any advice, direction or objection by the issuing entity (or its representative) or any holder of an AMA Plaza Companion Loan not held by the issuing entity or the Controlling Class Representative that would (i) require or cause the master servicer or the applicable special servicer, as applicable, to violate applicable law, the terms of the AMA Plaza Whole Loan, the AMA Plaza Co-Lender Agreement, the related mezzanine intercreditor agreement, the PSA, including the Servicing Standard, (ii) result in the imposition of federal income tax on the issuing entity or cause it to fail to qualify as a REMIC, (iii) expose the Certificateholders, the issuing entity, any holder of an AMA Plaza Companion Loan not held by the issuing entity, the depositor, the master servicer, the applicable special servicer, the trustee, the certificate administrator or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability, or (iv) materially expand the scope of the master servicer’s or the applicable special servicer’s responsibilities under the PSA or the scope of the trustee’s or certificate administrator’s responsibilities under the PSA.

In addition to the control and consultation rights of the holders of the AMA Plaza Companion Loans described above, pursuant to the terms of the AMA Plaza Co-Lender Agreement, each holder of an AMA Plaza Companion Loan not held by the issuing entity will have the right to annual meetings (which may be held telephonically) with the master servicer or the applicable special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or the applicable special servicer, as applicable, in which servicing issues related to the AMA Plaza Whole Loan are discussed.

Sale of Defaulted Whole Loan

Upon the AMA Plaza Whole Loan becoming a Defaulted Loan, if the applicable special servicer decides to sell the AMA Plaza Mortgage Loan, such special servicer will be required to sell the AMA Plaza Mortgage Loan together with the AMA Plaza Pari Passu Companion Loan (but not the AMA Plaza Subordinate Companion Loans) as a single whole loan.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus.

Cure Rights

Prior to a Non-Trust Subordinate Companion Loan Control Termination Event, in the event that there is (a) a monetary event of default beyond applicable notice and grace periods with respect to the AMA Plaza Whole Loan or (b) a non-monetary event of default beyond applicable notice and grace periods with respect to the AMA Plaza Whole Loan, then the Non-Trust Subordinate Companion Loan Holder will have the right, but not the obligation, to: (A) cure such monetary event of default within 10 calendar days following the receipt of notice of such default and (B) cure such non-monetary event of default within 30 days following receipt of notice of such default, provided that under certain circumstances the cure period with respect to a non-monetary event of default may be extended by up to 60 days. If the Non-Trust Subordinate Companion Loan Holder elects to cure a default by way of a payment of money (a “Cure Payment”), the Non-Trust Subordinate Companion Loan Holder will be required to make such Cure Payment as directed by the master servicer or the applicable special servicer and such Cure Payment is required to include reimbursement for all advances, fees or interest paid by the master servicer or the applicable special servicer, the holder of the AMA Plaza Pari Passu Companion Loan or the Trust Subordinate Companion Loan Holder. So long as an event of default exists that is being cured by the Non-Trust Subordinate Companion Loan Holder and the applicable cure period has not expired, the default will not be treated as an AMA Plaza Sequential Pay Event (i) for purposes of “—Application of Payments” above, (ii) for purposes of triggering an acceleration of the AMA Plaza Whole Loan or commencing foreclosure proceedings or similar legal proceedings with respect to the related Mortgaged Properties, or (iii) for purposes of treating the AMA Plaza Whole Loan as a Specially Serviced Loan. Notwithstanding anything to the contrary, the Non-Trust Subordinate Companion Loan Holder’s right to cure a default will be limited to a combined total of 6 cures of monetary defaults, no more than 3 of which may be consecutive, or non-monetary defaults over the life of the AMA Plaza Whole Loan.

Purchase Option

After the occurrence and delivery of an event of default under the AMA Plaza Whole Loan, the Non-Trust Subordinate Companion Loan Holder will have the right, by written notice to the issuing entity, as holder of the AMA Plaza Mortgage Loan, the holder of the AMA Plaza Pari Passu Companion Loan and the Trust Subordinate Companion Loan Holder (a “AMA Plaza Purchase Notice”), to purchase in immediately available funds, the AMA Plaza Senior Loans and the Trust Subordinate Companion Loan in whole but not in part at the applicable defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses. Upon delivery of the AMA Plaza Purchase Notice to the holders of the AMA Plaza Senior Loans and the Trust Subordinate Companion Loan Holder, the holders of the AMA Plaza Senior Loans and the Trust Subordinate Companion Loan Holder will be required to sell (and the Non-Trust Subordinate Companion Loan Holder will be required to purchase) the AMA Plaza Senior Loans and the Trust Subordinate Companion Loan at the applicable defaulted mortgage loan purchase price, on a date (the “Defaulted AMA Plaza Purchase Date”) not more than 30 days after the date of the AMA Plaza Purchase Notice. The Non-Trust Subordinate Companion Loan Holder’s failure to purchase the AMA Plaza Senior Loans and the Trust Subordinate Companion Loan on the Defaulted AMA Plaza Purchase Date will result in the termination of such right. The Non-Trust Subordinate Companion Loan Holder has agreed that the sale of the AMA Plaza Senior Loans and the Trust Subordinate Companion Loan will comply with all requirements of the PSA and that all costs and expenses related thereto will be paid by the Non-Trust Subordinate Companion Loan Holder. The defaulted mortgage loan purchase price will be calculated by the master servicer or the applicable special servicer 3 business days prior to the Defaulted AMA Plaza Purchase Date and absent manifest error, will be binding upon the Non-Trust Subordinate Companion Loan Holder.

The right of the Non-Trust Subordinate Companion Loan Holder to purchase the AMA Plaza Senior Loans and the Trust Subordinate Companion Loan will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property. Notwithstanding the foregoing sentence, the applicable special servicer is required to give the Non-Trust Subordinate Companion Loan Holder 10 business days prior written notice of its intent with respect to any such action with respect to the related Mortgaged Property. Notwithstanding the foregoing sentence, if title to the Mortgaged Property is transferred to the applicable special servicer, in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the applicable special servicer of a foreclosure sale or sale by power of sale or acceptance of a deed in lieu of foreclosure, less than 10 days after the acceleration of the AMA Plaza Whole Loan, the applicable special servicer is required to notify the Non-Trust Subordinate Companion Loan Holder of such transfer and the Non-Trust Subordinate Companion Loan Holder will have a 15 day period from the date of such notice from the applicable special servicer to deliver the noteholder purchase notice to the AMA Plaza Senior Loans noteholders and the Trust Subordinate Companion Loan Holder, in which case the Non-Trust Subordinate Companion Loan Holder will be obligated to purchase the Mortgaged Property, in immediately available funds, within such 15 day period at the applicable defaulted mortgage loan purchase price.

Special Servicer Appointment Rights

Pursuant to the AMA Plaza Co-Lender Agreement, the AMA Plaza Whole Loan Directing Holder (or its representative) will have the right, at any time, with or without cause, to replace the applicable special servicer then acting with respect to the AMA Plaza Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holders of the AMA Plaza Companion Loans (or their representatives). The applicable certificateholders with the requisite percentage of voting rights (during any consultation period and any consultation termination period under the PSA) will have the right, with or without cause, to replace the special servicer then acting with respect to the AMA Plaza Whole Loan and appoint a replacement special servicer in lieu thereof without the holders of the AMA Plaza Companion Loans (or their representatives) in accordance with the PSA. The holders of the AMA Plaza Companion Loans may terminate the applicable special servicer upon a servicer termination event with respect to the applicable special servicer and appoint a replacement special servicer in lieu thereof, as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicers for Cause—Rights Upon Servicer Termination Event” in this prospectus.

225 Bush Street Whole Loan

General

One (1) Mortgage Loan, identified as 225 Bush Street (the “225 Bush Street Mortgage Loan”) on Annex A-1, representing approximately 9.7% of the Initial Pool Balance, is part of a split loan structure comprised of three mortgage notes, each of which is secured by a single Mortgage. The 225 Bush Street Mortgage Loan is evidenced by one senior pari passu promissory note A-1 with a Cut-off Date Balance of $100,000,000. The related Pari Passu Companion Loan (the “225 Bush Street Pari Passu Companion Loan” and together with the 225 Bush Street Mortgage Loan, the “225 Bush Street Senior Loans”) is evidenced by one senior pari passu promissory note A-2 with a Cut-off Date Balance of $22,000,000. One related Subordinate Companion Loan (the “225 Bush Street Trust Subordinate Companion Loan”) is evidenced by one subordinate promissory note B with a Cut-off Date Balance of $113,000,000. The 225 Bush Street Trust Subordinate Companion Loan will be the initial controlling note. The 225 Bush Street Trust Subordinate Companion Loan and the 225 Bush Street Pari Passu Companion Loan are collectively referred to in this prospectus as the “225 Bush Street Companion Loans”. The 225 Bush Street Mortgage Loan, together with the 225 Bush Street Pari Passu Companion Loan and the 225 Bush Street Trust Subordinate Companion Loan, are referred to in this prospectus as the “225 Bush Street Whole Loan”. The 225 Bush Street Pari Passu Companion Loan is held by GS CRE and is expected to be contributed to one or more future securitizations or otherwise transferred. The 225 Bush Street Trust Subordinate Companion Loan will be an asset of the issuing entity but will not be pooled together with the other Mortgage Loans, and payments of interest and principal received in respect of the Trust Subordinate Companion Loan will be available to make distributions in respect of five loan-specific classes of certificates only.

The rights of the issuing entity, as the holder of the 225 Bush Street Mortgage Loan, the rights of the holders of the 225 Bush Street Trust Subordinate Companion Loan and the rights of GS CRE and any future securitization trust holding the 225 Bush Street Pari Passu Companion Loans are subject to the terms of a co-lender agreement (the “225 Bush Street Co-Lender Agreement”).

Servicing

The 225 Bush Street Whole Loan and any related REO Property will be serviced and administered by the master servicer and the applicable special servicer, pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement”, but subject to the terms of the 225 Bush Street Co-Lender Agreement. See “Pooling and Servicing Agreement”. In servicing the 225 Bush Street Whole Loan, the Servicing Standard will require the master servicer and the applicable special servicer to take into account the interests of the Certificateholders and the holders of the 225 Bush Street Companion Loans as a collective whole.

Amounts payable to the issuing entity as holder of the 225 Bush Street Mortgage Loan pursuant to the 225 Bush Street Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the 225 Bush Street Mortgage Loan, the holders of the 225 Bush Street Pari Passu Companion Loans (which, together with the 225 Bush Street Mortgage Loan, are sometimes referred to as “225 Bush Street Senior Loans”) and the holder of the 225 Bush Street Trust Subordinate Companion Loan (which is sometimes referred to as a “Note”) with respect to distributions of funds received in respect of the 225 Bush Street Whole Loan, and provides, in general, that:

●	amounts received in respect of the 225 Bush Street Whole Loan, after payment of certain fees and expenses will be allocated first as interest on each of the 225 Bush Street Senior Loans and 225 Bush Street Trust Subordinate Companion Loan, in that order, in each case up to the accrued and unpaid interest on the related note and then as principal on each of the 225 Bush Street Senior

Loans and 225 Bush Street Trust Subordinate Companion Loan, in that order, in each case up to the outstanding principal balance of the related Note, as further described below, provided, however, all P&I advances will be reimbursed pro rata among the Notes without regard to the subordination of 225 Bush Street Trust Subordinate Companion Loan:

○	each monthly payment amount made on the 225 Bush Street Whole Loan will be applied, first, to the Issuing Entity as holder of the 225 Bush Street Mortgage Loan and the holders of the 225 Bush Street Pari Passu Companion Loans, pro rata, based on outstanding and accrued interest of their respective notes (i.e., to the payment of interest due and payable on each of the 225 Bush Street Senior Loans, pro rata, based on outstanding and accrued interest); and then, to the holder of the 225 Bush Street Trust Subordinate Companion Loan;

○	all payments, proceeds and other recoveries on or in respect of the 225 Bush Street Whole Loan will be applied, first, to the Issuing Entity as the holder of the 225 Bush Street Mortgage Loan and the holder of each 225 Bush Street Pari Passu Companion Loan, pro rata (i.e., first, to the reduction of the outstanding principal balance of each of the 225 Bush Street Senior Loans, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero); and then, to the holder of the 225 Bush Street Trust Subordinate Companion Loan in sequential order, in accordance with the terms of the related Co-Lender Agreement and the PSA; and

●	costs, fees, expenses, losses and shortfalls relating to the 225 Bush Street Whole Loan will, in general, be allocated, first, to the holder of the 225 Bush Street Trust Subordinate Companion Loan and then, to the Issuing Entity as holder of the 225 Bush Street Mortgage Loan and the holders of the 225 Bush Street Pari Passu Companion Loans, pro rata, in reverse sequential order, in accordance with the terms of the related Co-Lender Agreement and the PSA.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 225 Bush Street Mortgage Loan, then that P&I Advance may only be reimbursed out of future payments and collections on the 225 Bush Street Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on any 225 Bush Street Pari Passu Companion Loan.  Similarly, P&I advances on the 225 Bush Street Pari Passu Companion Loans are not reimbursable out of payments or other collections on the 225 Bush Street Mortgage Loan but are reimbursable from the 225 Bush Street Trust Subordinate Companion Loan. Interest on P&I Advances made with respect to the 225 Bush Street Mortgage Loan may only be reimbursed out of future payments and collections on the 225 Bush Street Subordinate Companion Loan (as and to the extent provided in the PSA) and the 225 Bush Street Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, other Mortgage Loans, but not out of payments or other collections on the 225 Bush Street Pari Passu Companion Loan.

Under the 225 Bush Street loan documents, the 225 Bush Street Trust Subordinate Companion Loan will be divided into 5 components (collectively, the “225 Bush Street Components” and, together with the AMA Plaza Components, the “Components”). Each of the 225 Bush Street Components will correspond to, and have a principal balance as of the Closing Date equal to the initial Certificate Balance of one Class of 225 Bush Street Loan-Specific Certificates. Interest will be payable on each 225 Bush Street Component at a fixed per annum rate set forth below:

225 Bush Street Component	Closing Date Component Balance	225 Bush Street Component Rate
Component B-1	$12,964,000	2.649335%
Component B-2	$18,405,000	3.007242%
Component B-3	$22,576,000	3.790921%
Component B-4	$30,673,000	4.779543%
Component B-5	$28,382,000	5.557912%

The initial per annum weighted average interest rate of the 225 Bush Street Components is equal to approximately 4.244475%.

All interest allocated to the 225 Bush Street Trust Subordinate Companion Loan will be applied to the 225 Bush Street Components, in sequential order, in each case up to the accrued and unpaid interest on each such 225 Bush Street Component. All other payments, proceeds and other recoveries allocated to the 225 Bush Street Trust Subordinate Companion Loan will be applied to the 225 Bush Street Components, in sequential order, until the outstanding principal balance of each such 225 Bush Street Component is reduced to zero. All costs, fees, expenses, losses and shortfalls allocated to the 225 Bush Street Trust Subordinate Companion Loan will, in general, be allocated to the 225 Bush Street Components, in reverse sequential order.

Control and Consultation

Pursuant to the 225 Bush Street Co-Lender Agreement, the directing holder with respect to the 225 Bush Street Whole Loan (the “225 Bush Street Whole Loan Directing Holder”), as of any date of determination, will be (i) the 225 Bush Street Controlling Class Representative (exercising the rights of the Trust Subordinate Companion Loan Holder), unless a 225 Bush Street Trust Subordinate Companion Loan Control Termination Event has occurred and is continuing, or (ii) for so long as a 225 Bush Street Trust Subordinate Companion Loan Control Termination Event has occurred and is continuing, the Controlling Class Representative. Neither the Trust Subordinate Companion Loan Holder nor the Controlling Class Representative is permitted to exercise the rights of the 225 Bush Street Directing Holder if it is the related borrower, any direct or indirect parent or affiliate of the related borrower, any entity that is a holder of debt secured by direct or indirect ownership interests in the related borrower or any affiliate of such holder, or any entity that is a holder of a preferred equity interest in the related borrower or any affiliate of such holder. The 225 Bush Street Whole Loan Directing Holder will be entitled to exercise consent and/or consultation rights as set forth under “Pooling and Servicing Agreement—The Directing Holder” in this prospectus with respect to the 225 Bush Street Whole Loan, and the implementation of any recommended actions outlined in an Asset Status Report with respect to the 225 Bush Street Whole Loan will require the approval of the 225 Bush Street Whole Loan Directing Holder as described under “Pooling and Servicing Agreement—The Directing Holder” and “—Asset Status Report”.

A “225 Bush Street Trust Subordinate Companion Loan Control Termination Event” will exist with respect to the 225 Bush Street Whole Loan, if and for so long as: (a)(1) the initial principal balance of the Trust Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Trust Subordinate Companion Loan after the date of creation of the Trust Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the 225 Bush Street Whole Loan that is allocated to the Trust Subordinate Companion Loan and (z) any losses realized with respect to any related Mortgaged Property or the 225 Bush Street Whole Loan that are allocated to the Trust Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Trust Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Trust Subordinate Companion Loan Holder on the Trust Subordinate Companion Loan after the date of creation of the Trust Subordinate Companion Loan.

Pursuant to the terms of the 225 Bush Street Co-Lender Agreement, each holder of a 225 Bush Street Companion Loan (or its representative), for so long as such holder is not the 225 Bush Street Whole Loan Directing Holder, will (i) have a right to receive copies of all notices, information and reports that the master servicer or the applicable special servicer, as applicable, is required to provide to the Directing Holder pursuant to the PSA (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the PSA without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions to be taken with respect to 225 Bush Street Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the 225 Bush Street Whole Loan and (ii) has the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the 225 Bush Street Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the 225 Bush Street Whole Loan. The consultation right of the issuing entity will expire 10 business days following the delivery of written notice of a proposed action, together with copies of the notices, information and reports required to be provided to the Controlling Class

Representative; provided that if the master servicer (or the applicable special servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, then such consultation period will be deemed to begin anew. Notwithstanding the rights described above, the master servicer or the applicable special servicer, as applicable, is permitted to take any material action or any action set forth in the Asset Status Report before the expiration of the aforementioned consultation period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 225 Bush Street Whole Loan (as a collective whole). Neither the master servicer nor the applicable special servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative) or any holder of a 225 Bush Street Companion Loan not held by the trust.

Neither the master servicer nor the applicable special servicer may follow any advice, direction or objection by the issuing entity (or its representative) or any holder of a 225 Bush Street Companion Loan not held by the issuing entity or the Controlling Class Representative that would (i) require or cause the master servicer or the applicable special servicer, as applicable, to violate applicable law, the terms of the 225 Bush Street Whole Loan, the 225 Bush Street Co-Lender Agreement, the related mezzanine intercreditor agreement, the PSA, including the Servicing Standard, (ii) result in the imposition of federal income tax on the issuing entity or cause it to fail to qualify as a REMIC; (iii) expose the Certificateholders, the issuing entity, any holder of a 225 Bush Street Companion Loan not held by the issuing entity, the depositor, the master servicer, the applicable special servicer, the trustee, the certificate administrator or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability, or (iv) materially expand the scope of the master servicer’s or the applicable special servicer’s responsibilities under the PSA or the scope of the trustee’s or certificate administrator’s responsibilities under the PSA.

In addition to the control and consultation rights of the holders of the 225 Bush Street Companion Loans described above, pursuant to the terms of the 225 Bush Street Co-Lender Agreement, each holder of a 225 Bush Street Companion Loan not held by the issuing entity will have the right to annual meetings (which may be held telephonically) with the master servicer or the applicable special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or the applicable special servicer, as applicable, in which servicing issues related to the 225 Bush Street Whole Loan are discussed.

Sale of Defaulted Whole Loan

Upon the 225 Bush Street Whole Loan becoming a Defaulted Loan, if the applicable special servicer decides to sell the 225 Bush Street Mortgage Loan, such special servicer will be required to sell the 225 Bush Street Mortgage Loan and the 225 Bush Street Trust Subordinate Companion Loan together with the 225 Bush Street Pari Passu Companion Loan as a single whole loan.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the 225 Bush Street Co-Lender Agreement, the 225 Bush Street Whole Loan Directing Holder (or its representative) will have the right, at any time, with or without cause, to replace the applicable special servicer then acting with respect to the 225 Bush Street Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holders of the 225 Bush Street Companion Loans (or their representatives). The applicable certificateholders with the requisite percentage of voting rights (during any consultation period and any consultation termination period under the PSA) will have the right, with or without cause, to replace the special servicer then acting with respect to the 225 Bush Street Whole Loan and appoint a replacement special servicer in lieu thereof without the holders of the 225 Bush Street Companion Loans (or their representatives) in accordance with the PSA. The holders of the 225 Bush Street Companion Loans may terminate the applicable special servicer upon a servicer termination event with respect to the applicable special servicer and appoint a replacement special servicer in lieu thereof, as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicers for Cause—Rights Upon Servicer Termination Event” in this prospectus.

540 West Madison Whole Loan

General

One (1) Mortgage Loan, identified as 540 West Madison (the “540 West Madison Mortgage Loan”) on Annex A-1, representing approximately 7.3% of the Initial Pool Balance, is part of a split loan structure comprised of four mortgage notes, each of which is secured by a single Mortgage. The 540 West Madison Mortgage Loan is evidenced by one senior pari passu promissory note A-2 with a Cut-off Date Balance of $75,292,000. The related Pari Passu Companion Loan (the “540 West Madison Pari Passu Companion Loan” and together with the 540 West Madison Mortgage Loan, the “540 West Madison Senior Loans”) is evidenced by one senior pari passu promissory note A-1 with a Cut-off Date Balance of $87,000,000. One related Subordinate Companion Loan is evidenced by one subordinate promissory note B with a Cut-off Date Balance of $54,208,000 and one related Subordinate Companion Loan is evidenced by one subordinate promissory note C with a Cut-off Date Balance of $108,500,000 (together, the “540 West Madison Subordinate Companion Loans”). The 540 West Madison Subordinate Companion Loans and the 540 West Madison Pari Passu Companion Loan are collectively referred to in this prospectus as the “540 West Madison Companion Loans”. The 540 West Madison Mortgage Loan, together with the 540 West Madison Pari Passu Companion Loan and the 540 West Madison Subordinate Companion Loans, are referred to in this prospectus as the “540 West Madison Whole Loan”. The 540 West Madison Pari Passu Companion Loan and the related Subordinate Companion Loan evidenced by promissory note B were transferred to the GSMS 2016-GS3 securitization trust. The related Subordinate Companion Loan evidenced by promissory note C (the “540 West Madison Non-GS3 Pooled Subordinate Companion Loan”) is the initial controlling note and is currently held by an unrelated third party.

The rights of the issuing entity, as the holder of the 540 West Madison Mortgage Loan, the rights of the holders of the 540 West Madison Subordinate Companion Loans and the rights of GSMC and any future securitization trust holding the 540 West Madison Pari Passu Companion Loans are subject to the terms of a co-lender agreement (the “540 West Madison Co-Lender Agreement”).

Servicing

The 540 West Madison Whole Loan and any related REO Property will be serviced and administered in accordance with the pooling and servicing agreement (the “GSMS 2016-GS3 PSA”), dated as of September 1, 2016, among GS Mortgage Securities Corporation II, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “GSMS 2016-GS3 Master Servicer”), Rialto Capital Advisors, LLC, as general special servicer (the “GSMS 2016-GS3 Special Servicer”), Trimont Real Estate Advisors, LLC, as 540 West Madison special servicer (the “540 West Madison Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “GSMS 2016-GS3 Certificate Administrator”) and trustee (in such capacity, the “GSMS 2016-GS3 Trustee”), and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “GSMS 2016-GS3 Operating Advisor”) and asset representations reviewer (in such capacity, the “GSMS 2016-GS3 Asset Representations Reviewer”), which is separate from the PSA under which your certificates are issued, by the GSMS 2016-GS3 Master Servicer and the GSMS 2016-GS3 Special Servicer, in the manner described under “Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the 540 West Madison Co-Lender Agreement. In servicing the 540 West Madison Whole Loan, the servicing standard under the GSMS 2016-GS3 PSA will require the GSMS 2016-GS3 Master Servicer and the 540 West Madison Special Servicer to take into account the interests of the Certificateholders and the holders of the 540 West Madison Companion Loans as a collective whole.

Amounts payable to the issuing entity as holder of the 540 West Madison Mortgage Loan pursuant to the 540 West Madison Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Application of Payments

The 540 West Madison Co-Lender Agreement sets forth the respective rights of the holders of the 540 West Madison Mortgage Loan and the 540 West Madison Companion Loans with respect to distributions of funds received in respect of the 540 West Madison Whole Loan, and provides, in general, that:

●	the 540 West Madison Subordinate Companion Loans are, at all times, junior, subject and subordinate to the 540 West Madison Mortgage Loan and the 540 West Madison Pari Passu Companion Loan, and the right of the 540 West Madison Subordinate Companion Loan Holders to receive payments with respect to the 540 West Madison Whole Loan is, at all times, junior, subject and subordinate to the rights of the holders of the 540 West Madison Mortgage Loan and 540 West Madison Pari Passu Companion Loan to receive payments with respect to the 540 West Madison Whole Loan;

●	the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan is, at all times, junior, subject and subordinate to the 540 West Madison GS3 Pooled Subordinate Companion Loan, and the right of the holder of the 540 West Madison Non-Trust Subordinate Companion (the “540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder”) to receive payments with respect to the 540 West Madison Whole Loan is, at all times, junior, subject and subordinate to the rights of the holder of the 540 West Madison GS3 Pooled Subordinate Companion Loan (the “540 West Madison GS3 Pooled Subordinate Companion Loan Holder”) to receive payments with respect to the 540 West Madison Whole Loan;

●	the 540 West Madison Mortgage Loan and the 540 West Madison Pari Passu Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

●	all expenses and losses relating to the 540 West Madison Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the holder of the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan, second to the 540 West Madison GS3 Pooled Subordinate Companion Loan, and third to the issuing entity, as holder of the 540 West Madison Mortgage Loan, and the GSMS 2016-GS3 securitization trust, as the holder of a 540 West Madison Pari Passu Companion Loan on a pro rata and pari passu basis, provided that (i) P&I advances with respect to any note are reimbursable solely out of collections allocable to such note in accordance with the 540 West Madison Co-Lender Agreement and will not be reimbursed or paid, as the case may be, out of collections allocable to any other loan, and (ii) if any cost or expense is paid out of amounts otherwise payable to the issuing entity, as holder of the 540 West Madison Mortgage Loan, or the GSMS 2016-GS3 securitization trust, as the holder of the 540 West Madison Pari Passu Companion Loan, because of insufficient collection on the 540 West Madison Subordinate Companion Loan from which such cost or expense would have been paid had it remained outstanding, then the issuing entity and the 540 West Madison Pari Passu Companion Loan Holder, as applicable, will be entitled to reimbursement of such cost or expense pursuant to the 540 West Madison Co-Lender Agreement;

●	expenses and losses allocated to a particular note will be applied, first, to reduce principal distributions otherwise payable thereon, second, to reduce interest distributions otherwise payable thereon and, third, to reduce any other distributions otherwise payable thereon;

●	if no 540 West Madison Sequential Pay Event (as defined below) has occurred and is continuing with respect to the 540 West Madison Whole Loan, all amounts tendered by the borrowers or otherwise available for payment on the 540 West Madison Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

(a)     first, to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the GSMS 2016-GS3 securitization trust, as the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, in each case in an amount equal to the accrued and unpaid interest on the 540 West Madison Mortgage Loan and the 540 West Madison Pari Passu Companion Loan at the applicable note interest rate;

(b)     second, to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the GSMS 2016-GS3 securitization trust, as the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, in an amount equal to the 540 West Madison Mortgage Loan Percentage Interest and the 540 West Madison Pari Passu Companion Loan Percentage Interest, as applicable, of principal payments received, if any, with respect to such Due Date with respect to the 540 West Madison Whole Loan, until the balance of the 540 West Madison Mortgage Loan and the 540 West Madison Pari Passu Companion Loan have been reduced to zero;

(c)     third, to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the GSMS 2016-GS3 securitization trust, as the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, up to the amount of any unreimbursed costs and expenses paid by the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the GSMS 2016-GS3 securitization trust, as the holder of the 540 West Madison Pari Passu Companion Loan including any recovered costs not previously reimbursed to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the GSMS 2016-GS3 securitization trust, as the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, (or paid or advanced by the GSMS 2016-GS3 Master Servicer or the 540 West Madison Special Servicer on its behalf and not previously paid or reimbursed) with respect to the 540 West Madison Whole Loan pursuant to the 540 West Madison Co-Lender Agreement or the GSMS 2016-GS3 PSA;

(d)     fourth, to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the GSMS 2016-GS3 securitization trust, as the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, in an amount equal to the product of (i) the 540 West Madison Mortgage Loan Percentage Interest or the 540 West Madison Pari Passu Companion Loan Percentage Interest, as applicable, multiplied by (ii) the ratio of the 540 West Madison Senior Loan Interest Rate to the interest rate of the 540 West Madison Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(e)     fifth, if the proceeds of any foreclosure sale or any liquidation of the 540 West Madison Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(d) and, as a result of a workout the principal balance of the 540 West Madison Mortgage Loan and the 540 West Madison Pari Passu Companion Loan have been reduced, such excess amount are required to be paid to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the GSMS 2016-GS3 securitization trust, as the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, in an amount up to the reduction, if any, of the principal balance of the 540 West Madison Mortgage Loan and the 540 West Madison Pari Passu Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

(f)      sixth, to the 540 West Madison GS3 Pooled Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the 540 West Madison GS3 Pooled Subordinate Companion Loan at the related interest rate;

(g)     seventh, to the 540 West Madison GS3 Pooled Subordinate Companion Loan Holder in an amount equal to the 540 West Madison GS3 Pooled Subordinate Companion Loan Percentage Interest of principal payments received, if any, with respect to such Due Date with respect to the 540 West Madison Whole Loan, until the principal balance of the 540 West Madison GS3 Pooled Subordinate Companion Loan has been reduced to zero;

(h)     eighth, to the 540 West Madison GS3 Pooled Subordinate Companion Loan Holder, in an amount equal to the product of (i) the 540 West Madison GS3 Pooled Subordinate Companion Loan Percentage Interest, multiplied by (ii) the ratio of the 540 West Madison GS3 Pooled Subordinate Companion Loan Interest Rate to the interest rate of the 540 West Madison Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(i)       ninth, to the extent the 540 West Madison GS3 Pooled Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the 540 West Madison Co-Lender Agreement, to reimburse the 540 West Madison GS3 Pooled Subordinate Companion Loan Holder for all such cure payments;

(j)       tenth, if the proceeds of any foreclosure sale or any liquidation of the 540 West Madison Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(i) and, as a result of a workout the principal balance of the 540 West Madison GS3 Pooled Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the 540 West Madison GS3 Pooled Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the 540 West Madison GS3 Pooled Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

(k)      eleventh, to the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the holder of the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan at the related interest rate;

(l)       twelth, to the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder in an amount equal to the holder of the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Percentage Interest of principal payments received, if any, with respect to such Due Date with respect to the 540 West Madison Whole Loan, until the principal balance of the holder of the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan has been reduced to zero;

(m)    thirteenth, to the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder, in an amount equal to the product of (i) the holder of the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Percentage Interest, multiplied by (ii) the ratio of the holder of the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Interest Rate to the interest rate of the 540 West Madison Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(n)     fourteenth, to the extent the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the 540 West Madison Co-Lender Agreement, to reimburse the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder for all such cure payments;

(o)     fifteenth, if the proceeds of any foreclosure sale or any liquidation of the 540 West Madison Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(n) and, as a result of a workout the principal balance of the holder of the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the holder of the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

(p)     sixteenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the GSMS 2016-GS3 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the GSMS 2016-GS3 Master Servicer or the 540 West Madison Special Servicer, as applicable, (in each case provided that such reimbursements or payments relate to the 540 West Madison Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, are required to be paid to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the GSMS 2016-GS3 securitization trust, as the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, and the 540 West Madison GS3 Pooled Subordinate Companion Loan Holder and the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder, pro rata, based on their respective percentage interests; and

(q)     seventeenth, if any excess amount is available to be distributed in respect of the 540 West Madison Whole Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(o), any remaining amount is required to be paid pro rata to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the GSMS 2016-GS3 securitization trust, as the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, and the 540 West Madison GS3 Pooled Subordinate Companion Loan Holder and the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder in accordance with their respective initial percentage interests.

“540 West Madison GS3 Pooled Subordinate Companion Loan Percentage Interest” means 16.7%.

“540 West Madison Non-GS3 Pooled Subordinate Companion Loan Percentage Interest” means 33.4%.

“540 West Madison Mortgage Loan Percentage Interest” means 23.2%.

“540 West Madison Pari Passu Companion Loan Percentage Interest” means 26.8%.

“540 West Madison Senior Loan Interest Rate” means 3.22660%.

“540 West Madison GS3 Pooled Subordinate Companion Loan Interest Rate” means 3.61475488488784%.

“540 West Madison Non-GS3 Subordinate Companion Loan Interest Rate” means 5.30000%.

●	Upon the occurrence and continuance of (i) a monetary event of default with respect to the 540 West Madison Whole Loan or (ii) a non-monetary event of default as to which the 540 West Madison Whole Loan becomes a “specially serviced loan” under the GSMS 2016-GS3, in each case provided the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder (or a designee of the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder) has not exercised its cure rights (a “540 West Madison Sequential Pay Event”), amounts tendered by the borrowers or otherwise available for payment on the 540 West Madison Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

(a)     first, to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the GSMS 2016-GS3 securitization trust, as the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, in an amount equal to the accrued and unpaid interest on the balance of the 540 West Madison Mortgage Loan and the 540 West Madison Pari Passu Companion Loan at the applicable note interest rate;

(b)     second, to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the GSMS 2016-GS3 securitization trust, as the holder of the 540 West Madison Pari Passu Companion Loan in an amount equal to all amounts allocated as principal on the 540 West Madison Whole Loan, pro rata and pari passu, in an amount equal to the balance of the 540 West Madison Mortgage Loan and the 540 West Madison Pari Passu Companion Loan, until the balance of the 540 West Madison Mortgage Loan and the 540 West Madison Pari Passu Companion Loan have been reduced to zero;

(c)     third, to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the GSMS 2016-GS3 securitization trust, as the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, up to the amount of any unreimbursed costs and expenses paid by the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the GSMS 2016-GS3 securitization trust, as the holder of the 540 West Madison Pari Passu Companion Loan, including any recovered costs not previously reimbursed to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the GSMS 2016-GS3 securitization trust, as the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, (or paid or advanced by the GSMS 2016-GS3 Master Servicer or the 540 West Madison Special Servicer, as applicable, on its behalf and not previously paid or reimbursed) with respect to the 540 West Madison Whole Loan pursuant to the 540 West Madison Co-Lender Agreement or the GSMS 2016-GS3 PSA;

(d)     fourth, to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the GSMS 2016-GS3 securitization trust, as the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, in an amount equal to the product of (i) the 540 West Madison Mortgage Loan Percentage Interest or the 540 West Madison Pari Passu Companion Loan Percentage Interest, as applicable, multiplied by (ii) the ratio of the 540 West Madison Senior Loan Interest Rate to the interest rate of the 540 West Madison Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(e)     fifth, if the proceeds of any foreclosure sale or any liquidation of the 540 West Madison Whole Loan or related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(d) and, as a result of a workout the principal balance of the 540 West Madison Mortgage Loan and the 540 West Madison Pari Passu Companion Loan have been reduced, such excess amount are required to be paid to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the GSMS 2016-GS3 securitization trust, as the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, in an amount up to the reduction, if any, of the principal balance of the 540 West Madison Mortgage Loan and the 540 West Madison Pari Passu Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

(f)      sixth, to the 540 West Madison GS3 Pooled Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the 540 West Madison GS3 Pooled Subordinate Companion Loan at the related interest rate;

(g)     seventh, to the 540 West Madison GS3 Pooled Subordinate Companion Loan Holder in an amount equal to all amounts allocated as principal on the 540 West Madison Whole Loan, with respect to such Due Date, until the principal balance of the 540 West Madison GS3 Pooled Subordinate Companion Loan has been reduced to zero;

(h)     eighth, to the 540 West Madison GS3 Pooled Subordinate Companion Loan Holder, in an amount equal to the product of (i) the540 West Madison GS3 Pooled Subordinate Companion Loan Percentage Interest, multiplied by (ii) the ratio of the 540 West Madison GS3 Pooled Subordinate Companion Loan Interest Rate to the interest rate of the 540 West Madison Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(i)       ninth, to the extent the 540 West Madison GS3 Pooled Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the 540 West Madison Co-Lender Agreement, to reimburse the 540 West Madison GS3 Pooled Subordinate Companion Loan Holder for all such cure payments;

(j)       tenth, if the proceeds of any foreclosure sale or any liquidation of the 540 West Madison Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(i) and, as a result of a workout the principal balance of the 540 West Madison GS3 Pooled Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the 540 West Madison GS3 Pooled Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the 540 West Madison GS3 Pooled Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

(k)      eleventh, to the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the holder of the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan at the related interest rate;

(l)       twelth, to the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder in an amount equal to all amounts allocated as principal on the 540 West Madison Whole Loan, with respect to such Due Date, until the principal balance of the holder of the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan has been reduced to zero;

(m)    thirteenth, to the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder, in an amount equal to the product of (i) the holder of the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Percentage Interest, multiplied by (ii) the ratio of the holder of the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Interest Rate to the interest rate of the 540 West Madison Whole Loan, and (iii) any prepayment premium to the extent paid by the related borrower;

(n)     fourteenth, to the extent the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the 540 West Madison Co-Lender Agreement, to reimburse the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder for all such cure payments;

(o)     fifteenth, if the proceeds of any foreclosure sale or any liquidation of the 540 West Madison Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(n) and, as a result of a workout the principal balance of the holder of the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the holder of the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related interest rate;

(p)     sixteenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the GSMS 2016-GS3 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the GSMS 2016-GS3 Master Servicer or the 540 West Madison Special Servicer, as applicable, (in each case provided that such reimbursements or payments relate to the 540 West Madison Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, are required to be paid to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the GSMS 2016-GS3 securitization trust, as the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, and the 540 West Madison GS3 Pooled Subordinate Companion Loan Holder and the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder, pro rata, based on their respective percentage interests; and

(q)     seventeenth, if any excess amount is available to be distributed in respect of the 540 West Madison Whole Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(o), any remaining amount is required to be paid pro rata to the issuing entity, as the holder of the 540 West Madison Mortgage Loan, and the GSMS 2016-GS3 securitization trust, as the holder of the 540 West Madison Pari Passu Companion Loan, pro rata and pari passu, and the 540 West Madison GS3 Pooled Subordinate Companion Loan Holder and the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder in accordance with their respective initial percentage interests.

●	To the extent required under the REMIC provisions, payments or proceeds received with respect to any partial release of any portion of the related Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the 540 West Madison Mortgage Loan and the 540 West Madison Companion Loans (as determined in accordance with the applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value), are required to be allocated to reduce the principal balances of the 540 West Madison Mortgage Loan and the 540 West Madison Companion Loans in the manner permitted by the REMIC provisions.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 540 West Madison Mortgage Loan, then that P&I Advance may only be reimbursed out of future payments and collections on the 540 West Madison Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on any 540 West Madison Companion Loans (other than the 540 West Madison GS3 Pooled Subordinate Companion Loan). Similarly, P&I advances on the 540 West Madison Companion Loans are not reimbursable out of payments or other collections on the 540 West Madison Mortgage Loan. Interest on

P&I Advances made with respect to the 540 West Madison Mortgage Loan may only be reimbursed out of future payments and collections on the 540 West Madison Subordinate Companion Loans (as and to the extent provided in the GSMS 2016-GS3 PSA) and the 540 West Madison Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the 540 West Madison Pari Passu Companion Loan.

Control and Consultation

Pursuant to the 540 West Madison Co-Lender Agreement, the directing holder with respect to the 540 West Madison Whole Loan (the “540 West Madison Whole Loan Directing Holder”), as of any date of determination, will be (i) the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder, unless a 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Control Termination Event has occurred and is continuing, (ii) for so long as a 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Control Termination Event has occurred and is continuing, the 540 West Madison controlling class representative (exercising the rights of the 540 West Madison GS3 Pooled Subordinate Companion Loan Holder), unless a 540 West Madison GS3 Pooled Subordinate Companion Loan Control Termination Event has occurred and is continuing, or (iii) for so long as a 540 West Madison GS3 Pooled Subordinate Companion Loan Control Termination Event has occurred and is continuing, the controlling class representative under the GSMS 2016-GS3 PSA (the “GSMS 2016-GS3 Controlling Class Representative”). Neither the 540 West Madison GS3 Pooled Subordinate Companion Loan Holder nor the GS3 Controlling Class Representative is permitted to exercise the rights of the 540 West Madison Directing Holder if it is the related borrower, any direct or indirect parent or affiliate of the related borrower, any entity that is a holder of debt secured by direct or indirect ownership interests in the related borrower or any affiliate of such holder, or any entity that is a holder of a preferred equity interest in the related borrower or any affiliate of such holder. The 540 West Madison Whole Loan Directing Holder will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Controlling Class Representative set forth under “Pooling and Servicing Agreement—The Directing Holder” in this prospectus) with respect to the 540 West Madison Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the 540 West Madison Whole Loan will require the approval of the 540 West Madison Whole Loan Directing Holder (which approval rights are substantially similar to, but not necessarily identical to, those rights described under “Pooling and Servicing Agreement—The Directing Holder” and “—Asset Status Report” in this prospectus).

A “540 West Madison GS3 Pooled Subordinate Companion Loan Control Termination Event” will exist with respect to the 540 West Madison Whole Loan, if and for so long as: (a)(1) the initial principal balance of the 540 West Madison GS3 Pooled Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 540 West Madison GS3 Pooled Subordinate Companion Loan after the date of creation of the 540 West Madison GS3 Pooled Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the 540 West Madison Whole Loan that is allocated to the 540 West Madison GS3 Pooled Subordinate Companion Loan and (z) any losses realized with respect to any related Mortgaged Property or the 540 West Madison Whole Loan that are allocated to the 540 West Madison GS3 Pooled Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the 540 West Madison GS3 Pooled Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the 540 West Madison GS3 Pooled Subordinate Companion Loan Holder on the 540 West Madison GS3 Pooled Subordinate Companion Loan after the date of creation of the 540 West Madison GS3 Pooled Subordinate Companion Loan.

A “540 West Madison Non-GS3 Pooled Subordinate Companion Loan Control Termination Event” will exist with respect to the 540 West Madison Whole Loan, if and for so long as: (a)(1) the initial principal balance of the holder of the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the holder of the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan after the date of creation of the holder of the 540 West Madison Non-GS3 Pooled

Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the 540 West Madison Whole Loan that is allocated to the holder of the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan and (z) any losses realized with respect to the Mortgaged Property or the 540 West Madison Whole Loan that are allocated to the holder of the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the holder of the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder on the holder of the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan after the date of creation of the holder of the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan.

Pursuant to the terms of the 540 West Madison Co-Lender Agreement, each holder of a 540 West Madison Companion Loan (or its representative), for so long as such holder is not the 540 West Madison Whole Loan Directing Holder, will (i) have a right to receive copies of all notices, information and reports that the GSMS 2016-GS3 Master Servicer or the 540 West Madison Special Servicer, as applicable, is required to provide to the GSMS 2016-GS3 Directing Holder pursuant to the GSMS 2016-GS3 PSA (within the same time frame such notices, information and reports are or would have been required to be provided to the controlling class representative under the GSMS 2016-GS3 PSA without regard to the occurrence of a control termination event or consultation termination event under the GSMS 2016-GS3 PSA) with respect to any “major decisions” (as defined in the 540 West Madison Co-Lender Agreement) to be taken with respect to 540 West Madison Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 540 West Madison Whole Loan and (ii) has the right to be consulted on a strictly non-binding basis with respect to any “major decisions” (as defined in the 540 West Madison Co-Lender Agreement) to be taken with respect to the 540 West Madison Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 540 West Madison Whole Loan. The consultation right of the issuing entity will expire 10 business days following the delivery of written notice of a proposed action, together with copies of the notices, information and reports required to be provided to the GSMS 2016-GS3 Controlling Class Representative; provided that if the GSMS 2016-GS3 Master Servicer (or the 540 West Madison Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, then such consultation period will be deemed to begin anew. Notwithstanding the rights described above, the GSMS 2016-GS3 Master Servicer or the 540 West Madison Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned consultation period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 540 West Madison Whole Loan (as a collective whole). Neither the GSMS 2016-GS3 Master Servicer nor the 540 West Madison Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative) or any holder of a 540 West Madison Companion Loan not held by the trust.

Neither the GSMS 2016-GS3 Master Servicer nor the 540 West Madison Special Servicer may follow any advice, direction or objection by the issuing entity (or its representative) or any holder of a 540 West Madison Companion Loan not held by the issuing entity or the GSMS 2016-GS3 Controlling Class Representative that would (i) require or cause the GSMS 2016-GS3 Master Servicer or the 540 West Madison Special Servicer, as applicable, to violate applicable law, the terms of the 540 West Madison Whole Loan, the 540 West Madison Co-Lender Agreement, the related mezzanine intercreditor agreement or the GSMS 2016-GS3 PSA, including the servicing standard under the GSMS 2016-GS3 PSA, (ii) result in the imposition of federal income tax on the issuing entity or cause it to fail to qualify as a REMIC; (iii) expose the GSMS 2016-GS3 certificateholders, the GSMS 2016-GS3 issuing entity, any holder of a 540 West Madison Companion Loan not held by the issuing entity, the GSMS 2016-GS3 depositor, the GSMS 2016-GS3 Master Servicer, the 540 West Madison Special Servicer, the GSMS 2016-GS3 Trustee, the GSMS 2016-GS3 Certificate Administrator or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability, or (iv) materially expand the scope of the GSMS 2016-GS3 Master Servicer’s, the 540 West Madison Special Servicer’s, the GSMS 2016-GS3 Trustee’s or GSMS 2016-GS3 Certificate Administrator’s responsibilities under the GSMS 2016-GS3 PSA.

In addition to the control and consultation rights of the holders of the 540 West Madison Companion Loans described above, pursuant to the terms of the 540 West Madison Co-Lender Agreement, each holder of a 540 West Madison Companion Loan not held by the issuing entity will have the right to annual meetings (which may be held telephonically) with the GSMS 2016-GS3 Master Servicer or the 540 West Madison Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the GSMS 2016-GS3 Master Servicer or the 540 West Madison Special Servicer, as applicable, in which servicing issues related to the 540 West Madison Whole Loan are discussed. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

Sale of Defaulted Whole Loan

Upon the 540 West Madison Whole Loan becoming a defaulted mortgage loan under the GSMS 2016-GS3 PSA, if the 540 West Madison Special Servicer decides to sell the 540 West Madison Pari Passu Companion Loan, the 540 West Madison Special Servicer will be required to sell the 540 West Madison Mortgage Loan together with the 540 West Madison Pari Passu Companion Loan and the 540 West Madison GS3 Pooled Subordinate Companion (but not the 540 West Madison Non-GS3 Pooled Subordinate Companion) as a single whole loan in accordance with the procedures generally similar to those set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus.

Cure Rights

Prior to a 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Control Termination Event, in the event that there is (a) a monetary event of default beyond applicable notice and grace periods with respect to the 540 West Madison Whole Loan or (b) a non-monetary event of default beyond applicable notice and grace periods with respect to the 540 West Madison Whole Loan, then the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder will have the right, but not the obligation, to: (A) cure such monetary event of default within 5 business days following the receipt of notice of such default and (B) cure such non-monetary event of default within 30 days following receipt of notice of such default, provided that under certain circumstances the cure period with respect to a non-monetary event of default may be extended by up to 90 days. If the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder elects to cure a default by way of a payment of money (a “Cure Payment”), the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder will be required to make such Cure Payment as directed by the GSMS 2016-GS3 Master Servicer or the 540 West Madison Special Servicer and such Cure Payment is required to include reimbursement for all advances, fees or interest paid by the GSMS 2016-GS3 Master Servicer or the 540 West Madison Special Servicer, the GSMS 2016-GS3 securitization trust, as the holder of the 540 West Madison Pari Passu Companion Loan or the 540 West Madison GS3 Pooled Subordinate Companion Loan Holder. So long as an event of default exists that is being cured by the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder and the applicable cure period has not expired, the default will not be treated as a 540 West Madison Sequential Pay Event (i) for purposes of “—Application of Payments” above, (ii) for purposes of triggering an acceleration of the 540 West Madison Whole Loan or commencing foreclosure proceedings or similar legal proceedings with respect to the related Mortgaged Properties, or (iii) for purposes of treating the 540 West Madison Whole Loan as a “specially serviced loan” under the GSMS 2016-GS3 PSA. Notwithstanding anything to the contrary, the right of the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder to cure a default will be limited to 3 Cure Events (except with the consent of the holders of the 540 West Madison Senior Loans) over the life of the 540 West Madison Whole Loan and no single Cure Event may exceed 4 consecutive months. A “Cure Event” means the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder’s exercise of its cure rights, whether for 1 month or for consecutive months in the aggregate.

Purchase Option

After the occurrence and delivery of an event of default under the 540 West Madison Whole Loan, the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder will have the right, by written notice to the issuing entity, as holder of the 540 West Madison Mortgage Loan, the GSMS 2016-GS3 securitization trust, as the holder of the 540 West Madison Pari Passu Companion Loan and the 540 West

Madison GS3 Pooled Subordinate Companion Loan Holder (a “540 West Madison Purchase Notice”), to purchase in immediately available funds, the 540 West Madison Senior Loans and the 540 West Madison GS3 Pooled Subordinate Companion Loan in whole but not in part at the applicable defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses. Upon delivery of the 540 West Madison Purchase Notice to the holders of the 540 West Madison Senior Loans and the 540 West Madison GS3 Pooled Subordinate Companion Loan Holder, the holders of the 540 West Madison Senior Loans and the 540 West Madison GS3 Pooled Subordinate Companion Loan Holder will be required to sell (and the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder will be required to purchase) the 540 West Madison Senior Loans and the 540 West Madison GS3 Pooled Subordinate Companion Loan at the applicable defaulted mortgage loan purchase price, on a date (the “Defaulted 540 West Madison Purchase Date”) not more than 45 days after the date of the 540 West Madison Purchase Notice. The Non-Trust Subordinate Companion Loan Holder’s failure to purchase the 540 West Madison Senior Loans and the 540 West Madison GS3 Pooled Subordinate Companion Loan on the Defaulted 540 West Madison Purchase Date will result in the termination of such right. The Non-Trust Subordinate Companion Loan Holder has agreed that the sale of the 540 West Madison Senior Loans and the 540 West Madison GS3 Pooled Subordinate Companion Loan will comply with all requirements of the GSMS 2016-GS3 PSA and that all costs and expenses related thereto will be paid by the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder. The defaulted mortgage loan purchase price will be calculated by the GSMS 2016-GS3 Master Servicer or the 540 West Madison Special Servicer 3 business days prior to the Defaulted 540 West Madison Purchase Date and absent manifest error, will be binding upon the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder.

The right of the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder to purchase the 540 West Madison Senior Loans and the 540 West Madison GS3 Pooled Subordinate Companion Loan will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property. Notwithstanding the foregoing sentence, the applicable special servicer is required to give the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder 5 or with respect to deed in lieu of foreclosure, 10 business days prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed in lieu of foreclosure with respect to the related Mortgaged Property (a “Notice of Foreclosure/DIL”). If the applicable special servicer intends to accept a deed in lieu of foreclosure, it is required to deliver a Notice of Foreclosure/DIL stating its intent to the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder and the 540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder will have the option, within 10 business days from receipt of such Notice of Foreclosure/DIL, to deliver written notice to the 540 West Madison Special Servicer of its intent to purchase the 540 West Madison Senior Loans and the 540 West Madison GS3 Pooled Subordinate Companion Loan and to consummate the purchase option on a date to occur no later than 30 days from the day it received the Notice of Foreclosure/DIL.

Special Servicer Appointment Rights

Pursuant to the 540 West Madison Co-Lender Agreement, the 540 West Madison Whole Loan Directing Holder (or its representative) will have the right, at any time, with or without cause, to replace the 540 West Madison Special Servicer then acting with respect to the 540 West Madison Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holders of the 540 West Madison Companion Loans (or their representatives). The applicable certificateholders with the requisite percentage of voting rights (during any consultation period and any consultation termination period under the GSMS 2016-GS3 PSA) will have the right, with or without cause, to replace the 540 West Madison Special Servicer then acting with respect to the 540 West Madison Whole Loan and appoint a replacement special servicer in lieu thereof without the holders of the 540 West Madison Companion Loans (or their representatives) in accordance with the GSMS 2016-GS3 PSA. The holders of the 540 West Madison Companion Loans may terminate the 540 West Madison Special Servicer upon a servicer termination event in accordance with the procedures generally similar to those set forth under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicers for Cause—Rights Upon Servicer Termination Event” in this prospectus.

U.S. Industrial Portfolio Whole Loan

General

The Mortgage Loan, identified as U.S. Industrial Portfolio (the “U.S. Industrial Portfolio Mortgage Loan”) on Annex A-1, representing approximately 7.3% of the Initial Pool Balance, is part of a split loan structure comprised of four mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The U.S. Industrial Portfolio Mortgage Loan is evidenced by one (1) promissory note with a Cut-off Date Balance of $74,939,052. The U.S. Industrial Portfolio Pari Passu Companion Loans (the “U.S. Industrial Portfolio Pari Passu Companion Loans” and together with the U.S. Industrial Portfolio Mortgage Loan, the “U.S. Industrial Portfolio Whole Loan”) are evidenced by three (3) promissory notes with an aggregate Cut-off Date Balance of $232,450,948, two of which are currently held by GSMC and expected to be transferred to one or more future securitizations or otherwise transferred and one of which was transferred to the GSMS 2016-GS3 securitization trust. The U.S. Industrial Portfolio Pari Passu Companion Loans will not be included in the issuing entity. Only the U.S. Industrial Portfolio Mortgage Loan will be included in the issuing entity. The U.S. Industrial Portfolio Mortgage Loan and the U.S. Industrial Portfolio Pari Passu Companion Loans are pari passu with each other in terms of priority.

The rights of the issuing entity, as the holder of the U.S. Industrial Portfolio Mortgage Loan and the rights of GSMC and any future securitization trust holding the U.S. Industrial Portfolio Pari Passu Companion Loans are subject to the terms of a co-lender agreement (the “U.S. Industrial Portfolio Co-Lender Agreement”).

Servicing

The U.S. Industrial Portfolio Whole Loan and any related REO Property will be serviced and administered in accordance with the GSMS 2016-GS3 PSA, which is separate from the PSA under which your certificates are issued, by the GSMS 2016-GS3 Master Servicer and the GSMS 2016-GS3 Special Servicer, in the manner described under “Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the U.S. Industrial Portfolio Co-Lender Agreement. In servicing the U.S. Industrial Portfolio Whole Loan, the servicing standard under the GSMS 2016-GS3 PSA will require the GSMS 2016-GS3 Master Servicer and the GSMS 2016-GS3 Special Servicer to take into account the interests of both the Certificateholders and the holder of the U.S. Industrial Portfolio Pari Passu Companion Loan as a collective whole.

Amounts payable to the issuing entity as holder of the U.S. Industrial Portfolio Mortgage Loan pursuant to the U.S. Industrial Portfolio Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the holder of the U.S. Industrial Portfolio Pari Passu Companion Loan will be distributed to such holders net of certain fees and expenses on the U.S. Industrial Portfolio Pari Passu Companion Loan as set forth in the U.S. Industrial Portfolio Co-Lender Agreement.

Application of Payments

The U.S. Industrial Portfolio Co-Lender Agreement sets forth the respective rights of the holder of the U.S. Industrial Portfolio Mortgage Loan and the holder of the U.S. Industrial Portfolio Pari Passu Companion Loan with respect to distributions of funds received in respect of the U.S. Industrial Portfolio Whole Loan, and provides, in general, that:

●	the U.S. Industrial Portfolio Mortgage Loan and the U.S. Industrial Portfolio Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the U.S. Industrial Portfolio Whole Loan or the U.S. Industrial Portfolio Mortgaged Property will be applied to the U.S. Industrial

Portfolio Mortgage Loan and the U.S. Industrial Portfolio Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the GSMS 2016-GS3 Master Servicer, the GSMS 2016-GS3 Special Servicer, the GSMS 2016-GS3 Operating Advisor, the GSMS 2016-GS3 Asset Representations Reviewer, the GSMS 2016-GS3 Certificate Administrator and the GSMS 2016-GS3 Trustee) in accordance with the terms of the U.S. Industrial Portfolio Co-Lender Agreement and the GSMS 2016-GS3 PSA; and

●	expenses, losses and shortfalls relating to the U.S. Industrial Portfolio Whole Loan will be allocated, on a pro rata and pari passu basis, to the U.S. Industrial Portfolio Mortgage Loan and the U.S. Industrial Portfolio Pari Passu Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the U.S. Industrial Portfolio Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the U.S. Industrial Portfolio Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the U.S. Industrial Portfolio Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of a Property Protection Advance) allocable to the U.S. Industrial Portfolio Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage loans in the GSMS 2016-GS3 securitization, subject to the GSMS 2016-GS3 issuing entity’s right to reimbursement from future payments and other collections on the U.S. Industrial Portfolio Mortgage Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the GSMS 2016-GS3 certificateholders.

Consultation and Control

Pursuant to the U.S. Industrial Portfolio Co-Lender Agreement, the directing holder with respect to the U.S. Industrial Portfolio Whole Loan, as of any date of determination, will be the GSMS 2016-GS3 Trustee on behalf of the GSMS 2016-GS3 issuing entity, as holder of the controlling U.S. Industrial Portfolio Pari Passu Companion Loan; provided, that, unless a consultation termination event exists under the GSMS 2016-GS3 PSA or the U.S. Industrial Portfolio Whole Loan is an excluded loan under the GSMS 2016-GS3 PSA, the GS3 Controlling Class Representative will be entitled to exercise the rights of the directing holder with respect to the U.S. Industrial Portfolio Whole Loan. In its capacity as representative of the directing holder under the U.S. Industrial Portfolio Co-Lender Agreement, the GSMS 2016-GS3 Controlling Class Representative will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Controlling Class Representative set forth under “Pooling and Servicing Agreement—The Directing Holder” in this prospectus) with respect to the U.S. Industrial Portfolio Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the U.S. Industrial Portfolio Whole Loan will require the approval of the GSMS 2016-GS3 Controlling Class Representative (which approval rights are substantially similar to, but not necessarily identical to, those rights described under “Pooling and Servicing Agreement—The Directing Holder” and “—Asset Status Reports” in this prospectus). Pursuant to the terms of the GSMS 2016-GS3 PSA, the GSMS 2016-GS3 Controlling Class Representative will have the same consent and/or consultation rights with respect to the U.S. Industrial Portfolio Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in the GSMS 2016-GS3 issuing entity (exclusive of any “non-serviced mortgage loan” and any “excluded loan” GSMS 2016-GS3) included in the GSMS 2016-GS3 issuing entity.

In addition, pursuant to the terms of the U.S. Industrial Portfolio Co-Lender Agreement, the issuing entity, as the holder of the U.S. Industrial Portfolio Mortgage Loan (or its representative which, unless the U.S. Industrial Portfolio Whole Loan is an Excluded Loan, will be the Controlling Class Representative) will (i) have a right to receive copies of all notices, information and reports that the GSMS 2016-GS3 Master Servicer or the GSMS 2016-GS3 Special Servicer, as applicable, is required to provide to the GSMS 2016-GS3 Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the GSMS 2016-GS3 Controlling Class Representative under the GSMS 2016-GS3 PSA without regard to the occurrence of a control termination event or consultation termination event under the GSMS 2016-GS3 PSA) with respect to any “major decisions” (as defined in the U.S. Industrial Portfolio Co-Lender Agreement) to be taken with respect to the U.S. Industrial Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the U.S. Industrial Portfolio Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any “major decisions” (as defined in the U.S. Industrial Portfolio Co-Lender Agreement) to be taken with respect to the U.S. Industrial Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the U.S. Industrial Portfolio Whole Loan. The consultation right of the issuing entity (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the issuing entity (or its representative) has responded within such period; provided, that if the GSMS 2016-GS3 Master Servicer (or the GSMS 2016-GS3 Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the consultation rights of the issuing entity (or its representative) described above, the GSMS 2016-GS3 Master Servicer or the GSMS 2016-GS3 Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the U.S. Industrial Portfolio Whole Loan. Neither the GSMS 2016-GS3 Master Servicer nor the GSMS 2016-GS3 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative).

Neither the GSMS 2016-GS3 Master Servicer nor the GSMS 2016-GS3 Special Servicer may take or refrain from taking any action based on advice or consultation provided by the issuing entity (or its representative) that would cause the GSMS 2016-GS3 Master Servicer or the GSMS 2016-GS3 Special Servicer, as applicable, to violate applicable law, the terms of the U.S. Industrial Portfolio Whole Loan, the U.S. Industrial Portfolio Co-Lender Agreement, the GSMS 2016-GS3 PSA, including the servicing standard under the GSMS 2016-GS3 PSA, or the REMIC provisions or that would (i) expose the GSMS 2016-GS3 Master Servicer, the GSMS 2016-GS3 Special Servicer, the GSMS 2016-GS3 depositor, the mortgage loan seller with respect to the GSMS 2016-GS3 securitization transaction, the GSMS 2016-GS3 issuing entity, the GSMS 2016-GS3 Trustee, the GSMS 2016-GS3 Operating Advisor, the GSMS 2016-GS3 Asset Representations Reviewer, the GSMS 2016-GS3 Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the GSMS 2016-GS3 Master Servicer’s or the GSMS 2016-GS3 Special Servicer’s responsibilities, or (iii) cause the GSMS 2016-GS3 Master Servicer or the GSMS 2016-GS3 Special Servicer to act, or fail to act, in a manner that is not in the best interests of the GSMS 2016-GS3 certificateholders or the servicing standard under the GSMS 2016-GS3 PSA.

In addition to the consultation rights of the issuing entity (or its representative) described above, pursuant to the terms of the U.S. Industrial Portfolio Co-Lender Agreement, the issuing entity (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the GSMS 2016-GS3 Master Servicer or the GSMS 2016-GS3 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the GSMS 2016-GS3 Master Servicer or the GSMS 2016-GS3 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the U.S. Industrial Portfolio Whole Loan.

Application of Penalty Charges

The U.S. Industrial Portfolio Co-Lender Agreement provides that penalty charges paid on the U.S. Industrial Portfolio Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the U.S. Industrial Portfolio Mortgage Loan and the U.S. Industrial Portfolio Pari Passu Companion Loan by the amount necessary to reimburse the GSMS 2016-GS3 Master Servicer, the GSMS 2016-GS3 Trustee or the GSMS 2016-GS3 Special Servicer for any interest accrued on any Property Protection Advances and reimbursement of any Property Protection Advances in accordance with the terms of the GSMS 2016-GS3 PSA, second, be used to reduce the respective amounts payable on each of the U.S. Industrial Portfolio Mortgage Loan and the U.S. Industrial Portfolio Pari Passu Companion Loan by the amount necessary to pay the master servicer, the trustee, the GSMS 2016-GS3 Master Servicer and the

GSMS 2016-GS3 Trustee for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the GSMS 2016-GS3 PSA) made with respect to such Mortgage Loan or Companion Loan by such party (if and as specified in the PSA or the GSMS 2016-GS3 PSA, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the U.S. Industrial Portfolio Mortgage Loan and the U.S. Industrial Portfolio Pari Passu Companion Loan by the amount necessary to pay additional trust fund expenses (other than unpaid special servicing fees, unpaid workout fees and liquidation fees, each as payable under the GSMS 2016-GS3 PSA) incurred with respect to the U.S. Industrial Portfolio Whole Loan (as specified in the GSMS 2016-GS3 PSA) and, finally, (i) in the case of the remaining amount of penalty charges allocable to the U.S. Industrial Portfolio Mortgage Loan and the U.S. Industrial Portfolio Pari Passu Companion Loan, be paid to the GSMS 2016-GS3 Master Servicer and/or the GSMS 2016-GS3 Special Servicer as additional servicing compensation as provided in the GSMS 2016-GS3 PSA.

Sale of Defaulted Whole Loan

Pursuant to the terms of the U.S. Industrial Portfolio Co-Lender Agreement, if the U.S. Industrial Portfolio Whole Loan becomes a defaulted mortgage loan under the GSMS 2016-GS3 PSA, and if the GSMS 2016-GS3 Special Servicer determines to sell the controlling U.S. Industrial Portfolio Pari Passu Companion Loan in accordance with the GSMS 2016-GS3 PSA, then the GSMS 2016-GS3 Special Servicer will be required to sell the U.S. Industrial Portfolio Pari Passu Companion Loan together with the U.S. Industrial Portfolio Mortgage Loan as one whole loan in accordance with the procedures generally similar to those set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus.

Notwithstanding the foregoing, the GSMS 2016-GS3 Special Servicer will not be permitted to sell the U.S. Industrial Portfolio Whole Loan if it becomes a defaulted mortgage loan under the GSMS 2016-GS3 PSA without the written consent of the issuing entity (or its representative) unless the GSMS 2016-GS3 Special Servicer has delivered to such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the U.S. Industrial Portfolio Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the GSMS 2016-GS3 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the U.S. Industrial Portfolio Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the U.S. Industrial Portfolio Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the GSMS 2016-GS3 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the GSMS 2016-GS3 Master Servicer or the GSMS 2016-GS3 Special Servicer in connection with the proposed sale; provided, that the issuing entity (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative) will be permitted to submit an offer at any sale of the U.S. Industrial Portfolio Whole Loan.

Special Servicer Appointment Rights

Pursuant to the U.S. Industrial Portfolio Co-Lender Agreement and the GSMS 2016-GS3 PSA, the directing holder with respect to the U.S. Industrial Portfolio Whole Loan (which, as of any date of determination, will be the GSMS 2016-GS3 Trustee on behalf of the GSMS 2016-GS3 issuing entity as holder of the controlling U.S. Industrial Portfolio Pari Passu Companion Loan, or its representative) will have the right, with or without cause, to replace the GSMS 2016-GS3 Special Servicer then acting with respect to the U.S. Industrial Portfolio Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity (or its representative). The GSMS 2016-GS3 Controlling Class Representative, as representative of the majority of the GSMS 2016-GS3 controlling class certificateholders (prior to a “control termination event” under the GSMS 2016-GS3 PSA and unless the U.S. Industrial Portfolio Whole Loan is an “excluded loan” under the GSMS 2016-GS3 PSA), and the applicable GSMS 2016-GS3 certificateholders with the requisite percentage of voting rights (after a “control termination event” under the GSMS 2016-GS3 PSA), will have the right, with or without cause, to replace the GSMS 2016-GS3 Special Servicer then acting with respect to the U.S. Industrial Portfolio Whole Loan and appoint a replacement special servicer in lieu thereof, in accordance with procedures generally similar to those set forth under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicers for Cause—Rights Upon Servicer Termination Event” in this prospectus.

Simon Premium Outlets Whole Loan

General

The Mortgage Loan, identified as Simon Premium Outlets (the “Simon Premium Outlets Mortgage Loan”) on Annex A-1, representing approximately 6.5% of the Initial Pool Balance, is part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Simon Premium Outlets Mortgage Loan is evidenced by one (1) promissory note with a Cut-off Date Balance of 66,788,798. The Simon Premium Outlets Pari Passu Companion Loan (the “Simon Premium Outlets Pari Passu Companion Loan” and together with the Simon Premium Outlets Mortgage Loan, the “Simon Premium Outlets Whole Loan”) is evidenced by one (1) promissory note with a Cut-off Date Balance of $34,889,671, which is currently held by GSMC and expected to be transferred to one or more future securitizations or otherwise transferred. The Simon Premium Outlets Pari Passu Companion Loan will not be included in the issuing entity. Only the Simon Premium Outlets Mortgage Loan will be included in the issuing entity. The Simon Premium Outlets Mortgage Loan and the Simon Premium Outlets Pari Passu Companion Loan are pari passu with each other in terms of priority.

The rights of the issuing entity, as the holder of the Simon Premium Outlets Mortgage Loan and the rights of GSMC or any future securitization trust holding the Simon Premium Outlets Pari Passu Companion Loan are subject to the terms of a co-lender agreement (the “Simon Premium Outlets Co-Lender Agreement”).

Servicing

The Simon Premium Outlets Whole Loan and any related REO Property will be serviced and administered by the master servicer and, if necessary, the applicable special servicer, pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the Simon Premium Outlets Co-Lender Agreement. In servicing the Simon Premium Outlets Whole Loan, the Servicing Standard will require the master servicer and the applicable special servicer to take into account the interests of both the Certificateholders and the holder of the Simon Premium Outlets Pari Passu Companion Loan as a collective whole.

Amounts payable to the issuing entity as holder of the Simon Premium Outlets Mortgage Loan pursuant to the Simon Premium Outlets Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the holder of the Simon Premium Outlets Pari Passu Companion Loan will be distributed to such holders net of certain fees and expenses on the Simon Premium Outlets Pari Passu Companion Loan as set forth in the Simon Premium Outlets Co-Lender Agreement.

Application of Payments

The Simon Premium Outlets Co-Lender Agreement sets forth the respective rights of the holder of the Simon Premium Outlets Mortgage Loan and the holder of the Simon Premium Outlets Pari Passu Companion Loan with respect to distributions of funds received in respect of the Simon Premium Outlets Whole Loan, and provides, in general, that:

●	the Simon Premium Outlets Mortgage Loan and the Simon Premium Outlets Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the Simon Premium Outlets Whole Loan or the Simon Premium Outlets Mortgaged Property will be applied to the Simon Premium

Outlets Mortgage Loan and the Simon Premium Outlets Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the master servicer, the applicable special servicer, the operating advisor, the certificate administrator and the trustee) in accordance with the terms of the Simon Premium Outlets Co-Lender Agreement and the PSA; and

●	expenses, losses and shortfalls relating to the Simon Premium Outlets Whole Loan will be allocated, on a pro rata and pari passu basis, to the Simon Premium Outlets Mortgage Loan and the Simon Premium Outlets Pari Passu Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Simon Premium Outlets Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Simon Premium Outlets Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Simon Premium Outlets Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of a Property Protection Advance) allocable to the Simon Premium Outlets Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on the Simon Premium Outlets Pari Passu Companion Loan or from general collections with respect to the securitization of the Simon Premium Outlets Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the Simon Premium Outlets Co-Lender Agreement, the directing holder with respect to the Simon Premium Outlets Whole Loan, as of any date of determination, will be the trustee on behalf of the issuing entity, as holder of the Simon Premium Outlets Mortgage Loan; provided, that, unless a Consultation Termination Event exists or the Simon Premium Outlets Whole Loan is an Excluded Loan, the Controlling Class Representative will be entitled to exercise the rights of the directing holder with respect to the Simon Premium Outlets Whole Loan. In its capacity as representative of the directing holder under the Simon Premium Outlets Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Controlling Class Representative set forth under “Pooling and Servicing Agreement—The Directing Holder” in this prospectus with respect to the Simon Premium Outlets Whole Loan, and the implementation of any recommended actions outlined in an Asset Status Report with respect to the Simon Premium Outlets Whole Loan will require the approval of the Controlling Class Representative as and to the extent described under “Pooling and Servicing Agreement—The Directing Holder” and “—Asset Status Reports” in this prospectus. Pursuant to the terms of the PSA, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the Simon Premium Outlets Whole Loan as it does, and for so long as it does, with respect to the other Mortgage Loans (exclusive of any Non-Serviced Mortgage Loan and any Excluded Loan) included in the issuing entity.

In addition, pursuant to the terms of the Simon Premium Outlets Co-Lender Agreement, the holder of the Simon Premium Outlets Pari Passu Companion Loan (or its representative which, at any time the Simon Premium Outlets Pari Passu Companion Loan is included in a securitization, may be the controlling class representative for that securitization or any other party assigned the rights to exercise the rights of the holder of the Simon Premium Outlets Pari Passu Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have a right to receive copies of all notices, information and reports that the master servicer or the applicable special servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the PSA without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions to be taken with respect to the Simon Premium Outlets Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Simon Premium Outlets Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the Simon Premium Outlets Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Simon Premium Outlets Whole Loan. The consultation right of the holder of the Simon Premium Outlets Pari Passu Companion Loan (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the holder of the Simon Premium Outlets Pari Passu Companion Loan (or its representative) has responded within such period; provided, that if the master servicer (or the applicable special servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the consultation rights of the holder of the Simon Premium Outlets Pari Passu Companion Loan (or its representative) described above, the master servicer or the applicable special servicer, as applicable, is permitted to take any material action or any action set forth in the Asset Status Report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the Simon Premium Outlets Whole Loan. Neither the master servicer nor the applicable special servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Simon Premium Outlets Pari Passu Companion Loan (or its representative, including, if the Simon Premium Outlets Pari Passu Companion Loan has been contributed to a securitization, the related controlling class representative).

Neither the master servicer nor the applicable special servicer may take or refrain from taking any action based on advice or consultation provided by the holder of the Simon Premium Outlets Pari Passu Companion Loan (or its representative) that would cause the master servicer or the applicable special servicer, as applicable, to violate applicable law, the terms of the Simon Premium Outlets Whole Loan, the Simon Premium Outlets Co-Lender Agreement, the PSA, including the Servicing Standard, or the REMIC provisions or that would (i) expose the master servicer, the applicable special servicer, the depositor, the mortgage loan seller, the issuing entity, the trustee, the operating advisor, the certificate administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the master servicer’s or the special servicer’s responsibilities, or (iii) cause the master servicer or the applicable special servicer to act, or fail to act, in a manner that is not in the best interests of the Certificateholders or the Servicing Standard.

In addition to the consultation rights of the holder of the Simon Premium Outlets Pari Passu Companion Loan (or its representative) described above, pursuant to the terms of the Simon Premium Outlets Co-Lender Agreement, the holder of the Simon Premium Outlets Pari Passu Companion Loan (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the master servicer or the applicable special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or the applicable special servicer, as applicable, for the purpose of discussing servicing issues related to the Simon Premium Outlets Whole Loan.

Application of Penalty Charges

The Simon Premium Outlets Co-Lender Agreement provides that penalty charges paid on the Simon Premium Outlets Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Simon Premium Outlets Mortgage Loan and the Simon Premium Outlets Pari Passu Companion Loan by the amount necessary to reimburse the master servicer, the trustee or the applicable special servicer for any interest accrued on any Property Protection Advances and reimbursement of any Property Protection Advances in accordance with the terms of the PSA, second, be used to reduce the respective amounts payable on each of the Simon Premium Outlets Mortgage Loan and the Simon Premium Outlets Pari Passu Companion Loan by the amount necessary to pay the master servicer and the trustee (and the master servicer and the trustee for the securitization of the Simon Premium Outlets Pari Passu Companion Loan) for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the document governing the securitization of the Simon Premium Outlets Pari Passu Companion Loan) made with respect to such Mortgage Loan or Companion Loan by such party (if and as specified in the PSA or the document governing the servicing of the Simon Premium Outlets Pari Passu Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Simon Premium Outlets Mortgage Loan and the Simon Premium Outlets Pari Passu Companion Loan by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid

Workout Fees and Liquidation Fees) incurred with respect to the Simon Premium Outlets Whole Loan (as specified in the PSA) and, finally, (i) in the case of the remaining amount of penalty charges allocable to the Simon Premium Outlets Mortgage Loan and the Simon Premium Outlets Pari Passu Companion Loan, be paid to the master servicer and/or the applicable special servicer as additional servicing compensation as provided in the PSA and (ii) in the case of the remaining amount of penalty charges allocable to the Simon Premium Outlets Pari Passu Companion Loan, be paid to the master servicer and/or the applicable special servicer as additional servicing compensation as provided in the PSA.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Simon Premium Outlets Co-Lender Agreement, if the Simon Premium Outlets Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the Simon Premium Outlets Mortgage Loan in accordance with the PSA, then the applicable special servicer will be required to sell the Simon Premium Outlets Pari Passu Companion Loan together with the Simon Premium Outlets Mortgage Loan as one whole loan in accordance with the procedures set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus.

Notwithstanding the foregoing, the applicable special servicer will not be permitted to sell the Simon Premium Outlets Whole Loan if it becomes a Defaulted Loan without the written consent of the holder of the Simon Premium Outlets Pari Passu Companion Loan (provided that such consent is not required if the holder of the Simon Premium Outlets Pari Passu Companion Loan is the borrower or an affiliate of the borrower) unless the applicable special servicer has delivered to such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Simon Premium Outlets Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the applicable special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Simon Premium Outlets Whole Loan, and any documents in the servicing file reasonably requested by the holder of the Simon Premium Outlets Pari Passu Companion Loan that are material to the price of the Simon Premium Outlets Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the applicable special servicer in connection with the proposed sale; provided, that the holder of the Simon Premium Outlets Pari Passu Companion Loan (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. The holder of the Simon Premium Outlets Pari Passu Companion Loan (or its representative) will be permitted to submit an offer at any sale of the Simon Premium Outlets Whole Loan unless it is the borrower or an agent or affiliate of the borrower.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the Simon Premium Outlets Co-Lender Agreement and the PSA, the directing holder with respect to the Simon Premium Outlets Whole Loan (which, as of any date of determination, will be the trustee on behalf of the issuing entity as holder of the Simon Premium Outlets Mortgage Loan, or its representative) will have the right, with or without cause, to replace the special servicer then acting with respect to the Simon Premium Outlets Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holder of the Simon Premium Outlets Pari Passu Companion Loan (or its representative). The Controlling Class Representative, as representative of the majority of the Controlling Class Certificateholders (prior to a Control Termination Event and unless the Simon Premium Outlets Whole Loan is an Excluded Loan), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event), will have the right, with or without cause, to replace the special servicer then acting with respect to the Simon Premium Outlets Whole Loan and appoint a replacement special servicer in lieu thereof, as described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicers for Cause—Rights Upon Servicer Termination Event” in this prospectus.

Hamilton Place Whole Loan

General

The Mortgage Loan, identified as Hamilton Place (the “Hamilton Place Mortgage Loan”) on Annex A-1, representing approximately 4.1% of the Initial Pool Balance, is part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Hamilton Place Mortgage Loan is evidenced by one (1) promissory note with a Cut-off Date Balance of $41,714,341. The Hamilton Place Pari Passu Companion Loan (the “Hamilton Place Pari Passu Companion Loan” and together with the Hamilton Place Mortgage Loan, the “Hamilton Place Whole Loan”) is evidenced by one (1) promissory note with a Cut-off Date Balance of $64,557,908, which was transferred to the GSMS 2016-GS3 securitization trust. The Hamilton Place Pari Passu Companion Loan will not be included in the issuing entity. Only the Hamilton Place Mortgage Loan will be included in the issuing entity. The Hamilton Place Mortgage Loan and the Hamilton Place Pari Passu Companion Loan are pari passu with each other in terms of priority.

The rights of the issuing entity, as the holder of the Hamilton Place Mortgage Loan and the rights of GSMC or any future securitization trust holding the Hamilton Place Pari Passu Companion Loan are subject to the terms of a co-lender agreement (the “Hamilton Place Co-Lender Agreement”).

Servicing

The Hamilton Place Whole Loan and any related REO Property will be serviced and administered in accordance with the GSMS 2016-GS3 PSA, which is separate from the PSA under which your certificates are issued, by the GSMS 2016-GS3 Master Servicer and the GSMS 2016-GS3 Special Servicer, in the manner described under “Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the Hamilton Place Co-Lender Agreement. In servicing the Hamilton Place Whole Loan, the servicing standard under the GSMS 2016-GS3 PSA will require the GSMS 2016-GS3 Master Servicer and the GSMS 2016-GS3 Special Servicer to take into account the interests of both the Certificateholders and the holder of the Hamilton Place Pari Passu Companion Loan as a collective whole.

Amounts payable to the issuing entity as holder of the Hamilton Place Mortgage Loan pursuant to the Hamilton Place Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the holder of the Hamilton Place Pari Passu Companion Loan will be distributed to such holders net of certain fees and expenses on the Hamilton Place Pari Passu Companion Loan as set forth in the Hamilton Place Co-Lender Agreement.

Application of Payments

The Hamilton Place Co-Lender Agreement sets forth the respective rights of the holder of the Hamilton Place Mortgage Loan and the holder of the Hamilton Place Pari Passu Companion Loan with respect to distributions of funds received in respect of the Hamilton Place Whole Loan, and provides, in general, that:

●	the Hamilton Place Mortgage Loan and the Hamilton Place Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the Hamilton Place Whole Loan or the Hamilton Place Mortgaged Property will be applied to the Hamilton Place Mortgage Loan and the Hamilton Place Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the GSMS 2016-GS3 Master Servicer, the GSMS 2016-GS3 Special Servicer, the GSMS 2016-GS3 Operating Advisor, the GSMS 2016-GS3 Asset Representations Reviewer, the GSMS 2016-GS3 Certificate Administrator and the GSMS 2016-GS3 Trustee) in

accordance with the terms of the Hamilton Place Co-Lender Agreement and the GSMS 2016-GS3 PSA; and

●	expenses, losses and shortfalls relating to the Hamilton Place Whole Loan will be allocated, on a pro rata and pari passu basis, to the Hamilton Place Mortgage Loan and the Hamilton Place Pari Passu Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Hamilton Place Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Hamilton Place Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Hamilton Place Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of a Property Protection Advance) allocable to the Hamilton Place Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage loans in the GSMS 2016-GS3 securitization, subject to the GSMS 2016-GS3 issuing entity’s right to reimbursement from future payments and other collections on the Hamilton Place Mortgage Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the GSMS 2016-GS3 certificateholders.

Consultation and Control

Pursuant to the Hamilton Place Co-Lender Agreement, the directing holder with respect to the Hamilton Place Whole Loan, as of any date of determination, will be the GSMS 2016-GS3 Trustee on behalf of the GSMS 2016-GS3 issuing entity, as holder of the controlling Hamilton Place Companion Loan; provided, that, unless a consultation termination event exists under the GSMS 2016-GS3 PSA or the Hamilton Place Whole Loan is an excluded loan under the GSMS 2016-GS3 PSA, the GSMS 2016-GS3 Controlling Class Representative will be entitled to exercise the rights of the directing holder with respect to the Hamilton Place Whole Loan. In its capacity as representative of the directing holder under the Hamilton Place Co-Lender Agreement, the GSMS 2016-GS3 Controlling Class Representative will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Controlling Class Representative set forth under “Pooling and Servicing Agreement—The Directing Holder” in this prospectus) with respect to the Hamilton Place Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Hamilton Place Whole Loan will require the approval of the GSMS 2016-GS3 Controlling Class Representative (which approval rights are substantially similar to, but not necessarily identical to, those rights described under “Pooling and Servicing Agreement—The Directing Holder” and “—Asset Status Reports” in this prospectus). Pursuant to the terms of the GSMS 2016-GS3 PSA, the GSMS 2016-GS3 Controlling Class Representative will have the same consent and/or consultation rights with respect to the Hamilton Place Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in the GSMS 2016-GS3 issuing entity (exclusive of any “non-serviced mortgage loan” and any “excluded loan” GSMS 2016-GS3) included in the GSMS 2016-GS3 issuing entity.

In addition, pursuant to the terms of the Hamilton Place Co-Lender Agreement, the issuing entity, as the holder of the Hamilton Place Mortgage Loan (or its representative which, unless the Hamilton Place Whole Loan is an Excluded Loan, will be the Controlling Class Representative) will (i) have a right to receive copies of all notices, information and reports that the GSMS 2016-GS3 Master Servicer or the GSMS 2016-GS3 Special Servicer, as applicable, is required to provide to the GSMS 2016-GS3 Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the GSMS 2016-GS3 Controlling Class Representative under the GSMS 2016-GS3 PSA without regard to the occurrence of a control termination event or consultation termination event under the GSMS 2016-GS3 PSA) with respect to any “major decisions” (as defined in the Hamilton Place Co-Lender Agreement) to be taken with respect to the Hamilton Place Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Hamilton Place Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any “major decisions” (as defined in the Hamilton Place Co-Lender Agreement) to be taken with respect to the Hamilton Place Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Hamilton Place Whole Loan. The consultation right of the issuing entity (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the issuing entity (or its representative) has responded within such period; provided, that if the GSMS 2016-GS3 Master Servicer (or the GSMS 2016-GS3 Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the consultation rights of the issuing entity (or its representative) described above, the GSMS 2016-GS3 Master Servicer or the GSMS 2016-GS3 Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Hamilton Place Whole Loan. Neither the GSMS 2016-GS3 Master Servicer nor the GSMS 2016-GS3 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative).

Neither the GSMS 2016-GS3 Master Servicer nor the GSMS 2016-GS3 Special Servicer may take or refrain from taking any action based on advice or consultation provided by the issuing entity (or its representative) that would cause the GSMS 2016-GS3 Master Servicer or the GSMS 2016-GS3 Special Servicer, as applicable, to violate applicable law, the terms of the Hamilton Place Whole Loan, the Hamilton Place Co-Lender Agreement, the GSMS 2016-GS3 PSA, including the servicing standard under the GSMS 2016-GS3 PSA, or the REMIC provisions or that would (i) expose the GSMS 2016-GS3 Master Servicer, the GSMS 2016-GS3 Special Servicer, the GSMS 2016-GS3 depositor, the mortgage loan seller with respect to the GSMS 2016-GS3 securitization transaction, the GSMS 2016-GS3 issuing entity, the GSMS 2016-GS3 Trustee, the GSMS 2016-GS3 Operating Advisor, the GSMS 2016-GS3 Asset Representations Reviewer, the GSMS 2016-GS3 Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the GSMS 2016-GS3 Master Servicer’s or the GSMS 2016-GS3 Special Servicer’s responsibilities, or (iii) cause the GSMS 2016-GS3 Master Servicer or the GSMS 2016-GS3 Special Servicer to act, or fail to act, in a manner that is not in the best interests of the GSMS 2016-GS3 certificateholders or the servicing standard under the GSMS 2016-GS3 PSA.

In addition to the consultation rights of the issuing entity (or its representative) described above, pursuant to the terms of the Hamilton Place Co-Lender Agreement, the issuing entity (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the GSMS 2016-GS3 Master Servicer or the GSMS 2016-GS3 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the GSMS 2016-GS3 Master Servicer or the GSMS 2016-GS3 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Hamilton Place Whole Loan.

Application of Penalty Charges

The Hamilton Place Co-Lender Agreement provides that penalty charges paid on the Hamilton Place Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Hamilton Place Mortgage Loan and the Hamilton Place Pari Passu Companion Loan by the amount necessary to reimburse the GSMS 2016-GS3 Master Servicer, the GSMS 2016-GS3 Trustee or the GSMS 2016-GS3 Special Servicer for any interest accrued on any Property Protection Advances and reimbursement of any Property Protection Advances in accordance with the terms of the GSMS 2016-GS3 PSA, second, be used to reduce the respective amounts payable on each of the Hamilton Place Mortgage Loan and the Hamilton Place Pari Passu Companion Loan by the amount necessary to pay the master servicer, the trustee, the GSMS 2016-GS3 Master Servicer and the GSMS 2016-GS3 Trustee for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the GSMS 2016-GS3 PSA) made with respect to such Mortgage Loan or Companion Loan by such party (if and as specified in the PSA or the GSMS 2016-GS3 PSA, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Hamilton Place Mortgage Loan and the Hamilton Place Pari Passu Companion Loan by the amount necessary to pay additional trust fund expenses (other than unpaid special servicing fees, unpaid workout fees and liquidation fees, each as payable under the GSMS 2016-GS3 PSA) incurred with respect to the Hamilton Place Whole Loan (as specified in the GSMS 2016-GS3 PSA) and, finally, (i) in the case of the remaining amount of penalty charges allocable to the Hamilton Place Mortgage Loan and the Hamilton

Place Pari Passu Companion Loan, be paid to the GSMS 2016-GS3 Master Servicer and/or the GSMS 2016-GS3 Special Servicer as additional servicing compensation as provided in the GSMS 2016-GS3 PSA.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Hamilton Place Co-Lender Agreement, if the Hamilton Place Whole Loan becomes a defaulted mortgage loan under the GSMS 2016-GS3 PSA, and if the GSMS 2016-GS3 Special Servicer determines to sell the controlling Hamilton Place Pari Passu Companion Loan in accordance with the GSMS 2016-GS3 PSA, then the GSMS 2016-GS3 Special Servicer will be required to sell the Hamilton Place Pari Passu Companion Loan together with the Hamilton Place Mortgage Loan as one whole loan in accordance with the procedures generally similar to those set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus.

Notwithstanding the foregoing, the GSMS 2016-GS3 Special Servicer will not be permitted to sell the Hamilton Place Whole Loan if it becomes a defaulted mortgage loan under the GSMS 2016-GS3 PSA without the written consent of the issuing entity (or its representative) unless the GSMS 2016-GS3 Special Servicer has delivered to such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Hamilton Place Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the GSMS 2016-GS3 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Hamilton Place Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the Hamilton Place Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the GSMS 2016-GS3 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the GSMS 2016-GS3 Master Servicer or the GSMS 2016-GS3 Special Servicer in connection with the proposed sale; provided, that the issuing entity (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative) will be permitted to submit an offer at any sale of the Hamilton Place Whole Loan.

Special Servicer Appointment Rights

Pursuant to the Hamilton Place Co-Lender Agreement and the GSMS 2016-GS3 PSA, the directing holder with respect to the Hamilton Place Whole Loan (which, as of any date of determination, will be the GSMS 2016-GS3 Trustee on behalf of the GSMS 2016-GS3 issuing entity as holder of the controlling Hamilton Place Pari Passu Companion Loan, or its representative) will have the right, with or without cause, to replace the GSMS 2016-GS3 Special Servicer then acting with respect to the Hamilton Place Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity (or its representative). The GSMS 2016-GS3 Controlling Class Representative, as representative of the majority of the GSMS 2016-GS3 controlling class certificateholders (prior to a “control termination event” under the GSMS 2016-GS3 PSA and unless the Hamilton Place Whole Loan is an “excluded loan” under the GSMS 2016-GS3 PSA), and the applicable GSMS 2016-GS3 certificateholders with the requisite percentage of voting rights (after a “control termination event” under the GSMS 2016-GS3 PSA), will have the right, with or without cause, to replace the GSMS 2016-GS3 Special Servicer then acting with respect to the Hamilton Place Whole Loan and appoint a replacement special servicer in lieu thereof, in accordance with procedures generally similar to those set forth under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicers for Cause—Rights Upon Servicer Termination Event” in this prospectus.

Embassy Suites Portland Airport Whole Loan

General

The Mortgage Loan, identified as Embassy Suites Portland Airport (the “Embassy Suites Portland Airport Mortgage Loan”) on Annex A-1, representing approximately 2.7% of the Initial Pool Balance, is part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Embassy Suites Portland Airport Mortgage Loan is evidenced by one (1) promissory note with a Cut-off Date Balance of $27,620,000. The Embassy Suites Portland Airport Pari Passu Companion Loan (the “Embassy Suites Portland Airport Pari Passu Companion Loan” and together with the Embassy Suites Portland Airport Mortgage Loan, the “Embassy Suites Portland Airport Whole Loan”) is evidenced by one (1) promissory note with a Cut-off Date Balance of $30,000,000, which was transferred to the GSMS 2016-GS3 securitization trust. The Embassy Suites Portland Airport Pari Passu Companion Loan will not be included in the issuing entity. Only the Embassy Suites Portland Airport Mortgage Loan will be included in the issuing entity. The Embassy Suites Portland Airport Mortgage Loan and the Embassy Suites Portland Airport Pari Passu Companion Loan are pari passu with each other in terms of priority.

The rights of the issuing entity, as the holder of the Embassy Suites Portland Airport Mortgage Loan and the rights of GSMC or future any securitization trust holding the Embassy Suites Portland Airport Pari Passu Companion Loan are subject to the terms of a Co-Lender Agreement (the “Embassy Suites Portland Airport Co-Lender Agreement”).

Servicing

The Embassy Suites Portland Airport Whole Loan and any related REO Property will be serviced and administered in accordance with the GSMS 2016-GS3 PSA, which is separate from the PSA under which your certificates are issued, by the GSMS 2016-GS3 Master Servicer and the GSMS 2016-GS3 Special Servicer, in the manner described under “Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the Embassy Suites Portland Airport Co-Lender Agreement. In servicing the Embassy Suites Portland Airport Whole Loan, the servicing standard under the GSMS 2016-GS3 PSA will require the GSMS 2016-GS3 Master Servicer and the GSMS 2016-GS3 Special Servicer to take into account the interests of both the Certificateholders and the holder of the Embassy Suites Portland Airport Pari Passu Companion Loan as a collective whole.

Amounts payable to the issuing entity as holder of the Embassy Suites Portland Airport Mortgage Loan pursuant to the Embassy Suites Portland Airport Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the holder of the Embassy Suites Portland Airport Pari Passu Companion Loan will be distributed to such holders net of certain fees and expenses on the Embassy Suites Portland Airport Pari Passu Companion Loan as set forth in the Embassy Suites Portland Airport Co-Lender Agreement.

Application of Payments

The Embassy Suites Portland Airport Co-Lender Agreement sets forth the respective rights of the holder of the Embassy Suites Portland Airport Mortgage Loan and the holder of the Embassy Suites Portland Airport Pari Passu Companion Loan with respect to distributions of funds received in respect of the Embassy Suites Portland Airport Whole Loan, and provides, in general, that:

●	the Embassy Suites Portland Airport Mortgage Loan and the Embassy Suites Portland Airport Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the Embassy Suites Portland Airport Whole Loan or the Embassy Suites Portland Airport Mortgaged Property will be applied to the Embassy Suites Portland Airport Mortgage Loan and the Embassy Suites Portland Airport Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the GSMS 2016-GS3 Master Servicer, the GSMS 2016-GS3 Special Servicer, the GSMS 2016-GS3 Operating Advisor, the GSMS 2016-GS3 Asset Representations Reviewer, the GSMS 2016-GS3 Certificate Administrator and the GSMS 2016-GS3 Trustee) in accordance with the terms of the Embassy Suites Portland Airport Co-Lender Agreement and the GSMS 2016-GS3 PSA; and

●	expenses, losses and shortfalls relating to the Embassy Suites Portland Airport Whole Loan will be allocated, on a pro rata and pari passu basis, to the Embassy Suites Portland Airport Mortgage Loan and the Embassy Suites Portland Airport Pari Passu Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Embassy Suites Portland Airport Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Embassy Suites Portland Airport Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Embassy Suites Portland Airport Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of a Property Protection Advance) allocable to the Embassy Suites Portland Airport Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage loans in the GSMS 2016-GS3 securitization, subject to the GSMS 2016-GS3 issuing entity’s right to reimbursement from future payments and other collections on the Embassy Suites Portland Airport Mortgage Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the GSMS 2016-GS3 certificateholders.

Consultation and Control

Pursuant to the Embassy Suites Portland Airport Co-Lender Agreement, the directing holder with respect to the Embassy Suites Portland Airport Whole Loan, as of any date of determination, will be the GSMS 2016-GS3 Trustee on behalf of the GSMS 2016-GS3 issuing entity, as holder of the controlling Embassy Suites Portland Airport Companion Loan; provided, that, unless a consultation termination event exists under the GSMS 2016-GS3 PSA or the Embassy Suites Portland Airport Whole Loan is an excluded loan under the GSMS 2016-GS3 PSA, the GSMS 2016-GS3 Controlling Class Representative will be entitled to exercise the rights of the directing holder with respect to the Embassy Suites Portland Airport Whole Loan. In its capacity as representative of the directing holder under the Embassy Suites Portland Airport Co-Lender Agreement, the GSMS 2016-GS3 Controlling Class Representative will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Controlling Class Representative set forth under “Pooling and Servicing Agreement—The Directing Holder” in this prospectus) with respect to the Embassy Suites Portland Airport Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Embassy Suites Portland Airport Whole Loan will require the approval of the GSMS 2016-GS3 Controlling Class Representative (which approval rights are substantially similar to, but not necessarily identical to, those rights described under “Pooling and Servicing Agreement—The Directing Holder” and “—Asset Status Reports” in this prospectus). Pursuant to the terms of the GSMS 2016-GS3 PSA, the GSMS 2016-GS3 Controlling Class Representative will have the same consent and/or consultation rights with respect to the Embassy Suites Portland Airport Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in the GSMS 2016-GS3 issuing entity (exclusive of any “non-serviced mortgage loan” and any “excluded loan” GSMS 2016-GS3) included in the GSMS 2016-GS3 issuing entity.

In addition, pursuant to the terms of the Embassy Suites Portland Airport Co-Lender Agreement, the issuing entity, as the holder of the Embassy Suites Portland Airport Mortgage Loan (or its representative which, unless the Embassy Suites Portland Airport Whole Loan is an Excluded Loan, will be the Controlling Class Representative) will (i) have a right to receive copies of all notices, information and reports that the GSMS 2016-GS3 Master Servicer or the GSMS 2016-GS3 Special Servicer, as applicable, is required to provide to the GSMS 2016-GS3 Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the GSMS 2016-GS3 Controlling Class Representative under the GSMS 2016-GS3 PSA without regard to the occurrence of a control termination event or consultation termination event under the GSMS 2016-GS3 PSA) with respect to any “major decisions” (as defined in the Embassy Suites Portland Airport Co-Lender Agreement) to be taken with respect to the Embassy Suites Portland Airport Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Embassy Suites Portland Airport Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any “major decisions” (as defined in the Embassy Suites Portland Airport Co-Lender Agreement) to be taken with respect to the Embassy Suites Portland Airport Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Embassy Suites Portland Airport Whole Loan. The consultation right of the issuing entity (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the issuing entity (or its representative) has responded within such period; provided, that if the GSMS 2016-GS3 Master Servicer (or the GSMS 2016-GS3 Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the consultation rights of the issuing entity (or its representative) described above, the GSMS 2016-GS3 Master Servicer or the GSMS 2016-GS3 Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Embassy Suites Portland Airport Whole Loan. Neither the GSMS 2016-GS3 Master Servicer nor the GSMS 2016-GS3 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative).

Neither the GSMS 2016-GS3 Master Servicer nor the GSMS 2016-GS3 Special Servicer may take or refrain from taking any action based on advice or consultation provided by the issuing entity (or its representative) that would cause the GSMS 2016-GS3 Master Servicer or the GSMS 2016-GS3 Special Servicer, as applicable, to violate applicable law, the terms of the Embassy Suites Portland Airport Whole Loan, the Embassy Suites Portland Airport Co-Lender Agreement, the GSMS 2016-GS3 PSA, including the servicing standard under the GSMS 2016-GS3 PSA, or the REMIC provisions or that would (i) expose the GSMS 2016-GS3 Master Servicer, the GSMS 2016-GS3 Special Servicer, the GSMS 2016-GS3 depositor, the mortgage loan seller with respect to the GSMS 2016-GS3 securitization transaction, the GSMS 2016-GS3 issuing entity, the GSMS 2016-GS3 Trustee, the GSMS 2016-GS3 Operating Advisor, the GSMS 2016-GS3 Asset Representations Reviewer, the GSMS 2016-GS3 Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the GSMS 2016-GS3 Master Servicer’s or the GSMS 2016-GS3 Special Servicer’s responsibilities, or (iii) cause the GSMS 2016-GS3 Master Servicer or the GSMS 2016-GS3 Special Servicer to act, or fail to act, in a manner that is not in the best interests of the GSMS 2016-GS3 certificateholders or the servicing standard under the GSMS 2016-GS3 PSA.

In addition to the consultation rights of the issuing entity (or its representative) described above, pursuant to the terms of the Embassy Suites Portland Airport Co-Lender Agreement, the issuing entity (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the GSMS 2016-GS3 Master Servicer or the GSMS 2016-GS3 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the GSMS 2016-GS3 Master Servicer or the GSMS 2016-GS3 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Embassy Suites Portland Airport Whole Loan.

Application of Penalty Charges

The Embassy Suites Portland Airport Co-Lender Agreement provides that penalty charges paid on the Embassy Suites Portland Airport Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Embassy Suites Portland Airport Mortgage Loan and the Embassy Suites Portland Airport Pari Passu Companion Loan by the amount necessary to reimburse the GSMS 2016-GS3 Master Servicer, the GSMS 2016-GS3 Trustee or the GSMS 2016-GS3 Special Servicer for any interest accrued on any Property Protection Advances and reimbursement of any Property Protection Advances in accordance with the terms of the GSMS 2016-GS3 PSA, second, be used to reduce the respective amounts payable on each of the Embassy Suites Portland Airport Mortgage Loan and the Embassy Suites Portland Airport Pari Passu Companion Loan by the amount necessary to pay the master servicer, the trustee, the GSMS 2016-GS3 Master Servicer and the GSMS 2016-GS3 Trustee for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the GSMS 2016-GS3 PSA) made with respect to such Mortgage Loan or Companion Loan by such party (if and as specified in the PSA or the GSMS 2016-GS3 PSA, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Embassy Suites Portland Airport Mortgage Loan and the Embassy Suites Portland Airport Pari Passu Companion Loan by the amount necessary to pay additional trust fund expenses (other than unpaid special servicing fees, unpaid workout fees and liquidation fees, each as payable under the GSMS 2016-GS3 PSA) incurred with respect to the Embassy Suites Portland Airport Whole Loan (as specified in the GSMS 2016-GS3 PSA) and, finally, (i) in the case of the remaining amount of penalty charges allocable to the Embassy Suites Portland Airport Mortgage Loan and the Embassy Suites Portland Airport Pari Passu Companion Loan, be paid to the GSMS 2016-GS3 Master Servicer and/or the GSMS 2016-GS3 Special Servicer as additional servicing compensation as provided in the GSMS 2016-GS3 PSA.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Embassy Suites Portland Airport Co-Lender Agreement, if the Embassy Suites Portland Airport Whole Loan becomes a defaulted mortgage loan under the GSMS 2016-GS3 PSA, and if the GSMS 2016-GS3 Special Servicer determines to sell the controlling Embassy Suites Portland Airport Pari Passu Companion Loan in accordance with the GSMS 2016-GS3 PSA, then the GSMS 2016-GS3 Special Servicer will be required to sell the Embassy Suites Portland Airport Pari Passu Companion Loan together with the Embassy Suites Portland Airport Mortgage Loan as one whole loan in accordance with the procedures generally similar to those set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus.

Notwithstanding the foregoing, the GSMS 2016-GS3 Special Servicer will not be permitted to sell the Embassy Suites Portland Airport Whole Loan if it becomes a defaulted mortgage loan under the GSMS 2016-GS3 PSA without the written consent of the issuing entity (or its representative) unless the GSMS 2016-GS3 Special Servicer has delivered to such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Embassy Suites Portland Airport Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the GSMS 2016-GS3 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Embassy Suites Portland Airport Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the Embassy Suites Portland Airport Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the GSMS 2016-GS3 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the GSMS 2016-GS3 Master Servicer or the GSMS 2016-GS3 Special Servicer in connection with the proposed sale; provided, that the issuing entity (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative) will be permitted to submit an offer at any sale of the Embassy Suites Portland Airport Whole Loan.

Special Servicer Appointment Rights

Pursuant to the Embassy Suites Portland Airport Co-Lender Agreement and the GSMS 2016-GS3 PSA, the directing holder with respect to the Embassy Suites Portland Airport Whole Loan (which, as of any date of determination, will be the GSMS 2016-GS3 Trustee on behalf of the GSMS 2016-GS3 issuing entity as holder of the controlling Embassy Suites Portland Airport Pari Passu Companion Loan, or its representative) will have the right, with or without cause, to replace the GSMS 2016-GS3 Special Servicer then acting with respect to the Embassy Suites Portland Airport Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity (or its representative). The GSMS 2016-GS3 Controlling Class Representative, as representative of the majority of the GSMS 2016-GS3 controlling class certificateholders (prior to a “control termination event” under the GSMS 2016-GS3 PSA and unless the Embassy Suites Portland Airport Whole Loan is an “excluded loan” under the GSMS 2016-GS3 PSA), and the applicable GSMS 2016-GS3 certificateholders with the requisite percentage of voting rights (after a “control termination event” under the GSMS 2016-GS3 PSA), will have the right, with or without cause, to replace the GSMS 2016-GS3 Special Servicer then acting with respect to the Embassy Suites Portland Airport Whole Loan and appoint a replacement special servicer in lieu thereof, in accordance with procedures generally similar to those set forth under “Pooling and Servicing

Agreement—Termination of Master Servicer and Special Servicers for Cause—Rights Upon Servicer Termination Event” in this prospectus.

Residence Inn and SpringHill Suites North Shore Whole Loan

General

The Mortgage Loan, identified as Residence Inn and SpringHill Suites North Shore (the “Residence Inn and SpringHill Suites North Shore Mortgage Loan”) on Annex A-1, representing approximately 2.1% of the Initial Pool Balance, is part of a split loan structure comprised of three mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Residence Inn and SpringHill Suites North Shore Mortgage Loan is evidenced by one (1) promissory note (note A-2-2) with a Cut-off Date Balance of $21,813,458. The related Companion Loans (the “Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans” and together with the Residence Inn and SpringHill Suites North Shore Mortgage Loan, the “Residence Inn and SpringHill Suites North Shore Whole Loan”) are evidenced by two (2) promissory notes with an aggregate principal balance as of the Cut-off Date of $46,601,478, one of which (note A-1) was transferred to the GSMS 2016-GS2 securitization trust and the other of which (note A-2-1) was transferred to the GSMS 2016-GS3 securitization trust. The Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans will not be included in the issuing entity. Only the Residence Inn and SpringHill Suites North Shore Mortgage Loan will be included in the issuing entity. The Residence Inn and SpringHill Suites North Shore Mortgage Loan and the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans are pari passu with each other in terms of priority.

The rights of the issuing entity, as the holder of the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the rights of the holders of the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loan are subject to the terms of a Co-Lender Agreement (the “Residence Inn and SpringHill Suites North Shore Co-Lender Agreement”).

Servicing

The Residence Inn and SpringHill Suites North Shore Whole Loan and any related REO Property will be serviced and administered in accordance with the pooling and servicing agreement (the “GSMS 2016-GS2 PSA”), dated as of May 1, 2016, among GS Mortgage Securities Corporation II, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “GSMS 2016-GS2 Master Servicer”), Torchlight Loan Services, LLC, as general special servicer (the “GSMS 2016-GS2 Special Servicer”), Rialto Capital Advisors, LLC, as Veritas Multifamily Pool 2 special servicer, Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “GSMS 2016-GS2 Certificate Administrator”) and trustee (in such capacity, the “GSMS 2016-GS2 Trustee”), and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “GSMS 2016-GS2 Operating Advisor”) and asset representations reviewer (in such capacity, the “GSMS 2016-GS2 Asset Representations Reviewer”), which is separate from the PSA under which your Certificates are issued, by the GSMS 2016-GS2 Master Servicer and the GSMS 2016-GS2 Special Servicer, in the manner described under “Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the Residence Inn and SpringHill Suites North Shore Co-Lender Agreement. In servicing the Residence Inn and SpringHill Suites North Shore Whole Loan, the servicing standard under the GSMS 2016-GS2 PSA will require the GSMS 2016-GS2 Master Servicer and the GSMS 2016-GS2 Special Servicer to take into account the interests of the Certificateholders and the holders of the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans as a collective whole.

Amounts payable to the issuing entity as holder of the Residence Inn and SpringHill Suites North Shore Mortgage Loan pursuant to the Residence Inn and SpringHill Suites North Shore Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the holders of the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans will be distributed to such holders net of certain fees and expenses on the

Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans as set forth in the Residence Inn and SpringHill Suites North Shore Co-Lender Agreement.

Application of Payments

The Residence Inn and SpringHill Suites North Shore Co-Lender Agreement sets forth the respective rights of the holder of the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the holders of the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans with respect to distributions of funds received in respect of the Residence Inn and SpringHill Suites North Shore Whole Loan, and provides, in general, that:

●	the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●	all payments, proceeds and other recoveries on or in respect of the Residence Inn and SpringHill Suites North Shore Whole Loan or the Residence Inn and SpringHill Suites North Shore Mortgaged Property will be applied to the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the GSMS 2016-GS2 Master Servicer, the GSMS 2016-GS2 Special Servicer, the GSMS 2016-GS2 Operating Advisor, the GSMS 2016-GS2 Asset Representations Reviewer, the GSMS 2016-GS2 Certificate Administrator and the GSMS 2016-GS2 Trustee) in accordance with the terms of the Residence Inn and SpringHill Suites North Shore Co-Lender Agreement and the GSMS 2016-GS2 PSA; and

●	expenses, losses and shortfalls relating to the Residence Inn and SpringHill Suites North Shore Whole Loan will be allocated, on a pro rata and pari passu basis, to the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Residence Inn and SpringHill Suites North Shore Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Residence Inn and SpringHill Suites North Shore Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans.

Certain costs and expenses (such as a pro rata share of a Property Protection Advance) allocable to the Residence Inn and SpringHill Suites North Shore Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage loans in the GSMS 2016-GS2 securitization, subject to the GSMS 2016-GS2 issuing entity’s right to reimbursement from future payments and other collections on the Residence Inn and SpringHill Suites North Shore Mortgage Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the GSMS 2016-GS2 certificateholders.

Consultation and Control

Pursuant to the Residence Inn and SpringHill Suites North Shore Co-Lender Agreement, the directing holder with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan, as of any date of determination, will be the GSMS 2016-GS2 Trustee on behalf of the GSMS 2016-GS2 issuing entity, as holder of the controlling Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loan; provided, that, unless a consultation termination event exists under the GSMS 2016-GS2 PSA or the Residence Inn and SpringHill Suites North Shore Whole Loan is an excluded loan under the GSMS 2016-GS2 PSA, the controlling class representative under the GSMS 2016-GS2 PSA (the “GSMS 2016-GS2 Controlling Class Representative”) will be entitled to exercise the rights of the directing holder with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan. In its capacity as representative of the directing holder under the Residence Inn and SpringHill Suites North Shore

Co-Lender Agreement, the GSMS 2016-GS2 Controlling Class Representative will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Controlling Class Representative set forth under “Pooling and Servicing Agreement—The Directing Holder” in this prospectus) with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan will require the approval of the GSMS 2016-GS2 Controlling Class Representative (which approval rights are substantially similar to, but not necessarily identical to, those rights described under “Pooling and Servicing Agreement—The Directing Holder” and “—Asset Status Reports” in this prospectus). Pursuant to the terms of the GSMS 2016-GS2 PSA, the GSMS 2016-GS2 Controlling Class Representative will have the same consent and/or consultation rights with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in the GSMS 2016-GS2 issuing entity (exclusive of any “non-serviced mortgage loan” and any “excluded loan” GSMS 2016-GS2) included in the GSMS 2016-GS2 issuing entity.

In addition, pursuant to the terms of the Residence Inn and SpringHill Suites North Shore Co-Lender Agreement, the issuing entity, as the holder of the Residence Inn and SpringHill Suites North Shore Mortgage Loan (or its representative which, unless the Residence Inn and SpringHill Suites North Shore Whole Loan is an Excluded Loan, will be the Controlling Class Representative) will (i) have a right to receive copies of all notices, information and reports that the GSMS 2016-GS2 Master Servicer or the GSMS 2016-GS2 Special Servicer, as applicable, is required to provide to the GSMS 2016-GS2 Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the GSMS 2016-GS2 Controlling Class Representative under the GSMS 2016-GS2 PSA without regard to the occurrence of a control termination event or consultation termination event under the GSMS 2016-GS2 PSA) with respect to any “major decisions” (as defined in the Residence Inn and SpringHill Suites North Shore Co-Lender Agreement) to be taken with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Residence Inn and SpringHill Suites North Shore Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any “major decisions” (as defined in the Residence Inn and SpringHill Suites North Shore Co-Lender Agreement) to be taken with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Residence Inn and SpringHill Suites North Shore Whole Loan. The consultation right of the issuing entity (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the issuing entity (or its representative) has responded within such period; provided, that if the GSMS 2016-GS2 Master Servicer (or the GSMS 2016-GS2 Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the consultation rights of the issuing entity (or its representative) described above, the GSMS 2016-GS2 Master Servicer or the GSMS 2016-GS2 Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Residence Inn and SpringHill Suites North Shore Whole Loan. Neither the GSMS 2016-GS2 Master Servicer nor the GSMS 2016-GS2 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative).

Neither the GSMS 2016-GS2 Master Servicer nor the GSMS 2016-GS2 Special Servicer may take or refrain from taking any action based on advice or consultation provided by the issuing entity (or its representative) that would cause the GSMS 2016-GS2 Master Servicer or the GSMS 2016-GS2 Special Servicer, as applicable, to violate applicable law, the terms of the Residence Inn and SpringHill Suites North Shore Whole Loan, the Residence Inn and SpringHill Suites North Shore Co-Lender Agreement, the GSMS 2016-GS2 PSA, including the servicing standard under the GSMS 2016-GS2 PSA, or the REMIC provisions or that would (i) expose the GSMS 2016-GS2 Master Servicer, the GSMS 2016-GS2 Special Servicer, the GSMS 2016-GS2 depositor, the mortgage loan seller with respect to the GSMS 2016-GS2 securitization transaction, the GSMS 2016-GS2 issuing entity, the GSMS 2016-GS2 Trustee, the GSMS 2016-GS2 Operating Advisor, the GSMS 2016-GS2 Asset Representations Reviewer, the GSMS

2016-GS2 Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the GSMS 2016-GS2 Master Servicer’s or the GSMS 2016-GS2 Special Servicer’s responsibilities, or (iii) cause the GSMS 2016-GS2 Master Servicer or the GSMS 2016-GS2 Special Servicer to act, or fail to act, in a manner that is not in the best interests of the GSMS 2016-GS2 certificateholders.

In addition to the consultation rights of the issuing entity (or its representative) described above, pursuant to the terms of the Residence Inn and SpringHill Suites North Shore Co-Lender Agreement, the issuing entity (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the GSMS 2016-GS2 Master Servicer or the GSMS 2016-GS2 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the GSMS 2016-GS2 Master Servicer or the GSMS 2016-GS2 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Residence Inn and SpringHill Suites North Shore Whole Loan.

Application of Penalty Charges

The Residence Inn and SpringHill Suites North Shore Co-Lender Agreement provides that penalty charges paid on the Residence Inn and SpringHill Suites North Shore Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans by the amount necessary to reimburse the GSMS 2016-GS2 Master Servicer, the GSMS 2016-GS2 Trustee or the GSMS 2016-GS2 Special Servicer for any interest accrued on any Property Protection Advances and reimbursement of any Property Protection Advances in accordance with the terms of the GSMS 2016-GS2 PSA, second, be used to reduce the respective amounts payable on each of the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans by the amount necessary to pay the master servicer, the trustee, the GSMS 2016-GS2 Master Servicer and the GSMS 2016-GS2 Trustee for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the GSMS 2016-GS2 PSA) made with respect to such Mortgage Loan or Companion Loans by such party (if and as specified in the PSA or the GSMS 2016-GS2 PSA, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans by the amount necessary to pay additional trust fund expenses (other than unpaid special servicing fees, unpaid workout fees and liquidation fees, each as payable under the GSMS 2016-GS2 PSA) incurred with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan (as specified in the GSMS 2016-GS2 PSA) and, finally, (i) in the case of the remaining amount of penalty charges allocable to the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loan, be paid (x) prior to the securitization of the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loan, to the holder of the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loan and (y) following the securitization of the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loan, to the GSMS 2016-GS2 Master Servicer and/or the GSMS 2016-GS2 Special Servicer as additional servicing compensation as provided in the GSMS 2016-GS2 PSA.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Residence Inn and SpringHill Suites North Shore Co-Lender Agreement, if the Residence Inn and SpringHill Suites North Shore Whole Loan becomes a defaulted mortgage loan under the GSMS 2016-GS2 PSA, and if the GSMS 2016-GS2 Special Servicer determines to sell the controlling Residence Inn and SpringHill Suites North Shore Pari Passu Companions in accordance with the GSMS 2016-GS2 PSA, then the GSMS 2016-GS2 Special Servicer will be required to sell the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans together with the Residence Inn and SpringHill Suites North Shore Mortgage Loan as one whole loan in accordance with the procedures generally similar to those set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus.

Notwithstanding the foregoing, the GSMS 2016-GS2 Special Servicer will not be permitted to sell the Residence Inn and SpringHill Suites North Shore Whole Loan if it becomes a defaulted mortgage loan under the GSMS 2016-GS2 PSA without the written consent of the issuing entity (or its representative)

unless the GSMS 2016-GS2 Special Servicer has delivered to such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Residence Inn and SpringHill Suites North Shore Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the GSMS 2016-GS2 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Residence Inn and SpringHill Suites North Shore Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the Residence Inn and SpringHill Suites North Shore Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the GSMS 2016-GS2 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the GSMS 2016-GS2 Master Servicer or the GSMS 2016-GS2 Special Servicer in connection with the proposed sale; provided, that the issuing entity (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative) will be permitted to submit an offer at any sale of the Residence Inn and SpringHill Suites North Shore Whole Loan.

Special Servicer Appointment Rights

Pursuant to the Residence Inn and SpringHill Suites North Shore Co-Lender Agreement and the GSMS 2016-GS2 PSA, the directing holder with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan (which, as of any date of determination, will be the GSMS 2016-GS2 Trustee on behalf of the GSMS 2016-GS2 issuing entity as holder of the controlling Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loan, or its representative) will have the right, with or without cause, to replace the GSMS 2016-GS2 Special Servicer then acting with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity (or its representative). The GSMS 2016-GS2 Controlling Class Representative, as representative of the majority of the GSMS 2016-GS2 controlling class certificateholders (prior to a “control termination event” under the GSMS 2016-GS2 PSA and unless the Residence Inn and SpringHill Suites North Shore Whole Loan is an “excluded loan” under the GSMS 2016-GS2 PSA), and the applicable GSMS 2016-GS2 certificateholders with the requisite percentage of voting rights (after a “control termination event” under the GSMS 2016-GS2 PSA), will have the right, with or without cause, to replace the GSMS 2016-GS2 Special Servicer then acting with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan and appoint a replacement special servicer in lieu thereof, in accordance with the procedures generally similar to those set forth under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicers for Cause—Rights Upon Servicer Termination Event” in this prospectus.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 15 largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the offered certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Transaction Parties

The Sponsor and Mortgage Loan Seller

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a New York limited partnership. GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA. GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an affiliate of Goldman, Sachs & Co., an underwriter, and of the depositor.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Commercial Real Estate LP and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2015, GSMC originated or acquired approximately 2,517 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $86.7 billion. As of December 31, 2015, GSMC had acted as a sponsor and mortgage loan seller on 117 fixed and floating-rate commercial mortgage-backed securitization transactions. GSMC securitized approximately $2.165 billion, $4.636 billion, $6.586 billion, $5.098 billion and $6.284 billion of commercial loans in public and private offerings in calendar years 2011, 2012, 2013, 2014 and 2015, respectively.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related MLPA.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originators during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of GSMC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans. These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Top 15 Mortgage Loans and Additional Information,” “—AMA Plaza,” “—225 Bush Street,” “—540 West Madison,” “—U.S. Industrial Portfolio,” “—Quad at Whittier,” “—Simon Premium Outlets,” “—Westchester Office Portfolio 700 Series,” “—Iron Mountain National Industrial,” “—Hamilton Place,” “—Village Square,” “—Hilton Garden Inn Old Town,” “—Poipu Shopping Village,” “—Embassy Suites Portland Airport”, “—Westchester Office Portfolio 2500-2700 Series,” and “—Alton Corporate Plaza” in Annex B to this prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents. The applicable borrowers and borrowers’ counsel reviewed these Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a

GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originators to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—The Originators—Origination and Underwriting Process”, as well as to identify any material deviations from those origination and underwriting criteria. See “—The Originators—Origination and Underwriting Process—Exceptions to GSMC’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated or acquired in accordance with GSMC’s origination procedures and underwriting criteria, except as described under “—The Originators—Origination and Underwriting Process—Exceptions to GSMC’s Disclosed Underwriting Guidelines” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on November 14, 2016. GSMC’s Central Index Key is 0001541502. With respect to the period from and including October 1, 2013 to and including September 30, 2016, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

% of principal balance	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
(a)	(b)	(c)	# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Asset Class: Commercial Mortgage Backed Securities
GS Mortgage Securities Trust 2014-GC24 (CIK 0001617957)	X	Cantor Commercial Real Estate Lending, L.P.	14	177,606,169	16.53	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Citigroup Global Markets Realty Corp.	25	397,577,416	37.01	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%
		Goldman Sachs Mortgage Company	14	294,635,235	27.42	1	12,590,055	1.17	0	0	0.00	0	0	0.00	1	12,590,055	1.17	1	12,590,055	1.17	0	0	0.00
		Starwood Mortgage Capital LLC	22	204,532,050	19.04	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			75	1,074,350,869	100%	1	12,590,055	1.17	0	0	0.00	0	0	0.00	1	12,590,055	1.17	0	0	0.00	0	0	0.00

Retained Interests in This Securitization

As of the date of this prospectus, neither GSMC nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, other than the Class X-AMA and Class X-225 certificates. However, GSMC and/or its affiliates may own in the future certain other classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

Compensation of the Sponsor

In connection with the offering and sale of the certificates contemplated by this prospectus, the sponsor (including affiliates of the sponsor) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a)   the sum of any proceeds received from the sale of the certificates to investors and the sale of servicing rights to Wells Fargo Bank, National Association for the servicing of the Mortgage Loans, over

(b)   the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the certificates as described in this prospectus.

The mortgage servicing rights were sold to the master servicer for a price based on the value of the Servicing Fee to be paid to the master servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the master servicer with respect to the Mortgage Loans.

The Originators

Overview

Each of GSMC and GS CRE, each an Originator, are affiliated with each other and with Goldman, Sachs & Co., one of the underwriters, and the depositor. GSMC and GS CRE are referred to as the “Goldman Originators” in this prospectus.

The primary business of each Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by each Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GS CRE are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2015	$2.0 billion	$261.0 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for all Goldman Originators and affiliates of Goldman Originators originating commercial mortgage loans.

Origination and Underwriting Process

Each Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the applicable Goldman Originator. Therefore, this general description of the Goldman Originators’ origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to GSMC’s Disclosed Underwriting Guidelines” below and “Annex D-2—Exceptions to Mortgage Loan Seller Representations and Warranties” in this prospectus.

The underwriting process for each mortgage loan originated by a Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the applicable Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The applicable Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the applicable Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Each Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum underwritten debt service coverage ratio of 1.20x for multifamily properties, 1.40x for hospitality properties and 1.25x for all other property types and maximum loan-to-value ratio of 80% for multifamily properties and 75% for all other property types. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the applicable Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that a Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Each Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, each Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originators.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A-1 to this prospectus.

Each Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.  In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and each Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, each Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating their respective GSMC Mortgage Loans, the Goldman Originators generally considered the results of third party reports as described below:

●	Appraisal—Each Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the applicable Goldman Originator’s internal documented appraisal policy. Each Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Report—Each Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. Each Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

●	Physical Condition Report—Each Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the applicable Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. Each Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

●	Seismic—Each Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

From time to time, GSMC originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect GSMC as the payee. GSMC has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

Exceptions to GSMC’s Disclosed Underwriting Guidelines

GSMC has disclosed generally its underwriting guidelines with respect to the GSMC Mortgage Loans. However, one or more of GSMC’s Mortgage Loans may vary from the specific GSMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GSMC Mortgage Loans, GSMC may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, GSMC may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

None of the GSMC Mortgage Loans have exceptions to the related disclosed underwriting criteria.

Certain characteristics of the Mortgage Loans can be found on Annex A-1.

The Depositor

GS Mortgage Securities Corporation II, the depositor, is a Delaware corporation and was formed in 1995 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The sole shareholder of the depositor is The Goldman Sachs Group, Inc. (NYSE:GS). The depositor’s executive offices are located at 200 West Street, New York, New York

10282, telephone number (212) 902-1000. The depositor will not have any material assets. The depositor is an affiliate of GSMC, a sponsor and mortgage loan seller, and Goldman, Sachs & Co., an underwriter.

After establishing the issuing entity, the depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s ongoing duties will include: (i) appointing a successor trustee or certificate administrator in the event of the removal of the trustee or certificate administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the certificate administrator any document that comes into the depositor’s possession that constitutes part of the mortgage file or servicing file for any mortgage loan, (iv) upon discovery of a breach of any of the representations and warranties of the master servicer, the applicable special servicer or the operating advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC administration, (vi) indemnifying the issuing entity, the trustee, the certificate administrator, the operating advisor, the master servicer and the applicable special servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the PSA or by reason of negligent disregard of its obligations and duties under the PSA, and (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the mortgage loans from the mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, the applicable special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, GS Mortgage Securities Trust 2016-GS4, will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and the Trust Subordinate Companion Loans and any REO Property (which includes, with respect to any Non-Serviced Whole Loan, the Trust’s interest in any REO Property acquired with respect to such Non-Serviced Whole Loan pursuant to the applicable pooling and servicing agreement, but does not include the Serviced Companion Loan’s pro rata interest in any such REO Property), disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term high-quality investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make advances of delinquent monthly debt service payments to the issuing entity, and the master servicer, the applicable special servicer and the trustee may make property protection advances to the issuing entity, but in each case only to the extent it deems such advances to be recoverable from the related mortgage loan; such advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment” in this prospectus. The issuing entity administers the mortgage loans through the trustee, the certificate administrator, the master servicer and the applicable special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the applicable special servicer, including any discretionary activities performed by each of them, is set forth under “Transaction Parties—The Trustee”, “—The Certificate Administrator”, “—The Master Servicer and the AMA Plaza Special Servicer” and “—The Special Servicers” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans, the Trust Subordinate Companion Loans and any REO Properties (which includes, with respect to any Non-Serviced Whole Loan, the Trust’s interest in any REO property acquired with respect to such Non-Serviced Whole Loan pursuant to the applicable pooling and servicing agreement but, other than with respect to the Trust Subordinate Companion Loans, does not include the Serviced Companion Loan’s pro rata interest in any such REO Property) are the Distribution Accounts and other accounts maintained pursuant to the PSA and the short term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, including, with respect to the Non-Serviced Whole Loans, the Trust’s interest in any REO Property acquired pursuant to the applicable pooling and servicing agreement and the other activities described in this prospectus, and indemnity obligations to the depositor, the trustee, the certificate administrator, the master servicer, the applicable special servicer and the operating advisor and various related persons. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the applicable special servicer.

The depositor will be contributing the mortgage loans to the issuing entity. The depositor will be purchasing the mortgage loans from the mortgage loan seller, as described under “Description of the Mortgage Loan Purchase Agreement”.

Since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M&T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. WTNA’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2016, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $140 billion, of which approximately 176 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $114 billion.

The parties to this transaction may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee for this transaction.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances”.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the certificate administrator and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 268,000 employees as of June 30, 2016, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC trust tax returns on behalf of the trust and to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of June 30, 2016, Wells Fargo Bank was acting as securities administrator with respect to more than $400 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant and subject to the PSA and is acting as custodian of the mortgage loan file (other than the Mortgage Note with respect to the related mortgage loan for any Non-Serviced Whole Loan under the related Non-Serviced PSA). In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of June 30, 2016, Wells Fargo Bank was acting as custodian of more than 200,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor, and one or more of those mortgage loans may be included in the trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For two CMBS transactions in its portfolio, Wells Fargo Bank disclosed material noncompliance on its 2015 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients. For one CMBS transaction, the material noncompliance was an administrative error that caused an overpayment to a certain class and a correlating underpayment to a certain class. The affected distribution was revised the same month to correct the error. For the other CMBS transaction, distributions for one month were paid one day late as a result of human error.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo Bank, alleging claims against Wells Fargo Bank, in its capacity as trustee under 274 RMBS trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank National Trust Company, Citibank N.A., HSBC Bank USA, Bank of New York Mellon and U.S. Bank National Association) by a group of institutional investor plaintiffs. The Complaint against Wells Fargo Bank alleges the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the same court by RMBS investors, and these cases have been consolidated before the same judge in these and other transactions. On January 19, 2016, an order was entered in connection with the Complaint in which the District Court declined to exercise jurisdiction over 261 RMBS trusts at issue in the Complaint, the District Court also allowed all plaintiffs to file amended complaints if they so chose, and three amended complaints have been filed.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on Wells Fargo Bank or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

Except as set forth in this prospectus with respect to Wells Fargo Bank as master servicer, neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo intends to purchase $196,936,000 Notional Amount of the Class X-A certificates for investment. Wells Fargo or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any certificates, whether acquired on or after the Closing Date, at any time.

The foregoing information set forth under this sub-heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer and the AMA Plaza Special Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans to be deposited into the Issuing Entity and as the primary servicer for the Serviced Companion Loans (in such capacity, the “Master Servicer”) and as the initial special servicer for the AMA Plaza Whole Loan (in such capacity, the “AMA Plaza Special Servicer”). Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. Wells Fargo is also (i) the certificate administrator and custodian under the PSA, (ii) the certificate administrator, custodian, and trustee under the GSMS 2016-GS3 PSA, pursuant to which the U.S. Industrial Portfolio Whole Loan, the 540 West Madison Whole Loan, the Hamilton Place Whole Loan, and the Embassy Suites Portland Airport Whole Loan are serviced, and (iii) the certificate administrator, custodian, and trustee under the GSMS 2016-GS2 PSA, pursuant to which the Residence Inn and SpringHill Suites North Shore Whole Loan is serviced. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo. Like Wells Fargo, Wachovia acted as master servicer and special servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing and special servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing and special servicing offices of Wells Fargo are located at MAC D1050-084, Three Wells Fargo, 401 South Tryon Street, 8th Floor, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 9/30/2016
By Approximate Number:	33,391	33,605	32,716	31,569
By Approximate Aggregate Unpaid Principal Balance (in billions):	$437.49	$475.39	$503.34	$504.43

Within this portfolio, as of September 30, 2016, are approximately 22,345 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $394.3 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of September 30, 2016, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and

Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties. Also included in the above portfolio are commercial mortgage loans that Wells Fargo services in Europe through its London Branch. Wells Fargo has been servicing commercial mortgage loans in Europe through its London Branch for more than ten years. Through affiliated entities formerly known as Wachovia Bank, N.A., London Branch and Wachovia Bank International, and as a result of its acquisition of commercial mortgage servicing rights from Hypothekenbank Frankfurt AG, formerly Eurohypo AG, in 2013, it has serviced loans secured by properties in Germany, Ireland, the Netherlands, and the UK. As of September 30, 2016, its European third party servicing portfolio, which is included in the above table, is approximately $1.4 billion.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%
YTD Q3 2016	$383,266,887,450	$904,827,872	0.24%

*    “UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo has acted as a special servicer of securitized commercial and multifamily mortgage loans in excess of five years, including European loans as a result of the aforementioned acquisition of commercial mortgage servicing rights from Hypothekenbank Frankfurt AG.  Wells Fargo’s special servicing system includes McCracken Financial Solutions Corp.’s Strategy CS software.

The table below sets forth information about Wells Fargo’s portfolio of specially serviced commercial and multifamily mortgage loans as of the dates indicated:

CMBS Pools	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 9/30/2016
By Approximate Number	98	112	124	145
Named Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (in billions)(1)	$60.1	$67.4	$86.0	$103.0
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (2)	$1,047,414,628	$520,064,655	$181,704,308	$94,055,432

(1)	Includes all loans in Wells Fargo’s portfolio for which Wells Fargo is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those loans in the portfolio that, as of the specified date, are specially-serviced loans.

The properties securing loans in Wells Fargo’s special servicing portfolio may include retail, office, multifamily, industrial, hospitality and other types of income-producing property. As a result, such properties, depending on their location and/or other specific circumstances, may compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

Wells Fargo has developed strategies and procedures as special servicer for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the underlying loan documents) to maximize the value from the assets for the benefit of certificate holders. Wells Fargo’s strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard, the underlying loan documents and applicable law, rule and regulation.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer	CSS2	Above Average	MOR CS2

UK Servicer Ratings	Fitch	S&P
Primary Servicer:	CPS2	Average
Special Servicer	CSS3	Average

The long-term issuer ratings of Wells Fargo are rated “AA-” by S&P, “Aa2” by Moody’s and “AA” by Fitch. The short-term issuer ratings of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing and special servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer and the AMA Plaza Special Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer and the AMA Plaza Special Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The master servicer will enter into one or more agreements with the Mortgage Loan Seller to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and GSMC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by GSMC or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the GSMC Mortgage Loans.

Pursuant to the terms of the PSA, Wells Fargo will be entitled to retain a portion of the Servicing Fee (equal to the amount by which the Servicing Fee exceeds the sum of (i) the fee payable to any initial sub servicer as a primary servicing fee and (ii) a master servicing fee at a per annum rate of 0.0025% (0.25 bps)) with respect to each Mortgage Loan and, to the extent provided for in the related Co-Lender Agreement, each Serviced Companion Loan notwithstanding any termination or resignation of Wells Fargo as master servicer. In addition, Wells Fargo will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Neither Wells Fargo nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization other than as set forth above, except that Wells Fargo intends to purchase $196,936,000 Notional Amount of the Class X-A certificates for investment. Wells Fargo or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing

Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any certificates, whether acquired on or after the Closing Date, at any time.

The foregoing information regarding Wells Fargo under this heading “—The Master Servicer and the AMA Plaza Special Servicer” has been provided by Wells Fargo. None of the Depositor, the underwriters, the Special Servicers, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The master servicer will have various duties under the PSA. Certain duties and obligations of the master servicer are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The master servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any non-serviced mortgage loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

The master servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicers for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicers

Midland Loan Services, a Division of PNC Bank, National Association

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be appointed to act as an initial special servicer under the PSA and in this capacity is expected to be responsible for the servicing and administration of the applicable Specially Serviced Loans (excluding the AMA Plaza whole loan and the 225 Bush Street whole loan) and any associated REO Properties, and generally, will review, evaluate and provide or withhold consent as to certain Major Decisions and all Special Servicer Non-Major Decisions and, in certain circumstances, will process Major Decisions and Special Servicer Non-Major Decisions, and will perform certain enforcement actions relating to the Mortgage Loans (other than any Excluded Special Servicer Loan or Non-Serviced Mortgage Loan) and Serviced Companion Loans (other than the AMA Plaza whole loan and the 225 Bush Street whole loan) that are non-Specially Serviced Loans, pursuant to the PSA. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMMBS”) by S&P Global Ratings, Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC. Midland has received the highest rankings as a master and primary servicer of real estate assets under U.S. CMMBS transactions from S&P Global Ratings Services, Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC and the highest rankings as a special servicer of real estate assets under U.S. CMMBS transactions from S&P Global Ratings Services and Morningstar Credit Ratings, LLC. For each category, S&P Global Ratings Services ranks Midland as “Strong” and Morningstar Credit Ratings, LLC ranks Midland as “CS1”. Fitch Ratings, Inc. ranks Midland as “1” for master servicer and primary servicer, and “2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of September 30, 2016, Midland was master and/or primary servicing approximately 28,725 commercial and multifamily mortgage loans with a principal balance of approximately $385 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 9,634 of such loans, with a total principal balance of approximately $144 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties.

Midland has been servicing commercial and multifamily loans and leases in CMMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2013 to 2015.

Portfolio Size – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2013	2014	2015
CMBS	$141	$157	$149
Other	$167	$179	$255
Total	$308	$336	$404

As of September 30, 2016, Midland was named the special servicer in approximately 237 commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $116 billion. With respect to such transactions as of such date, Midland was administering approximately 75 assets with an outstanding principal balance of approximately $596 million.

Midland has acted as a special servicer for commercial and multifamily loans and leases in CMMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMMBS and other servicing transactions from 2013 to 2015.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2013	2014	2015
Total	$70	$85	$110

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering in the secondary market.

Midland may enter into one or more arrangements with the Controlling Class Representative, a Controlling Class Certificateholder, any directing holder, any Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as general special servicer under the PSA and the related Co-Lender Agreement and limitations on the right of such person to replace the special servicer. See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Midland is also the master servicer under the GSMS 2016-GS2 PSA with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan.

Midland is also the master servicer under the GSMS 2016-GS3 PSA with respect to the U.S. Industrial Portfolio Whole Loan, 540 West Madison Whole Loan, Hamilton Place Whole Loan and the Embassy Suites Portland Airport Whole Loan.

Pursuant to a servicing agreement between Midland Loan Services, a Division of PNC Bank, National Association, the general special servicer, and Goldman Sachs Mortgage Company, the mortgage loan seller, and/or certain of its affiliates, Midland acts as servicer with respect to certain mortgage loans unrelated to the Mortgage Loans.

Pursuant to an interim servicing agreement between Midland Loan Services, a Division of PNC Bank, National Association, the general special servicer, and Morgan Stanley & Co. LLC, an underwriter, and/or certain of its affiliates, Midland acts as interim servicer with respect to certain mortgage loans unrelated to the Mortgage Loans.

Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate) is expected to serve as the initial Controlling Class Representative, and has engaged Midland as an independent contractor to conduct due diligence with respect to certain Mortgage Loans.

The foregoing information regarding Midland under this section entitled “—The Special Servicers—Midland Loan Services, a Division of PNC Bank, National Association” has been provided by Midland. None of the Depositor, the underwriters, the Master Servicer, the AMA Plaza Special Servicer, the 225 Bush Street Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Trustee, the Certificate Administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

AEGON USA Realty Advisors, LLC

AEGON USA Realty Advisors, LLC, an Iowa limited liability company (“AURA”), the commercial real estate investment and management subsidiary of AEGON USA Asset Management Holding LLC (“AAM”), will act as the special servicer (the “225 Bush Street Special Servicer”) for the 225 Bush Street Whole Loan. AURA’s principal office location is 4333 Edgewood Road, NE, Cedar Rapids, Iowa 52499. Its telephone number is (319) 355-8734.

AURA is a member company of the Aegon Group, one of the world’s largest life insurance and pension organizations, with approximately 28,000 employees worldwide. In the U.S., AAM provides clients with a full range of investment options including fixed income, real estate, equities, funds and alternative investments. AAM had total assets under management of approximately $381.0 billion as of June 30, 2016.

AURA employs a seasoned staff of approximately 200 industry professionals providing comprehensive analysis, and extensive portfolio and market-level monitoring. AURA had total assets under management of approximately $18.14 billion as of June 30, 2016, and advises clients on debt and equity investments across a wide spectrum of real estate classes. AURA’s office locations include: New York, New York; Baltimore, Maryland; Tampa, Florida; Louisville, Kentucky; Cedar Rapids, Iowa; San Francisco, California; Fresno, California; and Irvine, California.

AURA’s special servicing unit was established in 1991 to handle foreclosed real estate and distressed debt following the collapse of the savings and loan industry. The special servicing unit has remained a permanent part of AURA, acting for the AEGON Group portfolio of commercial mortgage loans, servicing on a contracted basis for third parties such as insurance companies, and as a special servicer for large CMBS loans. AURA’s special servicing portfolio includes mortgage loans secured by multifamily, office, retail, industrial and other types of income-producing properties that are located throughout the United States. AURA also serves as special servicer on commercial mortgage loans and mortgage loans for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. As of June 30, 2016, AURA’s total active special servicing portfolio contained 160 assets consisting of 122 loans and 38 real estate owned, or REO, properties with a combined unpaid principal balance, or UPB, of approximately $1.54 billion. As of June 30, 2016, AURA was the named special servicer on 24 CMBS transactions, representing 55 loans, including three CRE CDO transactions with an approximate UPB of $11.3 Billion.

The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans, mezzanine loans, CRE CDO assets and REO properties that have been referred to AURA as special servicer in CMBS and CRE CDO transactions from 2013 to 2015.

	Calendar Year End (Approximate amounts in billions)
Portfolio Size—CMBS Special Servicing	2013	2014	2015
Total	$1.918	$3.330	$8.858

S&P raised its rating of AURA to the highest level of “Strong” with a stable outlook as of February 2016. AURA is on S&P’s Select Servicer List as a special servicer. AURA is also rated “MOR CS2” as a Commercial Mortgage Special Servicer by Morningstar (July 2016). AURA is also rated “CSS2” as a CMBS special servicer by Fitch (October 2016). KBRA has reviewed AURA (August 2016) and deemed it to possess the necessary capabilities and attributes to satisfy the minimum requirements to meet its contractual obligations and the servicing standard in accordance with industry practices as a special servicer. AURA’s special servicing unit also provides analytical support for certain of AURA’s commercial real estate-related investment classes, including CMBS and real estate private placements.

AURA’s special servicing unit has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under its servicing agreements. AURA’s servicing system is SS&C Technologies LMS and maintains a thorough business continuity and disaster recovery plan with daily data backup. There have been no material changes to AURA’s policies or procedures in the special servicing function for the past three years, nor will there be any material changes to AURA’s policies or procedures in the special servicing function by virtue of AURA being appointed Special Servicer. AURA has developed policies, procedures and controls for the performance of its special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Regulation AB under the Securities Act.

AURA will not have primary responsibility for custody services of original documents evidencing or securing the underlying Mortgage Loan. AURA may from time to time have custody of certain of such documents as necessary for enforcement actions. To the extent that AURA has custody of any original documents for servicing purposes, such documents will be maintained in a manner consistent with the applicable servicing standard.

There are no specific relationships involving or relating to this transaction or the securitized mortgage loans between AURA or any of its affiliates, on the one hand, and the depositor, the sponsor or the trust, on the other hand, that currently exist or that existed during the past two (2) years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party-apart from the subject securitization transaction-between AURA or any of its affiliates, on the one hand, and the depositor, the sponsor or the trust, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor’s understanding of the Certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which AURA was acting as special servicer has experienced an event of default as a result of any action or inaction by AURA as special servicer. AURA has never been terminated as servicer in a commercial mortgage loan securitization due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by AURA with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which AURA was acting as special servicer. AURA is not an affiliate of the trust, the depositor, the sponsor, the master servicer, the trustee or the certificate administrator for this securitization.

From time to time, AURA is a party to lawsuits and other legal proceedings as part of its duties as a loan special servicer and otherwise arising in the ordinary course of its business. AURA does not believe that any such lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to specially service the 225 Bush Street Whole Loan pursuant to the PSA. AURA is not aware of any lawsuits or legal proceedings, contemplated or pending, by government authorities against AURA at this time which would, individually or in the aggregate, have a material adverse effect on its business or its ability to specially service the 225 Bush Street Whole Loan pursuant to the PSA.

As of the date of this prospectus, AURA and/or its affiliates has contracted to purchase $12,000,000 of Class A-4 Certificates and $8,250,000 of Class B Certificates. From time to time, AURA and/or its affiliates may purchase or sell these or additional certificates issued in this offering in the secondary market.

The depositor, the mortgage loan seller, the initial purchasers, the sponsor, the master servicer, the certificate administrator and the trustee, may maintain banking and other commercial relationships with AURA and its affiliates.

The foregoing information set forth in this section “—The Special Servicers—AEGON USA Realty Advisors, LLC” has been provided by AURA and we take no responsibility for such information and make no representation or warranty as to its accuracy or completeness.

General

Each special servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Companion Loans. The applicable special servicer may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Companion Loans or otherwise. To the extent that the applicable special servicer has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

The applicable special servicer will not have any material advancing rights or any advancing obligations. In certain instances, the applicable special servicer may have the right to make property related property protection advances in emergency situations.

Each special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The applicable special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and any related Serviced Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The applicable special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the applicable special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicers for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor and asset representations reviewer under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of September 30, 2016, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $92.299 billion issued in 90 transactions.

As of September 30, 2016, Park Bridge Lender Services was acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $17.66 billion issued in 22 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information set forth under this subheading “—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and asset representations reviewer will only be liable under the PSA to the extent of their respective obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”.

Description of the Certificates

General

The Commercial Mortgage Pass-Through Certificates, Series 2016-GS4 will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicers, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will consist of the following classes to be designated as set forth in the table below:

Designation	Classes
“Offered Certificates”	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class PEZ and Class C certificates
“Senior Certificates”	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates
“Subordinate Certificates”	The Class A-S, Class B, Class PEZ, Class C, Class D, Class X-D, Class E, Class F and Class G certificates
“Principal Balance Certificates”	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C, Class D, Class E, Class F, Class G, Class AMA-A, Class AMA-B, Class AMA-C, Class AMA-D, Class 225-A, Class 225-B, Class 225-C, Class 225-D and Class 225-E certificates
“Class X Certificates”	The Class X-A, Class X-B, Class X-D, Class X-AMA and Class X-225 certificates
“Exchangeable Certificates”	The Class A-S, Class B, Class PEZ and Class C certificates
“Regular Certificates”	All of the certificates (other than the Exchangeable Certificates, the Class S certificates and the Class R certificates)
“Residual Certificates”	The Class R certificates
“Pooled Certificates”	All of the certificates (other than the Loan-Specific Certificates, the Class S certificates and the Class R certificates)
“Pooled Principal Balance Certificates”	All of the Principal Balance Certificates (other than the Loan-Specific Certificates)
“AMA Plaza Loan-Specific Certificates”	The Class AMA-A, Class X-AMA, Class AMA-B, Class AMA-C and Class AMA-D certificates
“225 Bush Street Loan-Specific Certificates”	The Class 225-A, Class X-225, Class 225-B, Class 225-C, Class 225-D and Class 225-E certificates
“Loan-Specific Certificates”	The AMA Plaza Loan-Specific Certificates and the 225 Bush Street Loan-Specific Certificates

The certificates will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans, the Trust Subordinate Companion Loans and all payments under and proceeds of the Mortgage Loans and the Trust Subordinate Companion Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (5) certain rights of the depositor under the MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of the mortgage loan seller regarding the Mortgage Loans and the Trust Subordinate Companion Loans it sold to the depositor; (6) the “regular interests” in the Lower-Tier REMIC; (7) the “regular interests” in the AMA Plaza Trust Subordinate Companion Loan REMIC;(8) the “regular interests”

in the 225 Bush Street Trust Subordinate Companion Loan REMIC; and (9) the trust components and the related distribution account.

As further described in this prospectus:

●	the primary source for payments of principal and interest on the Pooled Certificates will be amounts received by the issuing entity in respect of the Mortgage Loans (which does include the Trust Subordinate Companion Loans);

●	the primary source for payments of principal and interest on the AMA Plaza Loan-Specific Certificates will be amounts received by the issuing entity in respect of the AMA Plaza Trust Subordinate Companion Loan; and

●	the primary source for payments of principal and interest on the 225 Bush Street Loan-Specific Certificates will be amounts received by the issuing entity in respect of the 225 Bush Street Trust Subordinate Companion Loan.

Upon initial issuance, the Pooled Principal Balance Certificates will have the respective Certificate Balances (or, in the case of the respective classes of Exchangeable Certificates, the maximum Certificate Balances), and the Class X Certificates (other than the Class X-AMA and Class X-225 certificates) will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Balance or Notional Amount
Class A-1	$31,820,000
Class A-2	$201,522,000
Class A-3	$175,000,000
Class A-4	$267,043,000
Class A-AB	$43,192,000
Class X-A	$810,965,000
Class X-B	$48,761,000
Class A-S(1)	$92,388,000	(2)
Class B(1)	$48,761,000	(2)
Class PEZ(1)	$184,777,000	(2)
Class C(1)	$43,628,000	(2)
Class D	$53,893,000
Class X-D	$53,893,000
Class E	$21,814,000
Class F	$10,266,000
Class G	$37,212,204

(1)	The Class A-S, Class B and Class C certificates may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the Class A-S, Class B and Class C certificates.

(2)	On the Closing Date, the issuing entity will issue the Class A-S, Class B and Class C Trust Components, which will have outstanding principal balances on the Closing Date of $92,388,000, $48,761,000 and $43,628,000, respectively. The Class A-S, Class B and Class C certificates will, at all times, represent undivided beneficial ownership interests in the portion of a grantor trust that will hold such Trust Components. Each of the Class A-S, Class B, Class PEZ and Class C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C Trust Components. Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interests of the outstanding principal balances of the Class A-S, Class B and Class C Trust Components that is represented by the Class A-S, Class B and Class C certificates will be increased or decreased accordingly. The initial Certificate Balances of the Class A-S, Class B and Class C certificates shown in the table on the cover page of this prospectus, in the table above and on the back cover of this prospectus represents the maximum Certificate Balance of such class without giving effect to any issuance of Class PEZ certificates. The initial Certificate Balance of the Class PEZ certificates shown in the table on the cover page of this prospectus, in the table above and on the back cover of this prospectus is equal to the aggregate of the maximum initial Certificate Balances of the Class A-S, Class B and Class C certificates, representing the maximum Certificate Balance of the Class PEZ certificates that could be issued in an exchange. The actual Certificate Balance of any Class A-S, Class B and Class C certificates issued on the Closing Date may be less than the maximum Certificate Balance of that class and may be zero. The Certificate Balances of the Class A-S, Class B and Class C certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Balance of the Class PEZ certificates issued on the Closing Date. The initial Certificate Balance of any Trust Component will equal the initial Certificate Balance of the Class A-S, Class B and Class C certificates having the same alphabetical designation without regard to any exchange of such certificates for Class PEZ certificates.

The “Certificate Balance” of any class of (a) Pooled Principal Balance Certificates and any Trust Component, as applicable, outstanding at any time represents the maximum amount that its holders (or, in the case of a Trust Component, the holders of the Exchangeable Certificates evidencing an interest in that Trust Component) are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus and (b) Loan-Specific Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the related Trust Subordinate Companion Loan, as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and each Trust Component, as applicable, will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates or that Trust Component, as applicable, on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Exchangeable Certificates), as applicable, in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates or Exchangeable Certificates evidencing an interest in such Trust Component, as applicable, may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

“Class A-S Percentage Interest” means, the quotient of the Certificate Balance of the Class A-S certificates divided by the Certificate Balance of the Class A-S Trust Component. As of the Closing Date, the Class A-S Percentage Interest will be 100.0%.

“Class A-S Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to the lesser of 3.645% per annum and the WAC Rate. The Class A-S certificates will represent beneficial ownership of the Class A-S Percentage Interest of the Class A-S Trust Component, and the Class PEZ certificates will represent beneficial ownership of, among other things, the Class A-S-Exchange Percentage Interest of the Class A-S Trust Component. The Class A-S Trust Component will be held in the Grantor Trust.

“Class A-S-Exchange Percentage Interest” means 100.0% minus the Class A-S Percentage Interest. As of the Closing Date, the Class A-S-Exchange Percentage Interest will be 0.0%.

“Class B Percentage Interest” means, the quotient of the Certificate Balance of the Class B certificates divided by the Certificate Balance of the Class B Trust Component. As of the Closing Date, the Class B Percentage Interest will be 100.0%.

“Class B Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to (i) the WAC Rate minus (ii) 0.101%, but, in any case, not less than 0.000%. The Class B certificates will represent beneficial ownership of the Class B Percentage Interest of the Class B Trust Component, and the Class PEZ certificates will represent beneficial ownership of, among other things, the Class B-Exchange Percentage Interest of the Class B Trust Component. The Class B Trust Component will be held in the Grantor Trust.

“Class B-Exchange Percentage Interest” means 100.0% minus the Class B Percentage Interest. As of the Closing Date, the Class B-Exchange Percentage Interest will be 0.0%.

“Class C Percentage Interest” means, the quotient of the Certificate Balance of the Class C certificates divided by the Certificate Balance of the Class C Trust Component. As of the Closing Date, the Class C Percentage Interest will be 100.0%.

“Class C Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to the WAC Rate. The Class C certificates will represent beneficial ownership of the Class C Percentage Interest of the Class C Trust Component, and the Class PEZ certificates will represent beneficial ownership of, among other things, the Class C-Exchange Percentage Interest of the Class C Trust Component. The Class C Trust Component will be held in the Grantor Trust.

“Class C-Exchange Percentage Interest” means 100.0% minus the Class C Percentage Interest. As of the Closing Date, the Class C-Exchange Percentage Interest will be 0.0%.

“Class PEZ Component” means any of the Class PEZ Component A-S, Class PEZ Component B or Class PEZ Component C.

“Class PEZ Component A-S” means the portion of the Class A-S Trust Component equal to the Class A-S-Exchange Percentage Interest of the Class A-S Trust Component.

“Class PEZ Component B” means the portion of the Class B Trust Component equal to the Class B-Exchange Percentage Interest of the Class B Trust Component.

“Class PEZ Component C” means the portion of the Class C Trust Component equal to the Class C-Exchange Percentage Interest of the Class C Trust Component.

“Trust Component” means any of the Class A-S Trust Component, Class B Trust Component or Class C Trust Component.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amounts of the Class X Certificates will be equal to the aggregate certificate balances of the related class(es) of certificates and/or trust component(s) (the “Related Class X Class/Component”) indicated below:

Interest-Only Class of Certificates	Class Notional Amount	Related Class X Class/Component
Class X-A	$810,965,000	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and Class A-S trust component
Class X-B	$48,761,000	Class B trust component
Class X-D	$53,893,000	Class D certificates
Class X-AMA	$101,600,000	Class AMA-A, Class AMA-B, Class AMA-C and Class AMA-D certificates
Class X-225	$113,000,000	Class 225-A, Class 225-B, Class 225-C, Class 225-D and Class 225-E certificates

The Class S certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal but the Class S certificates will represent the right to receive Excess Interest received on any ARD Loan.

“Excess Interest” with respect to the ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The AMA Plaza Trust Subordinate Companion Loan will be held by the AMA Plaza Trust Subordinate Companion Loan REMIC, the 225 Bush Street Trust Subordinate Companion Loan will be held by the 225 Bush Street Trust Subordinate Companion Loan REMIC and the Mortgage Loans (exclusive of Excess Interest) will be held by the Lower-Tier REMIC. The certificates (other than the Exchangeable Certificates and the Class S certificates) and the Trust Components will be issued by the Upper-Tier REMIC. The Class S certificates and the Exchangeable Certificates will be issued by the grantor trust (the “Grantor Trust”).

Exchanges of Exchangeable Certificates

Exchanges

Groups of Class A-S, Class B and Class C certificates may be exchanged for Class PEZ certificates and vice versa, in whole or in part, as described more fully below. This process may occur repeatedly. However, exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest in the Class A-S Trust Component, the Class A-S certificates and the applicable component of the Class PEZ certificates) is reduced to zero as a result of the payment in full of all interest and principal on that Trust Component.

Following the Closing Date, Class A-S, Class B and Class C certificates that collectively evidence a uniform Tranche Percentage Interest in each Trust Component (such certificates in the aggregate, an “Exchangeable Proportion”) will be exchangeable on the books of DTC for Class PEZ certificates that represent the same Tranche Percentage Interest in each Trust Component as the certificates to be surrendered, and any Class PEZ certificates will be exchangeable on the books of DTC for Class A-S, Class B and Class C certificates that evidence the same Tranche Percentage Interest in each Trust Component as the Class PEZ certificates to be surrendered. For these purposes, the “Tranche Percentage Interest” of any certificate in relation to a Trust Component is the ratio, expressed as a percentage, of (a) the Certificate Balance of that certificate (or, in the case of a Class PEZ certificate, the principal amount of the component of such certificate with the same letter designation as that Trust Component) to (b) the outstanding principal balance of that Trust Component.

For example, an investor that owns $92,388,000 of Class A-S certificates, $48,761,000 of Class B certificates, and $43,628,000 of Class C certificates would be entitled to exchange such certificates following the procedures described below for $184,777,000 of Class PEZ certificates. Similarly, an investor that owns $184,777,000 of Class PEZ certificates would be entitled to exchange such certificates following the procedures described below for $92,388,000 of Class A-S certificates, $48,761,000 of Class B certificates, and $43,628,000 of Class C certificates. Investors are permitted to exchange any lesser Certificate Balance of such Class A-S, Class B and Class C certificates for Class PEZ certificates so long as such Class A-S, Class B and Class C certificates are exchanged in the same relative proportions as described above.

There will be no limit on the number of exchanges authorized under the exchange provisions of the PSA. Subject to compliance with the exchange procedures described below under “—Procedures” and the requirement that a Certificateholder is the beneficial owner of the requisite classes of certificates in the required Exchange Proportion, there are no other conditions or limitations to the exchange of Class A-S, Class B and Class C certificates. In all cases, however, an exchange may not occur if the face amount of the certificates to be received in the exchange would not represent an authorized denomination for the relevant class as described under “—Delivery, Form, Transfer and Denomination” below. In addition, the depositor will have the right to make or cause exchanges on the Closing Date pursuant to instructions delivered to the certificate administrator on the Closing Date.

The various amounts distributable on the Class PEZ certificates on each Distribution Date in respect of Interest Accrual Amounts, Interest Distribution Amounts, Principal Distribution Amounts, reimbursements of Realized Losses and yield maintenance charges allocated to any of the respective Tranche Percentage Interests in the Trust Components represented by the Class PEZ certificates will be so distributed in a single, aggregate distribution to the holders of the Class PEZ certificates on such Distribution Date. In addition, the Class PEZ certificates will be allocated the aggregate amount of Realized Losses, Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) corresponding to the Tranche Percentage Interests in the Trust Components represented by the Class PEZ certificates. See ”—Distributions” below.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Exchangeable Certificates, see “Material Federal Income Tax Considerations—Taxation of Exchangeable Certificates”.

Procedures

If a Certificateholder wishes to exchange Class A-S, Class B and Class C certificates for Class PEZ certificates, or Class PEZ certificates for Class A-S, Class B and Class C certificates, such Certificateholder must notify the certificate administrator by e-mail at cts.cmbs.bond.admin@wellsfargo.com no later than three business days prior to the proposed date of such exchange (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month. In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the applicable Exchangeable Certificates to be exchanged and received, the original and outstanding Certificate Balance of the applicable Exchangeable Certificates to be exchanged and received, the Certificateholder’s DTC participant number and the proposed Exchange Date. The Certificateholder and the certificate administrator will utilize the “deposit and withdrawal system” at DTC to effect the exchange.

The aggregate principal and interest entitlements of the certificates received must equal the aggregate entitlements of the certificates surrendered. The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

The first distribution on an Exchangeable Certificate will be made in the month following the month of exchange to the Certificateholder of record as of the applicable Record Date for such certificate. Neither the certificate administrator nor the depositor will have any obligation to ensure the availability of the applicable certificates to accomplish any exchange.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 6th day of each calendar month (or, if the 6th calendar day of that month is not a business day, then the next business day) commencing in December 2016.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class S or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class. For these purposes on any date of determination, the “initial denomination as of the Closing Date” of any Exchangeable Certificate received in an exchange will be determined as if such certificate was part of the related class on the Closing Date, the “initial denomination as of the Closing Date” of any Exchangeable Certificate surrendered in an exchange will be determined as if such certificate was not part of the related class on the Closing Date and the initial Certificate Balance of the related class of Exchangeable Certificates will be determined as if such class consisted only of the certificates composing the class on that date of determination and such certificates had been outstanding as of the Closing Date.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the AMA Plaza Trust Subordinate Companion Loan REMIC Distribution Account, the 225 Bush Street Trust Subordinate Companion Loan REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Exchangeable Distribution Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The “Available Funds” for each Distribution Date will equal (i) with respect to distributions to be made on the certificates (other than the Loan-Specific Certificates) and any Trust Component, the Pooled Available Funds, (ii) in the case of distributions to be made on the AMA Plaza Loan-Specific Certificates and the Class R certificates, the AMA Plaza Trust Subordinate Companion Loan Available Funds, and (iii) in the case of distributions to be made on the 225 Bush Street Loan-Specific Certificates and the Class R certificates, the 225 Bush Street Trust Subordinate Companion Loan Available Funds.

The aggregate amount available for distribution to holders of the Pooled Certificates, the Class R certificates and any Trust Component on each Distribution Date (the “Pooled Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Trust Subordinate Companion Loans):

(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of a Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan or the holders of the Loan-Specific Certificates), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all Periodic Payments that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Pooled Certificateholders;

●	with respect to each Mortgage Loan that is an Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the Withheld Amounts related to the Mortgage Loans to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class S certificates);

●	all yield maintenance charges and prepayment premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the applicable REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances on the Mortgage Loans made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Pooled Certificateholders); and

(d)   with respect to each Mortgage Loan that is an Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the Withheld Amounts related to the Mortgage Loans as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The aggregate amount available for distribution to holders of the AMA Plaza Loan-Specific Certificates and the Class R certificates on each Distribution Date (the “AMA Plaza Trust Subordinate Companion Loan Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Mortgage Loans):

(a)   the aggregate amount of all cash received on the AMA Plaza Trust Subordinate Companion Loan and any related REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any Mortgage Loan, any other Companion Loan or the holders of the Pooled Certificates, the 225 Bush Street Loan-Specific Certificates or the Trust Components), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all Periodic Payments that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of the AMA Plaza Trust Subordinate Companion Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the AMA Plaza Trust Subordinate Companion Loan;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the AMA Plaza Loan-Specific Certificateholders;

●	with respect to any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the Withheld Amounts related to the AMA Plaza Trust Subordinate Companion Loan to the extent those funds are on deposit in the Collection Account;

●	all yield maintenance charges and prepayment premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on the AMA Plaza Trust Subordinate Companion Loan allocable to the default interest rate for the AMA Plaza Trust Subordinate Companion Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the AMA Plaza Trust Subordinate Companion Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the applicable REO Account allocable to the AMA Plaza Trust Subordinate Companion Loan to the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer with respect to the AMA Plaza Trust Subordinate Companion Loan with respect to such Distribution Date and P&I Advances on the AMA Plaza Trust Subordinate Companion Loan made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the AMA Plaza Loan-Specific Certificateholders); and

(d)   with respect to any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the Withheld Amounts relating to the AMA Plaza Trust Subordinate Companion Loan as required to be deposited in the AMA Plaza Trust Subordinate Companion Loan REMIC Distribution Account pursuant to the PSA.

The aggregate amount available for distribution to holders of the 225 Bush Street Loan-Specific Certificates and the Class R certificates on each Distribution Date (the “225 Bush Street Trust Subordinate Companion Loan Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Mortgage Loans):

(a)   the aggregate amount of all cash received on the 225 Bush Street Trust Subordinate Companion Loan and any related REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any Mortgage Loan, any other Companion Loan or the holders of the Pooled Certificates, the AMA Plaza Loan-Specific Certificates or the Trust Components), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all Periodic Payments that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of the 225 Bush Street Trust Subordinate Companion Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the 225 Bush Street Trust Subordinate Companion Loan;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the 225 Bush Street Loan-Specific Certificateholders;

●	with respect to any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the Withheld Amounts related to the 225 Bush Street Trust Subordinate Companion Loan to the extent those funds are on deposit in the Collection Account;

●	all yield maintenance charges and prepayment premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on the 225 Bush Street Trust Subordinate Companion Loan allocable to the default interest rate for the 225 Bush Street Trust Subordinate Companion Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the 225 Bush Street Trust Subordinate Companion Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the applicable REO Account allocable to the 225 Bush Street Trust Subordinate Companion Loan to the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer with respect to the 225 Bush Street Trust Subordinate Companion Loan with respect to such Distribution Date and P&I Advances on the 225 Bush Street Trust Subordinate Companion Loan made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the 225 Bush Street Loan-Specific Certificateholders); and

(d)   with respect to any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the Withheld Amounts relating to the 225 Bush Street Trust Subordinate Companion Loan as required to be deposited in the 225 Bush Street Trust Subordinate Companion Loan REMIC Distribution Account pursuant to the PSA.

The PSA will provide that if the trustee determines that a certain expense incurred in connection with the administration of the issuing entity are not allocable to a particular Mortgage Loan or Trust Subordinate Companion Loan, such amounts will be deemed allocated to each Mortgage Loan or the Trust Subordinate Companion Loans on a pro rata basis based on their outstanding principal balances and will be payable from the Collection Account or the related Serviced Whole Loan Custodial Account, as applicable.

The “Collection Period” for each Distribution Date and any Mortgage Loan or Whole Loan will be the period commencing on the day immediately following the Due Date for such Mortgage Loan or Whole Loan in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan or Whole Loan had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan or Whole Loan occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to Mortgage Loans or Whole Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan or Whole Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

“Periodic Payment” means, with respect to any Mortgage Loan or the related Companion Loan, the scheduled monthly payment of principal and/or interest (other than any Excess Interest) on such Mortgage Loan or Companion Loan, including any balloon payment, which is payable by a borrower from time to time under the related Mortgage Note and applicable law, without regard to any acceleration of principal of such Mortgage Loan or Companion Loan by reason of a default.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Pooled Certificates, Class R certificates and Trust Components have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Pooled Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)   prior to the Cross-Over Date,

(a)       to the Class A-AB certificates, in an amount equal of the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-AB certificates is reduced to the scheduled principal balance set forth on Annex E to this prospectus with respect to the Class A-AB certificates (the “Class A-AB Scheduled Principal Balance”) for such Distribution Date;

(b) to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after the distributions specified in clause (a) above) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)       to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after the distributions specified in clauses (a) and (b) above) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)       to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after the distributions specified in clauses (a), (b) and (c) above) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)       to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after the distributions specified in clauses (a), (b), (c) and (d) above) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero; and

(f)        to the Class A-AB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after the distributions specified in clauses (a), (b), (c), (d) and (e) above) for such Distribution Date, until the Certificate Balance of the Class A-AB certificates, without regard to the Class A-AB Scheduled Principal Balance, is reduced to zero.

(ii)  on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata (based upon their respective Certificate Balance), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Pooled Realized Losses previously allocated to each such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class;

Fourth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S certificates, in respect of interest, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, and to the Class PEZ certificates, in respect of interest, up to an amount equal to the Class A-S-PEZ Percentage

Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Class A-S Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ certificates, in reduction of their Certificate Balance, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component, until the Certificate Balance of the Class A-S Trust Component is reduced to zero;

Sixth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S certificates, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate of unreimbursed Pooled Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Pooled Realized Loss was allocated to such Trust Component, and to the Class PEZ certificates, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Pooled Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Pooled Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Seventh, to the Class B Trust Component, and, thus, concurrently, to the Class B certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, and to the Class PEZ certificates, in respect of interest, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Eighth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S Trust Component have been reduced to zero, to the Class B Trust Component, and, thus, concurrently, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Class B Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ certificates, in reduction of their Certificate Balance, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class B Trust Component, until the Certificate Balance of the Class B Trust Component is reduced to zero;

Ninth, to the Class B Trust Component and, thus, concurrently, to the Class B certificates, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate of unreimbursed Pooled Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Pooled Realized Loss was allocated to such Trust Component, and to the Class PEZ certificates, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Pooled Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Pooled Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Tenth, to the Class C Trust Component and, thus, concurrently, to the Class C certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, and to the Class PEZ certificates, in respect of interest, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Eleventh, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S and Class B Trust Components have been reduced to zero, to the Class C Trust Component, and, thus, concurrently, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Class C Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ certificates, in reduction of their Certificate Balance, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class C Trust Component, until the Certificate Balance of the Class C Trust Component is reduced to zero;

Twelfth, to the Class C Trust Component and, thus, concurrently, to the Class C certificates, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate of unreimbursed Pooled Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Pooled Realized Loss was allocated to such Trust Component, and to the Class PEZ certificates, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Pooled Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Pooled Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Thirteenth, to the Class D and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts of those classes;

Fourteenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S, Class B and Class C Trust Components have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and the Class A-S, Class B and Class C Trust Components have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Eighteenth, to the Class E certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class D and Class E certificates and the Class A-S, Class B and Class C Trust Components have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-first, to the Class F certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class D, Class E and Class F certificates and the Class A-S, Class B and Class C Trust Components have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-fourth, to the Class G certificates, up to an amount equal to the aggregate of unreimbursed Pooled Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class; and

Twenty-fifth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of all the Subordinate Certificates are (or are expected to be) reduced to zero as a result of the allocation of Pooled Realized Losses to those certificates.

Reimbursement of previously allocated Pooled Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates or any Trust Component (other than the Class S certificates, the Class R certificates and the Loan-Specific Certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates is a per annum rate equal to 1.731%.

The Pass-Through Rate on the Class A-2 certificates is a per annum rate equal to 2.905%.

The Pass-Through Rate on the Class A-3 certificates is a per annum rate equal to 3.178%.

The Pass-Through Rate on the Class A-4 certificates is a per annum rate equal to the lesser of 3.442% and the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class A-AB certificates is a per annum rate equal to the lesser of 3.278% and the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class A-S certificates is a per annum rate equal to the lesser of 3.645% and the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class B certificates is a per annum rate equal to (i) the WAC Rate for the related Distribution Date minus (ii) 0.101%, but, in any case, not less than 0.000%.

The Pass-Through Rate on the Class C certificates is a per annum rate equal to the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class D certificates is a per annum rate equal to the lesser of 3.233% and the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class E certificates is a per annum rate equal to the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class F certificates is a per annum rate equal to the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class G certificates is a per annum rate equal to the WAC Rate for the related Distribution Date.

The Pass-Through Rate for each Class of Class X Certificates (other than the Class X-AMA and Class X-225 Certificates) for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Related Class X Class/Component (or the Pass-Through Rate on the Related Class X Class/Component, if only one) for such Distribution Date, weighted on the basis of their respective Certificate Balances (calculated without giving effect to any exchange and conversion of any Class A-S, Class B and Class C certificates for Class PEZ certificates) immediately prior to that Distribution Date.

The Pass-Through Rates for the Class A-S certificates and the Class A-S Trust Component will, at all times, be the same. The Pass-Through Rates for the Class B certificates and the Class B Trust Component will, at all times, be the same. The Pass-Through Rates for the Class C certificates and the Class C Trust Component will, at all times, be the same.

The Class PEZ certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C Trust Components represented by the Class PEZ certificates.

The Pass-Through Rates for the Class AMA-A, Class AMA-B, Class AMA-C and Class AMA-D certificates for any Distribution Date will, in the case of each such Class, be a per annum rate equal to a fixed rate.

The Pass-Through Rate for the Class X-AMA certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the Net Mortgage Rates on the AMA Plaza Components (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), weighted on the basis of their respective outstanding principal balances as of their respective Due Dates in the month preceding the month in which that Distribution Date occurs, over (b) the weighted average of the Pass-Through Rates of the Class AMA-A, Class AMA-B, Class AMA-C and Class AMA-D Certificates for that Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rates for the Class 225-A, Class 225-B, Class 225-C, Class 225-D and Class 225-E certificates for any Distribution Date will, in the case of each such Class, be a per annum rate equal to a fixed rate.

The Pass-Through Rate for the Class X-225 certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the Net Mortgage Rates on the 225 Bush Street Components (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), weighted on the basis of their respective outstanding principal balances as of their respective Due Dates in the month preceding the month in which that Distribution Date occurs, over (b) the weighted average of the Pass-Through Rates of the Class 225-A, Class 225-B, Class 225-C, Class 225-D and Class 225-E Certificates for that Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of their respective Stated Principal Balances immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan), REO Loan (including any portion of an REO Loan related to the Trust Subordinate Companion Loan or its Components, but excluding the portion of the REO Loan related to any other Companion Loan) and Component is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan or Component will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan or Component, whether agreed to by the master servicer, the applicable special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans and the Components that accrue interest on an Actual/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates (and Trust Components), the Net Mortgage Rate of any Mortgage Loan or Component for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan or Component on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan or Component during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan or Trust Subordinate Companion Loan (or its Components) had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan), REO Loan, Companion Loan, Serviced Whole Loan, AMA Plaza Component or 225 Bush Street Component, is the annual rate at which interest accrues on such Mortgage Loan, REO Loan, Companion Loan, Serviced Whole Loan, AMA Plaza Component or 225 Bush Street Component during such period (in the absence of interest), as stated in the related Mortgage Note, promissory note or componentization notice evidencing such Mortgage Loan (including any Non-Serviced Mortgage Loan), REO Loan,

Companion Loan, AMA Plaza Component or 225 Bush Street Component without giving effect to any default rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates and any Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates and any Trust Component is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates and any Trust Component is the sum of (a) the portion of the Interest Distribution Amount for such class or Trust

Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) in the case of Principal Balance Certificates and Trust Components, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class or Trust Component for the current Distribution Date and (ii) in the case of the Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate (or, in the case of the Class X-225 and the Class X-AMA certificates, the Net Mortgage Rate for the related Trust Subordinate Companion Loan) for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts (which, for the avoidance of doubt, will not include the Trust Subordinate Companion Loans):

(a)   the Principal Shortfall for that Distribution Date,

(b)   the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)   the Unscheduled Principal Distribution Amount for that Distribution Date;

provided, that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)   Nonrecoverable Advances (including any property protection advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)   Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan, provided, that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan and Trust Subordinate Companion Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan or Trust Subordinate Companion Loan, the unpaid principal balance of such Mortgage Loan or Trust Subordinate Companion Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by the amount of principal payments received on such Mortgage Loan or Trust Subordinate Companion Loan or advanced for such Distribution Date. With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of Mortgage Loans”. If any Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan is paid in full or the Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to any Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, either special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or either special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Property Protection Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

With respect to an AB Whole Loan (other than the Trust Subordinate Companion Loans only), no amounts relating to the related REO Property or REO Loan allocable to a Subordinate Companion Loan will be available for amounts due to the holders of the Certificates, other than indirectly in the limited circumstances related to reimbursement of Property Protection Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to an AB Whole Loan incurred with respect to an AB Whole Loan in accordance with the PSA. Amounts relating to the REO Property or REO Loan in respect of the AMA Plaza Trust Subordinate Companion Loan will only be available to holders of the AMA Plaza

Loan-Specific Certificates. Amounts relating to the REO Property or REO Loan in respect of the 225 Bush Street Trust Subordinate Companion Loan will only be available to holders of the 225 Bush Street Loan-Specific Certificates.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to the ARD Loan on or prior to the related Determination Date to the holders of the Class S certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Co-Lender Agreement), all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder of any related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through and including the end of the applicable Mortgage Loan interest accrual period in which such collections are received by or on behalf of the issuing entity, over (ii) the sum of (a) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates) and (b) Accrued AB Loan Interest;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of the ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner permitted by such REMIC provisions.

“Accrued AB Loan Interest” means, with respect to any AB Modified Loan and any date of determination, accrued and unpaid interest that remains unpaid with respect to the junior note(s) of such AB Modified Loan.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of any related Companion Loan(s), as applicable, pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through and including the end of the applicable Mortgage Loan interest accrual period in which such collections are received by or on behalf of the issuing entity, over (ii) the sum of (a) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” above on earlier dates) and (b) Accrued AB Loan Interest;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” above on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected as of the related Determination Date are required to be distributed to the holders of the classes of Certificates as described below.

On each Distribution Date, each yield maintenance charge collected on the Mortgage Loans during the one-month period ending on the related Determination Date is required to be distributed as follows: (a) pro rata, between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class X-A certificates and the Class A-S Trust Component (and correspondingly the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component) and (ii) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B certificates, the Class B Trust Component (and correspondingly the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B Trust Component), the Class C Trust Component (and correspondingly the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C Trust Component) and the Class D certificates, based upon the aggregate amount of principal distributed to the classes of Pooled Principal Balance Certificates (exclusive of the Exchangeable Certificates) and/or Trust Component(s) (and, therefore, the applicable classes of Exchangeable Certificates) in each YM Group on such Distribution Date; and (b) as among the respective classes of Pooled Principal Balance Certificates (exclusive of the Exchangeable Certificates) and Trust Component(s) (and, therefore, the applicable classes of Exchangeable Certificates) in each YM Group in the following manner: (i) each Class of Pooled Principal Balance Certificates (exclusive of the Exchangeable Certificates) and each Trust Component (and, therefore, the applicable classes of Exchangeable Certificates) in such YM Group will be entitled to receive on each Distribution Date the portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of Pooled Principal Balance Certificates or Trust Component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Pooled Principal Balance Certificates (exclusive of the Exchangeable Certificates) and Trust Components (and, therefore, the applicable classes of Exchangeable Certificates) in such YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates or Trust Component, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (ii) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable Class(es) of Pooled Principal Balance Certificates and/or Trust Component(s), will be distributed to the Class of Class X Certificates in such YM Group. If there is more than one Class of Pooled Principal Balance Certificates (exclusive of the Exchangeable Certificates) and/or Trust Component (and, therefore, the applicable classes of Exchangeable Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes and/or Trust Components, the aggregate amount of such yield maintenance charges will be allocated among all such classes of Pooled Principal Balance Certificates (exclusive of the Exchangeable Certificates) and/or Trust Components (and, therefore, the applicable classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

Any yield maintenance charges payable in respect of the AMA Plaza Trust Subordinate Companion Loan will be distributed to the AMA Plaza Loan-Specific Certificates, and any yield maintenance charges payable in respect of the 225 Bush Street Trust Subordinate Companion Loan will be distributed to the 225 Bush Street Loan-Specific Certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates or any Trust Component is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such class of certificates or Trust Component exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided that if such discount rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge and a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-D, Class E, Class F, Class G, Class S or Class R certificates. Instead, after the Notional Amounts of the Class X-A and Class X-B certificates, and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and the Trust Components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X-B certificates.

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	October 2021
Class A-2	November 2021
Class A-3	September 2026
Class A-4	November 2026
Class A-AB	March 2026
Class X-A	November 2026
Class X-B	November 2026
Class A-S	November 2026
Class B	November 2026
Class PEZ	November 2026
Class C	November 2026

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPY prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” (a) for each class of Offered Certificates will be the Distribution Date in November 2049, (b) for each class of AMA Plaza Loan-Specific Certificates will be the Distribution Date in October 2031 and (c) for each class of 225 Bush Street Loan-Specific Certificates will be the Distribution Date in November 2029. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Co-Lender Agreement) in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to each AB Whole Loan will generally be allocated first, to the related Subordinate Companion Loans in accordance with the related Co-Lender Agreement and then, pro rata to the related Mortgage Loan and any related Pari Passu Companion Loan. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than any non-serviced mortgage loan) and any related Serviced Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan and is required to be made to the holder of such Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan and the Trust Subordinate Companion Loan, equal to the lesser of:

(i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan and any Trust Subordinate Companion Loan (in each case other than a Specially Serviced Loan or if the applicable special servicer allowed a prepayment on such Mortgage Loan, Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)    the aggregate of (A) a portion of the master servicer’s Servicing Fees to be paid under the PSA for the related Distribution Date calculated at a rate of 0.0025% per annum on each Mortgage Loan (other than any Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan), (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Whole Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loan (other than any Non-Serviced Mortgage Loan)(and, so long as a Whole Loan is serviced under the PSA, any related Serviced Whole Loan), as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the applicable special servicer or, so long as no Control Termination Event has occurred and is continuing, and only with respect to the Mortgage Loans other than an Excluded Loan, the Directing Holder or (z) in connection with the payment of any insurance proceeds or condemnation awards, unless the master servicer did not apply the proceeds thereof in accordance with the terms of the related loan documents and such failure causes the shortfall), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

With respect to the Trust Subordinate Companion Loans, the master servicer will be required to make Compensating Interest Payments in an amount calculated in the same manner described above applicable to the Mortgage Loans and the related Serviced Whole Loan.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated among the related Mortgage Loan, the related Serviced Pari Passu Companion Loan and the related Subordinate Companion Loan in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the applicable master servicer under the related other pooling and servicing agreement.

The aggregate of any Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will be allocated on such Distribution Date among each class of Regular Certificates (other than the Loan-Specific Certificates) and the Trust Components, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date. The aggregate of any Excess Prepayment Interest Shortfall allocated to any Trust Subordinate Companion Loan for any Distribution Date will be allocated on such Distribution Date to the related Loan-Specific Certificates, pro rata, in accordance with each Class’s accrued interest. Prepayment Interest Excess in respect of any Trust Subordinate Companion Loan will be paid to the master servicer as additional servicing compensation.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, (i) with respect to the Mortgage Loans, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Pooled Available Funds for such Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for such Distribution Date and the portion of the compensating interest payments allocable to any Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer, (ii) with respect to the AMA Plaza Trust Subordinate Companion Loan, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the AMA Plaza Trust Subordinate Companion Loan to be included in the AMA Plaza Trust Subordinate Companion Loan Available Funds for such Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for such Distribution Date, and (iii) with respect to the 225 Bush Street Trust Subordinate Companion Loan, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the 225 Bush Street Trust Subordinate Companion Loan to be included in the 225 Bush Street Trust Subordinate Companion Loan Available Funds for such Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for such Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class X-D, Class E, Class F and Class G certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest in the Class A-S Trust Component, the Class A-S and Class PEZ certificates) will likewise be protected by the subordination of the Class B and Class C Trust Components and the Class D, Class X-D, Class E, Class F and Class G certificates. The Class B Trust Component (and, correspondingly, to the extent evidencing an interest in the Class B Trust Component, the Class B and Class PEZ certificates) will likewise be protected by the subordination of the Class C Trust Component and the Class D, Class X-D, Class E, Class F and Class G certificates. The Class C Trust Component (and, correspondingly, to the extent evidencing an interest in the Class C Trust Component, the Class C and Class PEZ certificates) will likewise be protected by the subordination of the Class D, Class X-D, Class E, Class F and Class G certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Pooled Certificates and the Trust Components to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates or Trust Components subordinate to that class or Trust Component (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates or Trust Components that are subordinate to more senior classes or Trust Components, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates or related Trust Components.

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-AB certificates, until their Certificate Balance has been reduced to the Class A-AB Scheduled Principal Balance for the related Distribution Date, and second, to the Class A-1 certificates until their Certificate Balance has been reduced to zero, and third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, and fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, and fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, and sixth, to the Class A-AB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates that are still outstanding, pro rata, without regard to the Class A-AB Scheduled Principal Balance, until their Certificate Balances have been reduced to zero. See
“—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest in the Class A-S Trust Component, the Class A-S and Class PEZ certificates), the Class B Trust Component (and, correspondingly, to the extent evidencing an interest in the Class B Trust Component, the Class B and Class PEZ certificates), the Class C Trust Component (and, correspondingly, to the extent evidencing an interest in the Class C Trust Component, the Class C and Class PEZ certificates), the Class D certificates, the Class E certificates, the Class F certificates and the Class G certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate (X) with respect to the Mortgage Loans, the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicers or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Pooled Principal Balance Certificates and Trust Components after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Pooled Realized Loss”), (Y) with respect to the AMA Plaza Trust Subordinate Companion Loan, the amount, if any, by which (i) the Stated Principal Balance of such Trust Subordinate Companion Loan (including the assumed Stated Principal Balance if such Trust Subordinate Companion Loan has become an REO Loan) expected to be outstanding immediately following such Distribution Date is less than (ii) the aggregate Certificate Balance of the AMA Plaza Loan-Specific Certificates (other than the Class X-AMA certificates) after giving effect to distributions of principal on that Distribution Date (any such deficit with respect to such Loan-Specific Certificates, a

“AMA Plaza Trust Subordinate Companion Loan Realized Loss”), and (Z) with respect to the 225 Bush Street Trust Subordinate Companion Loan, the amount, if any, by which (i) the Stated Principal Balance of such Trust Subordinate Companion Loan (including the assumed Stated Principal Balance if such Trust Subordinate Companion Loan has become an REO Loan) expected to be outstanding immediately following such Distribution Date is less than (ii) the aggregate Certificate Balance of the 225 Bush Street Loan-Specific Certificates (other than the Class X-225 certificates) after giving effect to distributions of principal on that Distribution Date (any such deficit with respect to such Loan-Specific Certificates, a “225 Bush Street Trust Subordinate Companion Loan Realized Loss”). The Pooled Realized Losses, AMA Plaza Trust Subordinate Companion Loan Realized Losses and 225 Bush Street Trust Subordinate Companion Loan Realized Losses are referred to in this prospectus as “Realized Losses”.

The certificate administrator will be required to allocate any Pooled Realized Losses among the respective classes of Pooled Principal Balance Certificates and the Trust Components in the following order, until the Certificate Balance of each such class or Trust Component is reduced to zero:

first, to the Class G certificates;

second, to the Class F certificates;

third, to the Class E certificates;

fourth, to the Class D certificates;

fifth, to the Class C Trust Component (and correspondingly, to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C Trust Component);

sixth, to the Class B Trust Component (and correspondingly, to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B Trust Component);

seventh, to the Class A-S Trust Component (and correspondingly, to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component).

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates and Trust Components to zero, the certificate administrator will be required to allocate Pooled Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

The certificate administrator will be required to allocate any AMA Plaza Trust Subordinate Companion Loan Realized Losses among the respective classes of the related Loan-Specific Certificates (other than the Class X-AMA Certificates): first, to the Class AMA-D Certificates, then, to the Class AMA-C Certificates, then, to the Class AMA-B Certificates, and then, to the Class AMA-A Certificates, in each case until the Certificate Balance of each such class is reduced to zero.

The certificate administrator will be required to allocate any 225 Bush Street Trust Subordinate Companion Loan Realized Losses among the respective classes of the related Loan-Specific Certificates (other than the Class X-225 Certificates): first, to the Class 225-E Certificates, then, to the Class 225-D Certificates, then, to the Class 225-C Certificates, then, to the Class 225-B Certificates, and then, to the Class 225-A Certificates, in each case until the Certificate Balance of each such class is reduced to zero.

Realized Losses will not be allocated to the Class S or Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if any Related Class X Class/Component is reduced by such Realized Losses. Pooled Realized Losses will not be allocated to the Loan-Specific Certificates. Neither AMA Plaza Trust Subordinate Companion Loan Realized Losses nor 225 Bush Street Trust Subordinate Companion Loan Realized Losses will be allocated to the Pooled Certificates.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans or Trust Subordinate Companion Loans, including as a result of defaults and delinquencies on the related Mortgage Loans or the Trust Subordinate Companion Loans, Nonrecoverable Advances made in respect of the Mortgage Loans or Trust Subordinate Companion Loans, the payment to the special servicers of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan or Trust Subordinate Companion Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee”, “—The Certificate Administrator” or “—The Operating Advisor and Asset Representations Reviewer”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Regular Certificates or Trust Component will be considered outstanding until its Certificate Balance or Notional Amount, as applicable, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Pooled Realized Losses are required thereafter to be made to a class of Pooled Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement based in part on the information delivered to it by the master servicer in the form of Annex B (the “Distribution Date Statement”) and providing all information required under Regulation AB relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total debt service coverage ratio calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing information as to (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or either special servicer, as applicable, substantially in the form provided in the PSA, in the case of the Distribution Date Statement (which form is subject to change) and as required under the PSA in the case of the CREFC® Reports, and including substantially the following information:

(1)   a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex A-2, calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the master servicer and by the master servicer to the certificate administrator, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex B;

(2)   a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)   a CREFC® historical loan modification and corrected loan report;

(4)   a CREFC® advance recovery report;

(5)   a CREFC® total loan report;

(6)   a CREFC® operating statement analysis report;

(7)   a CREFC® comparative financial status report;

(8)   a CREFC® net operating income adjustment worksheet;

(9)   a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file; and

(15)   a CREFC® loan periodic update file.

The master servicer or the applicable special servicer, as applicable, may omit any information from these reports that the master servicer or the applicable special servicer regards as confidential, so long as such information is not required to be disclosed pursuant to Item 1125 of Regulation AB. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the applicable special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under a Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means, as required under the PSA:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file; and

●	a CREFC® loan periodic update file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or applicable special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

●	Within 30 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending March 31, 2017, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan is on the CREFC® servicer watch list). The master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

●	Within 30 days after receipt by the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls commencing for the calendar year ending December 31, 2017, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (8) above. Such special servicer or the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners. See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record”.

The holders of the Loan-Specific Certificates will be entitled to obtain access to reports and other information in a manner substantially similar to the procedures described above.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan seller, the master servicer, the special servicers, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or either special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any person (including the Directing Holder and the Controlling Class Representative) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the applicable special servicer) be entitled to receive (i) if such party is the Directing Holder, any Controlling Class Certificateholder or any Trust Subordinate Companion Loan Controlling Class Certificateholder, any

Excluded Information via the certificate administrator’s website (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)), and (ii) if such party is not the Directing Holder, any Controlling Class Certificateholder or any Trust Subordinate Companion Loan Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, however, that, if the applicable special servicer obtains knowledge that it is a Borrower Party, the applicable special servicer will nevertheless be a Privileged Person; provided, further, however, that the applicable special servicer may not directly or indirectly provide any information related to any Excluded Special Servicer Loan (which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan) to the related Borrower Party, any of the applicable special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the applicable special servicer, as the case may be. Notwithstanding any provision to the contrary in this prospectus, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the applicable special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a manager of a Mortgaged Property, a Restricted Mezzanine Holder or a Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a manager of a Mortgaged Property or a Restricted Mezzanine Holder, (a) any other person controlling or controlled by or under common control with such borrower, manager or Restricted Mezzanine Holder, as applicable, or (b) any other person owning, directly or indirectly, twenty-five percent (25%) or more of the beneficial interests in such borrower, manager or Restricted Mezzanine Holder, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Controlling Class Representative or any Controlling Class Certificateholder (or, with respect to the AMA Plaza whole loan and the 225 Bush Street whole loan prior to the continuation of a related Trust Subordinate Companion Loan Control Termination Event, the related Trust Subordinate Companion Loan Controlling Class Representative or any Trust Subordinate Companion Loan Controlling Class Certificateholder) is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than any such information with respect to such Excluded Controlling Class Loan that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® Special Servicer Loan File for the related Excluded Controlling Class Loan).

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which the Controlling Class Representative or the holder of the majority of the Controlling Class (by Certificate Balance) (or, with respect to the AMA Plaza Whole Loan prior to the continuation of an AMA Trust Subordinate Companion Loan Control Termination Event, the AMA Plaza Trust Subordinate Companion Loan Controlling Class Representative or the holder of the majority of the related Trust Subordinate Companion Loan Controlling Class certificates (by Certificate Balance) or, with respect to the 225 Bush Street Whole Loan prior to the continuation of a 225 Bush Street Trust Subordinate Companion Loan Control Termination Event, the 225 Bush Street Trust Subordinate Companion Loan Controlling Class Representative or the holder of the majority of the related Trust Subordinate Companion Loan Controlling Class certificates (by Certificate Balance)) is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Holder (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor or manager of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Holder, a Controlling Class Certificateholder or a Trust Subordinate Companion Loan Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Holder, a Controlling Class Certificateholder or a Trust Subordinate Companion Loan Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain, upon request in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the applicable special servicer, as the case may be, and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

“Restricted Mezzanine Holder” means a holder of a related mezzanine loan that has been accelerated or as to which the mezzanine lender has initiated foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan.

“Trust Subordinate Companion Loan Control Termination Event” means, with respect to the AMA Plaza Whole Loan, the AMA Plaza Trust Subordinate Companion Loan Control Termination Event and, with respect to the 225 Bush Street Whole Loan, the 225 Bush Street Trust Subordinate Companion Loan Control Termination Event.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, the mortgage loan seller, a mortgagor, a Borrower Party or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will not be deemed to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special

Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicers (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, the mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to such Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or applicable special servicer, the master servicer and such special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the applicable special servicer’s, the master servicer’s or the mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicers, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicers, the trustee or the certificate administrator, as applicable.

An “AMA Plaza Loan-Specific Certificateholder” is a Certificateholder of an AMA Plaza Loan-Specific Certificate.

A “225 Bush Street Loan-Specific Certificateholder” is a Certificateholder of a 225 Bush Street Loan-Specific Certificate.

A “Pooled Certificateholder” is a Certificateholder of a Pooled Certificate.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the applicable special servicer, as applicable, is required to provide to the holders of any Companion Loan (or their designee including any master servicer or any special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Co-Lender Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor (which may be in the form of a standing order) to certain market data providers, such as Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, CMBS.com, Inc., BlackRock Financial Management, Inc., Markit Group Limited and Thomson Reuters, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that is a Privileged Person identified to the master servicer’s reasonable satisfaction, the master servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer; provided, that in connection with such request, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder or a Certificate Owner and a Privileged Person, will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPA and the SEC EDGAR filings referred to below:

●	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPA and any amendments and exhibits to those agreements;

○	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator);

○	the annual reports prepared by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by the applicable special servicer;

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan or Whole Loan;

○	notice of final payment on the certificates;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or any special servicer;

○	any notice of resignation or termination of the master servicer or any special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred;

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any Attestation Reports delivered to the certificate administrator;

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

○	the “Investor Q&A Forum”; and

○	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”;

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan.

Notwithstanding the foregoing, if the Controlling Class Representative, any Controlling Class Certificateholder, any Trust Subordinate Companion Loan Controlling Class Representative or any Trust Subordinate Companion Loan Controlling Class Certificateholder, as applicable, is a Borrower Party with respect to any related Excluded Controlling Class Loan (such party, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Holder, any Controlling Class Certificateholder or any Trust Subordinate Companion Loan Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Holder, any Controlling Class Certificateholder or any Trust Subordinate Companion Loan Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Holder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Holder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with terms of the PSA and the master servicer and the applicable special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan seller, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator.

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or either special servicer relating to servicing reports, the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), the Trust Subordinate Companion Loan or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by either special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicers or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Holder as part of its responses to any inquiries. In the case of an inquiry relating to any Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided, that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided, that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer and the special servicers, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer and the special servicers will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Holder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicers, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)   1% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)   99% in the case of the Principal Balance Certificates, allocated among the holders of the respective Classes of Principal Balance Certificates in proportion to the Certificate Balances of their certificates (and solely in connection with certain votes relating to the replacement of a special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the Principal Balance Certificates).

At all times during the term of the PSA, the voting rights for the Pooled Certificates (the “Pooled Voting Rights”) will be allocated among the respective classes of Pooled Certificateholders as follows:

(1)   1% in the case of the Class X-A, Class X-B and Class X-D certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)   99% in the case of the Pooled Principal Balance Certificates, allocated among the holders of the respective Classes of Pooled Principal Balance Certificates in proportion to the Certificate Balances of their certificates (and solely in connection with certain votes relating to the replacement of a special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the Pooled Principal Balance Certificates).

For purposes of such allocations, the Class A-S certificates and the Class PEZ Component A-S of the Class PEZ certificates will be considered as if they together constitute a single “class”, the Class B certificates and the Class PEZ Component B of the Class PEZ certificates will be considered as if they together constitute a single “class”, and the Class C certificates and the Class PEZ Component C of the Class PEZ certificates will be considered as if they together constitute a single “class”. Voting Rights will be allocated to the Class PEZ certificates only with respect to each Trust Component that is part of a class of certificates determined as described in the preceding sentence.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicers or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicers or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Administration Group – GSMS 2016-GS4
with a copy to: trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreement

General

On the Closing Date, the depositor will acquire the Mortgage Loans and the Trust Subordinate Companion Loans from the mortgage loan seller pursuant to a mortgage loan purchase agreement (the “MLPA”), between the mortgage loan seller and the depositor.

Under the MLPA, the depositor will require the mortgage loan seller to deliver (or cause to be delivered) to the certificate administrator, in its capacity as custodian, among other things, the following documents (except that the documents with respect to any Non-Serviced Whole Loan (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan and Trust Subordinate Companion Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”); provided that, for the avoidance of doubt, references to the Mortgage File for the Trust Subordinate Companion Loans will refer to the Mortgage File for the AMA Plaza mortgage loan or the 225 Bush Street mortgage loan, as applicable, and the Mortgage Note(s) evidencing such Trust Subordinate Companion Loan:

(i)          the original executed Mortgage Note for such Mortgage Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of the trustee for the benefit of the registered Certificateholders or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is not the mortgage loan seller) (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note), and in the case of a Serviced Whole Loan, a copy of the executed Mortgage Note for any related Companion Loan;

(ii)       an original or copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iii)       an original or copy of any related assignment of leases (if such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iv)       an original executed assignment, in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related assignment of leases (if such item is a document separate from the Mortgage), in favor of the trustee, for the benefit of the registered Certificateholders and the holder of any related Companion Loan, as their interests may appear or a copy of such assignment (if the mortgage loan seller or its designee, rather than the trustee or certificate administrator, is responsible for the recording thereof);

(v)       an original or copy of the assignment of all unrecorded documents relating to the Mortgage Loan, in favor of the trustee, for the benefit of the registered holders of the certificates and the holder of any related Companion Loan, as their interests may appear;

(vi)       originals or copies of final written modification, consolidation, assumption, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage Note for such Mortgage Loan (or, if applicable, any Mortgage Note of a Whole Loan) or the related Mortgage have been modified or the Mortgage Loan has been assumed or consolidated, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(vii)       the original (which may be in the form of an electronically issued title policy) or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan or the related Serviced Whole Loan (or, if such policy has not been issued, a “marked up” pro forma title policy marked as binding and countersigned by the title insurer or its authorized agent, or an irrevocable, binding commitment to issue such title insurance policy);

(viii)      an original or copy of the related ground lease relating to such Mortgage Loan (or the related Serviced Whole Loan, if applicable), if any, and any ground lessor estoppel;

(ix)       an original or copy of the related Mortgage Loan agreement, if any;

(x)       an original of any guaranty under such Mortgage Loan or the related Whole Loan, if any;

(xi)      an original or copy of the environmental indemnity from the related mortgagor, if any;

(xii)     an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof;

(xiii)     an original assignment of the related security agreement (if such item is a document separate from the Mortgage and if such item is not included in the assignment described in clause (v)), in favor of the trustee for the benefit of the Certificateholders and the holder of the related Companion Loan, as their interests may appear;

(xiv)     any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan or the related Whole Loan or in favor of any assignee prior to the trustee, and an original UCC-3 assignment thereof, in form suitable for filing, in favor of the trustee (or, in each case, a copy thereof, certified to be the copy of such assignment submitted or to be submitted for filing);

(xv)      an original or copy of the lock box agreement or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvi)     in the case of any Mortgage Loan or the related Whole Loan as to which there exists a related mezzanine loan, an original or a copy of any related mezzanine intercreditor agreement;

(xvii)    an original or copy of any related environmental insurance policy or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xviii)   a copy of any letter of credit relating to such Mortgage Loan or the related Whole Loan and any related assignment thereof (with the original to be delivered to the master servicer);

(xix)    copies of any franchise agreement, property management agreement or hotel management agreement and related comfort letters (together with (i) copies of any notices of transfer that are necessary to transfer or assign to the issuing entity or the trustee the benefits of such comfort letter or (ii) if the related comfort letter contemplates that a request be made of the related franchisor to issue a replacement comfort letter for the benefit of the issuing entity or trustee, a copy of the notice requesting the issuance of such replacement comfort letter (the copy of such notice is required to be delivered by the mortgage loan seller to the custodian for inclusion in the Mortgage File within the time period set forth in the PSA and/or estoppel letters relating to such Mortgage Loan or the related Serviced Whole Loan and any related assignment thereof)); and

(xx)     in the case of a Whole Loan, an original or a copy of the related Co-Lender Agreement;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

In addition, the mortgage loan seller will be required to deliver or cause to be delivered an electronic copy of the Diligence File for each Mortgage Loan within 60 days after the Closing Date to the depositor and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan, if applicable, generally the following documents in electronic format:

(a)   A copy of each of the following documents:

(i)          (A) for each Mortgage Loan, the Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the mortgage loan seller or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage is part of a Serviced Whole Loan, the executed promissory note for each related Serviced Companion Loan;

(ii)        the Mortgage, together with any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the mortgage loan seller);

(iii)       any related assignment of leases (if such item is a document separate from the Mortgage) and any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the mortgage loan seller);

(iv)         final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(v)        the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)        the related ground lease, if any, and any ground lessor estoppel;

(vii)     the related loan agreement, if any;

(viii)    the guaranty under such Mortgage Loan (or Serviced Whole Loan, if applicable), if any;

(ix)      the related lockbox agreement or cash management agreement, if any;

(x)       the environmental indemnity from the related borrower, if any;

(xi)      the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xii)     in the case of a Mortgage Loan that is a part of a Whole Loan, the related Co-Lender Agreement;

(xiii)    any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or in favor of any assignee prior to the trustee and UCC-3 assignment financing statements in favor of the trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the mortgage loan seller;

(xiv)    any mezzanine loan intercreditor agreement;

(xv)     any related environmental insurance policy;

(xvi)    any related letter of credit and any related assignment thereof; and

(xvii)   any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof.

(b)   a copy of any engineering reports or property condition reports;

(c)   other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)   for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)   a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)    a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)   a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)   for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)     a copy of the mortgage loan seller’s asset summary;

(j)     a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)    a copy of all zoning reports;

(l)     a copy of financial statements of the related mortgagor;

(m)  a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)   a copy of all UCC searches;

(o)   a copy of all litigation searches;

(p)   a copy of all bankruptcy searches;

(q)   a copy of origination settlement statement;

(r)    a copy of insurance summary report;

(s)   a copy of organizational documents of the related mortgagor and any guarantor;

(t)    a copy of escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)   the original or a copy of all related environmental reports that were received by the mortgage loan seller;

(v)   unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)   unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the mortgage loan seller received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of the Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the mortgage loan seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that the mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on a Mortgage Loan; provided that such documents or information are clearly labeled and identified.

The MLPA will contain certain representations and warranties of the mortgage loan seller with respect to each Mortgage Loan and Trust Subordinate Companion Loan sold by the mortgage loan seller. Those representations and warranties with respect to the Mortgage Loans (but not the Trust Subordinate Companion Loans) are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) discovers or receives notice alleging that any of the documents required to be included in the Mortgage File for any Mortgage Loan or Trust Subordinate Companion Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan or Trust Subordinate Companion Loan, then such party is required to give notice of such omission, breach or defect to each other party to the PSA and the mortgage loan seller. The master servicer (with respect to a non-Specially Serviced Loan) or applicable special servicer (with respect to a Specially Serviced Loan), as applicable, will be required to determine whether such omission, breach or defect materially and adversely affects the value of the related Mortgage Loan or Trust Subordinate Companion Loan, the value of the related Mortgaged Property or the interests of any

Certificateholders in the Mortgage Loan, Trust Subordinate Companion Loan or Mortgaged Property or causes the Mortgage Loan or the Trust Subordinate Companion Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage (a “Material Defect”). The master servicer or the applicable special servicer may (but will not be obligated to) consult with the master servicer or the applicable special servicer regarding any determination of a Material Defect for a non-Specially Serviced Loan. The Enforcing Servicer will be required to give notice of any such Material Defect to the other parties to the PSA, the mortgage loan seller and (for so long as no Consultation Termination Event is continuing), the Directing Holder.

The mortgage loan seller will be required to, no later than 90 days following:

(x)   the earlier of (i) the mortgage loan seller’s discovery of the Material Defect and (ii) the mortgage loan seller’s receipt of notice of the Material Defect from any party listed above and receipt of a demand to take action with respect to such Material Defect, except in the case of the following clause (y); or

(y)   in the case of such Material Defect relating to a Mortgage Loan or Trust Subordinate Companion Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage, the discovery by any party to the PSA of such Material Defect,

(1)    cure such Material Defect in all material respects, at its own expense,

(2)    repurchase the affected Mortgage Loan, the related Trust Subordinate Companion Loan or REO Loan at the Purchase Price, or

(3)    substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution; provided, that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, the mortgage loan seller may not repurchase a Trust Subordinate Companion Loan without repurchasing the related Mortgage Loan and may not repurchase a Mortgage Loan without repurchasing any related Trust Subordinate Companion Loan; provided, however, that the mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan and the related Trust Subordinate Companion Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the applicable special servicer, the certificate administrator, the trustee and the operating advisor, an officer’s certificate that describes the reasons such Material Defect was not cured within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the mortgage loan seller of its obligation to repurchase the related Mortgage Loan or Trust Subordinate Companion Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a Breach Notice as required by the terms of the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report) and such delay precludes the mortgage loan seller from curing such Material Defect and (iii) such Material Defect did not relate to a Mortgage Loan or Trust Subordinate Companion Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the mortgage loan seller provides an opinion of counsel to the effect that such release would not (A) cause each Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon each Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller, the master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) (in each case, with the consent of the Directing Holder in respect of any Mortgage Loan (or a Trust Subordinate Companion Loan Controlling Class Representative in respect of the related Trust Subordinate Companion Loan) that is not an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. The applicable special servicer will determine the amount of any applicable Loss of Value Payment (with the consent of the Directing Holder in respect of any Mortgage Loan (or a Trust Subordinate Companion Loan Controlling Class Representative in respect of the related Trust Subordinate Companion Loan) that is not an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing) and, in the case of any PSA Party Repurchase Request with respect to non-Specially Serviced Loans prior to the occurrence of a Resolution Failure, will communicate such amount to the master servicer for its enforcement action with the mortgage loan seller. In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the applicable special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the applicable special servicer to the extent set forth in the PSA in order to permit the applicable special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage.

In addition, the MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related seller repurchases the related Non-Serviced Companion Loan from the related Non-Serviced Securitization Trust, such seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Pari Passu Companion Loan contained in the related Non-Serviced Securitization Trust.

With respect to any Mortgage Loan and Trust Subordinate Companion Loan, “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan or the related Trust Subordinate Companion Loan (or related REO Loan (excluding, for such purpose, any related Companion Loan)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan or the related Trust

Subordinate Companion Loan (or any related REO Loan (excluding, for such purpose, any related Companion Loan)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Property Protection Advances (including any Property Protection Advances and advance interest amounts that were reimbursed out of general collections on the Mortgage Loans) (or, in the case of any Non-Serviced Mortgage Loan, the pro rata portion of any comparable amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement), (4) all accrued and unpaid advance interest amounts in respect of related Advances (or, in the case of any Non-Serviced Mortgage Loan, all comparable amounts with respect to P&I Advances related to such Non-Serviced Mortgage Loan and, with respect to outstanding Property Protection Advances, the pro rata portion of any comparable amounts payable with respect thereto pursuant to the related Co-Lender Agreement), (5) any unpaid Special Servicing Fees and any other unpaid additional trust fund expenses outstanding or previously incurred in respect of the related Mortgage Loan or Trust Subordinate Companion Loan (or, in the case of any Non-Serviced Mortgage Loan, the pro rata portion of any comparable amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement), and if such Mortgage Loan or Trust Subordinate Companion Loan is being purchased by a mortgage loan seller pursuant to the MLPA, all expenses incurred or to be incurred by the master servicer, the special servicers, the asset representations reviewer, the depositor, the certificate administrator and the trustee in respect of the breach or document Defect giving rise to the repurchase or substitution obligation (to the extent not otherwise included in the amount described in clause (3) above), (6) if the mortgage loan seller repurchases or substitutes for such Mortgage Loan, any related Asset Representations Reviewer Asset Review Fee to the extent not previously paid by the mortgage loan seller, and (7) if the mortgage loan seller repurchases or substitutes for such Mortgage Loan more than 90 days following the earlier of the responsible party’s discovery or receipt of notice of the subject material breach or material document defect, as the case may be, a Liquidation Fee.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)   have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)   have a Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)   have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)   accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)   have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)    have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by an appraiser who is an MAI prepared in accordance with the requirements of the FIRREA;

(g)   comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)     have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)     constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the mortgage loan seller’s expense);

(k)    not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l)     have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)  not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the mortgage loan seller);

(n)   have been approved, so long as a Control Termination Event has not occurred and is not continuing and the affected Mortgage Loan is not an Excluded Loan, by the Directing Holder;

(o)   prohibit defeasance within two years of the Closing Date;

(p)   not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC or the issuing entity other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel;

(q)   have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)    be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Holder.

The cure, repurchase and substitution obligations or the obligation to pay the Loss of Value Payment described above will constitute the sole remedy available to the certificateholders in connection with a material breach of any representation or warranty or a material document defect with respect to any Mortgage Loan or the Trust Subordinate Companion Loan. None of the depositor, the underwriters, the master servicer, the special servicers, the trustee, the certificate administrator or any other person will be obligated to repurchase or replace any affected Mortgage Loan or the Trust Subordinate Companion Loan or make a Loss of Value Payment in connection with a breach of any of the representations and warranties or a document defect if the mortgage loan seller defaults on its obligations to do so. We cannot assure you that the mortgage loan seller will have sufficient assets to repurchase or substitute a Mortgage Loan or the Trust Subordinate Companion Loan if required to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loans (including, for the avoidance of doubt, the Trust Subordinate Companion Loans) and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Co-Lender Agreement.

Each Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in any REO Property acquired with respect to any Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Co-Lender Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of any related Serviced Companion Loans but do not include any Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), any related Companion Loans and any related REO Properties. In the case of the Serviced Whole Loans, certain provisions of the related Co-Lender Agreement are described under “Description of the Mortgage Pool—The Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and the related REO Properties and the related Co-Lender Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans and the Trust Subordinate Companion Loans to be included in the issuing entity on or before the Closing Date from the mortgage loan seller pursuant to the MLPA. See “Transaction Parties—The Sponsor and Mortgage Loan Seller” and “Description of the Mortgage Loan Purchase Agreement”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans and the Trust Subordinate Companion Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan seller under the MLPA, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require the mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan and Trust Subordinate Companion Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Holder (so long as no Consultation Termination Event has occurred and other than in respect of an Excluded Loan) and the mortgage loan seller.

In addition, pursuant to the related MLPA, the mortgage loan seller will be required to deliver (or cause to be delivered) an electronic copy of the Diligence Files for each Mortgage Loan within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan seller to the depositor in the MLPA and any rights and remedies that the depositor has against the mortgage loan seller under the MLPA with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreement”.

Servicing Standard

The master servicer and each special servicer will each be required to diligently service and administer the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Co-Lender Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

(1)   the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or such special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and

(2)   the same care, skill, prudence and diligence with which the master servicer or such special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the such special servicer, as the case may be, with a view to; (A) the timely recovery of all payments or principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of any related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of any related Companion Loan constituted a single lender), taking into account the pari passu or subordinate nature of any related Companion Loan) as determined by the master servicer or such special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)   any relationship that the master servicer or the applicable special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsor, the mortgage loan seller, the originators, any party to the PSA or any affiliate of the foregoing;

(B)   the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or the applicable special servicer, as the case may be, or any of their respective affiliates;

(C)   the obligation, if any, of the master servicer to make Advances;

(D)   the right of the master servicer or the applicable special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)   the ownership, servicing or management for others of (i) any Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or applicable special servicer, as the case may be, or any of its affiliates;

(F)   any debt that the master servicer or the applicable special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)  any option to purchase any Mortgage Loan or any related Companion Loan the master servicer or applicable special servicer, as the case may be, or any of their affiliates, may have; and

(H)   any obligation of the master servicer, the applicable special servicer, or one of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or applicable special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of the related borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of any Non-Serviced Mortgage Loan, the master servicer and the applicable special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers provided that the master servicer will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or either special servicer.

Each sub-servicing agreement between the master servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer may assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to or (C) to perform other covenants and obligations set forth in such Sub-Servicing Agreement in accordance with the terms of such Sub-Servicing Agreement. The master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it (other than any sub-servicer retained by it at the request of the mortgage loan seller, which is only removable for cause) at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)   all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loans), the Trust Subordinate Companion Loans and any REO Loan (including any portion of a REO Loan related to any Trust Subordinate Companion Loan, but excluding any portion of an REO Loan related to any other Companion Loan) during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)   in the case of each Mortgage Loan or Trust Subordinate Companion Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (including any portion of a REO Loan related to the Trust Subordinate Companion Loan, but excluding any portion of an REO Loan related to any other Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan), Trust Subordinate Companion Loan or REO Loan (including any portion of a REO loan related to the Trust Subordinate Companion Loan, but excluding any portion of a REO Loan related to any other Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or Trust Subordinate Companion Loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan or Trust Subordinate Companion Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been assessed with respect to any Mortgage Loan (or, in the case of any Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) or Trust Subordinate Companion Loan, then the interest portion of any P&I Advance in respect of that Mortgage Loan or Trust Subordinate Companion Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan or Trust Subordinate Companion Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan or Trust Subordinate Companion Loan, as applicable, immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan or Trust Subordinate Companion Loan, as applicable), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan or Trust Subordinate Companion Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, yield maintenance charges, prepayment premiums or Excess Interest or with respect to any Companion Loan (other than the Trust Subordinate Companion Loan).

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, and are not credit support for the certificates and will not act to guarantee or insure against losses on the mortgage loans or otherwise.

Property Protection Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Property Protection Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Property Protection Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Property Protection Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicers or the trustee will make any Property Protection Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Co-Lender Agreement or the PSA.

The special servicers will have no obligation to make any Property Protection Advances. However, in an urgent or emergency situation requiring the making of a Property Protection Advance, the applicable special servicer may make such Property Protection Advance, and the master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the collection account). Once the applicable special servicer is reimbursed, the master servicer will be deemed to have made such special servicer’s Property Protection Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Property Protection Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Property Protection Advances will be made for any Non-Serviced Whole Loan under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or any related Companion Loan.

The master servicer will also be obligated to make Property Protection Advances with respect to Serviced Whole Loans. With respect to any Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicers or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Property Protection Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Whole Loan, to any master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to any Non-Serviced Mortgage Loan, the related master servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be binding upon the master servicer and the trustee. No special servicer will have any obligation to make an affirmative determination that any P&I Advance or Property Protection Advance is, or would be, recoverable; however, if a special servicer makes any such determination, such determination will not be binding upon the master servicer or the trustee. In the absence of a determination by such special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If either special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Property Protection Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Property Protection Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or Companion

Loan, as applicable, as it may have been modified, (b) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (c) estimated future expenses, (d) estimated timing of recoveries and (e) in the case of a potential P&I Advance with respect to the Trust Subordinate Companion Loan, the subordinate nature of the Trust Subordinate Companion Loan, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain, promptly upon request, from the special servicer at the expense of the issuing entity any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and will be binding upon, the master servicer and the trustee. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to any Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan; provided, however, the master servicer and the trustee may rely on the non-recoverability determination of the other master servicer or other trustee under the related Non-Serviced PSA.. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer or the applicable special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to any related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise); provided, however, the other master servicer and other trustee under the related Non-Serviced PSA may rely on the non-recoverability determination of the master servicer or the trustee.

Recovery of Advances

The master servicer, each special servicer or the trustee, as applicable, will be entitled to recover (a) any Property Protection Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Co-Lender Agreement, a Serviced Whole Loan) or REO Loan as to which such Property Protection Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan, Trust Subordinate Companion Loan or REO Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan (“Related Proceeds”). Each of the master servicer, each special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans in the Mortgage Pool (which excludes the Trust Subordinate Companion Loan) on deposit in the Collection Account (first from principal collections and then from any other collections); provided that Nonrecoverable Advances that are P&I Advances made in respect of the Trust Subordinate Companion Loans (and any interest due on such Advances) may not be reimbursed directly from general collections on the Mortgage Loans in the Mortgage Pool, but can be reimbursed from collections relating to the 225 Bush Street Mortgage Loan or AMA Plaza Mortgage Loan, as applicable. Amounts payable in respect of each Serviced Companion Loan (other than any Trust Subordinate Companion Loan) pursuant to the related Co-Lender Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances that are P&I Advances of principal or interest with respect to the related Mortgage Loan. However, amounts payable in respect of each Serviced Companion Loan will be available, in accordance with the PSA and related Co-Lender Agreement, for the reimbursement of any Property Protection Advances with respect to the related Serviced Whole Loan. Notwithstanding the above, with respect to a Property Protection Advance on a Serviced Whole Loan the master servicer will be entitled to reimbursement first, out of amounts allocable to any Subordinate

Companion Loan(s) (and, in the case of the AMA Plaza Subordinate Companion Loans, first, out of amounts allocable to the Non-Trust Subordinate Companion Loan, and then out of amounts allocable to the related Trust Subordinate Companion Loan (and, in turn, the AMA Plaza Loan-Specific Certificates)), then, from amounts that would have been allocable to the holder of the related Mortgage Loan and any related Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Property Protection Advance is a Nonrecoverable Advance, from general collections on the Mortgage Loans in the Mortgage Pool of the issuing entity; provided that the master servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of any related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Co-Lender Agreement to obtain reimbursement for a pro rata portion of such amount allocable to any related Pari Passu Companion Loans from the holders of such Companion Loans.

Neither the master servicer nor the trustee will be entitled to recover (1) any Nonrecoverable Advance made in respect of a Mortgage Loan (other than the AMA Plaza mortgage loan and the 225 Bush Street mortgage loan in the case of a Nonrecoverable Advance that was a Property Protection Advance) or any interest due on such Advance from any collections on the AMA Plaza whole loan or the 225 Bush Street whole loan allocable to the related Trust Subordinate Companion Loan nor (2) any Nonrecoverable Advance that is a P&I Advance made in respect of such Trust Subordinate Companion Loan or any interest due on such Advance from any collections or amounts allocable to the Mortgage Loans (other than the AMA Plaza mortgage loan or 225 Bush Street mortgage loan, as applicable). With respect to the Trust Subordinate Companion Loans, the master servicer will only be entitled to reimbursement for a P&I Advance from the amounts that would have been allocable to the AMA Plaza mortgage loan or the 225 Bush Street mortgage loan, as applicable, and the related Trust Subordinate Companion Loan.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Holder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans or the Trust Subordinate Companion Loan, as applicable, to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer, each special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan or Trust Subordinate Companion Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Neither the master servicer nor the trustee will be entitled to recover (1) any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan from any collections on the AMA Plaza whole loan or the 225 Bush Street whole loan allocable to the related Trust Subordinate Companion Loan nor (2) and Workout-Delayed Reimbursement Amounts in respect of the Trust Subordinate Companion Loans from any collections on or allocable to the Mortgage Loans. However, if the Workout-Delayed Reimbursement Amount relates to a Property Protection Advance for the AMA Plaza whole loan or the 225 Bush Street whole loan, the master servicer will be entitled to recover such Workout-Delayed Reimbursement Amount from general collections on deposit in the Collection Account for the Mortgage Pool including the Trust Subordinate Companion Loans.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, each special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of property protection advances made in respect of each Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account (and in no event later than the 2nd business day following receipt of properly identified and available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans and the Trust Subordinate Companion Loan (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or Trust Subordinate Companion Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans deposited into the Collection Account will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan and the Trust Subordinate Companion Loan pursuant to the related Co-Lender Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Serviced Whole Loan Custodial Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of each Serviced Whole Loan in the related Serviced Whole Loan Custodial Account. The issuing entity will only be entitled to amounts on deposit in a Serviced Whole Loan Custodial Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan (other than the Trust Subordinate

Companion Loan) or payable or reimbursable to any party to the PSA. Any amounts in a Serviced Whole Loan Custodial Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, on the related Master Servicer Remittance Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans (or a Trust Subordinate Companion Loan REMIC Distribution Account in respect of the related Trust Subordinate Companion Loan), to the extent of funds on deposit in the Collection Account, the Available Funds for such Distribution Date and any yield maintenance charges or prepayment premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account”, an “Upper-Tier REMIC Distribution Account”, an “AMA Plaza Trust Subordinate Companion Loan REMIC Distribution Account”, a “225 Bush Street Trust Subordinate Companion Loan REMIC Distribution Account” and an “Exchangeable Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders (or for the benefit of the holders of the related Class of Loan-Specific Certificates, in the case of a Trust Subordinate Companion Loan REMIC Distribution Account).

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account (other than with respect to a Trust Subordinate Companion Loan), the AMA Plaza Trust Subordinate Companion Loan REMIC Distribution Account or the 225 Bush Street Trust Subordinate Companion Loan REMIC Distribution Account), plus, among other things, any related P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally to (1) in the case of the Upper-Tier REMIC Distribution Account, make distributions of interest and principal from Pooled Available Funds to the holders of the Regular Certificates (other than the Exchangeable Certificates and the Loan-Specific Certificates) and the Trust Components, as described under “Description of the Certificates—Distributions”, (2) to apply amounts on deposit in the AMA Plaza Trust Subordinate Companion Loan REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account with respect to the AMA Plaza Trust Subordinate Companion Loan, less amounts, if any, distributable to the Class R certificates) to make distributions of interest and principal from the AMA Plaza Trust Subordinate Companion Loan Available Funds to the holders of the AMA Plaza Loan-Specific Certificates, and (3) to apply amounts on deposit in the 225 Bush Street Trust Subordinate Companion Loan REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account with respect to the 225 Bush Street Trust Subordinate Companion Loan, less amounts, if any, distributable to the Class R certificates) to make distributions of interest and principal from the 225 Bush Street Trust Subordinate Companion Loan Available Funds to the holders of the 225 Bush Street Loan-Specific Certificates.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans and the Trust Subordinate Companion Loan into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans and the Trust Subordinate Companion Loan that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account, the AMA Plaza Trust Subordinate Companion Loan REMIC Distribution Account or the 225 Bush Street Trust Subordinate Companion Loan REMIC Distribution Account, as applicable.

The certificate administrator is also required to establish and maintain an account (the “Exchangeable Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Exchangeable Certificates.

The certificate administrator is also required to establish and maintain an account (the “AMA Plaza Trust Subordinate Companion Loan REMIC Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the AMA Plaza Loan-Specific Certificates.

The certificate administrator is also required to establish and maintain an account (the “225 Bush Street Trust Subordinate Companion Loan REMIC Distribution Account”, and together with the AMA Plaza Trust Subordinate Companion Loan REMIC Distribution Account, each a “Trust Subordinate Companion Loan REMIC Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the 225 Bush Street Loan-Specific Certificates.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class S certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Co-Lender Agreement), such gains (other than amounts allocable to the Trust Subordinate Companion Loans) will be applied on the applicable Distribution Date as part of Pooled Available Funds to all amounts due and payable on the Regular Certificates (other than the Loan-Specific Certificates) and the Trust Components (including to reimburse for Pooled Realized Losses previously allocated to such certificates and/or Trust Components), and to the extent not so applied, such gains will be held and applied to offset future Pooled Realized Losses, if any (as determined by the applicable special servicer). Any gains allocable to the AMA Plaza Trust Subordinate Companion Loan will be applied on the applicable Distribution Date to reimburse the holders of the AMA Plaza Loan-Specific Certificates for AMA Plaza Trust Subordinate Companion Loan Realized Losses, and, to the extent not so applied, such gains will be held and applied to offset future AMA Plaza Trust Subordinate Companion Loan Realized Losses, if any. Any gains allocable to the 225 Bush Street Trust Subordinate Companion Loan will be applied on the applicable Distribution Date to reimburse the holders of the 225 Bush Street Loan-Specific Certificates for 225 Bush Street Trust Subordinate Companion Loan Realized Losses, and, to the extent not so applied, such gains will be held and applied to offset future 225 Bush Street Trust Subordinate Companion Loan Realized Losses, if any. Any remaining amounts will be distributed on the Class R certificates.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Serviced Whole Loan Custodial Account, the Distribution Accounts, the Interest Reserve Account, the Exchangeable Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole

Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the applicable special servicer, as the case may be, will be payable to such person as additional compensation, and such person will be required to bear any losses resulting from their investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Serviced Whole Loan Custodial Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to the Serviced Whole Loan, subject to the terms of the related Co-Lender Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)    to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account (or the AMA Plaza Trust Subordinate Companion Loan REMIC Distribution Account in respect of the AMA Plaza Trust Subordinate Companion Loan, or the 225 Bush Street Trust Subordinate Companion Loan REMIC Distribution Account in respect of the 225 Bush Street Trust Subordinate Companion Loan) certain portions of the Available Funds and any prepayment premiums or yield maintenance charges attributable to the Mortgage Loans on the related Distribution Date, (B) to the certificate administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts” or (C) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)    to pay or reimburse the master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, the applicable special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided, that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Co-Lender Agreement);

(iii)    to pay to the master servicer and the applicable special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)    to pay to the operating advisor the Operating Advisor Consulting Fee (but, for so long as no Consultation Termination Event is continuing, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)    to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee to the extent payable as a trust fund expense;

(vi)    to reimburse the trustee, the applicable special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)   to reimburse the master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan or related Trust Subordinate Companion Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)  to reimburse the master servicer, the applicable special servicer, the asset representations reviewer or the trustee for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the mortgage loan seller’s obligations under the applicable section of the MLPA;

(ix)   to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)    to pay the master servicer and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Serviced Whole Loan Custodial Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date), (B) certain penalty charges and default interest and (C) the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xi)     to recoup any amounts deposited in the Collection Account in error;

(xii)    to the extent not reimbursed or paid pursuant to any of the above clauses, (A) to reimburse or pay the master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA and (B) to reimburse or pay any party to the PSA any unpaid expenses specifically reimbursable from the Collection Account under the PSA;

(xiii)    to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)    to pay any applicable federal, state or local taxes imposed on each Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the applicable special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)     to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)    to reimburse the certificate administrator out of general collections on the Mortgage Loans, the Trust Subordinate Companion Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)   to pay the mortgage loan seller or any other person, with respect to each Mortgage Loan, if any (or the related Trust Subordinate Companion Loan, if applicable), previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)  to remit to the companion paying agent for deposit into the Serviced Whole Loan Custodial Account the amounts required to be deposited pursuant to the PSA; and

(xix)   to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to any related Companion Loan, except as specifically described in the PSA with respect to the Trust Subordinate Companion Loan in the case of expenses not allocated to any particular Mortgage Loan.

Certain costs and expenses (such as a pro rata share of any related Property Protection Advances) allocable to the Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on any related Companion Loan or from general collections with respect to the securitization of any related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Property Protection Advance or interest on such Property Protection Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to non-Specially Serviced Loans) and the applicable special servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from the holder of the related Serviced Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Non-Serviced Co-Lender Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan. Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including a collection of reports specified by the CREFC® from time to time as described in the PSA (the “CREFC® Investor Reporting Package”). Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the Pooled Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loans, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loans) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicers	With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are a Specially Serviced Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loans), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicers(2)	With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicers(2)	With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are a Specially Serviced Loan for which the applicable special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Additional Servicing Compensation / Master Servicers and/or Special Servicers(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and similar fees actually collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loans.	Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Companion Loans.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and REO Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (or, for so long as no Consultation Termination Event is continuing, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan).	Payable by the related borrower; provided that, for so long as a Consultation Termination Event is continuing, if the related borrower fails to pay the Operating Advisor Consulting Fee, then such fee will be paid out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee	The sum of: (i) $15,000 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	By the mortgage loan seller; provided, however, that if the mortgage loan seller is insolvent, such fee will become an expense of the trust.	Upon the completion of each Asset Review with respect to a Delinquent Loan.
Property Protection Advances / Master Servicer, Special Servicers or Trustee	To the extent of funds available, the amount of any Property Protection Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loans), and with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, then out of general collections on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Property Protection Advances / Master Servicer, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loans), and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances on the Mortgage Loans / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Interest on P&I Advances on the Mortgage Loans/ Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Operating Advisor, Asset Representations Reviewer or Special Servicers and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on Serviced Companion Loans)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expense incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections, in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	All references to the Serviced Companion Loan in the table above will not include the Trust Subordinate Companion Loans. Withdrawals permitted to be made above from general collections on deposit in the Collection Account will generally not be permitted to be made from collections on the Trust Subordinate Companion Loans if the expense relates specifically to a Mortgage Loan other than the AMA Plaza mortgage loan or the 225 Bush Street mortgage loan, as applicable.

With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, and all references to Mortgage Loan, Companion Loan, and Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to any Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor and/or asset representations reviewer under the related Non-Serviced PSA governing the servicing of such Non-Serviced Mortgage Loan will be entitled to receive similar fees and reimbursements with respect to such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and property protection advances with respect to the related Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the PSA and the related Co-Lender Agreement, the master servicer and the applicable special servicer will be entitled to servicing compensation, without duplication, with respect to any related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Co-Lender Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the applicable special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan or Serviced Whole Loan (to the extent not prohibited under the related Co-Lender Agreement), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or Whole Loan, equal to a per annum rate ranging from 0.0050% to 0.0525%.The Servicing Fee payable to the master servicer with respect to each Serviced Companion Loan (other than the Non-Trust Subordinate Companion Loan) will be payable, subject to the terms of the related Co-Lender Agreement, from amounts payable in respect of any related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to any Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans that are not Specially Serviced Loans to the extent not prohibited by the related Co-Lender Agreement and that do not involve a Major Decision or Special Servicer Non-Major Decision and 50% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans that are not Specially Serviced Loans to the extent not prohibited by the related Co-Lender Agreement and that involve one or more Major Decisions or Special Servicer Non-Major Decisions (whether or not processed by the applicable special servicer);

●	100% of all assumption application fees received on any Mortgage Loans and the Trust Subordinate Companion Loan, in each case only for which the master servicer is processing the underlying assumption related transaction (including any related Serviced Companion Loan to the extent not prohibited by the related Co-Lender Agreement) (whether or not the consent of the applicable special servicer is required) and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any Modification Fees or waiver fees in connection with a defeasance that the applicable special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees, review fees and similar fees pursuant to the PSA on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related Co-Lender Agreement) which do not involve a Major Decision or a Special Servicer Non-Major Decision;

●	50% of all assumption, waiver, consent and earnout fees, review fees and similar fees (other than assumption application and defeasance fees), in each case, with respect to all Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related Co-Lender Agreement) which involve a Major Decision or Special Servicer Non-Major Decision (whether or not processed by the applicable special servicer) and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan or Trust Subordinate Companion Loan have been paid; and

●	late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Co-Lender Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related Mortgage Loan or, if provided under the related Co-Lender Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the master servicer and the applicable special servicer are entitled to receive a portion thereof, the master servicer and the applicable special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the applicable special servicer.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Modification Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loans, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12-months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including any Non-Serviced Mortgage Loan) and each related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loans. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and, to the extent provided for in the related Co-Lender Agreement, each Serviced Companion Loan notwithstanding any termination or resignation of Wells Fargo as master servicer; provided that Wells Fargo may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to each Non-Serviced Mortgage Loan and pursuant to the terms of the related Non-Serviced PSA, the primary servicer of such Non-Serviced Mortgage Loan will be entitled to a primary servicing fee accruing at a rate equal to 0.0025% per annum for the 540 West Madison Mortgage Loan, 0.0025% per annum for the U.S. Industrial Portfolio Mortgage Loan, 0.0025% per annum for the Hamilton Place Mortgage Loan, 0.0025% per annum the Embassy Suites Portland Airport Mortgage Loan and 0.0025% per annum for the Residence Inn and SpringHill Suites North Shore Mortgage Loan.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at the Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan (including any REO Loan), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. The Non-Serviced Whole Loans will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be the higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan (other than a Non-Serviced Whole Loan) and will be calculated by application of a “Workout Fee Rate” equal to the lesser of (a) 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan and (b) such lower rate as would result in a Workout Fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, as applicable, from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the related maturity date (or if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date); provided that no Workout Fee will be payable by the issuing entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (5) or clause (7) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan is modified by the special servicer in accordance with the terms of the PSA; provided, further that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final pay-off or refinancing of the related Mortgage Loan or Serviced Whole Loan, the special servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Mortgage Loan or Serviced Whole Loan as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan, Serviced Companion Loan or REO Loan and received by the applicable special servicer as compensation within the prior 18 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If either special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If either special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time the such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the applicable special servicer with respect to (i) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which such special servicer receives (a) a full, partial or discounted payoff from the related borrower or (b) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to any related Companion Loan, if applicable) or REO Property, and (ii) except as otherwise described below, any Mortgage Loan for which the applicable special servicer is the Enforcing Servicer and either (A) such Mortgage Loan is repurchased or substituted for by the mortgage loan seller or (B) a Loss of Value Payment has been made with respect to such Mortgage Loan. The Liquidation Fee for each such repurchased or substituted Mortgage Loan, Specially Serviced Loan or REO Property will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess

Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” will be a rate equal to the lesser of (a) such rate as would result in a Liquidation Fee of $1,000,000 and (b) 1.0% with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) repurchased, substituted or for which a Loss of Value Payment has been made, each Specially Serviced Loan (or Trust Subordinate Companion Loan) and each REO Property.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)    (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the initial 90 day time period (as may extended) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect within the initial 90-day time period (as may be extended) provided for the Loss of Value Payment, if such Loss of Value Payment occurs prior to the termination of such extended period,

(ii)   the purchase of (A) any Specially Serviced Loan that is an AB Whole Loan or related REO Property by the holders of the Subordinate Companion Loan (or in the case of the AMA Plaza Whole Loan, the holders of the Non-Trust Subordinate Companion Loan) or (B) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case described in clause (ii)(A) or (B) above, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)  the purchase of all of the Mortgage Loans and REO Properties and, if applicable, the Trust Subordinate Companion Loan, in connection with an optional termination of the issuing entity,

(iv)   with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)    the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Holder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, such affiliated Directing Holder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to such Directing Holder for approval the initial asset status report with respect to such Specially Serviced Loan, the applicable special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Holder or its affiliates), or

(vi)    if a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full. Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (v) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. The Non-Serviced Whole Loans will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

Each special servicer will also be entitled to additional servicing compensation with respect to each Mortgage Loan for which it acts as special servicer (other than with respect to any Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

(i)    100% of all Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)   100% of all assumption application fees received on any Mortgage Loans and any related Serviced Companion Loan (to the extent not prohibited by the related Co-Lender Agreement), only for which the applicable special servicer is processing the underlying assumption related transaction,

(iii)  100% of assumption fees and other related fees as further described in the PSA, received with respect to the Specially Serviced Loans,

(iv)  100% of waiver, consent and earnout fees and similar fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower, and

(v)    50% of all Excess Modification Fees and assumption fees, consent fees, earnout fees, review fees and similar fees received with respect to all Mortgage Loans (including any Serviced Companion Loan, to the extent not prohibited by the related Co-Lender Agreements, if applicable) (excluding any Non-Serviced Mortgage Loan) that are not Specially Serviced Loans that involve one or more Major Decisions or Special Servicer Non-Major Decisions.

Each special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans for which it is special servicer (including any related Serviced Companion Loan, if applicable, and to the extent not prohibited by the related Co-Lender Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan for which it is special servicer (including any related Serviced Companion Loan, if applicable, to the extent not prohibited by the related Co-Lender Agreement) since the Closing Date. Each special servicer also is authorized but not required to invest or direct the investment of funds held in the applicable REO Account or Loss of Value Payment reserve fund in Permitted Investments, and each special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as special servicer under the PSA, the special servicers will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

“Excess Modification Fees” means, with respect to any Mortgage Loan or Serviced Whole Loan, if applicable (but not with respect to any Non-Serviced Mortgage Loan), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of the related Mortgage Loan (or Serviced Whole Loan, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses of the issuing entity (including, without limitation, interest on Advances to the extent not otherwise paid or reimbursed by or on behalf of the borrower (including indirect reimbursement from penalty charges or otherwise) with respect to such Mortgage Loan (or

Serviced Whole Loan, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) borrower delayed reimbursements) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as penalty charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the applicable special servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Mortgage Loan (or Whole Loan) or REO Property; provided that if the related Mortgage Loan (or Serviced Whole Loan) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the applicable special servicer prior to such Mortgage Loan (or Serviced Whole Loan) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Mortgage Loan (or Serviced Whole Loan) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan (or Serviced Whole Loan). If such Mortgage Loan (or Serviced Whole Loan) ceases to be a Corrected Loan, the applicable special servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the applicable special servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the master servicer or the applicable special servicer (after taking into account any offset described above applied during such prior 12-month period) with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Mortgage Loan (or Serviced Whole Loan, if applicable) after giving effect to such transaction, and (ii) $25,000.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the same day as the master servicer is required to deliver the CREFC® investor reporting package for such Distribution Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Whole Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Mortgage Loan), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates) received or retained by the applicable special servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the issuing entity, any borrower, any property manager, any guarantor or indemnitor in respect of the related Mortgage Loan or Serviced Whole Loan and any purchaser of the related Mortgage Loan, Serviced Whole Loan or REO Property) in connection with the disposition, workout or foreclosure of the related Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of the related REO Property, and the performance by the applicable special servicer or any such affiliate of any other special servicing duties under the PSA other than (1) any compensation which is payable to the applicable special servicer under the PSA or (2) to the extent included in a CREFC® Report for the applicable period, any Permitted Special Servicer/Affiliate Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions and fees, title agency fees, and appraisal fees received or retained by the applicable special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property, in each case, in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount.”

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and the Trust Subordinate Companion Loan will be equal to the product of a rate equal to 0.00585% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Loans (including any Non-Serviced Mortgage Loan and the Trust Subordinate Companion Loan, but not any other Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans or Trust Subordinate Companion Loan, as applicable. The Certificate Administrator/Trustee Fee includes the trustee fee.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan, Trust Subordinate Companion Loan and REO Loan (including any Non-Serviced Mortgage Loan but not any other Companion Loan), and will accrue at a rate (the “Operating Advisor Fee Rate”), equal to a per annum rate of 0.00151%, and the Stated Principal Balance of the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or, for so long as no Consultation Termination Event is continuing, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan) (other than any Non-Serviced Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, that the master servicer or the applicable special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard, but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection (provided that the master servicer or the applicable special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction).

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Offered Certificates as described in “Description of the Certificates—Distributions”, but with respect to the Operating Advisor Consulting Fee, for so long as no Consultation Termination Event is continuing, only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the applicable special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”), payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00049% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (including any Non-Serviced Mortgage Loan, but not any Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan (in such case, a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $15,000 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the mortgage loan seller; provided, however, that if the mortgage loan seller is insolvent, such fee will become an expense of the issuing entity following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the applicable special servicer, as the case may be, of such insolvency; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the mortgage loan seller and the master servicer or the applicable special servicer will be required to pursue remedies against the mortgage loan seller in accordance with the servicing standard in order to seek recovery of such amounts from the mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the mortgage loan seller to the extent such fee was not already paid by the mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (including any portion of an REO Loan related to the Trust Subordinate Companion Loan, but excluding the portion of an REO Loan related to any other Serviced Companion Loan) and the Trust Subordinate Companion Loan and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan, REO Loan or Trust Subordinate Companion Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided, that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan, REO Loan or Trust Subordinate Companion Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and Trust Subordinate Companion Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)   the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or related Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or the related Companion Loan, as applicable, (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or the related Companion Loan, as applicable, by the applicable special servicer;

(2)   the 60th day after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(3)   solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered to the master servicer (and the master servicer will be required to promptly deliver a copy thereof to the applicable special servicer), a refinancing commitment acceptable to the applicable special servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

(4)   the date on which the related Mortgaged Property became an REO Property;

(5)   the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

(6)   the 60th day after the date the related borrower or the tenant at a single tenant property is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days); and

(7)   the date on which the Mortgage Loan (or Serviced Whole Loan) remains outstanding 5 years following any extension of its maturity date pursuant to the PSA.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (and, with respect to any Mortgage Loan or Serviced Whole Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Holder and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the applicable special servicer receives an appraisal or conducts a valuation described below equal to the excess of

(a)  the Stated Principal Balance of that Mortgage Loan or Serviced Whole Loan, as the case may be, over

(b)  the excess of

1.     the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the applicable special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.     the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate (and any accrued and unpaid interest on any Subordinate Companion Loan),

b)	all P&I Advances on the related Mortgage Loan and all Property Protection Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan,

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the applicable special servicer or the trustee, as applicable); and

d)	any other unpaid additional expenses of the issuing entity in respect of such Mortgage Loan or Serviced Whole Loan.

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan(s), as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Mortgage Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. For a summary of the provisions in the related Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

Any Appraisal Reduction Amount with respect to the AMA Plaza whole loan will be allocated first to the Non-Trust Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts), then to the AMA Plaza Trust Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) and then to the AMA Plaza mortgage loan and the AMA Plaza Pari Passu Companion Loan on a pro rata basis. Any Appraisal Reduction Amount with respect to the 225 Bush Street whole loan will be allocated first to the 225 Bush Street Trust Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) and then to the 225 Bush Street mortgage loan and the 225 Bush Street Pari Passu Companion Loan on a pro rata basis.

The applicable special servicer will be required to order an appraisal or conduct a valuation, promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the later of (a) receipt of the MAI appraisal or the completion of the valuation and (b) the occurrence of such Appraisal Reduction Event, the applicable special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Holder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the applicable special servicer from such master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the applicable special servicer has not received any required MAI appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the applicable special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the later of (a) the applicable special servicer’s receipt of such MAI appraisal or the completion of the valuation and (b) the occurrence of such Appraisal Reduction Event. The master servicer will provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within 4 business days of the applicable special servicer’s reasonable request; provided, however, that the applicable special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the applicable special servicer within 4 business days following the applicable special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than any non-serviced mortgage loan) and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of the end of each 9-month period following the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such 9-month period or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Property Protection Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the applicable special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the applicable special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Holder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan). With respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the applicable special servicer will consult with the Directing Holder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 9-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under the related Non-Serviced PSA in respect of a Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on such Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the related Non-Serviced PSA, each Non-Serviced Mortgage Loan will be treated, together with the related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to the related Non-Serviced Whole Loan will generally be allocated first to any Subordinate Companion Loan and then to the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount that becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance with respect to the related Mortgage Loan will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates or Trust Components then-outstanding (i.e., first, to the Class G certificates, then, to the Class F certificates; then, to the Class E certificates; then, pro rata based on interest entitlements, to the Class D and Class X-D certificates; then, to the Class C Trust Component (and correspondingly, to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C Trust Component); then, to the Class B Trust Component (and correspondingly, to the Class B and PEZ certificates, pro rata based on their respective percentage interests in the Class B Trust Component); then, to the Class A-S Trust Component (and correspondingly, to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “Pooling and Servicing Agreement—Advances”.

As a result of calculating one or more Appraisal Reduction Amounts that is allocated to a Trust Subordinate Companion Loan, the amount of any required P&I Advance with respect to such Trust Subordinate Companion Loan will be reduced, which will have the effect of reducing the amount of interest available to the related Loan-Specific Certificates then-outstanding in reverse sequential order.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or the Trust Subordinate Companion Loan becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and all other information relevant to a Collateral Deficiency Amount determination. The master servicer will be required to provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan using reasonable efforts to deliver such information within 4 business days of the applicable special servicer’s reasonable request. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the master servicer (with respect to Mortgage Loans other than any Non-Serviced Mortgage Loan), the applicable special servicer (with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The certificate administrator and the master servicer will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the applicable special servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation of any Appraisal Reduction Amount with respect to such Mortgage Loan and on the master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan or Trust Subordinate Companion Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s)), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan or Trust Subordinate Companion Loan, as applicable) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan or Trust Subordinate Companion Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Non-Serviced Mortgage

Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The certificate administrator, the operating advisor and the master servicer will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Collateral Deficiency Amount with respect to Mortgage Loans (other than any Non-Serviced Mortgage Loan). The certificate administrator, the operating advisor and the special servicer will be entitled to conclusively rely on the master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.

For purposes of determining the Pooled Non-Reduced Certificates, the Controlling Class and the occurrence of a Control Termination Event, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Pooled Principal Balance Certificates (other than the Exchangeable Certificates) and each Trust Component (and, therefore, to each related class of Exchangeable Certificates) in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class G certificates, then, to the Class F certificates, then, to the Class E certificates, then, to the Class D certificates, then, to the Class C Trust Component (and correspondingly, to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C Trust Component); then, to the Class B Trust Component (and correspondingly, to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B Trust Component); then, to the Class A-S Trust Component (and correspondingly, to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). In addition, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, Collateral Deficiency Amounts allocated to a related Mortgage Loan that is an AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class G certificates, third, to the Class F certificates, and fourth, to the Class E certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

For purposes of determining the Non-Reduced Certificates, the AMA Plaza Controlling Class and the occurrence of a Non-Trust Subordinate Companion Loan Control Termination Event and AMA Plaza Trust Subordinate Companion Loan Control Termination Event, Appraisal Reduction Amounts allocated to the AMA Plaza Whole Loan will be allocated first to the Non-Trust Subordinate Companion Loan, then to the AMA Plaza Trust Subordinate Companion Loan and then pro rata to the AMA Plaza Mortgage Loan and the related Pari Passu Companion Loans. Appraisal Reduction Amounts allocated to the AMA Plaza Trust Subordinate Companion Loan will be allocated to each class of AMA Plaza Loan-Specific Certificates (other than the Class X-AMA certificates) in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class AMA-D certificates, then, to the Class AMA-C certificates, then, to the Class AMA-B certificates, and then, to the Class AMA-A certificates). In addition, for purposes of determining the AMA Plaza Controlling Class and the occurrence of an AMA Plaza Trust Subordinate Companion Loan Control Termination Event, Collateral Deficiency Amounts allocated to the AMA Plaza Trust Subordinate Companion Loan will be allocated to each class of AMA Plaza Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class AMA-D certificates, then, to the Class AMA-C certificates, then, to the Class AMA-B certificates, and then, to the Class AMA-A certificates). For the avoidance of doubt, for purposes of determining the AMA Plaza Controlling Class and the occurrence of an AMA Plaza Trust Subordinate Companion Loan Control Termination Event, any Class of AMA Plaza Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

For purposes of determining the Non-Reduced Certificates, the 225 Bush Street Controlling Class and the occurrence of a 225 Bush Street Trust Subordinate Companion Loan Control Termination Event, Appraisal Reduction Amounts allocated to the 225 Bush Street Whole Loan will be allocated first to the 225 Bush Street Trust Subordinate Companion Loan and then pro rata to the 225 Bush Street Mortgage Loan and the related Pari Passu Companion Loan. Appraisal Reduction Amounts allocated to the 225 Bush Street Trust Subordinate Companion Loan will be allocated to each class of 225 Bush Street Loan-Specific Certificates (other than the Class X-225 certificates) in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class 225-E certificates, then, to the Class 225-D certificates, then, to the Class 225-C certificates, then, to the Class 225-B certificates, and then, to the Class 225-A certificates). In addition, for purposes of determining the 225 Bush Street Controlling Class and the occurrence of a 225 Bush Street Trust Subordinate Companion Loan Control Termination Event, Collateral Deficiency Amounts allocated to the 225 Bush Street Trust Subordinate Companion Loan will be allocated to each class of 225 Bush Street Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class 225-E certificates, then, to the Class 225-D certificates, then, to the Class 225-C certificates, then, to the Class 225-B certificates, and then, to the Class 225-A certificates). For the avoidance of doubt, for purposes of determining the 225 Bush Street Controlling Class and the occurrence of a 225 Bush Street Trust Subordinate Companion Loan Control Termination Event, any Class of 225 Bush Street Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

The appraised value of any applicable Mortgaged Property is required to be determined on an “as-is” basis for purposes of determining all Appraisal Reduction Amounts. The applicable special servicer (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) or the master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the applicable special servicer or the master servicer, as applicable, and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, AMA Plaza Trust Subordinate Companion Loan Control Eligible Certificates or 225 Bush Street Trust Subordinate Companion Loan Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any related Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any such Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan), such special servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer shall use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the applicable special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the applicable Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable Co-Lender Agreement) and the applicable special servicer (for Mortgage Loans other than Non-Serviced Mortgage Loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for Mortgage Loans other than Non-Serviced Mortgage Loans) receipt of information requested by such special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class, AMA Plaza Trust Subordinate Companion Loan Control Eligible Certificates or 225 Bush Street Trust Subordinate Companion Loan Control Eligible Certificates, as applicable, and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the holders of Certificates representing the majority of the Certificate Balance of any Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order an additional appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the applicable special servicer is required to use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser; provided that the applicable special servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s or the applicable special servicer’s, as applicable, Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class, the AMA Plaza Trust Subordinate Companion Loan Control Eligible Certificates or the 225 Bush Street Trust Subordinate Companion Loan Control Eligible Certificates, as applicable, until such time, if any, as such class is reinstated as the Controlling Class, the AMA Plaza Trust Subordinate Companion Loan Control Eligible Certificates or the 225 Bush Street Trust Subordinate Companion Loan Control Eligible Certificates, as applicable. The rights of the Controlling Class or the Trust Subordinate Companion Loan Controlling Class, as applicable, will be exercised by the most senior Control Eligible Certificates or Trust Subordinate Companion Loan Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related directing holder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”. With respect to the AMA Plaza Whole Loan, the holder of the Non-Trust Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans—AMA Plaza Whole Loan”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a related Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and Serviced Companion Loans) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a related Non-Serviced

Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a related Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable special servicer with (in respect of any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Holder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing any Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicers will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than the Mortgaged Property securing a Non-Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause each borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the applicable special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the applicable special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii)

comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Holder or the holder of any Companion Loan as described under “—The Directing Holder—Major Decisions”, such special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Holder, neither the master servicer nor such special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure unless the master servicer or the applicable special servicer is required to take any immediate action pursuant to the Servicing Standard and other servicing requirements under the PSA as described under “—The Directing Holder—Control Termination Event and Consultation Termination Event” and “—Servicing Override”.

Each special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to any Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the applicable special servicer (prior to the occurrence and continuance of a Control Termination Event and other than in respect of any Excluded Loan, with the consent of the Directing Holder, in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or each special servicer may satisfy their respective obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Companion Loan and REO Properties (other than the Mortgaged Property securing the related Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or either special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Property Protection Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicers will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Property Protection Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Property Protection Advance as set forth in the PSA. All costs and expenses incurred by either special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to such special servicer as a Property Protection Advance to the extent that such Property Protection Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Subject to the immediately succeeding paragraph, (i) the applicable special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to (a) any Specially Serviced Loan and (b) any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan with respect to which the matter involves a Special Servicer Non-Major Decision (other than the items listed in clauses (i), (ii)(A), (ii)(B) and (iv) of “Special Servicer Non-Major Decision”, which the master servicer will process with respect to non-Specially Serviced Loans, subject to special servicer consent or deemed consent as provided in the PSA) or a Special Servicer Major Decision, and (ii) the master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is not a Specially Serviced Loan and does not involve a Special Servicer Major Decision or Special Servicer Non-Major Decision (other than the items listed in clauses (i), (ii)(A), (ii)(B) and (iv) of “Special Servicer Non-Major Decision”, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA); provided that, except as otherwise set forth in this paragraph, neither special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a “significant modification” of the Mortgage Loan and/or Serviced Companion Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the issuing entity. Subject to the immediately succeeding paragraph, the master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Special Servicer Major Decisions without the consent of the applicable special servicer (which such consent may be deemed received by the master servicer if the applicable special servicer does not respond within 10 business days of delivery to the applicable special servicer of the analysis and all information in the master servicer’s possession that is reasonably requested by the applicable special servicer in order to grant or withhold such consent, plus, if applicable, any time provided to the Directing Holder or other relevant party under the PSA and, if applicable, any time period provided to a holder of a Companion Loan under a related Co-Lender Agreement), except certain non-material consents and waivers described in the PSA and as permitted under the Mortgage Loan documents.

With respect to non-Specially Serviced Loans, the master servicer, prior to taking any action with respect to any Special Servicer Major Decision (or making a determination not to take action with respect to a Special Servicer Major Decision) and prior to taking any action with respect to any Special Servicer Non-Major Decision (or making a determination not to take action with respect to the Special Servicer Non-Major Decision), will be required to refer any request with respect to such Special Servicer Major Decision or Special Servicer Non-Major Decision to the applicable special servicer, which will process the request directly, or if mutually agreed to by the applicable special servicer and the master servicer, the master servicer will be required to process such request, and if the master servicer processes such request and is recommending approval of such request, the master servicer will be required to prepare and submit its written analysis and recommendation to the applicable special servicer with all information in the possession of the master servicer that the applicable special servicer may reasonably request in order to withhold or grant its consent, and in all cases the applicable special servicer will be entitled (subject to the discussion under “—The Directing Holder” below) to approve or disapprove any modification, waiver, amendment or other action that constitutes a Special Servicer Major Decision or Special Servicer Non-Major Decision. In addition, the master servicer will be required to provide the applicable special servicer with any notice that it receives relating to a default by the borrower under a ground lease where all or any portion of the collateral for the Mortgage Loan is the ground lease, and the applicable special servicer will determine in accordance with the Servicing Standard whether to cure any borrower defaults relating to ground leases.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major Decision, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Holder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event upon consultation with the Controlling Class Representative), as provided in the PSA and described in this prospectus and (y) with respect to a Serviced Whole Loan, the rights of the holder of the related Serviced Companion Loan, as applicable, to advise or consult with such special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related Co-Lender Agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender, if any, to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing the related Non-Serviced Whole Loan) or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing the related Non-Serviced Whole Loan) or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the applicable special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

Each special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. Neither special servicer may agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)   extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) (1) other than with respect to the AMA Plaza Whole Loan and the 225 Bush Street Whole Loan, November 2049, (2) solely with respect to the AMA Plaza Whole Loan, October 2031 or (3) solely with respect to the 225 Bush Street Whole Loan, November 2029 and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and other than in respect of any Excluded Loan, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Holder, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or the Serviced Whole Loans, generally, at the related Mortgage Rate.

If either special servicer gives notice of any modification, waiver or amendment of any term of any Mortgage Loan (other than any Non-Serviced Whole Loan) or related Companion Loan, such special servicer will be required to notify the master servicer, the holder of any related Companion Loan, (unless, with respect to the holder of a Non-Trust Subordinate Companion Loan, a Non-Trust Subordinate Companion Loan Control Termination Event has occurred and is continuing or with respect to the holder of a Trust Subordinate Companion Loan, a related Trust Subordinate Companion Loan Control Termination Event has occurred and is continuing), the certificate administrator, the trustee, the Directing Holder (with respect to any Mortgage Loan other than an Excluded Loan, and unless a Consultation Termination Event has occurred), the operating advisor and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, trustee, the applicable special servicer (and, unless a Consultation Termination Event has occurred, such special servicer will be required to forward any such notice with respect to any Mortgage Loan other than an Excluded Loan to the Directing Holder), the holder of any related Companion Loan (unless, with respect to the holder of a Non-Trust Subordinate Companion Loan, a Non-Trust Subordinate Companion Loan Control Termination Event has occurred and is continuing or with respect to the holder of a Trust Subordinate Companion Loan, a related Trust Subordinate Companion Loan Control Termination Event has occurred and is continuing) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability To Incur Other Indebtedness Entails Risk”.

“Special Servicer Non-Major Decision” means each of the following:

(i)    approving any waiver regarding the receipt of financial statements (other than immaterial timing waivers);

(ii)   agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interests in the borrower or the existing collateral or material modifications of the existing collateral), (B) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted, or (C) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision or another Special Servicer Non-Major Decision;

(iii)     any requests in accordance with the loan documents for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held, in each case, as “performance”, “earn-out”, “holdback” or similar escrows or reserves with respect to any Mortgage Loan or Serviced Whole Loan, but excluding (subject to clause (vi) below) as to Mortgage Loans or Serviced Whole Loan which are non-Specially Serviced Loans, (A) any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria or lender discretion is not required or permitted pursuant to the terms of the related loan documents, (B) any request with respect to a Mortgage Loan or Serviced Whole Loan that is a non-Specially Serviced Loan for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease or (C) any other funding or disbursement as mutually agreed upon by the Master Servicer and Special Servicer;

(iv)      any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit in the case of certain Mortgage Loans whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate (but excluding tax and insurance escrows), at the related origination date, 10% of the initial principal balance of such Mortgage Loan (which Mortgage Loans are identified on a schedule to the Pooling and Servicing Agreement), except for the routine funding of tax payments and insurance premiums when due and payable (provided the Mortgage Loan is not a Specially Serviced Loan; provided that the foregoing is not otherwise a Major Decision);

(v)       in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), any request to incur additional debt in accordance with the terms of the related Mortgage Loan documents;

(vi)      in circumstances where no lender discretion is required other than confirming the satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), processing requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan; provided that, in any case, Special Servicer Non-Major Decisions will not include (i) the release, substitution or addition of collateral securing any Mortgage Loan or Serviced Whole Loan in connection with a defeasance of such collateral; or (ii) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property; provided that such release or substitution or addition of collateral is not otherwise a Major Decision;

(vii)    agreeing to any modification or amendment to any ground lease or any subordination, non-disturbance and attornment agreement relating to any ground lease or any entry into a new ground lease with respect to a Mortgaged Property or determining whether to cure any default by a borrower under a ground lease; and

(viii)   approving easements or rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan.

provided, however, that with respect to clauses (i), (ii)(A), (ii)(B) and (iv) of this definition, the master servicer will be required to process such request with respect to non-Specially Serviced Loans and obtain the consent or deemed consent of the special servicer as provided in the PSA.

Notwithstanding the foregoing, the master servicer and the applicable special servicer may mutually agree as contemplated in the PSA that the master servicer will process any of the foregoing matters with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan in accordance with the terms and conditions reasonably agreed to by the master servicer and the applicable special servicer, including the applicable special servicer’s consent. If the master servicer and applicable special servicer mutually agree that the master servicer will process a Special Servicer Non-Major Decision with respect to any Mortgage Loan (other than any Non-Serviced

Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the Master Servicer will be required to obtain the applicable special servicer’s prior consent (or deemed consent) to the Special Servicer Non-Major Decision.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The applicable special servicer will be required to determine (with respect to any Specially Serviced Loan or, to the extent such action is a Special Servicer Major Decision or Special Servicer Non-Major Decision, any non-Specially Serviced Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan), in a manner consistent with the Servicing Standard (or, in the case of any non-Specially Serviced Loan, to the extent such action is not a Special Servicer Major Decision or Special Servicer Non-Major Decision, the master servicer will determine, in a manner consistent with the Servicing Standard, whether to (a) exercise any right it may have with respect to such Mortgage Loan or Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on such Mortgage Loan or Companion Loan, as applicable, or (2) to grant or withhold its consent to any sale or transfer, consistent with the Servicing Standard or to (b) waive its right to exercise such rights; provided, however, that (i) with respect to such consent or waiver of rights that is a Major Decision, prior to the occurrence and continuance of any Control Termination Event and other than with respect to an Excluded Loan, the master servicer or the applicable special servicer, as applicable, has obtained the prior written consent (or deemed consent) of the Directing Holder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan, upon consultation with the Directing Holder), and (ii) with respect to any Mortgage Loan that (A) represents at least 5.0% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (C) has a Stated Principal Balance that is more than $35,000,000, (D) is the AMA Plaza whole loan, (E) is the 225 Bush Street whole loan or (F) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer or special servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization, or it no timely response is received, permitted to rely upon the most recent CREFC® Reports from such other securitization), a Rating Agency Confirmation is received by the master servicer or the applicable special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to a Specially Serviced Loan or, to the extent such action is a Special Servicer Major Decision or Special Servicer Non-Major Decision, any non-Specially Serviced Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the applicable special servicer will be required to determine, in a manner consistent with the Servicing Standard (or, in the case of any non-Specially Serviced Loan, to the extent such action is not a Special Servicer Major Decision or Special Servicer Non-Major Decision, the master servicer will determine, in a manner consistent with the Servicing Standard), whether to (a) exercise any right it may have with respect to such Mortgage Loan or Serviced Companion Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to grant or withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) waive its right to exercise such rights, provided, however, (i) with respect to such consent or waiver of rights that is a Major Decision, prior to the occurrence and continuance of any Control Termination Event and other than with respect to an Excluded Loan, the master servicer or the applicable special servicer, as applicable, has obtained the prior written consent (or deemed consent) of the Directing Holder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan, upon consultation with the Directing Holder), and (ii) with respect to any Mortgage Loan that (A) represents at least 2.0% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B)

represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (C) has a Stated Principal Balance that is more than $20,000,000, (D) has a loan-to-value ratio that is equal to or greater than 85% (including any existing and proposed debt) and has a Stated Principal Balance of at least $10,000,000, (E) has a debt service coverage ratio that is less than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Mortgage Loan (or Serviced Whole Loan, if applicable) and the principal amount of the proposed additional lien) and has a Stated Principal Balance of at least $10,000,000, (F) is the AMA Plaza whole loan, (G) is the 225 Bush Street whole loan or (H) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer or special servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization, or if no timely response is received, permitted to rely upon the most recent CREFC® Reports from such other securitization), a Rating Agency Confirmation is received by the master servicer or the applicable special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to any matter described in the preceding two paragraphs, with respect to any non-Specially Serviced Loan as to which such action is a Special Servicer Major Decision or Special Servicer Non-Major Decision, the applicable special servicer and the master servicer may mutually agree that the master servicer will process such action in accordance with the terms and conditions reasonably agreed to by the master servicer and the applicable special servicer, including the applicable special servicer’s consent and subject to the rights of the Directing Holder discussed under “—The Directing Holder”.

Any modification, extension, waiver or amendment of the payment terms of any Non-Serviced Whole Loan will be required to be structured so as to be consistent with the Servicing Standard and the allocation and payment priorities in the related loan documents and the related Co-Lender Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related Co-Lender Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2018 unless a physical inspection has been performed by the applicable special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the applicable special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Co-Lender Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Co-Lender Agreement. With respect to the AMA Plaza whole loan, the costs will be allocated, first, as an expense of the holder of the Non-Trust Subordinate Companion Loan, second, as an expense of the holder of the related Trust

Subordinate Companion Loan, and third, as an expense of the holders of the related Mortgage Loan and any Pari Passu Companion Loan on a pari passu basis, to the extent provided in the related Co-Lender Agreement. With respect to the 225 Bush Street whole loan, the costs will be allocated, first, as an expense of the holder of the related Trust Subordinate Companion Loan, and second, as an expense of the holders of the related Mortgage Loan and any Pari Passu Companion Loan on a pari passu basis, to the extent provided in the related Co-Lender Agreement. The applicable special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the applicable special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements beginning with calendar year end 2016 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Mortgage Loans (other than any Non-Serviced Mortgage Loan) any related Serviced Companion Loans and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Serviced Companion Loans (including those loans that have become REO Properties) serviced by either special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Serviced Companion Loan) for which the master servicer is responsible for servicing:

(1)   as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer (and the master servicer will promptly forward a copy of such document to the applicable special servicer), within 60 days after the related maturity date, with a written and fully executed (subject only to customary final closing conditions) commitment, letter of intent, or otherwise binding application for refinancing or similar document that is, in each case, binding upon an acceptable lender or signed purchase agreement reasonably satisfactory in form and substance to the master servicer (and the master servicer will promptly forward a copy of such document to the applicable special servicer, if it is not evident that a copy has been delivered to such other party), which provides that such refinancing or purchase will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan will become a Specially Serviced Loan immediately if the related borrower fails to diligently pursue such financing or to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or, if such refinancing does not occur, such Mortgage Loan and any related Companion Loan at the end of such 120-day period (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing is scheduled to occur pursuant to the commitment for refinancing or on which such commitment terminates);

(2)   as to which any Periodic Payment is more than 60 days delinquent;

(3)   as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, (ii) the borrower has become the subject of a decree or order for that proceeding and it has not been stayed or discharged or dismissed within 60 days (or a shorter period if the master servicer or the applicable special servicer (and, in the case of the applicable special servicer, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Mortgage Loan or Serviced Whole Loan (or REO Loan) be transferred to special servicing), or (iii) the related borrower has admitted in writing its inability to pay its debts generally as they become due, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

(4)   as to which the master servicer or applicable special servicer has received notice of the commencement of foreclosure or foreclosure or proposed foreclosure or similar proceedings of any lien other than the Mortgage on the Mortgaged Property;

(5)   as to which, in the judgment of the master servicer or applicable special servicer (and, in the case of the applicable special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Holder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 30 days;

(6)   as to which a default that the master servicer or applicable special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or applicable special servicer (and, in the case of the applicable special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Holder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of any related Companion Loan, as a collective whole (taking into account the subordinate or pari passu or subordinate nature of any Companion Loan, as applicable)), has occurred and remains unremediated for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 30 days); or

(7)   as to which the master servicer or the applicable special servicer (and, in the case of the applicable special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Holder), as applicable, determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Whole Loan, the interest of the Certificateholders and the holders of any related Companion Loan as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan, related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan, related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the applicable special servicer (and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Holder) as described under “—Maintenance of Insurance” above.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the applicable special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the applicable special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least three consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan or Trust Subordinate Companion Loan (other than any Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan for which it acts as special servicer that becomes a Specially Serviced Loan upon the earlier of (i) 60 days after the servicing of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable is transferred to the applicable special servicer and (ii) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan. Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Holder (but only with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Consultation Termination Event has occurred and is continuing);

●	the Controlling Class Representative (only in the case of an Asset Status Report relating to the AMA Plaza whole loan or the 225 Bush Street whole loan, and only for so long as no Consultation Termination Event has occurred and is continuing);

●	the AMA Plaza Controlling Class Representative (only in the case of an Asset Status Report relating to the AMA Plaza Whole Loan, and only for so long as no AMA Plaza Trust Subordinate Companion Loan Control Termination Event has occurred and is continuing);

●	the 225 Bush Street Controlling Class Representative (only in the case of an Asset Status Report relating to the 225 Bush Street Whole Loan, and only for so long as no 225 Bush Street Trust Subordinate Companion Loan Control Termination Event has occurred and is continuing);

●	with respect to any related Serviced Companion Loan, to the extent such Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which such Serviced Companion Loan has been sold or, to the extent such Serviced Companion Loan has not been included in a securitization transaction, to the holder of such Serviced Companion Loan;

●	the operating advisor (but other than with respect to an Excluded Loan only after the occurrence and during the continuance of a Control Termination Event);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the applicable special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and

●	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Holder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Holder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Holder (communicated to such special servicer within ten business days) is not in the best interest of all the Certificateholders, such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Holder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Holder fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders; provided that, if the Directing Holder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard.

If a Control Termination Event has occurred and is continuing, the applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to (i) the operating advisor and (ii) with respect to any Mortgage Loan other than an Excluded Loan, the Directing Holder (for so long as no Consultation Termination Event has occurred). The operating advisor will be required to provide comments to the applicable special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Holder) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Holder), to the extent such special servicer determines that the operating advisor’s and/or Directing Holder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)).

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the applicable special servicer will be required to send each of the Directing Holder (other than with respect to an Excluded Loan) and the operating advisor the Asset Status Report and the operating advisor and the Directing Holder will be entitled to consult with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Holder will have no right to consult with such special servicer with respect to Asset Status Reports and such special servicer will send the Asset Status Report to the operating advisor and will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Holder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Holder.

The applicable special servicer will implement the Final Asset Status Report.

Notwithstanding the foregoing, with respect to a Serviced Subordinate Companion Loan, the applicable special servicer will prepare an Asset Status Report for the related Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Co-Lender Agreement and, prior to the occurrence and continuance of a related Trust Subordinate Companion Loan Control Termination Event, the Controlling Class Representative will have no approval rights over any such Asset Status Report. See “Description of the Mortgage Pool—The Whole Loans—AMA Plaza Whole Loan” and “—225 Bush Street Whole Loan”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Holder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan under the related Non-Serviced PSA that are substantially similar, but not identical, to the approval and consultation rights of the Directing Holder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than any Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders (including the holders of the Loan-Specific Certificates, if applicable), or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the holder of each related Serviced Companion Loan), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan holders constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the holder of each related Serviced Companion Loan), as a collective whole as if such Certificateholders and, if applicable, the Serviced Companion Loan holders constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) an extension of time to sell the property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC, the AMA Plaza Trust Subordinate Companion Loan REMIC or the 225 Bush Street Trust Subordinate Companion Loan REMIC longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC, the AMA Plaza Trust Subordinate Companion Loan REMIC or the 225 Bush Street Trust Subordinate Companion Loan REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of the Lower-Tier REMIC, the AMA Plaza Trust Subordinate Companion Loan REMIC or the 225 Bush Street Trust Subordinate Companion Loan REMIC, as applicable, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC, the AMA Plaza Trust Subordinate Companion Loan REMIC or the 225 Bush Street Trust Subordinate Companion Loan REMIC, as applicable, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC, the AMA Plaza Trust Subordinate Companion Loan REMIC or the 225 Bush Street Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the holder of each related Serviced Companion Loan, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent of amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Property Protection Advance, unless it determines such Property Protection Advance would be nonrecoverable. On the later of the date that is (x) on or prior to the Determination Date or (y) 2 business days after such amounts are received and properly identified and determined to be available, the applicable special servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided, that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that it would be in the best economic interests of the Certificateholders (including the holders of the Loan-Specific Certificates) or, in the case of a Serviced Pari Passu Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan or a Non-Trust Subordinate Companion Loan, but including the Trust Subordinate Companion Loan, if applicable) and any related Serviced Pari Passu Companion Loan as described below, the applicable special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of certain Non-Serviced Mortgage Loans, under certain limited circumstances permitted under the related Co-Lender Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the applicable special servicer for the related Non-Serviced Whole Loan, the applicable special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Holder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. The applicable special servicer is required to accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is required to select the highest offer. The applicable special servicer is generally required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Holder not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days after the related maturity date if the related borrower has provided the master servicer, within 60 days after the related maturity date, a written and fully executed (subject only to customary final closing conditions) commitment, letter of intent, or otherwise binding application for refinancing or similar document that is, in each case, binding upon an acceptable lender or signed purchase agreement reasonably satisfactory in form and substance to the master servicer (and the master servicer will promptly forward a copy of such document to the applicable special servicer, if it is not evident that a copy has been delivered to such other party), which provides that such refinancing or purchase will occur within 120 days of such related maturity date; and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the master servicer or such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee, subject to any additional conditions in an applicable Co-Lender Agreement, will be required to determine whether the cash offer constitutes a fair price; provided, however, that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Property Protection Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be paid in advance of any such determination by the Interested Person; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and any related Serviced Pari Passu Companion Loan Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan, in consultation with the Directing Holder (unless a Consultation Termination Event exists) and, in the case of a Serviced Pari Passu Whole Loan or an REO Property related to a Serviced Pari Passu Whole Loan, any related Companion Loan Holder(s)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Pari Passu Whole Loan or an REO Property related to a Serviced Pari Passu Whole Loan, any related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Companion Loan Holder(s) constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan), and the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Pari Passu Whole Loan or an REO Property related to a Serviced Pari Passu Whole Loan, any related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Companion Loan Holder(s) constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan).

An “Interested Person” is the depositor, the master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Holder, any borrower sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the applicable special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Pari Passu Whole Loan, pursuant to the terms of the related Co-Lender Agreement(s), if such Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell any related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan. The applicable special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan if such Serviced Pari Passu Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan, unless such special servicer complies with certain notice and delivery requirements set forth in the PSA. See “Description of the Mortgage Pool—The Whole Loans.”

If the AMA Plaza whole loan or the 225 Bush Street whole loan becomes a Defaulted Loan, the applicable special servicer will be required to sell the applicable Mortgage Loan together with any related Pari Passu Companion Loan and the related Trust Subordinate Companion Loan as notes evidencing one whole loan, in accordance with the provisions of the related Co-Lender Agreement and the PSA.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with any related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Co-Lender Agreement. The Controlling Class Representative will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the applicable special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan (and in the case of the AMA Plaza mortgage loan and the 225 Bush Street mortgage loan, the related Trust Subordinate

Companion Loan) are less than the sum of (1) the outstanding principal balance of the Mortgage Loan (and in the case of the AMA Plaza mortgage loan and the 225 Bush Street mortgage loan, the related Trust Subordinate Companion Loan), (2) interest accrued thereon and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Protection Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan (and in the case of the AMA Plaza mortgage loan and the 225 Bush Street mortgage loan, the related Trust Subordinate Companion Loan), the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan (and in the case of the AMA Plaza mortgage loan and the 225 Bush Street mortgage loan, the related Trust Subordinate Companion Loan), prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan (and in the case of the AMA Plaza mortgage loan and the 225 Bush Street mortgage loan, the related Trust Subordinate Companion Loan). In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the applicable special servicer or trustee on these Advances.

The Directing Holder

General

Subject to the rights of the holder of any related Companion Loan under the related Co-Lender Agreement as described under “—Rights of Holders of Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder (a) will be entitled to advise (1) the applicable special servicer, with respect to the applicable Specially Serviced Loans other than any Excluded Loan, (2) the applicable special servicer, with respect to the applicable non-Specially Serviced Loans other than any Excluded Loan, as to all Special Servicer Major Decisions, and (3) the master servicer, with respect to the applicable non-Specially Serviced Loans other than any Excluded Loan, as to all Master Servicer Major Decisions and (b) will have the right to replace the applicable special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan or Serviced Whole Loan other than an Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Holder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Holder will not have any consent or consultation rights, as further described below.

The “Controlling Class Representative” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)   absent that selection, or

(2)   until a Controlling Class Representative is so selected, or

(3)   upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, then the Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the Controlling Class (with evidence of ownership), or its representative, will be the Controlling Class Representative;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Controlling Class Representative until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Controlling Class Representative has not changed until such parties receive written notice of a replacement of the Controlling

Class Representative from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Controlling Class Representative.

The initial Controlling Class Representative is expected to be Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate).

The “AMA Plaza Controlling Class Representative” will be the AMA Plaza Controlling Class Certificateholder (or its representative) selected by more than 50% of the AMA Plaza Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)   absent that selection, or

(2)   until an AMA Plaza Controlling Class Representative is so selected, or

(3)   upon receipt of a notice from a majority of the AMA Plaza Controlling Class Certificateholders, by Certificate Balance, that an AMA Plaza Controlling Class Representative is no longer designated, then the AMA Plaza Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the AMA Plaza Controlling Class (with evidence of ownership), or its representative, will be the AMA Plaza Controlling Class Representative;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the AMA Plaza Controlling Class, then there will be no AMA Plaza Controlling Class Representative until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the AMA Plaza Controlling Class Representative has not changed until such parties receive written notice of a replacement of the AMA Plaza Controlling Class Representative from a party holding the requisite interest in the AMA Plaza Controlling Class, or the resignation of the then-current AMA Plaza Controlling Class Representative.

After the occurrence and during the continuance of an AMA Plaza Trust Subordinate Companion Loan Control Termination Event, there will be no AMA Plaza Controlling Class Representative.

The “225 Bush Street Controlling Class Representative” will be the 225 Bush Street Controlling Class Certificateholder (or its representative) selected by more than 50% of the 225 Bush Street Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)   absent that selection, or

(2)   until a 225 Bush Street Controlling Class Representative is so selected, or

(3)   upon receipt of a notice from a majority of the 225 Bush Street Controlling Class Certificateholders, by Certificate Balance, that a 225 Bush Street Controlling Class Representative is no longer designated, then the 225 Bush Street Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the 225 Bush Street Controlling Class (with evidence of ownership), or its representative, will be the 225 Bush Street Controlling Class Representative;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the 225 Bush Street Controlling Class, then there will be no 225 Bush Street Controlling Class Representative until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the 225 Bush Street Controlling Class Representative has not changed until such parties receive written notice of a replacement of the 225 Bush Street Controlling Class Representative from a party holding the requisite interest in the 225 Bush Street Controlling Class, or the resignation of the then-current 225 Bush Street Controlling Class Representative.

After the occurrence and during the continuance of a 225 Bush Street Trust Subordinate Companion Loan Control Termination Event, there will be no 225 Bush Street Controlling Class Representative.

A “Trust Subordinate Companion Loan Controlling Class Representative” means the AMA Plaza Controlling Class Representative or the 225 Bush Street Controlling Class Representative, as applicable.

The “Directing Holder” means:

(a)   with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan, the AMA Plaza Mortgage Loan or the 225 Bush Street Mortgage Loan) or Serviced Whole Loan (other than the AMA Plaza Whole Loan and the 225 Bush Street Whole Loan), the Controlling Class Representative;

(b)   with respect to the AMA Plaza Whole Loan, (i) for so long as no AMA Plaza Trust Subordinate Companion Loan Control Termination Event exists, the AMA Plaza Loan-Specific Directing Holder and (ii) for so long as an AMA Plaza Trust Subordinate Companion Loan Control Termination Event exists, the Controlling Class Representative; and

(c)   with respect to the 225 Bush Street Whole Loan, (i) for so long as no 225 Bush Street Trust Subordinate Companion Loan Control Termination Event exists, the 225 Bush Street Loan-Specific Directing Holder and (ii) for so long as a 225 Bush Street Trust Subordinate Companion Loan Control Termination Event exists, the Controlling Class Representative.

The “Loan-Specific Directing Holder” means,

(a)   with respect to the AMA Plaza Whole Loan, (a) the holder of the Non-Trust Subordinate Companion Loan unless a Non-Trust Subordinate Companion Loan Control Termination Event has occurred and is continuing and (b) if a Non-Trust Subordinate Companion Loan Control Termination Event has occurred and is continuing, the AMA Plaza Controlling Class Representative; and

(b)   with respect to the 225 Bush Street Whole Loan, the 225 Bush Street Controlling Class Representative.

The “225 Bush Street Directing Holder” will be the 225 Bush Street Controlling Class Representative.

A “225 Bush Street Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the 225 Bush Street Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “AMA Plaza Directing Holder” will be the AMA Plaza Controlling Class Representative.

A “AMA Plaza Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the AMA Plaza Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Trust Subordinate Companion Loan Directing Holder” means each of the AMA Plaza Directing Holder and the 225 Bush Street Directing Holder.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

A “Trust Subordinate Companion Loan Controlling Class Certificateholder” means each of the 225 Bush Street Controlling Class Certificateholder and the AMA Plaza Controlling Class Certificateholder.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial

Certificate Balance of that class; provided that if, at any time, the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such classes, have been reduced to zero, the Controlling Class will be the most senior Class of Control Eligible Certificates that has a principal balance greater than zero; provided, further that if at any time the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts (or any Collateral Deficiency Amount) to notionally reduce the Certificate Balance of such Class. The Controlling Class as of the Closing Date will be the Class G certificates.

The “AMA Plaza Controlling Class” will be, as of any time of determination, the most subordinate class of AMA Plaza Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if, at any time, the Certificate Balances of all AMA Plaza Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such classes, have been reduced to zero, the AMA Plaza Controlling Class will be the most senior Class of AMA Plaza Control Eligible Certificates that has a principal balance greater than zero; provided, further that if at any time the Certificate Balance of the Class AMA-A certificates have been reduced to zero as a result of the allocation of principal payments on the Trust Subordinate Companion Loan, then the “AMA Plaza Controlling Class” will be the most subordinate class of AMA Plaza Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts (or any Collateral Deficiency Amount) to notionally reduce the Certificate Balance of such Class.

The “AMA Plaza Control Eligible Certificates” will be the Class AMA-A, Class AMA-B, Class AMA-C and Class AMA-D certificates.

The “225 Bush Street Controlling Class” will be, as of any time of determination, the most subordinate class of 225 Bush Street Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if, at any time, the Certificate Balances of all 225 Bush Street Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such classes, have been reduced to zero, the 225 Bush Street Controlling Class will be the most senior Class of 225 Bush Street Control Eligible Certificates that has a principal balance greater than zero; provided, further that if at any time the Certificate Balance of the Class 225-A certificates have been reduced to zero as a result of the allocation of principal payments on the Trust Subordinate Companion Loan, then the “225 Bush Street Controlling Class” will be the most subordinate class of 225 Bush Street Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts (or any Collateral Deficiency Amount) to notionally reduce the Certificate Balance of such Class.

The “225 Bush Street Control Eligible Certificates” will be the Class 225-A, Class 225-B, Class 225-C, Class 225-D and Class 225-E certificates.

The “Trust Subordinate Companion Loan Controlling Class” will be each of the AMA Plaza Controlling Class and the 225 Bush Street Controlling Class.

The “Trust Subordinate Companion Loan Control Eligible Certificates” will be each of the AMA Plaza Control Eligible Certificates and the 225 Bush Street Control Eligible Certificates.

The “Control Eligible Certificates” will be the Class E, Class F and Class G certificates.

The master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of Control

Eligible Certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Holder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class. The trustee, the certificate administrator, the master servicer, any special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Holder has been appointed or identified to the master servicer or the applicable special servicer, as applicable, and the master servicer or such special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or such special servicer, as applicable, then until such time as the new Directing Holder is identified, the master servicer or the applicable special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Holder, as the case may be.

The Class E certificateholders that are the Controlling Class Certificateholders may waive its rights as the Controlling Class Certificateholders as described in “—Control Termination Event and Consultation Termination Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan (or in the case of a Serviced AB Whole Loan, the Loan-Specific Directing Holder) under the related Co-Lender Agreement as described under “—Rights of Holders of Companion Loans” below, prior to the occurrence and continuance of a Control Termination Event, neither the master servicer nor the applicable special servicer will be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within ten business days (or thirty (30) days with respect to clause (xiii) below) after receipt of the applicable written recommendation and analysis (provided that if such written objection has not been received by the master servicer or the applicable special servicer, as applicable, within such ten-business-day (or 30-day) period, the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(i)    any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans and/or Serviced Whole Loan as come into and continue in default;

(ii)    any modification, consent to a modification or waiver of any monetary term (other than penalty charges (which the master servicer or applicable special servicer, as applicable, is permitted to waive pursuant to the PSA)) or material non-monetary term (including, without limitation the timing of payments and acceptance of discounted pay-offs, but excluding the waiver of penalty charges) of a Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)    any sale of a Defaulted Loan or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates” in this prospectus) for less than the applicable Purchase Price (excluding the amount described in clause (6) and (7) of the definition of “Purchase Price”);

(iv)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)    any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(vi)    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Serviced Whole Loan, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(vii)   releases of amounts from any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(viii)  any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor or releasing a borrower or guarantor from liability under a Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)   the determination of the applicable special servicer pursuant to clause (5), clause (6) or clause (7) of the definition of “Specially Serviced Loan”;

(x)    following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any acceleration of the Mortgage Loan or Serviced Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related borrower or Mortgaged Property;

(xi)   approving leases, lease modifications or amendments or any requests for subordination non-disturbance and attornment agreements or other similar agreements with respect to any lease that (a) involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (1) 20,000 square feet or (2) 20% of the net rentable area of the related Mortgaged Property, (b) involves a tenant or space specifically identified by name or space location in the related Mortgage Loan documents as requiring the consent of the lender for the associated activity or (c) such transaction is not a routine leasing matter for a customary lease of space for parking office retail, warehouse, industrial and/or manufacturing purposes;

(xii)   the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower;

(xiii)  any property management company changes or franchise changes (to the extent the lender is required to consent or approve under the Mortgage Loan documents);

(xiv)  any modification, waiver or amendment of a Co-Lender Agreement, intercreditor agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan or Serviced Whole Loan, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(xv)  any determination of an Acceptable Insurance Default;

(xvi)  any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(xvii) any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property, in each case, to the extent the lender has discretion under the related Mortgage Loan documents; and

(xviii)    approving annual budgets for the related Mortgaged Property with increases (in excess of 10%) in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Serviced Whole Loan).

Subject to the terms and conditions of this section, (a) the applicable special servicer will process all requests for any matter that constitutes a Major Decision with respect to any Specially Serviced Loan, (b) the applicable special servicer will process all requests for any matter that constitutes a Special Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) unless the master servicer and the applicable special servicer have mutually agreed to have the master servicer process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and special servicer, including the applicable special servicer’s consent, (c) the master servicer will process all requests for any matter that constitutes a Master Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), and (d) the master servicer will process all requests for any matter that constitutes a Special Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) if the master servicer and the applicable special servicer have mutually agreed to have the master servicer process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and special servicer, including the applicable special servicer’s consent. For the avoidance of doubt, the master servicer and the applicable special servicer have mutually agreed that the master servicer will process the items listed in clauses (i), (ii)(A), (ii)(B) and (iv) of “Special Servicer Non-Major Decision” with respect to non-Specially Serviced Loans, subject to special servicer consent or deemed consent as provided in the PSA.

Upon receiving a request for any matter that constitutes a Special Servicer Major Decision, the master servicer will be required to forward such request to the applicable special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and special servicer, including the applicable special servicer’s consent, the applicable special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the related Special Servicer Major Decision.

With respect to any borrower request or other action on non-Specially Serviced Loans that is not a Special Servicer Non-Major Decision or a Major Decision, the master servicer will not be required to obtain the consent of or consult with any special servicer, any Directing Holder or the operating advisor.

“Master Servicer Major Decision” means any Major Decision under clauses (xiii) through (xviii) of the definition of “Major Decision”.

“Special Servicer Major Decision” means any Major Decision under clauses (i) through (xii) of the definition of “Major Decision”.

Asset Status Report

So long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, will have the right to disapprove the Asset Status Report prepared by the applicable special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Controlling Class Representative will have no right to consult with the applicable special servicer with respect to the Asset Status Reports.

With respect to a Serviced Subordinate Companion Loan, the applicable special servicer will prepare an Asset Status Report for the related Serviced AB Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Co-Lender Agreement and, prior to the occurrence and continuance of a related Trust Subordinate

Companion Loan Control Termination Event, the Controlling Class Representative will have no approval rights over any such Asset Status Report.

Replacement of Special Servicer

So long as a Control Termination Event has not occurred and is not continuing, the applicable Directing Holder will have the right to replace the applicable special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicers for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

If a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, neither the master servicer nor the applicable special servicer will be required to obtain the consent of the Directing Holder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Holder in connection with any Major Decision that it is processing or, in the case of the applicable special servicer, any Asset Status Report (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the master servicer or such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Holder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the master servicer or the applicable special servicer. In the event the master servicer or the applicable special servicer, as applicable, receives no response from the Directing Holder within 10 days following its written request for input on any required consultation, the master servicer or the applicable special servicer, as applicable, will not be obligated to consult with the Directing Holder on the specific matter; provided, however, that the failure of the Directing Holder to respond will not relieve the master servicer or the applicable special servicer, as applicable, from consulting with the Directing Holder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Holder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the master servicer or the applicable special servicer will also be required to consult with the operating advisor in connection with any Major Decision that it is processing (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the master servicer or the applicable special servicer, as applicable, receives no response from the operating advisor within 10 days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the master servicer or the applicable special servicer, as applicable, will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the master servicer or the applicable special servicer, as applicable from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan (regardless of whether a Control Termination Event has occurred and is continuing), the master servicer, the applicable special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Holder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder under the PSA. The master servicer or the applicable special servicer, as applicable, will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur

(a)       with respect to any Mortgage Loan (other than the AMA Plaza Mortgage Loan and the 225 Bush Street Mortgage Loan) or Serviced Whole Loan (other than the AMA Plaza Whole Loan and the 225 Bush Street Whole Loan) (i) when the Class E certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class, (ii) when a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Control Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class E certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder, or (iii) when such Mortgage Loan or Whole Loan is an Excluded Loan; and

(b)       with respect to the AMA Plaza Whole Loan or the 225 Bush Street Whole Loan, at any date on which either (i) such Whole Loan is an Excluded Loan, or (ii)(A) each of a Non-Trust Subordinate Companion Loan Control Termination Event, if applicable, and a related Trust Subordinate Companion Loan Control Termination Event exists with respect to such Whole Loan and (B) (1) the Class E certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (2) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Control Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class E certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder;

provided that, if at any time, the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then no Control Termination Event will be deemed to occur.

A “Consultation Termination Event” will occur

(a)       with respect to any Mortgage Loan (other than the AMA Plaza Mortgage Loan and the 225 Bush Street Mortgage Loan) or Serviced Whole Loan (other than the AMA Plaza Whole Loan and the 225 Bush Street Whole Loan) (i) when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts, (ii) when a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class E certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder or (iii) when such Mortgage Loan or Whole Loan is an Excluded Loan; and

(b)       with respect to the AMA Plaza Whole Loan or the 225 Bush Street Whole Loan, at any date on which either (i) such Whole Loan is an Excluded Loan, or (ii)(A) each of a Non-Trust Subordinate Companion Loan Control Termination Event, if applicable, and a related Trust Subordinate Companion Loan Control Termination Event exists with respect to such Whole Loan and (B) (1) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts or (2) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (2) will be deemed to have existed or be in continuance with respect to a successor holder of Class E certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder;

provided that, if at any time, the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then no Consultation Termination Event will be deemed to occur.

With respect to any Excluded Loan, the Controlling Class Representative or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to such Excluded Loan.

At any time when the Class E Certificates are the Controlling Class Certificates, the holder of more than 50% of the Controlling Class Certificates (by Certificate Balance) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the PSA, by irrevocable written notice delivered to the depositor, the certificate administrator, the trustee, the master servicer, the special servicers and the operating advisor. Any such waiver will remain effective with respect to such holder and the Class E Certificates until such time as that Certificateholder has (i) sold a majority of the Class E Certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the depositor, the certificate administrator, the trustee, the master servicer, the special servicers and the operating advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class E Certificates. Following any such transfer, the successor holder of more than 50% of the Class E Certificateholders (by Certificate Balance), if Class E Certificates are the Controlling Class Certificates, will again have the rights of the Controlling Class Representative as described in this prospectus without regard to any prior waiver by the predecessor Certificateholder. Such successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No such successor Certificateholder described above in this paragraph will have any consent rights with respect to any Mortgage Loan or Trust Subordinate Companion Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class E Certificates that had not also become a Corrected Loan prior to such acquisition until such Mortgage Loan or Trust Subordinate Companion Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

●	a Consultation Termination Event will be deemed to have occurred and continue; and

●	the rights of the holder of more than 50% of the Class E Certificates (by Certificate Balance), if they are the Controlling Class Certificates, to act as or appoint a Controlling Class Representative and the rights of the Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Holder with respect to any Mortgage Loan or Serviced Whole Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Holder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the subordinate or pari passu or subordinate nature of any Companion Loans), the master servicer or the applicable special servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response (or without waiting to consult with the Directing Holder or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, provides the Directing Holder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Holder or Controlling Class Representative or (ii) may follow any advice or consultation provided by the Directing Holder or Controlling Class Representative or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or such special servicer, as applicable, under the PSA or (4) cause the master servicer or such special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or such special servicer, as applicable, is not in the best interests of the Certificateholders (and, with respect to a Serviced Whole Loan, subject to the rights of the holders of any related Companion Loan, as described under “Description of the Mortgage Pool—The Whole Loans”).

Rights of Holders of Companion Loans

With respect to any Non-Serviced Whole Loan, the Controlling Class Representative will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Holder. The issuing entity, as the holder of each Non-Serviced Mortgage Loan, has consultation rights with respect to certain major decisions relating to each Non-Serviced Whole Loan and, other than in respect of an Excluded Loan, so long as a Consultation Termination Event has not occurred and is not continuing, the Controlling Class Representative will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Co-Lender Agreement. See also “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain major decisions and certain rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted

Loan, as provided in the applicable Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

With respect to a Serviced AB Whole Loan, prior to the occurrence of a related Trust Subordinate Companion Loan Control Termination Event with respect to the related Serviced Subordinate Companion Loan, the Controlling Class Representative will not be entitled to exercise the above described rights, and those rights will be held by the Loan-Specific Directing Holder in accordance with the PSA and the related Co-Lender Agreement. With respect to the AMA Plaza Whole Loan, prior to the occurrence and continuance of a Non-Trust Subordinate Companion Loan Control Termination Event, the consent of the Non-Trust Subordinate Companion Loan Holder is required to be obtained by the master servicer (for any Master Servicer Major Decision for so long as the AMA Plaza Whole Loan is a non-Specially Serviced Loan) or the applicable special servicer (for any Special Servicer Major Decision for so long as the AMA Plaza Whole Loan is a non-Specially Serviced Loan or for any Major Decision for so long as the AMA Plaza Whole Loan is a Specially Serviced Loan). After the occurrence and continuance of a Non-Trust Subordinate Companion Loan Control Termination Event (with respect to the AMA Plaza Whole Loan) and prior to a related Trust Subordinate Companion Loan Control Termination Event, the consent of the related Trust Subordinate Companion Loan holder is required to be obtained by the master servicer (for any Master Servicer Major Decision for so long as the AMA Plaza Whole Loan is a non-Specially Serviced Loan) or the applicable special servicer (for any Special Servicer Major Decision for so long as the AMA Plaza Whole Loan is a non-Specially Serviced Loan or for any Major Decision for so long as the AMA Plaza Whole Loan is a Specially Serviced Loan). However, during a related Trust Subordinate Companion Loan Control Termination Event with respect to a Serviced AB Whole Loan, the Controlling Class Representative will have the same rights (including the rights described above) with respect to a Serviced AB Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Holder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the Controlling Class Certificateholders;

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the Controlling Class Certificateholders over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder, to the extent the Controlling Class Representative is the Directing Holder) for having so acted as set forth in (a) through (d) above, and no Certificateholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal of the Directing Holder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or applicable special servicer in accordance with the direction of or approval of the Directing Holder, which does not violate the terms of any Mortgage Loan, any law or the Servicing Standard or the provisions of the PSA or the related

Co-Lender Agreement, will not result in any liability on the part of the master servicer or such special servicer.

Each certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Loan-Specific Directing Holder and the holders of the related Non-Serviced Companion Loan or their respective designees (e.g. the related Non-Serviced Directing Holder under the related Non-Serviced PSA) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Holder described above pursuant to the terms of the related Co-Lender Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent, and in accordance with the standard of care, set forth in the PSA, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the applicable special servicers’ compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan, (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. See “—Servicing of the Non-Serviced Mortgage Loans” below.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of either special servicer:

(a)   promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)   promptly reviewing each Final Asset Status Report; and

(c)   reviewing any Appraisal Reduction Amount and net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify such special servicer and the Controlling Class Representative of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the applicable special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with such special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report that is in the process of being implemented by the applicable special servicer in accordance with the terms of the PSA (as determined by the applicable special servicer), together with such other data or supporting information provided by the applicable special servicer to the Directing Holder which does not include any communication (other than the related Asset Status Report) between such special servicer and Directing Holder with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise in the process of being implemented by the applicable special servicer in accordance with the terms of the PSA. In addition, after the occurrence and continuance of a Control Termination Event, no Asset Status Report will be a Final Asset Status Report unless and until the operating advisor is consulted with or deemed to have been consulted with pursuant to the PSA. No such consultation will be required prior to a Control Termination Event. With respect to the determination of whether an Asset Status Report is a Final Asset Status Report, the operating advisor is entitled to rely solely on the determination of the applicable special servicer, and prior to the occurrence of a Control Termination Event, the operating advisor has no obligation to review any Final Asset Status Report until the applicable special servicer has made the determination that the Asset Status Report is the Final Asset Status Report.

With respect to the determination of whether a Control Termination Event or Consultation Termination Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the certificate administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuance of a Control Termination Event and/or Consultation Termination Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of a Control Termination Event and/or Consultation Termination Event, as applicable.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)   the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)   the operating advisor will be required to consult (on a non-binding basis) with the master servicer or the applicable special servicer, as applicable, in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Holder—Major Decisions”;

(c)   the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan), or any Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) in the form attached to this prospectus as Annex C, to be provided to the trustee, the master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)   the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by such special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)    after the calculation but prior to the utilization by the applicable special servicer, such special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)    if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of any related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender, taking into account the pari passu nature of any related Pari Passu Companion Loan and the subordinate nature of any related Subordinate Companion Loan), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, the mortgage loan seller, the depositor, the servicer, any special servicer, the asset representations reviewer, the Directing Holder, or any of their affiliates.

Annual Report

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Holder and the applicable special servicer that would be Privileged Information) delivered to the operating advisor by the applicable special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of such special servicer’s performance of its duties under the PSA during the prior calendar year on a “platform-level basis” with respect to the resolution and liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA; provided, however, that in the event such special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the operating advisor’s annual report, the term “platform-level basis” refers to the applicable special servicer’s performance of its duties as they relate to the resolution and/or liquidation of Specially Serviced Loans, taking into account such special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information delivered to the operating advisor by such special servicer (other than any communications between the Directing Holder and such special servicer that would be Privileged Information) pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to the special servicer if, during the prior calendar year, no Asset Status Report was prepared by the special servicer in connection with a Specially Serviced Loan or REO Property.

Notwithstanding the foregoing, with respect to the AMA Plaza Whole Loan, no annual report prepared by the operating advisor will be permitted to include an analysis of the applicable special servicer’s performance in respect of the AMA Plaza Whole Loan until after the occurrence and continuance of a Non-Trust Subordinate Companion Loan Control Termination Event under the related Co-Lender Agreement.

The applicable special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by such special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that such special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of a Special Servicer

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of such special servicer in the manner described in “—Replacement of a Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)    that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any

Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the applicable special servicer or operating advisor as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)    that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, a special servicer, a mortgage loan seller, the Controlling Class Representative, the Directing Holder, or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)    that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the applicable special servicer; and

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from a special servicer or Directing Holder in connection with the Directing Holder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Holder and a special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Holder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Consultation Termination Event has occurred, the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any Excluded Loan) and the Controlling Class Representative other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by an opinion of counsel (which will be an additional expense of the issuing entity) delivered to each of the master servicer, the applicable special servicer, the Directing Holder (other than with respect to an Excluded Loan), the operating advisor, the asset representations reviewer, the certificate administrator and the trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)       any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the operating advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e)       the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)        the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided, that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the certificate administrator is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicers, the master servicer, the certificate administrator, the depositor, the Controlling Class Representative (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the operating advisor with a proposed successor operating advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide written notice to all Certificateholders and the operating advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the operating advisor.

Upon the written direction of holders of more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote), the trustee will terminate all of the rights and obligations of the operating advisor under the PSA (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the operating advisor, and the proposed successor operating advisor will be appointed.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicers, the trustee, the certificate administrator, the asset representations reviewer and the Controlling Class Representative, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

In addition, the operating advisor has the right to resign without cost or expense on or after any date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The operating advisor will provide all of the parties to the PSA and the Controlling Class Representative 30 days prior written notice of any such resignation. If the operating advisor resigns pursuant to the foregoing, then no replacement operating advisor will be appointed. The resigning operating advisor will be entitled to any rights and subject to any obligations that accrued under the PSA prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred.  If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer, the master servicer, the special servicers, the Controlling Class Representative and all Certificateholders in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days of such determination to the master servicer, the special servicers, the operating advisor and the asset representations reviewer.  An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan) held by the issuing entity) as of the end of the applicable Collection Period are Delinquent Loans as of the end of the related Collection Period or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the related Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Date Statement on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 41 prior pools of commercial mortgage loans for which GSMC (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after October 1, 2006, the highest percentage of a particular pool of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between January 1, 2011 and September 30, 2016 was approximately 17.47%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool.  For example, the 3 largest Mortgage Loans in the pool represent approximately 26.8% of the Initial Pool Balance.  Given this mortgage pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the 3 largest Mortgage Loans, in the case of this mortgage pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of “Asset Review Trigger”, could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if 15 Mortgage Loans are Delinquent Loans, assuming those Delinquent Loans represent at least 20% of aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties.  While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in the mortgage loan seller’s Mortgage Loans that could be the basis for claims against the mortgage loan seller based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

For the avoidance of doubt, the asset representations reviewer will not perform an Asset Review with respect to any Trust Subordinate Companion Loan at any time.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Pooled Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and all Certificateholders, and to conduct a solicitation of votes by Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review of Certificateholders evidencing at least a majority of the votes cast but in any event at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan seller, the Controlling Class Representative and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Pooled Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) through (v) below for non-Specially Serviced Loans), the master servicer (with respect to clause (vi) below for non-Specially Serviced Loans) and the applicable special servicer (with respect to Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vi)) after receipt of such notice from the certificate administrator, provide, or make available, the following materials for each Delinquent Loan (in electronic format) to the asset representations reviewer (collectively, with the Diligence Files, any notice of a breach of a representation or warranty relating to any Delinquent Loan received by the asset representations reviewer from any other party to the PSA, a copy of the prospectus, a copy of the MLPA and a copy of the PSA, the “Review Materials”):

(i)     a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)     a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)    a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)    a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)     a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)    any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that are necessary in connection with the asset representations reviewer’s completion of any Asset Review and that are requested (in writing in accordance with the PSA) by the asset representations reviewer, in the time frames and as otherwise described below.

In addition, in the event that, as part of an Asset Review of any Delinquent Loan, the asset representations reviewer determines that the Review Materials provided to it with respect to such Delinquent Loan are missing any documents that are required to be part of the Review Materials for such Mortgage Loan or which were entered into or delivered in connection with the origination of such Mortgage Loan that, in either case, are necessary in connection with its completion of any such Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request the master servicer or the applicable special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, to deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or applicable special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents from the mortgage loan seller. The mortgage loan seller will be required under the MLPA to deliver such additional documents only to the extent such documents are in the possession of the mortgage loan seller.

In addition, with respect to any Delinquent Loan that is a Non-Serviced Mortgage Loan, to the extent any documents required by the asset representations reviewer to complete a Test are missing or have not been received from the related mortgage loan seller, the asset representations reviewer will request such document(s) from the related Non-Serviced Master Servicer (if such Non-Serviced Mortgage Loan is being serviced by a Non-Serviced Master Servicer) or the related Non-Serviced Special Servicer (if such Non-Serviced Mortgage Loan is being serviced by a Non-Serviced Special Servicer).

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the mortgage loan seller with respect to such Delinquent Loan, provided, however, the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the mortgage loan seller, the master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) to the extent in the master servicer’s or the applicable special servicer’s possession within 10 business days upon request as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test (the “Preliminary Asset Review Report”). The asset representations reviewer will be required to provide such Preliminary Asset Review Report to the master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) and the mortgage loan seller no later than 60 days after the date on which access to the Diligence Files in the secure data room is made available to the asset representations reviewer by the certificate administrator. If the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days from receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any information and documents provided or explanations given to support the mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the mortgage loan seller to the asset representations reviewer. For avoidance of doubt, the asset representations reviewer will not be required to prepare a Preliminary Asset Review Report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within the later of (x) 60 days after the date on which access to the Diligence Files posted to the secure data room is provided to the asset representations reviewer by the certificate administrator or (y) 10 days after the expiration of the Cure/Contest Period to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the mortgage loan seller, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Delinquent Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the applicable special servicer (with respect to Specially Serviced Loans) or the mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Date Statement on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received by the certificate administrator, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicers, the trustee, the operating advisor, the certificate administrator, the Controlling Class Representative and the Directing Holder of such disqualification and immediately resign and the trustee will be required to appoint a successor asset representations reviewer. If the trustee is unable to find a successor asset representations reviewer within 30 days of the termination of the asset representations reviewer, the depositor will be permitted to find a replacement.

An “Eligible Asset Representations Reviewer” is an institution that (i) is a special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P

Global Ratings and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the applicable special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) the sponsor, the mortgage loan seller, the master servicer, any special servicer, the depositor, the certificate administrator, the trustee, the Controlling Class Representative, the Directing Holder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of the sponsor, the mortgage loan seller, any underwriter, any party to the PSA, the Controlling Class Representative or the Directing Holder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or the sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception. In addition, the asset representations reviewer will be required to keep all documents received by the asset representations reviewer in connection with an Asset Review that are provided by the mortgage loan seller, the master servicer and the special servicers confidential and will not be permitted to disclose such documents except (i) for purposes of complying with its duties and obligations under the PSA, (ii) if such documents become generally available and known to the public other than as a result of a disclosure directly or indirectly by the asset representations reviewer, (iii) if it is reasonable and necessary for the asset representations reviewer to disclose such documents in working with legal counsel, auditors, taxing authorities or other governmental agencies, (iv) if such documents or information was already known to the asset representations reviewer and not otherwise subject to a confidentiality obligation and/or (v) if the asset representations reviewer is required by law, rule, regulation, order, judgment or decree to disclose such document.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)     any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Pooled Voting Rights;

(ii)     any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)    any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)     the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)    the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Pooled Certificateholders evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Pooled Certificateholders evidencing at least 75% of a Pooled Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of a Pooled Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts) elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be required to be an Eligible Asset Representations Reviewer, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses of each other party to the PSA and each Rating Agency in connection with its resignation and the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holders of the Loan-Specific Certificates and the holder of any related Companion Loan (or in the case of the AMA Plaza whole loan and the 225 Bush Street whole loan, the related Loan-Specific Directing Holder) under the related Co-Lender Agreement, either special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Holder so long as, among other things, the Directing Holder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Holder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event that relates to any Mortgage Loan (but for so long as no Control Termination Event is continuing with respect to the AMA Plaza whole loan or the 225 Bush Street whole loan), upon (i) the written direction of holders of Pooled Principal Balance Certificates evidencing not less than 25% of the Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Pooled Principal Balance Certificates) requesting a vote to replace the applicable special servicer (other than with respect to the AMA Plaza whole loan and the 225 Bush Street whole loan) with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Pooled Principal Balance Certificates evidencing at least 75% of a Pooled Certificateholder Quorum or (ii) holders of Pooled Principal Balance Certificates evidencing more than 50% of the aggregate Pooled Voting Rights of each Class of Pooled Non-Reduced Certificates on an aggregate basis, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer (other than with respect to the AMA Plaza whole loan and the 225 Bush Street whole loan) under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

After the occurrence and during the continuance of a Control Termination Event that relates to any Mortgage Loan (and for so long as a Control Termination Event is continuing with respect to the AMA Plaza whole loan or the 225 Bush Street whole loan), upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Principal Balance Certificates) requesting a vote to replace the applicable special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates on an aggregate basis, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer described above, the holders of certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

A “Pooled Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer (other than with respect to the AMA Plaza whole loan and the 225 Bush Street whole loan) or the asset representations reviewer described above, the holders of Pooled Certificates evidencing at least 75% of the aggregate Pooled Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Pooled Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Holder will be entitled to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer (as so long as, on the date of the appointment, such appointment of such Excluded Special Servicer meets the criteria of the PSA). It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and applicable certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan; provided, however, that the related Excluded Special Servicer will not be required to resign if the Directing Holder determines that such Excluded Special Servicer may continue to serve as special servicer for the applicable Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

“Non-Reduced Certificates” means (i) any Class of Pooled Non-Reduced Certificates, (ii) any Class of AMA Plaza Loan-Specific Certificates (other than the Class X-AMA certificates) then-outstanding for which (a)(1) the initial Certificate Balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such class of certificates, (y) any Appraisal Reduction Amounts allocated to such class of certificates and (z) any AMA Plaza Trust Subordinate Companion Loan Realized Losses previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such class of certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such class of certificates, and (iii) any Class of 225 Bush Street Loan-Specific Certificates (other than the Class X-225 certificates) then-outstanding for which (a)(1) the initial Certificate Balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such class of certificates, (y) any Appraisal Reduction Amounts allocated to such class of certificates and (z) any 225 Bush Street Trust Subordinate Companion Loan Realized Losses previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such class of certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such class of certificates.

“Pooled Non-Reduced Certificates” means any Class of Pooled Principal Balance Certificates then-outstanding for which (a)(1) the initial Certificate Balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such class of certificates, (y) any Appraisal Reduction Amounts allocated to such class of certificates and (z) any Pooled Realized Losses previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such class of certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such class of certificates; provided, that for purposes of this definition, the Class A-S certificates and the Class PEZ Component A-S will be considered as if they together constitute a single “Class” of Pooled Principal Balance Certificates, the Class B certificates and the Class PEZ Component B will be considered as if they together constitute a single “Class” of Pooled Principal Balance Certificates, the Class C certificates and the Class PEZ Component C will be considered as if they together constitute a single “Class” of Pooled Principal Balance Certificates, and the Class PEZ certificates will be Pooled Non-Reduced Certificates only with respect to each component thereof that is part of a class of Pooled Non-Reduced Certificates determined as described in this proviso.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become a special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) is not a special servicer that has been cited by Moody’s as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, (vii) currently has a special servicer rating of at least “CSS3” from Fitch, (viii) is not a special servicer that has been cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination and (ix) is included on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer.

In addition, after the occurrence and continuation of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of a special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the applicable special servicer, a written report detailing the reasons supporting its recommendation (provided, that the operating advisor will not be permitted to recommend the replacement of the special servicer for any Whole Loan so long as the holder of the related Companion Loan is the Loan-Specific Directing Holder under the related Co-Lender Agreement) (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post the related report on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

After the occurrence and during the continuance of a Consultation Termination Event that relates to any Mortgage Loan (but for so long as no Control Termination Event is continuing with respect to the 255 Bush Street Whole Loan and the AMA Plaza Whole Loan), the operating advisor’s recommendation to replace the applicable special servicer (other than with respect to the AMA Plaza whole loan and the 225 Bush Street whole loan) must be confirmed by an affirmative vote of holders of Pooled Principal Balance Certificates evidencing at least a majority of the aggregate Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Pooled Principal Balance Certificates on an aggregate basis. After the occurrence and during the continuance of a Consultation Termination Event that relates to any Mortgage Loan (and for so long as a Control Termination Event is continuing with respect to the AMA Plaza whole loan and the 225 Bush Street whole loan), the operating advisor’s recommendation to replace the applicable special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis.

In the event the holders of such Pooled Principal Balance Certificates or Principal Balance Certificates, as applicable, elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the applicable special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

Notwithstanding the foregoing, the Certificateholders’ direction to replace a special servicer will not apply to a Serviced AB Whole Loan unless a related Trust Subordinate Companion Loan Control Termination Event has occurred and is continuing with respect to the related Serviced AB Whole Loan under the related Co-Lender Agreement. With respect to the AMA Plaza Whole Loan, the Non-Trust Subordinate Companion Loan holder, will have the right, prior to the occurrence and continuance of a Non-Trust Subordinate Companion Loan Control Termination Event, to replace the applicable special servicer with respect to a Serviced AB Whole Loan. The related Trust Subordinate Companion Loan holder, will have the right, after the occurrence and continuance of a Non-Trust Subordinate Companion Loan Control Termination Event (with respect to the AMA Plaza Whole Loan) and prior to the occurrence and continuance of a related Trust Subordinate Companion Loan Control Termination Event, to replace the applicable special servicer solely with respect to a Serviced AB Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—AMA Plaza Whole Loan” and “—225 Bush Street Whole Loan”.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Holder appointed under the related Non-Serviced PSA (and not by the Controlling Class Representative for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Co-Lender Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicers for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or either special servicer, as the case may be, will include, without limitation:

(a)   (i) any failure by the master servicer to make a required deposit to the Collection Account, to the companion paying agent for deposit into the related Serviced Whole Loan Custodial Account or to a holder of a Companion Loan, on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the applicable special servicer to deposit into the applicable REO Account within two business days after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by such special servicer pursuant to, and at the time specified by, the PSA;

(c)   any failure by the master servicer or the applicable special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) 5 business days in the case of certain of the master servicer’s or applicable special servicer’s, as applicable, obligations regarding the Exchange Act reporting required under the PSA (except as otherwise provided under clause (i) of this definition of “Servicer Termination Event”), (ii) 10 days in the case of the master servicer’s failure to make a Property Protection Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the applicable special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the applicable special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders of any class, evidencing as to that class, Percentage Interests aggregating not less than 25% of the Voting Rights allocable to such class or, with respect to a Serviced Whole Loan if affected by such failure, by the holder of the related Serviced Pari Passu Companion Loan or, if affected by such failure and relating to the Trust Subordinate Companion Loan, holders of not less than 25% of the Certificate Balance of each affected Class of the Loan-Specific Certificates (as holders of a beneficial interest in the related Trust Subordinate Companion Loan); provided, however, that if that failure is capable of being cured and the master servicer or the applicable special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)   any breach on the part of the master servicer or such special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or such special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders of any class, evidencing as to that class, Percentage Interests aggregating not less than 25% of the Voting Rights allocated to such class or, with respect to a Serviced Whole Loan if affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan or, if affected by such breach and relating to the Trust Subordinate Companion Loan, holders of not less than 25% of the Certificate Balance of each affected Class of the Loan-Specific Certificates (as holders of a beneficial interest in the related Trust Subordinate Companion Loan); provided, however, that if that breach is capable of being cured and the master servicer or such special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the applicable special servicer, and certain actions by or on behalf of the master servicer or the applicable special servicer indicating its insolvency or inability to pay its obligations;

(f)    either of Moody’s or KBRA (or, in the case of serviced companion loan securities, any companion loan rating agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or one or more classes of serviced companion loan securities, or (ii)

has placed one or more classes of certificates or one or more classes of serviced companion loan securities on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) and (ii), such action has not been withdrawn by Moody’s or KBRA (or, in the case of serviced companion loan securities, any companion loan rating agency) within 60 days of such event) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the master servicer or such special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)   the master servicer or the applicable special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or applicable special servicer is not reinstated to at least that rating within 60 days of the delisting;

(h)   the master servicer or the applicable special servicer, as applicable, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within 60 days; or

(i)     any failure by the master servicer or the applicable special servicer to deliver (a) any Exchange Act reporting items required to be delivered by the master servicer or the applicable special servicer to the trustee or the certificate administrator under the PSA (other than items to be delivered by a sub-servicer retained by the mortgage loan seller) by the time required under the PSA after any applicable grace periods or (b) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant retained by the master servicer is required to deliver (any such primary servicer, sub-servicer or servicing function participant will be terminated if it defaults in accordance with the provision of this clause (i)).

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the applicable special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of (i) Certificateholders evidencing at least (a) 25% of the Voting Rights in the case of the master servicer, (b) 25% of the Pooled Voting Rights in the case of the special servicer (other than with respect to the AMA Plaza whole loan and the 225 Bush Street whole loan), and (c) 25% of the Voting Rights in the case of the special servicer with respect to the AMA Plaza whole loan and the 225 Bush Street whole loan, or (ii) for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder (solely with respect to the applicable special servicer and other than with respect to an Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the applicable special servicer, as the case may be; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or applicable special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written direction of (i) Certificateholders evidencing at least (a) 25% of the Voting Rights in the case of the master servicer, (b) 25% of the Pooled Voting Rights in the case of the special servicer (other than with respect to the AMA Plaza whole loan and the 225 Bush Street whole loan), and (c) 25% of the Voting Rights in the case of the special servicer with respect to the AMA Plaza whole loan and the 225 Bush Street whole loan, or (ii) for so long as a Control Termination Event has not occurred and is not continuing and other than in respect of an Excluded Loan, the Directing Holder will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, for so long as a Control Termination Event has not occurred and is not continuing, that has been approved by the Controlling Class Representative which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or applicable special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the applicable special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the applicable special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing holder (or similar entity)) will be entitled to direct the trustee to terminate the applicable special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Controlling Class Representative; provided, however, that any successor special servicer appointed to replace the applicable special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee (or, prior to a Control Termination Event, the trustee acting at the direction of the Controlling Class Representative) will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clauses (f), (g) or (h) under “—Termination of Master Servicer and Special Servicers for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Companion Loan, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or applicable special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

In addition, the depositor may terminate each of the master servicer and the applicable special servicer upon five business days’ notice if the master servicer or the applicable special servicer, as the case may be, fails to comply with certain of its reporting obligations under the PSA.

Waiver of Servicer Termination Event

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than (a) 66 2/3% of the Voting Rights in the case of the master servicer, (b) 66 2/3% of the Pooled Voting Rights in the case of the special servicer (other than with respect to the AMA Plaza whole loan and the 225 Bush Street whole loan), and (c) 66 2/3% of the Voting Rights in the case of the special servicer with respect to the AMA Plaza whole loan and the 225 Bush Street whole loan (and, if such Servicer Termination Event is on the part of the applicable special servicer with respect to a Serviced Whole Loan only, by the related Serviced Companion Loan holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected classes and any Serviced Companion Loan holder affected by such Servicer Termination Event, and (2) a Servicer Termination Event under clause (c) or clause (i) under “—Servicer Termination Events” above may be waived only with the consent of the depositor and any Serviced Companion Loan holder affected by such Servicer Termination Event. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with an enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicers to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicers only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Holder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or a special servicer, as the case may be, under applicable law. In the event that the master servicer or a special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Master Servicer and Special Servicers for Cause—Servicer Termination Events” above, in no event will the master servicer or the applicable special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the applicable special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of any related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment;

provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicers, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under the related Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the applicable Non-Serviced Securitization Trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicers, the depositor, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicers, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu or subordinate nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of any related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Co-Lender Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan, Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and each special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, any special servicer, the depositor, operating advisor, asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicers, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the applicable special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or either special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account, the AMA Plaza Trust Subordinate Companion Loan REMIC Distribution Account or the 225 Bush Street Trust Subordinate Companion Loan REMIC Distribution Account, the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and the 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event the depositor, the master servicer, the applicable special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer or the applicable special servicer, as applicable, which will in turn be required to promptly forward it to the mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan seller under the MLPA pursuant to the terms of the PSA and the MLPA. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreement—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as the master servicer or the applicable special servicer, as applicable, would require were it, in its individual capacity, the owner of the affected Mortgage Loan or Trust Subordinate Companion Loan.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) determines that a Material Defect exists, the master servicer or the applicable special servicer, as applicable, will be required to enforce the obligations of the mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the applicable special servicer with respect to the enforcement of the obligations of the mortgage loan seller under the MLPA will be deemed to be Property Protection Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreement—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to the depositor, the master servicer, the applicable special servicer, the trustee, the certificate administrator, the certificate registrar, the operating advisor (solely in its capacity as the operating advisor) or the custodian that a Mortgage Loan or the Trust Subordinate Companion Loan be repurchased by the mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the applicable special servicer, and the Enforcing Servicer will be required to promptly forward that Certificateholder Repurchase Request to the mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan or Trust Subordinate Companion Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan or Trust Subordinate Companion Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the applicable special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the applicable special servicer, the Controlling Class Representative or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the applicable special servicer, the Controlling Class Representative or a Controlling Class Certificateholder, (A) prior to the Resolution Failure relating to such non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the applicable special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the applicable special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) has knowledge of a Material Defect with respect to a Mortgage Loan or Trust Subordinate Companion Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, identifying the applicable Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

Resolution of a Repurchase Request

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request as described in “—Certificateholder’s Rights When a Repurchase Request is Initially Delivered by a Certificateholder” or “—Repurchase Request Delivered by a Party to the PSA” above, a “Resolution Failure” will be deemed to have occurred. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, that (i) the related Material Defect has been cured, (ii) the related Mortgage Loan or Trust Subordinate Companion Loan has been repurchased in accordance with the MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the MLPA, (iv) the mortgage loan seller has made the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the mortgage loan seller that settles the mortgage loan seller’s obligations under the MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request made by any person other than the applicable special servicer, the Controlling Class Representative or a Controlling Class Certificateholder relating to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the applicable special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such Repurchase Request, along with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the applicable special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the applicable special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan or Trust Subordinate Companion Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”).

Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders.

If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action proposed by the majority of Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party obligated and entitled to determine a course of action, including but not limited to, enforcing the issuing entity’s rights against the mortgage loan seller, subject to any consent or consultation rights of the Directing Holder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) or (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely delivers a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration; (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and the MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party; and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party obligated and entitled to determine a course of action, including but not limited to, enforcing the issuing entity’s rights against the mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan seller and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Holder, provided that a Consultation Termination Event has not occurred and is continuing and an Excluded Loan is not involved, and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or the mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the master servicer or the applicable special servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Holder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

Servicing of the 540 West Madison Whole Loan, the U.S. Industrial Portfolio Whole Loan, the Hamilton Place Whole Loan and the Embassy Suites Portland Airport Whole Loan

Each of the 540 West Madison Whole Loan, the U.S. Industrial Portfolio Whole Loan, the Hamilton Place Whole Loan and the Embassy Suites Portland Airport Whole Loan and any related REO Properties are being serviced under the GSMS 2016-GS3 PSA. The servicing arrangements under the GSMS 2016-GS3 PSA are expected to generally be similar to those under the PSA. In that regard, in the case of the GSMS 2016-GS3 PSA, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in expected servicing provisions between the GSMS 2016-GS3 PSA and the PSA:

●	The GSMS 2016-GS3 Master Servicer (or primary servicer) will earn a primary servicing fee with respect to the 540 West Madison Whole Loan, the U.S. Industrial Portfolio Whole Loan, the Hamilton Place Whole Loan and the Embassy Suites Portland Airport Whole Loan that is to be calculated at 0.0025% per annum.

●	Special servicing fees, workout fees and liquidation fees payable under the GSMS 2016-GS3 PSA are generally calculated in a manner and at rates similar, but not necessarily identical, to the corresponding fees under the PSA, subject to similar caps and offsets.

●	The master servicer or the trustee, as applicable, will be required to make P&I Advances with respect to the 540 West Madison Whole Loan, the U.S. Industrial Portfolio Whole Loan, the Hamilton Place Whole Loan and the Embassy Suites Portland Airport Whole Loan, unless the master servicer or the trustee, as applicable, or the applicable special servicer, has determined that such advance would not be recoverable from collections on the 540 West Madison Whole Loan, the U.S. Industrial Portfolio Whole Loan, the Hamilton Place Whole Loan and the Embassy Suites Portland Airport Whole Loan. The applicable special servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Nonrecoverable Advance, which determination may be conclusively relied upon by, but will not be binding upon, the master servicer and the trustee.

●	The GSMS 2016-GS3 Master Servicer is obligated to make property protection advances with respect to each of the 540 West Madison Whole Loan, the U.S. Industrial Portfolio Whole Loan, the Hamilton Place Whole Loan and the Embassy Suites Portland Airport Whole Loan. If the GSMS 2016-GS3 Master Servicer determines that a property protection advance it made with respect to either of the 540 West Madison Whole Loan, the U.S. Industrial Portfolio Whole Loan, the Hamilton Place Whole Loan and the Embassy Suites Portland Airport Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed from collections on, and proceeds of the 540 West Madison Pari Passu Companion Loan, the U.S. Industrial Pari Passu Companion Loan, the Hamilton Place Pari Passu Companion Loan and the Embassy Suites Portland Airport Pari Passu Companion Loan, as applicable, on a pro rata basis (based on each such loan’s outstanding principal balance).

●	Items with respect to the 540 West Madison Whole Loan, the U.S. Industrial Portfolio Whole Loan, the Hamilton Place Whole Loan and the Embassy Suites Portland Airport Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the GSMS 2016-GS3 Master Servicer and the GSMS 2016-GS3 Special Servicer (or with respect to the 540 West Madison Whole Loan, the 540 West Madison Special Servicer) in proportions that are different than the proportions allocated between the master servicer and the special servicers in the case of Mortgage Loans serviced under the PSA.

●	The GSMS 2016-GS3 Special Servicer (or with respect to the 540 West Madison Whole Loan, the 540 West Madison Special Servicer) will be required to take actions with respect to the 540 West

Madison Whole Loan, the U.S. Industrial Portfolio Whole Loan, the Hamilton Place Whole Loan or the Embassy Suites Portland Airport Whole Loan, as applicable, if such Mortgage Loan becomes the equivalent of a Defaulted Loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties” in this prospectus.

●	With respect to the 540 West Madison Whole Loan, the U.S. Industrial Portfolio Whole Loan, the Hamilton Place Whole Loan and the Embassy Suites Portland Airport Whole Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

●	The requirement of the GSMS 2016-GS3 Master Servicer to make compensating interest payments in respect of the 540 West Madison Whole Loan, the U.S. Industrial Portfolio Whole Loan, the Hamilton Place Whole Loan and the Embassy Suites Portland Airport Whole Loan is similar to the requirement of the master Servicer to make Compensating Interest Payments in respect of the serviced Mortgage Loans under the PSA.

●	The GSMS 2016-GS3 Master Servicer and GSMS 2016-GS3 Special Servicer (or with respect to the 540 West Madison Whole Loan, the 540 West Madison Special Servicer) (a) have rights related to resignation substantially similar to those of the master servicer and the special servicers and (b) are subject to servicer termination events substantially similar to those in the PSA, as well as the rights related thereto.

●	No items with respect to the 540 West Madison Whole Loan, the U.S. Industrial Portfolio Whole Loan, the Hamilton Place Whole Loan and the Embassy Suites Portland Airport Whole Loan that are the equivalent of ancillary fees, assumption fees and/or Modification Fees will be allocated to the master servicer or the applicable special servicer as additional servicing compensation or otherwise applied in accordance with the PSA except to the extent that such items are received by the issuing entity with respect to the 540 West Madison Whole Loan, the U.S. Industrial Portfolio Whole Loan, the Hamilton Place Whole Loan and the Embassy Suites Portland Airport Whole Loan.

●	The rating agencies rating the securities issued under the GSMS 2016-GS3 PSA vary from the Rating Agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events and eligibility requirements for service providers) to be different under the GSMS 2016-GS3 PSA than under the PSA.

●	The specific types of actions constituting major decisions under the GSMS 2016-GS3 PSA may differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the related other controlling class representative will be permitted to consent will correspondingly differ.

●	The liability of the parties to the GSMS 2016-GS3 PSA will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

●	Collections on the 540 West Madison Whole Loan, the U.S. Industrial Portfolio Whole Loan, the Hamilton Place Whole Loan and the Embassy Suites Portland Airport Whole Loan will be maintained under the GSMS 2016-GS3 PSA in a manner similar, but not necessarily identical, to collections on the Serviced Whole Loans under the PSA, provided that rating requirements for accounts and permitted investments may vary under the PSA and the GSMS 2016-GS3 PSA.

●	The provisions of the GSMS 2016-GS3 PSA may also vary from the PSA with respect to timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The GSMS 2016-GS3 Special Servicer (or with respect to the 540 West Madison Whole Loan, the 540 West Madison Special Servicer) may be removed as described under “Description of the Mortgage Pool—The Whole Loans—540 West Madison Whole Loan,” “—U.S. Industrial Portfolio Whole Loan,” “—Hamilton Place Whole Loan” and “—Embassy Suites Portland Airport Whole Loan” in this prospectus.

The GSMS 2016-GS3 Depositor, the GSMS 2016-GS3 Master Servicer, the GSMS 2016-GS3 Special Servicer (or with respect to the 540 West Madison Whole Loan, the 540 West Madison Special Servicer), the GSMS 2016-GS3 Certificate Administrator and the GSMS 2016-GS3 Trustee and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the 540 West Madison Co-Lender Agreement, the U.S. Industrial Portfolio Co-Lender Agreement, the Hamilton Place Co-Lender Agreement and the Embassy Suites Portland Airport Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Whole Loans—540 West Madison Whole Loan”, “—U.S. Industrial Portfolio Whole Loan”, “—Hamilton Place Whole Loan” and “—Embassy Suites Portland Airport Whole Loan” in this prospectus.

Servicing of the Residence Inn and SpringHill Suites North Shore Whole Loan

The Residence Inn and SpringHill Suites North Shore Mortgage Loan and any related REO Properties are being serviced under the GSMS 2016-GS2 PSA. The servicing arrangements under the GSMS 2016-GS2 PSA are expected to generally be similar to those under the PSA. In that regard, in the case of the GSMS 2016-GS2 PSA, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in expected servicing provisions between the GSMS 2016-GS2 PSA and the PSA:

●	The GSMS 2016-GS2 Master Servicer (or primary servicer) will earn a primary servicing fee with respect to the Residence Inn and SpringHill Suites North Shore Mortgage Loan that is to be calculated at 0.0025% per annum.

●	Special servicing fees, workout fees and liquidation fees payable under the GSMS 2016-GS2 PSA are generally calculated in a manner and at rates similar, but not necessarily identical, to the corresponding fees under the PSA, subject to similar caps and offsets.

●	The master servicer or the trustee, as applicable, will be required to make P&I Advances with respect to the Residence Inn and SpringHill Suites North Shore Mortgage Loan, unless the master servicer or the trustee, as applicable, or the applicable special servicer, has determined that such advance would not be recoverable from collections on the Residence Inn and SpringHill Suites North Shore Mortgage Loan. The applicable special servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Nonrecoverable Advance, which determination may be conclusively relied upon by, but will not be binding upon, the master servicer and the trustee.

●	The GSMS 2016-GS2 Master Servicer is obligated to make property protection advances with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan. If the GSMS 2016-GS2 Master Servicer determines that a property protection advance it made with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed from collections on, and proceeds of the Residence Inn and SpringHill Suites North Shore Mortgage Loan and the Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans, as applicable, on a pro rata basis (based on each such loan’s outstanding principal balance).

●	Items with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the GSMS 2016-GS2 Master Servicer and the GSMS 2016-GS2 Special Servicer in proportions that are different than the proportions allocated between the master servicer and the special servicers in the case of Mortgage Loans serviced under the PSA.

●	The GSMS 2016-GS2 Special Servicer will be required to take actions with respect to the Residence Inn and SpringHill Suites North Shore Mortgage Loan if such Mortgage Loan becomes the equivalent of a Defaulted Loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties” in this prospectus.

●	With respect to the Residence Inn and SpringHill Suites North Shore Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

●	The requirement of the GSMS 2016-GS2 Master Servicer to make compensating interest payments in respect of the Residence Inn and SpringHill Suites North Shore Mortgage Loan is similar to the requirement of the master Servicer to make Compensating Interest Payments in respect of the serviced Mortgage Loans under the PSA.

●	The GSMS 2016-GS2 Master Servicer and GSMS 2016-GS2 Special Servicer (a) have rights related to resignation substantially similar to those of the master servicer and the special servicers and (b) are subject to servicer termination events substantially similar to those in the PSA, as well as the rights related thereto.

●	No items with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan that are the equivalent of ancillary fees, assumption fees and/or Modification Fees will be allocated to the master servicer or the applicable special servicer as additional servicing compensation or otherwise applied in accordance with the PSA except to the extent that such items are received by the issuing entity with respect to the Residence Inn and SpringHill Suites North Shore Mortgage Loan.

●	The rating agencies rating the securities issued under the GSMS 2016-GS2 PSA vary from the Rating Agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events and eligibility requirements for service providers) to be different under the GSMS 2016-GS2 PSA than under the PSA.

●	The specific types of actions constituting major decisions under the GSMS 2016-GS2 PSA may differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the related other controlling class representative will be permitted to consent will correspondingly differ.

●	The liability of the parties to the GSMS 2016-GS2 PSA will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

●	The provisions of the GSMS 2016-GS2 PSA may also vary from the PSA with respect to timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The GSMS 2016-GS2 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—Residence Inn and SpringHill Suites North Shore Whole Loan” in this prospectus.

The GSMS 2016-GS2 Depositor, the GSMS 2016-GS2 Master Servicer, the GSMS 2016-GS2 Special Servicer, the GSMS 2016-GS2 Certificate Administrator and the GSMS 2016-GS2 Trustee and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the Residence Inn and SpringHill Suites North Shore Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Whole Loans—Residence Inn and SpringHill Suites North Shore Whole Loan—Special Servicer Appointment Rights” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the applicable special servicer, as the case may be, may then take such action if the master servicer or the applicable special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or either special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i)  it has been appointed and currently serves as a master servicer or special servicer on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns of the applicable replacement as the sole or a material factor in such rating action or any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii)  the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the applicable special servicer), if Fitch is the non-responding Rating Agency, (iii) KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable master servicer or applicable special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency or (iv) the replacement master servicer or applicable special servicer is on S&P’s Select Servicer List as a U.S.

Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency. Promptly following the master servicer’s or applicable special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or such special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the applicable special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”) and S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”).

Any Rating Agency Confirmation requests made by the master servicer, any special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Co-Lender Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, each special servicer (regardless of whether the applicable special servicer has commenced special servicing of a Mortgage Loan or the Trust Subordinate Companion Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each sub-servicer (required to provide such officer’s certificate under Regulation AB) with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Trust Subordinate Companion Loan, if applicable, to cause (or, in the case of a sub-servicer (required to provide such officer’s certificate under Regulation AB) that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such sub-servicer to furnish) to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or applicable special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or applicable special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, each special servicer (regardless of whether the applicable special servicer has commenced special servicing of any Mortgage Loan or the Trust Subordinate Companion Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Trust Subordinate Companion Loan, if applicable, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to either special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loan, each of the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the related Non-Serviced Trustee and the related Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee indemnity reasonably satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan, Trust Subordinate Companion Loans and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the Mortgage Loans, the Trust Subordinate Companion Loans and each REO Property remaining in the issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class PEZ, Class C and Class D certificates and the Notional Amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class R certificates) and (c) the master servicer is paid a fee equal to (i) the product of (x) the prime rate, (y) the aggregate Certificate Balance of the then-outstanding certificates (other than the Class X Certificates, the Class S certificates and Class R certificates) as of the date of the exchange and (z) three, divided by (ii) 360) or (3) the purchase or other liquidation of all of the assets of the issuing entity (including the Trust Subordinate Companion Loan) as described below by the holders of the Controlling Class, either special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, the Loan-Specific Directing Holder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class, the applicable special servicer, the master servicer and the holders of the Class R certificates representing greater than 50% of the Percentage Interest of such class (in that order) will have the right to purchase all of the assets of the issuing entity (including the Trust Subordinate Companion Loans). This purchase of all the Mortgage Loans and other assets in the issuing entity (including the Trust Subordinate Companion Loans) is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans and the Trust Subordinate Companion Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the master servicer and approved by certain classes of certificates, (3) the reasonable out of pocket expenses of the master servicer related to such purchase, unless the master servicer is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the master servicer in accordance with clauses (2) and (3) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, either special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class R certificates and the Loan-Specific Certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

In the event that any Trust Subordinate Companion Loan and any Loan-Specific Certificates are still outstanding at the time that any optional termination described above is effectuated, such Trust Subordinate Companion Loan will be returned to the holder of the related Loan-Specific Certificates in exchange for such Loan-Specific Certificates and the master servicer and the applicable special servicer will have no further obligation to service such Trust Subordinate Companion Loan under the PSA and none of the parties to the PSA will have any further obligation to the Trust Subordinate Companion Loan.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, either special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity (including the Trust Subordinate Companion Loan), together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)     to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website; or

(j)     to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Trust Subordinate Companion Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan or holder of the Loan-Specific Certificates, without the consent of the holders of all certificates of that class then-outstanding or such holder of any related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in the MLPA or the obligations or rights of the mortgage loan seller under the MLPA without the consent of the mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of the mortgage loan seller under the MLPA or the rights of the mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes in any material adverse respect the rights of the holders of the Loan-Specific Certificates without the consent of such class and no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by any Non-Serviced Co-Lender Agreement without the consent of the holder of the related Non-Serviced Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicers, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicers, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or either special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or either special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A” by S&P, “A2” by Moody’s and “A” by Fitch; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s, “A-” by Fitch and “A-” by S&P, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s, “F1” by Fitch and “A-2” by S&P and (c) the master servicer maintains a rating of at least “A2” by Moody’s and “A+” by Fitch, or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving 30 days’ prior written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicers, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator. If no successor trustee or certificate administrator has accepted an appointment within 120 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator reasonably acceptable to the master servicer.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may at any time upon 30 days written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The trustee or certificate administrator will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA and each Rating Agency in connection with any removal for cause or resignation of such trustee or certificate administrator as and to the extent required under the PSA.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California

Fourteen (14) Mortgaged Properties, securing 10 mortgage loans in whole or in part representing approximately 32.0% of the Initial Pool Balance by allocated loan amount are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Illinois

Eight (8) Mortgaged Properties, securing 3 mortgage loans in whole or in part representing approximately 18.1% of the Initial Pool Balance by allocated loan amount are located in Illinois. Mortgage loans in Illinois are generally secured by mortgages on the related real estate. Foreclosure of a mortgage in Illinois is accomplished by judicial foreclosure. There is no power of sale in Illinois. After an action for foreclosure is commenced and the lender secures a judgment, the judgment of foreclosure will provide that the property be sold at a sale in accordance with the Illinois Mortgage Foreclosure Law (Article 15 of the Illinois Code of Civil Procedure) on such terms and conditions as specified by the court on the judgment of foreclosure if the full amount of the judgment is not paid prior to the scheduled sale. A sale may be conducted by any judge, sheriff or private third-party. The notice of sale shall set forth, among other things, the time and location of such sale. Generally, the foreclosure sale must occur after the expiration of the applicable reinstatement and redemption periods or waiver thereof. During this period, a notice of sale must be published once a week for 3 consecutive weeks in the county in which the property is located, the first such notice to be published not more than 45 days prior to the sale and the last such notice to be published not less than 7 days prior to the sale. Illinois does recognize a right of redemption, but such right may be waived by a borrower in the mortgage. Illinois does not have a “one action rule” or “anti-deficiency legislation.” Subsequent to a foreclosure sale, the court conducts a hearing to confirm the sale and enters an order confirming the sale. In the order confirming the sale pursuant to the judgment of foreclosure, the court shall enter a personal judgment for deficiency against any party (i) if otherwise authorized and (ii) to the extent requested in the complaint and proven upon presentation of a report of sale and to the extent personally served. In certain circumstances, the lender may have a receiver appointed.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or co-lender agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines,

National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or applicable special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

GSMC and its affiliates are playing several roles in this transaction. GS Mortgage Securities Corporation II is the depositor and a wholly-owned subsidiary of GSMC. GSMC originated or acquired the mortgage loans and will be selling them to the depositor. GSMC and GS CRE are affiliated with each other and with Goldman, Sachs & Co., an underwriter for the offering of the certificates.

GSMC currently holds the AMA Plaza Pari Passu Companion Loan, certain of the U.S. Industrial Portfolio Pari Passu Companion Loans and the Simon Premium Outlets Pari Passu Companion Loan, and GS CRE currently holds the 225 Bush Street Pari Passu Companion Loan. However, GSMC and GS CRE intend to sell such Companion Loans in connection with future securitizations.

Wells Fargo, the certificate administrator and master servicer, is also the (i) special servicer under the PSA with respect to the AMA Plaza Whole Loan, (ii) certificate administrator and trustee under the GSMS 2016-GS2 PSA with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan and (iii) the certificate administrator, custodian, trustee under the GSMS 2016-GS3 PSA with respect to the 540 West Madison Whole Loan, the U.S. Industrial Portfolio Whole Loan, the Hamilton Place Whole Loan and the Embassy Suites Portland Airport Whole Loan.

Midland is also the master servicer under the (i) GSMS 2016-GS2 PSA with respect to the Residence Inn and SpringHill Suites North Shore Whole Loan and (ii) GSMS 2016-GS3 PSA with respect to the 540 West Madison Whole Loan, U.S. Industrial Portfolio Whole Loan, Hamilton Place Whole Loan and the Embassy Suites Portland Airport Whole Loan.

Pursuant to certain interim servicing agreements between Wells Fargo and GSMC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by GSMC or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the GSMC Mortgage Loans.

Pursuant to a servicing agreement between Midland Loan Services, a Division of PNC Bank, National Association, the general special servicer, and Goldman Sachs Mortgage Company, the mortgage loan seller, and/or certain of its affiliates, Midland acts as servicer with respect to certain mortgage loans unrelated to the Mortgage Loans.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicers”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsor has been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsor that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan seller and to pay certain expenses in connection with the issuance of the certificates.

Yield, Prepayment and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which yield maintenance charges and prepayment premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates (other than Exchangeable Certificates) or Trust Components (and, therefore, the related Exchangeable Certificates) and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay yield maintenance charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay the ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the applicable special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates (other than Exchangeable Certificates) or Trust Components (and, therefore, the related Exchangeable Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsor due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreement”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a Subordinate Companion Loan or mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a yield maintenance charge or prepayment premium in connection with a voluntary prepayment, any such yield maintenance charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under the ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the applicable special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the applicable special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. With respect to the Class A-AB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-AB certificates to principal prepayments of the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-AB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A and Class X-B certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium and certificates with Notional Amounts, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Pooled Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Pooled Certificateholders in reduction of the Certificate Balances of the certificates and the Trust Components (and, therefore, the Exchangeable Certificates), an AMA Plaza Trust Subordinate Companion Loan Realized Loss occurs when the principal balance of the AMA Plaza Trust Subordinate Companion Loan is reduced without an equal distribution to AMA Plaza Loan-Specific Certificateholders in reduction of the Certificate Balances of the certificates, and a 225 Bush Street Trust Subordinate Companion Loan Realized Loss occurs when the principal balance of the 225 Bush Street Trust Subordinate Companion Loan is reduced without an equal distribution to 225 Bush Street Loan-Specific Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan or Trust Subordinate Companion Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged

Properties, a reduction in the principal balance of a Mortgage Loan or the Trust Subordinate Companion Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the class or classes of certificates and/or the Trust Components indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Related Class X Class/Component
Class X-A	$810,965,000	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and Class A-S trust component
Class X-B	$48,761,000	Class B trust component
Class X-D	$53,893,000	Class D certificates
Class X-AMA	$101,600,000	Class AMA-A, Class AMA-B, Class AMA-C and Class AMA-D certificates
Class X-225	$113,000,000	Class 225-A, Class 225-B, Class 225-C, Class 225-D and Class 225-E certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Losses and shortfalls on any AB Whole Loan and Prepayment Interest Shortfalls for each Distribution Date with respect to an AB Whole Loan will generally be allocated first to the related Subordinate Companion Loan (and, in the case of the AMA Plaza Whole Loan, first to the Non-Trust Subordinate Companion Loan, second to the Trust Subordinate Companion Loan (and correspondingly, to the AMA Plaza Loan-Specific Certificates to the extent not covered by the master servicer’s Compensating Interest Payment for such Distribution Date in the case of any Prepayment Interest Shortfall)) and then to the related Mortgage Loan (and correspondingly to the Pooled Certificates to the extent not covered by the master servicer’s Compensating Interest Payment for such Distribution Date in the case of any Prepayment Interest Shortfall) and any Pari Passu Companion Loans on a pro rata basis.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or yield maintenance charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a yield maintenance charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 10 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related class or classes of certificates and/or the Trust Components indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans (or, in the case of the Class X-AMA and Class X-225 certificates, the related Trust Subordinate Companion Loan) and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Related Class X Class/Component
Class X-A	$810,965,000	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and Class A-S trust component
Class X-B	$48,761,000	Class B trust component
Class X-D	$53,893,000	Class D certificates
Class X-AMA	$101,600,000	Class AMA-A, Class AMA-B, Class AMA-C and Class AMA-D certificates
Class X-225	$113,000,000	Class 225-A, Class 225-B, Class 225-C, Class 225-D and Class 225-E certificates

Any optional termination by the holders of the Controlling Class, the applicable special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and the Trust Subordinate Companion Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Pooled Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans and AB Whole Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period has expired. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans and AB Whole Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume prepayments on the Mortgage Loans and AB Whole Loans at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans and AB Whole Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans and AB Whole Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates that are also Principal Balance Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity or anticipated repayment date of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 10th day (each assumed to be a business day) of the related month, beginning in December 2016;

●	the Mortgage Rate in effect for each Mortgage Loan, AB Whole Loan and Component as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date, as the case may be, and will be adjusted, if necessary, as required pursuant to the definition of Mortgage Rate;

●	there are no delinquencies;

●	the mortgage loan seller will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the applicable special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of

CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);

●	any principal prepayments on the AB Whole Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Whole Loans on partial voluntary principal prepayment) and allocated to the related Mortgage Loan (and, in the case of the AMA Plaza whole loan and the 225 Bush Street whole loan, the related Mortgage Loan and Trust Subordinate Companion Loan) pursuant to the related Co-Lender Agreement;

●	all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the issuing entity or any prepayment that is accepted by the master servicer or the applicable special servicer pursuant to a workout, settlement or loan modification;

●	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

●	the Closing Date occurs on November 30, 2016;

●	the ARD Loan prepays in full on the Anticipated Repayment Date;

●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;

●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan or AB Whole Loan in whole or in part;

●	no additional trust fund expenses are incurred;

●	no property releases (or yield maintenance charge or other prepayment premium or related re-amortizations) occur;

●	the optional termination is not exercised;

●	the Certificate Balance of the Class PEZ certificates at all times equals the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates; and

●	there are no modifications or maturity date extensions in respect of the Mortgage Loans.

To the extent that the Mortgage Loans and AB Whole Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates that is also a Principal Balance Certificate may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans and AB Whole Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans and AB Whole Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans and AB Whole Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans and AB Whole Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans and AB Whole Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of

Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of each class of Offered Certificates that is also a Principal Balance Certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percentages of the Initial Certificate Balance of
the Class A-1 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 10, 2017	88%	88%	88%	88%	88%
November 10, 2018	75%	75%	75%	75%	75%
November 10, 2019	50%	50%	50%	50%	50%
November 10, 2020	23%	9%	0%	0%	0%
November 10, 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.83	2.73	2.72	2.72	2.72
First Principal Payment Date	Dec 2016	Dec 2016	Dec 2016	Dec 2016	Dec 2016
Last Principal Payment Date	Oct 2021	Dec 2020	Nov 2020	Nov 2020	Nov 2020

Percentages of the Initial Certificate Balance of
the Class A-2 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 10, 2017	100%	100%	100%	100%	100%
November 10, 2018	100%	100%	100%	100%	100%
November 10, 2019	100%	100%	100%	100%	100%
November 10, 2020	100%	100%	98%	93%	54%
November 10, 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.90	4.77	4.61	4.48	4.26
First Principal Payment Date	Oct 2021	Dec 2020	Nov 2020	Nov 2020	Nov 2020
Last Principal Payment Date	Nov 2021	Nov 2021	Nov 2021	Nov 2021	Nov 2021

Percentages of the Initial Certificate Balance of
the Class A-3 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 10, 2017	100%	100%	100%	100%	100%
November 10, 2018	100%	100%	100%	100%	100%
November 10, 2019	100%	100%	100%	100%	100%
November 10, 2020	100%	100%	100%	100%	100%
November 10, 2021	100%	100%	100%	100%	100%
November 10, 2022	100%	100%	100%	100%	100%
November 10, 2023	100%	100%	100%	100%	100%
November 10, 2024	100%	100%	100%	100%	100%
November 10, 2025	100%	100%	100%	100%	100%
November 10, 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.66	9.61	9.54	9.48	9.28
First Principal Payment Date	Mar 2026	Dec 2025	Dec 2025	Dec 2025	Dec 2025
Last Principal Payment Date	Sep 2026	Sep 2026	Sep 2026	Aug 2026	May 2026

Percentages of the Initial Certificate Balance of
the Class A-4 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 10, 2017	100%	100%	100%	100%	100%
November 10, 2018	100%	100%	100%	100%	100%
November 10, 2019	100%	100%	100%	100%	100%
November 10, 2020	100%	100%	100%	100%	100%
November 10, 2021	100%	100%	100%	100%	100%
November 10, 2022	100%	100%	100%	100%	100%
November 10, 2023	100%	100%	100%	100%	100%
November 10, 2024	100%	100%	100%	100%	100%
November 10, 2025	100%	100%	100%	100%	100%
November 10, 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.84	9.82	9.81	9.77	9.52
First Principal Payment Date	Sep 2026	Sep 2026	Sep 2026	Aug 2026	May 2026
Last Principal Payment Date	Nov 2026	Nov 2026	Oct 2026	Oct 2026	Jul 2026

Percentages of the Initial Certificate Balance of
the Class A-AB certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 10, 2017	100%	100%	100%	100%	100%
November 10, 2018	100%	100%	100%	100%	100%
November 10, 2019	100%	100%	100%	100%	100%
November 10, 2020	100%	100%	100%	100%	100%
November 10, 2021	100%	100%	100%	100%	100%
November 10, 2022	78%	78%	78%	78%	78%
November 10, 2023	55%	55%	55%	55%	55%
November 10, 2024	31%	31%	31%	31%	31%
November 10, 2025	6%	6%	6%	6%	6%
November 10, 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.17	7.17	7.17	7.17	7.17
First Principal Payment Date	Nov 2021	Nov 2021	Nov 2021	Nov 2021	Nov 2021
Last Principal Payment Date	Mar 2026	Mar 2026	Mar 2026	Mar 2026	Mar 2026

Percentages of the Initial Certificate Balance of
the Class A-S certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 10, 2017	100%	100%	100%	100%	100%
November 10, 2018	100%	100%	100%	100%	100%
November 10, 2019	100%	100%	100%	100%	100%
November 10, 2020	100%	100%	100%	100%	100%
November 10, 2021	100%	100%	100%	100%	100%
November 10, 2022	100%	100%	100%	100%	100%
November 10, 2023	100%	100%	100%	100%	100%
November 10, 2024	100%	100%	100%	100%	100%
November 10, 2025	100%	100%	100%	100%	100%
November 10, 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.94	9.94	9.93	9.88	9.66
First Principal Payment Date	Nov 2026	Nov 2026	Oct 2026	Oct 2026	Jul 2026
Last Principal Payment Date	Nov 2026	Nov 2026	Nov 2026	Nov 2026	Aug 2026

Percentages of the Initial Certificate Balance of
the Class B certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 10, 2017	100%	100%	100%	100%	100%
November 10, 2018	100%	100%	100%	100%	100%
November 10, 2019	100%	100%	100%	100%	100%
November 10, 2020	100%	100%	100%	100%	100%
November 10, 2021	100%	100%	100%	100%	100%
November 10, 2022	100%	100%	100%	100%	100%
November 10, 2023	100%	100%	100%	100%	100%
November 10, 2024	100%	100%	100%	100%	100%
November 10, 2025	100%	100%	100%	100%	100%
November 10, 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.94	9.94	9.94	9.94	9.69
First Principal Payment Date	Nov 2026	Nov 2026	Nov 2026	Nov 2026	Aug 2026
Last Principal Payment Date	Nov 2026	Nov 2026	Nov 2026	Nov 2026	Aug 2026

Percentages of the Initial Certificate Balance of
the Class PEZ certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 10, 2017	100%	100%	100%	100%	100%
November 10, 2018	100%	100%	100%	100%	100%
November 10, 2019	100%	100%	100%	100%	100%
November 10, 2020	100%	100%	100%	100%	100%
November 10, 2021	100%	100%	100%	100%	100%
November 10, 2022	100%	100%	100%	100%	100%
November 10, 2023	100%	100%	100%	100%	100%
November 10, 2024	100%	100%	100%	100%	100%
November 10, 2025	100%	100%	100%	100%	100%
November 10, 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.94	9.94	9.94	9.91	9.68
First Principal Payment Date	Nov 2026	Nov 2026	Oct 2026	Oct 2026	Jul 2026
Last Principal Payment Date	Nov 2026	Nov 2026	Nov 2026	Nov 2026	Aug 2026

Percentages of the Initial Certificate Balance of
the Class C certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
November 10, 2017	100%	100%	100%	100%	100%
November 10, 2018	100%	100%	100%	100%	100%
November 10, 2019	100%	100%	100%	100%	100%
November 10, 2020	100%	100%	100%	100%	100%
November 10, 2021	100%	100%	100%	100%	100%
November 10, 2022	100%	100%	100%	100%	100%
November 10, 2023	100%	100%	100%	100%	100%
November 10, 2024	100%	100%	100%	100%	100%
November 10, 2025	100%	100%	100%	100%	100%
November 10, 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.94	9.94	9.94	9.94	9.69
First Principal Payment Date	Nov 2026	Nov 2026	Nov 2026	Nov 2026	Aug 2026
Last Principal Payment Date	Nov 2026	Nov 2026	Nov 2026	Nov 2026	Aug 2026

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under“—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from November 1, 2016 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans and AB Whole Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans and AB Whole Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans and AB Whole Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans and AB Whole Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans and AB Whole Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95-00	3.622%	3.687%	3.692%	3.692%	3.692%
96-00	3.230%	3.282%	3.286%	3.286%	3.286%
97-00	2.845%	2.883%	2.886%	2.886%	2.886%
98-00	2.465%	2.490%	2.492%	2.492%	2.492%
99-00	2.091%	2.103%	2.104%	2.104%	2.104%
100-00	1.721%	1.721%	1.721%	1.721%	1.721%
101-00	1.357%	1.344%	1.343%	1.343%	1.343%
102-00	0.999%	0.973%	0.971%	0.971%	0.971%
103-00	0.645%	0.606%	0.603%	0.603%	0.603%
104-00	0.295%	0.244%	0.240%	0.240%	0.240%
105-00	-0.049%	-0.112%	-0.117%	-0.117%	-0.117%

Pre-Tax Yield to Maturity (CBE) for the Class A-2 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95-00	4.048%	4.076%	4.114%	4.147%	4.207%
96-00	3.814%	3.836%	3.867%	3.893%	3.940%
97-00	3.583%	3.600%	3.622%	3.642%	3.676%
98-00	3.355%	3.366%	3.380%	3.393%	3.416%
99-00	3.129%	3.135%	3.142%	3.148%	3.159%
100-00	2.907%	2.906%	2.906%	2.905%	2.904%
101-00	2.686%	2.680%	2.672%	2.665%	2.653%
102-00	2.468%	2.457%	2.442%	2.428%	2.404%
103-00	2.253%	2.236%	2.214%	2.194%	2.159%
104-00	2.040%	2.018%	1.988%	1.962%	1.916%
105-00	1.830%	1.802%	1.765%	1.733%	1.676%

Pre-Tax Yield to Maturity (CBE) for the Class A-3 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95-00	3.817%	3.820%	3.823%	3.827%	3.839%
96-00	3.689%	3.691%	3.694%	3.696%	3.706%
97-00	3.562%	3.563%	3.565%	3.567%	3.574%
98-00	3.436%	3.437%	3.438%	3.440%	3.444%
99-00	3.312%	3.313%	3.313%	3.314%	3.316%
100-00	3.189%	3.189%	3.189%	3.189%	3.189%
101-00	3.068%	3.068%	3.067%	3.066%	3.064%
102-00	2.948%	2.947%	2.946%	2.944%	2.940%
103-00	2.830%	2.828%	2.826%	2.824%	2.817%
104-00	2.713%	2.711%	2.708%	2.705%	2.696%
105-00	2.597%	2.594%	2.591%	2.587%	2.576%

Pre-Tax Yield to Maturity (CBE) for the Class A-4 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95-00	4.082%	4.083%	4.084%	4.086%	4.100%
96-00	3.954%	3.955%	3.956%	3.957%	3.968%
97-00	3.827%	3.828%	3.829%	3.830%	3.838%
98-00	3.702%	3.703%	3.703%	3.704%	3.709%
99-00	3.579%	3.579%	3.579%	3.579%	3.582%
100-00	3.456%	3.456%	3.456%	3.456%	3.456%
101-00	3.335%	3.335%	3.335%	3.335%	3.332%
102-00	3.216%	3.216%	3.215%	3.214%	3.209%
103-00	3.098%	3.097%	3.097%	3.096%	3.087%
104-00	2.981%	2.980%	2.980%	2.978%	2.967%
105-00	2.866%	2.865%	2.864%	2.862%	2.849%

Pre-Tax Yield to Maturity (CBE) for the Class A-AB certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95-00	4.108%	4.108%	4.108%	4.108%	4.108%
96-00	3.940%	3.940%	3.940%	3.940%	3.940%
97-00	3.774%	3.774%	3.774%	3.774%	3.774%
98-00	3.610%	3.610%	3.610%	3.610%	3.610%
99-00	3.448%	3.448%	3.448%	3.448%	3.448%
100-00	3.287%	3.287%	3.287%	3.287%	3.287%
101-00	3.129%	3.129%	3.129%	3.129%	3.129%
102-00	2.973%	2.973%	2.973%	2.973%	2.973%
103-00	2.818%	2.818%	2.818%	2.818%	2.818%
104-00	2.665%	2.665%	2.665%	2.665%	2.665%
105-00	2.514%	2.514%	2.514%	2.514%	2.514%

Pre-Tax Yield to Maturity (CBE) for the Class X-A certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
4-27	1.119%	0.914%	0.697%	0.492%	-0.031%
4-28	0.970%	0.766%	0.549%	0.344%	-0.181%
4-29	0.823%	0.619%	0.402%	0.197%	-0.329%
4-30	0.678%	0.474%	0.257%	0.052%	-0.476%
4-31	0.534%	0.330%	0.113%	-0.092%	-0.621%
5-00	0.391%	0.188%	-0.030%	-0.235%	-0.766%
5-01	0.250%	0.046%	-0.171%	-0.376%	-0.908%
5-02	0.109%	-0.094%	-0.310%	-0.516%	-1.050%
5-03	-0.029%	-0.232%	-0.449%	-0.654%	-1.190%
5-04	-0.167%	-0.370%	-0.586%	-0.792%	-1.328%
5-05	-0.303%	-0.506%	-0.722%	-0.928%	-1.466%

Pre-Tax Yield to Maturity (CBE) for the Class X-B certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
0-01	554.423%	554.423%	554.423%	554.423%	554.423%
0-02	214.647%	214.647%	214.647%	214.647%	214.647%
0-03	130.553%	130.553%	130.553%	130.553%	130.551%
0-04	93.372%	93.372%	93.372%	93.372%	93.361%
0-05	72.461%	72.461%	72.461%	72.461%	72.432%
0-06	58.996%	58.996%	58.996%	58.996%	58.941%
0-07	49.529%	49.529%	49.529%	49.529%	49.445%
0-08	42.452%	42.452%	42.452%	42.452%	42.339%
0-09	36.920%	36.920%	36.920%	36.920%	36.777%
0-10	32.444%	32.444%	32.444%	32.444%	32.273%
0-11	28.727%	28.727%	28.727%	28.727%	28.529%

Pre-Tax Yield to Maturity (CBE) for the Class A-S certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95-00	4.289%	4.289%	4.290%	4.292%	4.304%
96-00	4.160%	4.160%	4.161%	4.163%	4.172%
97-00	4.033%	4.033%	4.034%	4.035%	4.042%
98-00	3.908%	3.908%	3.908%	3.909%	3.914%
99-00	3.784%	3.784%	3.784%	3.785%	3.787%
100-00	3.662%	3.662%	3.662%	3.662%	3.661%
101-00	3.541%	3.541%	3.540%	3.540%	3.537%
102-00	3.421%	3.421%	3.421%	3.420%	3.415%
103-00	3.303%	3.303%	3.302%	3.301%	3.294%
104-00	3.186%	3.186%	3.185%	3.183%	3.174%
105-00	3.070%	3.070%	3.070%	3.067%	3.056%

Pre-Tax Yield to Maturity (CBE) for the Class B certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95-00	4.475%	4.476%	4.478%	4.479%	4.496%
96-00	4.346%	4.347%	4.348%	4.350%	4.364%
97-00	4.218%	4.219%	4.220%	4.222%	4.233%
98-00	4.092%	4.093%	4.094%	4.095%	4.104%
99-00	3.967%	3.968%	3.969%	3.970%	3.976%
100-00	3.843%	3.844%	3.846%	3.847%	3.850%
101-00	3.722%	3.722%	3.724%	3.725%	3.726%
102-00	3.601%	3.602%	3.603%	3.605%	3.603%
103-00	3.482%	3.483%	3.484%	3.486%	3.481%
104-00	3.364%	3.365%	3.366%	3.368%	3.361%
105-00	3.248%	3.249%	3.250%	3.251%	3.242%

Pre-Tax Yield to Maturity (CBE) for the Class PEZ certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95-00	4.407%	4.408%	4.409%	4.411%	4.425%
96-00	4.278%	4.278%	4.279%	4.281%	4.293%
97-00	4.150%	4.151%	4.152%	4.153%	4.162%
98-00	4.024%	4.025%	4.026%	4.027%	4.033%
99-00	3.900%	3.900%	3.901%	3.902%	3.906%
100-00	3.777%	3.777%	3.778%	3.779%	3.780%
101-00	3.655%	3.656%	3.656%	3.657%	3.656%
102-00	3.535%	3.535%	3.536%	3.536%	3.533%
103-00	3.416%	3.417%	3.417%	3.417%	3.411%
104-00	3.299%	3.299%	3.300%	3.299%	3.291%
105-00	3.183%	3.183%	3.183%	3.183%	3.172%

Pre-Tax Yield to Maturity (CBE) for the Class C certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (32nds)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95-00	4.581%	4.582%	4.583%	4.584%	4.601%
96-00	4.451%	4.451%	4.453%	4.454%	4.468%
97-00	4.322%	4.323%	4.324%	4.326%	4.337%
98-00	4.195%	4.196%	4.197%	4.199%	4.207%
99-00	4.069%	4.070%	4.072%	4.073%	4.079%
100-00	3.946%	3.946%	3.948%	3.949%	3.952%
101-00	3.823%	3.824%	3.825%	3.827%	3.827%
102-00	3.702%	3.703%	3.704%	3.706%	3.704%
103-00	3.582%	3.583%	3.584%	3.586%	3.581%
104-00	3.464%	3.465%	3.466%	3.468%	3.461%
105-00	3.347%	3.348%	3.349%	3.350%	3.341%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Four separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “AMA Plaza Trust Subordinate Companion Loan REMIC”, the “225 Bush Street Trust Subordinate Companion Loan REMIC”, the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The AMA Plaza Trust Subordinate Companion Loan REMIC will hold the AMA Plaza Trust Subordinate Companion Loan and certain other assets and will issue (i) certain classes of regular interests (the “AMA Plaza Trust Subordinate Companion Loan REMIC Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the AMA Plaza Trust Subordinate Companion Loan REMIC. The 225 Bush Street Trust Subordinate Companion Loan REMIC will hold the 225 Bush Street Trust Subordinate Companion Loan and certain other assets and will issue (i) certain classes of regular interests (the “225 Bush Street Trust Subordinate Companion Loan REMIC Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the 225 Bush Street Trust Subordinate Companion Loan REMIC. The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets (excluding Excess Interest for the ARD Loan) and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the AMA Plaza Trust Subordinate Companion Loan REMIC Regular Interests and the 225 Bush Street Trust Subordinate Companion Loan REMIC Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class D, Class X-D, Class E, Class F, Class G, Class AMA-A, Class X-AMA, Class AMA-B, Class AMA-C, Class AMA-D, Class 225-A, Class X-225, Class 225-B, Class 225-C, Class 225-D and Class 225-E certificates and the Class A-S, Class B and Class C trust components (collectively, the “Regular Interests”), each of which represents a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each Co-Lender Agreement, (iii) compliance with the provisions of each Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under each Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the AMA Plaza Trust Subordinate Companion Loan REMIC Regular Interests will constitute a “regular interest” in the AMA Plaza Trust Subordinate Companion Loan REMIC, (c) each of the 225 Bush Street Trust Subordinate Companion Loan REMIC Regular Interests will constitute a “regular interest” in the 225 Bush Street Trust Subordinate Companion

Loan REMIC, (d) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (e) each Class of Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (f) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (i) the portions of the issuing entity consisting of (a) the Excess Interest and the related distribution account and (b) the Trust Components and the related distribution account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, (ii) the Class S certificates will represent undivided beneficial interests in the Excess Interest and related distribution account and (iii) each class of Exchangeable Certificates will represent undivided beneficial interests in their respective Percentage Interests of the related Trust Component or Trust Components and related amounts in the related distribution account.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three (3) month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans, such as the Mortgage Loans or the Trust Subordinate Companion Loan; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security and reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan or the Trust Subordinate Companion Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan or the Trust Subordinate Companion Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the Trust Subordinate Companion Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests, the AMA Plaza Trust Subordinate Companion Loan REMIC Regular Interests and the 225 Bush Street Trust Subordinate Companion Loan REMIC Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan or the Trust Subordinate Companion Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the

REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan seller had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each of the AMA Plaza Trust Subordinate Companion Loan REMIC Regular Interests will constitute a class of regular interests in the AMA Plaza Trust Subordinate Companion Loan REMIC, each of the 225 Bush Street Trust Subordinate Companion Loan REMIC Regular Interests will constitute a class of regular interests in the 225 Bush Street Trust Subordinate Companion Loan REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax

Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans or the Trust Subordinate Companion Loans that are reinvested pending distribution to holders of Regular Interests qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the applicable loans are secured by residential real property. There are no multifamily properties in the Mortgage Pool. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans or the Trust Subordinate Companion Loan that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly through Exchangeable Certificates) represents one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans and the Trust Subordinate Companion Loan provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class C Trust Component will be issued with original issue discount for federal income tax purposes.

In addition, it is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans or the Trust Subordinate Companion Loan will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans and the Trust Subordinate Companion Loan used in pricing the transaction, i.e., the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided that it is assumed that the ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield, Prepayment and Maturity Considerations—Weighted Average Life”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however,

Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans or the Trust Subordinate Companion Loan will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans or the Trust Subordinate Companion Loan that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4 and Class

A-AB certificates and the Class A-S and Class B trust components will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Trust Subordinate Companion Loan, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the principal balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans or the Trust Subordinate Companion Loan below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charge and Prepayment Premiums

Yield maintenance charges and prepayment premiums actually collected on the Mortgage Loans or the Trust Subordinate Companion Loan will be distributed to the certificates and Trust Components as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the master servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as paid upon the retirement or partial retirement of a Certificate. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxation of Exchangeable Certificates

The portion of the issuing entity consisting of the Trust Components will be classified as a grantor trust under subpart E, part I of subchapter J of the Code, and the Exchangeable Certificates will evidence undivided beneficial ownership of all or a portion of the related Trust Component or Trust Components. The holder of an Exchangeable Certificate representing beneficial ownership of more than one Trust Component should account separately for its interest in each Trust Component as a separate Regular Interest. See “—Taxation of Regular Interests” above. A purchaser of an Exchangeable Certificate must allocate its basis in such certificate among the Trust Components represented by such certificate in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of an Exchangeable Certificate, the holder must allocate the amount received on the sale among the Trust Components in accordance with their relative fair market values as of the time of sale. Prospective beneficial owners of Exchangeable Certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Exchangeable Certificates.

Alternative Characterization

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to original issue discount, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more Trust Components, those Trust Components could be treated as a single debt instrument for original issue discount purposes. In addition, if the two or more Trust Components underlying an Exchangeable Certificate were aggregated for original issue discount purposes and a beneficial owner of a Class PEZ certificate were to (i) exchange that Class PEZ certificate for Class A-S, Class B and Class C certificates, (ii) sell one of those Class A-S, Class B and Class C certificates and (iii) retain one or more of the remaining separate Exchangeable Certificates, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the Class PEZ certificates between the Class A-S, Class B and Class C certificates sold and the Class A-S, Class B and Class C certificates retained in proportion to the relative fair market values of the related Trust Component or Trust Components as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the Class A-S, Class B and Class C certificates sold using its basis allocable to the related Trust Component or Trust Components. Also, the beneficial owner then must treat the Trust Component or Trust Components relating to the Class A-S, Class B and Class C certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to that Trust Component or Trust Components. Accordingly, the beneficial owner must accrue interest and original issue discount with respect to the Class A-S, Class B and Class C certificates retained based on the beneficial owner’s basis in the related Trust Component or Trust Components.

As a result, when compared to treating each Trust Component underlying an Exchangeable Certificate as a separate debt instrument, aggregating the Trust Components underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the trustee’s lack of information necessary to report computations that might be required by Code Section 1286, the trustee will treat each Trust Component underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more Trust Components underlying an Exchangeable Certificate were aggregated, the timing of accruals of original issue discount applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the Trust Components underlying the Exchangeable Certificates should be aggregated for original issue discount purposes.

Taxation of Exchange

If a beneficial owner exchanges Class A-S, Class B and Class C certificates for a Class PEZ certificate, the exchange will not be taxable. Likewise, if a beneficial owner exchanges a Class PEZ certificate for Class A-S, Class B and Class C certificates, the exchange will not be taxable.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by each Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual holders, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC, the AMA Plaza Trust Subordinate Companion Loan REMIC and the 225 Bush Street Trust Subordinate Companion Loan REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s, the AMA Plaza Trust Subordinate Companion Loan REMIC’s or the 225 Bush Street Trust Subordinate Companion Loan REMIC’s acquisition of a REO Property, as applicable, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC, the AMA Plaza Trust Subordinate Companion Loan REMIC or the 225 Bush Street Trust Subordinate Companion Loan REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC, the AMA Plaza Trust Subordinate Companion Loan REMIC or the 225

Bush Street Trust Subordinate Companion Loan REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC, the AMA Plaza Trust Subordinate Companion Loan REMIC or the 225 Bush Street Trust Subordinate Companion Loan REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC, the AMA Plaza Trust Subordinate Companion Loan REMIC or the 225 Bush Street Trust Subordinate Companion Loan REMIC, as applicable, to such tax.

Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of Class R certificates, to the fullest extent possible, rather than each Trust REMIC itself, will be liable for any taxes arising from audit adjustments to each Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E,

W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “Non-U.S. Tax Person” is a person other than a U.S. Tax Person.

A “U.S. Tax Person” is a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in, or under the laws of, the United States, any state of the United States or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons).

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely-held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of Exchangeable Certificates and Class S certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients

(including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsor, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	Goldman, Sachs & Co.	Academy Securities, Inc.	Drexel Hamilton, LLC	Morgan Stanley & Co. LLC
Class A-1	$31,820,000	$0	$0	$0
Class A-2	$201,522,000	$0	$0	$0
Class A-3	$175,000,000	$0	$0	$0
Class A-4	$267,043,000	$0	$0	$0
Class A-AB	$43,192,000	$0	$0	$0
Class X-A	$810,965,000	$0	$0	$0
Class X-B	$48,761,000	$0	$0	$0
Class A-S	$92,388,000	$0	$0	$0
Class B	$48,761,000	$0	$0	$0
Class PEZ	$184,777,000	$0	$0	$0
Class C	$43,628,000	$0	$0	$0

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 105.9% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from November 1, 2016, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at approximately $6,800,000, excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Goldman, Sachs & Co., one of the underwriters, is an affiliate of the depositor and an affiliate of GSMC (a sponsor, originator and the initial holder of the AMA Plaza Companion Loans, certain of the U.S. Industrial Portfolio Pari Passu Companion Loans and the Simon Premium Outlets Pari Passu Companion Loan) and GS CRE (an originator and the initial holder of the 225 Bush Street Companion Loans).

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to an affiliate of Goldman, Sachs & Co., one of the underwriters and the lead manager and sole bookrunner for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor of the purchase price for the Offered Certificates and the payment by the depositor to GSMC, an affiliate of Goldman, Sachs & Co., in its capacity as a sponsor, of the purchase price for the GSMC Mortgage Loans. See “Transaction Parties—The Sponsor and Mortgage Loan Seller”.

As a result of the circumstances described above in this paragraph and the prior paragraph, Goldman, Sachs & Co. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 200 West Street, New York, New York 10282, Attention: Leah Nivison, or by telephone at (212) 902-1000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-207677) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to Goldman, Sachs & Co. an individual prohibited transaction exemption, Prohibited Transaction Exemption 89-88 (October 17, 1989) as amended by PTE 2013-08 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Goldman, Sachs & Co., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, either special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicers and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, either special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by an Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP New York, New York. Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the three Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and, except in the case of the Class X-A and Class X-B certificates, the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the Offered Certificates will be the distribution date in November 2049. See “Yield, Prepayment and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Pooled Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those six NRSROs at that time, the depositor hired three of the NRSROs to rate the Pooled Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Pooled Certificates. Had the depositor selected such other NRSROs to rate the certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Pooled Certificates, due in part to the final subordination levels provided by that NRSRO for those classes of Pooled Certificates. If the depositor had selected those NRSROs to rate those other classes of Pooled Certificates not rated by it, its ratings of those other Pooled Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those Pooled Certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

1
17g-5 Information Provider	288
1986 Act	446
1996 Act	424
2
2015 Budget Act	454
225 Bush Street Co-Lender Agreement	191
225 Bush Street Companion Loans	191
225 Bush Street Components	192
225 Bush Street Control Eligible Certificates	359
225 Bush Street Controlling Class	359
225 Bush Street Controlling Class Certificateholder	358
225 Bush Street Controlling Class Representative	357
225 Bush Street Directing Holder	358
225 Bush Street Loan-Specific Certificateholder	284
225 Bush Street Loan-Specific Certificates	131, 251
225 Bush Street Mortgage Loan	191
225 Bush Street Pari Passu Companion Loan	191
225 Bush Street Senior Loans	191
225 Bush Street Special Servicer	247
225 Bush Street trust subordinate companion loan	45
225 Bush Street Trust Subordinate Companion Loan	131, 191
225 Bush Street Trust Subordinate Companion Loan Available Funds	259
225 Bush Street Trust Subordinate Companion Loan Control Termination Event	193
225 Bush Street Trust Subordinate Companion Loan Realized Loss	278
225 Bush Street Trust Subordinate Companion Loan REMIC	53, 443
225 Bush Street Trust Subordinate Companion Loan REMIC Distribution Account	312, 313
225 Bush Street Trust Subordinate Companion Loan REMIC Regular Interests	443
225 Bush Street Whole Loan	191
225 Bush Street Whole Loan Directing Holder	193
3
30/360 Basis	322
4
401(c) Regulations	463
5
540 West Madison Companion Loans	195
540 West Madison GS3 Pooled Subordinate Companion Loan Control Termination Event	202
540 West Madison GS3 Pooled Subordinate Companion Loan Holder	196
540 West Madison GS3 Pooled Subordinate Companion Loan Interest Rate	199
540 West Madison GS3 Pooled Subordinate Companion Loan Percentage Interest	199
540 West Madison Mortgage Loan	195

540 West Madison Mortgage Loan Percentage Interest	199
540 West Madison Non-GS3 Pooled Subordinate Companion Loan	195
540 West Madison Non-GS3 Pooled Subordinate Companion Loan Control Termination Event	202
540 West Madison Non-GS3 Pooled Subordinate Companion Loan Holder	196
540 West Madison Non-GS3 Pooled Subordinate Companion Loan Interest Rate	199
540 West Madison Non-GS3 Pooled Subordinate Companion Loan Percentage Interest	199
540 West Madison Pari Passu Companion Loan	195
540 West Madison Pari Passu Companion Loan Percentage Interest	199
540 West Madison Purchase Notice	205
540 West Madison Senior Loan Interest Rate	199
540 West Madison Senior Loans	195
540 West Madison Sequential Pay Event	199
540 West Madison Special Servicer	195
540 West Madison Subordinate Companion Loans	195
540 West Madison Whole Loan	195
540 West Madison Whole Loan Directing Holder	202
A
AAM	247
AB Modified Loan	334
AB Whole Loan	178
Acceptable Insurance Default	339
Accrued AB Loan Interest	271
Acting General Counsel’s Opinion	128
Actual/360 Basis	167
Actual/360 Loans	312
ADA	426
Additional Exclusions	338
Administrative Cost Rate	266
ADR	133
Advances	307
Affirmative Asset Review Vote	377
Allocated Cut-off Date Loan Amount	133
AMA Plaza Co-Lender Agreement	181
AMA Plaza Companion Loans	180
AMA Plaza Components	187
AMA Plaza Control Eligible Certificates	359
AMA Plaza Controlling Class	359
AMA Plaza Controlling Class Certificateholder	358
AMA Plaza Controlling Class Representative	357
AMA Plaza Directing Holder	358
AMA Plaza Loan-Specific Certificateholder	284
AMA Plaza Loan-Specific Certificates	131, 251
AMA Plaza Mortgage Loan	180
AMA Plaza Mortgage Loan Percentage Interest	184
AMA Plaza Non-Trust Subordinate Companion Loan Interest Rate	184
AMA Plaza Non-Trust Subordinate Companion Loan Percentage Interest	184
AMA Plaza Pari Passu Companion Loan	180
AMA Plaza Pari Passu Companion Loan Percentage Interest	184
AMA Plaza Purchase Notice	189
AMA Plaza Senior Loan Interest Rate	184
AMA Plaza Senior Loans	180
AMA Plaza Sequential Pay Event	184

AMA Plaza Special Servicer	240
AMA Plaza Subordinate Companion Loan	180
AMA Plaza Subordinate Companion Loans	180
AMA Plaza trust subordinate companion loan	45
AMA Plaza Trust Subordinate Companion Loan	131
AMA Plaza Trust Subordinate Companion Loan Available Funds	258
AMA Plaza Trust Subordinate Companion Loan Control Termination Event	187
AMA Plaza Trust Subordinate Companion Loan Interest Rate	184
AMA Plaza Trust Subordinate Companion Loan Percentage Interest	184
AMA Plaza Trust Subordinate Companion Loan Realized Loss	278
AMA Plaza Trust Subordinate Companion Loan REMIC	53, 443
AMA Plaza Trust Subordinate Companion Loan REMIC Distribution Account	312, 313
AMA Plaza Trust Subordinate Companion Loan REMIC Regular Interests	443
AMA Plaza Whole Loan	180
AMA Plaza Whole Loan Directing Holder	187
Annual Debt Service	133
Anticipated Repayment Date	167
Appraisal Reduction Amount	330
Appraisal Reduction Event	330
Appraised Value	133
Appraised-Out Class	336
ARD Loan	167
Assessment of Compliance	406
Asset Representations Reviewer Asset Review Fee	329
Asset Representations Reviewer Fee	329
Asset Representations Reviewer Fee Rate	329
Asset Representations Reviewer Termination Event	382
Asset Review	379
Asset Review Notice	378
Asset Review Quorum	377
Asset Review Report	380
Asset Review Report Summary	380
Asset Review Standard	379
Asset Review Trigger	376
Asset Review Vote Election	377
Asset Status Report	348
Assumed Final Distribution Date	274
Assumed Scheduled Payment	268
Atrium GP	152
Atrium LP	152
Atrium Preferred Equity	152
Attestation Report	406
AURA	247
Available Funds	257
B
Balloon Balance	134
Bankruptcy Code	418
Base Interest Fraction	273
Borrower Party	282
Borrower Party Affiliate	282
B-piece buyer	108
C
C(WUMP)O	16
CERCLA	424
Certificate Administrator/Trustee Fee	328
Certificate Administrator/Trustee Fee Rate	328
Certificate Balance	253
Certificate Owners	291
Certificateholder	283
Certificateholder Quorum	385

Certificateholder Repurchase Request	395
Certifying Certificateholder	293
CID	141
Class A-AB Scheduled Principal Balance	261
Class A-S Percentage Interest	253
Class A-S Trust Component	253
Class A-S-Exchange Percentage Interest	253
Class B Percentage Interest	253
Class B Trust Component	253
Class B-Exchange Percentage Interest	253
Class C Percentage Interest	253
Class C Trust Component	253
Class C-Exchange Percentage Interest	254
Class PEZ Component	254
Class PEZ Component A-S	254
Class PEZ Component B	254
Class PEZ Component C	254
Class X Certificates	251
Clearstream	290
Clearstream Participants	292
Closing Date	132
CMBS	57
CMMBS	244
Code	130, 443
Co-Lender Agreement	178
Collateral Deficiency Amount	334
Collection Account	311
Collection Period	260
Communication Request	293
Companion Loan Holder	178
Companion Loans	45, 131
Compensating Interest Payment	275
Complaint	239
Components	192
Constant Prepayment Rate	433
Consultation Termination Event	364
Control Eligible Certificates	359
Control Termination Event	364
Controlling Class	358
Controlling Class Certificateholder	358
Controlling Class Representative	356
Corrected Loan	348
CPR	433
CPY	433
CREFC®	280
CREFC® Intellectual Property Royalty License Fee	329
CREFC® Intellectual Property Royalty License Fee Rate	330
CREFC® Investor Reporting Package	316
CREFC® Reports	279
Crossed Group	134
Cross-Over Date	264
Cumulative Appraisal Reduction Amount	334
Cure Event	204
Cure Payment	189, 204
Cure/Contest Period	380
Cut-off Date	131
Cut-off Date Balance	134
Cut-off Date DSCR	135
Cut-off Date Loan-to-Value Ratio	134
Cut-off Date LTV Ratio	134
D
Debt Service Coverage Ratio	135
Debt Yield on Underwritten NCF	135
Debt Yield on Underwritten Net Cash Flow	135
Debt Yield on Underwritten Net Operating Income	135
Debt Yield on Underwritten NOI	135
Defaulted 540 West Madison Purchase Date	205
Defaulted AMA Plaza Purchase Date	189
Defaulted Loan	354
Defeasance Deposit	170
Defeasance Loans	170
Defeasance Lock-Out Period	170
Defeasance Option	170
Definitive Certificate	290

Delinquent Loan	377
Depositaries	290
Determination Date	256
Diligence File	296
Directing Holder	358
Disclosable Special Servicer Fees	327
Dispute Resolution Consultation	398
Dispute Resolution Cut-off Date	397
Distribution Accounts	312
Distribution Date	256
Distribution Date Statement	279
District Court	239
Dodd-Frank Act	112
DOL	460
Draft CRR Amendment Regulation	112
DSCR	135
DTC	290
DTC Participants	290
DTC Rules	291
Due Date	167, 260
E
EDGAR	459
Eilian	152
Eligible Asset Representations Reviewer	380
Eligible Operating Advisor	371
Embassy Suites Portland Airport Co-Lender Agreement	218
Embassy Suites Portland Airport Mortgage Loan	217
Embassy Suites Portland Airport Pari Passu Companion Loan	218
Embassy Suites Portland Airport Whole Loan	218
Enforcing Party	396
Enforcing Servicer	396
ERISA	460
ESA	148
EU Risk Retention and Due Diligence Requirements	111
Euroclear	290
Euroclear Operator	292
Euroclear Participants	292
Excess Interest	254
Excess Interest Distribution Account	313
Excess Modification Fees	326
Excess Prepayment Interest Shortfall	276
Exchange Act	226
Exchange Date	256
Exchangeable Certificates	251
Exchangeable Distribution Account	312, 313
Exchangeable Proportion	255
Excluded Controlling Class Holder	287
Excluded Controlling Class Loan	282
Excluded Information	282
Excluded Loan	283
Excluded Special Servicer	385
Excluded Special Servicer Loan	385
Exemption	461
Exemption Rating Agency	461
F
FATCA	455
FDIA	127
FDIC	127
FDIC Safe Harbor	128
FETL	17
FIEL	18
Final Asset Status Report	369
Final Dispute Resolution Election Notice	398
Financial Promotion Order	15
FIRREA	128, 151
Fitch	405
FPO Persons	15
FSCMA	17
FSMA	15
G
Gain-on-Sale Reserve Account	313
Garn Act	425
Goldman Originators	230
Grantor Trust	254, 444
GS Bank	127
GS CRE	131
GS CRE Mortgage Loan	131
GSMC	131, 227
GSMC Data Tape	228
GSMC Deal Team	227
GSMC Mortgage Loans	131

GSMS 2016-GS2 Asset Representations Reviewer	222
GSMS 2016-GS2 Certificate Administrator	222
GSMS 2016-GS2 Controlling Class Representative	223
GSMS 2016-GS2 Master Servicer	222
GSMS 2016-GS2 Operating Advisor	222
GSMS 2016-GS2 PSA	222
GSMS 2016-GS2 Special Servicer	222
GSMS 2016-GS2 Trustee	222
GSMS 2016-GS3 Asset Representations Reviewer	195
GSMS 2016-GS3 Certificate Administrator	195
GSMS 2016-GS3 Controlling Class Representative	202
GSMS 2016-GS3 Master Servicer	195
GSMS 2016-GS3 Operating Advisor	195
GSMS 2016-GS3 PSA	195
GSMS 2016-GS3 Special Servicer	195
GSMS 2016-GS3 Trustee	195
H
Hamilton Place Co-Lender Agreement	214
Hamilton Place Mortgage Loan	214
Hamilton Place Pari Passu Companion Loan	214
Hamilton Place Whole Loan	214
Hard Lockbox	135
High Net Worth Companies, Unincorporated Associations, etc.	15
I
Indirect Participants	290
Initial Pool Balance	131
Initial Rate	167
Initial Requesting Certificateholder	395
In-Place Cash Management	135
Insurance and Condemnation Proceeds	311
Interest Accrual Amount	267
Interest Accrual Period	267
Interest Distribution Amount	267
Interest Reserve Account	312
Interest Shortfall	267
Interested Person	355
Investor Certification	283
J
JD Holdings	152
JDH ROFR	152
Joint Ventures	158
JQH Hotels	152
JQH Trust	152
K
KBRA	405
L
Largest Tenant	135
Largest Tenant Lease Expiration	135
Liquidation Fee	324
Liquidation Fee Rate	325
Liquidation Proceeds	311
Loan Per Unit	135
Loan-Specific Certificates	131, 251
Loan-Specific Directing Holder	358
Loss of Value Payment	300
Lower-Tier Regular Interests	443
Lower-Tier REMIC	53, 443
Lower-Tier REMIC Distribution Account	312
LTV Ratio at Maturity/ARD	135
M
MAI	133
Major Decision	360
MAS	16
Master Servicer	240
Master Servicer Major Decision	362
Master Servicer Proposed Course of Action Notice	396

Master Servicer Remittance Date	306
Material Defect	299
Maturity Date/ARD Loan-to-Value Ratio	135
Maturity Date/ARD LTV Ratio	135
Midland	244
MLPA	294
Modeling Assumptions	433
Modification Fees	322
Moody’s	405
Mortgage	132
Mortgage File	294
mortgage loan seller	19
Mortgage Loans	131
Mortgage Note	132
Mortgage Pool	131
Mortgage Rate	266
Mortgaged Property	132
mortgages	413
Most Recent NOI	136
N
NASD	152
Net Cash Flow	137
Net Mortgage Rate	266
NI 33-105	18
Nonrecoverable Advance	308
Non-Reduced Certificates	386
Non-Serviced Certificate Administrator	178
Non-Serviced Co-Lender Agreement	178
Non-Serviced Companion Loan	178
Non-Serviced Directing Holder	178
Non-Serviced Master Servicer	178
Non-Serviced Mortgage Loan	178
Non-Serviced PSA	178
Non-Serviced Securitization Trust	178
Non-Serviced Special Servicer	179
Non-Serviced Trustee	179
Non-Serviced Whole Loan	179
non-trust subordinate companion loan	45
Non-Trust Subordinate Companion Loan	131
Non-Trust Subordinate Companion Loan
Control Termination Event	188
Non-Trust Subordinate Companion Loan Holder	183
Non-U.S. Tax Person	455
Notice of Foreclosure/DIL	205
Notional Amount	254
NPL	149
NRSRO	281, 463
NRSRO Certification	284
O
Occupancy	136
Occupancy Date	137
Offered Certificates	251
OID Regulations	446
OLA	128
Operating Advisor Consulting Fee	328
Operating Advisor Expenses	329
Operating Advisor Fee	328
Operating Advisor Fee Rate	328
Operating Advisor Standard	370
Operating Advisor Termination Event	373
Original Balance	137
Originators	132
P
P&I Advance	306
pari passu companion loan	45
Pari Passu Companion Loan	179
Pari Passu Companion Loans	131
Park Bridge Financial	249
Park Bridge Lender Services	249
Participants	290
Parties in Interest	460
Pass-Through Rate	264
Patriot Act	427
PAZ	152
PCIS Persons	15
PCR	235
Percentage Interest	256
Periodic Payment	260
Permitted Investments	257, 314
Permitted Special Servicer/Affiliate Fees	328

PIP	50, 139
PIPs	75, 150
Plans	460
PML	235
Pooled Available Funds	257
Pooled Certificateholder	284
Pooled Certificateholder Quorum	385
Pooled Certificates	251
Pooled Non-Reduced Certificates	386
Pooled Principal Balance Certificates	251
Pooled Realized Loss	277
Pooled Voting Rights	289
PRC	15
Preliminary Asset Review Report	379
Preliminary Dispute Resolution Election Notice	397
Prepayment Assumption	447
Prepayment Interest Excess	274
Prepayment Interest Shortfall	275
Prepayment Penalty Description	137
Prepayment Provision	137
Prime Rate	44, 311
Principal Balance Certificates	251
Principal Distribution Amount	267
Principal Shortfall	268
Privileged Information	372
Privileged Information Exception	372
Privileged Person	281
Professional Investors	16
Prohibited Prepayment	275
Promotion Of Collective Investment Schemes Exemptions Order	15
Property Protection Advances	307
Proposed Course of Action	397
Proposed Course of Action Notice	397
PROSPECTUS DIRECTIVE	14
PSA	251
PSA Party Repurchase Request	396
PTCE	462
Purchase Price	300
Q
QUALIFIED INVESTOR	14
Qualified Investors	14
Qualified Replacement Special Servicer	387
Qualified Substitute Mortgage Loan	301
R
RAC No-Response Scenario	404
Rated Final Distribution Date	274
Rating Agencies	405
Rating Agency Confirmation	405
REA	65
Realized Losses	278
REC	148
Record Date	256
Registration Statement	459
Regular Certificates	251
Regular Interestholder	446
Regular Interests	443
Regulation AB	407
Reimbursement Rate	311
Related Class X Class/Component	254
Related Group	137
Related Proceeds	309
Release Date	170
Relevant Member State	13
Relevant Persons	15
Relief Act	426
REMIC	443
REMIC Regulations	443
REO Account	313
REO Loan	269
REO Property	348
Repurchase Request	396
Requesting Certificateholder	398
Requesting Holders	336
Requesting Investor	293
Requesting Party	404
Requirements	427
Residence Inn and SpringHill Suites North Shore Co-Lender Agreement	222

Residence Inn and SpringHill Suites North Shore Mortgage Loan	222
Residence Inn and SpringHill Suites North Shore Pari Passu Companion Loans	222
Residence Inn and SpringHill Suites North Shore Whole Loan	222
Residual Certificates	251
Resolution Failure	396
Resolved	396
Restricted Group	461
Restricted Mezzanine Holder	283
Restricted Party	372
Review Materials	378
Revised Rate	167
RevPAR	137
RMBS	239
Rooms	138
Rule 17g-5	284
S
S&P	405
Scheduled Principal Distribution Amount	268
Sears	158
SEC	226
Securities Act	406
Securitization Accounts	251, 313
Securitization Framework	112
Securitization Regulation	112
SEL	235
Senior Certificates	251
Seritage	158
Serviced AB Whole Loan	179
Serviced Companion Loan	179
Serviced Pari Passu Companion Loan	179
Serviced Pari Passu Mortgage Loan	179
Serviced Pari Passu Whole Loan	179
Serviced Subordinate Companion Loan	179
Serviced Whole Loan	179
Serviced Whole Loan Custodial Account	311
Servicer Termination Event	388
Servicing Fee	321
Servicing Fee Rate	321
Servicing Standard	305
SF	137
SFA	17
SFO	16
Similar Law	460
Simon Premium Outlets Co-Lender Agreement	210
Simon Premium Outlets Mortgage Loan	210
Simon Premium Outlets Pari Passu Companion Loan	210
Simon Premium Outlets Whole Loan	210
SMMEA	463
Soft Lockbox	137
Soft Springing Lockbox	137
Special Servicer Major Decision	362
Special Servicer Non-Major Decision	342
Special Servicing Fee	323
Special Servicing Fee Rate	323
Specially Serviced Loans	346
Springing Cash Management	137
Springing Lockbox	137
Sq. Ft.	137
Square Feet	137
Startup Day	444
Stated Principal Balance	269
static pool data	86
Structured Product	16
Subject Loan	329
Subordinate Certificates	251
Subordinate Companion Loan	45, 131, 179
Sub-Servicing Agreement	306
Superfund	149
T
Terms and Conditions	292
Tests	379
Title V	426
Trailing 12 NOI	136
Tranche Percentage Interest	255
TRIPRA	82
Trust Component	254
Trust REMICs	53, 443
Trust Subordinate Companion Loan	45, 131
Trust Subordinate Companion Loan

Control Eligible Certificates	359
Trust Subordinate Companion Loan Control Termination Event	283
Trust Subordinate Companion Loan Controlling Class	359
Trust Subordinate Companion Loan Controlling Class Certificateholder	358
Trust Subordinate Companion Loan Controlling Class Representative	358
Trust Subordinate Companion Loan Directing Holder	358
Trust Subordinate Companion Loan Holder	181
Trust Subordinate Companion Loan REMIC Distribution Account	313
U
U.S. Industrial Portfolio Co-Lender Agreement	195, 206
U.S. Industrial Portfolio Mortgage Loan	206
U.S. Industrial Portfolio Pari Passu Companion Loans	206
U.S. Industrial Portfolio Whole Loan	206
U.S. Tax Person	455
UCC	414
Underwriter Entities	101
Underwriting Agreement	457
Underwritten EGI	138
Underwritten Expenses	137
Underwritten NCF	137
Underwritten Net Cash Flow	137
Underwritten Net Operating Income	138
Underwritten NOI	138
Underwritten Revenues	138
Units	138
Unscheduled Principal Distribution Amount	268
Unsolicited Information	379
Upper-Tier REMIC	53, 443
Upper-Tier REMIC Distribution Account	312
USTs	149
UW NCF DSCR	135
V
Volcker Rule	112
Voting Rights	289
W
WAC Rate	266
Wachovia	240
Weighted Average Mortgage Loan Rate	139
Wells Fargo	240
Wells Fargo Bank	238
Whole Loan	45, 131, 178
Withheld Amounts	312
Workout Fee	323
Workout Fee Rate	323
Workout-Delayed Reimbursement Amount	311
WTNA	237
Y
YM Group A	272
YM Group B	272
YM Groups	272

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type
1	Loan	8, 9, 10	GSMC	GSMC	AMA Plaza	NAP	NAP	330 North Wabash Avenue	Chicago	Illinois	60611	Office
2	Loan	11, 12, 13, 14	GSCRE	GSMC	225 Bush Street	NAP	NAP	225 Bush Street	San Francisco	California	94104	Office
3	Loan	15, 16, 17, 18, 19, 20	GSMC	GSMC	540 West Madison	NAP	NAP	540 West Madison Street	Chicago	Illinois	60661	Office
4	Loan	20, 21, 22, 23, 24	GSMC	GSMC	U.S. Industrial Portfolio	NAP	NAP
4.01	Property				Hannibal			3851 and 3855 Santa Fe Avenue and 2226, 2230, 2240, 2250 and 2332 East 38th Street	Vernon	California	90058	Industrial
4.02	Property				Kraco			2411 and 2415 North Santa Fe Avenue, 419, 439, 505, 507, 514, 520, 531 and 537 East Euclid Avenue and 430 East Carlin Avenue	Compton	California	90222	Industrial
4.03	Property				New WinCup - Phoenix			7980 West Buckeye Road	Tolleson	Arizona	85353	Industrial
4.04	Property				Worlds Finest Chocolates			4825 South Lawndale Avenue	Chicago	Illinois	60632	Industrial
4.05	Property				SET - MI			36211 South Huron Road	Huron Township	Michigan	48164	Industrial
4.06	Property				Plaid - Decatur			2331 Mellon Court	Decatur	Georgia	30035	Industrial
4.07	Property				Oracle Packaging			220 Polo Road	Winston-Salem	North Carolina	27105	Industrial
4.08	Property				TestAmerica - West SAC			880 Riverside Parkway	West Sacramento	California	95605	Industrial
4.09	Property				TestAmerica - Arvada			4955 Yarrow Street	Arvada	Colorado	80002	Industrial
4.10	Property				Northwest Mailing Service			5401-5501 West Grand Avenue	Chicago	Illinois	60639	Industrial
4.11	Property				Lyons			11301-11401 Electron Drive	Louisville	Kentucky	40299	Industrial
4.12	Property				Wilbert Plastics			2930 Greenville Highway	Easley	South Carolina	29640	Industrial
4.13	Property				Angstrom Graphics			4437 East 49th Street	Cuyahoga Heights	Ohio	44125	Industrial
4.14	Property				New WinCup - Stone Mountain			4600-4680 Lewis Road	Stone Mountain	Georgia	30083	Industrial
4.15	Property				Universal Pool - Armory			300 West Armory Drive	South Holland	Illinois	60473	Industrial
4.16	Property				Jade-Sterling - IL			5100 West 73rd Street and 7201 South Leamington Avenue	Bedford Park	Illinois	60638	Industrial
4.17	Property				Plaid - Norcross			3225 Westech Drive	Norcross	Georgia	30092	Industrial
4.18	Property				Phillips and Temro			9700 West 74th Street	Eden Prairie	Minnesota	55344	Industrial
4.19	Property				TestAmerica - Savannah			5102 LaRoche Avenue	Savannah	Georgia	31404	Industrial
4.20	Property				Hover-Davis			100 Paragon Drive	Rochester	New York	14624	Industrial
4.21	Property				Jade-Sterling - OH			200 Francis D Kenneth Drive and 2300 East Aurora Road	Twinsburg and Aurora	Ohio	44087 and 44202	Industrial
4.22	Property				Fitz Aerospace			6625 Iron Horse Boulevard	North Richland Hills	Texas	76180	Industrial
4.23	Property				MVP Charleston			1031 LeGrand Boulevard	Charleston	South Carolina	29492	Industrial
4.24	Property				Paragon Tech			5775 East Ten Mile Road	Warren	Michigan	48091	Industrial
4.25	Property				Aramsco and Bulls Eye			1480 Grandview Avenue	West Deptford Township	New Jersey	08066	Industrial
4.26	Property				Shale-Inland			9500, 9521, 9545-9555 Ainslie Street and 9550 Kelvin Lane	Schiller Park	Illinois	60176	Industrial
4.27	Property				M.P. Pumps			34800 Bennett Drive	Fraser	Michigan	48026	Industrial
4.28	Property				TestAmerica - Pensacola			3355 McLemore Drive	Pensacola	Florida	32514	Industrial
4.29	Property				Microfinish			4001 Gratiot Avenue and 3981 Sarpy Avenue	St. Louis	Missouri	63110	Industrial
4.30	Property				MVP Mayfield			112 Industrial Road	Mayfield	Kentucky	42066	Industrial
4.31	Property				Builders FirstSource			1602 Industrial Park Drive	Plant City	Florida	33566	Industrial
4.32	Property				Banner			17382 Foltz Parkway	Strongsville	Ohio	44149	Industrial
4.33	Property				SET - IN			1 Steel Way	North Vernon	Indiana	47265	Industrial
4.34	Property				Progressive Metal			1200, 1300 & 1460 Channing Avenue	Ferndale	Michigan	48220	Industrial
4.35	Property				Universal Pool - 166th			2 West 166th Street	South Holland	Illinois	60473	Industrial
4.36	Property				SITEL			1417 North Magnolia Avenue	Ocala	Florida	34475	Industrial
4.37	Property				TestAmerica - Tallahassee			2846 Industrial Plaza Drive	Tallahassee	Florida	32301	Industrial
4.38	Property				Texas Die Casting			600 South Loop 485	Gladewater	Texas	75647	Industrial
4.39	Property				TestAmerica - Corpus Christi			1733 North Padre Island Drive	Corpus Christi	Texas	78408	Industrial
5	Loan	25	GSMC	GSMC	Quad at Whittier	NAP	NAP	13502 Whittier Boulevard	Whittier	California	90605	Retail
6	Loan	20, 26	GSMC	GSMC	Simon Premium Outlets	NAP	NAP
6.01	Property				Queenstown Premium Outlets			441 Outlet Center Drive	Queenstown	Maryland	21658	Retail
6.02	Property				Pismo Beach Premium Outlets			333 Five Cities Drive	Pismo Beach	California	93449	Retail
7	Loan	25	GSMC	GSMC	Westchester Office Portfolio 700 Series	Group 1	NAP
7.01	Property				709 Westchester Avenue			709 Westchester Avenue	White Plains	New York	10604	Office
7.02	Property				777 Westchester Avenue			777 Westchester Avenue	White Plains	New York	10604	Office
7.03	Property				701 Westchester Avenue			701 Westchester Avenue	White Plains	New York	10604	Office
7.04	Property				711 Westchester Avenue			711 Westchester Avenue	White Plains	New York	10604	Office
7.05	Property				707 Westchester Avenue			707 Westchester Avenue	White Plains	New York	10604	Office
8	Loan		GSMC	GSMC	Iron Mountain National Industrial	NAP	NAP
8.01	Property				1800 Columbian Club Drive			1800 Columbian Club Drive	Carrollton	Texas	75006	Industrial
8.02	Property				11333 East 53rd Avenue			11333 East 53rd Avenue	Denver	Colorado	80239	Industrial
8.03	Property				600 Burning Tree Road			600 Burning Tree Road	Fullerton	California	92833	Industrial
8.04	Property				1202 Avenue R			1202 Avenue R	Grand Prairie	Texas	75050	Industrial
8.05	Property				2955 South 18th Place			2955 South 18th Place	Phoenix	Arizona	85034	Industrial
8.06	Property				1760 North Saint Thomas Circle			1760 North Saint Thomas Circle	Orange	California	92865	Industrial
8.07	Property				1915 South Grand Avenue			1915 South Grand Avenue	Santa Ana	California	92705	Industrial
8.08	Property				4449 South 36th Street			4449 South 36th Street	Phoenix	Arizona	85040	Industrial
8.09	Property				13425 Branch View Lane			13425 Branch View Lane	Farmers Branch	Texas	75234	Industrial
8.10	Property				2000 Robotics Place			2000 Robotics Place	Fort Worth	Texas	76118	Industrial
8.11	Property				1819 South Lamar Street			1819 South Lamar Street	Dallas	Texas	75215	Industrial
8.12	Property				5151 East 46th Avenue			5151 East 46th Avenue	Denver	Colorado	80216	Industrial
8.13	Property				1510 Capital Parkway			1510 Capital Parkway	Carrollton	Texas	75006	Industrial
8.14	Property				1905 John Connally Drive			1905 John Connally Drive	Carrollton	Texas	75006	Industrial
8.15	Property				1520 Capital Parkway			1520 Capital Parkway	Carrollton	Texas	75006	Industrial
8.16	Property				3576 North Moline Street			3576 North Moline Street	Aurora	Colorado	80010	Industrial

A-1-1

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type
9	Loan	27	GSMC	GSMC	Hamilton Place	NAP	NAP	2100 Hamilton Place Boulevard	Chattanooga	Tennessee	37421	Retail
10	Loan		GSMC	GSMC	Village Square	NAP	NAP	2600, 2800, 4000, 5000 and 6000 Oxford Drive	Bethel Park	Pennsylvania	15102	Retail
11	Loan	25, 28, 29	GSMC	GSMC	Hilton Garden Inn Old Town	NAP	NAP	4200 Taylor Street	San Diego	California	92110	Hospitality
12	Loan	30	GSMC	GSMC	Poipu Shopping Village	NAP	NAP	2360 Kiahuna Plantation Drive	Koloa	Hawaii	96756	Retail
13	Loan	25, 31, 32, 33, 34	GSMC	GSMC	Embassy Suites Portland Airport	NAP	NAP	7900 Northeast 82nd Avenue	Portland	Oregon	97220	Hospitality
14	Loan	25	GSMC	GSMC	Westchester Office Portfolio 2500-2700 Series	Group 1	NAP
14.01	Property				2500 Westchester Avenue			2500 Westchester Avenue	Purchase	New York	10577	Office
14.02	Property				2700 Westchester Avenue			2700 Westchester Avenue	Purchase	New York	10577	Office
15	Loan	35	GSMC	GSMC	Alton Corporate Plaza	NAP	NAP	1733 and 1833 Alton Parkway	Irvine	California	92606	Office
16	Loan		GSMC	GSMC	Skypark Plaza Shopping Center	NAP	NAP	2481-2485 Notre Dame Boulevard	Chico	California	95928	Retail
17	Loan		GSMC	GSMC	Center For The Medical Arts	NAP	NAP	8100-8200 Royal Palm Boulevard	Coral Springs	Florida	33065	Mixed Use
18	Loan	25, 36, 37, 38	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	NAP	NAP
18.01	Property				SpringHill Suites Pittsburgh North Shore			223 Federal Street	Pittsburgh	Pennsylvania	15212	Hospitality
18.02	Property				Residence Inn Pittsburgh North Shore			574 West General Robinson Street	Pittsburgh	Pennsylvania	15212	Hospitality
19	Loan		GSMC	GSMC	David Holdings Portfolio	NAP	NAP
19.01	Property				Sprouts Culver City			5660 Sepulveda Boulevard	Culver City	California	90230	Retail
19.02	Property				Walgreens San Antonio			300 East Houston Street	San Antonio	Texas	78205	Retail
19.03	Property				Petco Kansas City			600 Northeast Vivion Road	Kansas City	Missouri	64118	Retail
20	Loan	25, 39	GSMC	GSMC	Holiday Inn Hollywood	NAP	NAP	2905 Sheridan Street	Hollywood	Florida	33020	Hospitality
21	Loan	40	GSMC	GSMC	Hyatt Place Princeton	NAP	NAP	3565 US Highway 1	Princeton	New Jersey	08540	Hospitality
22	Loan		GSMC	GSMC	Michaels Distribution Center	NAP	NAP	9200 West Beaver Street	Jacksonville	Florida	32220	Industrial
23	Loan		GSMC	GSMC	Berkshire Hathaway	Group 2	NAP	2505 and 2533 Foster Avenue	Janesville	Wisconsin	53545	Industrial
24	Loan	41	GSMC	GSMC	Bellevue Town Center	NAP	NAP	2064 Lime Kiln Road	Bellevue	Wisconsin	54311	Retail
25	Loan	42	GSMC	GSMC	Crossroads Shopping Center	NAP	NAP	300-352 South Highway 291	Liberty	Missouri	64068	Retail
26	Loan		GSMC	GSMC	Devon Self Storage Charlotte	NAP	NAP	5649 South Boulevard	Charlotte	North Carolina	28217	Self Storage
27	Loan	25	GSMC	GSMC	Republic Place	NAP	NAP	555 Republic Drive	Plano	Texas	75074	Office
28	Loan		GSMC	GSMC	3507 Ringsby Court	NAP	NAP	3507 Ringsby Court	Denver	Colorado	80216	Office
29	Loan		GSMC	GSMC	Wesco International	Group 2	NAP	3202 Latham Drive	Madison	Wisconsin	53713	Industrial
30	Loan		GSMC	GSMC	Sabre Springs	NAP	NAP	12602, 12640, 12650, 12668 Sabre Springs Parkway	San Diego	California	92128	Retail
31	Loan		GSMC	GSMC	Airport Village	NAP	NAP	104 Airport Road	Coatesville	Pennsylvania	19320	Retail
32	Loan		GSMC	GSMC	Therma Tru Doors	Group 2	NAP	8055 North State Road 9	Howe	Indiana	46746	Industrial
33	Loan		GSMC	GSMC	Michaels at Stoneridge Shopping Center	NAP	NAP	925 West Central Entrance	Duluth	Minnesota	55811	Retail

A-1-2

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Detailed Property Type	Year Built	Year Renovated	Rooms, Sq Ft	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)
1	Loan	8, 9, 10	GSMC	GSMC	AMA Plaza	CBD	1971	2000, 2011-2015	1,119,503	SF	116.12	Fee Simple and Leasehold	100,000,000	100,000,000
2	Loan	11, 12, 13, 14	GSCRE	GSMC	225 Bush Street	CBD	1922, 1950	2010-2013	575,363	SF	212.04	Fee Simple	100,000,000	100,000,000
3	Loan	15, 16, 17, 18, 19, 20	GSMC	GSMC	540 West Madison	CBD	2003	NAP	1,098,633	SF	147.72	Fee Simple	75,292,000	75,292,000
4	Loan	20, 21, 22, 23, 24	GSMC	GSMC	U.S. Industrial Portfolio				6,298,728	SF	48.80		75,000,000	74,939,052
4.01	Property				Hannibal	Manufacturing	1927-1980	NAP	429,122	SF		Fee Simple
4.02	Property				Kraco	Warehouse/Distribution	1947-1988	1988	364,440	SF		Fee Simple
4.03	Property				New WinCup - Phoenix	Flex	1989	2010	322,070	SF		Fee Simple
4.04	Property				Worlds Finest Chocolates	Manufacturing	1953	NAP	434,252	SF		Fee Simple
4.05	Property				SET - MI	Manufacturing	1988	2015	284,351	SF		Fee Simple
4.06	Property				Plaid - Decatur	Warehouse	1983	NAP	282,514	SF		Fee Simple
4.07	Property				Oracle Packaging	Manufacturing	1962	1975, 1976, 1980, 1991, 1999	437,911	SF		Fee Simple
4.08	Property				TestAmerica - West SAC	Flex	1994	NAP	66,203	SF		Fee Simple
4.09	Property				TestAmerica - Arvada	Flex	1984	1985, 1986	57,966	SF		Fee Simple
4.10	Property				Northwest Mailing Service	Manufacturing	1957	1996, 2006	228,032	SF		Fee Simple
4.11	Property				Lyons	Manufacturing	1981, 1987	NAP	172,758	SF		Fee Simple
4.12	Property				Wilbert Plastics	Warehouse/Distribution	1990	NAP	257,086	SF		Fee Simple
4.13	Property				Angstrom Graphics	Flex	1938-1998	NAP	231,505	SF		Fee Simple
4.14	Property				New WinCup - Stone Mountain	Warehouse	1966	1974	220,380	SF		Fee Simple
4.15	Property				Universal Pool - Armory	Warehouse/Distribution	1971	NAP	240,255	SF		Fee Simple
4.16	Property				Jade-Sterling - IL	Warehouse/Distribution	1954	1970-1989	215,389	SF		Fee Simple
4.17	Property				Plaid - Norcross	Warehouse	2000	NAP	71,620	SF		Fee Simple
4.18	Property				Phillips and Temro	Manufacturing	1974	2012	101,680	SF		Fee Simple
4.19	Property				TestAmerica - Savannah	Flex	1988	NAP	54,284	SF		Fee Simple
4.20	Property				Hover-Davis	Flex	2000	NAP	66,100	SF		Fee Simple
4.21	Property				Jade-Sterling - OH	Flex	1975-1997	NAP	174,511	SF		Fee Simple
4.22	Property				Fitz Aerospace	Manufacturing	1976	NAP	129,000	SF		Fee Simple
4.23	Property				MVP Charleston	Flex	2000	NAP	108,000	SF		Fee Simple
4.24	Property				Paragon Tech	Manufacturing	1956	1996	88,857	SF		Fee Simple
4.25	Property				Aramsco and Bulls Eye	Flex	1970	1988	99,783	SF		Fee Simple
4.26	Property				Shale-Inland	Manufacturing	1959, 1962, 1968, 1996	NAP	193,789	SF		Fee Simple
4.27	Property				M.P. Pumps	Manufacturing	1983	NAP	81,769	SF		Fee Simple
4.28	Property				TestAmerica - Pensacola	Flex	1995	NAP	21,911	SF		Fee Simple
4.29	Property				Microfinish	Manufacturing	1976	NAP	144,786	SF		Fee Simple
4.30	Property				MVP Mayfield	Manufacturing	1994	NAP	101,244	SF		Fee Simple
4.31	Property				Builders FirstSource	Manufacturing	1985	2012	116,897	SF		Fee Simple
4.32	Property				Banner	Flex	1989	NAP	58,450	SF		Fee Simple
4.33	Property				SET - IN	Manufacturing	1955	1998	117,376	SF		Fee Simple
4.34	Property				Progressive Metal	Manufacturing	1950	1960	58,250	SF		Fee Simple
4.35	Property				Universal Pool - 166th	Warehouse/Distribution	1969	2006	109,814	SF		Fee Simple
4.36	Property				SITEL	Flex	1960	2012	46,812	SF		Fee Simple
4.37	Property				TestAmerica - Tallahassee	Flex	1989	NAP	16,500	SF		Fee Simple
4.38	Property				Texas Die Casting	Manufacturing	1982, 1984-1998	NAP	78,177	SF		Fee Simple
4.39	Property				TestAmerica - Corpus Christi	Warehouse/Distribution	1986	NAP	14,884	SF		Fee Simple
5	Loan	25	GSMC	GSMC	Quad at Whittier	Anchored	1950	1991	433,553	SF	161.69	Fee Simple	70,100,000	70,100,000
6	Loan	20, 26	GSMC	GSMC	Simon Premium Outlets				436,987	SF	232.68		67,000,000	66,788,798
6.01	Property				Queenstown Premium Outlets	Outlet Center	1989	2006	289,571	SF		Fee Simple
6.02	Property				Pismo Beach Premium Outlets	Outlet Center	1994	1999	147,416	SF		Fee Simple
7	Loan	25	GSMC	GSMC	Westchester Office Portfolio 700 Series				671,330	SF	84.76		56,900,000	56,900,000
7.01	Property				709 Westchester Avenue	General Suburban	1977	NAP	125,953	SF		Fee Simple
7.02	Property				777 Westchester Avenue	General Suburban	1971	NAP	124,108	SF		Fee Simple
7.03	Property				701 Westchester Avenue	General Suburban	1981	NAP	162,613	SF		Fee Simple
7.04	Property				711 Westchester Avenue	General Suburban	1977	NAP	116,799	SF		Fee Simple
7.05	Property				707 Westchester Avenue	General Suburban	1978	NAP	141,857	SF		Fee Simple
8	Loan		GSMC	GSMC	Iron Mountain National Industrial				1,590,565	SF	31.44		50,000,000	50,000,000
8.01	Property				1800 Columbian Club Drive	Warehouse/Distribution	1965	NAP	288,776	SF		Fee Simple
8.02	Property				11333 East 53rd Avenue	Warehouse/Distribution	1981	NAP	205,121	SF		Fee Simple
8.03	Property				600 Burning Tree Road	Warehouse/Distribution	1998	NAP	67,995	SF		Fee Simple
8.04	Property				1202 Avenue R	Warehouse/Distribution	1980	NAP	175,716	SF		Fee Simple
8.05	Property				2955 South 18th Place	Warehouse/Distribution	2007	NAP	76,210	SF		Fee Simple
8.06	Property				1760 North Saint Thomas Circle	Warehouse/Distribution	1989	NAP	46,878	SF		Fee Simple
8.07	Property				1915 South Grand Avenue	Warehouse/Distribution	1998	NAP	43,925	SF		Fee Simple
8.08	Property				4449 South 36th Street	Warehouse/Distribution	1987	NAP	79,059	SF		Fee Simple
8.09	Property				13425 Branch View Lane	Warehouse/Distribution	1970	NAP	121,579	SF		Fee Simple
8.10	Property				2000 Robotics Place	Warehouse/Distribution	1997	NAP	101,289	SF		Fee Simple
8.11	Property				1819 South Lamar Street	Warehouse/Distribution	1993	NAP	102,881	SF		Fee Simple
8.12	Property				5151 East 46th Avenue	Warehouse/Distribution	2002	2006	59,678	SF		Fee Simple
8.13	Property				1510 Capital Parkway	Warehouse/Distribution	1987	NAP	65,000	SF		Fee Simple
8.14	Property				1905 John Connally Drive	Warehouse/Distribution	1970	NAP	63,629	SF		Fee Simple
8.15	Property				1520 Capital Parkway	Warehouse/Distribution	1995	NAP	52,829	SF		Fee Simple
8.16	Property				3576 North Moline Street	Warehouse/Distribution	1975	NAP	40,000	SF		Fee Simple

A-1-3

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Detailed Property Type	Year Built	Year Renovated	Rooms, Sq Ft	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)
9	Loan	27	GSMC	GSMC	Hamilton Place	Super Regional Mall	1987, 1995, 2006	2011	391,041	SF	271.77	Fee Simple	42,000,000	41,714,341
10	Loan		GSMC	GSMC	Village Square	Anchored	1982	1997	392,854	SF	100.55	Fee Simple	39,500,000	39,500,000
11	Loan	25, 28, 29	GSMC	GSMC	Hilton Garden Inn Old Town	Select Service	2015	NAP	179	Rooms	195,530.73	Fee Simple	35,000,000	35,000,000
12	Loan	30	GSMC	GSMC	Poipu Shopping Village	Unanchored	1985	1995, 2004	42,090	SF	689.00	Leasehold	29,000,000	29,000,000
13	Loan	25, 31, 32, 33, 34	GSMC	GSMC	Embassy Suites Portland Airport	Full Service	1998	NAP	251	Rooms	229,561.75	Leasehold	27,620,000	27,620,000
14	Loan	25	GSMC	GSMC	Westchester Office Portfolio 2500-2700 Series				291,265	SF	93.04		27,100,000	27,100,000
14.01	Property				2500 Westchester Avenue	General Suburban	1984	2013	168,303	SF		Fee Simple
14.02	Property				2700 Westchester Avenue	General Suburban	1984	NAP	122,962	SF		Fee Simple
15	Loan	35	GSMC	GSMC	Alton Corporate Plaza	General Suburban	1972, 1984	2008, 2015-2016	209,351	SF	122.28	Fee Simple	25,600,000	25,600,000
16	Loan		GSMC	GSMC	Skypark Plaza Shopping Center	Anchored	1985	NAP	186,553	SF	131.33	Fee Simple	24,500,000	24,500,000
17	Loan		GSMC	GSMC	Center For The Medical Arts	Office / Retail	1984, 2005	NAP	95,209	SF	236.32	Fee Simple	22,500,000	22,500,000
18	Loan	25, 36, 37, 38	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore				378	Rooms	180,991.89		22,000,000	21,813,458
18.01	Property				SpringHill Suites Pittsburgh North Shore	Limited Service	2005	2012	198	Rooms		Fee Simple
18.02	Property				Residence Inn Pittsburgh North Shore	Extended Stay	2010	NAP	180	Rooms		Fee Simple
19	Loan		GSMC	GSMC	David Holdings Portfolio				59,826	SF	317.59		19,000,000	19,000,000
19.01	Property				Sprouts Culver City	Single Tenant Retail	1996	2010	32,873	SF		Fee Simple
19.02	Property				Walgreens San Antonio	Single Tenant Retail	2009	NAP	13,400	SF		Fee Simple
19.03	Property				Petco Kansas City	Single Tenant Retail	2012	NAP	13,553	SF		Fee Simple
20	Loan	25, 39	GSMC	GSMC	Holiday Inn Hollywood	Full Service	1995	NAP	150	Rooms	106,666.67	Fee Simple	16,000,000	16,000,000
21	Loan	40	GSMC	GSMC	Hyatt Place Princeton	Select Service	1997	2014	122	Rooms	114,609.80	Fee Simple	14,000,000	13,982,395
22	Loan		GSMC	GSMC	Michaels Distribution Center	Warehouse/Distribution	1993	2003	506,153	SF	22.33	Fee Simple	11,300,000	11,300,000
23	Loan		GSMC	GSMC	Berkshire Hathaway	Manufacturing	1974	1996	277,270	SF	34.26	Fee Simple	9,500,000	9,500,000
24	Loan	41	GSMC	GSMC	Bellevue Town Center	Anchored	2003	NAP	74,270	SF	126.90	Fee Simple	9,425,000	9,425,000
25	Loan	42	GSMC	GSMC	Crossroads Shopping Center	Anchored	1971, 1972, 1988	2015	100,654	SF	87.43	Fee Simple	8,800,000	8,800,000
26	Loan		GSMC	GSMC	Devon Self Storage Charlotte	Self Storage	1997	NAP	92,648	SF	93.78	Fee Simple	8,700,000	8,688,782
27	Loan	25	GSMC	GSMC	Republic Place	General Suburban	1984	NAP	97,889	SF	85.81	Fee Simple	8,400,000	8,400,000
28	Loan		GSMC	GSMC	3507 Ringsby Court	General Urban	1951	2011	28,781	SF	238.35	Fee Simple	6,860,000	6,860,000
29	Loan		GSMC	GSMC	Wesco International	Manufacturing	1986	1992, 1994	135,617	SF	50.51	Fee Simple	6,850,000	6,850,000
30	Loan		GSMC	GSMC	Sabre Springs	Unanchored	1990	NAP	33,773	SF	198.38	Fee Simple	6,700,000	6,700,000
31	Loan		GSMC	GSMC	Airport Village	Anchored	1993	NAP	70,532	SF	92.16	Fee Simple	6,500,000	6,500,000
32	Loan		GSMC	GSMC	Therma Tru Doors	Warehouse/Distribution	1988	NAP	347,517	SF	10.14	Fee Simple	3,525,000	3,525,000
33	Loan		GSMC	GSMC	Michaels at Stoneridge Shopping Center	Shadow Anchored	1993	2006	30,225	SF	87.36	Fee Simple	2,650,000	2,640,378

A-1-4

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Cost Rate (%) (1)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Passu Companion Loan Monthly Debt Service ($)	Pari Passu Companion Loan Annual Debt Service ($)
1	Loan	8, 9, 10	GSMC	GSMC	AMA Plaza	100,000,000	9.7%	100,000,000	2.613350%	0.01335%	2.600000%	220,803.88	2,649,646.56	66,241.16	794,893.92
2	Loan	11, 12, 13, 14	GSCRE	GSMC	225 Bush Street	100,000,000	9.7%	100,000,000	3.679174%	0.01335%	3.665824%	310,856.14	3,730,273.68	68,388.35	820,660.20
3	Loan	15, 16, 17, 18, 19, 20	GSMC	GSMC	540 West Madison	75,292,000	7.3%	75,292,000	3.22660%	0.01335%	3.21325%	205,259.41	2,463,112.92	237,177.51	2,846,130.12
4	Loan	20, 21, 22, 23, 24	GSMC	GSMC	U.S. Industrial Portfolio	74,939,052	7.3%	71,343,128	3.97400%	0.01335%	3.96065%	281,529.07	3,378,348.84	873,265.65	10,479,187.80
4.01	Property				Hannibal	9,792,834
4.02	Property				Kraco	7,234,346
4.03	Property				New WinCup - Phoenix	5,240,489
4.04	Property				Worlds Finest Chocolates	3,528,949
4.05	Property				SET - MI	3,423,081
4.06	Property				Plaid - Decatur	3,153,171
4.07	Property				Oracle Packaging	2,765,814
4.08	Property				TestAmerica - West SAC	2,558,488
4.09	Property				TestAmerica - Arvada	2,135,014
4.10	Property				Northwest Mailing Service	2,046,791
4.11	Property				Lyons	1,967,389
4.12	Property				Wilbert Plastics	1,919,748
4.13	Property				Angstrom Graphics	1,905,633
4.14	Property				New WinCup - Stone Mountain	1,896,810
4.15	Property				Universal Pool - Armory	1,782,119
4.16	Property				Jade-Sterling - IL	1,588,027
4.17	Property				Plaid - Norcross	1,588,027
4.18	Property				Phillips and Temro	1,561,560
4.19	Property				TestAmerica - Savannah	1,552,737
4.20	Property				Hover-Davis	1,535,093
4.21	Property				Jade-Sterling - OH	1,526,271
4.22	Property				Fitz Aerospace	1,411,580
4.23	Property				MVP Charleston	1,288,066
4.24	Property				Paragon Tech	1,270,422
4.25	Property				Aramsco and Bulls Eye	1,217,488
4.26	Property				Shale-Inland	1,146,909
4.27	Property				M.P. Pumps	947,523
4.28	Property				TestAmerica - Pensacola	917,527
4.29	Property				Microfinish	767,547
4.30	Property				MVP Mayfield	763,135
4.31	Property				Builders FirstSource	695,203
4.32	Property				Banner	661,678
4.33	Property				SET - IN	599,921
4.34	Property				Progressive Metal	541,694
4.35	Property				Universal Pool - 166th	520,520
4.36	Property				SITEL	481,701
4.37	Property				TestAmerica - Tallahassee	379,362
4.38	Property				Texas Die Casting	370,540
4.39	Property				TestAmerica - Corpus Christi	255,849
5	Loan	25	GSMC	GSMC	Quad at Whittier	70,100,000	6.8%	70,100,000	4.25800%	0.02335%	4.23465%	252,192.86	3,026,314.32
6	Loan	20, 26	GSMC	GSMC	Simon Premium Outlets	66,788,798	6.5%	51,907,896	3.33350%	0.01335%	3.32015%	294,667.50	3,536,010.00	153,930.79	1,847,169.48
6.01	Property				Queenstown Premium Outlets	42,561,489
6.02	Property				Pismo Beach Premium Outlets	24,227,309
7	Loan	25	GSMC	GSMC	Westchester Office Portfolio 700 Series	56,900,000	5.5%	48,539,006	4.45700%	0.01335%	4.44365%	286,851.99	3,442,223.88
7.01	Property				709 Westchester Avenue	13,200,000
7.02	Property				777 Westchester Avenue	11,800,000
7.03	Property				701 Westchester Avenue	11,500,000
7.04	Property				711 Westchester Avenue	10,800,000
7.05	Property				707 Westchester Avenue	9,600,000
8	Loan		GSMC	GSMC	Iron Mountain National Industrial	50,000,000	4.9%	50,000,000	3.45000%	0.01335%	3.43665%	145,746.53	1,748,958.36
8.01	Property				1800 Columbian Club Drive	7,990,000
8.02	Property				11333 East 53rd Avenue	5,553,000
8.03	Property				600 Burning Tree Road	4,475,000
8.04	Property				1202 Avenue R	4,215,000
8.05	Property				2955 South 18th Place	3,293,000
8.06	Property				1760 North Saint Thomas Circle	3,076,000
8.07	Property				1915 South Grand Avenue	2,996,000
8.08	Property				4449 South 36th Street	2,619,000
8.09	Property				13425 Branch View Lane	2,617,000
8.10	Property				2000 Robotics Place	2,577,000
8.11	Property				1819 South Lamar Street	2,217,000
8.12	Property				5151 East 46th Avenue	2,018,000
8.13	Property				1510 Capital Parkway	1,898,000
8.14	Property				1905 John Connally Drive	1,838,000
8.15	Property				1520 Capital Parkway	1,598,000
8.16	Property				3576 North Moline Street	1,020,000

A-1-5

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Cost Rate (%) (1)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Passu Companion Loan Monthly Debt Service ($)	Pari Passu Companion Loan Annual Debt Service ($)
9	Loan	27	GSMC	GSMC	Hamilton Place	41,714,341	4.1%	33,487,344	4.36100%	0.01335%	4.34765%	209,353.14	2,512,237.68	323,998.90	3,887,986.80
10	Loan		GSMC	GSMC	Village Square	39,500,000	3.8%	33,474,071	4.21300%	0.03335%	4.17965%	193,461.61	2,321,539.32
11	Loan	25, 28, 29	GSMC	GSMC	Hilton Garden Inn Old Town	35,000,000	3.4%	28,261,335	4.46800%	0.03335%	4.43465%	176,675.00	2,120,100.00
12	Loan	30	GSMC	GSMC	Poipu Shopping Village	29,000,000	2.8%	24,858,790	4.63900%	0.03335%	4.60565%	149,343.54	1,792,122.48
13	Loan	25, 31, 32, 33, 34	GSMC	GSMC	Embassy Suites Portland Airport	27,620,000	2.7%	23,855,306	3.93550%	0.01335%	3.92215%	130,837.12	1,570,045.44	142,111.29	1,705,335.48
14	Loan	25	GSMC	GSMC	Westchester Office Portfolio 2500-2700 Series	27,100,000	2.6%	23,061,749	4.36700%	0.01335%	4.35365%	135,178.46	1,622,141.52
14.01	Property				2500 Westchester Avenue	16,500,000
14.02	Property				2700 Westchester Avenue	10,600,000
15	Loan	35	GSMC	GSMC	Alton Corporate Plaza	25,600,000	2.5%	25,600,000	2.83150%	0.03335%	2.79815%	61,244.30	734,931.60
16	Loan		GSMC	GSMC	Skypark Plaza Shopping Center	24,500,000	2.4%	24,500,000	3.73050%	0.01335%	3.71715%	77,222.21	926,666.52
17	Loan		GSMC	GSMC	Center For The Medical Arts	22,500,000	2.2%	19,085,071	4.24800%	0.04335%	4.20465%	110,660.13	1,327,921.56
18	Loan	25, 36, 37, 38	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	21,813,458	2.1%	18,266,275	5.30500%	0.01335%	5.29165%	122,235.34	1,466,824.08	261,139.14	3,133,669.68
18.01	Property				SpringHill Suites Pittsburgh North Shore	11,816,168
18.02	Property				Residence Inn Pittsburgh North Shore	9,997,289
19	Loan		GSMC	GSMC	David Holdings Portfolio	19,000,000	1.9%	19,000,000	4.28650%	0.01335%	4.27315%	68,812.22	825,746.64
19.01	Property				Sprouts Culver City	12,563,309
19.02	Property				Walgreens San Antonio	4,226,083
19.03	Property				Petco Kansas City	2,210,608
20	Loan	25, 39	GSMC	GSMC	Holiday Inn Hollywood	16,000,000	1.6%	13,405,701	3.81100%	0.04335%	3.76765%	74,653.40	895,840.80
21	Loan	40	GSMC	GSMC	Hyatt Place Princeton	13,982,395	1.4%	11,222,887	4.25800%	0.01335%	4.24465%	68,937.17	827,246.04
22	Loan		GSMC	GSMC	Michaels Distribution Center	11,300,000	1.1%	11,300,000	3.88500%	0.05335%	3.83165%	37,091.86	445,102.32
23	Loan		GSMC	GSMC	Berkshire Hathaway	9,500,000	0.9%	8,043,826	4.18200%	0.05335%	4.12865%	46,356.88	556,282.56
24	Loan	41	GSMC	GSMC	Bellevue Town Center	9,425,000	0.9%	8,168,872	4.07900%	0.01335%	4.06565%	45,426.70	545,120.40
25	Loan	42	GSMC	GSMC	Crossroads Shopping Center	8,800,000	0.9%	7,061,636	4.28900%	0.06085%	4.22815%	43,491.87	521,902.44
26	Loan		GSMC	GSMC	Devon Self Storage Charlotte	8,688,782	0.8%	6,945,882	4.14300%	0.01335%	4.12965%	42,255.56	507,066.72
27	Loan	25	GSMC	GSMC	Republic Place	8,400,000	0.8%	6,721,929	4.21000%	0.01335%	4.19665%	41,126.48	493,517.76
28	Loan		GSMC	GSMC	3507 Ringsby Court	6,860,000	0.7%	6,267,273	4.40000%	0.05335%	4.34665%	34,352.20	412,226.40
29	Loan		GSMC	GSMC	Wesco International	6,850,000	0.7%	5,777,401	4.04200%	0.05335%	3.98865%	32,869.03	394,428.36
30	Loan		GSMC	GSMC	Sabre Springs	6,700,000	0.7%	6,700,000	3.61000%	0.01335%	3.59665%	20,435.78	245,229.36
31	Loan		GSMC	GSMC	Airport Village	6,500,000	0.6%	5,622,695	4.00000%	0.01335%	3.98665%	31,031.99	372,383.88
32	Loan		GSMC	GSMC	Therma Tru Doors	3,525,000	0.3%	3,198,404	3.98950%	0.05335%	3.93615%	16,807.56	201,690.72
33	Loan		GSMC	GSMC	Michaels at Stoneridge Shopping Center	2,640,378	0.3%	1,927,267	4.26600%	0.05335%	4.21265%	14,379.81	172,557.72

A-1-6

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Amortization Type	Interest Accrual Method	Seasoning	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)
1	Loan	8, 9, 10	GSMC	GSMC	AMA Plaza	Interest Only	Actual/360	1	60	59	60	59	0
2	Loan	11, 12, 13, 14	GSCRE	GSMC	225 Bush Street	Interest Only	Actual/360	0	60	60	60	60	0
3	Loan	15, 16, 17, 18, 19, 20	GSMC	GSMC	540 West Madison	Interest Only	Actual/360	2	120	118	120	118	0
4	Loan	20, 21, 22, 23, 24	GSMC	GSMC	U.S. Industrial Portfolio	Amortizing	Actual/360	2	0	0	120	118	NAP
4.01	Property				Hannibal
4.02	Property				Kraco
4.03	Property				New WinCup - Phoenix
4.04	Property				Worlds Finest Chocolates
4.05	Property				SET - MI
4.06	Property				Plaid - Decatur
4.07	Property				Oracle Packaging
4.08	Property				TestAmerica - West SAC
4.09	Property				TestAmerica - Arvada
4.10	Property				Northwest Mailing Service
4.11	Property				Lyons
4.12	Property				Wilbert Plastics
4.13	Property				Angstrom Graphics
4.14	Property				New WinCup - Stone Mountain
4.15	Property				Universal Pool - Armory
4.16	Property				Jade-Sterling - IL
4.17	Property				Plaid - Norcross
4.18	Property				Phillips and Temro
4.19	Property				TestAmerica - Savannah
4.20	Property				Hover-Davis
4.21	Property				Jade-Sterling - OH
4.22	Property				Fitz Aerospace
4.23	Property				MVP Charleston
4.24	Property				Paragon Tech
4.25	Property				Aramsco and Bulls Eye
4.26	Property				Shale-Inland
4.27	Property				M.P. Pumps
4.28	Property				TestAmerica - Pensacola
4.29	Property				Microfinish
4.30	Property				MVP Mayfield
4.31	Property				Builders FirstSource
4.32	Property				Banner
4.33	Property				SET - IN
4.34	Property				Progressive Metal
4.35	Property				Universal Pool - 166th
4.36	Property				SITEL
4.37	Property				TestAmerica - Tallahassee
4.38	Property				Texas Die Casting
4.39	Property				TestAmerica - Corpus Christi
5	Loan	25	GSMC	GSMC	Quad at Whittier	Interest Only	Actual/360	0	120	120	120	120	0
6	Loan	20, 26	GSMC	GSMC	Simon Premium Outlets	Amortizing	Actual/360	2	0	0	120	118	360
6.01	Property				Queenstown Premium Outlets
6.02	Property				Pismo Beach Premium Outlets
7	Loan	25	GSMC	GSMC	Westchester Office Portfolio 700 Series	Interest Only, Then Amortizing	Actual/360	0	24	24	120	120	360
7.01	Property				709 Westchester Avenue
7.02	Property				777 Westchester Avenue
7.03	Property				701 Westchester Avenue
7.04	Property				711 Westchester Avenue
7.05	Property				707 Westchester Avenue
8	Loan		GSMC	GSMC	Iron Mountain National Industrial	Interest Only	Actual/360	0	120	120	120	120	0
8.01	Property				1800 Columbian Club Drive
8.02	Property				11333 East 53rd Avenue
8.03	Property				600 Burning Tree Road
8.04	Property				1202 Avenue R
8.05	Property				2955 South 18th Place
8.06	Property				1760 North Saint Thomas Circle
8.07	Property				1915 South Grand Avenue
8.08	Property				4449 South 36th Street
8.09	Property				13425 Branch View Lane
8.10	Property				2000 Robotics Place
8.11	Property				1819 South Lamar Street
8.12	Property				5151 East 46th Avenue
8.13	Property				1510 Capital Parkway
8.14	Property				1905 John Connally Drive
8.15	Property				1520 Capital Parkway
8.16	Property				3576 North Moline Street

A-1-7

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Amortization Type	Interest Accrual Method	Seasoning	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)
9	Loan	27	GSMC	GSMC	Hamilton Place	Amortizing	30/360	5	0	0	120	115	360
10	Loan		GSMC	GSMC	Village Square	Interest Only, Then Amortizing	Actual/360	1	24	23	120	119	360
11	Loan	25, 28, 29	GSMC	GSMC	Hilton Garden Inn Old Town	Amortizing	Actual/360	0	0	0	120	120	360
12	Loan	30	GSMC	GSMC	Poipu Shopping Village	Interest Only, Then Amortizing	Actual/360	0	24	24	120	120	360
13	Loan	25, 31, 32, 33, 34	GSMC	GSMC	Embassy Suites Portland Airport	Interest Only, Then Amortizing	Actual/360	3	36	33	120	117	360
14	Loan	25	GSMC	GSMC	Westchester Office Portfolio 2500-2700 Series	Interest Only, Then Amortizing	Actual/360	0	24	24	120	120	360
14.01	Property				2500 Westchester Avenue
14.02	Property				2700 Westchester Avenue
15	Loan	35	GSMC	GSMC	Alton Corporate Plaza	Interest Only - ARD	Actual/360	1	120	119	120	119	0
16	Loan		GSMC	GSMC	Skypark Plaza Shopping Center	Interest Only	Actual/360	0	120	120	120	120	0
17	Loan		GSMC	GSMC	Center For The Medical Arts	Interest Only, Then Amortizing	Actual/360	0	24	24	120	120	360
18	Loan	25, 36, 37, 38	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	Amortizing	Actual/360	8	0	0	120	112	360
18.01	Property				SpringHill Suites Pittsburgh North Shore
18.02	Property				Residence Inn Pittsburgh North Shore
19	Loan		GSMC	GSMC	David Holdings Portfolio	Interest Only	Actual/360	0	120	120	120	120	0
19.01	Property				Sprouts Culver City
19.02	Property				Walgreens San Antonio
19.03	Property				Petco Kansas City
20	Loan	25, 39	GSMC	GSMC	Holiday Inn Hollywood	Interest Only, Then Amortizing	Actual/360	0	24	24	120	120	360
21	Loan	40	GSMC	GSMC	Hyatt Place Princeton	Amortizing	Actual/360	1	0	0	120	119	360
22	Loan		GSMC	GSMC	Michaels Distribution Center	Interest Only	Actual/360	0	120	120	120	120	0
23	Loan		GSMC	GSMC	Berkshire Hathaway	Interest Only, Then Amortizing	Actual/360	1	24	23	120	119	360
24	Loan	41	GSMC	GSMC	Bellevue Town Center	Interest Only, Then Amortizing	Actual/360	1	36	35	120	119	360
25	Loan	42	GSMC	GSMC	Crossroads Shopping Center	Amortizing	Actual/360	0	0	0	120	120	360
26	Loan		GSMC	GSMC	Devon Self Storage Charlotte	Amortizing	Actual/360	1	0	0	120	119	360
27	Loan	25	GSMC	GSMC	Republic Place	Amortizing	Actual/360	0	0	0	120	120	360
28	Loan		GSMC	GSMC	3507 Ringsby Court	Interest Only, Then Amortizing	Actual/360	1	60	59	120	119	360
29	Loan		GSMC	GSMC	Wesco International	Interest Only, Then Amortizing	Actual/360	1	24	23	120	119	360
30	Loan		GSMC	GSMC	Sabre Springs	Interest Only	Actual/360	0	120	120	120	120	0
31	Loan		GSMC	GSMC	Airport Village	Interest Only, Then Amortizing	Actual/360	0	36	36	120	120	360
32	Loan		GSMC	GSMC	Therma Tru Doors	Interest Only, Then Amortizing	Actual/360	0	60	60	120	120	360
33	Loan		GSMC	GSMC	Michaels at Stoneridge Shopping Center	Amortizing	Actual/360	2	0	0	120	118	300

A-1-8

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date
1	Loan	8, 9, 10	GSMC	GSMC	AMA Plaza	0	9/29/2016	6	11/6/2016	10/6/2021		10/6/2021	No
2	Loan	11, 12, 13, 14	GSCRE	GSMC	225 Bush Street	0	10/31/2016	6	12/6/2016	11/6/2021		11/6/2021	No
3	Loan	15, 16, 17, 18, 19, 20	GSMC	GSMC	540 West Madison	0	9/7/2016	6	10/6/2016	9/6/2026		9/6/2026	No
4	Loan	20, 21, 22, 23, 24	GSMC	GSMC	U.S. Industrial Portfolio	NAP	9/1/2016	6	10/6/2016		10/6/2016	9/4/2026	No
4.01	Property				Hannibal
4.02	Property				Kraco
4.03	Property				New WinCup - Phoenix
4.04	Property				Worlds Finest Chocolates
4.05	Property				SET - MI
4.06	Property				Plaid - Decatur
4.07	Property				Oracle Packaging
4.08	Property				TestAmerica - West SAC
4.09	Property				TestAmerica - Arvada
4.10	Property				Northwest Mailing Service
4.11	Property				Lyons
4.12	Property				Wilbert Plastics
4.13	Property				Angstrom Graphics
4.14	Property				New WinCup - Stone Mountain
4.15	Property				Universal Pool - Armory
4.16	Property				Jade-Sterling - IL
4.17	Property				Plaid - Norcross
4.18	Property				Phillips and Temro
4.19	Property				TestAmerica - Savannah
4.20	Property				Hover-Davis
4.21	Property				Jade-Sterling - OH
4.22	Property				Fitz Aerospace
4.23	Property				MVP Charleston
4.24	Property				Paragon Tech
4.25	Property				Aramsco and Bulls Eye
4.26	Property				Shale-Inland
4.27	Property				M.P. Pumps
4.28	Property				TestAmerica - Pensacola
4.29	Property				Microfinish
4.30	Property				MVP Mayfield
4.31	Property				Builders FirstSource
4.32	Property				Banner
4.33	Property				SET - IN
4.34	Property				Progressive Metal
4.35	Property				Universal Pool - 166th
4.36	Property				SITEL
4.37	Property				TestAmerica - Tallahassee
4.38	Property				Texas Die Casting
4.39	Property				TestAmerica - Corpus Christi
5	Loan	25	GSMC	GSMC	Quad at Whittier	0	10/7/2016	6	12/6/2016	11/6/2026		11/6/2026	No
6	Loan	20, 26	GSMC	GSMC	Simon Premium Outlets	358	9/1/2016	6	10/6/2016		10/6/2016	9/6/2026	No
6.01	Property				Queenstown Premium Outlets
6.02	Property				Pismo Beach Premium Outlets
7	Loan	25	GSMC	GSMC	Westchester Office Portfolio 700 Series	360	10/28/2016	6	12/6/2016	11/6/2018	12/6/2018	11/6/2026	No
7.01	Property				709 Westchester Avenue
7.02	Property				777 Westchester Avenue
7.03	Property				701 Westchester Avenue
7.04	Property				711 Westchester Avenue
7.05	Property				707 Westchester Avenue
8	Loan		GSMC	GSMC	Iron Mountain National Industrial	0	10/20/2016	6	12/6/2016	11/6/2026		11/6/2026	No
8.01	Property				1800 Columbian Club Drive
8.02	Property				11333 East 53rd Avenue
8.03	Property				600 Burning Tree Road
8.04	Property				1202 Avenue R
8.05	Property				2955 South 18th Place
8.06	Property				1760 North Saint Thomas Circle
8.07	Property				1915 South Grand Avenue
8.08	Property				4449 South 36th Street
8.09	Property				13425 Branch View Lane
8.10	Property				2000 Robotics Place
8.11	Property				1819 South Lamar Street
8.12	Property				5151 East 46th Avenue
8.13	Property				1510 Capital Parkway
8.14	Property				1905 John Connally Drive
8.15	Property				1520 Capital Parkway
8.16	Property				3576 North Moline Street

A-1-9

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date
9	Loan	27	GSMC	GSMC	Hamilton Place	355	6/1/2016	6	7/6/2016		7/6/2016	6/6/2026	No
10	Loan		GSMC	GSMC	Village Square	360	9/30/2016	6	11/6/2016	10/6/2018	11/6/2018	10/6/2026	No
11	Loan	25, 28, 29	GSMC	GSMC	Hilton Garden Inn Old Town	360	10/24/2016	6	12/6/2016		12/6/2016	11/6/2026	No
12	Loan	30	GSMC	GSMC	Poipu Shopping Village	360	10/31/2016	6	12/6/2016	11/6/2018	12/6/2018	11/6/2026	No
13	Loan	25, 31, 32, 33, 34	GSMC	GSMC	Embassy Suites Portland Airport	360	8/5/2016	6	9/6/2016	8/6/2019	9/6/2019	8/6/2026	No
14	Loan	25	GSMC	GSMC	Westchester Office Portfolio 2500-2700 Series	360	10/28/2016	6	12/6/2016	11/6/2018	12/6/2018	11/6/2026	No
14.01	Property				2500 Westchester Avenue
14.02	Property				2700 Westchester Avenue
15	Loan	35	GSMC	GSMC	Alton Corporate Plaza	0	9/7/2016	6	11/6/2016	10/6/2026		10/6/2026	Yes	10/6/2028
16	Loan		GSMC	GSMC	Skypark Plaza Shopping Center	0	10/25/2016	6	12/6/2016	11/6/2026		11/6/2026	No
17	Loan		GSMC	GSMC	Center For The Medical Arts	360	10/28/2016	6	12/6/2016	11/6/2018	12/6/2018	11/6/2026	No
18	Loan	25, 36, 37, 38	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	352	2/10/2016	6	4/6/2016		4/6/2016	3/6/2026	No
18.01	Property				SpringHill Suites Pittsburgh North Shore
18.02	Property				Residence Inn Pittsburgh North Shore
19	Loan		GSMC	GSMC	David Holdings Portfolio	0	10/7/2016	6	12/6/2016	11/6/2026		11/6/2026	No
19.01	Property				Sprouts Culver City
19.02	Property				Walgreens San Antonio
19.03	Property				Petco Kansas City
20	Loan	25, 39	GSMC	GSMC	Holiday Inn Hollywood	360	10/11/2016	6	12/6/2016	11/6/2018	12/6/2018	11/6/2026	No
21	Loan	40	GSMC	GSMC	Hyatt Place Princeton	359	9/21/2016	6	11/6/2016		11/6/2016	10/6/2026	No
22	Loan		GSMC	GSMC	Michaels Distribution Center	0	10/13/2016	6	12/6/2016	11/6/2026		11/6/2026	No
23	Loan		GSMC	GSMC	Berkshire Hathaway	360	10/6/2016	6	11/6/2016	10/6/2018	11/6/2018	10/6/2026	No
24	Loan	41	GSMC	GSMC	Bellevue Town Center	360	9/30/2016	6	11/6/2016	10/6/2019	11/6/2019	10/6/2026	No
25	Loan	42	GSMC	GSMC	Crossroads Shopping Center	360	10/20/2016	6	12/6/2016		12/6/2016	11/6/2026	No
26	Loan		GSMC	GSMC	Devon Self Storage Charlotte	359	9/30/2016	6	11/6/2016		11/6/2016	10/6/2026	No
27	Loan	25	GSMC	GSMC	Republic Place	360	10/24/2016	6	12/6/2016		12/6/2016	11/6/2026	No
28	Loan		GSMC	GSMC	3507 Ringsby Court	360	9/28/2016	6	11/6/2016	10/6/2021	11/6/2021	10/6/2026	No
29	Loan		GSMC	GSMC	Wesco International	360	10/6/2016	6	11/6/2016	10/6/2018	11/6/2018	10/6/2026	No
30	Loan		GSMC	GSMC	Sabre Springs	0	10/24/2016	6	12/6/2016	11/6/2026		11/6/2026	No
31	Loan		GSMC	GSMC	Airport Village	360	10/20/2016	6	12/6/2016	11/6/2019	12/6/2019	11/6/2026	No
32	Loan		GSMC	GSMC	Therma Tru Doors	360	10/14/2016	6	12/6/2016	11/6/2021	12/6/2021	11/6/2026	No
33	Loan		GSMC	GSMC	Michaels at Stoneridge Shopping Center	298	9/1/2016	6	10/6/2016		10/6/2016	9/6/2026	No

A-1-10

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)	2013 EGI ($)	2013 Expenses ($)
1	Loan	8, 9, 10	GSMC	GSMC	AMA Plaza	0	0	Lockout/25_Defeasance/30_0%/5	21,414,305	16,143,571
2	Loan	11, 12, 13, 14	GSCRE	GSMC	225 Bush Street	0	0	Lockout/24_Defeasance/23_0%/13	13,606,173	7,320,331
3	Loan	15, 16, 17, 18, 19, 20	GSMC	GSMC	540 West Madison	0	0	Lockout/26_Defeasance/90_0%/4	44,773,419	19,952,155
4	Loan	20, 21, 22, 23, 24	GSMC	GSMC	U.S. Industrial Portfolio	3	0	Lockout/26_Defeasance/90_0%/4	36,253,680	5,965,363
4.01	Property				Hannibal				N/A	N/A
4.02	Property				Kraco				N/A	N/A
4.03	Property				New WinCup - Phoenix				N/A	N/A
4.04	Property				Worlds Finest Chocolates				N/A	N/A
4.05	Property				SET - MI				N/A	N/A
4.06	Property				Plaid - Decatur				N/A	N/A
4.07	Property				Oracle Packaging				N/A	N/A
4.08	Property				TestAmerica - West SAC				N/A	N/A
4.09	Property				TestAmerica - Arvada				N/A	N/A
4.10	Property				Northwest Mailing Service				N/A	N/A
4.11	Property				Lyons				N/A	N/A
4.12	Property				Wilbert Plastics				N/A	N/A
4.13	Property				Angstrom Graphics				N/A	N/A
4.14	Property				New WinCup - Stone Mountain				N/A	N/A
4.15	Property				Universal Pool - Armory				N/A	N/A
4.16	Property				Jade-Sterling - IL				N/A	N/A
4.17	Property				Plaid - Norcross				N/A	N/A
4.18	Property				Phillips and Temro				N/A	N/A
4.19	Property				TestAmerica - Savannah				N/A	N/A
4.20	Property				Hover-Davis				N/A	N/A
4.21	Property				Jade-Sterling - OH				N/A	N/A
4.22	Property				Fitz Aerospace				N/A	N/A
4.23	Property				MVP Charleston				N/A	N/A
4.24	Property				Paragon Tech				N/A	N/A
4.25	Property				Aramsco and Bulls Eye				N/A	N/A
4.26	Property				Shale-Inland				N/A	N/A
4.27	Property				M.P. Pumps				N/A	N/A
4.28	Property				TestAmerica - Pensacola				N/A	N/A
4.29	Property				Microfinish				N/A	N/A
4.30	Property				MVP Mayfield				N/A	N/A
4.31	Property				Builders FirstSource				N/A	N/A
4.32	Property				Banner				N/A	N/A
4.33	Property				SET - IN				N/A	N/A
4.34	Property				Progressive Metal				N/A	N/A
4.35	Property				Universal Pool - 166th				N/A	N/A
4.36	Property				SITEL				N/A	N/A
4.37	Property				TestAmerica - Tallahassee				N/A	N/A
4.38	Property				Texas Die Casting				N/A	N/A
4.39	Property				TestAmerica - Corpus Christi				N/A	N/A
5	Loan	25	GSMC	GSMC	Quad at Whittier	5 days grace, one time during the term of the loan, other than the payment due on the Maturity Date	0	Lockout/24_Defeasance/92_0%/4	7,815,854	2,044,357
6	Loan	20, 26	GSMC	GSMC	Simon Premium Outlets	0	0	Lockout/26_Defeasance/87_0%/7	17,495,181	4,284,383
6.01	Property				Queenstown Premium Outlets				11,706,994	2,676,314
6.02	Property				Pismo Beach Premium Outlets				5,788,187	1,608,069
7	Loan	25	GSMC	GSMC	Westchester Office Portfolio 700 Series	0	0	Lockout/24_Defeasance/92_0%/4	14,543,547	9,002,389
7.01	Property				709 Westchester Avenue				N/A	N/A
7.02	Property				777 Westchester Avenue				N/A	N/A
7.03	Property				701 Westchester Avenue				N/A	N/A
7.04	Property				711 Westchester Avenue				N/A	N/A
7.05	Property				707 Westchester Avenue				N/A	N/A
8	Loan		GSMC	GSMC	Iron Mountain National Industrial	0	0	Lockout/24_Defeasance/89_0%/7	N/A	N/A
8.01	Property				1800 Columbian Club Drive				N/A	N/A
8.02	Property				11333 East 53rd Avenue				N/A	N/A
8.03	Property				600 Burning Tree Road				N/A	N/A
8.04	Property				1202 Avenue R				N/A	N/A
8.05	Property				2955 South 18th Place				N/A	N/A
8.06	Property				1760 North Saint Thomas Circle				N/A	N/A
8.07	Property				1915 South Grand Avenue				N/A	N/A
8.08	Property				4449 South 36th Street				N/A	N/A
8.09	Property				13425 Branch View Lane				N/A	N/A
8.10	Property				2000 Robotics Place				N/A	N/A
8.11	Property				1819 South Lamar Street				N/A	N/A
8.12	Property				5151 East 46th Avenue				N/A	N/A
8.13	Property				1510 Capital Parkway				N/A	N/A
8.14	Property				1905 John Connally Drive				N/A	N/A
8.15	Property				1520 Capital Parkway				N/A	N/A
8.16	Property				3576 North Moline Street				N/A	N/A

A-1-11

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)	2013 EGI ($)	2013 Expenses ($)
9	Loan	27	GSMC	GSMC	Hamilton Place	0	0	Lockout/11_>YM or 1%/105_0%/4	22,026,917	8,935,053
10	Loan		GSMC	GSMC	Village Square	0	0	Lockout/25_Defeasance/90_0%/5	5,871,733	2,286,002
11	Loan	25, 28, 29	GSMC	GSMC	Hilton Garden Inn Old Town	0	0	Lockout/24_Defeasance/89_0%/7	N/A	N/A
12	Loan	30	GSMC	GSMC	Poipu Shopping Village	0	0	Lockout/24_Defeasance/92_0%/4	4,166,245	1,521,296
13	Loan	25, 31, 32, 33, 34	GSMC	GSMC	Embassy Suites Portland Airport	0	0	Lockout/25_>YM or 1%/88_0%/7	14,721,776	8,993,392
14	Loan	25	GSMC	GSMC	Westchester Office Portfolio 2500-2700 Series	0	0	Lockout/24_Defeasance/92_0%/4	4,729,518	3,002,699
14.01	Property				2500 Westchester Avenue				N/A	N/A
14.02	Property				2700 Westchester Avenue				N/A	N/A
15	Loan	35	GSMC	GSMC	Alton Corporate Plaza	0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A
16	Loan		GSMC	GSMC	Skypark Plaza Shopping Center	0	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A
17	Loan		GSMC	GSMC	Center For The Medical Arts	0	0	Lockout/24_Defeasance/92_0%/4	2,817,738	988,349
18	Loan	25, 36, 37, 38	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	0	0	Lockout/32_Defeasance/84_0%/4	16,695,978	10,021,381
18.01	Property				SpringHill Suites Pittsburgh North Shore				8,937,021	5,174,798
18.02	Property				Residence Inn Pittsburgh North Shore				7,758,958	4,846,583
19	Loan		GSMC	GSMC	David Holdings Portfolio	0	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A
19.01	Property				Sprouts Culver City				N/A	N/A
19.02	Property				Walgreens San Antonio				N/A	N/A
19.03	Property				Petco Kansas City				N/A	N/A
20	Loan	25, 39	GSMC	GSMC	Holiday Inn Hollywood	0	0	Lockout/24_Defeasance/92_0%/4	6,017,575	3,952,813
21	Loan	40	GSMC	GSMC	Hyatt Place Princeton	0	0	Lockout/25_Defeasance/91_0%/4	4,747,100	3,058,346
22	Loan		GSMC	GSMC	Michaels Distribution Center	0	0	Lockout/24_>YM or 1%/89_0%/7	1,213,365	60,493
23	Loan		GSMC	GSMC	Berkshire Hathaway	0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A
24	Loan	41	GSMC	GSMC	Bellevue Town Center	0	0	Lockout/25_Defeasance/90_0%/5	N/A	N/A
25	Loan	42	GSMC	GSMC	Crossroads Shopping Center	0	0	Lockout/24_Defeasance/92_0%/4	1,249,546	305,512
26	Loan		GSMC	GSMC	Devon Self Storage Charlotte	0	0	Lockout/25_Defeasance/88_0%/7	985,023	399,412
27	Loan	25	GSMC	GSMC	Republic Place	0	0	Lockout/24_Defeasance/92_0%/4	1,333,452	635,223
28	Loan		GSMC	GSMC	3507 Ringsby Court	0	0	Lockout/25_Defeasance/91_0%/4	775,483	262,282
29	Loan		GSMC	GSMC	Wesco International	0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A
30	Loan		GSMC	GSMC	Sabre Springs	0	0	Lockout/24_Defeasance/92_0%/4	1,167,979	211,772
31	Loan		GSMC	GSMC	Airport Village	0	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A
32	Loan		GSMC	GSMC	Therma Tru Doors	0	0	Lockout/24_Defeasance/92_0%/4	642,850	52,994
33	Loan		GSMC	GSMC	Michaels at Stoneridge Shopping Center	0	0	Lockout/26_Defeasance/90_0%/4	521,118	174,069

A-1-12

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	2013 NOI ($)	2014 EGI ($)	2014 Expenses ($)	2014 NOI ($)	2015 EGI ($)	2015 Expenses ($)	2015 NOI ($)	Most Recent EGI (if past 2015) ($)	Most Recent Expenses (if past 2015) ($)
1	Loan	8, 9, 10	GSMC	GSMC	AMA Plaza	5,270,735	31,078,470	14,796,490	16,281,980	36,855,084	18,357,072	18,498,011	40,028,492	18,278,475
2	Loan	11, 12, 13, 14	GSCRE	GSMC	225 Bush Street	6,285,842	21,569,359	10,659,808	10,909,551	24,796,472	11,109,696	13,686,775	30,617,936	11,311,869
3	Loan	15, 16, 17, 18, 19, 20	GSMC	GSMC	540 West Madison	24,821,264	39,638,825	19,213,954	20,424,871	35,402,543	18,980,526	16,422,017	41,802,502	21,208,482
4	Loan	20, 21, 22, 23, 24	GSMC	GSMC	U.S. Industrial Portfolio	30,288,317	37,707,754	7,034,743	30,673,011	38,104,595	6,570,958	31,533,638	38,410,108	6,466,736
4.01	Property				Hannibal	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.02	Property				Kraco	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.03	Property				New WinCup - Phoenix	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.04	Property				Worlds Finest Chocolates	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.05	Property				SET - MI	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.06	Property				Plaid - Decatur	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.07	Property				Oracle Packaging	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.08	Property				TestAmerica - West SAC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.09	Property				TestAmerica - Arvada	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.10	Property				Northwest Mailing Service	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.11	Property				Lyons	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.12	Property				Wilbert Plastics	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.13	Property				Angstrom Graphics	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.14	Property				New WinCup - Stone Mountain	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.15	Property				Universal Pool - Armory	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.16	Property				Jade-Sterling - IL	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.17	Property				Plaid - Norcross	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.18	Property				Phillips and Temro	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.19	Property				TestAmerica - Savannah	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.20	Property				Hover-Davis	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.21	Property				Jade-Sterling - OH	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.22	Property				Fitz Aerospace	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.23	Property				MVP Charleston	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.24	Property				Paragon Tech	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.25	Property				Aramsco and Bulls Eye	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.26	Property				Shale-Inland	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.27	Property				M.P. Pumps	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.28	Property				TestAmerica - Pensacola	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.29	Property				Microfinish	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.30	Property				MVP Mayfield	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.31	Property				Builders FirstSource	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.32	Property				Banner	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.33	Property				SET - IN	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.34	Property				Progressive Metal	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.35	Property				Universal Pool - 166th	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.36	Property				SITEL	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.37	Property				TestAmerica - Tallahassee	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.38	Property				Texas Die Casting	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.39	Property				TestAmerica - Corpus Christi	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5	Loan	25	GSMC	GSMC	Quad at Whittier	5,771,497	7,871,223	2,148,014	5,723,209	7,410,817	2,120,224	5,290,592	7,721,333	2,189,556
6	Loan	20, 26	GSMC	GSMC	Simon Premium Outlets	13,210,798	18,276,718	4,607,094	13,669,624	18,206,049	4,462,828	13,743,221	18,349,855	4,576,842
6.01	Property				Queenstown Premium Outlets	9,030,680	12,107,519	2,934,816	9,172,703	11,890,317	2,806,066	9,084,251	11,947,918	2,870,034
6.02	Property				Pismo Beach Premium Outlets	4,180,118	6,169,199	1,672,278	4,496,921	6,315,732	1,656,762	4,658,970	6,401,937	1,706,808
7	Loan	25	GSMC	GSMC	Westchester Office Portfolio 700 Series	5,541,158	14,418,344	8,782,699	5,635,645	13,685,078	9,249,663	4,435,415	14,103,974	8,553,710
7.01	Property				709 Westchester Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.02	Property				777 Westchester Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.03	Property				701 Westchester Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.04	Property				711 Westchester Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.05	Property				707 Westchester Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8	Loan		GSMC	GSMC	Iron Mountain National Industrial	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8.01	Property				1800 Columbian Club Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8.02	Property				11333 East 53rd Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8.03	Property				600 Burning Tree Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8.04	Property				1202 Avenue R	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8.05	Property				2955 South 18th Place	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8.06	Property				1760 North Saint Thomas Circle	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8.07	Property				1915 South Grand Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8.08	Property				4449 South 36th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8.09	Property				13425 Branch View Lane	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8.10	Property				2000 Robotics Place	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8.11	Property				1819 South Lamar Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8.12	Property				5151 East 46th Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8.13	Property				1510 Capital Parkway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8.14	Property				1905 John Connally Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8.15	Property				1520 Capital Parkway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8.16	Property				3576 North Moline Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-13

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	2013 NOI ($)	2014 EGI ($)	2014 Expenses ($)	2014 NOI ($)	2015 EGI ($)	2015 Expenses ($)	2015 NOI ($)	Most Recent EGI (if past 2015) ($)	Most Recent Expenses (if past 2015) ($)
9	Loan	27	GSMC	GSMC	Hamilton Place	13,091,863	21,805,473	8,761,107	13,044,366	22,108,711	8,472,677	13,636,034	22,233,966	8,452,496
10	Loan		GSMC	GSMC	Village Square	3,585,731	5,999,414	2,317,452	3,681,962	6,097,664	2,376,420	3,721,243	6,169,093	2,371,663
11	Loan	25, 28, 29	GSMC	GSMC	Hilton Garden Inn Old Town	N/A	N/A	N/A	N/A	N/A	N/A	N/A	7,324,630	3,845,493
12	Loan	30	GSMC	GSMC	Poipu Shopping Village	2,644,949	4,114,058	1,754,837	2,359,221	3,854,719	1,607,400	2,247,319	3,833,324	1,623,045
13	Loan	25, 31, 32, 33, 34	GSMC	GSMC	Embassy Suites Portland Airport	5,728,384	15,899,301	9,327,139	6,572,162	17,139,710	9,475,505	7,664,205	17,738,123	9,748,812
14	Loan	25	GSMC	GSMC	Westchester Office Portfolio 2500-2700 Series	1,726,819	4,927,991	3,137,090	1,790,901	5,545,475	3,419,581	2,125,894	6,009,580	3,350,193
14.01	Property				2500 Westchester Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.02	Property				2700 Westchester Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15	Loan	35	GSMC	GSMC	Alton Corporate Plaza	N/A	4,096,412	821,986	3,274,426	657,316	863,123	(205,807)	227,119	498,577
16	Loan		GSMC	GSMC	Skypark Plaza Shopping Center	N/A	2,796,650	641,605	2,155,044	2,904,862	644,095	2,260,767	2,884,106	653,017
17	Loan		GSMC	GSMC	Center For The Medical Arts	1,829,389	2,793,925	934,222	1,859,703	2,734,814	981,466	1,753,348	2,848,522	992,011
18	Loan	25, 36, 37, 38	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	6,674,598	17,557,826	10,108,568	7,449,258	19,011,223	9,975,726	9,035,497	16,796,644	8,672,543
18.01	Property				SpringHill Suites Pittsburgh North Shore	3,762,223	9,260,257	5,179,919	4,080,339	10,233,939	5,287,871	4,946,068	9,111,006	4,613,899
18.02	Property				Residence Inn Pittsburgh North Shore	2,912,374	8,297,568	4,928,649	3,368,919	8,777,284	4,687,855	4,089,429	7,685,639	4,058,644
19	Loan		GSMC	GSMC	David Holdings Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
19.01	Property				Sprouts Culver City	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
19.02	Property				Walgreens San Antonio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
19.03	Property				Petco Kansas City	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
20	Loan	25, 39	GSMC	GSMC	Holiday Inn Hollywood	2,064,762	6,390,259	4,059,789	2,330,470	7,091,906	4,325,739	2,766,167	7,268,918	4,510,939
21	Loan	40	GSMC	GSMC	Hyatt Place Princeton	1,688,754	4,692,683	3,004,380	1,688,303	5,021,392	3,162,114	1,859,278	5,201,316	3,235,708
22	Loan		GSMC	GSMC	Michaels Distribution Center	1,152,872	1,212,264	84,190	1,128,074	1,212,264	41,887	1,170,377	N/A	N/A
23	Loan		GSMC	GSMC	Berkshire Hathaway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
24	Loan	41	GSMC	GSMC	Bellevue Town Center	N/A	1,241,767	311,625	930,142	1,245,277	315,255	930,022	1,239,060	321,713
25	Loan	42	GSMC	GSMC	Crossroads Shopping Center	944,035	1,220,839	308,150	912,688	1,130,771	295,605	835,167	1,088,245	288,302
26	Loan		GSMC	GSMC	Devon Self Storage Charlotte	585,611	1,065,282	424,099	641,183	1,086,862	419,887	666,975	1,174,675	412,259
27	Loan	25	GSMC	GSMC	Republic Place	698,229	1,454,140	685,266	768,874	1,414,532	666,773	747,759	N/A	N/A
28	Loan		GSMC	GSMC	3507 Ringsby Court	513,201	854,701	244,990	609,711	845,948	257,097	588,851	994,786	248,796
29	Loan		GSMC	GSMC	Wesco International	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30	Loan		GSMC	GSMC	Sabre Springs	956,207	1,016,918	209,000	807,918	1,126,830	238,526	888,304	1,205,626	250,375
31	Loan		GSMC	GSMC	Airport Village	N/A	N/A	N/A	N/A	773,375	296,455	476,920	845,508	286,103
32	Loan		GSMC	GSMC	Therma Tru Doors	589,856	676,466	91,536	584,930	712,317	82,056	630,261	N/A	N/A
33	Loan		GSMC	GSMC	Michaels at Stoneridge Shopping Center	347,049	500,775	155,069	345,706	517,918	174,385	343,533	N/A	N/A

A-1-14

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Most Recent NOI (if past 2015) ($)	Most Recent NOI Date (if past 2015)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)
1	Loan	8, 9, 10	GSMC	GSMC	AMA Plaza	21,750,017	6/30/2016	12	Trailing 12	42,284,293	17,493,124	24,791,170	19.1%
2	Loan	11, 12, 13, 14	GSCRE	GSMC	225 Bush Street	19,306,067	8/30/2016	12	Trailing 12	33,430,325	11,593,947	21,836,378	17.9%
3	Loan	15, 16, 17, 18, 19, 20	GSMC	GSMC	540 West Madison	20,594,020	6/1/2016	12	Trailing 12	49,503,312	19,751,054	29,752,258	18.3%
4	Loan	20, 21, 22, 23, 24	GSMC	GSMC	U.S. Industrial Portfolio	31,943,372	5/31/2016	12	Trailing 12	38,164,081	6,929,372	31,234,709	10.2%
4.01	Property				Hannibal	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.02	Property				Kraco	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.03	Property				New WinCup - Phoenix	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.04	Property				Worlds Finest Chocolates	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.05	Property				SET - MI	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.06	Property				Plaid - Decatur	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.07	Property				Oracle Packaging	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.08	Property				TestAmerica - West SAC	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.09	Property				TestAmerica - Arvada	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.10	Property				Northwest Mailing Service	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.11	Property				Lyons	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.12	Property				Wilbert Plastics	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.13	Property				Angstrom Graphics	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.14	Property				New WinCup - Stone Mountain	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.15	Property				Universal Pool - Armory	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.16	Property				Jade-Sterling - IL	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.17	Property				Plaid - Norcross	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.18	Property				Phillips and Temro	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.19	Property				TestAmerica - Savannah	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.20	Property				Hover-Davis	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.21	Property				Jade-Sterling - OH	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.22	Property				Fitz Aerospace	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.23	Property				MVP Charleston	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.24	Property				Paragon Tech	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.25	Property				Aramsco and Bulls Eye	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.26	Property				Shale-Inland	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.27	Property				M.P. Pumps	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.28	Property				TestAmerica - Pensacola	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.29	Property				Microfinish	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.30	Property				MVP Mayfield	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.31	Property				Builders FirstSource	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.32	Property				Banner	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.33	Property				SET - IN	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.34	Property				Progressive Metal	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.35	Property				Universal Pool - 166th	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.36	Property				SITEL	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.37	Property				TestAmerica - Tallahassee	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.38	Property				Texas Die Casting	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
4.39	Property				TestAmerica - Corpus Christi	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
5	Loan	25	GSMC	GSMC	Quad at Whittier	5,531,777	7/31/2016	12	Trailing 12	7,813,165	2,049,658	5,763,507	8.2%
6	Loan	20, 26	GSMC	GSMC	Simon Premium Outlets	13,773,013	6/30/2016	12	Trailing 12	17,641,886	4,491,520	13,150,366	12.9%
6.01	Property				Queenstown Premium Outlets	9,077,884	6/30/2016	12	Trailing 12	11,429,482	2,811,770	8,617,712
6.02	Property				Pismo Beach Premium Outlets	4,695,129	6/30/2016	12	Trailing 12	6,212,404	1,679,750	4,532,654
7	Loan	25	GSMC	GSMC	Westchester Office Portfolio 700 Series	5,550,263	7/31/2016	12	Trailing 12	14,106,953	8,561,263	5,545,690	9.7%
7.01	Property				709 Westchester Avenue	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
7.02	Property				777 Westchester Avenue	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
7.03	Property				701 Westchester Avenue	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
7.04	Property				711 Westchester Avenue	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
7.05	Property				707 Westchester Avenue	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
8	Loan		GSMC	GSMC	Iron Mountain National Industrial	N/A	N/A	N/A	Not Available	10,129,063	3,144,153	6,984,910	14.0%
8.01	Property				1800 Columbian Club Drive	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
8.02	Property				11333 East 53rd Avenue	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
8.03	Property				600 Burning Tree Road	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
8.04	Property				1202 Avenue R	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
8.05	Property				2955 South 18th Place	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
8.06	Property				1760 North Saint Thomas Circle	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
8.07	Property				1915 South Grand Avenue	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
8.08	Property				4449 South 36th Street	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
8.09	Property				13425 Branch View Lane	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
8.10	Property				2000 Robotics Place	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
8.11	Property				1819 South Lamar Street	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
8.12	Property				5151 East 46th Avenue	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
8.13	Property				1510 Capital Parkway	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
8.14	Property				1905 John Connally Drive	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
8.15	Property				1520 Capital Parkway	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
8.16	Property				3576 North Moline Street	N/A	N/A	N/A	Not Available	N/A	N/A	N/A

A-1-15

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Most Recent NOI (if past 2015) ($)	Most Recent NOI Date (if past 2015)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)
9	Loan	27	GSMC	GSMC	Hamilton Place	13,781,470	3/31/2016	12	Trailing 12	21,931,258	8,029,358	13,901,899	13.1%
10	Loan		GSMC	GSMC	Village Square	3,797,430	6/30/2016	12	Trailing 12	5,933,650	2,431,511	3,502,139	8.9%
11	Loan	25, 28, 29	GSMC	GSMC	Hilton Garden Inn Old Town	3,479,137	8/31/2016	8	Trailing 8	10,013,869	5,842,799	4,171,071	11.9%
12	Loan	30	GSMC	GSMC	Poipu Shopping Village	2,210,279	7/31/2016	12	Trailing 12	4,238,670	1,748,322	2,490,349	8.6%
13	Loan	25, 31, 32, 33, 34	GSMC	GSMC	Embassy Suites Portland Airport	7,989,311	6/30/2016	12	Trailing 12	17,835,906	10,153,698	7,682,208	13.3%
14	Loan	25	GSMC	GSMC	Westchester Office Portfolio 2500-2700 Series	2,659,387	7/31/2016	12	Trailing 12	6,140,427	3,387,451	2,752,976	10.2%
14.01	Property				2500 Westchester Avenue	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
14.02	Property				2700 Westchester Avenue	N/A	N/A	N/A	Not Available	N/A	N/A	N/A
15	Loan	35	GSMC	GSMC	Alton Corporate Plaza	(271,458)	7/31/2016	12	Trailing 12	4,568,416	147,683	4,420,733	17.3%
16	Loan		GSMC	GSMC	Skypark Plaza Shopping Center	2,231,089	8/31/2016	12	Trailing 12	2,951,928	637,756	2,314,171	9.4%
17	Loan		GSMC	GSMC	Center For The Medical Arts	1,856,510	8/31/2016	12	Trailing 12	3,077,735	1,074,604	2,003,130	8.9%
18	Loan	25, 36, 37, 38	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	8,124,101	7/31/2016	12	Trailing 12	16,754,025	9,122,288	7,631,737	11.2%
18.01	Property				SpringHill Suites Pittsburgh North Shore	4,497,106	7/31/2016	12	Trailing 12	9,089,358	4,876,875	4,212,482
18.02	Property				Residence Inn Pittsburgh North Shore	3,626,995	7/31/2016	12	Trailing 12	7,664,668	4,245,413	3,419,255
19	Loan		GSMC	GSMC	David Holdings Portfolio	N/A	N/A	N/A	Not Available	1,839,691	390,786	1,448,905	7.6%
19.01	Property				Sprouts Culver City	N/A	N/A	N/A	Not Available	1,124,639	298,688	825,951
19.02	Property				Walgreens San Antonio	N/A	N/A	N/A	Not Available	483,296	86,305	396,991
19.03	Property				Petco Kansas City	N/A	N/A	N/A	Not Available	231,756	5,794	225,962
20	Loan	25, 39	GSMC	GSMC	Holiday Inn Hollywood	2,757,979	8/31/2016	12	Trailing 12	7,268,918	4,792,019	2,476,899	15.5%
21	Loan	40	GSMC	GSMC	Hyatt Place Princeton	1,965,608	8/31/2016	12	Trailing 12	5,201,316	3,346,963	1,854,353	13.3%
22	Loan		GSMC	GSMC	Michaels Distribution Center	N/A	N/A	N/A	Not Available	1,150,765	33,574	1,117,191	9.9%
23	Loan		GSMC	GSMC	Berkshire Hathaway	N/A	N/A	N/A	Not Available	1,032,898	30,987	1,001,911	10.5%
24	Loan	41	GSMC	GSMC	Bellevue Town Center	917,347	5/31/2016	12	Trailing 12	1,186,769	340,201	846,568	9.0%
25	Loan	42	GSMC	GSMC	Crossroads Shopping Center	799,942	7/31/2016	12	Trailing 12	1,231,807	288,187	943,619	10.7%
26	Loan		GSMC	GSMC	Devon Self Storage Charlotte	762,416	8/31/2016	12	Trailing 12	1,216,725	411,431	805,294	9.3%
27	Loan	25	GSMC	GSMC	Republic Place	N/A	N/A	N/A	Not Available	1,611,116	672,250	938,866	11.2%
28	Loan		GSMC	GSMC	3507 Ringsby Court	745,990	7/31/2016	12	Trailing 12	968,538	365,685	602,852	8.8%
29	Loan		GSMC	GSMC	Wesco International	N/A	N/A	N/A	Not Available	765,763	22,973	742,790	10.8%
30	Loan		GSMC	GSMC	Sabre Springs	955,251	8/31/2016	12	Trailing 12	1,141,243	277,160	864,083	12.9%
31	Loan		GSMC	GSMC	Airport Village	559,405	7/31/2016	12	Trailing 12	1,002,523	303,667	698,855	10.8%
32	Loan		GSMC	GSMC	Therma Tru Doors	N/A	N/A	N/A	Not Available	616,925	87,428	529,497	15.0%
33	Loan		GSMC	GSMC	Michaels at Stoneridge Shopping Center	N/A	N/A	N/A	Not Available	504,371	188,563	315,808	12.0%

A-1-16

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	As Stabilized Appraised Value ($)	As Stabilized Appraisal Date
1	Loan	8, 9, 10	GSMC	GSMC	AMA Plaza	279,876	1,398,618	23,112,676	6.71	17.8%	477,000,000	9/6/2016	NAP	NAP
2	Loan	11, 12, 13, 14	GSCRE	GSMC	225 Bush Street	97,812	521,097	21,217,470	4.66	17.4%	450,000,000	9/20/2016	NAP	NAP
3	Loan	15, 16, 17, 18, 19, 20	GSMC	GSMC	540 West Madison	164,795	1,248,801	28,338,662	5.34	17.5%	591,000,000	8/2/2016	672,000,000	8/1/2020
4	Loan	20, 21, 22, 23, 24	GSMC	GSMC	U.S. Industrial Portfolio	629,873	1,783,576	28,821,261	2.08	9.4%	456,000,000	12/31/2015	NAP	NAP
4.01	Property				Hannibal	N/A	0	3,988,115			55,500,000	11/10/2015	NAP	NAP
4.02	Property				Kraco	N/A	0	2,841,945			41,000,000	11/10/2015	NAP	NAP
4.03	Property				New WinCup - Phoenix	N/A	0	1,596,979			29,700,000	11/11/2015	NAP	NAP
4.04	Property				Worlds Finest Chocolates	N/A	0	1,309,206			20,000,000	11/10/2015	NAP	NAP
4.05	Property				SET - MI	N/A	0	1,333,913			19,400,000	11/13/2015	NAP	NAP
4.06	Property				Plaid - Decatur	N/A	0	860,671			15,800,000	8/18/2016	21,000,000	11/1/2017
4.07	Property				Oracle Packaging	N/A	0	964,701			15,675,000	11/11/2015	NAP	NAP
4.08	Property				TestAmerica - West SAC	N/A	0	1,060,409			14,500,000	11/15/2015	NAP	NAP
4.09	Property				TestAmerica - Arvada	N/A	0	753,638			12,100,000	11/10/2015	NAP	NAP
4.10	Property				Northwest Mailing Service	N/A	0	912,770			11,600,000	11/10/2015	NAP	NAP
4.11	Property				Lyons	N/A	0	707,042			11,150,000	11/13/2015	NAP	NAP
4.12	Property				Wilbert Plastics	N/A	0	685,612			10,880,000	11/11/2015	NAP	NAP
4.13	Property				Angstrom Graphics	N/A	0	695,720			10,800,000	11/12/2015	NAP	NAP
4.14	Property				New WinCup - Stone Mountain	N/A	0	722,727			10,750,000	11/11/2015	NAP	NAP
4.15	Property				Universal Pool - Armory	N/A	0	653,918			10,100,000	11/10/2015	NAP	NAP
4.16	Property				Jade-Sterling - IL	N/A	0	820,689			9,000,000	11/10/2015	NAP	NAP
4.17	Property				Plaid - Norcross	N/A	0	677,922			9,000,000	11/11/2015	NAP	NAP
4.18	Property				Phillips and Temro	N/A	0	513,176			8,850,000	11/12/2015	NAP	NAP
4.19	Property				TestAmerica - Savannah	N/A	0	570,146			8,800,000	11/12/2015	NAP	NAP
4.20	Property				Hover-Davis	N/A	0	781,819			8,700,000	11/15/2015	NAP	NAP
4.21	Property				Jade-Sterling - OH	N/A	0	678,884			8,650,000	11/12/2015	NAP	NAP
4.22	Property				Fitz Aerospace	N/A	0	530,137			8,000,000	11/10/2015	NAP	NAP
4.23	Property				MVP Charleston	N/A	0	549,741			7,300,000	11/15/2015	NAP	NAP
4.24	Property				Paragon Tech	N/A	0	623,407			7,200,000	11/11/2015	NAP	NAP
4.25	Property				Aramsco and Bulls Eye	N/A	0	434,864			6,900,000	11/11/2015	NAP	NAP
4.26	Property				Shale-Inland	N/A	0	391,726			6,500,000	11/10/2015	NAP	NAP
4.27	Property				M.P. Pumps	N/A	0	377,772			5,370,000	11/11/2015	NAP	NAP
4.28	Property				TestAmerica - Pensacola	N/A	0	402,385			5,200,000	11/10/2015	NAP	NAP
4.29	Property				Microfinish	N/A	0	249,144			4,350,000	11/13/2015	NAP	NAP
4.30	Property				MVP Mayfield	N/A	0	306,233			4,325,000	11/13/2015	NAP	NAP
4.31	Property				Builders FirstSource	N/A	0	231,840			3,940,000	11/10/2015	NAP	NAP
4.32	Property				Banner	N/A	0	331,329			3,750,000	11/12/2015	NAP	NAP
4.33	Property				SET - IN	N/A	0	259,727			3,400,000	11/13/2015	NAP	NAP
4.34	Property				Progressive Metal	N/A	0	244,716			3,070,000	11/13/2015	NAP	NAP
4.35	Property				Universal Pool - 166th	N/A	0	176,420			2,950,000	11/10/2015	NAP	NAP
4.36	Property				SITEL	N/A	0	191,249			2,730,000	11/10/2015	NAP	NAP
4.37	Property				TestAmerica - Tallahassee	N/A	0	165,194			2,150,000	11/10/2015	NAP	NAP
4.38	Property				Texas Die Casting	N/A	0	135,108			2,100,000	11/10/2015	NAP	NAP
4.39	Property				TestAmerica - Corpus Christi	N/A	0	90,264			1,450,000	11/11/2015	NAP	NAP
5	Loan	25	GSMC	GSMC	Quad at Whittier	101,869	233,406	5,428,232	1.79	7.7%	114,200,000	9/1/2016	121,000,000	6/1/2018
6	Loan	20, 26	GSMC	GSMC	Simon Premium Outlets	74,235	387,598	12,688,533	2.36	12.5%	198,000,000	Various	NAP	NAP
6.01	Property				Queenstown Premium Outlets	52,123	253,046	8,312,543			127,000,000	8/7/2016	NAP	NAP
6.02	Property				Pismo Beach Premium Outlets	22,112	134,552	4,375,990			71,000,000	8/10/2016	NAP	NAP
7	Loan	25	GSMC	GSMC	Westchester Office Portfolio 700 Series	241,679	537,019	4,766,992	1.38	8.4%	91,800,000	9/8/2016	100,300,000	Various
7.01	Property				709 Westchester Avenue	N/A	0	992,662			21,300,000	9/8/2016	22,300,000	10/1/2017
7.02	Property				777 Westchester Avenue	N/A	0	1,187,240			19,000,000	9/8/2016	NAP	NAP
7.03	Property				701 Westchester Avenue	N/A	0	637,687			18,600,000	9/8/2016	23,900,000	10/1/2019
7.04	Property				711 Westchester Avenue	N/A	0	1,116,159			17,400,000	9/8/2016	NAP	NAP
7.05	Property				707 Westchester Avenue	N/A	0	833,245			15,500,000	9/8/2016	17,700,000	10/1/2018
8	Loan		GSMC	GSMC	Iron Mountain National Industrial	204,706	151,104	6,629,100	3.79	13.3%	125,700,000	Various	NAP	NAP
8.01	Property				1800 Columbian Club Drive	N/A	0	1,000,609			20,000,000	7/11/2016	NAP	NAP
8.02	Property				11333 East 53rd Avenue	N/A	0	909,435			13,900,000	7/8/2016	NAP	NAP
8.03	Property				600 Burning Tree Road	N/A	0	485,152			11,200,000	7/14/2016	NAP	NAP
8.04	Property				1202 Avenue R	N/A	0	574,226			10,550,000	7/8/2016	NAP	NAP
8.05	Property				2955 South 18th Place	N/A	0	472,642			8,550,000	7/1/2016	NAP	NAP
8.06	Property				1760 North Saint Thomas Circle	N/A	0	340,183			7,700,000	7/14/2016	NAP	NAP
8.07	Property				1915 South Grand Avenue	N/A	0	325,133			7,500,000	7/14/2016	NAP	NAP
8.08	Property				4449 South 36th Street	N/A	0	431,375			6,800,000	7/1/2016	NAP	NAP
8.09	Property				13425 Branch View Lane	N/A	0	383,914			6,550,000	7/7/2016	NAP	NAP
8.10	Property				2000 Robotics Place	N/A	0	318,495			6,450,000	7/7/2016	NAP	NAP
8.11	Property				1819 South Lamar Street	N/A	0	297,067			5,550,000	7/6/2016	NAP	NAP
8.12	Property				5151 East 46th Avenue	N/A	0	284,880			5,050,000	7/8/2016	NAP	NAP
8.13	Property				1510 Capital Parkway	N/A	0	231,981			4,750,000	7/8/2016	NAP	NAP
8.14	Property				1905 John Connally Drive	N/A	0	213,825			4,600,000	7/11/2016	NAP	NAP
8.15	Property				1520 Capital Parkway	N/A	0	199,896			4,000,000	7/8/2016	NAP	NAP
8.16	Property				3576 North Moline Street	N/A	0	160,286			2,550,000	7/8/2016	NAP	NAP

A-1-17

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	As Stabilized Appraised Value ($)	As Stabilized Appraisal Date
9	Loan	27	GSMC	GSMC	Hamilton Place	155,044	357,468	13,389,388	2.09	12.6%	229,500,000	5/6/2016	NAP	NAP
10	Loan		GSMC	GSMC	Village Square	58,928	200,763	3,242,448	1.40	8.2%	58,100,000	6/16/2016	NAP	NAP
11	Loan	25, 28, 29	GSMC	GSMC	Hilton Garden Inn Old Town	400,555	0	3,770,516	1.78	10.8%	53,700,000	9/24/2016	56,900,000	10/1/2019
12	Loan	30	GSMC	GSMC	Poipu Shopping Village	8,418	36,480	2,445,451	1.36	8.4%	51,000,000	8/10/2016	NAP	NAP
13	Loan	25, 31, 32, 33, 34	GSMC	GSMC	Embassy Suites Portland Airport	713,436	0	6,968,772	2.13	12.1%	86,000,000	7/15/2016	102,500,000	7/15/2018
14	Loan	25	GSMC	GSMC	Westchester Office Portfolio 2500-2700 Series	66,991	232,596	2,453,389	1.51	9.1%	44,500,000	9/8/2016	49,800,000	10/1/2018
14.01	Property				2500 Westchester Avenue	N/A	0	1,433,490			27,100,000	9/8/2016	30,100,000	10/1/2018
14.02	Property				2700 Westchester Avenue	N/A	0	1,019,899			17,400,000	9/8/2016	19,700,000	10/1/2018
15	Loan	35	GSMC	GSMC	Alton Corporate Plaza	35,590	198,883	4,186,260	5.70	16.4%	64,000,000	8/17/2016	NAP	NAP
16	Loan		GSMC	GSMC	Skypark Plaza Shopping Center	37,311	113,639	2,163,221	2.33	8.8%	35,100,000	9/30/2016	NAP	NAP
17	Loan		GSMC	GSMC	Center For The Medical Arts	20,946	77,780	1,904,404	1.43	8.5%	30,000,000	9/30/2016	NAP	NAP
18	Loan	25, 36, 37, 38	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	670,161	0	6,961,576	1.51	10.2%	96,250,000	12/15/2015	103,250,000	12/15/2016
18.01	Property				SpringHill Suites Pittsburgh North Shore	363,574	0	3,848,908			52,250,000	12/15/2015	56,000,000	12/15/2016
18.02	Property				Residence Inn Pittsburgh North Shore	306,587	0	3,112,668			44,000,000	12/15/2015	47,250,000	12/15/2016
19	Loan		GSMC	GSMC	David Holdings Portfolio	10,046	37,667	1,401,192	1.70	7.4%	35,600,000	Various	NAP	NAP
19.01	Property				Sprouts Culver City	4,931	31,229	789,791			23,500,000	8/22/2016	NAP	NAP
19.02	Property				Walgreens San Antonio	3,082	0	393,909			7,950,000	3/24/2016	NAP	NAP
19.03	Property				Petco Kansas City	2,033	6,438	217,492			4,150,000	5/9/2016	NAP	NAP
20	Loan	25, 39	GSMC	GSMC	Holiday Inn Hollywood	290,757	0	2,186,142	2.44	13.7%	29,600,000	9/2/2016	35,800,000	9/2/2018
21	Loan	40	GSMC	GSMC	Hyatt Place Princeton	208,053	0	1,646,300	1.99	11.8%	20,400,000	8/22/2016	NAP	NAP
22	Loan		GSMC	GSMC	Michaels Distribution Center	75,923	48,085	993,184	2.23	8.8%	18,560,000	9/13/2016	NAP	NAP
23	Loan		GSMC	GSMC	Berkshire Hathaway	41,591	38,679	921,641	1.66	9.7%	14,200,000	9/12/2016	NAP	NAP
24	Loan	41	GSMC	GSMC	Bellevue Town Center	7,427	19,933	819,208	1.50	8.7%	12,600,000	8/25/2016	NAP	NAP
25	Loan	42	GSMC	GSMC	Crossroads Shopping Center	19,970	55,272	868,377	1.66	9.9%	12,500,000	8/19/2016	NAP	NAP
26	Loan		GSMC	GSMC	Devon Self Storage Charlotte	12,971	0	792,323	1.56	9.1%	13,800,000	9/9/2016	NAP	NAP
27	Loan	25	GSMC	GSMC	Republic Place	20,557	68,709	849,601	1.72	10.1%	11,200,000	9/20/2016	11,435,000	9/20/2017
28	Loan		GSMC	GSMC	3507 Ringsby Court	12,664	26,766	563,422	1.37	8.2%	10,200,000	8/15/2016	NAP	NAP
29	Loan		GSMC	GSMC	Wesco International	20,343	38,651	683,797	1.73	10.0%	11,000,000	9/12/2016	NAP	NAP
30	Loan		GSMC	GSMC	Sabre Springs	6,755	31,072	826,257	3.37	12.3%	14,600,000	9/10/2016	NAP	NAP
31	Loan		GSMC	GSMC	Airport Village	4,937	46,716	647,202	1.74	10.0%	9,275,000	9/26/2016	NAP	NAP
32	Loan		GSMC	GSMC	Therma Tru Doors	52,128	32,597	444,773	2.21	12.6%	7,200,000	9/23/2016	NAP	NAP
33	Loan		GSMC	GSMC	Michaels at Stoneridge Shopping Center	6,650	27,958	281,201	1.63	10.7%	4,800,000	7/15/2016	NAP	NAP

A-1-18

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft
1	Loan	8, 9, 10	GSMC	GSMC	AMA Plaza	27.3%	27.3%	86.7%	10/1/2016	NAP	NAP	American Medical Association	289,452
2	Loan	11, 12, 13, 14	GSCRE	GSMC	225 Bush Street	27.1%	27.1%	93.3%	8/16/2016	NAP	NAP	Twitch	84,035
3	Loan	15, 16, 17, 18, 19, 20	GSMC	GSMC	540 West Madison	25.9%	24.2%	92.4%	9/1/2016	NAP	NAP	Bank of America	355,943
4	Loan	20, 21, 22, 23, 24	GSMC	GSMC	U.S. Industrial Portfolio	67.4%	64.2%	100.0%		NAP	NAP
4.01	Property				Hannibal			100.0%	9/1/2016	NAP	NAP	Hannibal Industries, Inc	429,122
4.02	Property				Kraco			100.0%	9/1/2016	NAP	NAP	Kraco Enterprises, LLC	364,440
4.03	Property				New WinCup - Phoenix			100.0%	9/1/2016	NAP	NAP	New WinCup Holdings, Inc.	322,070
4.04	Property				Worlds Finest Chocolates			100.0%	9/1/2016	NAP	NAP	World’s Finest Chocolate, Inc.	434,252
4.05	Property				SET - MI			100.0%	9/1/2016	NAP	NAP	SET Enterprises, Inc.	284,351
4.06	Property				Plaid - Decatur			100.0%	9/1/2016	NAP	NAP	Plaid Enterprises, Inc.	282,514
4.07	Property				Oracle Packaging			100.0%	9/1/2016	NAP	NAP	Oracle Flexible Packaging, Inc.	437,911
4.08	Property				TestAmerica - West SAC			100.0%	9/1/2016	NAP	NAP	TestAmerica Laboratories, Inc.	66,203
4.09	Property				TestAmerica - Arvada			100.0%	9/1/2016	NAP	NAP	TestAmerica Laboratories, Inc.	57,966
4.10	Property				Northwest Mailing Service			100.0%	9/1/2016	NAP	NAP	Precision Dialogue Direct, Inc.	228,032
4.11	Property				Lyons			100.0%	9/1/2016	NAP	NAP	The Lyons Companies, LLC	172,758
4.12	Property				Wilbert Plastics			100.0%	9/1/2016	NAP	NAP	Wilbert, Inc.	257,086
4.13	Property				Angstrom Graphics			100.0%	9/1/2016	NAP	NAP	Angstrom Graphics Inc Midwest	231,505
4.14	Property				New WinCup - Stone Mountain			100.0%	9/1/2016	NAP	NAP	New WinCup Holdings, Inc.	220,380
4.15	Property				Universal Pool - Armory			100.0%	9/1/2016	NAP	NAP	Universal Pool Co., Inc.	240,255
4.16	Property				Jade-Sterling - IL			100.0%	9/1/2016	NAP	NAP	Jade-Sterling Steel Co., Inc.	215,389
4.17	Property				Plaid - Norcross			100.0%	9/1/2016	NAP	NAP	Plaid Enterprises, Inc.	71,620
4.18	Property				Phillips and Temro			100.0%	9/1/2016	NAP	NAP	Phillips & Temro Industries Inc.	101,680
4.19	Property				TestAmerica - Savannah			100.0%	9/1/2016	NAP	NAP	TestAmerica Laboratories, Inc.	54,284
4.20	Property				Hover-Davis			100.0%	9/1/2016	NAP	NAP	Universal Instruments Corporation	66,100
4.21	Property				Jade-Sterling - OH			100.0%	9/1/2016	NAP	NAP	Jade-Sterling Steel Co., Inc.	174,511
4.22	Property				Fitz Aerospace			100.0%	9/1/2016	NAP	NAP	Fitz Aerospace, Inc.	129,000
4.23	Property				MVP Charleston			100.0%	9/1/2016	NAP	NAP	MVP Group International, Inc	108,000
4.24	Property				Paragon Tech			100.0%	9/1/2016	NAP	NAP	Paragon Technologies Incorporated	88,857
4.25	Property				Aramsco and Bulls Eye			100.0%	9/1/2016	NAP	NAP	Aramsco, Inc. & Bulls Eye Environmental, Inc.	99,783
4.26	Property				Shale-Inland			100.0%	9/1/2016	NAP	NAP	Midland Stamping and Fabricating Corporation	193,789
4.27	Property				M.P. Pumps			100.0%	9/1/2016	NAP	NAP	M.P. Pumps, Inc.	81,769
4.28	Property				TestAmerica - Pensacola			100.0%	9/1/2016	NAP	NAP	TestAmerica Laboratories, Inc.	21,911
4.29	Property				Microfinish			100.0%	9/1/2016	NAP	NAP	Microfinish IPC, LLC	144,786
4.30	Property				MVP Mayfield			100.0%	9/1/2016	NAP	NAP	MVP Group International, Inc	101,244
4.31	Property				Builders FirstSource			100.0%	9/1/2016	NAP	NAP	Builder’s FirstSource - Florida, LLC	116,897
4.32	Property				Banner			100.0%	9/1/2016	NAP	NAP	Banner Service Corporation	58,450
4.33	Property				SET - IN			100.0%	9/1/2016	NAP	NAP	SET Enterprises, Inc.	117,376
4.34	Property				Progressive Metal			100.0%	9/1/2016	NAP	NAP	Progressive Metal Manufacturing Company	58,250
4.35	Property				Universal Pool - 166th			100.0%	9/1/2016	NAP	NAP	Universal Pool Co., Inc.	109,814
4.36	Property				SITEL			100.0%	9/1/2016	NAP	NAP	SITEL Operating Corporation	46,812
4.37	Property				TestAmerica - Tallahassee			100.0%	9/1/2016	NAP	NAP	TestAmerica Laboratories, Inc.	16,500
4.38	Property				Texas Die Casting			100.0%	9/1/2016	NAP	NAP	Texas Die Casting LLC	78,177
4.39	Property				TestAmerica - Corpus Christi			100.0%	9/1/2016	NAP	NAP	TestAmerica Laboratories, Inc.	14,884
5	Loan	25	GSMC	GSMC	Quad at Whittier	61.4%	57.9%	89.1%	7/31/2016	NAP	NAP	Burlington Coat Factory	87,463
6	Loan	20, 26	GSMC	GSMC	Simon Premium Outlets	51.4%	39.9%	93.4%		NAP	NAP
6.01	Property				Queenstown Premium Outlets			90.8%	8/29/2016	NAP	NAP	V.F. Factory Outlet	20,862
6.02	Property				Pismo Beach Premium Outlets			98.5%	8/29/2016	NAP	NAP	Polo Ralph Lauren	10,000
7	Loan	25	GSMC	GSMC	Westchester Office Portfolio 700 Series	62.0%	48.4%	77.3%		NAP	NAP
7.01	Property				709 Westchester Avenue			65.1%	9/15/2016	NAP	NAP	UBS Financial Services Inc.	29,028
7.02	Property				777 Westchester Avenue			100.0%	9/15/2016	NAP	NAP	Sabra Dipping Company	36,345
7.03	Property				701 Westchester Avenue			61.4%	9/15/2016	NAP	NAP	Pentegra Services Inc.	29,202
7.04	Property				711 Westchester Avenue			93.4%	9/15/2016	NAP	NAP	Henningson, Durham & Richardson	14,872
7.05	Property				707 Westchester Avenue			73.5%	9/15/2016	NAP	NAP	Connecticut Business Systems	10,165
8	Loan		GSMC	GSMC	Iron Mountain National Industrial	39.8%	39.8%	100.0%		NAP	NAP
8.01	Property				1800 Columbian Club Drive			100.0%	10/20/2016	NAP	NAP	Iron Mountain Information Management, LLC	288,776
8.02	Property				11333 East 53rd Avenue			100.0%	10/20/2016	NAP	NAP	Iron Mountain Information Management, LLC	205,121
8.03	Property				600 Burning Tree Road			100.0%	10/20/2016	NAP	NAP	Iron Mountain Information Management, LLC	67,995
8.04	Property				1202 Avenue R			100.0%	10/20/2016	NAP	NAP	Iron Mountain Information Management, LLC	175,716
8.05	Property				2955 South 18th Place			100.0%	10/20/2016	NAP	NAP	Iron Mountain Information Management, LLC	76,210
8.06	Property				1760 North Saint Thomas Circle			100.0%	10/20/2016	NAP	NAP	Iron Mountain Information Management, LLC	46,878
8.07	Property				1915 South Grand Avenue			100.0%	10/20/2016	NAP	NAP	Iron Mountain Information Management, LLC	43,925
8.08	Property				4449 South 36th Street			100.0%	10/20/2016	NAP	NAP	Iron Mountain Information Management, LLC	79,059
8.09	Property				13425 Branch View Lane			100.0%	10/20/2016	NAP	NAP	Iron Mountain Information Management, LLC	121,579
8.10	Property				2000 Robotics Place			100.0%	10/20/2016	NAP	NAP	Iron Mountain Information Management, LLC	101,289
8.11	Property				1819 South Lamar Street			100.0%	10/20/2016	NAP	NAP	Iron Mountain Information Management, LLC	102,881
8.12	Property				5151 East 46th Avenue			100.0%	10/20/2016	NAP	NAP	Iron Mountain Information Management, LLC	59,678
8.13	Property				1510 Capital Parkway			100.0%	10/20/2016	NAP	NAP	Iron Mountain Information Management, LLC	65,000
8.14	Property				1905 John Connally Drive			100.0%	10/20/2016	NAP	NAP	Iron Mountain Information Management, LLC	63,629
8.15	Property				1520 Capital Parkway			100.0%	10/20/2016	NAP	NAP	Iron Mountain Information Management, LLC	52,829
8.16	Property				3576 North Moline Street			100.0%	10/20/2016	NAP	NAP	Iron Mountain Information Management, LLC	40,000

A-1-19

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft
9	Loan	27	GSMC	GSMC	Hamilton Place	46.3%	37.2%	90.7%	7/1/2016	NAP	NAP	Barnes & Noble	29,743
10	Loan		GSMC	GSMC	Village Square	68.0%	57.6%	100.0%	6/1/2016	NAP	NAP	Kohl’s	91,348
11	Loan	25, 28, 29	GSMC	GSMC	Hilton Garden Inn Old Town	65.2%	49.7%	92.9%	9/30/2016	157.81	146.54	NAP
12	Loan	30	GSMC	GSMC	Poipu Shopping Village	56.9%	48.7%	94.4%	10/1/2016	NAP	NAP	Keoki’s Paradise Restaurant	8,362
13	Loan	25, 31, 32, 33, 34	GSMC	GSMC	Embassy Suites Portland Airport	67.0%	48.6%	84.0%	6/30/2016	166.11	139.57	NAP
14	Loan	25	GSMC	GSMC	Westchester Office Portfolio 2500-2700 Series	60.9%	46.3%	77.0%		NAP	NAP
14.01	Property				2500 Westchester Avenue			74.8%	9/15/2016	NAP	NAP	Alpine Woods LP	22,276
14.02	Property				2700 Westchester Avenue			79.9%	9/15/2016	NAP	NAP	Westchester Medical Group, P.C.	40,191
15	Loan	35	GSMC	GSMC	Alton Corporate Plaza	40.0%	40.0%	100.0%	7/31/2016	NAP	NAP	Rockwell Collins, Inc.	209,351
16	Loan		GSMC	GSMC	Skypark Plaza Shopping Center	69.8%	69.8%	97.5%	8/1/2016	NAP	NAP	Raley’s	61,046
17	Loan		GSMC	GSMC	Center For The Medical Arts	75.0%	63.6%	97.7%	9/1/2016	NAP	NAP	Walgreens	14,550
18	Loan	25, 36, 37, 38	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	68.4%	55.5%	68.0%		163.13	110.98
18.01	Property				SpringHill Suites Pittsburgh North Shore			68.7%	7/31/2016	164.62	113.07	NAP
18.02	Property				Residence Inn Pittsburgh North Shore			67.3%	7/31/2016	161.45	108.68	NAP
19	Loan		GSMC	GSMC	David Holdings Portfolio	53.4%	53.4%	100.0%		NAP	NAP
19.01	Property				Sprouts Culver City			100.0%	10/7/2016	NAP	NAP	Sprouts Farmers Market - Culver City	32,873
19.02	Property				Walgreens San Antonio			100.0%	10/7/2016	NAP	NAP	Walgreens San Antonio	13,400
19.03	Property				Petco Kansas City			100.0%	10/7/2016	NAP	NAP	Petco Kansas City	13,553
20	Loan	25, 39	GSMC	GSMC	Holiday Inn Hollywood	54.1%	37.4%	86.7%	8/31/2016	133.83	116.02	NAP
21	Loan	40	GSMC	GSMC	Hyatt Place Princeton	68.5%	55.0%	76.6%	8/31/2016	146.47	112.17	NAP
22	Loan		GSMC	GSMC	Michaels Distribution Center	60.9%	60.9%	100.0%	9/1/2016	NAP	NAP	Michaels	506,153
23	Loan		GSMC	GSMC	Berkshire Hathaway	66.9%	56.6%	100.0%	9/8/2016	NAP	NAP	RathGibson/Berkshire Hathaway, Inc.	277,270
24	Loan	41	GSMC	GSMC	Bellevue Town Center	74.8%	64.8%	98.1%	9/1/2016	NAP	NAP	Pick ’n Save	64,470
25	Loan	42	GSMC	GSMC	Crossroads Shopping Center	70.4%	56.5%	96.6%	10/1/2016	NAP	NAP	Savers	28,680
26	Loan		GSMC	GSMC	Devon Self Storage Charlotte	63.0%	50.3%	92.6%	8/31/2016	NAP	NAP	NAP
27	Loan	25	GSMC	GSMC	Republic Place	75.0%	58.8%	90.7%	9/1/2016	NAP	NAP	Meridian Business Centers	18,628
28	Loan		GSMC	GSMC	3507 Ringsby Court	67.3%	61.4%	100.0%	7/1/2016	NAP	NAP	Open Air Academy	6,900
29	Loan		GSMC	GSMC	Wesco International	62.3%	52.5%	100.0%	9/8/2016	NAP	NAP	Conney Safety Products LLC/WESCO International, Inc.	135,617
30	Loan		GSMC	GSMC	Sabre Springs	45.9%	45.9%	100.0%	9/1/2016	NAP	NAP	La Petite Academy	6,900
31	Loan		GSMC	GSMC	Airport Village	70.1%	60.6%	96.0%	9/1/2016	NAP	NAP	Aldi	23,692
32	Loan		GSMC	GSMC	Therma Tru Doors	49.0%	44.4%	100.0%	9/8/2016	NAP	NAP	Therma Tru Doors	347,517
33	Loan		GSMC	GSMC	Michaels at Stoneridge Shopping Center	55.0%	40.2%	100.0%	4/5/2016	NAP	NAP	Michaels	30,225

A-1-20

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)
1	Loan	8, 9, 10	GSMC	GSMC	AMA Plaza	8/31/2028	Latham & Watkins	143,475	3/31/2029	SmithBucklin Corporation	115,129	12/31/2027
2	Loan	11, 12, 13, 14	GSCRE	GSMC	225 Bush Street	8/18/2021	Benefit Cosmetics, LLC	61,917	8/31/2020	Acxiom	51,700	5/4/2022
3	Loan	15, 16, 17, 18, 19, 20	GSMC	GSMC	540 West Madison	12/31/2022	DRW Investments	129,312	12/31/2029	Valence Health	125,005	12/31/2027
4	Loan	20, 21, 22, 23, 24	GSMC	GSMC	U.S. Industrial Portfolio
4.01	Property				Hannibal	3/31/2028	NAP			NAP
4.02	Property				Kraco	8/31/2028	NAP			NAP
4.03	Property				New WinCup - Phoenix	12/31/2026	NAP			NAP
4.04	Property				Worlds Finest Chocolates	7/31/2027	NAP			NAP
4.05	Property				SET - MI	6/30/2031	NAP			NAP
4.06	Property				Plaid - Decatur	10/31/2024	NAP			NAP
4.07	Property				Oracle Packaging	7/31/2030	NAP			NAP
4.08	Property				TestAmerica - West SAC	6/30/2027	NAP			NAP
4.09	Property				TestAmerica - Arvada	6/30/2027	NAP			NAP
4.10	Property				Northwest Mailing Service	5/31/2023	NAP			NAP
4.11	Property				Lyons	10/31/2027	NAP			NAP
4.12	Property				Wilbert Plastics	12/31/2031	NAP			NAP
4.13	Property				Angstrom Graphics	1/31/2029	NAP			NAP
4.14	Property				New WinCup - Stone Mountain	12/31/2026	NAP			NAP
4.15	Property				Universal Pool - Armory	8/31/2027	NAP			NAP
4.16	Property				Jade-Sterling - IL	4/30/2023	NAP			NAP
4.17	Property				Plaid - Norcross	10/31/2024	NAP			NAP
4.18	Property				Phillips and Temro	12/31/2024	NAP			NAP
4.19	Property				TestAmerica - Savannah	6/30/2027	NAP			NAP
4.20	Property				Hover-Davis	6/30/2023	NAP			NAP
4.21	Property				Jade-Sterling - OH	4/30/2023	NAP			NAP
4.22	Property				Fitz Aerospace	4/30/2031	NAP			NAP
4.23	Property				MVP Charleston	4/30/2022	NAP			NAP
4.24	Property				Paragon Tech	12/31/2024	NAP			NAP
4.25	Property				Aramsco and Bulls Eye	8/31/2024	NAP			NAP
4.26	Property				Shale-Inland	9/30/2023	NAP			NAP
4.27	Property				M.P. Pumps	6/30/2023	NAP			NAP
4.28	Property				TestAmerica - Pensacola	6/30/2027	NAP			NAP
4.29	Property				Microfinish	2/28/2031	NAP			NAP
4.30	Property				MVP Mayfield	4/30/2022	NAP			NAP
4.31	Property				Builders FirstSource	11/30/2021	NAP			NAP
4.32	Property				Banner	7/31/2020	NAP			NAP
4.33	Property				SET - IN	6/30/2031	NAP			NAP
4.34	Property				Progressive Metal	6/30/2020	NAP			NAP
4.35	Property				Universal Pool - 166th	8/31/2027	NAP			NAP
4.36	Property				SITEL	5/31/2027	NAP			NAP
4.37	Property				TestAmerica - Tallahassee	6/30/2027	NAP			NAP
4.38	Property				Texas Die Casting	10/31/2032	NAP			NAP
4.39	Property				TestAmerica - Corpus Christi	6/30/2027	NAP			NAP
5	Loan	25	GSMC	GSMC	Quad at Whittier	9/30/2019	Vallarta Supermarkets	40,000	8/1/2030	Ross Dress For Less	25,788	1/31/2021
6	Loan	20, 26	GSMC	GSMC	Simon Premium Outlets
6.01	Property				Queenstown Premium Outlets	5/31/2019	Old Navy	13,000	6/30/2021	Nike Factory Store	13,000	4/30/2018
6.02	Property				Pismo Beach Premium Outlets	1/31/2021	Bass	8,500	1/31/2017	Dress Barn	7,500	6/30/2021
7	Loan	25	GSMC	GSMC	Westchester Office Portfolio 700 Series
7.01	Property				709 Westchester Avenue	8/31/2024	Citrin Cooperman & Company	27,813	10/31/2024	Banco Do Brasil S.A.	15,186	7/31/2018
7.02	Property				777 Westchester Avenue	9/30/2022	New York Life Insurance Co.	32,820	1/31/2025	RGN-White Plains I, LLC	14,297	7/31/2023
7.03	Property				701 Westchester Avenue	8/31/2027	Bank of New York	15,953	10/31/2026	Travelers Indemnity Company	11,737	8/31/2019
7.04	Property				711 Westchester Avenue	10/31/2020	Stewart Title Insurance Co	10,095	1/31/2021	Trade Marketing & Promotion Gr	9,626	5/31/2019
7.05	Property				707 Westchester Avenue	12/31/2023	NFP Property & Casualty Srvs	9,192	2/28/2022	Seavest Inc.	8,445	12/31/2020
8	Loan		GSMC	GSMC	Iron Mountain National Industrial
8.01	Property				1800 Columbian Club Drive	10/31/2031	NAP			NAP
8.02	Property				11333 East 53rd Avenue	10/31/2031	NAP			NAP
8.03	Property				600 Burning Tree Road	10/31/2031	NAP			NAP
8.04	Property				1202 Avenue R	10/31/2031	NAP			NAP
8.05	Property				2955 South 18th Place	10/31/2031	NAP			NAP
8.06	Property				1760 North Saint Thomas Circle	10/31/2031	NAP			NAP
8.07	Property				1915 South Grand Avenue	10/31/2031	NAP			NAP
8.08	Property				4449 South 36th Street	10/31/2031	NAP			NAP
8.09	Property				13425 Branch View Lane	10/31/2031	NAP			NAP
8.10	Property				2000 Robotics Place	10/31/2031	NAP			NAP
8.11	Property				1819 South Lamar Street	10/31/2031	NAP			NAP
8.12	Property				5151 East 46th Avenue	10/31/2031	NAP			NAP
8.13	Property				1510 Capital Parkway	10/31/2031	NAP			NAP
8.14	Property				1905 John Connally Drive	10/31/2031	NAP			NAP
8.15	Property				1520 Capital Parkway	10/31/2031	NAP			NAP
8.16	Property				3576 North Moline Street	10/31/2031	NAP			NAP

A-1-21

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)
9	Loan	27	GSMC	GSMC	Hamilton Place	1/31/2019	Gap/Gap Kids	9,834	1/31/2020	Big River Brewery	9,589	8/31/2021
10	Loan		GSMC	GSMC	Village Square	1/27/2018	The Home Depot	82,337	1/31/2024	Burlington Coat Factory	71,506	3/31/2019
11	Loan	25, 28, 29	GSMC	GSMC	Hilton Garden Inn Old Town		NAP			NAP
12	Loan	30	GSMC	GSMC	Poipu Shopping Village	2/15/2021	Olympic Café	5,499	2/28/2026	Whaler’s General Store	4,132	11/31/2018
13	Loan	25, 31, 32, 33, 34	GSMC	GSMC	Embassy Suites Portland Airport		NAP			NAP
14	Loan	25	GSMC	GSMC	Westchester Office Portfolio 2500-2700 Series
14.01	Property				2500 Westchester Avenue	8/31/2020	Quorum Federal Credit Union	21,855	12/31/2029	Century Tokyo Leasing (USA)	14,562	8/31/2024
14.02	Property				2700 Westchester Avenue	8/31/2020	Exsif Worldwide, Inc.	8,341	2/28/2025	Valerie Wilson Travel, Inc.	5,831	10/31/2019
15	Loan	35	GSMC	GSMC	Alton Corporate Plaza	11/30/2027	NAP			NAP
16	Loan		GSMC	GSMC	Skypark Plaza Shopping Center	4/30/2020	Ross Dress for Less	26,368	1/31/2020	Joann Fabrics	20,664	1/31/2027
17	Loan		GSMC	GSMC	Center For The Medical Arts	4/30/2030	INMED Diagnostic	10,512	4/30/2020	21st Century Oncology	8,699	6/30/2022
18	Loan	25, 36, 37, 38	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore
18.01	Property				SpringHill Suites Pittsburgh North Shore		NAP			NAP
18.02	Property				Residence Inn Pittsburgh North Shore		NAP			NAP
19	Loan		GSMC	GSMC	David Holdings Portfolio
19.01	Property				Sprouts Culver City	6/30/2025	NAP			NAP
19.02	Property				Walgreens San Antonio	4/30/2069	NAP			NAP
19.03	Property				Petco Kansas City	5/31/2031	NAP			NAP
20	Loan	25, 39	GSMC	GSMC	Holiday Inn Hollywood		NAP			NAP
21	Loan	40	GSMC	GSMC	Hyatt Place Princeton		NAP			NAP
22	Loan		GSMC	GSMC	Michaels Distribution Center	6/30/2023	NAP			NAP
23	Loan		GSMC	GSMC	Berkshire Hathaway	12/31/2026	NAP			NAP
24	Loan	41	GSMC	GSMC	Bellevue Town Center	10/31/2023	Weight Watchers	1,400	10/31/2021	World Nail & Spa	1,400	3/31/2019
25	Loan	42	GSMC	GSMC	Crossroads Shopping Center	12/1/2021	Advance Auto	9,993	12/31/2021	Dollar General	7,794	1/31/2022
26	Loan		GSMC	GSMC	Devon Self Storage Charlotte		NAP			NAP
27	Loan	25	GSMC	GSMC	Republic Place	2/28/2022	Roland Technology Group, Inc.	8,795	5/31/2019	Aruba Petroleum	6,277	4/30/2018
28	Loan		GSMC	GSMC	3507 Ringsby Court	2/28/2021	4240 Architecture	5,100	4/30/2021	Aten Design Group, Inc	4,046	12/31/2018
29	Loan		GSMC	GSMC	Wesco International	12/31/2028	NAP			NAP
30	Loan		GSMC	GSMC	Sabre Springs	12/31/2021	San Diego Blood Bank	3,255	12/31/2020	Visual Photography	2,435	11/30/2016
31	Loan		GSMC	GSMC	Airport Village	10/28/2030	Rite Aid	8,468	1/31/2019	Dollar Tree	8,184	9/30/2026
32	Loan		GSMC	GSMC	Therma Tru Doors	9/30/2026	NAP			NAP
33	Loan		GSMC	GSMC	Michaels at Stoneridge Shopping Center	9/30/2021	NAP			NAP

A-1-22

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II
1	Loan	8, 9, 10	GSMC	GSMC	AMA Plaza	Swanson Martin & Bell	78,935	5/31/2022	BDO USA	66,540	7/31/2027	9/1/2016	No
2	Loan	11, 12, 13, 14	GSCRE	GSMC	225 Bush Street	Lithium Technologies, Inc.	50,886	8/31/2018	Nitro PDF, Inc.	26,975	10/28/2018	9/30/2016	No
3	Loan	15, 16, 17, 18, 19, 20	GSMC	GSMC	540 West Madison	Marsh USA	120,771	2/29/2024	SAC Wireless	83,228	6/30/2025	8/9/2016	No
4	Loan	20, 21, 22, 23, 24	GSMC	GSMC	U.S. Industrial Portfolio
4.01	Property				Hannibal	NAP			NAP			12/4/2015	No
4.02	Property				Kraco	NAP			NAP			12/7/2015	No
4.03	Property				New WinCup - Phoenix	NAP			NAP			12/7/2015	No
4.04	Property				Worlds Finest Chocolates	NAP			NAP			12/4/2015	No
4.05	Property				SET - MI	NAP			NAP			12/4/2015	No
4.06	Property				Plaid - Decatur	NAP			NAP			12/4/2015	No
4.07	Property				Oracle Packaging	NAP			NAP			12/8/2015	No
4.08	Property				TestAmerica - West SAC	NAP			NAP			12/2/2015	No
4.09	Property				TestAmerica - Arvada	NAP			NAP			12/4/2015	No
4.10	Property				Northwest Mailing Service	NAP			NAP			12/4/2015	No
4.11	Property				Lyons	NAP			NAP			12/4/2015	No
4.12	Property				Wilbert Plastics	NAP			NAP			12/4/2015	No
4.13	Property				Angstrom Graphics	NAP			NAP			12/8/2015	No
4.14	Property				New WinCup - Stone Mountain	NAP			NAP			12/4/2015	No
4.15	Property				Universal Pool - Armory	NAP			NAP			12/4/2015	No
4.16	Property				Jade-Sterling - IL	NAP			NAP			12/4/2015	No
4.17	Property				Plaid - Norcross	NAP			NAP			12/4/2015	No
4.18	Property				Phillips and Temro	NAP			NAP			12/4/2015	No
4.19	Property				TestAmerica - Savannah	NAP			NAP			12/4/2015	No
4.20	Property				Hover-Davis	NAP			NAP			12/7/2015	No
4.21	Property				Jade-Sterling - OH	NAP			NAP			12/4/2015, 12/7/2015	No
4.22	Property				Fitz Aerospace	NAP			NAP			12/4/2015	No
4.23	Property				MVP Charleston	NAP			NAP			12/4/2015	No
4.24	Property				Paragon Tech	NAP			NAP			12/4/2015	No
4.25	Property				Aramsco and Bulls Eye	NAP			NAP			12/4/2015	No
4.26	Property				Shale-Inland	NAP			NAP			12/4/2015	No
4.27	Property				M.P. Pumps	NAP			NAP			12/4/2015	No
4.28	Property				TestAmerica - Pensacola	NAP			NAP			12/7/2015	No
4.29	Property				Microfinish	NAP			NAP			12/4/2015	No
4.30	Property				MVP Mayfield	NAP			NAP			12/7/2015	No
4.31	Property				Builders FirstSource	NAP			NAP			12/3/2015	No
4.32	Property				Banner	NAP			NAP			12/4/2015	No
4.33	Property				SET - IN	NAP			NAP			12/4/2015	No
4.34	Property				Progressive Metal	NAP			NAP			12/4/2015	No
4.35	Property				Universal Pool - 166th	NAP			NAP			12/4/2015	No
4.36	Property				SITEL	NAP			NAP			12/7/2015	No
4.37	Property				TestAmerica - Tallahassee	NAP			NAP			12/7/2015	No
4.38	Property				Texas Die Casting	NAP			NAP			12/7/2015	No
4.39	Property				TestAmerica - Corpus Christi	NAP			NAP			12/4/2015	No
5	Loan	25	GSMC	GSMC	Quad at Whittier	TJ Maxx	25,000	1/31/2021	Michaels	23,277	10/20/2020	9/1/2016	No
6	Loan	20, 26	GSMC	GSMC	Simon Premium Outlets
6.01	Property				Queenstown Premium Outlets	Polo Ralph Lauren	10,000	7/25/2021	Under Armour	9,346	5/31/2026	8/15/2016	No
6.02	Property				Pismo Beach Premium Outlets	Nike Factory Store	7,500	2/28/2019	Lane Bryant	6,570	12/31/2017	8/15/2016	No
7	Loan	25	GSMC	GSMC	Westchester Office Portfolio 700 Series
7.01	Property				709 Westchester Avenue	Woodard & Curran Inc.	9,924	3/31/2019	AT-Omnipoint Communications	80	11/30/2016	9/27/2016	No
7.02	Property				777 Westchester Avenue	Oberman Group	8,952	9/30/2022	Grant McCarthy Group, LLC	6,751	6/30/2022	9/27/2016	No
7.03	Property				701 Westchester Avenue	Fusion Learning, Inc.	11,073	9/30/2019	United Jewish Appeal	10,646	5/31/2019	9/27/2016	No
7.04	Property				711 Westchester Avenue	Schiavetti, Corgan, DiEdwards	7,946	1/31/2023	Hiscox Insurance Company Inc.	7,309	3/31/2018	9/27/2016	No
7.05	Property				707 Westchester Avenue	Residential Home Funding Corp.	5,271	2/28/2020	Global Capital Finance America	5,062	12/31/2019	9/27/2016	No
8	Loan		GSMC	GSMC	Iron Mountain National Industrial
8.01	Property				1800 Columbian Club Drive	NAP			NAP			7/14/2016	No
8.02	Property				11333 East 53rd Avenue	NAP			NAP			7/13/2016	No
8.03	Property				600 Burning Tree Road	NAP			NAP			7/13/2016	No
8.04	Property				1202 Avenue R	NAP			NAP			7/18/2016	No
8.05	Property				2955 South 18th Place	NAP			NAP			7/14/2016	No
8.06	Property				1760 North Saint Thomas Circle	NAP			NAP			7/13/2016	No
8.07	Property				1915 South Grand Avenue	NAP			NAP			7/13/2016	No
8.08	Property				4449 South 36th Street	NAP			NAP			7/13/2016	No
8.09	Property				13425 Branch View Lane	NAP			NAP			7/13/2016	No
8.10	Property				2000 Robotics Place	NAP			NAP			7/13/2016	No
8.11	Property				1819 South Lamar Street	NAP			NAP			7/13/2016	No
8.12	Property				5151 East 46th Avenue	NAP			NAP			7/13/2016	No
8.13	Property				1510 Capital Parkway	NAP			NAP			7/14/2016	No
8.14	Property				1905 John Connally Drive	NAP			NAP			7/14/2016	No
8.15	Property				1520 Capital Parkway	NAP			NAP			7/14/2016	No
8.16	Property				3576 North Moline Street	NAP			NAP			7/13/2016	No

A-1-23

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II
9	Loan	27	GSMC	GSMC	Hamilton Place	American Eagle Outfitters	8,813	1/31/2027	Express	8,148	1/31/2025	5/6/2016	No
10	Loan		GSMC	GSMC	Village Square	Toys R Us	46,620	1/31/2019	Office Depot, Inc	25,000	9/30/2020	8/18/2016	No
11	Loan	25, 28, 29	GSMC	GSMC	Hilton Garden Inn Old Town	NAP			NAP			9/29/2016	No
12	Loan	30	GSMC	GSMC	Poipu Shopping Village	Bangkok Happy Bowl	2,576	10/31/2025	Honolua Surf Co.	1,936	9/30/2020	8/17/2016	No
13	Loan	25, 31, 32, 33, 34	GSMC	GSMC	Embassy Suites Portland Airport	NAP			NAP			7/14/2016	No
14	Loan	25	GSMC	GSMC	Westchester Office Portfolio 2500-2700 Series
14.01	Property				2500 Westchester Avenue	Atos IT Solutions and Services	10,379	2/29/2020	Friedlander Group Inc.	6,817	1/31/2022	9/27/2016	No
14.02	Property				2700 Westchester Avenue	MAM USA Corporation	5,467	2/28/2023	Bilinguals Inc	4,914	7/31/2021	9/27/2016	No
15	Loan	35	GSMC	GSMC	Alton Corporate Plaza	NAP			NAP			8/22/2016	No
16	Loan		GSMC	GSMC	Skypark Plaza Shopping Center	Dollar Tree	14,200	1/31/2019	Tuesday Morning	7,232	1/31/2018	9/30/2016	No
17	Loan		GSMC	GSMC	Center For The Medical Arts	Royal Palm OB/GYN	8,024	2/28/2021	University of Miami Health	7,724	4/30/2019	10/14/2016	No
18	Loan	25, 36, 37, 38	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore
18.01	Property				SpringHill Suites Pittsburgh North Shore	NAP			NAP			12/21/2015	No
18.02	Property				Residence Inn Pittsburgh North Shore	NAP			NAP			12/22/2015	No
19	Loan		GSMC	GSMC	David Holdings Portfolio
19.01	Property				Sprouts Culver City	NAP			NAP			8/31/2016	No
19.02	Property				Walgreens San Antonio	NAP			NAP			9/23/2016	No
19.03	Property				Petco Kansas City	NAP			NAP			3/14/2016	No
20	Loan	25, 39	GSMC	GSMC	Holiday Inn Hollywood	NAP			NAP			9/15/2016	No
21	Loan	40	GSMC	GSMC	Hyatt Place Princeton	NAP			NAP			8/3/2016	No
22	Loan		GSMC	GSMC	Michaels Distribution Center	NAP			NAP			10/7/2016	No
23	Loan		GSMC	GSMC	Berkshire Hathaway	NAP			NAP			9/19/2016	No
24	Loan	41	GSMC	GSMC	Bellevue Town Center	Sally Beauty Supply	1,400	1/31/2019	Cost Cutter	1,400	1/31/2019	8/19/2016	No
25	Loan	42	GSMC	GSMC	Crossroads Shopping Center	Big Bob’s Flooring Outlet	7,713	11/30/2026	Signs Sew Easy	5,200	11/30/2017	8/18/2016	Yes
26	Loan		GSMC	GSMC	Devon Self Storage Charlotte	NAP			NAP			9/7/2016	No
27	Loan	25	GSMC	GSMC	Republic Place	Ameratex Energy, Inc.	5,838	10/31/2018	National Produce Consultants, LLC	3,611	5/31/2020	9/28/2016	No
28	Loan		GSMC	GSMC	3507 Ringsby Court	Zeppelin Development	2,212	10/1/2028	HuHot Mongolian Grill	2,041	12/31/2016	8/22/2016	No
29	Loan		GSMC	GSMC	Wesco International	NAP			NAP			9/19/2016	No
30	Loan		GSMC	GSMC	Sabre Springs	Nurses Educational Opp.	2,430	5/31/2019	All About Me Medical Day Spa	2,131	7/21/2020	9/15/2016	No
31	Loan		GSMC	GSMC	Airport Village	US Renal Care	7,537	11/30/2025	Snap Fitness	4,336	6/30/2021	10/4/2016	No
32	Loan		GSMC	GSMC	Therma Tru Doors	NAP			NAP			9/29/2016	No
33	Loan		GSMC	GSMC	Michaels at Stoneridge Shopping Center	NAP			NAP			8/5/2016	No

A-1-24

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)
1	Loan	8, 9, 10	GSMC	GSMC	AMA Plaza	NAP	9/12/2016	NAP	NAP	No	0	0	0	0	0
2	Loan	11, 12, 13, 14	GSCRE	GSMC	225 Bush Street	NAP	9/29/2016	9/29/2016	19%	No	2,208,429	162,477	109,121	15,589	0
3	Loan	15, 16, 17, 18, 19, 20	GSMC	GSMC	540 West Madison	NAP	8/9/2016	NAP	NAP	No	1,243,392	888,137	356,002	32,364	0
4	Loan	20, 21, 22, 23, 24	GSMC	GSMC	U.S. Industrial Portfolio					No	0	0	0	0	1,259,746
4.01	Property				Hannibal	NAP	12/8/2015	12/4/2015	18%	No
4.02	Property				Kraco	NAP	12/7/2015	12/4/2015	18%	No
4.03	Property				New WinCup - Phoenix	NAP	12/8/2015	NAP	NAP	No
4.04	Property				Worlds Finest Chocolates	NAP	12/11/2015	NAP	NAP	No
4.05	Property				SET - MI	NAP	12/7/2015	NAP	NAP	No
4.06	Property				Plaid - Decatur	NAP	12/4/2015	NAP	NAP	No
4.07	Property				Oracle Packaging	NAP	12/4/2015	NAP	NAP	No
4.08	Property				TestAmerica - West SAC	NAP	12/4/2015	12/4/2015	9%	No
4.09	Property				TestAmerica - Arvada	NAP	12/7/2015	NAP	NAP	No
4.10	Property				Northwest Mailing Service	NAP	12/9/2015	NAP	NAP	No
4.11	Property				Lyons	NAP	12/7/2015	NAP	NAP	No
4.12	Property				Wilbert Plastics	NAP	12/7/2015	NAP	NAP	No
4.13	Property				Angstrom Graphics	NAP	12/7/2015	NAP	NAP	No
4.14	Property				New WinCup - Stone Mountain	NAP	12/4/2015	NAP	NAP	No
4.15	Property				Universal Pool - Armory	NAP	12/14/2015	NAP	NAP	No
4.16	Property				Jade-Sterling - IL	NAP	12/10/2015	NAP	NAP	No
4.17	Property				Plaid - Norcross	NAP	12/4/2015	NAP	NAP	No
4.18	Property				Phillips and Temro	NAP	12/7/2015	NAP	NAP	No
4.19	Property				TestAmerica - Savannah	NAP	12/7/2015	NAP	NAP	No
4.20	Property				Hover-Davis	NAP	12/4/2015	NAP	NAP	No
4.21	Property				Jade-Sterling - OH	NAP	12/4/2015, 12/7/2015	NAP	NAP	No
4.22	Property				Fitz Aerospace	NAP	12/4/2015	NAP	NAP	No
4.23	Property				MVP Charleston	NAP	12/9/2015	NAP	NAP	No
4.24	Property				Paragon Tech	NAP	12/7/2015	NAP	NAP	No
4.25	Property				Aramsco and Bulls Eye	NAP	12/4/2015	NAP	NAP	No
4.26	Property				Shale-Inland	NAP	12/10/2015	NAP	NAP	No
4.27	Property				M.P. Pumps	NAP	12/7/2015	NAP	NAP	No
4.28	Property				TestAmerica - Pensacola	NAP	12/7/2015	NAP	NAP	No
4.29	Property				Microfinish	NAP	12/7/2015	NAP	NAP	No
4.30	Property				MVP Mayfield	NAP	12/4/2015	NAP	NAP	No
4.31	Property				Builders FirstSource	NAP	12/7/2015	NAP	NAP	No
4.32	Property				Banner	NAP	12/7/2015	NAP	NAP	No
4.33	Property				SET - IN	NAP	12/7/2015	NAP	NAP	No
4.34	Property				Progressive Metal	NAP	12/7/2015	NAP	NAP	No
4.35	Property				Universal Pool - 166th	NAP	12/9/2015	NAP	NAP	No
4.36	Property				SITEL	NAP	12/3/2015	NAP	NAP	No
4.37	Property				TestAmerica - Tallahassee	NAP	12/7/2015	NAP	NAP	No
4.38	Property				Texas Die Casting	NAP	12/7/2015	NAP	NAP	No
4.39	Property				TestAmerica - Corpus Christi	NAP	12/7/2015	NAP	NAP	No
5	Loan	25	GSMC	GSMC	Quad at Whittier	NAP	9/2/2016	9/9/2016	12%	No	0	0	0	0	0
6	Loan	20, 26	GSMC	GSMC	Simon Premium Outlets					No	0	0	0	0	0
6.01	Property				Queenstown Premium Outlets	NAP	8/15/2016	NAP	NAP	No
6.02	Property				Pismo Beach Premium Outlets	NAP	8/15/2016	8/12/2016	8%	No
7	Loan	25	GSMC	GSMC	Westchester Office Portfolio 700 Series					No	541,000	335,796	0	0	0
7.01	Property				709 Westchester Avenue	NAP	10/21/2016	NAP	NAP	No
7.02	Property				777 Westchester Avenue	NAP	10/21/2016	NAP	NAP	No
7.03	Property				701 Westchester Avenue	NAP	10/21/2016	NAP	NAP	No
7.04	Property				711 Westchester Avenue	NAP	10/21/2016	NAP	NAP	No
7.05	Property				707 Westchester Avenue	NAP	10/21/2016	NAP	NAP	No
8	Loan		GSMC	GSMC	Iron Mountain National Industrial					No	0	0	0	0	0
8.01	Property				1800 Columbian Club Drive	NAP	7/13/2016	NAP	NAP	No
8.02	Property				11333 East 53rd Avenue	NAP	7/13/2016	NAP	NAP	No
8.03	Property				600 Burning Tree Road	NAP	7/13/2016	7/13/2016	12%	No
8.04	Property				1202 Avenue R	NAP	7/14/2016	NAP	NAP	No
8.05	Property				2955 South 18th Place	NAP	7/13/2016	NAP	NAP	No
8.06	Property				1760 North Saint Thomas Circle	NAP	7/14/2016	7/13/2016	14%	No
8.07	Property				1915 South Grand Avenue	NAP	7/14/2016	7/13/2016	12%	No
8.08	Property				4449 South 36th Street	NAP	7/13/2016	NAP	NAP	No
8.09	Property				13425 Branch View Lane	NAP	7/13/2016	NAP	NAP	No
8.10	Property				2000 Robotics Place	NAP	7/15/2016	NAP	NAP	No
8.11	Property				1819 South Lamar Street	NAP	7/13/2016	NAP	NAP	No
8.12	Property				5151 East 46th Avenue	NAP	7/13/2016	NAP	NAP	No
8.13	Property				1510 Capital Parkway	NAP	7/13/2016	NAP	NAP	No
8.14	Property				1905 John Connally Drive	NAP	7/13/2016	NAP	NAP	No
8.15	Property				1520 Capital Parkway	NAP	7/13/2016	NAP	NAP	No
8.16	Property				3576 North Moline Street	NAP	7/13/2016	NAP	NAP	No

A-1-25

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)
9	Loan	27	GSMC	GSMC	Hamilton Place	NAP	5/9/2016	NAP	NAP	No	1,130,254	226,051	0	0	0
10	Loan		GSMC	GSMC	Village Square	NAP	8/17/2016	NAP	NAP	No	119,272	119,272	0	0	0
11	Loan	25, 28, 29	GSMC	GSMC	Hilton Garden Inn Old Town	NAP	9/30/2016	9/29/2016	7%	No	176,060	37,552	0	0	0
12	Loan	30	GSMC	GSMC	Poipu Shopping Village	NAP	8/16/2016	NAP	NAP	No	61,932	9,113	17,515	8,758	26,657
13	Loan	25, 31, 32, 33, 34	GSMC	GSMC	Embassy Suites Portland Airport	NAP	8/1/2016	7/14/2016	7%	No	389,616	43,291	0	0	0
14	Loan	25	GSMC	GSMC	Westchester Office Portfolio 2500-2700 Series					No	229,000	68,834	0	0	0
14.01	Property				2500 Westchester Avenue	NAP	10/13/2016	NAP	NAP	No
14.02	Property				2700 Westchester Avenue	NAP	10/13/2016	NAP	NAP	No
15	Loan	35	GSMC	GSMC	Alton Corporate Plaza	NAP	8/19/2016	8/19/2016	10%	No	0	0	0	0	0
16	Loan		GSMC	GSMC	Skypark Plaza Shopping Center	NAP	9/29/2016	9/28/2016	5%	No	110,937	19,140	0	0	0
17	Loan		GSMC	GSMC	Center For The Medical Arts	NAP	10/6/2016	NAP	NAP	No	0	15,728	48,365	8,061	0
18	Loan	25, 36, 37, 38	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore					No	0	76,003	0	0	0
18.01	Property				SpringHill Suites Pittsburgh North Shore	NAP	12/21/2015	NAP	NAP	No
18.02	Property				Residence Inn Pittsburgh North Shore	NAP	12/21/2015	NAP	NAP	No
19	Loan		GSMC	GSMC	David Holdings Portfolio					No	0	0	0	0	0
19.01	Property				Sprouts Culver City	NAP	8/31/2016	9/1/2016	15%	No
19.02	Property				Walgreens San Antonio	NAP	9/27/2016	NAP	NAP	No
19.03	Property				Petco Kansas City	NAP	9/1/2016	NAP	NAP	No
20	Loan	25, 39	GSMC	GSMC	Holiday Inn Hollywood	NAP	9/13/2016	NAP	NAP	No	307,776	21,373	0	0	0
21	Loan	40	GSMC	GSMC	Hyatt Place Princeton	NAP	8/5/2016	NAP	NAP	No	23,147	23,147	10,474	5,237	0
22	Loan		GSMC	GSMC	Michaels Distribution Center	NAP	10/8/2016	NAP	NAP	No	0	0	2,234	372	0
23	Loan		GSMC	GSMC	Berkshire Hathaway	NAP	9/19/2016	NAP	NAP	No	0	0	0	0	0
24	Loan	41	GSMC	GSMC	Bellevue Town Center	NAP	8/19/2016	NAP	NAP	No	46,419	11,605	0	0	100,000
25	Loan	42	GSMC	GSMC	Crossroads Shopping Center	9/14/2016	8/17/2016	NAP	NAP	No	117,071	9,756	8,154	3,571	0
26	Loan		GSMC	GSMC	Devon Self Storage Charlotte	NAP	9/2/2016	NAP	NAP	No	3,933	3,933	0	0	0
27	Loan	25	GSMC	GSMC	Republic Place	NAP	9/28/2016	NAP	NAP	No	0	11,806	4,974	2,487	0
28	Loan		GSMC	GSMC	3507 Ringsby Court	NAP	8/22/2016	NAP	NAP	No	73,359	14,907	0	0	0
29	Loan		GSMC	GSMC	Wesco International	NAP	9/19/2016	NAP	NAP	No	0	0	0	0	0
30	Loan		GSMC	GSMC	Sabre Springs	NAP	9/23/2016	9/15/2016	4%	No	0	0	0	0	0
31	Loan		GSMC	GSMC	Airport Village	NAP	10/4/2016	NAP	NAP	No	17,041	8,520	0	0	0
32	Loan		GSMC	GSMC	Therma Tru Doors	NAP	9/28/2016	NAP	NAP	No	3,425	3,425	0	0	0
33	Loan		GSMC	GSMC	Michaels at Stoneridge Shopping Center	NAP	8/2/2016	NAP	NAP	No	0	0	0	0	0

A-1-26

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)
1	Loan	8, 9, 10	GSMC	GSMC	AMA Plaza	0	0	0	0	0	0	0	0	0	0
2	Loan	11, 12, 13, 14	GSCRE	GSMC	225 Bush Street	11,987	0	0	95,894	0	0	0	0	0	0
3	Loan	15, 16, 17, 18, 19, 20	GSMC	GSMC	540 West Madison	0	0	0	0	0	0	0	0	0	0
4	Loan	20, 21, 22, 23, 24	GSMC	GSMC	U.S. Industrial Portfolio	0	1,259,746	3,000,000	0	4,500,000	0	0	0	0	0
4.01	Property				Hannibal
4.02	Property				Kraco
4.03	Property				New WinCup - Phoenix
4.04	Property				Worlds Finest Chocolates
4.05	Property				SET - MI
4.06	Property				Plaid - Decatur
4.07	Property				Oracle Packaging
4.08	Property				TestAmerica - West SAC
4.09	Property				TestAmerica - Arvada
4.10	Property				Northwest Mailing Service
4.11	Property				Lyons
4.12	Property				Wilbert Plastics
4.13	Property				Angstrom Graphics
4.14	Property				New WinCup - Stone Mountain
4.15	Property				Universal Pool - Armory
4.16	Property				Jade-Sterling - IL
4.17	Property				Plaid - Norcross
4.18	Property				Phillips and Temro
4.19	Property				TestAmerica - Savannah
4.20	Property				Hover-Davis
4.21	Property				Jade-Sterling - OH
4.22	Property				Fitz Aerospace
4.23	Property				MVP Charleston
4.24	Property				Paragon Tech
4.25	Property				Aramsco and Bulls Eye
4.26	Property				Shale-Inland
4.27	Property				M.P. Pumps
4.28	Property				TestAmerica - Pensacola
4.29	Property				Microfinish
4.30	Property				MVP Mayfield
4.31	Property				Builders FirstSource
4.32	Property				Banner
4.33	Property				SET - IN
4.34	Property				Progressive Metal
4.35	Property				Universal Pool - 166th
4.36	Property				SITEL
4.37	Property				TestAmerica - Tallahassee
4.38	Property				Texas Die Casting
4.39	Property				TestAmerica - Corpus Christi
5	Loan	25	GSMC	GSMC	Quad at Whittier	0	0	0	0	0	0	0	363,000	0	0
6	Loan	20, 26	GSMC	GSMC	Simon Premium Outlets	0	0	0	0	0	0	0	0	0	0
6.01	Property				Queenstown Premium Outlets
6.02	Property				Pismo Beach Premium Outlets
7	Loan	25	GSMC	GSMC	Westchester Office Portfolio 700 Series	19,820	0	0	110,110	2,642,636	0	0	0	0	0
7.01	Property				709 Westchester Avenue
7.02	Property				777 Westchester Avenue
7.03	Property				701 Westchester Avenue
7.04	Property				711 Westchester Avenue
7.05	Property				707 Westchester Avenue
8	Loan		GSMC	GSMC	Iron Mountain National Industrial	0	0	0	0	0	0	0	0	0	0
8.01	Property				1800 Columbian Club Drive
8.02	Property				11333 East 53rd Avenue
8.03	Property				600 Burning Tree Road
8.04	Property				1202 Avenue R
8.05	Property				2955 South 18th Place
8.06	Property				1760 North Saint Thomas Circle
8.07	Property				1915 South Grand Avenue
8.08	Property				4449 South 36th Street
8.09	Property				13425 Branch View Lane
8.10	Property				2000 Robotics Place
8.11	Property				1819 South Lamar Street
8.12	Property				5151 East 46th Avenue
8.13	Property				1510 Capital Parkway
8.14	Property				1905 John Connally Drive
8.15	Property				1520 Capital Parkway
8.16	Property				3576 North Moline Street

A-1-27

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)
9	Loan	27	GSMC	GSMC	Hamilton Place	13,686	328,474	0	32,587	782,082	0	0	0	0	0
10	Loan		GSMC	GSMC	Village Square	6,548	250,000	360,000	24,553	900,000	0	0	0	0	0
11	Loan	25, 28, 29	GSMC	GSMC	Hilton Garden Inn Old Town	35,278	0	0	0	0	0	0	0	0	0
12	Loan	30	GSMC	GSMC	Poipu Shopping Village	702	0	0	5,261	315,675	0	0	47,100	0	0
13	Loan	25, 31, 32, 33, 34	GSMC	GSMC	Embassy Suites Portland Airport	26,056	0	0	0	0	0	0	0	0	0
14	Loan	25	GSMC	GSMC	Westchester Office Portfolio 2500-2700 Series	6,062	0	0	48,494	1,163,856	0	0	0	0	0
14.01	Property				2500 Westchester Avenue
14.02	Property				2700 Westchester Avenue
15	Loan	35	GSMC	GSMC	Alton Corporate Plaza	0	0	0	0	0	0	0	0	0	0
16	Loan		GSMC	GSMC	Skypark Plaza Shopping Center	3,109	0	0	10,417	375,000	0	0	0	0	0
17	Loan		GSMC	GSMC	Center For The Medical Arts	1,746	0	0	7,934	380,836	0	0	0	0	0
18	Loan	25, 36, 37, 38	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	63,396	0	0	0	0	0	0	0	0	0
18.01	Property				SpringHill Suites Pittsburgh North Shore
18.02	Property				Residence Inn Pittsburgh North Shore
19	Loan		GSMC	GSMC	David Holdings Portfolio	0	0	0	0	0	0	0	0	0	0
19.01	Property				Sprouts Culver City
19.02	Property				Walgreens San Antonio
19.03	Property				Petco Kansas City
20	Loan	25, 39	GSMC	GSMC	Holiday Inn Hollywood	21,345	0	0	0	0	0	0	0	0	0
21	Loan	40	GSMC	GSMC	Hyatt Place Princeton	17,054	0	0	0	0	0	0	0	0	0
22	Loan		GSMC	GSMC	Michaels Distribution Center	0	0	0	0	0	0	0	0	0	0
23	Loan		GSMC	GSMC	Berkshire Hathaway	0	0	0	0	0	0	0	0	0	0
24	Loan	41	GSMC	GSMC	Bellevue Town Center	0	45,000	200,000	0	200,000	0	0	0	0	0
25	Loan	42	GSMC	GSMC	Crossroads Shopping Center	1,664	0	250,000	0	200,000	0	0	28,105	0	0
26	Loan		GSMC	GSMC	Devon Self Storage Charlotte	1,158	41,620	0	0	0	0	0	104,885	0	0
27	Loan	25	GSMC	GSMC	Republic Place	1,713	0	200,000	8,157	391,556	0	0	121,781	0	0
28	Loan		GSMC	GSMC	3507 Ringsby Court	1,055	0	0	3,598	129,515	0	0	0	0	0
29	Loan		GSMC	GSMC	Wesco International	0	0	0	0	0	0	0	0	0	0
30	Loan		GSMC	GSMC	Sabre Springs	0	0	0	0	0	0	0	0	0	0
31	Loan		GSMC	GSMC	Airport Village	1,176	0	0	2,939	70,531	0	0	0	0	0
32	Loan		GSMC	GSMC	Therma Tru Doors	0	0	0	0	0	0	0	0	0	0
33	Loan		GSMC	GSMC	Michaels at Stoneridge Shopping Center	554	0	0	0	0	0	0	0	0	0

A-1-28

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)	Other Reserve Description
1	Loan	8, 9, 10	GSMC	GSMC	AMA Plaza	0	5,954,009	0	Unfunded Obligations Reserve
2	Loan	11, 12, 13, 14	GSCRE	GSMC	225 Bush Street	0	0	0
3	Loan	15, 16, 17, 18, 19, 20	GSMC	GSMC	540 West Madison	0	40,566,832	0	Unfunded Obligations Reserve ($23,258,542), Free Rent Reserve ($17,308,290)
4	Loan	20, 21, 22, 23, 24	GSMC	GSMC	U.S. Industrial Portfolio	0	5,816,966	0	Plaid Expansion Construction Reserve
4.01	Property				Hannibal
4.02	Property				Kraco
4.03	Property				New WinCup - Phoenix
4.04	Property				Worlds Finest Chocolates
4.05	Property				SET - MI
4.06	Property				Plaid - Decatur
4.07	Property				Oracle Packaging
4.08	Property				TestAmerica - West SAC
4.09	Property				TestAmerica - Arvada
4.10	Property				Northwest Mailing Service
4.11	Property				Lyons
4.12	Property				Wilbert Plastics
4.13	Property				Angstrom Graphics
4.14	Property				New WinCup - Stone Mountain
4.15	Property				Universal Pool - Armory
4.16	Property				Jade-Sterling - IL
4.17	Property				Plaid - Norcross
4.18	Property				Phillips and Temro
4.19	Property				TestAmerica - Savannah
4.20	Property				Hover-Davis
4.21	Property				Jade-Sterling - OH
4.22	Property				Fitz Aerospace
4.23	Property				MVP Charleston
4.24	Property				Paragon Tech
4.25	Property				Aramsco and Bulls Eye
4.26	Property				Shale-Inland
4.27	Property				M.P. Pumps
4.28	Property				TestAmerica - Pensacola
4.29	Property				Microfinish
4.30	Property				MVP Mayfield
4.31	Property				Builders FirstSource
4.32	Property				Banner
4.33	Property				SET - IN
4.34	Property				Progressive Metal
4.35	Property				Universal Pool - 166th
4.36	Property				SITEL
4.37	Property				TestAmerica - Tallahassee
4.38	Property				Texas Die Casting
4.39	Property				TestAmerica - Corpus Christi
5	Loan	25	GSMC	GSMC	Quad at Whittier	0	4,507,426	0	Michael’s Reserve ($3,720,000), Marshalls Reserve ($187,034.27), Unfunded Obligations Reserve ($600,392)
6	Loan	20, 26	GSMC	GSMC	Simon Premium Outlets	0	0	0
6.01	Property				Queenstown Premium Outlets
6.02	Property				Pismo Beach Premium Outlets
7	Loan	25	GSMC	GSMC	Westchester Office Portfolio 700 Series	0	5,885,391	0	Unfunded Obligations Reserve ($4,788,965.18), Free Rent Reserve ($1,096,426)
7.01	Property				709 Westchester Avenue
7.02	Property				777 Westchester Avenue
7.03	Property				701 Westchester Avenue
7.04	Property				711 Westchester Avenue
7.05	Property				707 Westchester Avenue
8	Loan		GSMC	GSMC	Iron Mountain National Industrial	0	0	0
8.01	Property				1800 Columbian Club Drive
8.02	Property				11333 East 53rd Avenue
8.03	Property				600 Burning Tree Road
8.04	Property				1202 Avenue R
8.05	Property				2955 South 18th Place
8.06	Property				1760 North Saint Thomas Circle
8.07	Property				1915 South Grand Avenue
8.08	Property				4449 South 36th Street
8.09	Property				13425 Branch View Lane
8.10	Property				2000 Robotics Place
8.11	Property				1819 South Lamar Street
8.12	Property				5151 East 46th Avenue
8.13	Property				1510 Capital Parkway
8.14	Property				1905 John Connally Drive
8.15	Property				1520 Capital Parkway
8.16	Property				3576 North Moline Street

A-1-29

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)	Other Reserve Description
9	Loan	27	GSMC	GSMC	Hamilton Place	0	0	0
10	Loan		GSMC	GSMC	Village Square	0	0	0
11	Loan	25, 28, 29	GSMC	GSMC	Hilton Garden Inn Old Town	0	0	0
12	Loan	30	GSMC	GSMC	Poipu Shopping Village	0	56,314	56,314	Ground Lease Reserve
13	Loan	25, 31, 32, 33, 34	GSMC	GSMC	Embassy Suites Portland Airport	0	62,500	275,000	Ground Lease Reserve ($62,500), Monthly PIP Work Reserve ($275,000)
14	Loan	25	GSMC	GSMC	Westchester Office Portfolio 2500-2700 Series	0	1,017,561	0	Unfunded Obligations Reserve ($940,902.77), Free Rent Reserve ($76,658)
14.01	Property				2500 Westchester Avenue
14.02	Property				2700 Westchester Avenue
15	Loan	35	GSMC	GSMC	Alton Corporate Plaza	0	2,752,845	0	Unfunded General Contractor Obligation Reserve ($1,571,278.44), Free Rent Reserve ($849,965.03), Outstanding TI/LC Reserve ($331,601.61)
16	Loan		GSMC	GSMC	Skypark Plaza Shopping Center	0	8,985	0	Unfunded Obligations Reserve
17	Loan		GSMC	GSMC	Center For The Medical Arts	0	10,000	0	Unfunded Obligations Reserve
18	Loan	25, 36, 37, 38	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	0	4,180,000	0	PIP Reserve ($2,140,000 SpringHill Suites, $2,040,000 Residence Inn)
18.01	Property				SpringHill Suites Pittsburgh North Shore
18.02	Property				Residence Inn Pittsburgh North Shore
19	Loan		GSMC	GSMC	David Holdings Portfolio	0	0	0
19.01	Property				Sprouts Culver City
19.02	Property				Walgreens San Antonio
19.03	Property				Petco Kansas City
20	Loan	25, 39	GSMC	GSMC	Holiday Inn Hollywood	0	2,506,574	0	PIP Reserve ($951,099.76), Façade Reserve ($1,555,474.08)
21	Loan	40	GSMC	GSMC	Hyatt Place Princeton	0	530,270	0	PIP Reserve
22	Loan		GSMC	GSMC	Michaels Distribution Center	0	0	0
23	Loan		GSMC	GSMC	Berkshire Hathaway	0	0	0
24	Loan	41	GSMC	GSMC	Bellevue Town Center	0	0	0
25	Loan	42	GSMC	GSMC	Crossroads Shopping Center	0	153,990	0	Unfunded Obligations Reserve ($100,000), Big Bob’s Reserve ($53,989.86)
26	Loan		GSMC	GSMC	Devon Self Storage Charlotte	0	0	0
27	Loan	25	GSMC	GSMC	Republic Place	0	545,893	0	Elevator Reserve ($500,000), Unfunded Obligations ($45,893)
28	Loan		GSMC	GSMC	3507 Ringsby Court	0	0	0
29	Loan		GSMC	GSMC	Wesco International	0	0	0
30	Loan		GSMC	GSMC	Sabre Springs	0	30,000	0	Unfunded Obligations Reserve
31	Loan		GSMC	GSMC	Airport Village	0	0	0
32	Loan		GSMC	GSMC	Therma Tru Doors	0	745,714	0	Unfunded Obligations Account
33	Loan		GSMC	GSMC	Michaels at Stoneridge Shopping Center	0	0	0

A-1-30

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Borrower Name	Delaware Statutory Trust?	Carve-out Guarantor
1	Loan	8, 9, 10	GSMC	GSMC	AMA Plaza	BCSP 330 North Wabash Property LLC	No	BCSP VII Investments, L.P.
2	Loan	11, 12, 13, 14	GSCRE	GSMC	225 Bush Street	225 Bush Street Owners LLC	No	Kylli Inc.
3	Loan	15, 16, 17, 18, 19, 20	GSMC	GSMC	540 West Madison	540 West Madison Owner LLC	No	Joseph Mizrachi and David Alcalay
4	Loan	20, 21, 22, 23, 24	GSMC	GSMC	U.S. Industrial Portfolio	UB (Hannibal), LLC, UB (TA-Sacramento), LLC, UB (TA-Arvada), LLC, UB (Builders First Source), LLC, UB (TA-Pensacola), LLC, UB (TA-Tallahassee), LLC, UB (TA-Savannah), LLC, UB (Jade-Illinois), LLC, UB (Set-North Vernon), LLC, UB (MVP-Mayfield), LLC, UB (Paragon Tech), LLC, UB (Progressive Metal), LLC, UB (SET-New Boston), LLC, UB (Hover-Davis), LLC, UB (Banner Services), LLC, UB (Jade-Ohio), LLC, UB (Easley Custom Plastics), LLC, UB (MVP-Charleston), LLC, UB (TA-Corpus Christi), LLC, UB (Texas Die Casting), LLC, UB II (New WinCup-AZ), LLC, UB II (Santa Fe), LLC, UB II (Sitel), LLC, UB II (Plaid-Decatur), LLC, UB II (Plaid-Norcross), LLC, UB II (New WinCup-GA), LLC, UB II (Northwest Mailing), LLC, UB II (Ainslie), LLC, UB II (UP-166th St), LLC, UB II (UP-Armory), LLC, UB II (WFC), LLC, UB II (Lyons), LLC, UB II (MP Pumps), LLC, UB II (PTI), LLC, UB II (Microfinish), LLC, UB II (Oracle), LLC, UB II (Aramsco), LLC, UB II (Angstrom), LLC and UB II (Fitz), LLC	No	Michael W. Brennan, Robert G. Vanecko, Scott D. McKibben, Samuel A. Mandarino, Allen Crosswell, Tod Greenwood and Troy MacMane
4.01	Property				Hannibal
4.02	Property				Kraco
4.03	Property				New WinCup - Phoenix
4.04	Property				Worlds Finest Chocolates
4.05	Property				SET - MI
4.06	Property				Plaid - Decatur
4.07	Property				Oracle Packaging
4.08	Property				TestAmerica - West SAC
4.09	Property				TestAmerica - Arvada
4.10	Property				Northwest Mailing Service
4.11	Property				Lyons
4.12	Property				Wilbert Plastics
4.13	Property				Angstrom Graphics
4.14	Property				New WinCup - Stone Mountain
4.15	Property				Universal Pool - Armory
4.16	Property				Jade-Sterling - IL
4.17	Property				Plaid - Norcross
4.18	Property				Phillips and Temro
4.19	Property				TestAmerica - Savannah
4.20	Property				Hover-Davis
4.21	Property				Jade-Sterling - OH
4.22	Property				Fitz Aerospace
4.23	Property				MVP Charleston
4.24	Property				Paragon Tech
4.25	Property				Aramsco and Bulls Eye
4.26	Property				Shale-Inland
4.27	Property				M.P. Pumps
4.28	Property				TestAmerica - Pensacola
4.29	Property				Microfinish
4.30	Property				MVP Mayfield
4.31	Property				Builders FirstSource
4.32	Property				Banner
4.33	Property				SET - IN
4.34	Property				Progressive Metal
4.35	Property				Universal Pool - 166th
4.36	Property				SITEL
4.37	Property				TestAmerica - Tallahassee
4.38	Property				Texas Die Casting
4.39	Property				TestAmerica - Corpus Christi
5	Loan	25	GSMC	GSMC	Quad at Whittier	The Quad at Whittier, LLC	No	Terramar Retail Centers, LLC
6	Loan	20, 26	GSMC	GSMC	Simon Premium Outlets	Prime Outlets at Pismo Beach LLC and Queenstown Outlets Limited Partnership	No	Simon Property Group, L.P.
6.01	Property				Queenstown Premium Outlets
6.02	Property				Pismo Beach Premium Outlets
7	Loan	25	GSMC	GSMC	Westchester Office Portfolio 700 Series	701 Westchester Avenue Owner SPE LLC, 707/709 Westchester Avenue Owner SPE LLC, 711 Westchester Avenue Owner SPE LLC and 777 Westchester Avenue Owner SPE LLC	No	Normandy Real Estate Fund II, LP
7.01	Property				709 Westchester Avenue
7.02	Property				777 Westchester Avenue
7.03	Property				701 Westchester Avenue
7.04	Property				711 Westchester Avenue
7.05	Property				707 Westchester Avenue
8	Loan		GSMC	GSMC	Iron Mountain National Industrial	Iron Mountain Mortgage Finance I, LLC	No	NAP
8.01	Property				1800 Columbian Club Drive
8.02	Property				11333 East 53rd Avenue
8.03	Property				600 Burning Tree Road
8.04	Property				1202 Avenue R
8.05	Property				2955 South 18th Place
8.06	Property				1760 North Saint Thomas Circle
8.07	Property				1915 South Grand Avenue
8.08	Property				4449 South 36th Street
8.09	Property				13425 Branch View Lane
8.10	Property				2000 Robotics Place
8.11	Property				1819 South Lamar Street
8.12	Property				5151 East 46th Avenue
8.13	Property				1510 Capital Parkway
8.14	Property				1905 John Connally Drive
8.15	Property				1520 Capital Parkway
8.16	Property				3576 North Moline Street

A-1-31

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Borrower Name	Delaware Statutory Trust?	Carve-out Guarantor
9	Loan	27	GSMC	GSMC	Hamilton Place	Hamilton Place CMBS, LLC	No	CBL & Associates Limited Partnership
10	Loan		GSMC	GSMC	Village Square	4000 Oxford Drive Associates, LP	No	L&M Associates
11	Loan	25, 28, 29	GSMC	GSMC	Hilton Garden Inn Old Town	M5 Dev, LLC	No	Mayur B. Patel
12	Loan	30	GSMC	GSMC	Poipu Shopping Village	BG Kauai Holdings, LLC	No	Patrick L. Beach and Russell Geyser
13	Loan	25, 31, 32, 33, 34	GSMC	GSMC	Embassy Suites Portland Airport	Tucson Portland LLC	No	Atrium Leveraged Loan Fund, LLC
14	Loan	25	GSMC	GSMC	Westchester Office Portfolio 2500-2700 Series	2500/2700 Westchester Avenue Owner SPE LLC	No	Normandy Real Estate Fund II, LP
14.01	Property				2500 Westchester Avenue
14.02	Property				2700 Westchester Avenue
15	Loan	35	GSMC	GSMC	Alton Corporate Plaza	GI DC Irvine LLC	No	DataCore Fund L.P.
16	Loan		GSMC	GSMC	Skypark Plaza Shopping Center	Carwood Skypark, LLC, Sunray Skypark, LLC, Slaught Skypark, LLC, Sunburst Skypark, LLC and Investec Capital Skypark LLC	No	Kenneth P. Slaught, Richard L. Ridgway, Ray Thomas, Helen A. Williams, Norman A. Slaught and Claire Slaught
17	Loan		GSMC	GSMC	Center For The Medical Arts	Boinis Associates, Ltd.	No	Peter P. Boinis and Peter P. Boinis, as Trustee of the Peter P. Boinis Revocable Trust u/a/d May 6, 2016
18	Loan	25, 36, 37, 38	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	North Shore Hospitality Associates, LP and General Robinson Associates, L.P.	No	Shen Xiao
18.01	Property				SpringHill Suites Pittsburgh North Shore
18.02	Property				Residence Inn Pittsburgh North Shore
19	Loan		GSMC	GSMC	David Holdings Portfolio	M. David Family Holdings KC, LLC, M. David Family Holdings Sepulveda, LLC and M. David Family Holdings San Antonio, LLC	No	Angie David
19.01	Property				Sprouts Culver City
19.02	Property				Walgreens San Antonio
19.03	Property				Petco Kansas City
20	Loan	25, 39	GSMC	GSMC	Holiday Inn Hollywood	Prince-Bush Investments Hollywood-H, LLP	No	Robert C. Bush and Thomas P. Prince
21	Loan	40	GSMC	GSMC	Hyatt Place Princeton	Carnegie HP Owner LLC	No	Alan Landis
22	Loan		GSMC	GSMC	Michaels Distribution Center	Mike Jacksonville FL, LLC	No	Milestone Properties, LLC
23	Loan		GSMC	GSMC	Berkshire Hathaway	Rath Wisc LLC and Sealax, LLC	No	George Hicker, Robert Wenrich and Gordon M. Mapes
24	Loan	41	GSMC	GSMC	Bellevue Town Center	MO Bellevue, LLC	No	John I. Silverman
25	Loan	42	GSMC	GSMC	Crossroads Shopping Center	Crossroads West Associates Limited Partnership	No	David L. Johnson
26	Loan		GSMC	GSMC	Devon Self Storage Charlotte	BTO Properties, LLC, BRO Properties, LLC and Louise Marie Properties, LLC	No	Brian T. O’Neill, Blake R. O’Neill, Shannon L. Stubblefield
27	Loan	25	GSMC	GSMC	Republic Place	555 Republic LLC	No	John Timothy Campbell, Kimberly Lim Marcelis and Anthony Lim
28	Loan		GSMC	GSMC	3507 Ringsby Court	Freight on the River LLC	No	Kyle Zeppelin, Morton Zeppelin, Douglas Decker and Timothy White
29	Loan		GSMC	GSMC	Wesco International	Wesco Mad LLC and Otto3 LLC	No	George Hicker, Robert Wenrich and Gordon M. Mapes
30	Loan		GSMC	GSMC	Sabre Springs	Sabre Springs Marketplace, L.P.	No	John C. Collins
31	Loan		GSMC	GSMC	Airport Village	Airport Village, LP	No	Mike M. Nassimi
32	Loan		GSMC	GSMC	Therma Tru Doors	Therma Howe LLC and Big Brother LLC	No	George Hicker, Robert Wenrich and Gordon M. Mapes
33	Loan		GSMC	GSMC	Michaels at Stoneridge Shopping Center	DFP Partners LLC	No	Ronald B. Russ, Jeffrey S. Gould

A-1-32

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Loan Purpose	Loan Amount (sources)	Principal’s New Cash Contribution (7)	Subordinate Debt	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves
1	Loan	8, 9, 10	GSMC	GSMC	AMA Plaza	Acquisition	130,000,000	169,764,916	174,000,000	0	473,764,916	0	467,500,000	310,907	5,954,009
2	Loan	11, 12, 13, 14	GSCRE	GSMC	225 Bush Street	Refinance	122,000,000	0	113,000,000	0	235,000,000	175,462,252	0	1,936,042	2,317,550
3	Loan	15, 16, 17, 18, 19, 20	GSMC	GSMC	540 West Madison	Refinance	162,292,000	0	237,708,000	0	400,000,000	261,822,212	0	4,474,617	42,166,227
4	Loan	20, 21, 22, 23, 24	GSMC	GSMC	U.S. Industrial Portfolio	Recapitalization	307,640,000	0	0	0	307,640,000	228,343,570	0	2,924,039	10,076,712
4.01	Property				Hannibal
4.02	Property				Kraco
4.03	Property				New WinCup - Phoenix
4.04	Property				Worlds Finest Chocolates
4.05	Property				SET - MI
4.06	Property				Plaid - Decatur
4.07	Property				Oracle Packaging
4.08	Property				TestAmerica - West SAC
4.09	Property				TestAmerica - Arvada
4.10	Property				Northwest Mailing Service
4.11	Property				Lyons
4.12	Property				Wilbert Plastics
4.13	Property				Angstrom Graphics
4.14	Property				New WinCup - Stone Mountain
4.15	Property				Universal Pool - Armory
4.16	Property				Jade-Sterling - IL
4.17	Property				Plaid - Norcross
4.18	Property				Phillips and Temro
4.19	Property				TestAmerica - Savannah
4.20	Property				Hover-Davis
4.21	Property				Jade-Sterling - OH
4.22	Property				Fitz Aerospace
4.23	Property				MVP Charleston
4.24	Property				Paragon Tech
4.25	Property				Aramsco and Bulls Eye
4.26	Property				Shale-Inland
4.27	Property				M.P. Pumps
4.28	Property				TestAmerica - Pensacola
4.29	Property				Microfinish
4.30	Property				MVP Mayfield
4.31	Property				Builders FirstSource
4.32	Property				Banner
4.33	Property				SET - IN
4.34	Property				Progressive Metal
4.35	Property				Universal Pool - 166th
4.36	Property				SITEL
4.37	Property				TestAmerica - Tallahassee
4.38	Property				Texas Die Casting
4.39	Property				TestAmerica - Corpus Christi
5	Loan	25	GSMC	GSMC	Quad at Whittier	Refinance	70,100,000	0	0	0	70,100,000	46,745,745	0	611,909	4,870,426
6	Loan	20, 26	GSMC	GSMC	Simon Premium Outlets	Refinance	102,000,000	0	0	0	102,000,000	100,503,611	0	1,335,123	0
6.01	Property				Queenstown Premium Outlets
6.02	Property				Pismo Beach Premium Outlets
7	Loan	25	GSMC	GSMC	Westchester Office Portfolio 700 Series	Refinance	56,900,000	8,595,080	0	0	65,495,080	58,143,188	0	925,501	6,426,391
7.01	Property				709 Westchester Avenue
7.02	Property				777 Westchester Avenue
7.03	Property				701 Westchester Avenue
7.04	Property				711 Westchester Avenue
7.05	Property				707 Westchester Avenue
8	Loan		GSMC	GSMC	Iron Mountain National Industrial	Recapitalization	50,000,000	0	0	0	50,000,000	0	0	2,220,758	0
8.01	Property				1800 Columbian Club Drive
8.02	Property				11333 East 53rd Avenue
8.03	Property				600 Burning Tree Road
8.04	Property				1202 Avenue R
8.05	Property				2955 South 18th Place
8.06	Property				1760 North Saint Thomas Circle
8.07	Property				1915 South Grand Avenue
8.08	Property				4449 South 36th Street
8.09	Property				13425 Branch View Lane
8.10	Property				2000 Robotics Place
8.11	Property				1819 South Lamar Street
8.12	Property				5151 East 46th Avenue
8.13	Property				1510 Capital Parkway
8.14	Property				1905 John Connally Drive
8.15	Property				1520 Capital Parkway
8.16	Property				3576 North Moline Street

A-1-33

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Loan Purpose	Loan Amount (sources)	Principal’s New Cash Contribution (7)	Subordinate Debt	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves
9	Loan	27	GSMC	GSMC	Hamilton Place	Refinance	107,000,000	0	0	0	107,000,000	98,665,824	0	423,759	1,130,254
10	Loan		GSMC	GSMC	Village Square	Refinance	39,500,000	0	0	0	39,500,000	38,182,167	0	526,444	479,272
11	Loan	25, 28, 29	GSMC	GSMC	Hilton Garden Inn Old Town	Refinance	35,000,000	0	0	0	35,000,000	24,554,801	0	567,880	176,060
12	Loan	30	GSMC	GSMC	Poipu Shopping Village	Refinance	29,000,000	1,944,101	0	0	30,944,101	30,058,485	0	676,098	209,519
13	Loan	25, 31, 32, 33, 34	GSMC	GSMC	Embassy Suites Portland Airport	Refinance	57,620,000	141,258	0	0	57,761,258	57,065,989	0	243,152	452,116
14	Loan	25	GSMC	GSMC	Westchester Office Portfolio 2500-2700 Series	Refinance	27,100,000	1,898,601	0	0	28,998,601	27,091,857	0	660,183	1,246,561
14.01	Property				2500 Westchester Avenue
14.02	Property				2700 Westchester Avenue
15	Loan	35	GSMC	GSMC	Alton Corporate Plaza	Acquisition	25,600,000	41,626,492	0	0	67,226,492	0	64,000,000	473,647	2,752,845
16	Loan		GSMC	GSMC	Skypark Plaza Shopping Center	Refinance	24,500,000	0	0	0	24,500,000	23,754,517	0	603,886	119,922
17	Loan		GSMC	GSMC	Center For The Medical Arts	Refinance	22,500,000	0	0	0	22,500,000	14,185,776	0	652,894	58,365
18	Loan	25, 36, 37, 38	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	Acquisition	69,000,000	32,284,663	0	0	101,284,663	0	96,000,000	1,104,663	4,180,000
18.01	Property				SpringHill Suites Pittsburgh North Shore
18.02	Property				Residence Inn Pittsburgh North Shore
19	Loan		GSMC	GSMC	David Holdings Portfolio	Refinance	19,000,000	0	0	0	19,000,000	16,851,830	0	777,619	0
19.01	Property				Sprouts Culver City
19.02	Property				Walgreens San Antonio
19.03	Property				Petco Kansas City
20	Loan	25, 39	GSMC	GSMC	Holiday Inn Hollywood	Refinance	16,000,000	0	0	0	16,000,000	12,655,340	0	440,342	2,814,350
21	Loan	40	GSMC	GSMC	Hyatt Place Princeton	Acquisition	14,000,000	6,729,189	0	0	20,729,189	0	20,000,000	165,297	563,892
22	Loan		GSMC	GSMC	Michaels Distribution Center	Refinance	11,300,000	0	0	0	11,300,000	10,712,771	0	223,650	2,234
23	Loan		GSMC	GSMC	Berkshire Hathaway	Acquisition	9,500,000	5,150,993	0	0	14,650,993	0	14,200,000	450,993	0
24	Loan	41	GSMC	GSMC	Bellevue Town Center	Acquisition	9,425,000	3,428,782	0	0	12,853,782	0	12,300,000	207,363	346,419
25	Loan	42	GSMC	GSMC	Crossroads Shopping Center	Refinance	8,800,000	0	0	0	8,800,000	7,131,037	0	250,553	557,319
26	Loan		GSMC	GSMC	Devon Self Storage Charlotte	Refinance	8,700,000	0	0	0	8,700,000	4,286,963	0	217,226	108,818
27	Loan	25	GSMC	GSMC	Republic Place	Refinance	8,400,000	0	0	0	8,400,000	6,841,715	0	458,232	872,648
28	Loan		GSMC	GSMC	3507 Ringsby Court	Refinance	6,860,000	0	0	0	6,860,000	5,573,409	0	213,408	73,359
29	Loan		GSMC	GSMC	Wesco International	Acquisition	6,850,000	4,060,907	0	0	10,910,907	0	10,800,000	110,907	0
30	Loan		GSMC	GSMC	Sabre Springs	Refinance	6,700,000	0	0	0	6,700,000	4,974,015	0	147,687	30,000
31	Loan		GSMC	GSMC	Airport Village	Refinance	6,500,000	0	0	0	6,500,000	4,204,331	0	143,609	17,041
32	Loan		GSMC	GSMC	Therma Tru Doors	Acquisition	3,525,000	4,528,189	0	0	8,053,189	0	7,200,000	104,050	749,138
33	Loan		GSMC	GSMC	Michaels at Stoneridge Shopping Center	Refinance	2,650,000	191,501	0	0	2,841,501	2,697,100	0	144,401	0

A-1-34

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Principal Equity Distribution	Other Uses	Total Uses	Lockbox	Cash Management
1	Loan	8, 9, 10	GSMC	GSMC	AMA Plaza	0	0	473,764,916	Hard	Springing
2	Loan	11, 12, 13, 14	GSCRE	GSMC	225 Bush Street	27,374,401	27,909,755	235,000,000	Hard	In Place
3	Loan	15, 16, 17, 18, 19, 20	GSMC	GSMC	540 West Madison	91,536,944	0	400,000,000	Hard	In Place
4	Loan	20, 21, 22, 23, 24	GSMC	GSMC	U.S. Industrial Portfolio	0	66,295,679	307,640,000	Hard	Springing
4.01	Property				Hannibal
4.02	Property				Kraco
4.03	Property				New WinCup - Phoenix
4.04	Property				Worlds Finest Chocolates
4.05	Property				SET - MI
4.06	Property				Plaid - Decatur
4.07	Property				Oracle Packaging
4.08	Property				TestAmerica - West SAC
4.09	Property				TestAmerica - Arvada
4.10	Property				Northwest Mailing Service
4.11	Property				Lyons
4.12	Property				Wilbert Plastics
4.13	Property				Angstrom Graphics
4.14	Property				New WinCup - Stone Mountain
4.15	Property				Universal Pool - Armory
4.16	Property				Jade-Sterling - IL
4.17	Property				Plaid - Norcross
4.18	Property				Phillips and Temro
4.19	Property				TestAmerica - Savannah
4.20	Property				Hover-Davis
4.21	Property				Jade-Sterling - OH
4.22	Property				Fitz Aerospace
4.23	Property				MVP Charleston
4.24	Property				Paragon Tech
4.25	Property				Aramsco and Bulls Eye
4.26	Property				Shale-Inland
4.27	Property				M.P. Pumps
4.28	Property				TestAmerica - Pensacola
4.29	Property				Microfinish
4.30	Property				MVP Mayfield
4.31	Property				Builders FirstSource
4.32	Property				Banner
4.33	Property				SET - IN
4.34	Property				Progressive Metal
4.35	Property				Universal Pool - 166th
4.36	Property				SITEL
4.37	Property				TestAmerica - Tallahassee
4.38	Property				Texas Die Casting
4.39	Property				TestAmerica - Corpus Christi
5	Loan	25	GSMC	GSMC	Quad at Whittier	17,871,919	0	70,100,000	Hard	Springing
6	Loan	20, 26	GSMC	GSMC	Simon Premium Outlets	161,266	0	102,000,000	Hard	Springing
6.01	Property				Queenstown Premium Outlets
6.02	Property				Pismo Beach Premium Outlets
7	Loan	25	GSMC	GSMC	Westchester Office Portfolio 700 Series	0	0	65,495,080	Hard	In Place
7.01	Property				709 Westchester Avenue
7.02	Property				777 Westchester Avenue
7.03	Property				701 Westchester Avenue
7.04	Property				711 Westchester Avenue
7.05	Property				707 Westchester Avenue
8	Loan		GSMC	GSMC	Iron Mountain National Industrial	47,779,242	0	50,000,000	Hard	In Place
8.01	Property				1800 Columbian Club Drive
8.02	Property				11333 East 53rd Avenue
8.03	Property				600 Burning Tree Road
8.04	Property				1202 Avenue R
8.05	Property				2955 South 18th Place
8.06	Property				1760 North Saint Thomas Circle
8.07	Property				1915 South Grand Avenue
8.08	Property				4449 South 36th Street
8.09	Property				13425 Branch View Lane
8.10	Property				2000 Robotics Place
8.11	Property				1819 South Lamar Street
8.12	Property				5151 East 46th Avenue
8.13	Property				1510 Capital Parkway
8.14	Property				1905 John Connally Drive
8.15	Property				1520 Capital Parkway
8.16	Property				3576 North Moline Street

A-1-35

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Principal Equity Distribution	Other Uses	Total Uses	Lockbox	Cash Management
9	Loan	27	GSMC	GSMC	Hamilton Place	6,780,163	0	107,000,000	Hard	Springing
10	Loan		GSMC	GSMC	Village Square	312,117	0	39,500,000	Hard	In Place
11	Loan	25, 28, 29	GSMC	GSMC	Hilton Garden Inn Old Town	9,701,260	0	35,000,000	Hard	Springing
12	Loan	30	GSMC	GSMC	Poipu Shopping Village	0	0	30,944,101	Hard	In Place
13	Loan	25, 31, 32, 33, 34	GSMC	GSMC	Embassy Suites Portland Airport	0	0	57,761,258	Hard	In Place
14	Loan	25	GSMC	GSMC	Westchester Office Portfolio 2500-2700 Series	0	0	28,998,601	Hard	In Place
14.01	Property				2500 Westchester Avenue
14.02	Property				2700 Westchester Avenue
15	Loan	35	GSMC	GSMC	Alton Corporate Plaza	0	0	67,226,492	Hard	Springing
16	Loan		GSMC	GSMC	Skypark Plaza Shopping Center	21,674	0	24,500,000	Springing	Springing
17	Loan		GSMC	GSMC	Center For The Medical Arts	7,602,965	0	22,500,000	Springing	Springing
18	Loan	25, 36, 37, 38	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	0	0	101,284,663	Hard	Springing
18.01	Property				SpringHill Suites Pittsburgh North Shore
18.02	Property				Residence Inn Pittsburgh North Shore
19	Loan		GSMC	GSMC	David Holdings Portfolio	1,370,552	0	19,000,000	Springing	Springing
19.01	Property				Sprouts Culver City
19.02	Property				Walgreens San Antonio
19.03	Property				Petco Kansas City
20	Loan	25, 39	GSMC	GSMC	Holiday Inn Hollywood	89,968	0	16,000,000	Springing	Springing
21	Loan	40	GSMC	GSMC	Hyatt Place Princeton	0	0	20,729,189	Hard	Springing
22	Loan		GSMC	GSMC	Michaels Distribution Center	361,345	0	11,300,000	Springing	Springing
23	Loan		GSMC	GSMC	Berkshire Hathaway	0	0	14,650,993	Springing	Springing
24	Loan	41	GSMC	GSMC	Bellevue Town Center	0	0	12,853,782	Springing	Springing
25	Loan	42	GSMC	GSMC	Crossroads Shopping Center	861,090	0	8,800,000	Springing	Springing
26	Loan		GSMC	GSMC	Devon Self Storage Charlotte	4,086,993	0	8,700,000	None	None
27	Loan	25	GSMC	GSMC	Republic Place	227,405	0	8,400,000	Hard	In Place
28	Loan		GSMC	GSMC	3507 Ringsby Court	999,824	0	6,860,000	Hard	In Place
29	Loan		GSMC	GSMC	Wesco International	0	0	10,910,907	Springing	Springing
30	Loan		GSMC	GSMC	Sabre Springs	1,548,298	0	6,700,000	Springing	Springing
31	Loan		GSMC	GSMC	Airport Village	2,135,020	0	6,500,000	Hard	Springing
32	Loan		GSMC	GSMC	Therma Tru Doors	0	0	8,053,189	Springing	Springing
33	Loan		GSMC	GSMC	Michaels at Stoneridge Shopping Center	0	0	2,841,501	Springing	Springing

A-1-36

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Cash Management Triggers
1	Loan	8, 9, 10	GSMC	GSMC	AMA Plaza	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 6.25% for two consecutive fiscal quarters, (iii) failure to deliver financial statements as required in the Loan Agreement
2	Loan	11, 12, 13, 14	GSCRE	GSMC	225 Bush Street	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement
3	Loan	15, 16, 17, 18, 19, 20	GSMC	GSMC	540 West Madison	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 75% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Mezzanine Loan Event of Default
4	Loan	20, 21, 22, 23, 24	GSMC	GSMC	U.S. Industrial Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x
4.01	Property				Hannibal
4.02	Property				Kraco
4.03	Property				New WinCup - Phoenix
4.04	Property				Worlds Finest Chocolates
4.05	Property				SET - MI
4.06	Property				Plaid - Decatur
4.07	Property				Oracle Packaging
4.08	Property				TestAmerica - West SAC
4.09	Property				TestAmerica - Arvada
4.10	Property				Northwest Mailing Service
4.11	Property				Lyons
4.12	Property				Wilbert Plastics
4.13	Property				Angstrom Graphics
4.14	Property				New WinCup - Stone Mountain
4.15	Property				Universal Pool - Armory
4.16	Property				Jade-Sterling - IL
4.17	Property				Plaid - Norcross
4.18	Property				Phillips and Temro
4.19	Property				TestAmerica - Savannah
4.20	Property				Hover-Davis
4.21	Property				Jade-Sterling - OH
4.22	Property				Fitz Aerospace
4.23	Property				MVP Charleston
4.24	Property				Paragon Tech
4.25	Property				Aramsco and Bulls Eye
4.26	Property				Shale-Inland
4.27	Property				M.P. Pumps
4.28	Property				TestAmerica - Pensacola
4.29	Property				Microfinish
4.30	Property				MVP Mayfield
4.31	Property				Builders FirstSource
4.32	Property				Banner
4.33	Property				SET - IN
4.34	Property				Progressive Metal
4.35	Property				Universal Pool - 166th
4.36	Property				SITEL
4.37	Property				TestAmerica - Tallahassee
4.38	Property				Texas Die Casting
4.39	Property				TestAmerica - Corpus Christi
5	Loan	25	GSMC	GSMC	Quad at Whittier	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) failure to deliver financial statements as required in the Loan Agreement
6	Loan	20, 26	GSMC	GSMC	Simon Premium Outlets	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.60x, (iii) Bankruptcy action of Borrower, Principal or Manager
6.01	Property				Queenstown Premium Outlets
6.02	Property				Pismo Beach Premium Outlets
7	Loan	25	GSMC	GSMC	Westchester Office Portfolio 700 Series	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 8.1%, (iii) failure to deliver financial statements as required in the Loan Agreement
7.01	Property				709 Westchester Avenue
7.02	Property				777 Westchester Avenue
7.03	Property				701 Westchester Avenue
7.04	Property				711 Westchester Avenue
7.05	Property				707 Westchester Avenue
8	Loan		GSMC	GSMC	Iron Mountain National Industrial	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 10% for four fiscal quarters, (iii) Iron Mountain Trigger Period, (iv) failure to deliver financial statements as required in the Loan Agreement
8.01	Property				1800 Columbian Club Drive
8.02	Property				11333 East 53rd Avenue
8.03	Property				600 Burning Tree Road
8.04	Property				1202 Avenue R
8.05	Property				2955 South 18th Place
8.06	Property				1760 North Saint Thomas Circle
8.07	Property				1915 South Grand Avenue
8.08	Property				4449 South 36th Street
8.09	Property				13425 Branch View Lane
8.10	Property				2000 Robotics Place
8.11	Property				1819 South Lamar Street
8.12	Property				5151 East 46th Avenue
8.13	Property				1510 Capital Parkway
8.14	Property				1905 John Connally Drive
8.15	Property				1520 Capital Parkway
8.16	Property				3576 North Moline Street

A-1-37

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Cash Management Triggers
9	Loan	27	GSMC	GSMC	Hamilton Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.55x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Two Anchor Event
10	Loan		GSMC	GSMC	Village Square	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 8.00%, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event
11	Loan	25, 28, 29	GSMC	GSMC	Hilton Garden Inn Old Town	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement
12	Loan	30	GSMC	GSMC	Poipu Shopping Village	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) failure to deliver financial statements as required in the Loan Agreement
13	Loan	25, 31, 32, 33, 34	GSMC	GSMC	Embassy Suites Portland Airport	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of Borrower, Principal or Manager, (iii) termination or expiration of the franchise agreement, (iv) DSCR is less than 1.35x
14	Loan	25	GSMC	GSMC	Westchester Office Portfolio 2500-2700 Series	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 8.5%, (iii) failure to deliver financial statements as required in the Loan Agreement
14.01	Property				2500 Westchester Avenue
14.02	Property				2700 Westchester Avenue
15	Loan	35	GSMC	GSMC	Alton Corporate Plaza	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 9.0%, (iii) the occurrence of a Specified Tenant Sweep Event, (iv) the occurrence of the Anticipated Repayment Date
16	Loan		GSMC	GSMC	Skypark Plaza Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event
17	Loan		GSMC	GSMC	Center For The Medical Arts	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) failure of Sponsor to maintain net worth and liquidity greater than $1,000,000, (iv) failure to deliver financial statements as required in the Loan Agreement, (v) the occurrence of a NW/Liquidity Trigger Period
18	Loan	25, 36, 37, 38	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.40x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) failure to deposit the PIP Additional Deposit Amount on or before February 25, 2016
18.01	Property				SpringHill Suites Pittsburgh North Shore
18.02	Property				Residence Inn Pittsburgh North Shore
19	Loan		GSMC	GSMC	David Holdings Portfolio	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 6.61%, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event
19.01	Property				Sprouts Culver City
19.02	Property				Walgreens San Antonio
19.03	Property				Petco Kansas City
20	Loan	25, 39	GSMC	GSMC	Holiday Inn Hollywood	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Franchise Trigger Event
21	Loan	40	GSMC	GSMC	Hyatt Place Princeton	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.35x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Franchise Trigger Period, (v) the occurrence of a PIP Trigger Period
22	Loan		GSMC	GSMC	Michaels Distribution Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.50x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Critical Tenant Period, (v) the occurrence of a Guarantor Covenant Event
23	Loan		GSMC	GSMC	Berkshire Hathaway	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.45x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a RathGibson Trigger Period
24	Loan	41	GSMC	GSMC	Bellevue Town Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x commencing with the period ending September 30, 2017, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Copps Trigger Event
25	Loan	42	GSMC	GSMC	Crossroads Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement (iv) the occurrence of a Rollover Trigger Event
26	Loan		GSMC	GSMC	Devon Self Storage Charlotte	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) failure to deliver financial statements as required in the Loan Agreement
27	Loan	25	GSMC	GSMC	Republic Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) failure to deliver financial statements as required in the Loan Agreement
28	Loan		GSMC	GSMC	3507 Ringsby Court	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) failure to deliver financial statements as required in the Loan Agreement
29	Loan		GSMC	GSMC	Wesco International	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.49x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Conney Trigger Period
30	Loan		GSMC	GSMC	Sabre Springs	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Guarantor Covenant Event
31	Loan		GSMC	GSMC	Airport Village	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event, (v) the occurrence of a 2024 Rollover Trigger Event
32	Loan		GSMC	GSMC	Therma Tru Doors	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.60x, (iii) the occurrence of a Therma-Tru Trigger Period, (iv) failure to deliver financial statements as required in the Loan Agreement
33	Loan		GSMC	GSMC	Michaels at Stoneridge Shopping Center	(i) the occurrence of an Event of Default, (ii) failure to deliver financial statements as required in the Loan Agreement, (iii) the occurrence of a Rollover Trigger Event

A-1-38

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Ground Lease Y/N	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate	Cut-off Date Mezzanine Debt Balance ($)	Terrorism Insurance Required	Control Number
1	Loan	8, 9, 10	GSMC	GSMC	AMA Plaza	Yes	4/30/2044	220,664	30,000,000	174,000,000	4.20699137931035%		Yes	1
2	Loan	11, 12, 13, 14	GSCRE	GSMC	225 Bush Street	No			22,000,000	113,000,000	4.244475%		Yes	2
3	Loan	15, 16, 17, 18, 19, 20	GSMC	GSMC	540 West Madison	No			87,000,000	162,708,000	4.73854163778056%	75,000,000	Yes	3
4	Loan	20, 21, 22, 23, 24	GSMC	GSMC	U.S. Industrial Portfolio				232,450,948				Yes	4
4.01	Property				Hannibal	No							Yes	4.01
4.02	Property				Kraco	No							Yes	4.02
4.03	Property				New WinCup - Phoenix	No							Yes	4.03
4.04	Property				Worlds Finest Chocolates	No							Yes	4.04
4.05	Property				SET - MI	No							Yes	4.05
4.06	Property				Plaid - Decatur	No							Yes	4.06
4.07	Property				Oracle Packaging	No							Yes	4.07
4.08	Property				TestAmerica - West SAC	No							Yes	4.08
4.09	Property				TestAmerica - Arvada	No							Yes	4.09
4.10	Property				Northwest Mailing Service	No							Yes	4.10
4.11	Property				Lyons	No							Yes	4.11
4.12	Property				Wilbert Plastics	No							Yes	4.12
4.13	Property				Angstrom Graphics	No							Yes	4.13
4.14	Property				New WinCup - Stone Mountain	No							Yes	4.14
4.15	Property				Universal Pool - Armory	No							Yes	4.15
4.16	Property				Jade-Sterling - IL	No							Yes	4.16
4.17	Property				Plaid - Norcross	No							Yes	4.17
4.18	Property				Phillips and Temro	No							Yes	4.18
4.19	Property				TestAmerica - Savannah	No							Yes	4.19
4.20	Property				Hover-Davis	No							Yes	4.20
4.21	Property				Jade-Sterling - OH	No							Yes	4.21
4.22	Property				Fitz Aerospace	No							Yes	4.22
4.23	Property				MVP Charleston	No							Yes	4.23
4.24	Property				Paragon Tech	No							Yes	4.24
4.25	Property				Aramsco and Bulls Eye	No							Yes	4.25
4.26	Property				Shale-Inland	No							Yes	4.26
4.27	Property				M.P. Pumps	No							Yes	4.27
4.28	Property				TestAmerica - Pensacola	No							Yes	4.28
4.29	Property				Microfinish	No							Yes	4.29
4.30	Property				MVP Mayfield	No							Yes	4.30
4.31	Property				Builders FirstSource	No							Yes	4.31
4.32	Property				Banner	No							Yes	4.32
4.33	Property				SET - IN	No							Yes	4.33
4.34	Property				Progressive Metal	No							Yes	4.34
4.35	Property				Universal Pool - 166th	No							Yes	4.35
4.36	Property				SITEL	No							Yes	4.36
4.37	Property				TestAmerica - Tallahassee	No							Yes	4.37
4.38	Property				Texas Die Casting	No							Yes	4.38
4.39	Property				TestAmerica - Corpus Christi	No							Yes	4.39
5	Loan	25	GSMC	GSMC	Quad at Whittier	No							Yes	5
6	Loan	20, 26	GSMC	GSMC	Simon Premium Outlets				34,889,671				Yes	6
6.01	Property				Queenstown Premium Outlets	No							Yes	6.01
6.02	Property				Pismo Beach Premium Outlets	No							Yes	6.02
7	Loan	25	GSMC	GSMC	Westchester Office Portfolio 700 Series								Yes	7
7.01	Property				709 Westchester Avenue	No							Yes	7.01
7.02	Property				777 Westchester Avenue	No							Yes	7.02
7.03	Property				701 Westchester Avenue	No							Yes	7.03
7.04	Property				711 Westchester Avenue	No							Yes	7.04
7.05	Property				707 Westchester Avenue	No							Yes	7.05
8	Loan		GSMC	GSMC	Iron Mountain National Industrial								Yes	8
8.01	Property				1800 Columbian Club Drive	No							Yes	8.01
8.02	Property				11333 East 53rd Avenue	No							Yes	8.02
8.03	Property				600 Burning Tree Road	No							Yes	8.03
8.04	Property				1202 Avenue R	No							Yes	8.04
8.05	Property				2955 South 18th Place	No							Yes	8.05
8.06	Property				1760 North Saint Thomas Circle	No							Yes	8.06
8.07	Property				1915 South Grand Avenue	No							Yes	8.07
8.08	Property				4449 South 36th Street	No							Yes	8.08
8.09	Property				13425 Branch View Lane	No							Yes	8.09
8.10	Property				2000 Robotics Place	No							Yes	8.10
8.11	Property				1819 South Lamar Street	No							Yes	8.11
8.12	Property				5151 East 46th Avenue	No							Yes	8.12
8.13	Property				1510 Capital Parkway	No							Yes	8.13
8.14	Property				1905 John Connally Drive	No							Yes	8.14
8.15	Property				1520 Capital Parkway	No							Yes	8.15
8.16	Property				3576 North Moline Street	No							Yes	8.16

A-1-39

GSMS 2016-GS4 Annex A-1

Control Number	Loan / Property Flag	Footnotes	Originator	Mortgage Loan Seller	Property Name	Ground Lease Y/N	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate	Cut-off Date Mezzanine Debt Balance ($)	Terrorism Insurance Required	Control Number
9	Loan	27	GSMC	GSMC	Hamilton Place	No			64,557,908				Yes	9
10	Loan		GSMC	GSMC	Village Square	No							Yes	10
11	Loan	25, 28, 29	GSMC	GSMC	Hilton Garden Inn Old Town	No							Yes	11
12	Loan	30	GSMC	GSMC	Poipu Shopping Village	Yes	12/31/2058	356,333					Yes	12
13	Loan	25, 31, 32, 33, 34	GSMC	GSMC	Embassy Suites Portland Airport	Yes	8/9/2049	297,035	30,000,000				Yes	13
14	Loan	25	GSMC	GSMC	Westchester Office Portfolio 2500-2700 Series								Yes	14
14.01	Property				2500 Westchester Avenue	No							Yes	14.01
14.02	Property				2700 Westchester Avenue	No							Yes	14.02
15	Loan	35	GSMC	GSMC	Alton Corporate Plaza	No							Yes	15
16	Loan		GSMC	GSMC	Skypark Plaza Shopping Center	No							Yes	16
17	Loan		GSMC	GSMC	Center For The Medical Arts	No							Yes	17
18	Loan	25, 36, 37, 38	GSMC	GSMC	Residence Inn and SpringHill Suites North Shore				46,601,478				Yes	18
18.01	Property				SpringHill Suites Pittsburgh North Shore	No							Yes	18.01
18.02	Property				Residence Inn Pittsburgh North Shore	No							Yes	18.02
19	Loan		GSMC	GSMC	David Holdings Portfolio								Yes	19
19.01	Property				Sprouts Culver City	No							Yes	19.01
19.02	Property				Walgreens San Antonio	No							Yes	19.02
19.03	Property				Petco Kansas City	No							Yes	19.03
20	Loan	25, 39	GSMC	GSMC	Holiday Inn Hollywood	No							Yes	20
21	Loan	40	GSMC	GSMC	Hyatt Place Princeton	No							Yes	21
22	Loan		GSMC	GSMC	Michaels Distribution Center	No							Yes	22
23	Loan		GSMC	GSMC	Berkshire Hathaway	No							Yes	23
24	Loan	41	GSMC	GSMC	Bellevue Town Center	No							Yes	24
25	Loan	42	GSMC	GSMC	Crossroads Shopping Center	No							Yes	25
26	Loan		GSMC	GSMC	Devon Self Storage Charlotte	No							Yes	26
27	Loan	25	GSMC	GSMC	Republic Place	No							Yes	27
28	Loan		GSMC	GSMC	3507 Ringsby Court	No							Yes	28
29	Loan		GSMC	GSMC	Wesco International	No							Yes	29
30	Loan		GSMC	GSMC	Sabre Springs	No							Yes	30
31	Loan		GSMC	GSMC	Airport Village	No							Yes	31
32	Loan		GSMC	GSMC	Therma Tru Doors	No							Yes	32
33	Loan		GSMC	GSMC	Michaels at Stoneridge Shopping Center	No							Yes	33

A-1-40

Footnotes to Annex A-1

1	The Administrative Cost Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

2	The monthly debt service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

3	The open period is inclusive of the Maturity Date or Anticipated Repayment Date.

4	Underwritten NCF DSCR is calculated based on amortizing debt service payments (except for interest-only loans).

5	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

6	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

7	If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition. If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

8	The Cut-off Date Principal Balance of $100,000,000 represents the note A-1 of a $304,000,000 whole loan evidenced by two senior pari passu notes, a subordinate note B with an outstanding principal balance as of the Cut-off Date of $101,600,000, and a subordinate note C with an outstanding principal balance as of the Cut-off Date of $72,400,000. The note A-2, with an outstanding principal balance of $30,000,000, is expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate principal balance of the AMA Plaza Senior Loans of $130,000,000.

9	The lockout period will be at least 25 payment dates beginning with and including the first payment date of November 6, 2016. For the purposes of this prospectus, the assumed lockout period of 25 payment dates is based on the expected GSMS 2016-GS4 securitization closing date in November 2016. The actual lockout period may be longer.

10	The subordinate companion loan is comprised of a note B with a principal balance as of the Cut-off Date of $101,600,000 and a note rate of 3.570635% and a note C with a principal balance as of the Cut-off Date of $72,400,000 and a note rate of 5.100000%.

11	The Cut-off Date Principal Balance of $100,000,000 represents the note A-1 of a $235,000,000 whole loan evidenced by two senior pari passu notes and a subordinate note B with an outstanding principal balance as of the Cut-off Date of $113,000,000. The note A-2, with an outstanding principal balance of $22,000,000, is expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate principal balance of the 225 Bush Street Senior Loans of $122,000,000.

12	The lockout period will be at least 24 payment dates beginning with and including the first payment date of December 6, 2016. For the purposes of this prospectus, the assumed lockout period of 24 payment dates is based on the expected GSMS 2016-GS4 securitization closing date in November 2016. The actual lockout period may be longer.

13	For tenants with multiple lease expirations, the expiration date associated with the largest square footage is shown.

14	The Largest Tenant Twitch leases 78,461 SF expiring August 18, 2021 and 5,574 SF of storage space on a month to month basis. The Second Largest Tenant Benefit Cosmetics, LLC leases 61,413 SF expiring August 31, 2020 and 504 SF of storage space on a month to month basis. The Fifth Largest Tenant Nitro PDF, Inc. leases 26,399 SF expiring October 28, 2018 and 576 SF of storage space on a month to month basis.

15	The Cut-off Date Principal Balance of $75,292,000 represents the note A-2 of a $325,000,000 whole loan evidenced by two senior pari passu notes, a subordinate note B with an outstanding principal balance as of the Cut-off Date of $54,208,000, and a subordinate note C with an outstanding principal balance as of the Cut-off Date of $108,500,000. The note A-1, with an outstanding principal balance of $87,000,000, and the subordinate note B, were contributed to the GSMS 2016-GS3 securitization transaction. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate principal balance of the 540 West Madison Senior Loans of $162,292,000.

A-1-41

16	The Appraised Value is the “Hypothetical As-Is” appraised value, which assumes remaining contractual obligations and costs of approximately $41.2 million (for which approximately $40.6 million was reserved) are expended. The “As-Is” Appraised Value without the remaining obligations is $591,000,000.

17	The Ongoing TI/LC Reserve, commencing with the due date in September 2019, will equal $137,329.

18	Under the terms of the Mortgage Loan documents, the first due date is November 6, 2016, the maturity date is September 6, 2026 and the Original Interest-Only Period and Original Term to Maturity are actually 119 months. However, due to the fact that GSMC contributed an initial interest deposit amount to the GSMS 2016-GS3 issuing entity to cover an amount that represents one-month’s interest that would have accrued with respect to the Mortgage Loan at the Net Mortgage Rate with respect to a October 2016 payment date, such Mortgage Loan is being treated as having a First Due Date on October 6, 2016, and as having an Original Interest-Only Period and Original Term to Maturity of 120 months.

19	The subordinate companion loan is comprised of a note B with a principal balance as of the Cut-off Date of $54,208,000 and a note rate of 3.61475488488784% and a note C with a principal balance as of the Cut-off Date of $108,500,000 and a note rate of 5.300000%.

20	The lockout period will be at least 26 payment dates beginning with and including the first payment date of October 6, 2016. For the purposes of this prospectus, the assumed lockout period of 26 payment dates is based on the expected GSMS 2016-GS4 securitization closing date in November 2016. The actual lockout period may be longer.

21	The Cut-off Date Principal Balance of $74,939,052 represents the non-controlling note A-2 of a $307,640,000 whole loan combination evidenced by four pari passu notes. The companion loans are evidenced by controlling note A-1, non-controlling note A-3 and non-controlling note A-4 with an aggregate outstanding principal balance as of the Cut-off Date of $232,450,948. The controlling note A-1 was contributed to the GSMS 2016-GS3 securitization transaction. The non-controlling note A-3 and note A-4 are expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $307,390,000.

22	The U.S. Industrial Portfolio Whole Loan requires monthly debt service payments of (i) $125,000 of principal plus (ii) the amount of interest accrued on the outstanding principal balance of the mortgage loan during the related interest accrual period.

23	The Ongoing TI/LC Reserve, commencing on September 1, 2021 (or earlier if funds on deposit therein are less than $1,500,000) will equal $150,000 up to an amount equal to $4,500,000 until such time as funds on deposit therein are less than $1,500,000, and on each due date thereafter, the borrower will be required to resume monthly deposits in an amount equal to the lesser of (x) $150,000 and (y) the amount necessary to cause the tenant improvements and leasing commissions reserve account to contain funds equal to $1,500,000.

24	The Appraised Value represents the aggregate “as-is” appraised value of the U.S. Industrial Portfolio Property of $422,640,000 plus an 8.0% portfolio premium. The Cut-off Date LTV Ratio for the U.S. Industrial Portfolio Whole Loan calculated on the basis of the aggregate “as-is” appraised value without the portfolio premium is 72.7%.

25	The Appraised Value presents the “As-Is” Appraised Value of the Mortgaged Property. The Cut-off Date LTV Ratio is calculated on the basis of such “As-Is” Appraised Value. The LTV Ratio at Maturity/ARD is calculated on the basis of the “As Stabilized” Appraised Value.

26	The Cut-off Date Principal Balance of $66,788,798 represents the controlling note A-1 of a $102,000,000 loan combination evidenced by two pari passu notes. The companion loan, evidenced by non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $34,889,671 is expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI DSCR, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $102,000,000.

27	The Cut-off Date Principal Balance of $41,714,341 represents the non-controlling note A-2 of a $107,000,000 whole loan evidenced by two pari passu notes. The companion loan is evidenced by the controlling note A-1 with an outstanding principal balance as of the Cut-off Date of $64,557,908, which was contributed to the GSMS 2016-GS3 transaction. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI DSCR, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $107,000,000.

28	The Ongoing Replacement Reserve is an FF&E reserve in an amount equal to (i) $35,277.61 for the Due Dates occurring in December 2016 through November 2017 and (ii) thereafter the greater of (a) the monthly amount required to be reserved pursuant to the Franchise Agreement for the replacement of FF&E or (b) one-twelfth (1/12th) of 4% of the Operating Income of the Property for the previous twelve (12) month period as determined on the anniversary of the last day of the calendar month in October.

A-1-42

29	Most Recent Cash Flow represents actual results for the eight month period from January 2016 through August 2016, and budget for the remaining four month period.

30	On or before December 6, 2016, Borrower is required to deposit the amount of $2,842.73 into the replacement reserve account.

31	The Cut-off Date Principal Balance of $27,620,000 represents the non-controlling note A-2 of a $57,620,000 whole loan combination evidenced by two pari passu notes. The companion loan, evidenced by controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $30,000,000 was contributed to the GSMS 2016-GS3 securitization transaction. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI DSCR, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $57,620,000.

32	The Ongoing Replacement Reserve is an FF&E reserve in an amount equal to the greater of (i) the aggregate amount of all deposits for replacements, if any, required to be deposited by the borrower with franchisor or manager pursuant to the applicable franchise agreement or management agreement (without duplication) and (ii) 4% of gross income from operations for the property, for the calendar month that is two calendar months prior to the calendar month of the payment date on which such deposit is required.

33	On October 6, 2018 and on any business day thereafter through the Maturity Date, the borrower may, at its option, prepay the debt in whole or in part. No prepayment of all or any portion of the loan may cause, give rise to a right to require, or otherwise result in, the release of the lien of the mortgage on the Mortgaged Property.

34	Upon written request from the borrower, within ten business days of such request, the lender is required to transfer from the replacement reserve account amounts not to exceed 75% of the total amount of replacement reserve funds then deposited in the replacement reserve account to the PIP reserve account.

35	Commencing on the Anticipated Repayment Date, the interest rate increases to 3.0000% per annum plus the greater of (i) the Interest Rate or (ii) the yield on the most recently issued 10-year U.S. Treasury notes as of the Anticipated Repayment Date.

36	The Cut-off Date Principal Balance of $21,813,458 represents the non-controlling note A-2-2 of a $69,000,000 whole loan evidenced by three pari passu notes. The companion loan is evidenced by the controlling note A-1 with an outstanding principal balance as of the Cut-off Date of $24,788,020 and non-controlling note A-2-1 with an outstanding principal balance as of the Cut-off Date of $21,813,458. The controlling note A-1 was contributed to the GSMS 2016-GS2 transaction and the non-controlling note A-2-1 was contributed to the GSMS 2016-GS3 transaction. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI DSCR, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $68,414,936.

37	The Cut-off Date LTV Ratio is calculated based on the aggregate “as-is” appraised value of $96,250,000 plus a $3,770,000 capital deduction (for which the borrower reserved $4,180,000) related to a property improvement plan. The Cut-off Date LTV Ratio calculated without adjusting for the capital deduction is 71.1%.

38	The Ongoing Replacement Reserve is an FF&E reserve in an amount equal to (i) for the Due Dates occurring in April 2016 through March 2017, $63,395.52 and (ii) for each Due Date thereafter, an amount equal to the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) one-twelfth (1/12th) of 4% of the operating income of the property for the previous twelve (12) month period as determined on the anniversary of the last day of the calendar month in February.

39	The Ongoing Replacement Reserve is an FF&E reserve in an amount equal to (i) $21,345.03 for the Due Dates occurring in December 2016 through November 2017 and (ii) thereafter the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) one-twelfth (1/12th) of 4% of the operating income of the property for the previous twelve (12) month period as determined on the anniversary of the last day of the calendar month in October.

40	The Ongoing Replacement Reserve is an FF&E reserve in an amount equal to (i) $17,054.42 for the Payment Dates that occur in November 2016 through October 2017 and (ii) thereafter the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) one-twelfth (1/12th) of 4% of the operating income of the property for the previous twelve (12) month period as determined on the anniversary of the last day of the calendar month in September.

41	At origination, the borrower funded a $100,000 Upfront Replacement Reserve. In the event that the replacement reserve falls below $45,000, the borrower is required to fund an Ongoing Replacement Reserve in the monthly amount of $1,237.83, subject to a cap of $45,000.

42	At origination, the borrower funded a $250,000 Upfront TI/LC Reserve. In the event that the TI/LC reserve falls below $200,000, the borrower is required to fund an Ongoing TI/LC Reserve in the monthly amount of $4,166.67, subject to a cap of $200,000.

A-1-43

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ANNEX A-2

MORTGAGE POOL INFORMATION

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Distribution of Loan Purpose

Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity / ARD (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date / ARD LTV
Refinance	23	$710,904,299	69.3%	$30,908,883	2.60x	3.975%	110.7	52.2%	44.6%
Acquisition	8	190,695,853	18.6	$23,836,982	4.86x	3.298%	86.8	42.7%	38.8%
Recapitalization	2	124,939,052	12.2	$62,469,526	2.76x	3.764%	118.8	56.4%	54.4%
Total/Avg./Wtd.Avg.	33	$1,026,539,204	100.0%	$31,107,249	3.04x	3.824%	107.2	50.9%	44.7%

Distribution of Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity / ARD (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date / ARD LTV
Interest Only	9	$456,892,000	44.5%	$50,765,778	4.36x	3.467%	93.2	38.1%	37.3%
Interest Only, Then Amortizing(2)	13	261,280,000	25.5	$20,098,462	1.59x	4.265%	119.4	64.2%	51.9%
Amortizing (30 Years)	8	205,187,774	20.0	$25,648,472	2.00x	4.120%	117.4	58.0%	45.6%
Amortizing (Other)(3)	1	74,939,052	7.3	$74,939,052	2.08x	3.974%	118.0	67.4%	64.2%
Interest Only - ARD	1	25,600,000	2.5	$25,600,000	5.70x	2.832%	119.0	40.0%	40.0%
Amortizing (25 Years)	1	2,640,378	0.3	$2,640,378	1.63x	4.266%	118.0	55.0%	40.2%
Total/Avg./Wtd.Avg.	33	$1,026,539,204	100.0%	$31,107,249	3.04x	3.824%	107.2	50.9%	44.7%

(1)	All of the mortgage loans will have balloon payments at maturity date / ARD.
(2)	Original partial interest only periods range from 24 to 60 months.
(3)	The U.S. Industrial Portfolio Whole Loan requires monthly debt service payments of (i) $125,000 of principal plus (ii) the amount of interest accrued on the outstanding principal balance of the mortgage loan during the related interest accrual period.

Distribution of Cut-off Date Balances

Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity / ARD (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date / ARD LTV
2,640,378 - 10,000,000	11	$77,889,160	7.6%	$7,080,833	1.79x	4.117%	119.4	65.6%	55.5%
10,000,001 - 20,000,000	4	60,282,395	5.9	$15,070,599	2.06x	4.078%	119.8	58.5%	50.9%
20,000,001 - 30,000,000	7	178,133,458	17.4	$25,447,637	2.29x	4.136%	118.4	62.1%	52.7%
30,000,001 - 40,000,000	2	74,500,000	7.3	$37,250,000	1.58x	4.333%	119.5	66.7%	53.9%
40,000,001 - 50,000,000	2	91,714,341	8.9	$45,857,170	3.02x	3.864%	117.7	42.8%	38.6%
50,000,001 - 60,000,000	1	56,900,000	5.5	$56,900,000	1.38x	4.457%	120.0	62.0%	48.4%
60,000,001 - 80,000,000	4	287,119,850	28.0	$71,779,963	2.93x	3.698%	118.5	51.3%	46.5%
80,000,001 - 100,000,000	2	200,000,000	19.5	$100,000,000	5.69x	3.146%	59.5	27.2%	27.2%
Total/Avg./Wtd.Avg.	33	$1,026,539,204	100.0%	$31,107,249	3.04x	3.824%	107.2	50.9%	44.7%

Min	$2,640,378
Max	$100,000,000
Weighted Average	$31,107,249

A-2-1

Distribution of Underwritten Debt Service Coverage Ratios

Range of Underwritten Debt Service Coverage Ratios (x)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity / ARD (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date / ARD LTV
1.36 - 1.40	4	$132,260,000	12.9%	$33,065,000	1.38x	4.421%	119.6	62.9%	51.9%
1.41 - 1.50	2	31,925,000	3.1	$15,962,500	1.45x	4.198%	119.7	74.9%	64.0%
1.51 - 1.60	3	57,602,240	5.6	$19,200,747	1.52x	4.688%	116.8	64.1%	50.4%
1.61 - 1.70	4	39,940,378	3.9	$9,985,094	1.68x	4.261%	119.6	60.5%	54.0%
1.71 - 2.00	6	140,832,395	13.7	$23,472,066	1.80x	4.285%	119.9	64.3%	55.5%
2.01 - 2.20	3	144,273,393	14.1	$48,091,131	2.09x	4.079%	116.9	61.2%	53.4%
2.21 - 3.00	5	122,113,798	11.9	$24,422,760	2.35x	3.546%	118.9	56.3%	47.6%
3.01 - 6.71	6	357,592,000	34.8	$59,598,667	5.31x	3.192%	85.7	30.0%	29.6%
Total/Avg./Wtd.Avg.	33	$1,026,539,204	100.0%	$31,107,249	3.04x	3.824%	107.2	50.9%	44.7%

Min	1.36x
Max	6.71x
Weighted Average	3.04x

Distribution of Mortgage Interest Rates

Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity / ARD (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date / ARD LTV
2.613 - 3.000	2	$125,600,000	12.2%	$62,800,000	6.50x	2.658%	71.2	29.9%	29.9%
3.001 - 3.500	3	192,080,798	18.7	$64,026,933	3.90x	3.322%	118.5	38.4%	33.7%
3.501 - 4.000	9	271,084,052	26.4	$30,120,450	3.11x	3.818%	97.0	50.9%	46.9%
4.001 - 4.250	7	104,863,782	10.2	$14,980,540	1.50x	4.188%	119.3	69.8%	58.6%
4.251 - 4.500	10	282,097,114	27.5	$28,209,711	1.71x	4.356%	119.2	59.9%	50.2%
4.501 - 5.305	2	50,813,458	4.9	$25,406,729	1.42x	4.925%	116.6	61.8%	51.6%
Total/Avg./Wtd.Avg.	33	$1,026,539,204	100.0%	$31,107,249	3.04x	3.824%	107.2	50.9%	44.7%

Min	2.613%
Max	5.305%
Weighted Average	3.824%

A-2-2

Distribution of Cut-off Date Loan-to-Value Ratios(1)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity / ARD (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date / ARD LTV
25.9 - 30.0	3	$275,292,000	26.8%	$91,764,000	5.59x	3.168%	75.5	26.8%	26.4%
30.1 - 40.0	2	75,600,000	7.4	$37,800,000	4.44x	3.241%	119.7	39.9%	39.9%
40.1 - 50.0	3	51,939,341	5.1	$17,313,114	2.26x	4.239%	116.0	46.4%	38.8%
50.1 - 60.0	5	133,429,176	13.0	$26,685,835	2.04x	3.829%	119.0	53.3%	43.4%
60.1 - 65.0	6	180,938,782	17.6	$30,156,464	1.63x	4.300%	119.9	61.6%	52.8%
65.1 - 70.0	9	253,714,905	24.7	$28,190,545	1.87x	4.201%	118.1	67.5%	58.4%
70.1 - 75.0	5	55,625,000	5.4	$11,125,000	1.56x	4.191%	119.8	73.7%	61.6%
Total/Avg./Wtd.Avg.	33	$1,026,539,204	100.0%	$31,107,249	3.04x	3.824%	107.2	50.9%	44.7%

Min	25.9%
Max	75.0%
Weighted Average	50.9%

(1)	With respect to two mortgage loans, representing approximately 9.5% of the initial pool balance, the respective Cut-off Date LTV Ratios were calculated using (i) an hypothetical “as-is” appraised value assuming completion of remaining contractual obligations or (ii) an “as-is” appraised value plus related property improvement plan (“PIP”) costs. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 51.1%. See “Description of the Mortgage Pool—–Certain Calculations and Definitions” in the Prospectus for a description of Cut-off Date LTV Ratio.

Distribution of Maturity Date / ARD Loan-to-Value Ratios(1)

Range of Maturity Date / ARD Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity / ARD (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date / ARD LTV
24.2 - 30.0	3	$275,292,000	26.8%	$91,764,000	5.59x	3.168%	75.5	26.8%	26.4%
30.1 - 40.0	5	200,103,139	19.5	$40,020,628	3.09x	3.551%	118.2	46.2%	39.1%
40.1 - 50.0	8	188,485,378	18.4	$23,560,672	1.67x	4.356%	119.5	61.5%	48.1%
50.1 - 55.0	4	48,521,178	4.7	$12,130,294	1.76x	4.218%	119.4	60.7%	53.2%
55.1 - 60.0	6	158,113,458	15.4	$26,352,243	1.64x	4.386%	118.6	65.6%	57.4%
60.1 - 65.0	6	131,524,052	12.8	$21,920,675	1.89x	4.044%	118.7	68.8%	63.5%
65.1 - 69.8	1	24,500,000	2.4	$24,500,000	2.33x	3.731%	120.0	69.8%	69.8%
Total/Avg./Wtd.Avg.	33	$1,026,539,204	100.0%	$31,107,249	3.04x	3.824%	107.2	50.9%	44.7%

Min	24.2%
Max	69.8%
Weighted Average	44.7%

(1)	With respect to nine mortgage loans, representing approximately 32.9% of the initial pool balance, the respective Maturity Date / ARD LTV Ratios were each calculated using the related “as stabilized” appraised value instead of the related “as-is” appraised value. The weighted average Maturity Date / ARD LTV Ratio for the mortgage pool without making such adjustments is 46.1%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus for a description of Maturity Date / ARD LTV Ratio.

A-2-3

Distribution of Original Terms to Maturity / ARD

Original Terms to Maturity / ARD (mos)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity / ARD (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date / ARD LTV
60	2	$200,000,000	19.5%	$100,000,000	5.69x	3.146%	59.5	27.2%	27.2%
120 (1)	31	826,539,204	80.5	$26,662,555	2.40x	3.988%	118.8	56.7%	48.9%
Total/Avg./Wtd.Avg.	33	$1,026,539,204	100.0%	$31,107,249	3.04x	3.824%	107.2	50.9%	44.7%

Min	60 months
Max	120 months
Weighted Average	108 months

(1)	Includes the 540 West Madison mortgage loan, representing approximately 7.3% of the initial poo balance, which first due date is November 6, 2016, however the initial term is based on an assumed first due date in October 2016, which results in a period that is one month longer than the actual term.

Distribution of Remaining Terms to Maturity / ARD

Range of Remaining Terms to Maturity / ARD (mos)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity / ARD (mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date / ARD LTV
59 - 60	2	$200,000,000	19.5%	$100,000,000	5.69x	3.146%	59.5	27.2%	27.2%
112 - 120	31	826,539,204	80.5	$26,662,555	2.40x	3.988%	118.8	56.7%	48.9%
Total/Avg./Wtd.Avg.	33	$1,026,539,204	100.0%	$31,107,249	3.04x	3.824%	107.2	50.9%	44.7%

Min	59 months
Max	120 months
Weighted Average	107 months

A-2-4

Distribution of Original Amortization Terms(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original Amortization	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Terms (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (mos)	LTV	LTV
Interest Only(2)	10	$482,492,000	47.0%	$48,249,200	4.43x	3.433%	94.6	38.2%	37.4%
300	1	2,640,378	0.3	$2,640,378	1.63x	4.266%	118.0	55.0%	40.2%
360	21	466,467,774	45.4	$22,212,751	1.77x	4.201%	118.5	61.5%	49.1%
Other(3)	1	74,939,052	7.3	$74,939,052	2.08x	3.974%	118.0	67.4%	64.2%
Total/Avg./Wtd.Avg.	33	$1,026,539,204	100.0%	$31,107,249	3.04x	3.824%	107.2	50.9%	44.7%

Min	300 months
Max	360 months
Weighted Average	360 months

(1) All of the mortgage loans will have balloon payments at maturity date / ARD.
(2) One mortgage loan, representing approximately 2.5% of the initial pool balance, with an anticipated repayment date is presented as if it were to mature on its anticipated repayment date.

(3)	The U.S. Industrial Portfolio Whole Loan requires monthly debt service payments of (i) $125,000 of principal plus (ii) the amount of interest accrued on the outstanding principal balance of the mortgage loan during the related interest accrual period.

Distribution of Remaining Amortization Terms(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Remaining Amortization	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Terms (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (mos)	LTV	LTV
Interest Only(2)	10	$482,492,000	47.0%	$48,249,200	4.43x	3.433%	94.6	38.2%	37.4%
298	1	2,640,378	0.3	$2,640,378	1.63x	4.266%	118.0	55.0%	40.2%
352 - 360	21	466,467,774	45.4	$22,212,751	1.77x	4.201%	118.5	61.5%	49.1%
Other(3)	1	74,939,052	7.3	$74,939,052	2.08x	3.974%	118.0	67.4%	64.2%
Total/Avg./Wtd.Avg.	33	$1,026,539,204	100.0%	$31,107,249	3.04x	3.824%	107.2	50.9%	44.7%

Min	298 months
Max	360 months
Weighted Average	359 months

(1) All of the mortgage loans will have balloon payments at maturity date / ARD.
(2) One mortgage loan, representing approximately 2.5% of the initial pool balance, with an anticipated repayment date is presented as if it were to mature on its anticipated repayment date.

(3)	The U.S. Industrial Portfolio Whole Loan requires monthly debt service payments of (i) $125,000 of principal plus (ii) the amount of interest accrued on the outstanding principal balance of the mortgage loan during the related interest accrual period.

A-2-5

Distribution of Original Partial Interest Only Periods

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original Partial Interest Only	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Periods (mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (mos)	LTV	LTV
24	8	$ 207,350,000	20.2%	$ 25,918,750	1.51x	4.325%	119.7	63.3%	51.2%
36	3	$ 43,545,000	4.2%	$ 14,515,000	1.94x	3.976%	117.9	69.2%	53.9%
60	2	$ 10,385,000	1.0%	$ 5,192,500	1.66x	4.261%	119.3	61.1%	55.6%

Distribution of Prepayment Provisions

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Prepayment Provisions	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (mos)	LTV	LTV
Defeasance	30	$ 945,904,864	92.1%	$ 31,530,162	3.12x	3.796%	106.4	50.6%	44.7%
Yield Maintenance	3	80,634,341	7.9	$ 26,878,114	2.12x	4.149%	116.4	55.4%	44.4%
Total/Avg./Wtd.Avg.	33	$ 1,026,539,204	100.0%	$ 31,107,249	3.04x	3.824%	107.2	50.9%	44.7%

A-2-6

Distribution of Debt Yields on Underwritten Net Operating Income

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Debt Yields on	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Underwritten Net Operating Income (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (mos)	LTV	LTV
7.6 - 8.0	1	$ 19,000,000	1.9%	$ 19,000,000	1.70x	4.287%	120.0	53.4%	53.4%
8.1 - 9.0	6	177,385,000	17.3	$ 29,564,167	1.56x	4.305%	119.7	64.8%	57.6%
9.1 - 10.0	4	101,388,782	9.9	$ 25,347,196	1.72x	4.191%	119.9	63.8%	55.1%
10.1 - 11.0	6	133,689,052	13.0	$ 22,281,509	1.87x	4.094%	118.8	66.1%	58.8%
11.1 - 12.0	4	67,853,835	6.6	$ 16,963,459	1.68x	4.697%	117.4	67.0%	52.3%
12.1 - 13.0	2	73,488,798	7.2	$ 36,744,399	2.45x	3.359%	118.2	50.9%	40.4%
13.1 - 16.0	6	152,841,736	14.9	$ 25,473,623	2.68x	3.911%	118.0	50.8%	41.9%
16.1 - 19.1	4	300,892,000	29.3	$ 75,223,000	5.60x	3.140%	79.2	28.0%	27.5%
Total/Avg./Wtd.Avg.	33	$ 1,026,539,204	100.0%	$ 31,107,249	3.04x	3.824%	107.2	50.9%	44.7%

Min	7.6%
Max	19.1%
Weighted Average	13.0%

Distribution of Debt Yields on Underwritten Net Cash Flow

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Debt Yields on	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Underwritten Net Cash Flow (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (mos)	LTV	LTV
7.4 - 8.0	2	$ 89,100,000	8.7%	$ 44,550,000	1.77x	4.264%	120.0	59.7%	56.9%
8.1 - 9.0	8	199,985,000	19.5	$ 24,998,125	1.56x	4.271%	119.7	65.6%	56.5%
9.1 - 10.0	7	142,377,835	13.9	$ 20,339,691	1.85x	4.097%	118.8	65.9%	58.2%
10.1 - 11.0	4	67,853,835	6.6	$ 16,963,459	1.68x	4.697%	117.4	67.0%	52.3%
11.1 - 12.0	1	13,982,395	1.4	$ 13,982,395	1.99x	4.258%	119.0	68.5%	55.0%
12.1 - 13.0	5	146,348,139	14.3	$ 29,269,628	2.28x	3.768%	117.1	52.6%	41.2%
13.1 - 16.0	2	66,000,000	6.4	$ 33,000,000	3.46x	3.538%	120.0	43.3%	39.2%
16.1 - 17.8	4	300,892,000	29.3	$ 75,223,000	5.60x	3.140%	79.2	28.0%	27.5%
Total/Avg./Wtd.Avg.	33	$ 1,026,539,204	100.0%	$ 31,107,249	3.04x	3.824%	107.2	50.9%	44.7%

Min	7.4%
Max	17.8%
Weighted Average	12.2%

A-2-7

Distribution of Lockbox Types

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Lockbox Type	Loans	Balance	Balance
Hard	20	$ 877,110,044	85.4%
Springing	12	140,740,378	13.7
None	1	8,688,782	0.8
Total	33	$ 1,026,539,204	100.0%

Distribution of Escrows

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Escrow Type	Loans	Balance	Balance
Real Estate Tax	21	$ 583,120,976	56.8%
Replacement Reserves(1)	21	$ 581,883,406	56.7%
TI/LC(2)	14	$ 456,138,393	50.5%
Insurance	8	$ 269,274,395	26.2%

(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total retail, office, mixed use and industrial properties only.

A-2-8

Distribution of Property Types

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgaged	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Property Types	Properties	Balance(1)	Balance	Balance	Ratio(2)	Interest Rate(2)	Maturity / ARD (mos)(2)	LTV(2)	LTV(2)
Office	13	$ 400,152,000	39.0%	$ 30,780,923	4.57x	3.454%	89.3	36.7%	33.0%
CBD	3	275,292,000	26.8	$ 91,764,000	5.59x	3.168%	75.5	26.8%	26.4%
General Suburban	9	118,000,000	11.5	$ 13,111,111	2.37x	4.066%	119.8	57.9%	46.8%
General Urban	1	6,860,000	0.7	$ 6,860,000	1.37x	4.400%	119.0	67.3%	61.4%
Retail	15	$ 324,668,517	31.6%	$ 21,644,568	1.91x	4.049%	118.8	58.4%	51.1%
Anchored	6	158,825,000	15.5	$ 26,470,833	1.75x	4.146%	119.7	66.0%	60.1%
Outlet Center	2	66,788,798	6.5	$ 33,394,399	2.36x	3.334%	118.0	51.4%	39.9%
Super Regional Mall	1	41,714,341	4.1	$ 41,714,341	2.09x	4.361%	115.0	46.3%	37.2%
Unanchored	2	35,700,000	3.5	$ 17,850,000	1.74x	4.446%	120.0	54.8%	48.2%
Single Tenant Retail	3	19,000,000	1.9	$ 6,333,333	1.70x	4.287%	120.0	53.4%	53.4%
Shadow Anchored	1	2,640,378	0.3	$ 2,640,378	1.63x	4.266%	118.0	55.0%	40.2%
Industrial	59	$ 156,114,052	15.2%	$ 2,646,001	2.60x	3.816%	118.9	57.4%	54.7%
Warehouse/Distribution	24	78,125,609	7.6	$ 3,255,234	3.20x	3.626%	119.7	48.0%	47.2%
Manufacturing	19	49,950,888	4.9	$ 2,628,994	1.95x	4.023%	118.3	66.6%	61.2%
Flex	13	21,399,547	2.1	$ 1,646,119	2.08x	3.974%	118.0	67.4%	64.2%
Warehouse	3	6,638,008	0.6	$ 2,212,669	2.08x	3.974%	118.0	67.4%	64.2%
Hospitality	6	$ 114,415,853	11.1%	$ 19,069,309	1.93x	4.381%	117.6	65.1%	49.5%
Select Service	2	48,982,395	4.8	$ 24,491,198	1.84x	4.408%	119.7	66.1%	51.2%
Full Service	2	43,620,000	4.2	$ 21,810,000	2.24x	3.890%	118.1	62.3%	44.5%
Limited Service	1	11,816,168	1.2	$ 11,816,168	1.51x	5.305%	112.0	68.4%	55.5%
Extended Stay	1	9,997,289	1.0	$ 9,997,289	1.51x	5.305%	112.0	68.4%	55.5%
Mixed Use Office / Retail	1	$ 22,500,000	2.2%	$ 22,500,000	1.43x	4.248%	120.0	75.0%	63.6%
Self Storage	1	$ 8,688,782	0.8%	$ 8,688,782	1.56x	4.143%	119.0	63.0%	50.3%
Total/Avg./Wtd.Avg.	95	$ 1,026,539,204	100.0%	$ 10,805,676	3.04x	3.824%	107.2	50.9%	44.7%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

A-2-9

Geographic Distribution

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Geographic Distribution	Mortgaged	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Property Location	Properties	Balance(1)	Balance	Balance	Ratio(2)	Interest Rate(2)	Maturity / ARD (mos)(2)	LTV(2)	LTV(2)
California	14	$ 328,823,285	32.0%	$ 23,487,378	3.16x	3.831%	101.4	48.6%	45.2%
Illinois	8	185,905,314	18.1	$ 23,238,164	5.89x	2.939%	86.3	29.0%	28.2%
New York	8	85,535,093	8.3	$ 10,691,887	1.43x	4.420%	120.0	61.7%	48.0%
Pennsylvania	4	67,813,458	6.6	$ 16,953,364	1.47x	4.544%	116.8	68.3%	57.2%
Florida	7	52,273,793	5.1	$ 7,467,685	1.94x	4.023%	119.9	65.2%	55.0%
Maryland	1	42,561,489	4.1	$ 42,561,489	2.36x	3.334%	118.0	51.4%	39.9%
Tennessee	1	41,714,341	4.1	$ 41,714,341	2.09x	4.361%	115.0	46.3%	37.2%
Texas	13	39,614,051	3.9	$ 3,047,235	3.04x	3.727%	119.9	50.1%	46.5%
Hawaii	1	29,000,000	2.8	$ 29,000,000	1.36x	4.639%	120.0	56.9%	48.7%
Oregon	1	27,620,000	2.7	$ 27,620,000	2.13x	3.936%	117.0	67.0%	48.6%
Wisconsin	3	25,775,000	2.5	$ 8,591,667	1.62x	4.107%	119.0	68.6%	58.5%
Colorado	5	17,586,014	1.7	$ 3,517,203	2.64x	3.884%	119.4	53.9%	51.2%
New Jersey	2	15,199,883	1.5	$ 7,599,941	2.00x	4.235%	118.9	68.4%	55.7%
Missouri	3	11,778,154	1.1	$ 3,926,051	1.69x	4.268%	119.9	67.0%	56.4%
North Carolina	2	11,454,596	1.1	$ 5,727,298	1.69x	4.102%	118.8	64.1%	53.7%
Arizona	3	11,152,489	1.1	$ 3,717,496	2.99x	3.696%	119.1	52.8%	51.3%
Georgia	4	8,190,746	0.8	$ 2,047,686	2.08x	3.974%	118.0	67.4%	64.2%
Michigan	4	6,182,719	0.6	$ 1,545,680	2.08x	3.974%	118.0	67.4%	64.2%
Minnesota	2	4,201,938	0.4	$ 2,100,969	1.80x	4.157%	118.0	59.6%	49.1%
Indiana	2	4,124,921	0.4	$ 2,062,461	2.19x	3.987%	119.7	51.7%	47.3%
Ohio	3	4,093,581	0.4	$ 1,364,527	2.08x	3.974%	118.0	67.4%	64.2%
South Carolina	2	3,207,815	0.3	$ 1,603,907	2.08x	3.974%	118.0	67.4%	64.2%
Kentucky	2	2,730,524	0.3	$ 1,365,262	2.08x	3.974%	118.0	67.4%	64.2%
Total/Avg./Wtd.Avg.	95	$ 1,026,539,204	100.0%	$ 10,805,676	3.04x	3.824%	107.2	50.9%	44.7%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

A-2-10

ANNEX A-3

DESCRIPTION OF THE TOP 15 MORTGAGE LOANS

A-3-1

AMA Plaza

A-3-2

AMA Plaza

AMA
Plaza
300 North
LaSalle
353 North
Clark
Trump
Tower
35 West
Wacker
Marina
Towers
1 East
Wacker
Dearborn Street
State Street
Hotel
71
TRUMP

A-3-3

AMA Plaza

Floor									
47	American Medical Association 34,182 SF Exp 8/31/2028								
46	American Medical Association 34,182 SF Exp 8/31/2028								
45	American Medical Association 34,182 SF Exp 8/31/2028								
44	American Medical Association 34,182 SF Exp 8/31/2028								
43	American Medical Association 34,182 SF Exp 8/31/2028								
42	American Medical Association 34,182 SF Exp 8/31/2028								
41	American Medical Association 34,182 SF Exp 8/31/2028								
40	American Medical Association 34,182 SF Exp 8/31/2028								
39	American Medical Association 15,996 SF Exp 8/31/2028	Vacant 13,460 SF	Berenberg 3,016 SF Exp 7/31/2024						
38	Patton & Ryan, LLC 23,252 SF Exp 1/31/2024	Vacant 4,119 SF	Enlivant 5,157 SF Exp 11/30/2025						
37	Enlivant 25,265 SF Exp 11/30/2025	OEP Capital Advisors, LP 7,339 SF Exp 5/31/2026							
36	BDO USA, LLP 33,273 SF Exp 7/31/2027								
35	Context Media, Inc. (Perkins & Will) 33,188 SF MTM								
34	Swanson, Martin & Bell 30,133 SF Exp 5/31/2022								
33	Swanson, Martin & Bell 30,133 SF Exp 5/31/2022								
32	BDO USA, LLP 33,267 SF Exp 7/31/2027								
31	Swanson, Martin & Bell 6,584 SF Exp 5/31/2022	Vacant 3,593 SF	Better Business Bureau 10,124 SF Exp 5/31/2017	Swanson, Martin & Bell 10,085 SF Exp 5/31/2022					
30	Latham & Watkins LLP 31,138 SF Exp 3/31/2029								
29	Latham & Watkins LLP 31,581 SF Exp 3/31/2029								
28	Latham & Watkins LLP 31,987 SF Exp 3/31/2029								
27	Latham & Watkins LLP 31,983 SF Exp 3/31/2029								
26	Latham & Watkins LLP 16,786 SF Exp 3/31/2029	Vacant 15,200 SF							
25	ContextMedia, Inc. 32,650 SF Exp 4/30/2024								
24	Oracle America, Inc. 20,530 SF MTM	PMMI 10,066 SF MTM	Cascio 1,656 SF MTM						
23	Penton Business Media, Inc. 17,087 SF MTM	Plaza Property Advisors, Inc. 4,604 SF MTM	Vacant 1,194 SF	Lampinen & Cudnowski 2,506 SF MTM	The International Kitchen 1,254 SF MTM	Arthur Stames 1,254 SF MTM	Mgt Office 3,516 SF	Aronberg - Storage 608 SF MTM	Art Stames - Storage 302 SF MTM
22	Burke, Warren & MacKay 32,644 SF Exp 12/31/2024								
21	Burke, Warren & MacKay 22,238 SF Exp 12/31/2024	Burke, Warren & MacKay 3,794 SF Exp 12/31/2024	Riverview Realty Partners 6,526 SF Exp 12/31/2019						
20	SmithBucklin Corp. 32,644 SF Exp 12/31/2027								
19	SmithBucklin Corp. 32,644 SF Exp 12/31/2027								
18	SmithBucklin Corp. 32,507 SF Exp 12/31/2027								
17	Aronberg, Goldgehn, Davis & Garmisa 31,455 SF Exp 4/30/2023								
16	Oracle USA 16,508 SF MTM	Vacant 1,164 SF	330 Cafe 4,280 SF	Mosaic Financial 8,033 SF Exp 1/31/2018					
15	Thorton Tomasetti 25,045 SF Exp 12/31/2023	Thorton Tomasetti 5,664 SF Exp 12/31/2023							
14	SmithBucklin 13,286 SF Exp 12/31/2027	Conference Room 1,544 SF	Fitness Center 5,234 SF	Creative Circle LLC 7,128 SF Exp 8/31/2018	SmithBucklin 4,048 SF Exp 12/31/2027				
2-13	HOTEL								
	LOBBY								

Parking Garage Retail

Hertz Rent A Car 12,287 SF Exp 9/30/2020	Tobmar International 504 SF Exp 1/31/2020	Dunkin' Donuts 881 SF Exp 5/31/2024	Vacant 919 SF

VACANT | BUILDING | MTM | 2016 – 2018 | 2019 – 2021 | 2022 – 2023 | 2024+

A-3-4

AMA Plaza

Skokie
Lincolnwood
CHICAGO O'HARE INTERNATIONAL AIRPORT
Chicago
Melrose Park
Oak Park
Maywood
Broadview
Cicero
CBD
Brookfield
La Grange
Hodgkins
CHICAGO MIDWAY INT'L AIRPORT
RIVER NORTH DISTRICT
THE LOOP
NEW EAST SIDE
AMA Plaza
330 North Wabash Avenue
Chicago, IL 60611
Chicago River
Cloud Gate Sculpture
Great Lawn
Millennium Park
Maggie Daley Park
Butler Field
The Art Institute of Chicago

A-3-5

AMA Plaza

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Chicago, Illinois	Cut-off Date Principal Balance	$100,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)	$116.12
Size (SF)	1,119,503	Percentage of Initial Pool Balance	9.7%
Total Occupancy as of 10/1/2016	86.7%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/1/2016	86.7%	Type of Security(2)	Fee Simple & Leasehold
Year Built / Latest Renovation	1971 / 2000, 2011-2015	Mortgage Rate	2.613350%
Appraised Value	$477,000,000	Original Term to Maturity (Months)	60
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	60
Underwritten Revenues	$42,284,293
Underwritten Expenses	$17,493,124	Escrows
Underwritten Net Operating Income (NOI)	$24,791,170	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$23,112,676	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	27.3%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	27.3%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	7.20x / 6.71x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	19.1% / 17.8%	Other(3)	$5,954,009	$0

Sources and Uses (estimated)
Sources	$	%	Uses	$	%
Senior Loan Amount	$130,000,000	27.4%	Purchase Price	$467,500,000	98.7%
Subordinate Companion Loan Amount	174,000,000	36.7	Reserves	5,954,009	1.3
Sponsor Equity Contribution	94,764,916	20.0	Closing Costs	310,907	0.1
Preferred Equity(4)	75,000,000	15.8

Total Sources	$473,764,916	100.0%	Total Uses	$473,764,916	100.0%

(1)	Calculated based on the AMA Plaza Senior Loans.

(2)	The collateral for the AMA Plaza Whole Loan includes the fee simple interest in certain floors of the office building at 330 North Wabash Avenue and the leasehold interest in the associated parking garage located at 401 North State Street. The collateral excludes the portion of 330 North Wabash Avenue that is owned by the Langham Hotel (floors 2-13 and a portion of the hotel lobby). The improvements at the AMA Plaza Property are owned in separate fee simple title air rights, parcels that are governed by a reciprocal easement agreement governing ingress and egress rights and other common areas.

(3)	Upfront other reserve represents reserve for unfunded obligations (approximately $3.1 million for tenant improvements and approximately $2.9 million for free rent). See “—Escrows” below.

(4)	Metropolitan Life Insurance Company is the preferred equity investor. See “—Preferred Equity” below.

■	The Mortgage Loan. The mortgage loan (the “AMA Plaza Loan”) is part of a whole loan structure (the “AMA Plaza Whole Loan”) comprised of two senior pari passu notes (note A-1 and note A-2, the “AMA Plaza Senior Loans”) with an outstanding aggregate principal balance of $130,000,000, one subordinate note B with an outstanding principal balance of $101,600,000 (the “AMA Plaza Trust Subordinate Companion Loan B”) and one initially controlling subordinate note C with an outstanding principal balance of $72,400,000 (the “AMA Plaza Non-Trust Subordinate Companion Loan C” and, together with the AMA Plaza Trust Subordinate Companion Loan B, the “AMA Plaza Subordinate Companion Loans”). The AMA Plaza Non-Trust Subordinate Companion Loan C will be the initial controlling note. The AMA Plaza Whole Loan has an aggregate outstanding principal balance of $304,000,000 and is secured by the borrower’s fee simple interest in the office portion of AMA Plaza, an office property located in Chicago, Illinois, and leasehold interest in an adjacent parking garage (the “AMA Plaza Property”). The AMA Plaza Loan (evidenced by note A-1) has an outstanding principal balance as of the Cut-off Date of $100,000,000 and represents approximately 9.7% of the Initial Pool Balance. The AMA Plaza Whole Loan will be serviced under the GSMS 2016-GS4 pooling and servicing agreement. The related non-controlling pari passu companion loan (the “AMA Plaza Pari Passu Companion Loan”) evidenced by note A-2, has an outstanding principal balance as of the Cut-off Date of $30,000,000, and is expected to be contributed to one or more future securitization transactions. The AMA Plaza Trust Subordinate Companion Loan B will be an asset of the issuing entity but will not be pooled together with the other Mortgage Loans, and payments of interest and principal received in respect of the AMA Plaza Trust Subordinate Companion Loan B will be available to make distributions in respect of two loan specific classes of certificates only. The AMA Plaza Non-Trust Subordinate Companion Loan C will not be an asset of the issuing entity.

The AMA Plaza Whole Loan was originated by Goldman Sachs Mortgage Company on September 29, 2016. The AMA Plaza Loan has an initial interest rate of 2.613350% per annum, and the AMA Plaza Whole Loan has an initial weighted average interest rate of 3.5255% per annum. The borrower utilized the proceeds of the AMA Plaza Whole Loan to acquire the AMA Plaza Property, fund reserves and pay origination costs.

A-3-6

AMA Plaza

See the AMA Plaza total debt capital structure table below. The relationship among the holders of the AMA Plaza Loan and the related companion loans is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–AMA Plaza Whole Loan” in the Prospectus.

The AMA Plaza Whole Loan had an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The AMA Plaza Whole Loan requires interest only payments during its term. The scheduled maturity date of the AMA Plaza Whole Loan is the due date in October 2021. Voluntary prepayment of the AMA Plaza Whole Loan is prohibited prior to the due date in June 2021. Provided no event of default under the related loan documents has occurred and is continuing, at any time prior to the maturity date and after the earlier to occur of (i) the second anniversary of the closing date of the securitization into which the last piece of the AMA Plaza Whole Loan is deposited and (ii) the third anniversary of the origination of the AMA Plaza Whole Loan, the AMA Plaza Whole Loan may be defeased with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the related loan documents.

AMA Plaza Total Debt Capital Structure

(1)	Represents the approximate initial weighted average interest rates of the underlying loan components.

(2)	The AMA Plaza Non-Trust Subordinate Companion Loan C is held initially by SHBNPP Global Professional Investment Type Private Real Estate Investment Trust No. 6.

(3)	Implied borrower sponsor equity is based on the Appraised Value of $477,000,000.

A-3-7

AMA Plaza

■	The Mortgaged Property. The AMA Plaza Property is a 52-story, Class A, Chicago office building of which the office portion comprises approximately 1,119,503 SF of rentable area located in the River North submarket of Chicago. The collateral excludes the portion of the building that is owned by the Langham Hotel (floors 2-13 and a portion of the hotel lobby). The collateral includes the leasehold interest in a 902 space parking garage, which is located adjacent to the AMA Plaza Property and is available to both tenants and the public. Located in downtown Chicago on the bank of the Chicago River between North State Street, Wabash Avenue, and West Kinzie Street, the riverfront location allows the AMA Plaza Property access to transportation and views of the Chicago River, Lake Michigan, and the downtown Chicago skyline. AMA Plaza is located on 1.6 acres in the River North submarket of Chicago. The AMA Plaza Property is a LEED Gold Certified multi-tenant office space situated above the separately owned 316-room, luxury Langham Hotel (opened July 2013). The AMA Plaza Property was designated as a landmark by the City of Chicago and received a Class L real estate tax designation by Cook County which is offered in order to encourage the preservation and rehabilitation of landmark commercial, industrial, and income-producing not-for-profit buildings. Owners can have their property tax assessment levels reduced for a 12-year period provided they invest at least half of the value of the landmark building in an approved rehabilitation project. The abatement allows the AMA Plaza Property to benefit from taxes at less than half of a full assessment for a 12-year period starting with the 2014 tax bill. The AMA Plaza Property will be assessed at 10% of market value for 2014-2024, 15% in 2025, and 20% in year 2026, before returning to the market assessment level of 25% thereafter.

The 52-story AMA Plaza Property was designed by architect Ludwig Mies van der Rohe (who also designed the Seagram Building in New York City and the National Gallery Berlin) and was originally built in 1971 as IBM’s Chicago headquarters. From 2006-2014 the building was completely redeveloped through a $73.7 million base-building capital expenditure plan. At the same time, floors 2-13 of the AMA Plaza Property were sold to the Langham Hotel and converted into a five-star luxury hotel which was ranked #3 on a Top 25 Hotels in the United States report in 2014. The hotel portion of the building is not part of the collateral. As part of the renovation, the AMA Plaza Property received a full mechanical upgrade, substantial corridor and restroom renovations, along with a new conference center including audio and visual technology for use by tenants.

Following the AMA Plaza Property’s renovation, the prior owner signed anchor leases to major tenants at the AMA Plaza Property including the American Medical Association, Latham & Watkins, and SmithBucklin Corporation along with other smaller leases. Since year-end 2012, average rental rates in the River North submarket have grown approximately 19% as demand in this market has grown, driving rents, and absorbing vacancy. According to the appraiser, rents at the AMA Plaza Property are approximately 9.9% below market levels.

The AMA Plaza Property is subject to certain land use restrictions and is owned in separate fee simple air rights parcels that are described via metes and bounds legal descriptions. The AMA Plaza Property is governed by an Amended and Restated Declaration of Covenants, Conditions, Restrictions and Easements between the borrower and the Langham Hotel.

Prior to IBM vacating their remaining space at 330 North Wabash Avenue in the third quarter of 2006, occupancy at the building was approximately 88% and subsequently fell to approximately 67% in 2007. In 2010, upon the expiration of Jenner & Block’s lease, occupancy fell below 50%. From 2010 through 2013, the AMA Plaza Property received approximately $59 million in renovations, including renovations to the base building, common areas, mechanical elements, and tenant spaces. In early 2013, SmithBucklin Corporation (115,129 SF) took occupancy, followed by the American Medical Association (289,452 SF) later in 2013. Latham & Watkins (143,475 SF) took occupancy in mid-2014, bringing the occupancy of the AMA Plaza Property up to approximately 94%.

A-3-8

AMA Plaza

The AMA Plaza Property is leased to approximately 20 tenants and it is anchored by the American Medical Association (“AMA”, 35.1% of underwritten base rent), Latham & Watkins (AM Law Top 100, 15.6% of underwritten base rent), and SmithBucklin Corporation (10.1% of underwritten base rent). These top three tenants by base rent have an average remaining lease term of more than 11 years and the option to extend thereafter. Across all tenants at the AMA Plaza Property, there is an average lease term of 9.9 years, with only 4.0% of tenants scheduled to roll during the loan term based on square footage. As of October 1, 2016, the Total Occupancy and Owned Occupancy at the AMA Plaza Property were both 86.7%. Occupancy excludes approximately 104,143 SF currently leased to tenants that are in occupancy but are not expected to renew.

The following table presents certain information relating to office and retail tenants at the AMA Plaza Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
American Medical Association(1)	289,452	25.9%	$8,388,319	35.1%	$28.98	8/31/2028	2, 5-year options
Latham & Watkins	143,475	12.8	3,734,654	15.6	26.03	3/31/2029	2, 5-year options
SmithBucklin Corporation(2)	115,129	10.3	2,417,709	10.1	21.00	12/31/2027	1, 5-year option
BDO USA	66,540	5.9	1,927,834	8.1	28.97	7/31/2027	1, 5-year option
Swanson Martin & Bell	78,935	7.1	1,308,343	5.5	16.57	5/31/2022	1, 5-year option
Burke Warren	58,676	5.2	1,295,445	5.4	22.08	12/31/2024	1, 5-year option
Enlivant	30,422	2.7	855,620	3.6	28.13	11/30/2025	1, 5-year option
Thornton Tomasetti	30,709	2.7	693,785	2.9	22.59	12/31/2023	1, 5-year option
Aronberg Goldgehn	31,455	2.8	676,283	2.8	21.50	4/30/2023	1, 5-year option
Patton & Ryan	23,252	2.1	674,308	2.8	29.00	1/31/2024	N/A
Ten Largest Tenants	868,045	77.5%	$21,972,299	91.8%	$25.31
Remaining Tenants	103,062	9.2	1,956,243	8.2	18.98
Vacant Space	148,396	13.3	0	0.0	0.00
Totals / Wtd. Avg. Tenants	1,119,503	100.0%	$23,928,542	100.0%	$24.64

(1)	American Medical Association has a one-time right to terminate its lease in September 2025.

(2)	SmithBucklin Corporation has a one-time right to terminate its lease, with 12 months’ notice, in June 2025.

The following table presents certain information relating to the lease rollover schedule based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	10,124	0.9	0.9%	107,922	0.5	10.66	1
2018	15,161	1.4	2.3%	345,699	1.4	22.80	2
2019(2)	6,526	0.6	2.8%	0	0.0	0.00	1
2020	12,791	1.1	4.0%	480,704	2.0	37.58	2
2021	0	0.0	4.0%	0	0.0	0.00	0
2022	78,935	7.1	11.0%	1,308,343	5.5	16.57	1
2023	62,164	5.6	16.6%	1,370,067	5.7	22.04	2
2024	118,475	10.6	27.2%	2,766,951	11.6	23.35	5
2025	30,422	2.7	29.9%	855,620	3.6	28.13	1
2026	7,339	0.7	30.5%	224,720	0.9	30.62	1
2027 & Thereafter(3)	629,170	56.2	86.7%	16,468,516	68.8	26.17	8
Vacant	148,396	13.3	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,119,503	100.0%		$23,928,542	100.0%	$24.64	24

(1)	Calculated based on approximate square footage occupied by each tenant.

(2)	Includes Riverview Realty Partners (6,526 SF), with no base rent attributed.

(3)	Includes a fitness center (5,234 SF), café (Compass Group) (4,280 SF), management office (3,516 SF) and a conference center (1,544 SF) with no underwritten base rent attributed.

A-3-9

AMA Plaza

The following table presents certain information relating to historical occupancy at the AMA Plaza Property:

Historical Leased %(1)

2013	2014	2015	TTM 6/30/2016	As of 10/1/2016
61.6%	89.7%	94.6%	93.4%	86.7%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to historical operating performance and the Underwritten Net Cash Flow at AMA Plaza Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 6/30/2016	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue	$11,496,477	$20,901,625	$22,738,998	$23,071,662	$23,928,542	$21.37
Other Rental Revenue	264,089	297,054	290,757	228,334	228,334	0.20
Total Reimbursement Revenue	6,724,066	5,914,893	9,692,173	12,594,528	13,993,449	12.50
Mkt. Revenue from Vacant Units	0	0	0	0	5,943,372	5.31
Parking Revenue	1,887,026	2,436,018	2,898,502	2,840,362	2,840,362	2.54
Other Revenue(3)	1,042,647	1,528,881	1,234,654	1,293,606	1,293,606	1.16
Gross Revenue	$21,414,305	$31,078,470	$36,855,084	$40,028,492	$48,227,665	$43.08
Vacancy Loss	0	0	0	0	(5,943,372)	(5.31)
Effective Gross Revenue	$21,414,305	$31,078,470	$36,855,084	$40,028,492	$42,284,293	$37.77
Real Estate Taxes	4,027,913	2,678,616	5,881,078	5,723,205	5,146,661	4.60
Insurance	312,944	279,601	213,522	193,505	226,300	0.20
Utilities	2,992,557	2,688,334	2,653,248	2,563,548	2,563,548	2.29
Repairs & Maintenance	3,204,457	3,062,878	3,119,620	2,939,492	2,939,492	2.63
Janitorial	1,389,300	1,946,418	2,074,458	2,098,312	2,098,312	1.87
Management Fee(4)	578,630	582,524	897,086	1,241,602	1,000,000	0.89
Payroll (Office, Security, Maintenance)	887,423	909,421	904,121	892,527	892,527	0.80
Advertising	106,069	113,348	91,792	90,088	90,088	0.08
Professional Fees	431,692	371,131	331,781	322,708	322,708	0.29
Other Expenses	1,991,923	1,943,554	1,969,701	1,992,824	1,992,824	1.78
Ground Rent	220,664	220,664	220,664	220,664	220,664	0.20
Total Operating Expenses	16,143,571	14,796,490	18,357,072	18,278,475	17,493,124	15.63
Net Operating Income	$5,270,735	$16,281,980	$18,498,011	$21,750,017	$24,791,170	$22.14
Tenant Improvements	0	0	0	0	699,309	0.62
Leasing Commissions	0	0	0	0	699,309	0.62
Replacement Reserves	0	0	0	0	279,876	0.25
Net Cash Flow	$5,270,735	$16,281,980	$18,498,011	$21,750,017	$23,112,676	$20.65

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, free rent, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow is based on contractual rents as of October 2016 and contractual rent steps through October 2017.

(3)	TTM Other Revenue includes antenna income and other miscellaneous rental income.

(4)	Underwritten management fee equal to 3.0% of Gross Revenues, capped at $1,000,000.

A-3-10

AMA Plaza

■	Appraisal. According to the appraisal, the AMA Plaza Property had a total “as-is” appraised value of $477,000,000 as of September 6, 2016, which is comprised of (i) a “market value as-is” of $441,000,000 and (ii) a “Class L tax benefit as-is basis” value of $36,000,000. The AMA Plaza Property was declared a City of Chicago landmark in 2008.

■	Environmental Matters. According to a Phase I environmental report, dated September 1, 2016, and an addendum dated September 13, 2016, there are no recognized environmental conditions or recommendations for further action at the AMA Plaza Property.

■	Market Overview and Competition. The AMA Plaza Property is located in the Chicago’s River North submarket. As of the first quarter of 2016, the River North submarket contained 13.9 million of office SF equating to 11.0% of the total Chicago’s central business district (“CBD”) inventory.

According to the appraisal, the overall Class A River North asking direct market rental rate is $43.81 per SF. The following table presents certain information regarding the Chicago CBD Office Market as of the first quarter of 2016.

Chicago CBD Office Market(1)

Submarket	River North	Central Loop	West Loop	East Loop	North Michigan Avenue	Fulton Market District	Far West Loop	Total
Inventory (SF)	13,929,070	36,247,671	44,629,803	21,101,886	7,916,630	1,205,978	2,039,781	127,070,819
Overall Vacancy Rate	12.0%	12.0%	13.1%	14.6%	13.4%	9.2%	11.6%	12.9%
Direct Vacancy Rate	11.0%	11.1%	11.7%	14.3%	12.6%	5.0%	11.6%	11.9%
YTD Leasing Activity (SF)	184,851	400,794	605,228	180,030	87,887	0	2,450	1,461,240
YTD Direct Net Absorption (SF)	(8,156)	65,117	8,506	168,840	78,890	(3,022)	(17,766)	292,409
YTD Overall Net Absorption (SF)	18,044	44,895	36,079	161,474	49,378	(3,022)	(17,766)	289,082
Overall Wtd. Avg. All Classes Gross Rent	$38.74	$33.66	$38.07	$33.56	$34.58	$32.73	25.35	$35.61
Direct Wtd. Avg. Class A Gross Rent	$43.81	$40.27	$42.24	$38.92	$38.18	$39.50	N/A	$41.12

(1)	Source: Appraisal.

The appraiser identified 6 comparable properties that exhibited a net rental range of $21.00 per SF to $41.00 per SF and a weighted average occupancy rate of approximately 94.3% for direct space. The following table presents certain information relating to the primary competition for the AMA Plaza Property:

Competitive Set(1)

	AMA Plaza Property	300 North LaSalle Street	Mesirow Financial Building	321 North Clark Street	333 West Wacker Drive	225 West Wacker Drive	77 West Wacker Drive
Class	A	A	A	A	A	A	A
Stories	52	60	47	35	36	31	51
Year Built	1971	2009	2009	1987	1983	1989	1992
Size (SF)	1,119,503	1,302,901	1,184,255	896,502	867,821	650,812	959,258
Occupancy	86.7%	98.7%	95.3%	96.1%	95.5%	89.1%	89.5%
Net Rental Rate per SF(2)	$30.25 - $31.85	$37.00 - $41.00	$34.00 - $35.00	$24.00 - $27.00	$21.00 - $25.00	$23.00 - $27.00	$28.00 - $36.00
Gross Rent per SF(2)	$44.83 - $47.37	$61.69 - $65.69	$53.00 - $54.00	$41.08 - $44.08	$36.72 - $40.72	$41.19 - $45.19	$46.56 - $54.56

(1)	Source: Appraisal.

(2)	Includes tenants that have executed a new lease in 2015 or 2016 at the AMA Plaza Property.

A-3-11

AMA Plaza

■	The Borrower. The borrower is BCSP 330 North Wabash Property LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the AMA Plaza Whole Loan. The non-recourse carveout guarantor under the AMA Plaza Whole Loan is BCSP VII Investments, L.P., an indirect owner of the borrower.

Formed in 2014, Beacon Capital Strategic Partners VII, L.P., with its sister investment vehicle, is a real estate investment vehicle that specializes in office investments in major urban markets across the US. It closed its first investment in 2014 and as of September 30, 2016, has an interest in 11 properties totaling 6.0 million SF located primarily in New York, Boston, Chicago, Seattle and California. As of September 30, 2016, the fund had total assets of approximately $1.5 billion and $768.2 million of uncalled commitments. Beacon’s Chicago holdings include 515 North State Street (651,500 SF) and One North Dearborn (832,000 SF).

■	Escrows. On the origination date, the borrower funded an unfunded obligations reserve of $5,954,009 for unfunded tenant improvements for BDO USA, Patton and Ryan, Thornton Tomasetti and Enlivant for ($3,080,955) and free rent attributable to various tenants ($2,873,054).

On each due date during the continuance of an AMA Plaza Trigger Period, the related loan documents require (i) a tax, ground rent and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes, ground rent and insurance premiums over the then succeeding 12-month period; unless, in the case of insurance reserves, the AMA Plaza Property is insured under a blanket policy in accordance with the related loan documents (ii) a tenant improvements and leasing commissions reserve equal to $93,292 and (iii) a capital expenditure reserve equal to $23,323.

An “AMA Plaza Trigger Period” means any period (i) commencing with the fiscal quarter ending June 2017 during which the debt yield (as calculated under the related loan documents) for two consecutive fiscal quarters is less than 6.25% and ending when the debt yield for two consecutive fiscal quarters thereafter is equal to or greater than 6.25% or (ii) commencing 10 business days following the borrower’s receipt of written notice of its failure to deliver monthly, quarterly or annual financial reports, and ending when such reports are delivered and they indicate that no other AMA Plaza Trigger Period is ongoing. The borrower has the right to prevent an AMA Plaza Trigger Period reasonably expected to commence within 90 days or terminate an ongoing AMA Plaza Trigger Period by partially defeasing the AMA Plaza Whole Loan pursuant to the related loan documents.

■	Lockbox and Cash Management. The AMA Plaza Whole Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the AMA Plaza Property and all other money received by the borrower or property manager with respect to the AMA Plaza Property (other than tenant termination fees and tenant security deposits) are required to be deposited into the lockbox account within two business days after receipt. For so long as no AMA Plaza Trigger Period or event of default under the AMA Plaza Whole Loan is continuing, all amounts in the lockbox account will be swept on each business day into a borrower-controlled operating account. During an AMA Plaza Trigger Period or during the continuance of an event of default under the AMA Plaza Whole Loan, all amounts in the lockbox account will be swept on each business day to a lender-controlled cash management account.

On each due date during an AMA Plaza Trigger Period or, at the lender’s discretion, during the continuance of an event of default under the AMA Plaza Whole Loan, the loan documents require that all amounts on deposit in the cash management account, in excess of the amount required on such due date to pay debt service, required reserves and budgeted operating expenses, be held as additional collateral for the AMA Plaza Whole Loan.

A-3-12

AMA Plaza

■	Property Management. The AMA Plaza Property is currently managed by BCSP VII Property Management LLC. Under the related loan documents, the AMA Plaza Property is required to remain managed by BCSP VII Property Management LLC or any other management company specified in the related loan documents or approved by the lender and with respect to which Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower, subject to lender’s reasonable approval (i) during the continuance of an event of default under the AMA Plaza Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files for or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Ground Lease. The borrower is a tenant under a ground lease with an unrelated third party underlying a portion of the AMA Plaza Property used as a parking garage (the “AMA Plaza Property Ground Lease”). The AMA Plaza Property Ground Lease commenced on May 1, 1969 and has an expiration date of April 30, 2044, with one tenant option to extend to April 30, 2059. The current annual rent is $220,664 for the period beginning March 1, 2003 and ending April 30, 2019 and is subject to adjustment for each extension term. The ground rent for the period beginning May 1, 2019 and ending April 30, 2044 is to be agreed upon prior to the commencement of such period, by agreement of the parties or an appraisal process and if determined through an appraisal process, annual ground rent for the 25 year period from May 1, 2019 to April 30, 2044 will equal 5.5% of the then appraised value of the land (exclusive of buildings and other improvements).

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Preferred Equity. BCSP 330 North Wabash JV LLC, the indirect parent of the related borrower, has issued preferred equity in the amount of $75,000,000 with a preferred annual rate of return, compounded monthly, equal to 9% per annum (or in the case of an event of default, 14% per annum). The final, mandatory redemption date is required to be the earliest of (i) October 1, 2023 (subject to one, one-year extension) or (ii) the maturity date of the AMA Plaza Whole Loan and (iii) the date of delivery of a demand notice by the preferred equity holder following an event of default under the preferred equity documents.

■	Terrorism Insurance. So long as TRIPRA or a similar or similar subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or a similar or similar subsequent statute) in an amount equal to the full replacement cost of the AMA Plaza Property (plus 18 months of business interruption coverage). If TRIPRA or a similar or similar subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the AMA Plaza Whole Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism, flood and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $100,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the AMA Plaza Property are separately allocated to the AMA Plaza Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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225 bush street

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225 bush street

Floor	Tenant	SF	Expiration
22	Benefit Cosmetics	19,256 SF	Exp 8/21/2020
21	Benefit Cosmetics	18,751 SF	8/21/2020
20	Benefit Cosmetics	22,123 SF	8/21/2020
19	TinyCo	24,044 SF	Exp 11/30/2017
18	Flynn	5,184 SF	Exp 10/31/2022
18	Conference Room	243 SF	
18	Celtra	137 SF	Exp 11/30/2017
18	Celtra	3,862 SF	Exp 11/30/2017
18	Conference Room	1,313 SF	
18	Golden Sun	350 SF	Exp 12/31/2020
18	Findline	2,146 SF	Exp 6/2/2017
18	Insikt	4,712 SF	Exp 8/31/2017
18	Carol N.	1,516 SF	Exp 7/31/2018
18	W&S	749 SF	Exp 7/31/2018
18	Nature	3,576 SF	Exp 1/9/2022
18	Strategic	1,700 SF	Exp 11/30/2021
17	Axciom	25,891 SF	Exp 5/4/2022
16	Axciom	25,809 SF	Exp 5/4/2022
15	Lithium	25,024 SF	Exp 8/31/2018
14	Lithium	25,862 SF	Exp 8/31/2018
13	Groupon	17,988 SF	Exp 4/12/2019
13	Wizeline	5,726 SF	Exp 6/30/2017
13	Gym	869 SF	Exp 12/31/2022
12	Radius	26,040 SF	Exp 9/30/2022
11	Zillow	26,664 SF	Exp 12/14/2018
10	Meltwater News US Inc.	26,114 SF	Exp 6/8/2020
10	Meltwater News US Inc. Storage	444 SF	MTM
9	Justin TV / Twitch Interactive	26,457 SF	Exp 8/18/2021
8	Justin TV / Twitch Interactive	25,653 SF	Exp 8/18/2021
7	Nitro	26,339 SF	Exp 10/28/2018
6	Justin TV / Twitch Interactive	26,351 SF	Exp 8/18/2021
5	General Assembly	26,320 SF	8/29/2024
4	Jewish Vocational Services	26,192 SF	Exp 2/28/2021
3	CableVision	10,076 SF	Exp 5/31/2022
3	Conf Rm. A	515 SF	
3	MCI Metro	350 SF	Exp 12/31/2020
3	Breather	425 SF	Exp 1/31/2019
3	Vacant	2,558 SF	
3	Mgt Office	1,321 SF	
3	NLN	1,297 SF	Exp 8/31/2019
3	Conf Rm. B	825 SF	
3	Decision	2,205 SF	Exp 10/20/2018
3	Benefit	1,283 SF	Exp 8/31/2020
3	Cox & Kings	2,250 SF	Exp 5/20/2018
2	Vacant	31,473 SF	
1	Target	20,677 SF	Exp 2/28/2025
1	J Weekly	663 SF	Exp 2/27/2021
1	Cox & Kings	4,693 SF	Exp 5/20/2018
1	Coffee Cultures	632 SF	Exp 3/25/2018
Mezz / Basement/ SR	Cogent	50 SF	Exp 5/31/2020
Mezz / Basement/ SR	Storage Various	4,774 SF	

VACANT	BUILDING	MTM	2016 – 2018	2019 – 2021	2022 – 2023	2024+

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225 bush street

225 Bush Street
225 Bush Street
San Francisco, CA 94104
MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS
San Francisco Bay
Pacific Ocean
San Francisco
Oakland
Alameda
Daly City
San Leandro
Hayward
Pleasanton
Dublin
Danville
Pacifica
Millbrae
San Mateo
Union City
Fremont
Sunol
Montara
Belmont
Newark
Half Moon Bay
Redwood City
Palo Alto
Milpitas
Mountain View
Sunnyvale
Santa Clara
San Jose
San Gregorio
Campbell
Saratoga
Pescadero
Los Gatos
JACKSON SQUARE
NOB HILL
NORTH FINANCIAL DISTRICT
CABLE CAR
CENTRAL SUBWAY (2019)
BART
MUNI
Union Square
TRANSBAY TERMINAL
SOUTH FINANCIAL DISTRICT
SOUTH OF MARKET
MID-MARKET
SOUTH BEACH
CHINA BASIN
SHOWPLACE SQUARE
CALTRAIN EXT.
THE EMBARCADERO
FERRY TERMINAL
SACRAMENTO ST
CALIFORNIA ST
PINE ST
BUSH ST
SUTTER ST
POST ST
GEARY ST
O'FARRELL ST
ELLIS ST
EDDY ST
TURK ST
MARKET ST
MISSION ST
HOWARD ST
FOLSOM ST
HARRISON ST
BRYANT ST
GREEN ST
VALLEJO ST
BROADWAY ST
PACIFIC AVE
JACKSON ST
80

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225 bush street

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	San Francisco, California	Cut-off Date Principal Balance		$100,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)		$212.04
Size (SF)	575,363	Percentage of Initial Pool Balance		9.7%
Total Occupancy as of 8/16/2016	93.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/16/2016	93.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	1922, 1950 / 2010-2013	Mortgage Rate		3.679174%
Appraised Value	$450,000,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60
Underwritten Revenues	$33,430,325
Underwritten Expenses	$11,593,947	Escrows
Underwritten Net Operating Income (NOI)	$21,836,378		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$21,217,470	Taxes	$2,208,429	$162,477
Cut-off Date LTV Ratio(1)	27.1%	Insurance	$109,121	$15,589
Maturity Date LTV Ratio(1)	27.1%	Replacement Reserves	$0	$11,987
DSCR Based on Underwritten NOI / NCF(1)	4.80x / 4.66x	TI/LC	$0	$95,894
Debt Yield Based on Underwritten NOI / NCF(1)	17.9% / 17.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$122,000,000	51.9%	Loan Payoff (Net)(2)	$175,462,252	74.7%
Subordinate Companion Loan Amount	113,000,000	48.1	Equity Purchase	27,909,755	11.9
			Principal Distribution	27,374,401	11.6
			Reserves	2,317,550	1.0
			Closing Costs	1,936,042	0.8

Total Sources	$235,000,000	100.0%	Total Uses	$235,000,000	100.0%

(1)	Calculated based on the aggregate balance of the 225 Bush Street Senior Loan.

(2)	Loan payoff amount reflects the repayment of a $185,000,000 loan, net of reserves.

■	The Mortgage Loan. The mortgage loan (the “225 Bush Street Loan”) is part of a whole loan structure (the “225 Bush Street Whole Loan”) comprised of two senior pari passu notes (note A-1 and note A-2, the “225 Bush Street Senior Loans”) with an outstanding aggregate principal balance of $122,000,000, and one subordinate note B with an outstanding principal balance of $113,000,000 (the “225 Bush Street Trust Subordinate Companion Loan B”). The 225 Bush Street Trust Subordinate Companion Loan B will be the initial controlling note. The 225 Bush Street Whole Loan has an aggregate outstanding principal balance of $235,000,000 and is secured by the borrower’s fee simple interest in 225 Bush Street, an office property located in San Francisco, California (the “225 Bush Street Property”). The 225 Bush Street Loan (evidenced by note A-1) has an outstanding principal balance as of the Cut-off Date of $100,000,000 and represents approximately 9.7% of the Initial Pool Balance. The related companion loan (the “225 Bush Street Pari Passu Companion Loan”) evidenced by a non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $22,000,000 and is expected to be contributed to one or more future securitization transactions. The 225 Bush Street Trust Subordinate Companion Loan B will be an asset of the issuing entity but will not be pooled together with the other Mortgage Loans, and payments of interest and principal received in respect of the 225 Bush Street Trust Subordinate Companion Loan B will be available to make distributions in respect of two loan specific classes of certificates only.

The 225 Bush Street Whole Loan was originated by GS Commercial Real Estate LP on October 31, 2016. The 225 Bush Street Loan has an initial interest rate of 3.679174% per annum, and the 225 Bush Street Whole Loan has an initial weighted average interest rate of approximately 3.9510% per annum. The borrower utilized the proceeds of the 225 Bush Street Whole Loan to refinance the existing debt on the 225 Bush Street Property, return equity to the borrower sponsor, fund reserves and pay origination costs.

See the 225 Bush Street Whole Loan capital structure table below. The relationship between the holders of the 225 Bush Street Senior Loans and the 225 Bush Street Trust Subordinate Companion Loan B is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–225 Bush Street Whole Loan” in the Prospectus.

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225 bush street

The 225 Bush Street Whole Loan had an initial term of 60 months and has a remaining term of 60 months as of the Cut-off Date. The 225 Bush Street Whole Loan requires interest only payments during its term. The scheduled maturity date of the 225 Bush Street Loan is the due date in November 2021. Voluntary prepayment of the 225 Bush Street Whole Loan is prohibited prior to the due date in November 2020. Provided no event of default under the related loan documents has occurred and is continuing, at any time prior to the maturity date and after the earlier to occur of (i) the second anniversary of the closing date of the securitization into which the last piece of the 225 Bush Street Whole Loan is deposited and (ii) the third anniversary of the origination of the 225 Bush Street Whole Loan, the 225 Bush Street Loan may be defeased with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the related loan documents.

225 Bush Street Total Debt

(1)	Based on the Appraised Value of $450,000,000.
(2)	Represents the approximate initial weighted average interest rates of the underlying loan components.

■	The Mortgaged Property. The 225 Bush Street Property is a 22-story, Class B office tower, comprised of 575,363 SF of rentable area located in the Financial District of San Francisco, California.

The 225 Bush Street Property was developed by John D. Rockefeller as the headquarters for Standard Oil in 1922. The 225 Bush Street Property was expanded in 1950 with the addition of a western wing, bringing total building square footage to 575,363 SF. In addition to the 575,363 SF of office and storage space, the 225 Bush Street Whole Loan is secured by 136 parking spaces on the first floor and basement levels. Approximately $12.8 million in renovations have been made at the 225 Bush Street Property since 2010, including a refurbishment of the 225 Bush Street Property’s two lobbies and its façade, as well as a complete replacement of the roof. As of August 16, 2016, the 225 Bush Street Property was 93.3% occupied by approximately 47 tenants including investment grade tenants Target Corporation, Benefit Cosmetics, LLC, and Twitch. As of August 16, 2016, the Total Occupancy and Owned Occupancy at the 225 Bush Street Property were both 93.3%.

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225 bush street

The 225 Bush Street Property is located in the North Financial District of San Francisco’s CBD on the corner of Sansome and Bush Streets near the Market Street corridor, just one block off of Market Street. The 225 Bush Street Property is approximately 0.5 miles from Union Square and Yerba Buena and is in proximity to several public transportation hubs including the site of the future Transbay Transit Center (expected to be completed in late 2017), the ferry terminal, and the Montgomery BART and MUNI stations as well as several of the Bay Area’s freeways, I-80, I-280 and Highway 101.

In 1950, a wing was built to match the original L-shaped building, completing the current U-shaped design. In 2000, the building’s HVAC system was updated with the installation of three new 300-ton cooling towers, a 600-ton chiller, fan-coil units, air-handling units, and Automated Logic Corp’s Energy Management System (EMS). Completed in 2010, the building underwent an approximately $1.1 million renovation of both the east and west lobbies included new lighting, interior paneling, carpeting, artwork, furniture, security desks, and installation of new street-level property signage. From 2010 to 2013, the 225 Bush Street Property’s façade and windows had a three-phase renovation. The 225 Bush Property had not received an extensive exterior renovation since the original construction in 1922, and the $12.8 million project consisted of a full renovation of the terra cotta brick façade including waterproofing, repairs of the terra cotta brick, refurbishing and painting of the steel windows and storefront as well the installation of the 13th floor fitness center. In 2014, Genzon Group and Flynn acquired the 225 Bush Street Property for $350 million.

The 225 Bush Street Property was historically occupied by traditional office tenants; however as part of the renovations by 2014, the 225 Bush Street Property was repositioned to appeal to creative tenants. The building has over 14-foot slab-to-slab heights, and exposed concrete allow for creative build-outs and layouts, which currently constitute approximately 90% of office floors within the building.

The 225 Bush Street Property has approximately 250,000 square feet new and renewal leasing since the beginning of 2014 totaling approximately 43.5% of the total net rentable area. The tenants include Twitch, Lithium Technologies, Inc., Zillow, Inc., Benefit Cosmetics, LLC, and Groupon, Inc. Recent leasing activity includes Radius Intelligence, Inc. (signed 10/1/2015), Zillow, Inc. (signed 10/1/2015) and Cable Vision (signed 6/1/2015). The 225 Bush Street Property also includes a grade-level retail component including Coffee Cultures Inc., Cox & Kings Global Services, and Target Corporation.

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225 bush street

The following table presents certain information relating to office and retail tenants at the 225 Bush Street Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Twitch(2)	NA / Baa1 / AA-	84,035	14.6%	$4,961,098	16.9%	$59.04	Various	1, 5-year option
Acxiom	NR / NR / NR	51,700	9.0	3,671,932	12.5	71.02	5/4/2022	1, 5-year option
Lithium Technologies, Inc.	NR / NR / NR	50,886	8.8	2,749,056	9.3	54.02	8/31/2018	1, 5-year option
Benefit Cosmetics, LLC(3)	NR / NR / A+	61,917	10.8	2,098,161	7.1	33.89	Various	1, 5-year option
Radius Intelligence, Inc.	NR / NR / NR	26,040	4.5	1,961,434	6.7	75.32	9/30/2022	NA
General Assembly Space, Inc.	NR / NR / NR	26,320	4.6	1,610,592	5.5	61.19	8/29/2024	2, 5-year options
Zillow, Inc(4)	NR / NR / NR	26,664	4.6	1,530,480	5.2	57.40	12/14/2018	1, 5-year option
Meltwater News US Inc.(5)	NR / NR / NR	26,558	4.6	1,488,498	5.1	56.05	Various	2, 5-year options
Nitro PDF, Inc.(6)	NR / NR / NR	26,975	4.7	1,341,177	4.6	49.72	Various	1, 5-year option
TinyCo, Inc.	NR / NR / NR	24,044	4.2	1,298,376	4.4	54.00	11/30/2017	1, 5-year option
Ten Largest Tenants		405,139	70.4%	$22,710,805	77.2%	$56.06
Remaining Owned Tenants(7)		131,419	22.8	6,712,222	22.8	51.07
Vacant Space		38,805	6.7	0	0.0	0.00
Totals / Wtd. Avg. Tenants		575,363	100.0%	$29,423,027	100.0%	$54.84

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Twitch leases 78,461 SF, $63.23 per SF expiring August 18, 2021 and 5,574 SF of storage space on a month to month basis with no base rent attributed.
(3)	Benefit Cosmetics, LLC leases 61,413 SF expiring August 31, 2020 and 504 SF of storage space on a month to month basis with no base rent attributed.
(4)	Zillow, Inc. subleases approximately 26,664 SF to LendUp.
(5)	Meltwater News, US Inc. leases 26,114 SF expiring June 8, 2020 and 444 SF of storage space on a month to month basis with no base rent attributed
(6)	Nitro PDF, Inc. leases 26,399 SF expiring October 28, 2018 and 576 SF of storage space on a month to month basis with no base rent attributed.
(7)	Groupon subleases 17,988 SF to The Rubicon Project Inc. Jewish Vocational Services sublets 4,644 SF of its 26,497 SF to J. Weekly.

The following table presents certain information relating to the lease rollover schedule based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA(1)	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	18,546	3.2%	3.2%	$24,000	0.1%	$1.29	22
2016	0	0.0	3.2%	0	0.0	0.00	0
2017	40,627	7.1	10.3%	2,355,814	8.0	57.99	5
2018	116,149	20.2	30.5%	6,357,607	21.6	54.74	10
2019	20,162	3.5	34.0%	1,137,262	3.9	56.41	3
2020	88,277	15.3	49.3%	3,647,836	12.4	41.32	7
2021	107,321	18.7	68.0%	6,275,430	21.3	58.47	4
2022	98,479	17.1	85.1%	6,815,220	23.2	69.20	6
2023	0	0.0	85.1%	0	0.0	0.00	0
2024	26,320	4.6	89.7%	1,610,592	5.5	61.19	1
2025	20,677	3.6	93.3%	1,199,266	4.1	58.00	1
2026	0	0.0	93.3%	0	0.0	0.00	0
2027 & Thereafter	0	0.0	93.3%	0	0.0	0.00	0
Vacant	38,805	6.7	100.0%	0	0.0	0.00	0
Total	575,363	100.0%		$29,423,027	100.0%	$54.84	59

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the 225 Bush Street Property:

Historical Leased %(1)

2013	2014	2015	As of 8/16/2016
85.3%	82.2%	92.9%	93.3%

(1)	As provided by the borrower sponsor and reflects average occupancy levels across four quarters for the indicated year ending December 31 unless otherwise indicated.

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225 bush street

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to historical operating performance and the Underwritten Net Cash Flow at the 225 Bush Street Property:

Cash Flow Analysis

	2013	2014	2015	TTM 8/30/2016	Underwritten	Underwritten $ per SF
Base Rental Revenue(1)	$13,674,008	$21,727,448	$24,528,502	$27,707,523	$29,423,027	$51.14
Contractual Rent Steps	0	0	0	0	382,694	0.67
Other Rental Revenue	13,275	17,700	24,210	35,060	35,060	0.06
Total Reimbursement Revenue	593,498	1,323,217	1,895,336	3,023,025	2,472,155	4.30
Gross Up Vacancy	0	0	0	0	2,127,792	3.70
Parking Revenue	322,880	592,677	557,108	520,622	520,622	0.90
Other Revenue(2)	436,101	520,688	539,404	596,767	596,767	1.04
Gross Revenue	$15,039,762	$24,181,730	$27,544,560	$31,882,997	$35,558,117	$61.80
Vacancy Loss	(1,433,589)	(2,612,370)	(2,748,088)	(1,265,061)	(2,127,792)	(3.70)
Effective Gross Revenue	$13,606,173	$21,569,359	$24,796,472	$30,617,936	$33,430,325	$58.10
Real Estate Taxes	1,604,567	3,336,076	4,110,050	4,110,050	4,361,617	7.58
Insurance	1,182,316	765,660	274,982	202,618	187,064	0.33
Utilities	1,288,867	1,895,260	1,687,814	1,776,457	1,776,457	3.09
Repairs & Maintenance	1,740,914	2,557,729	2,861,587	2,944,836	2,944,836	5.12
Management Fee	384,715	614,952	824,430	1,017,981	1,000,000	1.74
Payroll (Office, Security, Maintenance)	804,580	1,084,425	1,110,926	1,059,944	1,059,944	1.84
General and Administrative - Direct	175,592	195,532	179,951	175,249	175,249	0.30
Other Expenses	138,780	210,177	59,957	24,733	88,780	0.15
Total Operating Expenses	$7,320,331	$10,659,808	$11,109,696	$11,311,869	$11,593,947	$20.15

Net Operating Income	$6,285,842	$10,909,551	$13,686,775	$19,306,067	$21,836,378	$37.95
Tenant Improvements	0	0	0	0	260,548	0.45
Leasing Commissions	0	0	0	0	260,548	0.45
Replacement Reserves	0	0	0	0	97,812	0.17
Net Cash Flow	$6,285,842	$10,909,551	$13,686,775	$19,306,067	$21,217,470	$36.88

(1)	Underwritten cash flow is based on contractual rents as of August 2016 and contractual rent steps through November 2017.
(2)	Other revenue represents income from conference room rentals and other miscellaneous items.

■	Appraisal. According to the appraisal, the 225 Bush Street Property had a total “as-is” appraised value of $450,000,000 as of September 20, 2016.

■	Environmental Matters. According to a Phase I environmental report, dated September 30, 2016, there are no recognized environmental condition or recommendation for further action at the 225 Bush Property other than the implementation of an asbestos operations and maintenance plan.

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225 bush street

■	Market Overview and Competition. The 225 Bush Street is located in the North Financial District Market. As of the second quarter of 2016, the North Financial District submarket contained 25.9 million of office SF equating to 33.50% of the total San Francisco office market inventory.

According to the appraisal, overall San Francisco office market rental rates continue to increase. The average asking rate was up 9.3% year-over-year to $69.30 per SF, the highest since the year 2000.

San Francisco Office Market(1)

	Central Business District		Non-Central Business District

Submarket	North Financial District	South Financial District	Jackson Square	North Waterfront	East SOMO	Union Square	Van Ness Corridor	Showplace Square/ Potrero	Yerba Buena	Civic Center/Mid- Market	Total
Inventory (SF)	25,853,335	25,195,356	1,490,806	3,176,308	4,838,815	3,173,989	785,956	3,111,042	3,108,383	3,159,668	73,893,658
Overall Vacancy Rate	10.10%	5.80%	4.00%	4.80%	10.30%	7.10%	2.10%	6.70%	8.20%	3.40%	7.57%
YTD Construction Completions	0	894,209	0	0	531,845	0	0	0	0	0	1,426,054
YTD Overall Net Absorption (SF)	(545,134)	1,103,962	(22,017)	57,192	431,597	(113,602)	(3,401)	(89,237)	(92,470)	(53,962)	672,928
Under Construction	425,000	2,568,398	0	0	153,117	0	0	0	0	0	3,146,515
Direct Wtd. Avg. Class A Rent	$73.93	$75.39	$65.50	$57.90	$76.65	$69.61	$56.88	$65.96	$73.16	$57.13	$72.29
Overall Wtd Avg Asking Rent	$70.40	$70.96	$61.07	$47.69	$68.64	$66.35	$56.88	$66.58	$72.40	$54.83	$68.25

(1)	Source: Appraisal.

The appraiser identified 8 comparable properties that exhibited a rental range of $64.00 per SF to $75.00 per SF. The following table presents certain information relating to the primary competition for the 225 Bush Street Property:

Competitive Set(1)

	115 Sansome Street	Merchant’s Exchange Building	Howard Hawthorne	111 Sutter Street	The Folger Coffee Building	Monadnock Building	Adam Grant Building	300 Montgomery Street
Class	B	B	B	B	B	B	B	B
Stories	15	16	5	22	5	10	14	12
Year Built	1913	1903	1929	1926	1904	1906	1908	1940
Size (SF)	126,716	232,200	101,437	275,017	90,150	204,625	191,055	216,000
Rental Rate per SF	$72.00	$64.00	$74.00	$68.00	$74.00	$75.00	$69.00	$71.00

(1)	Source: Appraisal.

A-3-22

225 bush street

■	The Borrower. The borrower is 225 Bush Street Owners LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 225 Bush Street Whole Loan. The non-recourse carveout guarantor under the 225 Bush Street Whole Loan is Kylli Inc., a California corporation, an indirect owner of the borrower.

The borrowers are 100% owned and controlled by Genzon Investment Group Co., LTD (“Genzon”), which is wholly owned by Mr. Xueqin Deng. Mr. Deng is the majority owner and president of Genzon which is the entity that directs his Asian investments. Genzon was formed in 2003 and is headquartered in Shenzhen, Guangzhou Province, China. As of November 2016, Genzon has more than 3,000 employees. Genzon has a net worth of $2.34 billion as of June 30, 2016. Genzon is made up of two subsidiary groups, Genzon Real Estate Group and Genzon Pharmaceutical Group. Genzon Real Estate Group has been involved in developing office buildings, boutique residential communities, golf clubs and restaurants. Genzon Pharmaceutical Group focuses on biotech and pharmaceutical companies.

The non-recourse carve out guarantor is to be Kylli Inc. Kylli Inc. was established in October 2013 as a California-based real estate investment and development firm which is wholly owned by Genzon. In May 2014, Kylli Inc. acquired the majority ownership interest in 225 Bush Street and in 2015 Kylli Inc. purchased its second asset, Burlingame Point, for approximately $48 million through a joint venture with H&Q Asia Pacific.

■	Escrows. On the origination date, the borrower funded (i) a tax reserve in an amount equal to $2,208,429, and (ii) an insurance reserve in an amount equal to $109,121.

On each due date, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, (ii) a tenant improvements and leasing commissions reserve equal to $95,894 and (iii) a capital expenditure reserve equal to $11,987.

In addition, on each due date during the continuance of a 225 Bush Street Trigger Period, the related loan documents require an excess cash reserve as discussed under “—Lockbox and Cash Management” below.

An “225 Bush Street Trigger Period” means any period (i) commencing upon the net operating income (as calculated under the related loan documents) for the trailing 12-month period (as of the last day of any fiscal quarter) falling below $16,320,000 until the net operating income is greater than or equal to $16,320,000 for two consecutive fiscal quarters based on the trailing 12-month period (as of the last day of any fiscal quarter) or (ii) commencing upon the borrower’s failure to deliver quarterly or annual financial reports and ending when such reports are delivered and they indicate that no other 225 Bush Street Trigger Period is ongoing.

■	Lockbox and Cash Management. The 225 Bush Street Loan is structured with a hard lockbox and in-place cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the 225 Bush Street Property and all other money received by the borrower or the property manager with respect to the 225 Bush Street Property (other than tenant security deposits) be deposited into such lockbox account or the cash management account by the end of the first business day following receipt. All funds in the lockbox account are required to be swept into the cash management account at the end of each business day. For so long as no 225 Bush Street Trigger Period or event of default under the 225 Bush Street Loan is continuing, all funds in the cash management account in excess of those required to pay amounts due to the lender on the next due date (including any applicable reserves) are required to be swept into a borrower-controlled operating account at the end of each business day. On each due date during the continuance of a 225 Bush Street Trigger Period or, at the lender’s discretion, during an event of default under the 225 Bush Street Loan, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and that all remaining amounts be reserved in an excess cash flow reserve account.

A-3-23

225 bush street

■	Property Management. The 225 Bush Street Property is managed by 225 Bush Street Partners LLC, an affiliate of the borrower pursuant to a property management agreement. Under the related loan documents, the 225 Bush Street Property is required to remain managed by 225 Bush Street Partners LLC or any other management company specified in the related loan documents or approved by the lender and with respect to which Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower, subject to lender’s sole discretion (i) during the continuance of an event of default under the 225 Bush Street Loan or, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files for or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Mezzanine or Secured Subordinate Indebtedness. The loan documents permit future mezzanine financing, subject to satisfaction of certain conditions, including among others: (i) execution of an intercreditor agreement in form and substance reasonably acceptable to the lender; (ii) immediately after giving effect to such mezzanine loan, the mezzanine loan together with the 225 Bush Street Loan has a combined loan-to-value ratio (as calculated under the loan documents) of no greater than 52%; (iii) immediately after giving effect to such mezzanine loan, the debt service coverage ratio (as calculated under the loan documents and taking into account the mezzanine loan and the 225 Bush Street Loan) is at least 2.20x; (iv) receipt of a Rating Agency Confirmation.

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or a similar or subsequent statute) in an amount equal to the full replacement cost of the 225 Bush Street Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the 225 Bush Street Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism, flood and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the 225 Bush Street Property are separately allocated to the 225 Bush Street Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-24

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A-3-25

540 WEST MADISON

A-3-26

540 WEST MADISON

Zone	Floor	Space
	29	Building Mechanical
High-Rise	28	Bank of America 43,069 SF Exp 12/31/2022
High-Rise	27	DRW Investments 40,711 SF Exp 12/31/2029; Bank of America 605 SF Exp 12/31/2022
High-Rise	26	DRW Investments 41,848 SF Exp 12/31/2029
High-Rise	25	DRW Investments 41,281 SF Exp 12/31/2029
High-Rise	24	iManage (Netright) 25,470 SF Exp 3/31/2027; Everi (Multimedia) Games 17,124 SF Exp 6/30/2023
High-Rise	23	Bank of America – Din./Conf. Area 42,470 SF Exp 12/31/2022
Mid-Rise	22	Bank of America 42,554 SF Exp 12/31/2022
Mid-Rise	21	Bank of America 42,554 SF Exp 12/31/2022
Mid-Rise	20	Bank of America 42,554 SF Exp 12/31/2022
Mid-Rise	19	Segall, Bryant & Hamill 26,830 SF Exp 11/30/2029; Bank of America 3,481 SF Exp 12/31/2022; Vacant 6,721 SF
Mid-Rise	18	Alvarez & Marsal 41,957 SF Exp 5/31/2027
Mid-Rise	17	SAC Wireless 41,371 SF Exp 6/30/2025
Mid-Rise	16	SAC Wireless 41,857 SF Exp 6/30/2025
Low-Rise	15	Valence Health 41,810 SF Exp 12/31/2027
Low-Rise	14	Valence Health 41,484 SF Exp 12/31/2027
Low-Rise	13	Valence Health 41,711 SF Exp 12/31/2027
Low-Rise	12	Marsh USA 40,257 SF Exp 2/29/2024
Low-Rise	11	Marsh USA 40,257 SF Exp 2/29/2024
Low-Rise	10	Marsh USA 40,257 SF Exp 2/29/2024
Low-Rise	9	Baxalta (Shire) 41,711 SF Exp 2/28/2027
Low-Rise	8	Baxalta (Shire) 41,489 SF Exp 2/28/2027
Low-Rise	7	Building Mechanical
Low-Rise	6	Building Mechanical; Bank of America 3,581 SF Exp 12/31/2022; Roof Garden
Podium	5	DRW Investments 5,472 SF Exp 12/31/2029; Bank of America Data Center 57,213 SF Exp 12/31/2022
Podium	4	Bank of America Check Processing Center 67,733 SF Exp 12/31/2022
Podium	3	TD Bank (Executed LOI) 67,748 SF Exp 12/31/2028
Podium	2	Conference Center, Fitness Center, Cafeteria
Podium / Lower Levels	Mezz	Office of the Building 3,041 SF; Bank of America 5,031 SF Exp 12/31/2022; Wellness Room 1,523 SF; Command Center 1,268 SF
Lower Levels	Lobby	Starbucks 2,194 SF Exp 2/29/2024; Bank of America 3,925 SF Exp 12/31/2022; Concierge 924 SF; Mila 1 Restaurant 3,606 SF Exp 6/30/2026; Lobby (Auto Gallery, ATM); Common Tenant Lounge 6,763 SF
Lower Levels	LL1	Parking
Lower Levels	LL2	Parking; Bank of America 1,173 SF Exp 12/31/2022

VACANT | BUILDING | PENDING | 2022 – 2023 | 2024 – 2025 | 2026 – 2027 | 2028+

A-3-27

540 WEST MADISON

MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS
540 West Madison
540 West Madison Street
Chicago, IL 60661
WEST LOOP
RIVER NORTH DISTRICT
STREETERVILLE
THE LOOP
NEW EAST SIDE
W CHICAGO AVE
W SUPERIOR ST
W HURON ST
W ERIE ST
W ONTARIO ST
W OHIO ST
W GRAND AVE
W ILLINOIS ST
W HUBBARD ST
W KINZIE ST
W CARROLL AVE
W FULTON ST
W WACKER DR
E WACKER DR
W LAKE ST
E LAKE ST
W RANDOLPH ST
E RANDOLPH ST
W WASHINGTON ST
E WASHINGTON ST
W MADISON ST
E MADISON ST
W MONROE ST
E MONROE ST
W ADAMS ST
E ADAMS ST
W JACKSON BLVD
E JACKSON BLVD
E VAN BUREN ST
E CONGRESS PKWY
E HARRISON ST
E BALBO DR
E 8TH ST
E 9TH ST
LOWER WACKER DR
E WATER ST
Chicago River
Cloud Gate Sculpture
Great Lawn
Buckingham Fountain
Lake Michigan
Chicago
Lakemoor
Gurnee
Woodstock
Mundelein
Lake Forest
Lincolnshire
Lakewood
Buffalo Grove
Hoffman Estates
Northbrook
Elgin
Schaumburg
Evanston
ORD
Lincolnwood
St. Charles
Addison
Oak Park
Aurora
Wheaton
Cicero
MDW
Sugar Grove
Naperville
Downers Grove
Oak Lawn
Bolingbrook
Oswego
Lemont
Whiting
Plainfield
Orland Park
Harvey
Hammond
Gary
Shorewood
Joliet
Homewood
IN
Hobart
Frankfort
Lisbon
Schererville
Merrillville
Elwood
Monee

A-3-28

540 WEST MADISON

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Chicago, Illinois	Cut-off Date Principal Balance(5)	$75,292,000
Property Type	Office	Cut-off Date Principal Balance per SF(2)	$147.72
Size (SF)	1,098,633	Percentage of Initial Pool Balance	7.3%
Total Occupancy as of 9/1/2016	92.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/1/2016	92.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	2003 / NAP	Mortgage Rate	3.2266%
Appraised Value(1)	$627,000,000	Original Term to Maturity (Months)(6)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)(6)	120
Underwritten Revenues	$49,503,312
Underwritten Expenses	$19,751,054	Escrows
Underwritten Net Operating Income (NOI)	$29,752,258	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$28,338,662	Taxes	$1,243,392	$888,137
Cut-off Date LTV Ratio(2)(3)	25.9%	Insurance	$356,002	$32,364
Maturity Date LTV Ratio(2)(4)	24.2%	Replacement Reserves(7)	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	5.60x / 5.34x	TI/LC(7)	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	18.3% / 17.5%	Other(8)	$40,566,832	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$162,292,000	40.6%	Loan Payoff	$261,822,212	65.5%
Subordinate Companion Loan Amount	162,708,000	40.7	Principal Equity Distribution	91,536,944	22.9
Mezzanine Loan Amount	75,000,000	18.8	Reserves	42,166,227	10.5
Closing Costs	4,474,617	1.1

Total Sources	$400,000,000	100.0%	Total Uses	$400,000,000	100.0%

(1)	Appraised value is the “hypothetical as-is” appraised value, which assumes remaining contractual obligations and costs of approximately $41.2 million (for which approximately $40.6 million was reserved) are expended. The “as-is” appraised value without the remaining obligations is $591,000,000. See “—Appraisal” below.
(2)	Calculated based on the aggregate outstanding principal balance of the 540 West Madison Senior Loans. See “—The Mortgage Loan” below.
(3)	The Cut-off Date LTV Ratio is based on the “hypothetical as-is” appraised value of $627,000,000. The Cut-off Date LTV Ratio calculated on the basis of the “as-is” appraised value without the remaining obligations is 27.5%. See “—Appraisal” below.
(4)	The Maturity Date LTV Ratio is calculated based on the “as stabilized” appraised value of $672,000,000. The Maturity Date LTV Ratio calculated on the basis of (i) the “hypothetical as-is” appraised value is 25.9% and (ii) the “as-is” appraised value without the remaining obligations is 27.5%. See “—Appraisal” below.
(5)	The Cut-off Principal Balance of $75,292,000 represents one non-controlling senior note of a $325,000,000 whole loan evidenced by two pari passu senior notes and two subordinate notes. See “—The Mortgage Loan” below.
(6)	Under the terms of the 540 West Madison Loan documents, the first due date for the related loan is November 6, 2016, however the initial and remaining loan term are based on an assumed first due date in October 2016, which results in a period that is one month longer than the actual term.
(7)	See “—Escrows” below.
(8)	Other reserve represents reserves for unfunded obligations ($23,258,542) and free rent reserve ($17,308,290).

■	The Mortgage Loan. The mortgage loan (the “540 West Madison Loan”) is part of a whole loan structure (the “540 West Madison Whole Loan”) comprised of two senior pari passu notes (note A-1 and note A-2, the “540 West Madison Senior Loans”) with an outstanding aggregate principal balance of $162,292,000, one subordinate note B with an outstanding principal balance of $54,208,000 (the “540 West Madison Non-Trust Subordinate Companion Loan B”) and one subordinate note C with an outstanding principal balance of $108,500,000 (the “540 West Madison Non-Trust Subordinate Companion Loan C” and, together with the 540 West Madison Non-Trust Subordinate Companion Loan B, the “540 West Madison Subordinate Companion Loans”). The 540 West Madison Non-Trust Subordinate Companion Loan C is the initial controlling note. The 540 West Madison Whole Loan has an aggregate outstanding principal balance of $325,000,000 and is secured by the borrower’s fee simple interest in 540 West Madison, an office property located in Chicago, Illinois (the “540 West Madison Property”). The 540 West Madison Loan (evidenced by non-controlling note A-2) has an outstanding principal balance as of the Cut-off Date of $75,292,000 and represents approximately 7.3% of the Initial Pool Balance. Note A-1 (the “540 West Madison Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $87,000,000, and together with the 540 West Madison Non-Trust Subordinate Companion Loan B, was contributed to the GSMS 2016-GS3 securitization transaction.

A-3-29

540 WEST MADISON

The 540 West Madison Whole Loan was originated by Goldman Sachs Mortgage Company on September 7, 2016. The 540 West Madison Loan has an initial interest rate of 3.2266% per annum, and the 540 West Madison Whole Loan has an initial weighted average interest rate of approximately 3.98353846153846% per annum. The borrower utilized the proceeds of the 540 West Madison Whole Loan to refinance and defease the existing debt on the 540 West Madison Property, pay defeasance costs, fund reserves, pay origination costs and return equity to the borrower sponsor.

See the 540 West Madison total debt capital structure table below. The relationship between the holders of the 540 West Madison Whole Loan and the 540 West Madison Subordinate Companion Loans is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–540 West Madison Whole Loan” in the Prospectus.

The 540 West Madison Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The 540 West Madison Loan requires interest only payments during its term. The scheduled maturity date of the 540 West Madison Loan is the due date in September 2026. Voluntary prepayment of the 540 West Madison Whole Loan is prohibited prior to the due date in June 2026. Provided no event of default under the related loan documents has occurred and is continuing, at any time prior to the maturity date and after the second anniversary of the securitization Closing Date, the 540 West Madison Loan may be defeased with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the related loan documents.

540 West Madison Total Debt

(1)	Cumulative Cut-off Date LTV Ratio is calculated by dividing the respective Cumulative Cut-off Date Balance by the “hypothetical as-is” appraised value (which assumes remaining contractual obligations are expended) of the 540 West Madison Property. The Cumulative Cut-off Date LTV Ratios for the 540 West Madison Senior Loans, 540 West Madison Non-Trust Subordinate Loan B, 540 West Madison Non-Trust Subordinate Loan C and 540 West Madison Mezzanine Loan, calculated on the basis of the “as-is” appraised value without the remaining obligations are 27.5%, 36.6%, 55.0% and 67.7%, respectively. See “—Appraisal” below.
(2)	The 540 West Madison Non-Trust Subordinate Loan B interest rate to full precision is 3.61475488488784%.
(3)	The holder of the 540 West Madison Non-Trust Subordinate Companion Loan C is held by Samsung SRA U.S. Office Mezzanine Professional Investment Type Private Real Estate Fund No.1.

A-3-30

540 WEST MADISON

■	The Mortgaged Property. The 540 West Madison Property is a 31-story, 1,098,633 SF Class A, LEED Platinum certified office property in Chicago’s West Loop submarket. The 540 West Madison Property was developed by Hines in 2003, with nearly column free floor plates with floor to ceiling windows, ranging from 67,750 SF on the lower floors to 41,500 SF on the upper floors. Amenities including a full-service cafeteria, fitness center, a coffee shop, conference center, rooftop patio, a garden area and on-site back up power supply. The collateral also includes a 266-space, below grade, heated indoor parking garage. The 540 West Madison Property was originally built to serve as a headquarter facility for ABN AMRO and LaSalle National Bank, and it was acquired by Bank of America in 2007. The 540 West Madison Property has undergone approximately $4.2 million in capital expenditures since 2013, including a new fitness center, conference center and lobby upgrades. As of September 1, 2016, Total Occupancy and Owned Occupancy for the 540 West Madison Property were both 92.4%.

The 540 West Madison Property is less than 0.5 miles from Clinton Subway Station and approximately 10 miles from Chicago Midway Airport. The 540 West Madison Property is adjacent to the Ogilvie Transportation Center and the terminus for three Metra commuter rail routes operated by Union Pacific (“UP”). The UP North, Northwest and West lines handle more than 102,000 commuters each weekday (arrivals and departures). Additionally, the 540 West Madison Property is situated less than 0.5 miles from the Kennedy Expressway (Interstate 90/94) and the Eisenhower Expressway (Interstate 290) which provides access to other major Chicago expressways.

The office portion of the building has multiple long-term leases to a mix of credit tenants, including Bank of America, Marsh USA and Baxalta (Shire), among others.

The following table presents certain information relating to office and retail tenants at the 540 West Madison Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Bank of America(2)	A / Baa1 / BBB+	355,943	32.4%	$10,646,137	36.7%	$29.91	12/31/2022	3, 5-year options
DRW Investments	NR / NR / NR	129,312	11.8	3,973,222	13.7	30.73	12/31/2029	1, 10-year option
Valence Health(3)(4)	NR / NR / NR	125,005	11.4	3,250,130	11.2	26.00	12/31/2027	2, 5-year options
Marsh USA(5)	NR / NR / NR	120,771	11.0	3,142,749	10.8	26.02	2/29/2024	2, 5-year options
SAC Wireless(6)	BB+ / Ba1 / BB+	83,228	7.6	2,372,449	8.2	28.51	6/30/2025	1, 5-year option
Baxalta (Shire)(7)(8)	NR / Baa3 / NR	83,200	7.6	2,217,280	7.6	26.65	2/28/2027	2, 5-year options
Alvarez & Marsal(9)	NR / NR / NR	41,957	3.8	1,225,564	4.2	29.21	5/31/2027	1, 5-year option
Segall, Bryant & Hamill(10)	NR / NR / NR	26,830	2.4	795,547	2.7	29.65	11/30/2029	1, 5-year option
iManage (Netright)(11)	NR / NR / NR	25,470	2.3	725,895	2.5	28.50	3/31/2027	1, 10-year option
Everi (Multimedia) Games	NR / NR / NR	17,124	1.6	497,056	1.7	29.03	6/30/2023	1, 7-year option
Ten Largest Tenants		1,008,840	91.8%	$28,846,030	99.3%	$28.59
Remaining Owned Tenants		5,800	0.5	193,820	0.7	33.42
Vacant Spaces		83,993	7.6	0	0.0	0.00
Totals / Wtd. Avg. Tenants		1,098,633	100.0%	$29,039,850	100.0%	$28.62

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Bank of America has the right to terminate the entire 23rd floor (42,470 SF) and/or approximately 4,000 SF on the 1st floor upon 12 months written notice.
(3)	Valence Health (“Valence”) currently leases 3 floors at the property (13, 14 and 15). Valence is partially dark on the 13th and 14th floor, and plans to sublease the 14th floor. Per the borrower sponsor, Valence has not indicated any plans to sublease the 13th floor. Valence is current on its rent as of September 2016. We cannot assure you Valence will sublease their space on the 14th floor as expected or at all.
(4)	Valence has the right to terminate its lease on the last day of any calendar month following April 1, 2025 with no less than 12 months’ written notice and payment of a termination fee. Additionally, Valence has the option to contract its space on the 13th and 15th floors (but not the 14th floor), in its entirety, effective on March 31, 2022 with 12 months’ notice.
(5)	Marsh USA (“Marsh”) has the right to terminate its lease in February 2020 with 12 months’ notice and payment of a termination fee equal to $53 per SF. Additionally, Marsh has a right to contract one-half of a floor in January 2018 with 12 months’ notice.
(6)	SAC Wireless has the right to terminate its lease on the last day of any calendar month after June 2023 with 15 months written notice and a termination fee.
(7)	As of June 2016, Baxalta is wholly owned by Shire.
(8)	Baxalta (Shire) has the right to terminate its lease on February 28, 2023 with 12 months written notice and a payment of a termination fee.
(9)	Alvarez & Marsal has an option to terminate its lease on November 30, 2023 upon 12 months written notice and a payment of a termination fee.
(10)	Segall, Bryant & Hamill has an option to terminate its lease on November 30, 2024 upon 12 months written notice and payment of a termination fee.
(11)	iManage (Netright) has an option to terminate its lease beginning January 1, 2024 with 12 months written notice and payment of a termination fee.

A-3-31

540 WEST MADISON

The following table presents certain information relating to the lease rollover schedule based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	355,943	32.4	32.4%	10,646,137	36.7	29.91	1
2023	17,124	1.6	34.0%	497,056	1.7	29.03	1
2024	122,965	11.2	45.1%	3,230,509	11.1	26.27	2
2025	83,228	7.6	52.7%	2,372,449	8.2	28.51	1
2026	3,606	0.3	53.1%	106,060	0.4	29.41	1
2027 & Thereafter	431,774	39.3	92.4%	12,187,638	42.0	28.23	6
Vacant	83,993	7.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,098,633	100.0%		$29,039,850	100.0%	$28.62	12

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the 540 West Madison Property:

Historical Leased %(1)

2013	2014(2)	2015(2)	As of 9/1/2016(3)
90.5%	82.0%	74.3%	92.4%

(1)	As provided by the borrower and reflects occupancy as of the indicated year ended December 31, unless otherwise indicated.
(2)	Occupancy decreased in 2014 and 2015 primarily as a result of scheduled Bank of America lease expirations.
(3)	Occupancy increased in 2016 as a result of new leasing activity, including DRW Investments (129,312 SF), Baxalta (Shire) (83,200 SF), Alvarez & Marsal (41,957 SF), Valence Health (41,484 SF) and iManage (Netright) (25,470 SF).

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540 WEST MADISON

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to historical operating performance and the Underwritten Net Cash Flow at the 540 West Madison Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 6/1/2016	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue(3)	$25,784,077	$23,700,230	$20,637,874	$23,938,411	$29,039,850	$26.43
Credit Rent Steps(4)	0	0	0	0	2,040,349	1.86
Other Rental Revenue	11,000	15,000	15,000	15,400	15,000	0.01
Total Reimbursement Revenue	18,305,891	15,373,755	14,444,139	17,686,271	18,394,361	16.74
Gross Up Vacancy	0	0	0	0	3,920,750	3.57
Parking Revenue	630,075	546,318	502,872	418,583	504,000	0.46
Other Revenue	42,376	3,521	(197,342)	(256,164)	29,461	0.03
Gross Revenue	$44,773,419	$39,638,825	$35,402,543	$41,802,502	$53,943,771	$49.10
Vacancy Loss	0	0	0	0	(4,440,459)	(4.04)
Effective Gross Revenue	$44,773,419	$39,638,825	$35,402,543	$41,802,502	$49,503,312	$45.06
Real Estate Taxes	7,240,003	6,541,069	7,509,250	8,677,890	7,476,890	6.81
Insurance	356,328	365,396	370,210	346,438	346,438	0.32
Utilities	1,124,663	1,365,143	1,534,245	1,497,927	1,468,324	1.34
Repairs & Maintenance	2,885,849	3,026,235	2,006,490	2,568,702	1,999,456	1.82
Janitorial	2,510,676	2,185,882	2,035,027	2,171,033	2,171,033	1.98
Management Fee	1,349,606	1,277,635	1,028,545	1,144,004	1,485,099	1.35
Payroll (Office, Security, Maintenance)	3,932,716	3,769,340	3,751,869	3,955,563	3,955,563	3.60
Other Expenses	552,313	683,254	744,892	846,925	848,251	0.77
Total Operating Expenses	$19,952,155	$19,213,954	$18,980,526	$21,208,482	$19,751,054	$17.98

Net Operating Income	$24,821,264	$20,424,871	$16,422,017	$20,594,020	$29,752,258	$27.08
Tenant Improvements	0	0	0	0	624,400	0.57
Leasing Commissions	0	0	0	0	624,400	0.57
Replacement Reserves	0	0	0	0	164,795	0.15
Net Cash Flow	$24,821,264	$20,424,871	$16,422,017	$20,594,020	$28,338,662	$25.79

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten cash flow increased as a result of 2016 leasing activity, including DRW Investments ($4.0 million underwritten base rent), Baxalta (Shire) ($2.2 million underwritten base rent), Alvarez & Marsal ($1.2 million underwritten base rent), Valence Health ($1.1 million underwritten base rent) and iManage (Netright) ($0.7 million underwritten base rent).
(3)	Underwritten cash flow is based on contractual rents as of September 1, 2016 and contractual rent steps through September 1, 2017.
(4)	The credit rent steps line item represents the net present value of rent steps for credit rated tenants, discounted at 7%.

■	Appraisal. According to the appraisal, the 540 West Madison Property had a “hypothetical market as is value” of $627,000,000 as of August 2, 2016, which assumes the remaining obligations of approximately $41.2 million (consisting primarily of approximately $23.3 million in unfunded TI/LCs and approximately $18.9 million in free rent) are expended, for which approximately $40.6 million was reserved at origination. In addition, the 540 West Madison Property had an “as-is” appraised value of $591,000,000 as of August 2, 2016 and a “prospective market value upon stabilization” of $672,000,000 as of August 1, 2020.

■	Environmental Matters. According to a Phase I environmental report, dated August 9, 2016, there are no recognized environmental conditions or recommendations for further action at the 540 West Madison Property.

■	Market Overview and Competition. The 540 West Madison Property is located in Chicago’s West Loop submarket. As of the first quarter of 2016, the West Loop submarket contained 41.7 million SF Class A and B office space equating to 32.8% of the total Chicago CBD inventory. As of the first quarter of 2016, the West Loop was home to major corporations including Boeing Corporation (global headquarters), Deloitte & Touche, Hyatt Corporation (global headquarters), PriceWaterhouseCoopers, UBS, MillerCoors, Orbitz, United Continental, Chicago Mercantile Exchange, Citicorp, Ernst & Young, Hewlett Packard and PepsiCo/Quaker Oats.

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540 WEST MADISON

According to the appraisal, the overall Class A West Loop office market direct rental rate of $42.24 per SF. The following table presents certain information regarding the Chicago West Loop office Market as of the first quarter of 2016.

Chicago CBD Office Market(1)

Submarket	Central Loop	West Loop	East Loop	North Michigan Avenue	River North	Fulton Market District	Far West Loop	Total
Inventory (SF)	36,247,671	44,629,803	21,101,886	7,916,630	13,929,070	1,205,978	2,039,781	127,070,819
Overall Vacancy Rate	12.0%	13.1%	14.6%	13.4%	12.0%	9.2%	11.6%	12.9%
Direct Vacancy Rate	11.1%	11.7%	14.3%	12.6%	11.0%	5.0%	11.6%	11.9%
YTD Leasing Activity (SF)	400,794	605,228	180,030	87,887	184,851	0	2,450	1,461,240
YTD Direct Net Absorption (SF)	65,117	8,506	168,840	78,890	(8,156)	(3,022)	(17,766)	292,409
YTD Overall Net Absorption (SF)	44,895	36,079	161,474	49,378	18,044	(3,022)	(17,766)	289,082
Overall Wtd. Avg. All Classes Gross Rent	$33.66	$38.07	$33.56	$34.58	$38.74	$32.73	$25.35	$35.61
Direct Wtd. Avg. Class A Gross Rent	$40.27	$42.24	$38.92	$38.18	$43.81	$39.50	N/A	$41.12

(1)	Source: Appraisal.

The appraiser identified 6 comparable properties that exhibited a rental range of $20.00 per SF to $36.00 per SF and a weighted average occupancy rate of approximately 95.1% for direct space. The following table presents certain information relating to the primary competition for the 540 West Madison Property:

Competitive Set(1)

	540 West Madison Street (Subject Property)	500 West Madison Street (Citigroup Center)	500 West Monroe Street	155 North Wacker Drive	10, 20, and 30 South Wacker Drive	71 South Wacker Drive (Hyatt Center)	111 South Wacker Drive
Class	A	A	A	A	A	A	A
Stories	31	40	44	46	10 and 40	48	51
Year Built	2003	1987	1992	2009	1983 and 1987	2005	2004
Size (SF)	1,098,633	1,448,095	973,000	1,152,953	2,519,595	1,490,825	1,027,683
Occupancy	92.4%	96.9%	91.1%	98.8%	92.2%	96.3%	97.2%
Net Rental Rate per SF	$28.62	$23.00 - $27.00	$20.00 - $27.00	$29.00	$22.00 - $30.00	$29.00 - $36.00	$32.75 - $36.00
Gross Rent per SF	$46.27	$40.01 - $44.01	$33.71 - $40.71	$50.54	$37.49 - $45.49	$51.91 - $58.91	$54.10 - $57.35

(1)	Source: Appraisal.

■	The Borrower. The borrower is 540 West Madison Owner LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 540 West Madison Whole Loan. The non-recourse carveout guarantors under the 540 West Madison Whole Loan are Joseph Mizrachi and David Alcalay, indirect owners of the borrower (collectively, jointly and severally, the “540 West Madison Borrower Sponsor”). The 540 West Madison Borrower Sponsor is required to maintain minimum net worth of $100 million and minimum liquidity of $10 million (in the aggregate in each case).

The investor group includes David Werner, David Alcalay, Joseph Mizrachi and others. David Werner, David Alcalay, and Joseph Mizrachi each have over 30 years of experience in the commercial real estate business. David Werner has been a part of numerous real estate transactions (approximately 61 office buildings) across the United States. As president of the Alcalay-Mizrachi Group, David Alcalay has over $2 billion in commercial real estate under management. In addition Mr. Alcalay serves as President of US Flour Corp and New England Flour Corp whose annual sales are over $200 million. Joseph Mizrachi is the President of The Mizrachi Group, which was founded in 1985 and has managed or invested in over $6 billion in real estate. Through an affiliate company, Third Millennium Group, LLC, the firm takes an active role the management of its real estate projects.

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540 WEST MADISON

■	Escrows. On the origination date, the borrower funded (i) a tax reserve in an amount equal to $1,243,392, (ii) an insurance reserve in an amount equal to $356,002, (iii) an unfunded obligations reserve of $23,258,542 for unfunded TI/LCs and (iv) a free rent reserve of $17,308,290.

On each due date the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, (ii) commencing with the due date in September 2019, a tenant improvement and leasing commission reserve equal to $137,329, (iii) during the continuance of a 540 West Madison Trigger Period, a capital expenditure reserve equal to $22,888, (iv) during the continuance of a Bank of America Lease Reserve Period, all excess cash into a Bank of America reserve until the amount therein is equal to $24,916,010, or if there is a Bank of America Single Floor Vacancy Period, all excess cash into a Bank of America Reserve until the amount therein is equal to $70 times the number of leasable SF for the floor that is the subject of a Bank of America Single Floor Vacancy Period, (v) during the continuance of a DRW Lease Reserve Period, all excess cash into a DRW lease reserve until the amount therein equals the amount that the borrower is required to incur or reimburse pursuant to the DRW lease and (vi) during the continuance of a Marsh Lease Reserve Period, all excess cash into a Marsh lease reserve until the amount therein equals the amount that the borrower is required to incur or reimburse pursuant to the Marsh lease.

A “540 West Madison Trigger Period” means (A) any period (i) commencing upon the net operating income (as calculated under the related loan documents) for the trailing 6-month period (as of the last day of any fiscal quarter) falling below $23,028,953 until the net operating income is greater than or equal to $23,028,953 for two consecutive fiscal quarters based on the trailing 6-month period (as of the last day of any fiscal quarter) or (ii) commencing upon the borrower’s failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and they indicate that no other 540 West Madison Trigger Period is ongoing and (B) any period during the continuance of an event of default under the mezzanine loan documents.

A “Bank of America Lease Reserve Period” means a period that will commence on June 1, 2021 and terminate when each of the following has occurred: (x) either the Bank of America lease has been extended through no earlier than December 31, 2027 in accordance with the terms thereof, or the Bank of America space has been relet to one or more replacement tenants pursuant to qualifying leases that have been reasonably approved by the lender and that extend through no earlier than December 31, 2027, (y) all associated leasing commissions and tenant improvement costs have been paid, and (z) in the case of a replacement tenant, such tenant is in occupancy, has commenced paying rent under its lease and has delivered to the lender a reasonably acceptable estoppel letter with respect thereto.

A “Bank of America Single Floor Vacancy Period” means the conditions to termination of the Bank of America Lease Reserve Period have occurred, other than with respect to a single floor in the Bank of America Space.

A “DRW Lease Reserve Period” means a period that will commence upon DRW Investments, LLC (“DRW”) delivering a notice that it intends to exercise its second expansion option and terminate when DRW is in occupancy of such space, the related tenant improvements have been completed and all associated tenant improvement costs have been paid.

A “Marsh Lease Reserve Period” means a period that will commence upon Marsh USA Inc. (“Marsh”) delivering a notice that it intends to exercise its second expansion option and terminate when Marsh is in occupancy of such space, the related tenant improvements have been completed and all associated tenant improvement costs have been paid.

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540 WEST MADISON

■	Lockbox and Cash Management. The 540 West Madison Loan is structured with a hard lockbox and in-place cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all credit card receivables be remitted directly into the lockbox account and all cash revenues relating to the 540 West Madison Property and all other money received by the borrower or the property manager with respect to the 540 West Madison Property (other than tenant security deposits) be deposited into such lockbox account or the cash management account by the end of the first business day following receipt. For so long as no 540 West Madison Trigger Period or event of default under the 540 West Madison Loan is continuing, all funds in the lockbox account in excess of those required to pay amounts due to the lender and the mezzanine lender on the next due date (including any applicable reserves) are required to be swept into a borrower-controlled operating account on a daily basis. During the continuance of a 540 West Madison Trigger Period or event of default (if the lender so elects, only with respect to the continuance of an event of default) under the 540 West Madison Loan, all funds in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis. On each due date during the continuance of a 540 West Madison Trigger Period or, at the lender’s discretion, during an event of default under the 540 West Madison Loan, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and that all remaining amounts be reserved in an excess cash flow reserve account.

■	Property Management. The 540 West Madison Property is currently managed by 540 General Manager LLC. Under the 540 West Madison Loan documents, the 540 West Madison Property is required to remain managed by 540 General Manager LLC, the borrower, an affiliate of the borrower that is not the subject of a bankruptcy proceeding, or any of Lincoln Property, CBRE, DTZ, Cushman & Wakefield, JLL, Colliers, Newmark, Hines, or their respective affiliate or satisfies certain requirements as set forth in the 540 West Madison Loan documents. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower, subject to lender’s reasonable approval (i) during the continuance of an event of default under the 540 West Madison Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files for or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

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540 WEST MADISON

■	Permitted Preferred Equity. The 540 West Madison Loan documents permit a future preferred equity investment in an entity that owns the mezzanine borrower (but not the mezzanine borrower itself), subject to satisfaction of certain conditions set forth in the 540 West Madison Loan documents, including among others: (a) the amount of such preferred equity may not exceed $122.5 million, (b) the holder(s) of such preferred equity interest or the persons that own (directly or indirectly) more than 50% of the beneficial interests in such preferred equity holder(s) and control such preferred equity holder(s) are required to have an aggregate net worth, excluding their interest in the 540 West Madison Property, of at least $250 million, (c) any and all preferred equity contributions are required to be subject and subordinate to all amounts payable to the lender with respect to the 540 West Madison Whole Loan and all amounts payable to the mezzanine lender under the mezzanine loan, all reserves required under the 540 West Madison loan documents and all amounts required for the borrower to operate the 540 West Madison Property, (d) any such preferred equity interest are not permitted to be transferable or subject to a pledge or other encumbrance, except that the preferred equity interest may be transferred or pledged to one or more holders with an aggregate net worth, excluding the 540 West Madison Property, of at least $250 million, (e) the holder of any such preferred equity interest is not permitted to have actual or effective control over the normal operation of the borrower or the 540 West Madison Property and the right to approve or to veto major decisions will not, in and of itself, constitute actual or effective control), (f) the remedies of the holder of such preferred equity are required to be subordinate to the lien of the 540 West Madison Loan documents in all respects, cannot include any foreclosure-like remedies and may not be exercisable until the 540 West Madison Whole Loan is repaid in full, (g) such preferred equity interest may not have a mandatory redemption date earlier than the maturity date of the 540 West Madison Whole Loan, (h) the preferred equity interest may not be secured by any real or personal property of the borrower, including the 540 West Madison Property, and (i) the holder of such preferred equity interest may have the right to force a sale of the 540 West Madison Property, but only following the fifth anniversary of the issuance thereof and then only if the sale occurs simultaneously with the defeasance of the 540 West Madison Whole Loan in full or the sale price exceeds $615 million and satisfies all requirements related to assumptions and equity transfers set forth in the 540 West Madison Loan documents.

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or a similar or subsequent statute) in an amount equal to the full replacement cost of the 540 West Madison Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the 540 West Madison Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $100,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the 540 West Madison Property are separately allocated to the 540 West Madison Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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u.s. industrial portfolio

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u.s. industrial portfolio

MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS
CANADA
Seattle
Minneapolis
Rapid City
Boise
Salt Lake City
Denver
Reno
Sacramento
San Francisco
Las Vegas
Los Angeles
San Diego
Phoenix
Tucson
Albuquerque
Oklahoma City
Dallas
Fort Worth
Shreveport
Austin
Houston
San Antonio
Kansas City
Wichita
Omaha
Des Moines
St Louis
Chicago
Milwaukee
Detroit
Cleveland
Buffalo
Albany
Boston
New York
Philadelphia
Baltimore
Washington DC
Columbus
Cincinnati
Indianapolis
Lexington
Nashville
Memphis
Little Rock
Birmingham
Atlanta
Charlotte
Richmond
Jackson
New Orleans
Jacksonville
Orlando
Tampa
Miami
MEXICO
Pacific Ocean
Gulf of Mexico
Atlantic Ocean

U.S. Industrial Portfolio

#	Property Name	Address	City/State	Zip Code
1	Hannibal	5851 and 5855 Santa Fe Avenue and 2226, 2250, 2240, 2250 and 2532 East 30th Street	Vernon, CA	90058
2	Kracia	2411 and 2415 North Santa Fe Avenue, 419, 439, 505, 507, 514, 520, 531 and 537 East Euclid Avenue and 430 East Carlin Avenue	Compton, CA	90222
3	New WinCap - Phoenix	7800 West Buckeye Road	Tolleson, AZ	85353
4	Worlds Finest Chocolates	4825 South Lawndale Avenue	Chicago, IL	60632
5	SET - MI	38271 South Huron Road	Huron Township, MI	48164
6	Pfadt - Decatur	2331 Mellon Court	Decatur, GA	30035
7	Oracle Packaging	220 Polo Road	Winston-Salem, NC	27105
8	TestAmerica - West SAC	880 Riverside Parkway	West Sacramento, CA	95605
9	TestAmerica - Arvada	4955 Yarrow Street	Arvada, CO	80002
10	Northwest Mailing Service	5401-5501 West Grand Avenue	Chicago, IL	60639
11	Lyons	11501-11401 Electron Drive	Louisville, KY	40299
12	Wilbert Plastics	2930 Greenville Highway	Easley, SC	29640
13	Kingston Graphics	4437 East 49th Street	Cuyahoga Heights, OH	44125
14	New WinCap - Stone Mountain	4600-4680 Lewis Road	Stone Mountain, GA	30083
15	Universal Pool - Armory	500 West Armory Drive	South Holland, IL	60473
16	Jade-Sterling - IL	5100 West 73rd Street and 7201 South Leamington Avenue	Bedford Park, IL	60638
17	Pfadt - Norcross	3225 Westech Drive	Norcross, GA	30092
18	Phillips and Temro	9700 West 74th Street	Eden Prairie, MN	55344
19	TestAmerica - Savannah	5102 LaRoche Avenue	Savannah, GA	31404
20	Hover-Davis	100 Paragon Drive	Rochester, NY	14624
21	Jade-Sterling - OH	200 Francis D Kenneth Drive and 2500 East Aurora Road	Twinsburg and Aurora, OH	44087 and 44202
22	Fitz Aerospace	6625 Iron Horse Boulevard	North Richland Hills, TX	76180
23	MVP Charleston	1031 LeGrand Boulevard	Charleston, SC	29492
24	Paragon Tech	5775 East Ten Mile Road	Warren, MI	48091
25	Asterisco and Bulls Eye	1480 Grandview Avenue	West Deptford Township, NJ	08066
26	Shale-Inland	9503, 9521, 9545-9555 Ainslie Street and 9550 Kelvin Lane	Schiller Park, IL	60176
27	M.P. Pumps	34800 Bennett Drive	Fraser, MI	48026
28	TestAmerica - Pensacola	3355 McLemore Drive	Pensacola, FL	32514
29	Microfinish	4001 Bristol Avenue and 3981 Sarpy Avenue	St. Louis, MO	63110
30	MVP Mayfield	112 Industrial Road	Mayfield, KY	42066
31	Builders FirstSource	1002 Industrial Park Drive	Plant City, FL	33566
32	Bonner	17382 Foltz Parkway	Strongsville, OH	44149
33	SET - IN	1 Steel Way	North Vernon, IN	47265
34	Progressive Metal	1200, 1300 & 1460 Channing Avenue	Ferndale, MI	48220
35	Universal Pool - 168th	2 West 168th Street	South Holland, IL	60473
36	NTRL	1817 North Magnolia Avenue	Ocala, FL	34475
37	TestAmerica - Tallahassee	2846 Industrial Plaza Drive	Tallahassee, FL	32301
38	Texas Die Casting	600 South Loop 485	Gladewater, TX	75647
39	TestAmerica - Corpus Christi	1733 North Padre Island Drive	Corpus Christi, TX	78408

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u.s. industrial portfolio

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	39	Loan Seller		GSMC
Location (City/State)	Various, Various	Cut-off Date Principal Balance(5)		$74,939,052
Property Type	Industrial	Cut-off Date Principal Balance per SF(2)		$48.80
Size (SF)	6,298,728	Percentage of Initial Pool Balance		7.3%
Total Occupancy as of 9/1/2016	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/1/2016	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1927-2000 / 1960-2015	Mortgage Rate		3.9740%
Appraised Value(1)	$456,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)(3)		NAP
		Original Interest Only Period (Months)		NAP

Underwritten Revenues	$38,164,081
Underwritten Expenses	$6,929,372	Escrows
Underwritten Net Operating Income (NOI)	$31,234,709		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$28,821,261	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	67.4%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	64.2%	Replacement Reserve(6)	$1,259,746	$0
DSCR Based on Underwritten NOI / NCF(2)(3)(4)	2.25x / 2.08x	TI/LC(7)	$3,000,000	$0
Debt Yield Based on Underwritten NOI / NCF(2)	10.2% / 9.4%	Other(8)	$5,816,966	$0

Sources and Uses

Sources	$	%	Uses	$	%
Whole Loan Amount	$307,640,000	100.0%	Loan Payoff	$228,343,570	74.2%
			Preferred Equity Redemption(9)	66,295,679	21.5
			Reserves	10,076,712	3.3
			Closing Costs	2,924,039	1.0

Total Sources	$307,640,000	100.0%	Total Uses	$307,640,000	100.0%

(1)	The Appraised Value represents the aggregate “as-is” appraised value of the U.S. Industrial Portfolio Properties of $422,640,000 plus an 8.0% portfolio premium. The Cut-off Date LTV Ratio for the U.S. Industrial Portfolio Whole Loan calculated on the basis of the aggregate “as-is” appraised value without the portfolio premium is 72.7%. See “—Appraisals” below.

(2)	Calculated based on the aggregate outstanding balance of the U.S. Industrial Portfolio Whole Loan. See “—The Mortgage Loan” below.

(3)	The U.S. Industrial Portfolio Whole Loan requires monthly debt service payments of (i) $125,000 of principal plus (ii) the amount of interest accrued on the outstanding principal balance of the mortgage loan during the related interest accrual period.

(4)	The DSCR Based on Underwritten NOI / NCF is calculated using the aggregate debt service for the 12-month period commencing on the due date in December 2016.

(5)	The Cut-off Date Principal Balance of $74,939,052 represents the non-controlling note A-2 of a $307,640,000 whole loan evidenced by four pari passu notes.

(6)	Replacement reserve is capped at $1,259,746. See “—Escrows” below.

(7)	TI/LC reserve is capped at $4,500,000. See “—Escrows” below.

(8)	See “—Escrows” below.

(9)	Preferred Equity Redemption represents a partial redemption of an existing preferred equity position.

■	The Mortgage Loan. The mortgage loan (the “U.S. Industrial Portfolio Loan”) is part of a whole loan (the “U.S. Industrial Portfolio Whole Loan”) comprised of four pari passu notes that are secured by first mortgages encumbering the borrowers’ fee simple interests in 39 industrial properties located in 17 states (the “U.S. Industrial Portfolio Properties”). The U.S. Industrial Portfolio Loan (evidenced by note A-2), which represents a non-controlling interest in the U.S. Industrial Portfolio Whole Loan, has an outstanding principal balance as of the Cut-off Date of $74,939,052 and represents approximately 7.3% of the Initial Pool Balance. The related companion loans (the “U.S. Industrial Portfolio Companion Loans”) have an aggregate outstanding principal balance as of the Cut-off Date of $232,450,948 and are evidenced as of the Cut-off Date by a $84,930,926 controlling note A-1 that was contributed to the GSMS 2016-GS3 transaction, and $147,520,022 evidenced by non-controlling note A-3 and A-4, which are currently held by Goldman Sachs Mortgage Company and are expected to be contributed to one or more future securitization transactions or otherwise transferred at any time. The U.S. Industrial Portfolio Whole Loan was originated by Goldman Sachs Mortgage Company on September 1, 2016. The U.S. Industrial Portfolio Whole Loan has an outstanding principal balance as of the Cut-off Date of $307,390,000, and each note has an interest rate of 3.9740% per annum. The borrower utilized the proceeds of the U.S. Industrial Portfolio Whole Loan to refinance existing debt, return equity to the borrower sponsor, fund reserves and pay origination costs.

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The U.S. Industrial Portfolio Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The U.S. Industrial Portfolio Loan requires monthly payments (i) $125,000 of principal plus (ii) the amount of interest accrued on the outstanding principal balance of the U.S. Industrial Portfolio Loan during the related interest accrual period of interest. The scheduled maturity date of the U.S. Industrial Portfolio Loan is the due date in September 2026. Voluntary prepayment of the U.S. Industrial Portfolio Loan is prohibited prior to the due date in June 2026. Provided that no event of default under the U.S. Industrial Portfolio Loan is continuing, at any time after the earlier to occur of (a) the third anniversary of the origination date of the U.S. Industrial Portfolio Loan and (b) the second anniversary of the closing date of the securitization into which the last U.S. Industrial Portfolio Companion Loan is deposited, the U.S. Industrial Portfolio Loan may be defeased in full (or partially defeased in connection with the release of one or more buildings comprising the U.S. Industrial Portfolio Properties or to increase the debt service coverage ratio to 1.25x to avoid a U.S. Industrial Portfolio Trigger Period as described below under “—Escrows” or to be entitled to proceeds in connection with a restoration) with direct, non-callable obligations of the United States of America.

■	The Mortgaged Properties. The U.S. Industrial Portfolio is comprised of 39 properties built between 1927 and 2000, located in 17 states. The U.S. Industrial Portfolio consists of 6,298,728 SF and Total and Owned Occupancy are both 100.0%.

The following table presents certain information relating to the U.S. Industrial Portfolio Properties:

Property Name	City	State	% of Allocated Loan Amount	Total GLA	Year Built	As-Is Appraised Value	UW NCF
Hannibal	Vernon	CA	13.1%	429,122	Various	$55,500,000	$3,988,115
Kraco	Compton	CA	9.7	364,440	Various	41,000,000	2,841,945
New WinCup - Phoenix	Tolleson	AZ	7.0	322,070	1989	29,700,000	1,596,979
Worlds Finest Chocolates	Chicago	IL	4.7	434,252	1953	20,000,000	1,309,206
SET - MI	Huron Township	MI	4.6	284,351	1988	19,400,000	1,333,913
Plaid - Decatur	Decatur	GA	4.2	282,514	1983	15,800,000	860,671
Oracle Packaging	Winston-Salem	NC	3.7	437,911	1962	15,675,000	964,701
TestAmerica - West SAC	West Sacramento	CA	3.4	66,203	1994	14,500,000	1,060,409
TestAmerica - Arvada	Arvada	CO	2.8	57,966	1984	12,100,000	753,638
Northwest Mailing Service	Chicago	IL	2.7	228,032	1957	11,600,000	912,770
Lyons	Louisville	KY	2.6	172,758	Various	11,150,000	707,042
Wilbert Plastics	Easley	SC	2.6	257,086	1990	10,880,000	685,612
Angstrom Graphics	Cuyahoga Heights	OH	2.5	231,505	Various	10,800,000	695,720
New WinCup - Stone Mountain	Stone Mountain	GA	2.5	220,380	1966	10,750,000	722,727
Universal Pool - Armory	South Holland	IL	2.4	240,255	1971	10,100,000	653,918
Jade-Sterling - IL	Bedford Park	IL	2.1	215,389	1954	9,000,000	820,689
Plaid - Norcross	Norcross	GA	2.1	71,620	2000	9,000,000	677,922
Phillips and Temro	Eden Prairie	MN	2.1	101,680	1974	8,850,000	513,176
TestAmerica - Savannah	Savannah	GA	2.1	54,284	1988	8,800,000	570,146
Hover-Davis	Rochester	NY	2.0	66,100	2000	8,700,000	781,819
Jade-Sterling - OH	Twinsburg and Aurora	OH	2.0	174,511	Various	8,650,000	678,884
Fitz Aerospace	North Richland Hills	TX	1.9	129,000	1976	8,000,000	530,137
MVP Charleston	Charleston	SC	1.7	108,000	2000	7,300,000	549,741
Paragon Tech	Warren	MI	1.7	88,857	1956	7,200,000	623,407
Aramsco and Bulls Eye	West Deptford Township	NJ	1.6	99,783	1970	6,900,000	434,864
Shale-Inland	Schiller Park	IL	1.5	193,789	Various	6,500,000	391,726
M.P. Pumps	Fraser	MI	1.3	81,769	1983	5,370,000	377,772
TestAmerica - Pensacola	Pensacola	FL	1.2	21,911	1995	5,200,000	402,385
Microfinish	St. Louis	MO	1.0	144,786	1976	4,350,000	249,144
MVP Mayfield	Mayfield	KY	1.0	101,244	1994	4,325,000	306,233
Builders FirstSource	Plant City	FL	0.9	116,897	1985	3,940,000	231,840
Banner	Strongsville	OH	0.9	58,450	1989	3,750,000	331,329
SET - IN	North Vernon	IN	0.8	117,376	1955	3,400,000	259,727
Progressive Metal	Ferndale	MI	0.7	58,250	1950	3,070,000	244,716
Universal Pool - 166th	South Holland	IL	0.7	109,814	1969	2,950,000	176,420
SITEL	Ocala	FL	0.6	46,812	1960	2,730,000	191,249
TestAmerica - Tallahassee	Tallahassee	FL	0.5	16,500	1989	2,150,000	165,194
Texas Die Casting	Gladewater	TX	0.5	78,177	Various	2,100,000	135,108
TestAmerica - Corpus Christi	Corpus Christi	TX	0.3	14,884	1986	1,450,000	90,264
Total / Wtd. Avg.			100.0%	6,298,728		$422,640,000	$28,821,261

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The following table presents certain information relating to the major tenants for the U.S. Industrial Portfolio Properties:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Hannibal Industries, Inc(2)	NR / NR / NR	429,122	6.8%	$4,579,754	13.3%	$10.67	3/31/2028	2, 5-year options
TestAmerica Laboratories, Inc.(3)	NR / NR / NR	231,748	3.7	3,427,496	9.9	14.79	6/30/2027	NA
Kraco Enterprises, LLC(4)	NR / NR / NR	364,440	5.8	3,094,900	9.0	8.49	8/31/2028	4, 5-year options
New WinCup Holdings, Inc.(5)	NR / NR / NR	542,450	8.6	3,067,106	8.9	5.65	12/31/2026	2, 5-year options
SET Enterprises, Inc.(6)	NR / NR / NR	401,727	6.4	1,872,007	5.4	4.66	6/30/2031	NA
Plaid Enterprises, Inc.(7)	NR / NR / NR	354,134	5.6	1,841,402	5.3	5.20	10/31/2024	NA
Jade-Sterling Steel Co., Inc.(8)	NR / NR / NR	389,900	6.2	1,812,729	5.3	4.65	4/30/2023	2, 5-year options
World’s Finest Chocolate, Inc.(9)	NR / NR / NR	434,252	6.9	1,564,450	4.5	3.60	7/31/2027	2, 5-year options
Oracle Flexible Packaging, Inc.	NR / NR / NR	437,911	7.0	1,209,252	3.5	2.76	7/31/2030	NA
MVP Group International, Inc(10)	NR / NR / NR	209,244	3.3	1,062,366	3.1	5.08	4/30/2022	NA
Ten Largest Tenants		3,794,928	60.2%	$23,531,461	68.2%	$6.20
Remaining Tenants		2,503,800	39.8	10,962,237	31.8	4.38
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Totals / Wtd. Avg. Tenants		6,298,728	100.0%	$34,493,698	100.0%	$5.48

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Hannibal Industries, Inc subleases approximately 36,108 SF of its space to LexWest, LLC.

(3)	TestAmerica Laboratories, Inc. leases space at six properties, which all expire 6/30/2027, comprised of: TestAmerica - Arvada: 57,966 SF; $14.41 underwritten base rent per SF; TestAmerica - Corpus Christi: 14,884 SF; $6.80 underwritten base rent per SF; TestAmerica - Pensacola: 21,911 SF; $20.65 underwritten base rent per SF; TestAmerica - Savannah: 54,284 SF; $12.65 underwritten base rent per SF; TestAmerica - Tallahassee: 16,500 SF; $11.12 underwritten base rent per SF; TestAmerica - West SAC: 66,203 SF; $17.64 underwritten base rent per SF.

(4)	Kraco Enterprises, LLC subleases approximately 13,430 SF of its space to Compton Steel Co. Inc. and some of its parking lot to Morrell’s Electroplating, Inc.

(5)	New WinCup Holdings, Inc. leases space at two properties, with leases that each expire 12/31/2026, comprised of New WinCup – Phoenix: 322,070 SF; $6.64 underwritten base rent per SF and New WinCup – Stone Mountain: 220,380 SF; $4.21 underwritten base rent per SF.

(6)	SET Enterprises, Inc. leases space at two properties, with leases that each expire 6/30/2031, comprised of: SET - MI: 284,351 SF; $5.49 underwritten base rent per SF and SET - IN: 117,376 SF; $2.66 underwritten base rent per SF.

(7)	Plaid Enterprises, Inc. leases space at two properties, with leases that each expire 10/31/2024, comprised of: Plaid - Decatur: 282,514 SF; $3.77 underwritten base rent per SF and Plaid - Norcross: 71,620 SF; $10.83 underwritten base rent per SF.

(8)	Jade-Sterling Steel Co., Inc. leases space at two properties. The leases both expire 4/30/2023, and are comprised of Jade-Sterling - OH: 174,511SF with $4.68 underwritten base rent per SF and Jade-Sterling – IL: 215,389 SF with $4.63 underwritten base rent per SF. Jade-Sterling Steel Co., Inc. subleases approximately 6,500 SF of its space to M. Block & Sons, Inc. Jade-Sterling Steel Co. also subleases approximately 22,600 SF to Soft-Lite, LLC, approximately 5,928 SF to Godfrey & Wing and approximately 2,500 SF to Automation Plastics on a month-to-month basis.

(9)	World’s Finest Chocolate, Inc. subleases approximately 64,912 SF of its space to Barry Callebaut U.S.A. LLC.

(10)	MVP Group International, Inc leases space at two properties, which both expire 4/30/2022, comprised of MVP Charleston: 108,000 SF; $6.52 underwritten base rent per SF and MVP Mayfield: 101,244 SF; $3.54 underwritten base rent per SF. MVP Charleston subleases approximately 75,000 SF of its space to CLT Air Freight Carrier, LLC.

The following table presents certain information relating to the lease rollover schedule for the U.S. Industrial Portfolio Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	116,700	1.9	1.9%	659,402	1.9	5.65	2
2021	116,897	1.9	3.7%	331,224	1.0	2.83	1
2022	209,244	3.3	7.0%	1,062,366	3.1	5.08	2
2023	959,590	15.2	22.3%	4,937,149	14.3	5.15	6
2024	644,454	10.2	32.5%	3,656,333	10.6	5.67	5
2025	0	0.0	32.5%	0	0.0	0.00	0
2026	542,450	8.6	41.1%	3,067,106	8.9	5.65	2
2027 & Thereafter	3,709,393	58.9	100.0%	20,780,117	60.2	5.60	21
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	6,298,728	100.0%		$34,493,698	100.0%	$5.48	39

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

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The following table presents certain information relating to historical occupancy for the U.S. Industrial Portfolio Properties:

Historical Leased %(1)

2013	2014	2015	As of 9/1/2016
100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and reflects average occupancy as of December 31 for the indicated year unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow for the U.S. Industrial Portfolio Properties:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 5/31/2016	Underwritten(2)(3)	Underwritten $ per SF
Base Rental Revenue	$31,183,647	$31,857,526	$32,564,740	$32,944,523	$34,493,698	$5.48
Reimbursement Revenue	4,920,332	5,771,348	5,539,855	5,465,585	5,894,557	0.94
Other Revenue	149,701	78,880	0	0	0	0.00
Gross Revenue	$36,253,680	$37,707,754	$38,104,595	$38,410,108	$40,388,255	$6.41
Vacancy Loss	0	0	0	0	(2,224,174)	(0.35)
Effective Gross Revenue	$36,253,680	$37,707,754	$38,104,595	$38,410,108	$38,164,081	$6.06

Expenses	$5,132,150	$6,201,533	$5,737,748	$5,633,516	$6,258,879	$0.99
Management Fee	833,213	833,210	833,210	833,220	670,493	0.11
Total Operating Expenses	$5,965,363	$7,034,743	$6,570,958	$6,466,736	$6,929,372	$1.10

Net Operating Income	$30,288,317	$30,673,011	$31,533,638	$31,943,372	$31,234,709	$4.96
Tenant Improvements	0	0	0	0	1,783,576	0.28
Replacement Reserves	0	0	0	0	629,873	0.10
Net Cash Flow	$30,288,317	$30,673,011	$31,533,638	$31,943,372	$28,821,261	$4.58

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten cash flow based on contractual rents as of September 1, 2016 and contractual rent steps through September 1, 2017.
(3)	Underwritten cash flow assumes market vacancy for the submarkets in which the properties are located.

■	Appraisals. According to an appraisal, the U.S. Industrial Portfolio Properties had an aggregate “as-is” portfolio appraised value, inclusive of an approximately 8.0% portfolio premium, of $456,000,000 as of December 31, 2015. The aggregate “as-is” value of the U.S. Industrial Portfolio Properties without the portfolio premium is $422,640,000.

■	Environmental Matters. According to Phase I environmental reports, dated between December 2, 2015 and December 8, 2015, there are no recognized environmental conditions or recommendations for further action at the U.S. Industrial Portfolio Properties other than (a) a recommendation for an asbestos operations and maintenance (O&M) plan at 24 properties and (b) the monitoring of the remediation of other historical environmental issues as further described under “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

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■	Market Overview and Competition. The U.S Industrial Portfolio consists of 39 properties in 17 states. The following highlights the four largest markets by allocated loan amount:

Los Angeles, California (22.7% of Cut-off Date Allocated Loan Amount): The Los Angeles industrial market currently has approximately 935.6 million SF of industrial space, an average rent of $7.26 per SF/year with vacancy of 4.5%.

Chicago, Illinois (14.2% of Cut-off Date Allocated Loan Amount): The Chicago industrial market currently has approximately 1.2 billion SF of industrial space, an average rent of $5.64 per SF/year with vacancy of 10.6%.

Detroit, Michigan (8.3% of Cut-off Date Allocated Loan Amount): The Detroit industrial market currently has approximately 534.2 million SF of industrial space, an average rent of $4.62 per SF/year, with vacancy of 9.4%.

Phoenix, Arizona (7.0% of Cut-off Date Allocated Loan Amount): The Phoenix industrial market currently has approximately 291.0 million SF of industrial space, an average rent of $5.35 per SF/year with vacancy of 13.0%.

■	The Borrowers. The U.S. Industrial Portfolio Loan was made to 39, single-purpose, single-asset entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the U.S. Industrial Portfolio Whole Loan. The non-recourse carveout guarantors under the U.S. Industrial Portfolio Loan are, collectively, jointly and severally, Michael W. Brennan, Robert G. Vanecko, Scott D. McKibben, Samuel A. Mandarino, Allen Crosswell, Tod Greenwood and Troy MacMane, each an individual.

The borrower sponsors are the seven principals of Brennan Investment Group (“BIG”): Michael W. Brennan, Robert G. Vanecko, Scott D. McKibben, Samuel A. Mandarino, Allen Crosswell, Tod Greenwood and Troy MacMane, each an individual. BIG is a real estate investments firm specializing in investments in industrial properties. Brennan Investment Group is an owner and manager of industrial assets with a portfolio of 224 properties totaling 24 million square feet. Michael Brennan, the co-founder and chairman of BIG, was the co-founder of First Industrial Realty Trust in 1994 and served as President, CEO and member of the Board of Directors until 2008.

■	Escrows. On the origination date, the borrowers funded (i) a replacement reserve in the amount of $1,259,746, (ii) a tenant improvement and leasing commissions reserve in the amount of $3,000,000, and (iii) an expansion reserve for the Plaid – Decatur property, in the amount of $6,374,500 (a portion of which, in the amount of $557,534, was disbursed to the borrower resulting in $5,816,966 remaining in the respective escrow account at origination), to create additional space for manufacturing and storage space pursuant to an expansion and extension of an existing lease. The construction total cost is estimated to be $5,795,000. Construction is anticipated to begin immediately and is anticipated to take up to one year.

On each due date, the borrowers are required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, unless (a) in the case of taxes, a tenant is obligated under its lease to pay the taxes directly to the appropriate taxing authority (or to the borrower as landlord under a triple-net lease for payment to the appropriate taxing authority) and such amounts are actually paid and (b) in the case of insurance premiums, the borrowers are maintaining a blanket policy in accordance with the related loan documents and there is no continuing event of default, or, if a tenant is obligated to and actually maintains such insurance (ii) the U.S. Industrial TI/LC Amount to a tenant improvements and leasing commissions account, and (iii) beginning on the second anniversary of the origination date, a capital expenditure reserve in an amount equal to $52,489, capped at $1,259,746.

“U.S. Industrial TI/LC Amount” means an amount, commencing on September 1, 2021 (or earlier if funds on deposit therein are less than $1,500,000) equal to $150,000 until funds deposited into such account equal $4,500,000. No additional reserves are required thereafter until such time as funds on deposit therein are less than $1,500,000, and on each due date thereafter, the borrower will be required to resume monthly deposits in an amount equal to the lesser of (x) $150,000 and (y) the amount necessary to cause the tenant improvements and leasing commissions reserve account to contain funds equal to $1,500,000.

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In addition, on each due date during the continuance of a U.S. Industrial Portfolio Trigger Period, the related loan documents require an excess cash flow reserve as discussed under “—Lockbox and Cash Management” below.

A “U.S. Industrial Portfolio Trigger Period” means (i) any period commencing as of the conclusion of any 12-month period (ending on the last day of any fiscal quarter) during which the debt service coverage ratio (as calculated under the related loan documents) is less than 1.25x, and ending at the conclusion of the second consecutive fiscal quarter for which the debt service coverage ratio for the trailing 12-month period (ending on the last day of any fiscal quarter) is greater than 1.25x, or (ii) following the occurrence and during the continuance of an event of default under the related loan documents.

■	Lockbox and Cash Management. The U.S. Industrial Portfolio Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrowers to direct tenants to pay rent directly to a lender-controlled lockbox account, and require that all cash revenues relating to the U.S. Industrial Portfolio Properties and all other money received by the borrowers or the property manager with respect to the U.S. Industrial Portfolio Properties be deposited into such lockbox account or a lender-controlled cash management account within three business days following receipt. On each business day that no U.S. Industrial Portfolio Trigger Period or event of default under the loan agreement is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day during the continuance of a U.S. Industrial Portfolio Trigger Period or event of default under the loan agreement, all funds in the lockbox account are required to be swept into a lender-controlled cash management account and if a U.S. Industrial Portfolio Trigger Period is continuing (or, at the lender’s discretion, during the continuance of an event of default under the related loan documents), be used to pay debt service, required reserves and operating expenses, with all remaining amounts reserved in an excess cash flow reserve account. During the continuance of an event of default under the U.S. Industrial Portfolio Loan, the lender may apply all funds on deposit in any of the accounts constituting collateral for the U.S. Industrial Portfolio Loan to amounts payable under the related loan documents and/or toward the payment of expenses of the U.S. Industrial Portfolio Properties, in such order of priority as the lender may determine.

■	Property Management. The U.S. Industrial Portfolio Properties are managed by Brennan Management, LLC, an affiliate of the borrowers, pursuant to a management agreement. Under the related loan documents, the U.S. Industrial Portfolio Properties are required to remain managed by Brennan Management, LLC or any other management company approved by the lender and with respect to which Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrowers to replace, the property manager with (a) a property manager with at least 5 years’ experience in the business of managing at least 3,000,000 leasable square feet of properties comparable to the U.S. Industrial Portfolio Properties who is not subject to a bankruptcy or similar insolvency or (b) any other property manager reasonably approved by the lender and subject to receipt of Rating Agency Confirmation, and if an affiliate of the borrower, the receipt of an additional insolvency opinion if (i) the property manager becomes bankrupt or insolvent, (ii) a material default by the property manager occurs under the management agreement and is not cured within any applicable notice and cure period thereunder and the borrowers have the right to terminate the management agreement pursuant to its terms and provisions, or (iii) following an event of default and acceleration of the U.S. Industrial Portfolio Loan.

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■	Release of Collateral. Provided no event of default under the U.S. Industrial Portfolio Loan has occurred and is continuing, the borrowers have the right after the earlier to occur of (i) the second anniversary of the closing date of the securitization into which the last U.S. Industrial Portfolio Companion Loan is deposited and (ii) the third anniversary of the origination of the U.S. Industrial Portfolio Loan to obtain release of one or more of the U.S. Industrial Portfolio Properties in conjunction with a transfer of such building to an unaffiliated third party, subject to the satisfaction of certain conditions, including, among others: (i) delivery of defeasance collateral in an amount equal to the lesser of (x) the sum of 115% of the allocated loan amount of the individual U.S. Industrial Portfolio Properties so released and (y) the portion of the outstanding principal balance of the U.S. Industrial Portfolio Whole Loan that has not been defeased as of the date of such release, (ii) after giving effect to such release, the debt service coverage ratio (calculated in accordance with the related loan documents) for the trailing 12-month period, recalculated to include only income and expense attributable to the portion of the U.S. Industrial Portfolio Properties remaining after the contemplated release and to exclude the interest expense on the aggregate amount defeased in connection with such release, is equal to or greater than the greater of (x) 2.20x and (y) the lesser of (i) 2.55x and (ii) debt service coverage ratio immediately prior to such release, and (iii) compliance with REMIC requirements. Subject to the satisfaction of certain conditions, borrower has the right to obtain releases of vacant, non-income producing parcels for which no material value was assigned under the appraisals obtained by lender in connection with the origination.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Preferred Equity. Lower Terra JV, LLC, the indirect parent of the related borrowers, has issued preferred equity in the initial amount of $98,386,245.16 with a preferred annual rate of return, compounded monthly, equal to: (i) for the period from and including September 1, 2016 to but excluding September 1, 2017, 12.6%; (ii) for the period from and including September 1, 2017 to but excluding September 1, 2018, 13.1%; (iii) for the period from and including September 1, 2018 to but excluding September 1, 2019, 13.6%; and (iv) thereafter, 14.1%. The final, mandatory redemption date is required to be one year and a day after the last maturity date of any mortgage loan or mezzanine loan directly or indirectly, as applicable, secured by the mortgaged properties. Upon certain bad boy acts and similar defaults under the preferred equity documents, the preferred investor has the right to replace the managing member, increase the preferred rate of return by 3% and in some cases, cause a sale of the assets of the subsidiaries and/or hyperamortize the preferred equity amount. Additionally the parents of the borrower are permitted to issue additional preferred equity in any upper tier parent of the borrower so long as after giving effect to such issuance of such preferred equity a change of control of the borrower under the loan documents would not occur as a result of such issuance or upon the exercise of any remedy by the holder of any such preferred equity.

■	Terrorism Insurance. The insurance policies obtained by the borrowers are required under the loan documents to cover perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the U.S. Industrial Portfolio Properties (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity until the earlier of 6 months following restoration and the date on which income returns to the same level it was at prior to the loss) at all times during the term of the U.S. Industrial Portfolio Loan, provided, that the borrowers are not be required to spend more than two times the cost of the premiums paid by the borrower for the property and casualty insurance required to be maintained under the U.S. Industrial Portfolio Loan documents. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrowers provide evidence satisfactory to the lender that the insurance premiums for the U.S. Industrial Portfolio Properties are separately allocated to the U.S. Industrial Portfolio Properties and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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LOWER LEVEL BASEMENT
SECOND LEVEL PARKING STRUCTURE
Burlington
STAPLES
ROSS
TJ·maxx
STAGE
Marshalls
RITE AID
OLD NAVY
Michaels
PETCO
LAUREL AVENUE
CENTRAL AVENUE
WHITTIER BOULEVARD
Anchor
Non-Anchor / In-line
Vacant
Not Part of the Collateral

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MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS
Monterey Park
South El Monte
La Puente
Montebello
Hacienda Heights
Commerce
Whittier
Quad at Whittier
13502 Whittier Boulevard
Whittier, CA 90605
Pico Rivera
Bell Gardens
Santa Fe Springs
Downey
La Habra
La Mirada
Norwalk
Artesia
Cerritos
La Palma
Pacific Ocean
Los Angeles
Long Beach
Anaheim
Santa Ana

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Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Whittier, California	Cut-off Date Principal Balance	$70,100,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$161.69
Size (SF)	433,553	Percentage of Initial Pool Balance	6.8%
Total Occupancy as of 7/31/2016(1)	89.1%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/31/2016(1)	89.1%	Type of Security	Fee Simple
Year Built / Latest Renovation	1950 / 1991	Mortgage Rate	4.2580%
Appraised Value	$114,200,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120

Underwritten Revenues	$7,813,165
Underwritten Expenses	$2,049,658	Escrows
Underwritten Net Operating Income (NOI)	$5,763,507	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,428,232	Taxes	$0	$0
Cut-off Date LTV Ratio	61.4%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	57.9%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	1.90x / 1.79x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.2% / 7.7%	Other(3)	$4,870,426	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$70,100,000	100.0%	Loan Payoff	$46,745,745	66.7%
Principal Equity Distribution	17,871,919	25.5
Reserves	4,870,426	6.9
Closing Costs	611,909	0.9

Total Sources	$70,100,000	100.0%	Total Uses	$70,100,000	100.0%

(1)	Total Occupancy and Owned Occupancy includes Marshalls (23,092 SF) that has executed a lease but has not opened for business or begun paying rent. Marshalls is anticipated to open and commence paying rent in March 2017. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all. Total Occupancy and Owned Occupancy excluding this tenant are both 83.8%.
(2)	The Maturity Date LTV Ratio is calculated using the “as stabilized” appraised value of $121,000,000. The Maturity Date LTV Ratio calculated based on the “as-is” appraised value of $114,200,000 is 61.4%. See”—Appraisal” below.
(3)	Other reserves include: (i) a $363,000 Deferred Maintenance Escrow, (ii) a $600,392 unfunded obligations reserve for outstanding tenant allowance and leasing commissions, (iii) a $187,034 gap rent reserve associated with Marshalls and (iv) a $3,720,000 Michael’s reserve account associated with Michaels’ temporary rent reduction as a result of a co-tenancy clause in its lease. The Michael’s reserve account was released and replaced by a letter of credit in favor of the lender. See”—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Quad at Whittier Loan”) is evidenced by a note in the original principal amount of $70,100,000, secured by a first mortgage encumbering the fee simple interest in a retail property located in Whittier, California (the “Quad at Whittier Property”). The Quad at Whittier Loan was originated by Goldman Sachs Mortgage Company on October 7, 2016 and represents approximately 6.8% of the Initial Pool Balance. The note evidencing the Quad at Whittier Loan has a principal balance as of the Cut-off Date of $70,100,000 and an interest rate of 4.2580% per annum. The borrower utilized the proceeds of the Quad at Whittier Loan to refinance the existing debt on the Quad at Whittier Property, return equity to the borrower sponsor, fund reserves and pay origination costs.

The Quad at Whittier Loan had an initial term of 120 months and has a remaining term of 120 months. The Quad at Whittier Loan requires interest only payments during its term. The scheduled maturity date is the due date in November 2026. Voluntary prepayment of the Quad at Whittier Loan is prohibited prior to the due date in August 2026. Provided that no event of default is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

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■	The Mortgaged Property. The Quad at Whittier Property is a 433,553 SF retail property located in Whittier, California. The Quad at Whittier Property was built in 1950 as an open-air mall and was substantially rebuilt in 1991. The borrower sponsor acquired the Quad at Whittier Property in 1996 for $44.2 million and has a current cost basis of $88.9 million. The Quad at Whittier Property is leased to approximately 43 tenants that include Burlington Coat Factory (87,463 SF), Vallarta Supermarkets (40,000 SF), Ross Dress for Less (25,788 SF), TJ Maxx (25,000 SF), Michaels (23,277 SF), Marshalls (23,092 SF, Signed – Not Open), Rite Aid (18,000 SF), and Staples (17,200 SF). Other national tenants include Petco, Olive Garden, Chili’s, Famous Footwear, Payless Shoesource, H&R Block, Gamestop, and GNC. The largest tenant, Burlington Coat Factory (20.2% of GLA and 10.5% of underwritten base rent), currently occupies 87,463 SF and has been a tenant at the Quad at Whittier Property since July 1999. Excluding Burlington Coat Factory and Vallarta Supermarkets, no tenant represents more than 5.9% of total GLA or 7.4% of underwritten base rent.

As of June 30, 2016, the Quad at Whittier Property generated underwritten in-line comparable (tenants with less than 10,000 SF and have been in occupancy for 12 months for the respective year and have reported full year sales) sales of $430 per SF, resulting in an underwritten in-line comparable (less than 10,000 SF) occupancy cost of 8.7%. As of July 31, 2016, Total Occupancy and Owned Occupancy were both 89.1%.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Quad at Whittier Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Leased GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Anchor Tenant Lease Expiration	Tenant Sales $ per SF (2)	Occupancy Cost	Renewal / Extension Options
Anchors
Burlington Coat Factory(3)	NR / NR / NR	87,463	20.2%	Yes	$794,454	$9.08	9/30/2019	$89	10.2%	2, 5-year options
Vallarta Supermarkets	NR / NR / NR	40,000	9.2	Yes	$813,219	$20.33	8/1/2030	$602	3.4%	3, 5-year options
Total Anchors		127,463	29.4%

Jr. Anchors
Ross Dress For Less	NR / A3 / A-	25,788	5.9%	Yes	$561,898	$21.79	1/31/2021	$336	6.5%	1, 5-year option
TJ Maxx	NR / A2 / A+	25,000	5.8	Yes	$346,503	$13.86	1/31/2021	$370	3.8%	NA
Michaels(4)	NR / NR / NR	23,277	5.4	Yes	$484,869	$20.83	10/20/2020	$233	8.9%	3, 5-year options
Marshalls(4)	NR / A2 / A+	23,092	5.3	Yes	$448,459	$19.42	3/31/2027	NA	NA	3, 5-year options
Rite Aid	B+ / B3+ / B+	18,000	4.2	Yes	$273,461	$15.19	5/31/2025	$506	3.0%	1, 10-year option
Staples	BB+ / Baa2 / BBB-	17,200	4.0	Yes	$333,088	$19.37	10/31/2018	NA	NA	NA
Dollar Tree	NR / NR / BB+	13,766	3.2	Yes	$223,845	$16.26	8/31/2022	$176	9.2%	NA
Petco	NR / NR / B	10,738	2.5	Yes	$244,988	$22.82	2/9/2021	$299	7.6%	NA
G-Stage	NR / NR / NR	10,722	2.5	Yes	$316,397	$29.51	9/1/2025	$157	18.9%	1, 5-year option
Big 5	NR / NR / NR	10,189	2.4	Yes	$199,639	$19.59	1/31/2019	NA	NA	1, 5-year option
Total Jr. Anchors		177,772	41.0%

Occupied In-line		65,694	15.2%		$2,296,668	$34.96
Occupied Outparcel		15,386	3.5%		$472,578	$30.71
Vacant Spaces(4)		47,238	10.9%		$0	$0.00

Total Owned SF		433,553	100.0%
Total SF		433,553	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales are based on the trailing 12 month period ending June 30, 2016, as provided by the borrower with the exception of (i) Burlington Coat Factory sales which are as of 12/31/2015, (ii) TJ Maxx sales which are as of 1/31/2016, (iii) Michaels’ sales which are as of 4/30/2016, and (iv) Vallarta Supermarkets sales which reflects annualized five-month sales ending 12/31/2015.
(3)	Burlington Coat Factory has a one-time option to terminate its lease with 90 days’ notice in the event its sales are less than approximately $13,120,000 for any given 12 month period. Sales as of 12/ 31/15 were approximately $7,800,000.
(4)	The Michaels lease contained a co-tenancy clause that provided for percentage rent in lieu of base rent in the event that Old Navy vacated the property. On March 31, 2016 Old Navy vacated their space prior to moving to another location at the Quad at Whittier Property as a temporary tenant. Michaels currently pays 3% of sales in lieu of rent. Michaels is expected to begin paying its scheduled base rent in March 2017 when Marshalls is expected to take occupancy. We cannot assure you that Marshalls will take occupancy or will begin paying as anticipated or at all. Total rent is comprised of scheduled base rent plus recoveries for Michaels.

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The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Quad at Whittier Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales $ per SF	Occupancy Cost	Lease Expiration	Renewal / Extension Options
Burlington Coat Factory(2)	NR / NR / NR	87,463	20.2%	$677,838	10.5%	$7.75	$89	10.2%	9/30/2019	2, 5-year options
Vallarta Supermarkets	NR / NR / NR	40,000	9.2	672,000	10.4	16.80	$602	3.4%	8/1/2030	3, 5-year options
Ross Dress For Less	NR / A3 / A-	25,788	5.9	477,078	7.4	18.50	$336	6.5%	1/31/2021	1, 5-year option
Michaels(3)	NR / NR / NR	23,277	5.4	404,088	6.2	17.36	$233	8.9%	10/20/2020	3, 5-year options
Marshalls(3)	NR / A2 / A+	23,092	5.3	340,607	5.3	14.75	NA	NA	3/31/2027	3, 5-year options
Staples	BB+ / Baa2 / BBB-	17,200	4.0	269,524	4.2	15.67	NA	NA	10/31/2018	NA
G-Stage	NR / NR / NR	10,722	2.5	257,328	4.0	24.00	$157	18.9%	9/1/2025	NA
TJ Maxx	NR / A2 / A+	25,000	5.8	250,000	3.9	10.00	$370	3.8%	1/31/2021	NA
Olive Garden(4)	NR / NR / NR	9,100	2.1	229,079	3.5	25.17	$604	4.8%	2/13/2021	NA
Petco	NR / NR / B	10,738	2.5	203,056	3.1	18.91	$299	7.6%	2/9/2021	NA
Largest Tenants		272,380	62.8%	$3,780,597	58.4%	$13.88
Remaining Owned Tenants		113,935	26.3	2,688,535	41.6	23.60
Vacant Spaces (Owned Space)		47,238	10.9	0	0.0	0.00
Totals / Wtd. Avg. Tenants		433,553	100.0%	$6,469,133	100.0%	$16.75

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Burlington Coat Factory has a one-time option to terminate its lease with 90 days’ notice in the event its sales are less than approximately $13,120,000 for any given 12 month period. Sales as of 12/31/15 were approximately $7,800,000.
(3)	Michaels is on temporary rent relief due to co-tenancy with Old Navy who vacated their space prior to occupying another space at the Quad at Whittier Property on a temporary basis. Michaels currently pays 3% of sales in lieu of rent. Michaels is expected to begin paying its scheduled base rent in March 2017 when Marshalls is expected to take occupancy. We cannot assure you that Marshalls will take occupancy or will begin paying as anticipated or at all. UW Base Rent represents scheduled base rent for Michaels.
(4)	Olive Garden is a ground lease tenant. The tenant owns the improvements and the borrower owns the land.

The following table presents certain information relating to the lease rollover schedule at the Quad at Whittier Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	2,819	0.7	0.7%	104,171	1.6	36.95	2
2017	10,678	2.5	3.1%	380,317	5.9	35.62	5
2018	35,881	8.3	11.4%	646,995	10.0	18.03	6
2019	109,541	25.3	36.7%	1,241,003	19.2	11.33	10
2020	30,245	7.0	43.6%	729,412	11.3	24.12	5
2021	80,512	18.6	62.2%	1,492,610	23.1	18.54	7
2022	19,964	4.6	66.8%	312,189	4.8	15.64	3
2023	0	0.0	66.8%	0	0.0	0.00	0
2024	0	0.0	66.8%	0	0.0	0.00	0
2025	31,222	7.2	74.0%	549,828	8.5	17.61	3
2026	0	0.0	74.0%	0	0.0	0.00	0
2027 & Thereafter(2)	65,453	15.1	89.1%	1,012,607	15.7	15.47	2
Vacant	47,238	10.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	433,553	100.0%		$6,469,133	100.0%	$16.75	43

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Includes Marshalls 23,092 SF, which has executed a lease but has not opened for business or begun paying rent. Marshalls is expected to begin paying its scheduled base rent in March 2017. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all.

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The following table presents certain information relating to historical occupancy and estimated tenant sales at the Quad at Whittier Property:

Historical Leased % & In-line Sales(1)

	2013	2014	2015
Occupancy(2)(3)	98.0%	97.8%	89.3%
In-line Tenant (<10,000 SF) Sales per SF(4)	$388	$396	$422

(1)	As provided by the borrower.
(2)	Occupancy includes one tenant (Marshalls 23,092 SF), which has executed a lease but has not opened for business or begun paying rent, which is expected to be in March 2017. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all.
(3)	Reflects occupancy as of December 31 unless otherwise noted.
(4)	Inline comparable tenant (<10,000 SF) Sales per SF are for tenants that have been in occupancy for full 12 months for each respective year and have reported full year sales for that period. All tenants with less than 10,000 SF are treated as in-line.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Quad at Whittier Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 7/31/2016	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue	$6,325,919	$6,496,884	$6,103,693	$6,352,417	$6,469,133	$14.92
Overage / Percentage Rent	15,438	63,161	38,089	25,735	26,069	0.06
Total Reimbursement Revenue	1,453,686	1,418,398	1,324,775	1,325,607	1,314,865	3.03
Gross Up Vacancy	0	0	0	0	1,123,850	2.59
Other Income	32,175	17,810	10,970	3,099	3,099	0.01
Gross Revenue	$7,827,218	$7,996,253	$7,477,526	$7,706,858	$8,937,015	$20.61

Vacancy & Credit Loss	(11,364)	(125,031)	(66,709)	14,475	(1,123,850)	(2.59)
Effective Gross Revenue	$7,815,854	$7,871,223	$7,410,817	$7,721,333	$7,813,165	$18.02

Total Operating Expenses	$2,044,357	$2,148,014	$2,120,224	$2,189,556	$2,049,658	$4.73

Net Operating Income	$5,771,497	$5,723,209	$5,290,592	$5,531,777	$5,763,507	$13.29
TI/LC	0	0	0	0	233,406	0.54
Replacement Reserves	0	0	0	0	101,869	0.23
Net Cash Flow	$5,771,497	$5,723,209	$5,290,592	$5,531,777	$5,428,232	$12.52

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten cash flow based on contractual rents as of July 31, 2016 and contractual rent steps through November 30, 2017.

■	Appraisal. According to the appraisal, the Quad at Whittier Property had an “as-is” appraised value of $114,200,000 as of September 1, 2016 and an “as stabilized” appraised value of $121,000,000 as of June 1, 2018, accounting for additional lease up at the property.

■	Environmental Matters. According to a Phase I environmental report, dated September 1, 2016, there are no recognized environmental conditions or recommendations for further action at the Quad at Whittier Property.

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■	Market Overview and Competition. The Quad at Whittier Property is located in Whittier, California. The city of Whittier had a population of 87,426 and an average household income of $88,580 in 2015.

The following table presents certain information relating to the primary competition for the Quad at Whittier Property:

Competitive Set(1)

	Quad at Whittier (Subject Property)	Stater Brothers Center	Santa Fe Springs Marketplace	Whittier Marketplace	Whittwood Town Center	Gateway Plaza
Distance from Subject	-	1.8 miles	1.8 miles	2.0 miles	2.5 miles	2.5 miles
Property Type	Retail	Neighborhood Center	Neighborhood Center	Neighborhood Center	Community Center	Community Center
Year Built	1950	1999	2001	1986	1965	NAV
Total GLA	433,553	135,400	164,775	168,265	841,936	289,265
Total Occupancy	89.1%	96%	92%	98%	93%	94%
Sales per SF(2)	$430	NAV	NAV	NAV	NAV	NAV
Major Tenants	Burlington Coat Factory, Vallarta, Rite Aid, Ross Dress For Less, TJ Maxx, Michaels, Marshals, Petco, Staples	Stater Bros	Food 4 Less, Rite Aid, O’Reilly Parts	Ralphs, CVS	Target, Vons, Petsmart, Sears, JCPenney, Kohls, 24 Hr Fitness	WalMart, Target, LA Fitness, Marshalls

(1)	Source: Appraisal.
(2)	Represents sales for comparable in-line tenants with less than 10,000 SF and have been in occupancy for 12 months for the respective year and have reported full year sales.

■	The Borrower. The borrower is The Quad at Whittier, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Quad at Whittier Loan. The non-recourse carveout guarantor under the Quad at Whittier Loan is Terramar Retail Centers, LLC (“TRC”), the direct owner of the borrower.

Previously known as GMS Realty, LLC, TRC was founded in 1996 and is based in Carlsbad, California. TRC acquires, develops, and operates retail properties in the western United States, focusing on retail land sites for neighborhood and community shopping center development and build-to-suit opportunities primarily in California. As of the first quarter of 2016, TRC owns over 35 assets along the West Coast and Hawaii and has owned the Quad at Whittier Property since 1996 as one of TRC’s first real estate investments. As of the first quarter of 2016, TRC maintains a portfolio of 13 retail centers in the greater Los Angeles area totaling 2.1 million SF. As of the first quarter 2016, TRC reported net worth of $958.9 million and cash and cash equivalents of approximately $20.2 million. TRC is majority (99.9%) owned by Calzada Capital Partners, LLC (“Calzada”), a real estate investment firm headquartered in Chicago that owns eight real estate operating companies including TRC. Calzada is majority (97.3%) owned by the Washington State Investment Board, a public pension fund with approximately $12.5 billion in assets under management.

■	Escrows. On the origination date, the borrower funded (i) a deferred maintenance and environmental escrow account in the amount of $363,000, (ii) an unfunded obligations account in the amount of $600,392 for tenant improvements and leasing commissions relating to Marshalls of CA, LLC, (iii) a Michael’s reserve account in the amount of $3,720,000 with respect to the space currently occupied by Michaels Stores, Inc. and (iv) a Marshalls reserve account in the amount of $187,034 with respect to the space currently leased by Marshalls of CA, LLC. The Michael’s reserve account was subsequently released and replaced by a letter of credit in favor of the lender in an amount equal to $3,720,000.

On each due date during a continuing event of default under the loan documents or any Quad at Whittier Trigger Period, the borrower will be required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period; provided, however, so long as no event of default under the loan documents is continuing, reserve deposits for insurance premiums are not required if the borrower is maintaining a blanket policy in accordance with the related loan documents. The borrower will not be required to make monthly tax deposits, with respect to any taxes paid directly to the taxing authority by any tenant, so long as (i) no event of default under the Quad at Whittier Loan has occurred and is continuing, (ii) the borrower either provides proof of payment by the applicable tenant directly to the taxing authority, or deposits the applicable amount into the tax and insurance reserve within 10 days’ notice from the lender, (iii) the lease with the applicable tenant remains in effect and not in default and (iv) no material adverse change has occurred with respect to such tenant.

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Within ten business days following the occurrence of a Rollover Trigger Event, the borrower is required to fund a rollover reserve account in an amount equal to two times the total annual rent and reimbursements payable by Burlington Coat Factory (“Burlington”) as of the occurrence of a Rollover Trigger Event (excluding any reimbursements for taxes, insurance or common area maintenance and use charges which have been reallocated to other tenants at the Quad at Whittier Property).

A “Rollover Trigger Event” means the occurrence of both (i) the conclusion of the 12-month period (ending on the last day of any fiscal quarter) during which the debt service coverage ratio (as calculated under the related loan documents) is less than 2.0x (excluding any operating income attributable to Burlington and its related lease and any operating income attributable to the leases which may be terminated as a result of any radius restrictions and/or co-tenancy provisions related to Burlington), and (2) the earliest of any of the following: (x) the date that Burlington gives notice of an intent to exercise its termination option set forth, in its lease or (y) the date by which Burlington is required to give notice to renew its lease at the end of the original term or any subsequent renewal term if it has not given such notice. Provided no event of default under the loan documents is then continuing, the borrower will not be obligated to fund the rollover reserve account upon the earlier to occur of: (i)(a) Burlington entering into a renewal or extension of its lease being in occupancy of all or a portion of its space, paying normal monthly rent, being open for business and having provided an updated estoppel certificate reasonably acceptable to the lender or (b) all or a portion of Burlington’s space being subject to one or more approved substitute leases or (ii) the borrower delivering evidence reasonably satisfactory to lender the that the debt service coverage ratio (as calculated under the related loan documents) is greater than 2.0x (excluding any operating income attributable to Burlington and its lease and any income attributable to the leases which may be terminated as a result of any radius restrictions and/or co-tenancy provisions related to Burlington’s lease).

In addition, on each due date during the continuance of any Quad at Whittier Trigger Period, the related loan documents require an excess cash reserve as discussed under “—Lockbox and Cash Management” below.

A “Quad at Whittier Trigger Period” means any period: (i) commencing as of the conclusion of the 12-month period (ending on the last day of any fiscal quarter) during which the debt service coverage ratio (as calculated under the related loan documents) is less than 1.30x, and ending at the conclusion of the second consecutive fiscal quarter during which the debt service coverage ratio for the trailing 12-month period (ending on the last day of any fiscal quarter) is greater than 1.30x or (ii) the period commencing upon the borrower’s failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and indicate that no other Quad at Whittier Trigger Period is ongoing.

■	Lockbox and Cash Management. The Quad at Whittier Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the Quad at Whittier Property and all other money received by the borrower or the property manager with respect to the Quad at Whittier Property (other than (i) certain de minimis amounts of income, (ii) certain income paid to a borrower affiliate for sponsorship and advertising programs and (iii) tenant security deposits, to be deposited into such lockbox account or the cash management account by the end of the first business day following receipt. For so long as no Quad at Whittier Trigger Period or event of default under the Quad at Whittier Loan is continuing, all funds in the lockbox account in excess of those required to pay amounts due to the lender on the next due date (including any applicable reserves) are required to be swept into a borrower-controlled operating account on a daily basis. During the continuance of a Quad at Whittier Trigger Period or event of default (if the lender so elects, only with respect to the continuance of an event of default) under the Quad at Whittier Loan, all funds in the lockbox account are required to be swept into a lender-controlled cash management account. On each due date during the continuance of any Quad at Whittier Trigger Period or, at the lender’s discretion, during an event of default under the Quad at Whittier Loan, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and that all remaining amounts be reserved in an excess cash flow reserve account.

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quad at whittier

■	Property Management. The Quad at Whittier Property is managed by Terramar Retail Centers, LLC, an affiliate of the borrower, pursuant to a management agreement. Under the related loan documents, the Quad at Whittier Property is required to remain managed by Terramar Retail Centers, LLC or its affiliate meeting the qualifications set forth in the loan agreement or any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the lender: (i) during the continuance of an event of default under the Quad at Whittier Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files for or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Release of Collateral. Provided no event of default under the Quad at Whittier Loan has occurred and is continuing, the borrower has the right after the second anniversary of the securitization Closing Date to obtain release of a parcel (“Suite CA,” currently occupied by Burlington Coat Factory) from the lien of the related loan documents, subject to the satisfaction of certain conditions, including, among others: (i) delivery of defeasance collateral in an amount equal to 110% of the allocated loan amount of Suite CA ($9,000,000) (ii) after giving effect to such release, the debt service coverage ratio (calculated in accordance with the related loan documents) for the trailing 12-month period, recalculated to include only income and expense attributable to the portion of the Quad at Whittier Properties remaining after the contemplated release and to exclude the interest expense on the aggregate amount defeased in connection with such release, is at least 1.45x, (iii) delivery of a REMIC opinion, (iv) receipt of a Rating Agency Confirmation and satisfaction of certain REMIC requirements.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Quad at Whittier Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12-month period following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Quad at Whittier Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Quad at Whittier Property are separately allocated to the Quad at Whittier Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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SIMON PREMIUM OUTLETS

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SIMON PREMIUM OUTLETS

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SIMON PREMIUM OUTLETS

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SIMON PREMIUM OUTLETS

Queenstown Premium Outlets

OLD NAVY
TALBOTS
kate spade
COACH
J.CREW
adidas
KAY
PACSUN
Calvin Klein
ST. JOHN
chico's
NAUTICA
NINE WEST
MICHAEL KORS
Levi's
Nike Factory Store
GAP
carter's
Clarks
Columbia
LOFT

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SIMON PREMIUM OUTLETS

Frederick
New Market
Mt Airy
Sykesville
Randallstown
Towson
Nottingham
Betterton
Baltimore
Ellicott City
Barnesville
Columbia
Chestertown
Laytonsville
Brookeville
Washington Grove
BALTIMORE WASHINGTON INT'L AIRPORT
Chesapeake Bay
Poolesville
Gaithersburg
Rock Hall
Leesburg
FORT MEADE
Rockville
Laurel
Kensington
Centreville
Bethesda
Potomac
Silver Spring
College Park
MARYLAND
Herndon
Reston
Somerset
Bowie
Annapolis
Queenstown
Mt Rainier
Highland Beach
WASHINGTON-DULLES INT'L AIRPORT
Washington, D.C.
Vienna
Arlington
RONALD REAGAN WASHINGTON NATIONAL AIRPORT
Fairfax
VIRGINIA
Alexandria
JOINT BASE ANDREWS
Upper Marlboro
St Michaels
Easton
Clifton
Forest Heights
Manassas

Baywood-Los Osos
California Polytechnic State University
San Luis Obispo
SAN LUIS OBISPO CO-MCCHESNEY FIELD
Edna
Avila Beach
San Luis Obispo Bay
Pismo Beach
Arroyo Grande
Five Cities Center
Grover Beach
OCEANO AIRPORT
Pacific Ocean
Santa Maria
Guadalupe
MAP © 2016 CARTIFACT

Simon Premium Outlets

#	Property Name	Address	City/State	Zip Code
1	Queenstown Premium Outlets	441 Outlet Center Drive	Queenstown, MD	21658
2	Pismo Beach Premium Outlets	333 Five Cities Drive	Pismo Beach, CA	93449

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SIMON PREMIUM OUTLETS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller	GSMC
Location (City/State)	Various, Various	Cut-off Date Principal Balance(4)	$66,788,798
Property Type	Retail	Cut-off Date Principal Balance per SF(2)	$232.68
Size (SF)	436,987	Percentage of Initial Pool Balance	6.5%
Total Occupancy as of 8/29/2016(1)	93.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/29/2016(1)	93.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	1989,1994 / 1999, 2006	Mortgage Rate	3.3335%
Appraised Value	$198,000,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	360
		Original Interest Only Period (Months)	NAP

Underwritten Revenues	$17,641,886
Underwritten Expenses	$4,491,520	Escrows
Underwritten Net Operating Income (NOI)	$13,150,366		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$12,688,533	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	51.4%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	39.9%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(2)(3)	2.44x / 2.36x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)(3)	12.9% / 12.5%	Other	$0	$0

Sources and Uses

Sources	$	%	Uses	$	%
Whole Loan Amount	$102,000,000	100.0%	Loan Payoff	$100,503,611	98.5%
			Closing Costs	1,335,123	1.3
			Principal Equity Distribution	161,266	0.2

Total Sources	$102,000,000	100.0%	Total Uses	$102,000,000	100.0%

(1)	Total Occupancy and Owned Occupancy include two tenants at each property (PacSun and Aeropostale) that have filed for bankruptcy, but are in-place and paying rent (Pismo Beach Premium Outlets Property: PacSun 5,471 SF and Aeropostale 3,500 SF; Queenstown Premium Outlets Property: PacSun 4,000 SF and Aeropostale 4,000 SF). We cannot assure you that these two tenants will not reject their leases or continue paying rent. Total Occupancy and Owned Occupancy excluding these two tenants are both 89.5%.

(2)	Calculated based on the aggregate outstanding principal balance of Simon Premium Outlets Whole Loan. See “—The Mortgage Loan” below.

(3)	DSCR based on Underwritten NOI / NCF and Debt Yield Based on Underwritten NOI / NCF include PacSun and Aeropostale, which have each filed for bankruptcy but are in-place and paying rent. Excluding these two tenants, DSCR based on Underwritten NOI / NCF are 2.36x and 2.28x, respectively, and Debt Yield based on Underwritten NOI / NCF are 12.5% and 12.1% respectively.

(4)	The Cut-off Date Principal Balance of $66,788,798 represents the controlling note A-1 of a $102,000,000 whole loan evidenced by two pari passu notes.

■	The Mortgage Loan. The mortgage loan (the “Simon Premium Outlets Loan”) is part of a whole loan structure (the “Simon Premium Outlets Whole Loan”) comprised of two pari passu notes that are secured by a first mortgage encumbering the borrowers’ fee simple interest in retail properties located in Queenstown, Maryland and Pismo Beach, California (the “Simon Premium Outlets Properties”). The Simon Premium Outlets Loan (evidenced by note A-1), which represents a controlling interest in the Simon Premium Outlets Whole Loan, has an outstanding principal balance as of the Cut-off Date of $66,788,798 and represents approximately 6.5% of the Initial Pool Balance. The related companion loan (the “Simon Premium Outlets Companion Loan”) evidenced by note A-2, has an outstanding principal balance as of the Cut-off Date of $34,889,671. The Simon Premium Outlets Companion Loan, currently held by Goldman Sachs Mortgage Company, represents a non-controlling interest in the Simon Premium Outlets Whole Loan and is expected to be contributed to one or more future securitization transactions. The Simon Premium Outlets Whole Loan was originated by Goldman Sachs Mortgage Company on September 1, 2016. The Simon Premium Outlets Whole Loan had an original principal balance of $102,000,000 and each note has an interest rate of 3.3335% per annum. The borrower utilized the proceeds of the Simon Premium Outlets Whole Loan to refinance the existing debt on the Simon Premium Outlets Properties, return equity to the borrower sponsor and pay origination costs.

The Simon Premium Outlets Loan had an initial term of 120 months and has a remaining term of 118 months. The Simon Premium Outlets Loan requires monthly payments of interest and principal sufficient to amortize the Simon Premium Outlets Loan over a 30-year amortization schedule. The scheduled maturity date is the due date in September 2026. Voluntary prepayment of the Simon Premium Outlets Loan is permitted after the due date in February 2026 without payment of any yield maintenance or prepayment premium. Provided that no event of default under the Simon Premium Outlets Loan is continuing, at any time after the earlier to occur of (i) October 6, 2019 and (ii) the second anniversary of the closing date of the securitization into which the last piece of the Simon Premium Outlets Whole Loan is deposited, the Simon Premium Outlets Loan may be defeased with direct, non-callable obligations of the United States of America or, to the extent acceptable to the Rating Agencies, certain other “government securities” that are not subject to prepayment, call or early redemption.

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SIMON PREMIUM OUTLETS

■	The Mortgaged Properties. The Simon Premium Outlets Properties consist of two retail outlet centers totaling approximately 437,000 SF: an approximately 290,000 SF retail outlet center located in Queenstown, Maryland (the “Queenstown Premium Outlets Property”) and an approximately 147,000 SF retail outlet center located in Pismo Beach, California (the “Pismo Beach Premium Outlets Property”).

The following table presents certain information relating to the Simon Premium Outlets Properties:

Property Name	City	State	Cut-off Date Allocated Loan Amount	Total GLA	Occupancy	Year Built	As-Is Appraised Value	UW NCF
Queenstown Premium Outlets	Queenstown	Maryland	$42,561,489	289,571	90.8%	1989	$127,000,000	$8,312,543
Pismo Beach Premium Outlets	Pismo Beach	California	24,227,309	147,416	98.5	1994	71,000,000	4,375,990
Total			$66,788,798	436,987	93.4%		$198,000,000	$12,688,533

Queenstown Premium Outlets Property

The Queenstown Premium Outlets Property is located in Queenstown, Maryland, east of the Chesapeake Bay Bridge on Maryland’s Eastern Shore. Located at the Route 301/50 split, it serves the nearby cities of Washington, D.C., Baltimore and Annapolis, as well as tourists traveling to the Eastern Shore. It was constructed in 1989 and renovated in 2006. It features approximately 60 outlet stores including Adidas, Brooks Brothers, Calvin Klein, Coach, J. Crew Factory Store, Michael Kors, Nike Factory Store, Polo Ralph Lauren, Talbots and Under Armour. As of June 30, 2016, the Queenstown Premium Outlets Property generated in-line comparable (tenants with less than 10,000 SF, have been in occupancy for 12 months in the same location at the Queenstown Premium Outlets Property and report sales for 12 months) sales of $343 per SF, resulting in an in-line comparable (less than 10,000 SF) occupancy cost of 13.3%. As of August 29, 2016, Total Occupancy and Owned Occupancy at the Queenstown Premium Outlets Property were both 90.8%.

Pismo Beach Premium Outlets Property

The Pismo Beach Premium Outlets Property is located in Pismo Beach, California, between Los Angeles and San Francisco, in the region’s wine country. It was constructed in 1994 and renovated in 1999. It features approximately 38 designer and name brand outlet stores including Calvin Klein, Carter’s, Coach, Polo Ralph Lauren, Tommy Hilfiger and Nike Factory Store. As of June 30, 2016, the Pismo Beach Premium Outlets Property generated in-line comparable (tenants with less than 10,000 SF, have been in occupancy for 12 months in the same location at the Pismo Beach Premium Outlets Property and report sales for 12 months) sales of $436 per SF, resulting in an in-line comparable (less than 10,000 SF) occupancy cost of 9.6%. As of August 29, 2016, Total Occupancy and Owned Occupancy at the Pismo Beach Premium Outlets Property were both 98.5%.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Simon Premium Outlets Property:

Ten Largest Tenants Based on Underwritten Base Rent

Combined Queenstown Premium Outlets Property and Pismo Premium Outlets Property

Tenant Name	Property	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent
Famous Footwear Outlet	Both	10,543	2.4%	$434,053	3.6%
Levi’s Outlet	Both	8,911	2.0	385,441	3.2
Bass	Both	12,600	2.9	369,781	3.1
Nike Factory Store	Both	20,500	4.7	358,000	3.0
Calvin Klein	Both	10,670	2.4	348,950	2.9
Carter’s	Both	9,500	2.2	348,595	2.9
Dress Barn	Both	10,700	2.4	342,080	2.8
PacSun(1)	Both	9,471	2.2	331,828	2.8
Under Armour	Queenstown	9,346	2.1	288,791	2.4
Brooks Brothers	Queenstown	8,219	1.9	287,665	2.4
Ten Largest Tenants		110,460	25.3%	$3,495,185	29.1%

(1)	PacSun has filed for bankruptcy, but is currently in-place and paying rent. PacSun leases space at both properties: Pismo Beach Premium Outlets Property: 5,471 SF expiring 5/31/2021 at $38.04 underwritten base rent per SF with $295 sales per SF and Queenstown Premium Outlets Property: 4,000 SF expiring 5/31/2021 at $30.93 underwritten base rent per SF with $238 sales per SF. We cannot assure you that this tenant will not reject its lease or continue paying rent.

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SIMON PREMIUM OUTLETS

Ten Largest Tenants Based on Underwritten Base Rent (continued)

Queenstown Premium Outlets Property

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales $ per SF(2)	Occupancy Cost	Lease Expiration	Renewal / Extension Options
Under Armour	NR / Baa2 / BBB-	9,346	3.2%	$288,791	3.7%	$30.90	NA	NA	5/31/2026	NA
Brooks Brothers	NR / NR / NR	8,219	2.8	287,665	3.7	35.00	$232	16.2%	12/31/2019	NA
Michael Kors	NR / NR / NR	5,248	1.8	278,380	3.6	53.05	$798	8.3%	11/30/2024	NA
Old Navy	NR / NR / NR	13,000	4.5	258,700	3.3	19.90	$252	12.9%	6/30/2021	NA
Columbia Sportswear	NR / NR / NR	7,476	2.6	235,601	3.0	31.51	$326	13.6%	1/31/2023	NA
V.F. Factory Outlet	NR / A3 / A	20,862	7.2	227,502	2.9	10.91	$99	11.0%	5/31/2019	NA
Famous Footwear Outlet	NR / NR / NR	5,043	1.7	218,160	2.8	43.26	NA	NA	9/30/2025	NA
Tommy Bahama	NR / NR / NR	6,000	2.1	210,000	2.7	35.00	$275	17.0%	5/31/2017	1, 5-year option
Nike Factory Store	NR / A1 / AA-	13,000	4.5	208,000	2.7	16.00	$515	4.8%	4/30/2018	1, 5-year option
Nautica Factory Store	NR / NR / NR	4,560	1.6	205,291	2.6	45.02	$229	25.4%	6/30/2018	NA
Ten Largest Owned Tenants		92,754	32.0%	$2,418,090	30.9%	$26.07
Remaining Owned Tenants(3)(4)		170,045	58.7	5,417,722	69.1	31.86
Vacant Spaces (Owned Space)		26,772	9.2	0	0.0	0.00
Total All Owned Tenants		289,571	100.0%	$7,835,812	100.0%	$29.82

Pismo Beach Premium Outlets Property

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales $ per SF(2)	Occupancy Cost	Lease Expiration	Renewal / Extension Options
Famous Footwear Outlet	NR / NR / NR	5,500	3.7%	$215,893	5.1%	$39.25	$405	13.0%	11/30/2019	NA
PacSun(3)	NR / NR / NR	5,471	3.7	208,094	5.0	38.04	$295	12.9%	5/31/2021	NA
Bass	NR / NR / NR	8,500	5.8	204,510	4.9	24.06	$286	12.9%	1/31/2017	NA
Levi’s Outlet	BB / Ba2 / BB	4,500	3.1	186,856	4.5	41.52	$584	9.4%	1/31/2021	NA
Calvin Klein	NR / Ba2 / BB+	5,670	3.8	186,600	4.5	32.91	$329	13.3%	7/31/2019	NA
Dress Barn	NR / NR / BB-	7,500	5.1	180,000	4.3	24.00	$251	15.3%	6/30/2021	NA
Carter’s	NR / NR / BB+	5,000	3.4	151,900	3.6	30.38	$413	10.5%	1/31/2017	NA
Lane Bryant	NR / NR / NR	6,570	4.5	151,110	3.6	23.00	$176	17.3%	12/31/2017	NA
Guess?	NR / NR / NR	5,500	3.7	151,030	3.6	27.46	$303	13.7%	1/31/2021	NA
Nike Factory Store	NR / A1 / AA-	7,500	5.1	150,000	3.6	20.00	$993	2.8%	2/28/2019	1, 5-year option
Ten Largest Owned Tenants		61,711	41.9%	$1,785,993	42.6%	$28.94
Remaining Owned Tenants(4)		83,469	56.6	2,406,718	57.4	28.83
Vacant Spaces (Owned Space)		2,236	1.5	0	0.0	0.00
Total All Owned Tenants		147,416	100.0%	$4,192,711	100.0%	$28.88

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Sales are based off of the trailing 12 month period ending June 30, 2016, as provided by the borrower.

(3)	PacSun has filed for bankruptcy, but is currently in-place and paying rent. PacSun leases space at both properties: Pismo Beach Premium Outlets Property: 5,471 SF expiring 5/31/2021 at $38.04 underwritten base rent per SF with $295 sales per SF and Queenstown Premium Outlets Property: 4,000 SF expiring 5/31/2021 at $30.93 underwritten base rent per SF with $238 sales per SF. We cannot assure you that this tenant will not reject its lease or continue paying rent.

(4)	Includes one tenant (Aeropostale) that has filed for bankruptcy, but is currently in-place and paying rent. Aeropostale leases space at both properties: Pismo Beach Premium Outlets Property: 3,500 SF expiring 1/31/2018 at $32.00 underwritten base rent per SF with $555 sales per SF and Queenstown Premium Outlets Property: 4,000 SF expiring 3/31/2017 at $29.00 underwritten base rent per SF with $276 sales per SF. We cannot assure you that this tenant will not reject its lease or continue paying rent.

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SIMON PREMIUM OUTLETS

The following table presents certain information relating to the lease rollover schedule at the Simon Premium Outlets Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	9,961	2.3%	2.3%	$293,419	2.4%	$29.46	4
2016	2,250	0.5	2.8%	78,000	0.6	34.67	1
2017	87,041	19.9	22.7%	2,432,895	20.2	27.95	21
2018	37,368	8.6	31.3%	1,225,985	10.2	32.81	10
2019	64,579	14.8	46.0%	1,730,876	14.4	26.80	12
2020	32,150	7.4	53.4%	928,199	7.7	28.87	7
2021	68,736	15.7	69.1%	1,620,033	13.5	23.57	11
2022	28,264	6.5	75.6%	940,326	7.8	33.27	8
2023	18,891	4.3	79.9%	583,557	4.9	30.89	4
2024	12,449	2.8	82.8%	557,685	4.6	44.80	4
2025	22,136	5.1	87.8%	941,161	7.8	42.52	7
2026	24,154	5.5	93.4%	696,386	5.8	28.83	5
2027 & Thereafter	0	0.0	93.4%	0	0.0	0.00	0
Vacant	29,008	6.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	436,987	100.0%		$12,028,523	100.0%	$29.48	94

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the Simon Premium Outlets Property:

Historical Leased % & In-line Sales

	2013	2014	2015
Queenstown Premium Outlets Property
Occupancy(1)(2)	100.0%	98.0%	95.0%
In-line Tenant (<10,000 SF) Sales per SF(3)(4)(5)	$432	$367	$342

Pismo Beach Premium Outlets Property
Occupancy(1)(2)	100.0%	100.0%	100.0%
In-line Tenant (<10,000 SF) Sales per SF(3)	$401	$405	$429

(1)	As provided by the borrower.

(2)	Reflects occupancy (including temporary tenants) as of December 31 and sales per SF for the tenants that occupy <10,000 SF at the respective property and have been in occupancy for the entirety of the respective sales period, unless specified otherwise.

(3)	Inline comparable tenant (<10,000 SF) Sales per SF are for tenants that have been in occupancy for full 12 months for each respective year and have reported full year sales for that period.

(4)	Sales for 2013 include Gucci which was a pop-up tenant (sales PSF of $1,507) and vacated at the end of the year. Sales per SF excluding Gucci were $410 per SF for 2013.

(5)	Coach has recently relocated and expanded its space and is not included in the 2015 sales per SF calculation. The last full year sales volume for Coach was $1,266 per SF as of 2014.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Simon Premium Outlets Properties:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 6/30/2016	Underwritten(2)	Underwritten $ per SF
In-Place Base Rent(3)	$12,017,701	$12,195,641	$12,185,164	$12,317,183	$12,028,523	$27.53
Vacancy Gross Up	0	0	0	0	1,302,488	2.98
Percentage Rent	447,469	459,445	386,212	343,571	222,135	0.51
Total Rent	$12,465,170	$12,655,086	$12,571,376	$12,660,754	$13,553,146	$31.01
CAM Recoveries	2,739,389	2,887,003	3,060,948	3,078,822	3,020,788	6.91
Real Estate Tax Recoveries	824,728	895,681	916,206	941,764	863,595	1.98
Utilities Recoveries	158,413	293,107	251,535	256,399	239,055	0.55
Marketing Recoveries	1,046,160	1,242,051	1,075,476	1,139,173	1,139,173	2.61
Total Rent & Recoveries	$17,233,860	$17,972,928	$17,875,541	$18,076,912	$18,815,757	$43.06

In-Place Vacancy and Credit Loss	(6,458)	(9,688)	(3,566)	(65,636)	(1,512,450)	(3.46)
Net Rev. Before Other Income	$17,227,402	$17,963,240	$17,871,975	$18,011,276	$17,303,307	$39.60

Temp Tenant Rental Income	104,430	140,164	144,434	152,447	152,447	0.35
Other Rental Income	77,555	56,775	56,900	64,418	64,418	0.15
Other Non-Rental Income	85,794	116,539	132,740	121,714	121,714	0.28
Total Other Income	$267,779	$313,478	$334,074	$338,579	$338,579	$0.77

Effective Gross Income	$17,495,181	$18,276,718	$18,206,049	$18,349,855	$17,641,886	$40.37

Real Estate Taxes	$999,169	$1,063,631	$1,061,020	$1,110,572	$1,107,840	$2.54
Insurance	195,679	201,820	206,383	211,242	183,748	0.42
Utilities	181,322	199,570	231,439	218,986	218,986	0.50
Repairs & Maintenance	412,914	402,734	446,616	448,860	448,860	1.03
Janitorial	217,746	242,837	237,499	221,780	221,780	0.51
Management Fee	469,567	503,017	495,125	496,143	441,047	1.01
Payroll	156,599	191,381	257,048	268,495	268,495	0.61
Advertising	1,046,162	1,242,053	1,075,474	1,139,171	1,139,171	2.61
Professional Fees	13,372	11,193	7,952	3,792	3,792	0.01
General and Administrative	555,681	510,582	412,548	432,895	432,895	0.99
Other Expenses	36,172	38,276	31,724	24,906	24,906	0.06
Total Expenses	$4,284,383	$4,607,094	$4,462,828	$4,576,842	$4,491,520	$10.28

Net Operating Income	$13,210,798	$13,669,624	$13,743,221	$13,773,013	$13,150,366	$30.09
TI/LC	0	0	0	0	387,598	0.89
Capital Expenditures	0	0	0	0	74,235	0.17
Net Cash Flow	$13,210,798	$13,669,624	$13,743,221	$13,773,013	$12,688,533	$29.04

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of August 29, 2016 and contractual rent steps through August 31, 2017.

(3)	Underwritten base rent includes two tenants at each property (PacSun $331,828 underwritten base rent and Aeropostale $228,000 underwritten base rent) that have filed for bankruptcy, but are in-place and paying rent. Additionally, includes two tenants at both properties (Coach and Polo Ralph Lauren) that are currently paying a percentage of sales in-lieu of base rent (Queenstown Premium Outlets Property – Coach $74,040, Polo Ralph Lauren $160,540) (Pismo Beach Premium Outlets Property – Coach $94,830, Polo Ralph Lauren $98,700).

■	Appraisal. According to the appraisal, the Queenstown Premium Outlets Property had an “as-is” appraised value of $127,000,000 as of August 7, 2016. According to the appraisal, the Pismo Beach Premium Outlets Property had an “as-is” appraised value of $71,000,000 as of August 10, 2016.

■	Environmental Matters. According to the Phase I environmental reports, each dated August 15, 2016, there are no recognized environmental conditions or recommendations for further action at the Simon Premium Outlets Properties.

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SIMON PREMIUM OUTLETS

■	Market Overview and Competition. The Simon Premium Outlets Portfolio consist of two retail outlet centers: the Queenstown Premium Outlets Property and the Pismo Beach Premium Outlets Property.

Queenstown Premium Outlets Property

Primary competition for the Queenstown Premium Outlets Property includes three outlet centers, each 50 miles or more from the subject. The Queenstown Premium Outlets Property draws from Queen Annes county area which includes a population of approximately 49,013 and had an average household income of $107,353 (as of 2015). The Queenstown Premium Outlets Property also draws from tourist traffic, particularly in the summer months.

The following table presents certain information relating to the primary competition for the Queenstown Premium Outlets Property:

Competitive Set(1)

	Queenstown Premium Outlets Property	Tanger Outlet Center Seaside Property	Tanger Outlet Center Ocean Gateway	Tanger Outlet Center Oxon Hill Road
Distance from Subject	-	60.0 miles	70.0 miles	50.0 miles
Property Type	Outlet Center	Outlet Center	Outlet Center	Outlet Center
Year Built / Renovated	1989 / 2006	1954 / 1996	1982 / 1996	2013 / NA
Total GLA	289,571	755,816	199,201	221,765
Total Occupancy	90.8%	100.0%	97.0%	100.0%
Sales per SF(2)	$343	NAV	NAV	NAV
Major Tenants	Nike Factory Store, Old Navy, V.F. Factory Outlet, Polo Ralph Lauren	Nike, Old Navy, Dress Barn, Children Place, Bass, Coach, Columbia Sportswear, Loft, Polo, Banana Republic	J Crew, Brook Brothers, Chico’s, Coach, Bass, Adidas, American Eagle, Under Armour, Gap	H&M, Gap, Banana Republic, Coach, Under Armour, Polo, Nike, Calvin Klein, Carter, Columbia Sportswear, Bass, Express

(1)	Source: Appraisal.

(2)	Represents sales as of June 30, 2016 for comparable in-line tenants with less than 10,000 SF, have been in occupancy for 12 months in the same location at the Queenstown Premium Outlets Property and report sales for 12 months.

Pismo Beach Premium Outlets Property

Primary competition for the Pismo Beach Premium Outlets Property includes two outlet centers, each more than 100 miles from the subject. The Pismo Beach Premium Outlets Property draws most of its traffic from the surrounding counties of Santa Barbara, King, Kern, San Luis Obispo and Fresno. Nearby San Luis Obispo is the home of Cal Poly University with a student population of over 20,900 (as of 2015). The immediate trade area of 20 miles around the property included a population of 284,892 and had an average household income of $75,409 (as of 2015). The area also draws Pacific Coast tourism traffic.

The following table presents certain information relating to the primary competition for the Pismo Beach Premium Outlets Property:

Competitive Set(1)

	Pismo Beach Premium Outlets Property	Outlets at Tejon	Camarillo Premium Outlets
Distance from Subject	-	120.0 miles	124.0 miles
Property Type	Outlet Center	Outlet Center	Outlet Center
Year Built / Renovated	1994 / 1999	2014 / NA	1995 / NA
Total GLA	147,416	300,000	675,000
Total Occupancy	98.5%	100.0%	100.0%
Sales per SF(2)	$436	NA	NA
Major Tenants	Polo Ralph Lauren, Bass, Dress Barn, Nike Factory Store	Michael Kors, H&M, Coach, Banana Republic, J. Crew, Nike, Pottery Barn	Neiman Marcus Last Call, Saks Fifth Avenue OFF 5TH, Barneys New York Outlet

(1)	Source: Appraisal.

(2)	Represents sales as of June 30, 2016 for comparable in-line tenants with less than 10,000 SF, have been in occupancy for 12 months in the same location at the Pismo Beach Premium Outlets Property and report sales for 12 months.

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SIMON PREMIUM OUTLETS

■	The Borrowers. The borrowers are Prime Outlets at Pismo Beach LLC, and Queenstown Outlets Limited Partnership, each a single-purpose, single-asset entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Simon Premium Outlets Loan. The non-recourse carve-out guarantor under the Simon Premium Outlets Loan is Simon Property Group, L.P. (“Simon”), an indirect owner of the borrowers. The liability of the non-recourse carve-out guarantor is capped at 20% of the outstanding principal balance of the Simon Premium Outlets Whole Loan, and all reasonable, out of-pocket costs and expenses (including, but not limited to, court costs and fees and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under, the guaranty and the environmental indemnity agreement.

Simon is the operating partnership of Simon Property Group, Inc., a retail real estate owner, manager and developer, and a S&P 100 company (Simon Property Group, NYSE: SPG). As of June 30, 2016, Simon owned or held an interest in 207 properties in the United States, including 108 malls, 71 Premium Outlets, 14 Mills, four lifestyle centers, and 10 other retail properties within 37 states and Puerto Rico. Internationally, as of June 30, 2016, the company has ownership interests in nine Premium Outlets in Japan, three Premium Outlets in South Korea, two Premium Outlets in Canada, one Premium Outlet in Mexico, and one Premium Outlet in Malaysia. Per its 2015 Annual Report, Simon reported total assets of approximately $30.7 billon, equity of approximately $5.2 billion and liquidity of approximately $701.1 million. As of November 7, 2016, Simon has a credit rating of A by S&P Global Rating Services.

■	Escrows. On each due date during a Simon Premium Outlets Trigger Period, the borrowers will be required to fund (i) a replacement reserve in the amount of $7,283 for purposes of replacements and repairs to the Simon Premium Outlets Properties, (ii) a tenant improvements and leasing commission reserve in the amount of $45,519, (iii) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be payable during the next ensuing 12-month period, and (iv) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be payable during the ensuing 12-month period, unless the insurance is being maintained under a blanket policy in accordance with the related loan documents.

In addition, on each due date during the continuance of a Simon Premium Outlets Trigger Period, the related loan documents require an excess cash flow reserve as discussed under “—Lockbox and Cash Management” below.

A “Simon Premium Outlets Trigger Period” means any period: (i) commencing on the date of determination on which the debt service coverage ratio (as calculated under the related loan documents) for the trailing four calendar quarter period, is less than 1.60x and ending on the date of determination on which the debt service coverage ratio for the trailing four calendar quarter period equals or exceeds 1.60x for two consecutive calendar quarters (ii) during the continuance of an event of default or (iii) during any period when the assets of Simon Management Associates, LLC, Simon Property Group, L.P. or an affiliate, of Simon Property Group, L.P. are subject to a bankruptcy action, unless replaced within 60 days within a qualified manager, pursuant to the related loan documents.

■	Lockbox and Cash Management. The Simon Premium Outlets Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrowers to direct tenants to pay rent directly to a lender-controlled lockbox account, and require that all cash revenues relating to the Simon Premium Outlets Properties and all other money received by the borrowers or the property manager with respect to the Simon Premium Outlets Properties be deposited into such lockbox account or a lender-controlled cash management account within two business days following receipt. If no Simon Premium Outlets Trigger Period or event of default under the loan agreement is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account weekly. No less frequently than weekly during the continuance of a Simon Premium Outlets Trigger Period, all funds in the lockbox account are required to be swept into a lender-controlled cash management account and if a Simon Premium Outlets Trigger Period is continuing (or, at the lender’s discretion, during the continuance of an event of default under the related loan documents), be used to pay debt service, required reserves and operating expenses, with all remaining amounts reserved in an excess cash flow reserve account.

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SIMON PREMIUM OUTLETS

■	Property Management. The Simon Premium Outlets Properties are managed by Simon Management Associates, LLC, an affiliate of the borrowers, pursuant to management agreements. Under the related loan documents, the Simon Premium Outlets Properties are required to remain managed by Simon Management Associations, LLC, Simon Property Group, L.P. or an affiliate of Simon Property Group, L.P, provided, that so long as no event of default exists, the borrowers may replace the property manager with a replacement manager that satisfies the requirements for a qualified manager and otherwise satisfies certain conditions contained in the loan documents. The lender has the right to replace, or require the borrowers to replace, the property manager with a property manager selected by the lender (i) if the property manager becomes insolvent or a debtor in a bankruptcy, insolvency or similar action, (ii) during the continuance of an event of default under the Simon Premium Outlets Loan after the expiration of all applicable notice and cure periods, or (iii) during the continuance of an event of default by the property manager under the management agreement after the expiration of any applicable notice and cure periods.

■	Release, Substitution and Addition of Collateral. Provided no event of default under the Simon Premium Outlets Loan has occurred and is continuing, at any time after the earlier to occur of (i) October 6, 2019 and (ii) the second anniversary of the closing date of the securitization into which the last piece of the Simon Premium Outlets Whole Loan is deposited, the borrowers may obtain the release of one or both of the Simon Premium Outlets Properties from the lien of the Simon Premium Outlets Loan, subject to the satisfaction of certain conditions, including, among others: (i) delivery of defeasance collateral in an amount not less than (x) with respect to the release of Pismo Beach Premium Outlets Property, 125% of its allocated loan amount, and with respect to the release of the Queenstown Premium Outlets Property, 115% of its allocated loan amount, (ii) except in the case of a full defeasance, the debt yield calculated to include only income and expense attributable to the portion of the Simon Premium Outlets Properties remaining after the contemplated release and to exclude the interest expense on the aggregate amount defeased in connection with such release, is not less than the greater of (x) 13% and (y) the debt yield calculated to include income and expense for the Simon Premium Outlets Properties immediately prior to such partial defeasance, (iii) delivery of a REMIC opinion and (iv) receipt of a Rating Agency Confirmation.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The insurance policies required under the loan documents may not contain an exclusion for acts of terrorism or if TRIPRA is not in effect and the insurance policies do contain an exclusion for acts of terrorism, the borrowers will obtain a stand-alone policy for each property that provides the same coverage as the insurance policies would have if the exclusion for acts of terrorism did not exist, except that the borrowers will not be required to spend more than two times the then current annual insurance premiums payable by the borrowers for the insurance policies insuring the properties (excluding the wind and flood components of the insurance premiums) and the stand-alone terrorism policies may have a deductible that is reasonable for stand-alone policies, so long the deductible does not exceed $5,000,000. The required terrorism insurance may be included in a blanket policy, provided that the borrowers provide evidence satisfactory to the lender that the insurance coverage for each property provides the protections required under the loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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WESTCHESTER OFFICE PORTFOLIO 700 SERIES

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WESTCHESTER OFFICE PORTFOLIO 700 SERIES

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WESTCHESTER OFFICE PORTFOLIO 700 SERIES

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WESTCHESTER OFFICE PORTFOLIO 700 SERIES

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WESTCHESTER OFFICE PORTFOLIO 700 SERIES

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DATA © OSM CONTRIBUTORS
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Westchester Office Portfolio 700 Series

#	Property Name	Address	City/State	Zip Code
1	709 Westchester Avenue	709 Westchester Avenue	White Plains, NY	10604
2	777 Westchester Avenue	777 Westchester Avenue	White Plains, NY	10604
3	701 Westchester Avenue	701 Westchester Avenue	White Plains, NY	10604
4	711 Westchester Avenue	711 Westchester Avenue	White Plains, NY	10604
5	707 Westchester Avenue	707 Westchester Avenue	White Plains, NY	10604

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WESTCHESTER OFFICE PORTFOLIO 700 SERIES

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	5	Loan Seller		GSMC
Location (City/State)	White Plains, New York	Cut-off Date Principal Balance		$56,900,000
Property Type	Office	Cut-off Date Principal Balance per SF		$84.76
Size (SF)	671,330	Percentage of Initial Pool Balance		5.5%
Total Occupancy as of 9/15/2016(1)	77.3%	Number of Related Mortgage Loans(3)		2
Owned Occupancy as of 9/15/2016(1)	77.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	1971-1981 / NAP	Mortgage Rate		4.4570%
Appraised Value	$91,800,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		24

Underwritten Revenues	$14,106,953
Underwritten Expenses	$8,561,263	Escrows
Underwritten Net Operating Income (NOI)	$5,545,690		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,766,992	Taxes	$541,000	$335,796
Cut-off Date LTV Ratio	62.0%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	48.4%	Replacement Reserves	$0	$19,820
DSCR Based on Underwritten NOI / NCF	1.61x / 1.38x	TI/LC(4)	$0	$110,110
Debt Yield Based on Underwritten NOI / NCF	9.7% / 8.4%	Other(5)	$5,885,391	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$56,900,000	86.9%	Loan Payoff	$58,143,188	88.8%
Principal’s New Cash Contribution	8,595,080	13.1	Reserves	6,426,391	9.8
			Closing Costs	925,501	1.4

Total Sources	$65,495,080	100.0%	Total Uses	$65,495,080	100.0%

(1)	Total Occupancy and Owned Occupancy excludes 3 tenants totaling 52,165 SF (W.J. Deutsch 29,973 SF, Misys International 12,381 SF and EMC Corporation 9,811 SF) who are current on rent but dark. Portfolio occupancy including the dark square footage is 85.1%. Rental income from the dark but paying tenants is excluded from underwritten cash flow. Total Occupancy and Owned Occupancy includes one tenant Artco Steel Corp. (7,086 SF) with past due rent (60 days) that is excluded from underwritten cash flow. Total and Owned Occupancy excluding Artco Steel Corp. are both 76.3%.
(2)	The Maturity Date LTV Ratio is calculated using the “as stabilized” appraised value of $100,300,000. The Maturity Date LTV Ratio calculated based on the “as-is” appraised value of $91,800,000 is 52.9%. See “—Appraisal” below.
(3)	The borrower sponsors for the Westchester Office Portfolio 700 Series Loan are also the borrower sponsors for the Westchester Office Portfolio 2500-2700 Series Loan.
(4)	TI/LC reserves are capped at $2,642,636. See “—Escrows” below.
(5)	Other reserves represent an unfunded obligations reserve of $4,788,965 and a free rent reserve of $1,096,426. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Westchester Office Portfolio 700 Series Loan”) is evidenced by a note in the original principal amount of $56,900,000, secured by a first mortgage encumbering the fee simple interest in a portfolio of office properties located in White Plains, New York (the “Westchester Office Portfolio 700 Series Properties”). The Westchester Office Portfolio 700 Series Loan was originated by Goldman Sachs Mortgage Company on October 28, 2016 and represents approximately 5.5% of the Initial Pool Balance. The note evidencing the Westchester Office Portfolio 700 Series Loan has a principal balance as of the Cut-off Date of $56,900,000 and an interest rate of 4.4570% per annum. The borrower utilized the proceeds of the Westchester Office Portfolio 700 Series Loan to refinance the existing debt on the Westchester Office Portfolio 700 Series Properties, fund reserves and pay origination costs.

The Westchester Office Portfolio 700 Series Loan had an initial term of 120 months and has a remaining term of 120 months. The Westchester Office Portfolio 700 Series Loan requires monthly payments of interest only for the initial 24 months, followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date is the due date in November 2026. Voluntary prepayment of the Westchester Office Portfolio 700 Series Loan is prohibited prior to the due date in August 2026. Provided that no event of default is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■	The Mortgaged Property. The Westchester Office Portfolio 700 Series Properties is an approximately 671,330 SF portfolio of office buildings built between 1971 and 1981, located in White Plains, New York. The Westchester Office Portfolio 700 Series Portfolio has amenities including full service cafeterias, fitness and conference centers and Bee-Line Bus service. Other features across certain of the Westchester Office Portfolio 700 Series Properties include, rectangular center core efficient floor plates, renovated building lobbies and base building improvements. The Westchester Office Portfolio 700 Series Properties are located approximately 5 miles from the White Plains central business district off I-287, and within 5 miles of I-684 and I-95.

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WESTCHESTER OFFICE PORTFOLIO 700 SERIES

The following table presents certain information relating to the Westchester Office Portfolio 700 Series Properties:

Property Name	City	State	Cut-off Date Allocated Loan Amount	Total GLA	Occupancy(1)	Year Built	As-Is Appraised Value	UW NCF
701 Westchester Avenue	White Plains	New York	$11,500,000	162,613	61.4%	1981	$18,600,000	$637,687
707 Westchester Avenue	White Plains	New York	9,600,000	141,857	73.5	1978	15,500,000	833,245
709 Westchester Avenue	White Plains	New York	13,200,000	125,953	65.1	1977	21,300,000	992,662
711 Westchester Avenue	White Plains	New York	10,800,000	116,799	93.4	1977	17,400,000	1,116,159
777 Westchester Avenue	White Plains	New York	11,800,000	124,108	100.0	1971	19,000,000	1,187,240
Total			$56,900,000	671,330	77.3%		$91,800,000	$4,766,992

(1)	Occupancy excludes 3 tenants totaling 52,165 SF (W.J. Deutsch 29,973 SF, Misys International 12,381 SF and EMC Corporation 9,811 SF) who are current on rent but dark. Portfolio occupancy including the dark square footage is 85.1%. Rental income from the dark but paying tenants is excluded in underwritten net cash flow. Occupancy includes one tenant Artco Steel Corp. (7,086 SF) with aged receivables.

The following table presents certain information relating to the major tenants at the Westchester Office Portfolio 700 Series Properties:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
UBS Financial Services Inc.(2)	NR / A1 / NR	29,028	4.3%	$878,097	7.0%	$30.25	8/31/2024	1, 5-year option
Sabra Dipping Company(3)	A / A1 / A	36,345	5.4	872,280	7.0	24.00	9/30/2022	1, 3-year option, 1, 2-year option
New York Life Insurance Co.(4)	NR / NR / AA+	32,820	4.9	796,870	6.4	24.28	1/31/2025	1, 5-year option
Citrin Cooperman & Company(5)	NR / NR / NR	27,813	4.1	695,325	5.6	25.00	10/31/2024	1, 5-year option
Pentegra Services Inc.(6)	NR / NR / NR	29,202	4.3	569,439	4.6	19.50	8/31/2027	1, 5-year option
Banco Do Brasil S.A.	NR / NR / NR	15,186	2.3	474,563	3.8	31.25	7/31/2018	1, 5-year option
Bank of New York(7)	AA- / A1 / A	15,953	2.4	350,966	2.8	22.00	10/31/2026	2, 5-year options
RGN-White Plains I, LLC(8)	NR / NR / NR	14,297	2.1	350,277	2.8	24.50	7/31/2023	2, 5-year options
Henningson, Durham & Richardson	NR / NR / NR	14,872	2.2	334,620	2.7	22.50	10/31/2020	NA
United Jewish Appeal	NR / NR / NR	10,646	1.6	308,734	2.5	29.00	5/31/2019	NA
Largest Tenants		226,162	33.7%	$5,631,170	45.0%	$24.90
Remaining Owned Tenants(9)		293,100	43.7	6,872,495	55.0	23.45
Vacant Spaces (Owned Space)		152,068	22.7	0	0.0	0.00
Totals / Wtd. Avg. Tenants		671,330	100.0%	$12,503,664	100.0%	$24.08

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	UBS Financial Services Inc., the largest tenant comprising 4.3% of SF and 7.0% of underwritten base rent has a decrease in base rent from $30.25 per SF to $26.00 per SF on May 1, 2018 which then steps up by $0.50 per SF per annum thereafter for the remainder of the lease term. Underwritten net cash flow excludes this decrease in rent, as well as all other positive rent steps from investment grade tenants over their respective lease terms which, if included, would have resulted in a net increase in underwritten net cash flow.
(3)	Sabra Dipping Company has a direct lease for 4,902 SF and a sublease from Pernod Ricard for its remaining 31,443 SF, and has an executed lease to begin in May 2017. Underwritten base rent is based on the terms of the executed Sabra Dipping Company lease.
(4)	New York Life Insurance Co. has the right to terminate its lease on June 18, 2022 with 12 months’ notice and payment of a termination fee.
(5)	Citrin Cooperman & Company has the right to terminate its lease on July 31, 2021 with 12 months’ notice and payment of a termination fee.
(6)	Pentegra Services Inc. has the right to terminate its lease on August 17, 2023 with 12 months’ notice.
(7)	Bank of New York has the right to terminate its lease on October 31, 2023 with 12 months’ notice.
(8)	RGN-White Plains I, LLC has the right to terminate its lease on July 22, 2018 with 12 months’ notice and payment of a termination fee.
(9)	Includes one tenant Artco Steel Corp. (7,086 SF) with aged receivables that is included in GLA, but excluded from underwritten base rent.

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WESTCHESTER OFFICE PORTFOLIO 700 SERIES

The following table presents certain information relating to the lease rollover schedule at the Westchester Office Portfolio 700 Series Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	1,320	0.2%	0.2%	$82,283	0.7%	$62.33	8
2016	2,070	0.3	0.5%	47,608	0.4	23.00	1
2017(2)	22,167	3.3	3.8%	337,225	2.7	15.21	6
2018	55,094	8.2	12.0%	1,477,768	11.8	26.82	15
2019(3)	104,541	15.6	27.6%	2,437,525	19.5	23.32	20
2020	63,134	9.4	37.0%	1,572,457	12.6	24.91	13
2021	33,253	5.0	41.9%	814,040	6.5	24.48	7
2022	62,562	9.3	51.3%	1,500,609	12.0	23.99	5
2023	35,692	5.3	56.6%	862,091	6.9	24.15	4
2024	56,841	8.5	65.0%	1,573,422	12.6	27.68	3
2025	34,339	5.1	70.2%	834,085	6.7	24.29	2
2026	15,953	2.4	72.5%	392,714	3.1	24.62	2
2027 & Thereafter	32,296	4.8	77.3%	571,839	4.6	17.71	4
Vacant	152,068	22.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	671,330	100.0%		$12,503,664	100.0%	$24.08	90

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Includes certain cafeteria tenants totaling 8,887 SF for which no base rent is attributed. Additionally, includes Greenridge Management Corp. who recently extended their lease to September 2020.
(3)	Includes one tenant Artco Steel Corp. (7,086 SF) with aged receivables that is included in GLA, but excluded from underwritten base rent.

The following table presents certain information relating to historical occupancy at the Westchester Office Portfolio 700 Series Properties:

Historical Leased %(1)

2013	2014	2015	TTM 7/31/2016	As of 9/15/2016(2)
76.8%	75.4%	86.1%	85.7%	77.3%

(1)	As provided by the borrower and reflects occupancy for the indicated year ended December 31 unless specified otherwise, and may have excluded dark or expiring tenants.
(2)	Occupancy excludes 3 tenants totaling 52,165 SF (W.J. Deutsch 29,973 SF, Misys International 12,381 SF and EMC Corporation 9,811 SF) who are current on rent but dark. Portfolio occupancy including the dark square footage is 85.1%. Rental income from the dark but paying tenants is excluded in underwritten net cash flow. Occupancy includes one tenant Artco Steel Corp. (7,086 SF) with aged receivables.

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WESTCHESTER OFFICE PORTFOLIO 700 SERIES

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Westchester Office Portfolio 700 Series Properties:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 7/31/2016	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue	$12,017,120	$12,092,817	$11,869,507	$12,262,998	$12,503,664	$18.63
Total Reimbursement Revenue	2,065,828	2,056,427	1,630,473	1,670,874	1,433,187	2.13
Gross Up Vacancy	0	0	0	0	3,545,661	5.28
Parking Revenue	5,700	5,140	5,700	0	0	0.00
Other Revenue	454,899	263,960	179,398	170,102	170,102	0.25
Gross Revenue	$14,543,547	$14,418,344	$13,685,078	$14,103,974	$17,652,614	$26.29
Vacancy Loss	0	0	0	0	(3,545,661)	(5.28)
Effective Gross Revenue	$14,543,547	$14,418,344	$13,685,078	$14,103,974	$14,106,953	$21.01

Total Operating Expenses	$9,002,389	$8,782,699	$9,249,663	$8,553,710	$8,561,263	$12.75

Net Operating Income	$5,541,158	$5,635,645	$4,435,415	$5,550,263	$5,545,690	$8.26
TI/LC	0	0	0	0	537,019	0.80
Capital Expenditures	0	0	0	0	241,679	0.36
Net Cash Flow(2)	$5,541,158	$5,635,645	$4,435,415	$5,550,263	$4,766,992	$7.10

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered in underwritten cash flow.
(2)	Underwritten cash flow based on contractual rents as of 9/15/2016 and contractual rent steps through 9/30/2017.

■	Appraisal. According to the appraisal, the Westchester Office Portfolio 700 Series Properties had an “as-is” appraised value of $91,800,000 as of September 8, 2016 and an “as stabilized” appraised value of $100,300,000, which assumes the lease up of vacant spaces.

■	Environmental Matters. According to a Phase I environmental report, dated September 27, 2016, there are no recognized environmental conditions or recommendations for further action at the Westchester Office Portfolio 700 Series Properties other than removing above ground storage tanks, repairing leaking hydraulic elevator and continuing the asbestos operations and maintenance (O&M) plan.

■	Market Overview and Competition. The Westchester Office Portfolio 700 Series Properties are located in the Platinum Mile in Westchester County, New York. Located in the Harrison/Rye/East submarket, Westchester County is comprised of 6.89 million SF of class A inventory located along the I-287 highway.

The following table presents certain information relating to the primary competition for the Westchester Office Portfolio 700 Series Properties:

Competitive Set(1)

Property Name	Street Address	Size	Year Built	Rent PSF	Vacancy
1010 Mamaroneck Ave	1010 Mamaroneck Avenue	20,000	1977	$18.1	0%
200 William Street	200 William Street	140,000	1979	$20.1	0%
International Drive	2 International Drive	90,000	1983	$27.0	40%
Red Oak Corporate Park	1100 King Street	90,000	1983	$27.0	40%
Red Oak Corporate Park	4 West Red Oak Lane	130,000	1981	$29.1	5%
New King Street Associates	4 New King Street	22,000	1977	$20.1	15%
2900 Westchester Avenue	2900 Westchester Avenue	94,862	1982	$22.0	15%
180 Broadway/South	180 South Broadway	27,800	1979	$25.0	10%
Reckson Executive Park Bldg 3	3 International Drive	90,000	1983	$27.0	51%
Reckson Executive Park - Bldg	1 International Drive	90,000	1983	$27.0	23%
689 Mamaroneck Ave	689 Mamaroneck Avenue	10,000	1975	$25.0	0%

(1)	Source: Appraisal.

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WESTCHESTER OFFICE PORTFOLIO 700 SERIES

■	The Borrowers. The borrowers are 701 Westchester Avenue Owner SPE LLC, 707/709 Westchester Avenue Owner SPE LLC, 711 Westchester Avenue Owner SPE LLC and 777 Westchester Avenue Owner SPE LLC, all single-purpose entities with no assets other than the Westchester Office Portfolio 700 Series Properties. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Westchester Office Portfolio 700 Series Loan. The non-recourse carveout guarantor under the Westchester Office Portfolio 700 Series Loan is Normandy Real Estate Fund II, LP, an indirect owner of the borrowers.

Normandy Real Estate Partners is a real estate investment and management firm with experience in acquisition, asset management, development, leasing, property management, and capital markets. Normandy owns a portfolio of approximately 14 million square feet of office space in the Greater Boston, New York Tri-State, and Washington, DC Metro areas.

■	Escrows. On the origination date, the borrowers funded (i) a tax and insurance reserve in an amount generally equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes over the then succeeding 12-month period, (ii) an unfunded obligations account in the amount of $5,885,391.18, of which $4,788,965.18 relates to tenant improvements and leasing commissions with respect to 24 different tenants, and $1,096,426 for a free rent with respect to 10 different tenants.

On each due date, the borrowers are required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, unless, in the case of the insurance reserve, the borrowers are maintaining a blanket policy in accordance with the related loan documents, (ii) a tenant improvements and leasing commissions reserve in the amount of one-twelfth of the product of (x) $2.00 times (y) the aggregate square footage of the properties (subject to a cap of $2,642,636) and (iii) a capital expenditure reserve account in the amount of one-twelfth of the product of (x) $0.36 times (y) the aggregate square footage of the properties.

In addition, on each due date during the continuance of a Westchester Office Portfolio 700 Series Trigger Period, the related loan documents require an excess cash reserve as discussed under “—Lockbox and Cash Management” below.

A “Westchester Office Portfolio 700 Series Trigger Period” means any period: (i) commencing as of the conclusion of the 12-month period (ending on the last day of any fiscal quarter) during which the debt yield based on net operating income (as calculated under the related loan documents) is less than 8.1%, and ending at the conclusion of the second consecutive fiscal quarter during which the debt yield based on net operating income for the trailing 12-month period (ending on the last day of any fiscal quarter) is equal to or greater than 8.1% or (ii) the period commencing upon the borrower’s failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and indicate that no other Westchester Office Portfolio 700 Series Trigger Period is ongoing.

■	Lockbox and Cash Management. The Westchester Office Portfolio 700 Series Loan is structured with a hard lockbox and in-place cash management. The related loan documents require the borrowers to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the Westchester Office Portfolio 700 Series Properties and all other money received by the borrowers or the property manager with respect to the Westchester Office Portfolio 700 Series Properties (other than tenant security deposits) be deposited into such lockbox account or the cash management account by the end of the first business day following receipt. All funds in the lockbox account are required to be swept into the cash management account at the end of each business day. For so long as no Westchester Office Portfolio 700 Series Trigger Period or event of default under the Westchester Office Portfolio 700 Series Loan is continuing, all funds in the cash management account in excess of those required to pay amounts due to the lender on the next due date (including any applicable reserves) are required to be swept into a borrower-controlled operating account on a daily basis or on a less frequent basis as elected by borrower. On each due date during the continuance of a Westchester Office Portfolio 700 Series Trigger Period or, at the lender’s discretion, during an event of default under the Westchester Office Portfolio 700 Series Loan, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and that all remaining amounts be reserved in an excess cash flow reserve account.

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WESTCHESTER OFFICE PORTFOLIO 700 SERIES

■	Property Management. The Westchester Office Portfolio 700 Series is managed by Normandy FundSub Management Co., LLC, an affiliate of the borrowers, pursuant to a management agreement. Under the related loan documents, the Westchester Office Portfolio 700 Series Properties is required to remain managed by Normandy FundSub Management Co., LLC, or its affiliate meeting the qualifications set forth in the loan agreement or any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrowers to replace, the property manager with a property manager selected by the lender: (i) during the continuance of an event of default under the Westchester Office Portfolio 700 Series Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files for or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Release of Collateral. Provided no event of default under the Westchester Office Portfolio 700 Series Loan has occurred and is continuing, at any time after the second anniversary of the securitization Closing Date, the borrowers may obtain the release of either the 701 Westchester Avenue property or the 777 Westchester Avenue property from the lien of the Westchester Office Portfolio 700 Series Loan in connection with a third party transaction, subject to the satisfaction of certain conditions, including, among others: (i) delivery of defeasance collateral in an amount equal to the lesser of (x) the Release Price and (y) the portion of the Westchester Office Portfolio 700 Series Loan that has not been defeased as of the date of such release, (ii) the debt yield (calculated to include only income and expense attributable to the portion of the Westchester Office Portfolio 700 Series Properties remaining after the contemplated release and excluding the interest expense on the aggregate amount defeased in connection with such release), is not less than the greater of (x) 9.6% and (y) the debt yield immediately prior to such release, (iii) delivery of a REMIC opinion and (iv) receipt of a Rating Agency Confirmation.

“Release Price” means the greater of (x) 90% of the proceeds received by the borrowers from the sale of such Westchester Office Portfolio 700 Series Property (excluding net prorations in favor of the borrowers), net of the documented reasonable and customary closing costs actually incurred by the borrowers in connection with such sale (including, without limitation, actual third-party brokerage commissions, transfer taxes and reasonable attorneys’ fees and disbursements) and (y) 125% of such Westchester Office Portfolio 700 Series Property’s Allocated Loan Amount.

Property	Allocated Loan Amount
777 Westchester Avenue	$11,800,000
701 Westchester Avenue	$11,500,000

■	Mezzanine or Subordinate Indebtedness. Not permitted.

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WESTCHESTER OFFICE PORTFOLIO 700 SERIES

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrowers are required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Westchester Office Portfolio 700 Series Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12-month period following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrowers will be required to carry terrorism insurance throughout the term of the Westchester Office Portfolio 700 Series Loan as described in the preceding sentence, but in that event the borrowers will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrowers will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrowers provides evidence satisfactory to the lender that the insurance premiums for the Westchester Office Portfolio 700 Series Property are separately allocated to the Westchester Office Portfolio 700 Series Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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iron mountain national industrial

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iron mountain national industrial

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Iron Mountain National Industrial

#	Property Name	Address	City/State	Zip Code
1	1800 Columbian Club Drive	1800 Columbian Club Drive	Carrollton, TX	75006
2	11333 East 53rd Avenue	11333 East 53rd Avenue	Denver, CO	80239
3	1202 Avenue R	1202 Avenue R	Grand Prairie, TX	75050
4	13425 Branch View Lane	13425 Branch View Lane	Farmers Branch, TX	75234
5	1819 South Lamar Street	1818 South Lamar Street	Dallas, TX	75215
6	2000 Robotics Place	2000 Robotics Place	Fort Worth, TX	76118
7	4449 South 36th Street	4449 South 36th Street	Phoenix, AZ	85040
8	2955 South 18th Place	2955 South 18th Place	Phoenix, AZ	85034
9	600 Burning Tree Road	600 Burning Tree Road	Fullerton, CA	92833
10	1510 Capital Parkway	1510 Capital Parkway	Carrollton, TX	75006
11	1905 John Connally Drive	1905 John Connally Drive	Carrollton, TX	75006
12	5151 East 48th Avenue	5151 East 48th Avenue	Denver, CO	80216
13	1520 Capital Parkway	1520 Capital Parkway	Carrollton, TX	75006
14	1760 North Saint Thomas Circle	1760 North Saint Thomas Circle	Orange, CA	92865
15	1915 South Grand Avenue	1915 South Grand Avenue	Santa Ana, CA	92705
16	3576 North Moline Street	3576 North Moline Street	Aurora, CO	80010

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iron mountain national industrial

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	16	Loan Seller		GSMC
Location (City/State)	Various, Various	Cut-off Date Principal Balance		$50,000,000
Property Type	Industrial	Cut-off Date Principal Balance per SF		$31.44
Size (SF)	1,590,565	Percentage of Initial Pool Balance		4.9%
Total Occupancy as of 10/20/2016	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/20/2016	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1965-2007 / 2006-NAP	Mortgage Rate		3.4500%
Appraised Value	$125,700,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$10,129,063
Underwritten Expenses	$3,144,153	Escrows
Underwritten Net Operating Income (NOI)	$6,984,910		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,629,100	Taxes	$0	$0
Cut-off Date LTV Ratio	39.8%	Insurance	$0	$0
Maturity Date LTV Ratio	39.8%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	3.99x / 3.79x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	14.0% / 13.3%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$50,000,000	100.0%	Principal Equity Distribution	$47,779,242	95.6%
			Closing Costs	2,220,758	4.4

Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%

■	The Mortgage Loan. The mortgage loan (the “Iron Mountain National Industrial Loan”) is evidenced by a note in the original principal amount of $50,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest, in a portfolio of industrial properties located in four states (the “Iron Mountain National Industrial Properties”). The Iron Mountain National Industrial Loan was originated by Goldman Sachs Mortgage Company on October 20, 2016 and represents approximately 4.9% of the Initial Pool Balance. The note evidencing the Iron Mountain National Industrial Loan has an outstanding principal balance as of the Cut-off Date of $50,000,000 and an interest rate of 3.4500% per annum. The borrower utilized the proceeds of the Iron Mountain National Industrial Loan to return equity to the borrower sponsor and pay origination costs.

The Iron Mountain National Industrial Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Iron Mountain National Industrial Loan requires interest only payments during its term. The scheduled maturity date of the Iron Mountain National Industrial Loan is the due date in November 2026. Voluntary prepayment of the Iron Mountain National Industrial Loan is prohibited prior to the due date in May 2026. Provided that no event of default under the Iron Mountain National Industrial Loan is continuing, the Iron Mountain National Industrial Loan may be defeased in full (or partially defeased in connection with the release of one or more buildings comprising the Iron Mountain National Industrial Properties) with direct, non-callable obligations of the United States of America at any time after the second anniversary of the securitization Closing Date.

■	The Mortgaged Properties. The Iron Mountain National Industrial Properties are comprised of 16 properties built between 1965 and 2007, located in Arizona, California, Colorado and Texas. The Iron Mountain National Industrial Properties were acquired between 1998 and 2015 and have been owner-occupied since the acquisition. The properties are subject to a master lease, see “—Master Lease” below. The tenant under the master lease, Iron Mountain Information Management, LLC, subleases approximately 6.7% of the portfolio SF to an affiliate, Iron Mountain Management Services, Inc. These properties serve Iron Mountain, Incorporated as paper and records storage facilities, aggregately providing services to over 27,000 company accounts. The Iron Mountain National Industrial Properties feature state-of-the-art racking and advanced security systems, as the company serves approximately 94% of all Fortune 1000 companies. All 16 assets are effectively 100% owner occupied and managed. As of October 20, 2016, Iron Mountain, Incorporated has a credit rating of Ba3/BB- by Moody’s/S&P.

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iron mountain national industrial

The following table presents certain information relating to the Iron Mountain National Industrial Properties:

Property Name	City	State	Cut-off Date Allocated Loan Amount	Total GLA	Year Built	As-Is Appraised Value	Allocated Base Rent(1)
1800 Columbian Club Drive	Carrollton	Texas	$7,990,000	288,776	1965	$20,000,000	$1,130,269
11333 East 53rd Avenue	Denver	Colorado	5,553,000	205,121	1981	13,900,000	1,003,554
600 Burning Tree Road	Fullerton	California	4,475,000	67,995	1998	11,200,000	546,272
1202 Avenue R	Grand Prairie	Texas	4,215,000	175,716	1980	10,550,000	651,555
2955 South 18th Place	Phoenix	Arizona	3,293,000	76,210	2007	8,550,000	527,278
1760 North Saint Thomas Circle	Orange	California	3,076,000	46,878	1989	7,700,000	376,618
1915 South Grand Avenue	Santa Ana	California	2,996,000	43,925	1998	7,500,000	369,181
4449 South 36th Street	Phoenix	Arizona	2,619,000	79,059	1987	6,800,000	486,213
13425 Branch View Lane	Farmers Branch	Texas	2,617,000	121,579	1970	6,550,000	438,292
2000 Robotics Place	Fort Worth	Texas	2,577,000	101,289	1997	6,450,000	365,147
1819 South Lamar Street	Dallas	Texas	2,217,000	102,881	1993	5,550,000	344,394
5151 East 46th Avenue	Denver	Colorado	2,018,000	59,678	2002	5,050,000	338,076
1510 Capital Parkway	Carrollton	Texas	1,898,000	65,000	1987	4,750,000	267,800
1905 John Connally Drive	Carrollton	Texas	1,838,000	63,629	1970	4,600,000	262,151
1520 Capital Parkway	Carrollton	Texas	1,598,000	52,829	1995	4,000,000	225,818
3576 North Moline Street	Aurora	Colorado	1,020,000	40,000	1975	2,550,000	185,400
Total / Wtd. Avg.			$50,000,000	1,590,565		$125,700,000	$7,518,018

(1)	Allocated base rent is based on master lease rents. See “—Master Lease´ below.

The following table presents certain information relating to historical occupancy at the Iron Mountain National Industrial Properties:

Historical Leased %(1)(2)

As of 10/20/2016
100%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.
(2)	The Iron Mountain National Industrial Property was owner occupied prior to executing a master lease on 10/19/2016.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Iron Mountain National Industrial Properties:

Cash Flow Analysis(1)(2)

	Underwritten(3)	Underwritten $ per SF
Base Rental Revenue	$7,518,018	$4.73
Total Reimbursement Revenue	3,144,153	1.98
Gross Revenue	$10,662,171	$6.70
Vacancy Loss	(533,109)	(0.34)
Effective Gross Revenue	$10,129,063	$6.37

Real Estate Taxes	1,741,081	1.09
Insurance	280,529	0.18
CAM	919,962	0.58
Management Fee	202,581	0.13
Total Operating Expenses	$3,144,153	$1.98

Net Operating Income	$6,984,910	$4.39
TI/LC	151,104	0.10
Replacement Reserves	204,706	0.13
Net Cash Flow	$6,629,100	$4.17

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	There are no historical cash flow figures as the Iron Mountain National Industrial Property was owner occupied prior to executing a master lease on 10/19/2016.
(3)	Underwritten cash flow based on contractual rents as of October 20, 2016 and contractual rent steps through November 30, 2017. Underwritten base rent is based on a master lease. See “—Master Lease” below.

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iron mountain national industrial

■	Appraisal. According to the appraisals, dated between July 1, 2016 to July 14, 2016 the Iron Mountain Portfolio Properties had an aggregate “as-is” portfolio appraised value of $125,700,000 and an aggregate dark value of $97,200,000. The Cut-off Date LTV Ratio calculated utilizing the dark value is 51.4%.

■	Environmental Matters. According to the Phase I environmental reports, dated between July 13, 2016 and July 18, 2016, there are no recognized environmental conditions or recommendations for further action at the Iron Mountain National Industrial Properties other than (i) implementing operations and maintenance programs to address asbestos-containing material and/or lead-based paint at 3576 North Moline Street, 13425 Branch View Lane, 1905 John Connally Drive, 1800 Columbian Club Drive, and 1202 Avenue R, (ii) periodically monitoring potential offsite sources that could impact site soil and/or groundwater at 600 Burning Tree Road, 4449 South 36th Street and 1819 South Lamar Street, and (iii) conducting limited subsurface investigations to monitor elevated levels of tricholoroethene and tetrachloroethene in the groundwater at 1819 South Lamar Street, 4449 South 36th Street and 600 Burning Tree Road.

■	Market Overview and Competition. The Iron Mountain National Industrial Properties consists of 16 properties in 4 markets in 4 separate states. The below highlights the different submarkets:

—	Dallas / Fort Worth: As of 2Q16, the DFW industrial market had 833.3 million square feet of inventory, average asking rental rates of $5.36 per SF/year, and vacancy of 6.7%. For the same quarter, DFW had approximately 22.0 million square feet under construction.

—	Denver: As of 2Q16, the Denver industrial market had 292.5 million square feet of inventory, average asking rental rates of $8.26 per SF/year, and vacancy of 4.6%. For the same quarter, Denver had approximately 4.3 million square feet under construction.

—	Orange County: As of 2Q16, the Orange County industrial market had 304.2 million square feet of inventory, average asking rental rates of $10.12 per SF/year, and vacancy of 2.7%. For the same quarter, Orange County had approximately 41.7 thousand square feet under construction.

—	Phoenix: As of 2Q16, the Phoenix industrial market had 315.0 million square feet of inventory, average asking rental rates of $6.80 per SF/year, and vacancy of 10.4%. For the same quarter, Phoenix had approximately 2.8 million square feet under construction.

■	The Borrower. The borrower is Iron Mountain Mortgage Finance I, LLC, a single-purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Iron Mountain National Industrial Loan. There is no guarantor of the non-recourse carveouts with respect to the Iron Mountain National Industrial Loan.

Iron Mountain Incorporated was founded in 1951 and is headquartered in Boston, MA. Iron Mountain Incorporated together with its subsidiaries provides storage and information management services in its facilities in North America, Europe, Latin America, and Asia Pacific. Iron Mountain provides document storage and information management services to more than 220,000 customers in 45 countries around the world, including approximately 94% of Fortune 1000 companies.

■	Escrows. On each due date, the borrower is required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, unless in the case of insurance premiums, the borrower provides evidence that insurance is maintained under a blanket policy in accordance with the related loan documents and there is no continuing event of default, and provided that reserve deposits for taxes are not required if there is no continuing event of default and the tenant under a triple net lease (including the Master Lease) pays all taxes prior to delinquency of such taxes.

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iron mountain national industrial

On each due date during the continuance of an Iron Mountain National Industrial Trigger Period, the lender may apply amounts in the cash management account to fund (i) a capital expenditure reserve in an amount equal to $13,255, and (ii) an Iron Mountain reserve account in an amount up to the amount necessary to equal the collective allocable loan amounts for the Iron Mountain National Industrial Properties currently subject to the Iron Mountain lease (the “Iron Mountain Threshold Amount”).

In addition, on each due date during the continuance of an Iron Mountain National Industrial Trigger Period, the related loan documents require an excess cash flow reserve as discussed under “—Lockbox and Cash Management” below.

A “Iron Mountain National Industrial Trigger Period” means (i) any period commencing as of the conclusion of any 12-month period (ending on the last day of any fiscal quarter) during which the debt yield (as calculated under the related loan documents) is less than 10%, and ending at the conclusion of the second consecutive fiscal quarter for which the debt yield for the trailing 12-month period (ending on the last day of any fiscal quarter) is greater than 10%, (ii) the period commencing upon the borrower’s failure to deliver any required monthly, quarterly or annual financial reports and ending when such reports are delivered and they indicate that no other Iron Mountain National Industrial Trigger Period is ongoing or (iii) any Iron Mountain Trigger Period.

An “Iron Mountain Trigger Period” means any period from the occurrence of an Iron Mountain Trigger Event, and the failure of the borrower to timely deposit the cash or letter of credit in an amount equal to the Iron Mountain Threshold Amount pursuant to the loan documents and ending when (i) as it relates to a Lease Termination Trigger Event, all of the Iron Mountain space is subject to one or more approved substitute leases, (ii) as it relates to a Vacating Trigger Event, either (1) the lender is provided with evidence reasonably satisfactory to the lender that Iron Mountain has recommenced its business and operations in more than 10% of the Iron Mountain space, is paying rent and is otherwise in compliance with the terms of its lease and has provided an estoppel certificate acceptable to the lender confirming, without limitation, that Iron Mountain is in occupancy and paying full monthly rent, that the Iron Mountain space is complete and acceptable to the tenant, that all tenant allowances or similar sums have been paid by the borrower, and that no defaults are currently existing with respect to such Iron Mountain lease, or (2) all of the Iron Mountain space is subject to one or more approved substitute leases, or (iii) as it relates to a Bankruptcy Trigger Event, either (1) Iron Mountain has affirmed its lease during the bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance with the terms of the Iron Mountain lease or (2) the Iron Mountain Lease has been terminated and all of the Iron Mountain Space is subject to one or more approved substitute leases.

An “Iron Mountain Trigger Event” means the earliest of any of the following: (i) the date on which Iron Mountain notifies the borrower of its termination of the Iron Mountain lease (a “Lease Termination Trigger Event”), (ii) the date on which Iron Mountain goes dark, discontinues its operations or business in 90% or more of the Iron Mountain space (based on rental income) or vacates or is otherwise not in occupancy of more than 10% of the Iron Mountain space (based on rental income) (a “Vacating Trigger Event”), and (iii) the date on which the filing of a bankruptcy petition by or against Iron Mountain under the Bankruptcy Code occurs (a “Bankruptcy Trigger Event”).

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■	Lockbox and Cash Management. The Iron Mountain National Industrial Loan is structured with a hard lockbox and in-place cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the Iron Mountain National Industrial Property and all other money received by the borrower or the property manager with respect to the Iron Mountain National Industrial Property (other than tenant security deposits) be deposited into such lockbox account or a lender-controlled cash management account by the end of each business day following receipt. All funds in the lockbox account are required to be swept into the cash management account at the end of each business day. For so long as no Iron Mountain National Industrial Trigger Period or event of default under the Iron Mountain National Industrial Loan is continuing, all funds in the cash management account in excess of those required to pay amounts due to the lender on the next due date (including any applicable reserves) are required to be swept into a borrower-controlled operating account on a daily basis. On each due date during the continuance of an Iron Mountain National Industrial Trigger Period or, at the lender’s discretion, during an event of default under the Iron Mountain National Industrial Loan, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and that all remaining amounts be reserved in an excess cash flow reserve account.

■	Master Lease. At origination, for the purpose of creating rental income to service interest payments, affiliated Iron Mountain entities executed a 15-year unitary, net master lease (“Master Lease”), set at market terms as concluded by the appraisal reports prepared throughout July 2016. Iron Mountain Information Management, LLC is the tenant under the Master Lease and the newly formed borrower, Iron Mountain Mortgage Finance I, LLC is landlord. The lease includes corporate guaranty provided by Iron Mountain, Incorporated. The Master Lease has an expiration of October 31, 2031 with four, five-year renewal options. For the first period ending October 2017, the annual payment is $7,303,847. The master lease rent for the period ranging from November 2017 through October 2018 is $7,518,018 and steps up approximately 2.9% annually until the master lease expiration.

■	Property Management. The Iron Mountain National Industrial Properties are self-managed by the tenant. Under the related loan documents, if not self-managed, the Iron Mountain National Industrial Properties are required to remain managed by any management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected or approved by the lender (i) during the continuance of an event of default under the Iron Mountain National Industrial Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files for or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Release of Collateral. Provided no event of default under the Iron Mountain National Industrial Loan has occurred and is continuing, at any time after the second anniversary of the securitization Closing Date, the borrower may obtain the release of one or more of the Iron Mountain National Industrial Properties from the lien of the Iron Mountain National Industrial Loan, subject to the satisfaction of certain conditions, including, among others: (i) delivery of defeasance collateral in an amount equal to the lesser of (x) the Release Price and (y) the portion of the Iron Mountain National Industrial Loan that has not been defeased as of the date of such release, (ii) except in the case of a full defeasance, the debt yield calculated to include only income and expense attributable to the portion of the Iron Mountain National Industrial Properties remaining after the contemplated release and to exclude the interest expense on the aggregate amount defeased in connection with such release, is not less than (x) 14.61% and (y) debt yield immediately prior to such release, (iii) delivery of a REMIC opinion and (iv) receipt of a Rating Agency Confirmation.

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“Release Price” means, with respect to any Iron Mountain National Industrial Properties, (i) 105% of the applicable allocated loan amount for the first 10% of the Iron Mountain National Industrial Loan amount, (2) 110% of the applicable allocated loan amount for the second 10% of the Iron Mountain National Industrial Loan amount, and (c) 115% of applicable allocated loan amount for any remaining Iron Mountain National Industrial Property:

Property	Allocated Loan Amount
1800 Columbian Club Drive	$7,990,000
11333 East 53rd Avenue	$5,553,000
600 Burning Tree Road	$4,475,000
1202 Avenue R	$4,215,000
2955 South 18th Place	$3,293,000
1760 North Saint Thomas Circle	$3,076,000
1915 South Grand Avenue	$2,996,000
4449 South 36th Street	$2,619,000
13425 Branch View Lane	$2,617,000
2000 Robotics Place	$2,577,000
1819 South Lamar Street	$2,217,000
5151 East 46th Avenue	$2,018,000
1510 Capital Parkway	$1,898,000
1905 John Connally Drive	$1,838,000
1520 Capital Parkway	$1,598,000
3576 North Moline Street	$1,020,000

■	Substitution of Collateral. Provided no event of default under the Iron Mountain National Industrial Loan has occurred and is continuing, at any time from and after the six-month anniversary of the origination date but prior to the nine-year anniversary of the origination date, the borrower may substitute one or more of the Iron Mountain National Industrial Properties with a qualified substitute property, subject to the satisfaction of certain conditions, including, among others: (i) the lender has received an appraisal for the qualified substitute property indicating a value that is equal to or greater than the value indicated in the appraisal acceptable to the lender obtained for the replaced Iron Mountain National Industrial Property at that time, or in connection with the origination of the Iron Mountain National Industrial Loan, (ii) the allocated loan amounts of all replaced Iron Mountain National Industrial Properties during the term of the Mortgage Loan are not permitted to exceed 15% of the Iron Mountain National Industrial Loan amount in the aggregate, except that such 15% limitation will not apply in the case of any replaced Iron Mountain National Industrial Property as to which a casualty or condemnation has occurred and as to which the borrower intends an Iron Mountain National Industrial Property substitution pursuant to the related loan documents, (iii) receipt of a Rating Agency Confirmation, (iv) the debt yield calculated to include only income and expense attributable to the portion of the Iron Mountain National Industrial Properties remaining after the contemplated substitution and to exclude the interest expense on the aggregate amount released, is not less than 14.61% and (v) delivery of a REMIC opinion.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

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■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Iron Mountain National Industrial Properties (plus 12 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 3 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Iron Mountain National Industrial Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender with respect to the payment of the insurance premiums for the Iron Mountain National Industrial Properties and that the policy will provide the same protection as a separate policy, as reasonable determined by the lender. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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HAMILTON PLACE

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HAMILTON PLACE

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HAMILTON PLACE

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HAMILTON PLACE

Hamilton Place
2100 Hamilton Place Boulevard
Chattanooga, TN 37421
Chattanooga
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HAMILTON PLACE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Chattanooga, Tennessee	Cut-off Date Principal Balance(4)		$41,714,341
Property Type	Retail	Cut-off Date Principal Balance per SF(3)		$271.77
Size (SF)(1)	391,041	Percentage of Initial Pool Balance		4.1%
Total Occupancy as of 7/1/2016(2)	96.9%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/1/2016(2)	90.7%	Type of Security		Fee Simple
Year Built / Latest Renovation	1987, 1995, 2006 / 2011	Mortgage Rate		4.3610%
Appraised Value	$229,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP

Underwritten Revenues	$21,931,258
Underwritten Expenses	$8,029,358	Escrows
Underwritten Net Operating Income (NOI)	$13,901,899		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$13,389,388	Taxes	$1,130,254	$226,051
Cut-off Date LTV Ratio(3)	46.3%	Insurance	$0	$0
Maturity Date LTV Ratio(3)	37.2%	Replacement Reserves(5)	$0	$13,686
DSCR Based on Underwritten NOI / NCF(3)	2.17x / 2.09x	TI/LC(6)	$0	$32,587
Debt Yield Based on Underwritten NOI / NCF(3)	13.1% / 12.6%	Other	$0	$0

Sources and Uses

Sources	$	%	Uses	$	%
Whole Loan Amount	$107,000,000	100.0%	Loan Payoff	$98,665,824	92.2%
			Principal Equity Distribution	6,780,163	6.3
			Reserves	1,130,254	1.1
			Closing Costs	423,759	0.4

Total Sources	$107,000,000	100.0%	Total Uses	$107,000,000	100.0%

(1)	Size (SF) does not include 776,648 SF for anchors which are not part of the collateral. Total SF inclusive of the non-collateral spaces is 1,167,689 SF.
(2)	Total Occupancy and Owned Occupancy exclude Aeropostale and Pac Sun which have filed for bankruptcy and are excluded from the underwriting. Both tenants are currently in-place and have indicated to the borrower sponsor that they intend to stay at the Hamilton Place Property at a reduced rent as follows: Aeropostale ($124,852 until 6/30/2018 as compared to their original rent of $149,172) and Pac Sun ($88,000 until 3/31/2018 compared to their original rent of $107,916).
(3)	Calculated based on the aggregate outstanding principal balance of the Hamilton Place Whole Loan. See “—The Mortgage Loan” below.
(4)	The Cut-off Principal Balance of $41,714,341 represents the non-controlling note A-2 of a $107,000,000 whole loan evidenced by two pari passu notes.
(5)	Replacement reserves are capped at $328,474. See “—Escrows” below.
(6)	TI/LC reserves are capped at $782,082. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Hamilton Place Loan”) is part of a whole loan structure (the “Hamilton Place Whole Loan”) comprised of two pari passu notes that are secured by a first mortgage encumbering the borrower’s fee simple interest in a retail property located in Chattanooga, Tennessee (the “Hamilton Place Property”). The Hamilton Place Loan (evidenced by note A-2), which represents a non-controlling interest in the Hamilton Place Whole Loan, has an outstanding principal balance as of the Cut-off Date of $41,714,341 and represents approximately 4.1% of the Initial Pool Balance. The related companion loan (the “Hamilton Place Companion Loan”) evidenced by note A-1, has an outstanding principal balance as of the Cut-off Date of $64,557,908. The Hamilton Place Companion Loan represents the controlling interest in the Hamilton Place Whole Loan and was contributed to the GSMS 2016-GS3 securitization transaction. The Hamilton Place Whole Loan was originated by Goldman Sachs Mortgage Company on June 1, 2016. The Hamilton Place Whole Loan has an original principal balance of $107,000,000 and each note has an interest rate of 4.3610% per annum. The borrower utilized the proceeds of the Hamilton Place Whole Loan to refinance the existing debt on the Hamilton Place Property, return equity to the borrower sponsor, fund reserves and pay origination costs.

The Hamilton Place Loan had an initial term of 120 months and has a remaining term of 115 months. The Hamilton Place Loan requires monthly payments of interest and principal sufficient to amortize the Hamilton Place Loan over a 30-year amortization schedule. The scheduled maturity date is the due date in June 2026. The Hamilton Place Loan may be voluntarily prepaid in whole on or after the first due date following the first anniversary of the origination date with the payment of a prepayment fee equal to the greater of (i) a yield maintenance premium calculated based on the present values of the remaining scheduled principal and interest payments and (ii) 1% of the principal amount being prepaid. Voluntary prepayment of the Hamilton Place Loan is permitted on and after the due date in March 2026 without payment of any yield maintenance or prepayment premium.

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HAMILTON PLACE

■	The Mortgaged Property. The Hamilton Place Property is an approximately 391,041 SF retail property located in Chattanooga, Tennessee. The Hamilton Place Property was initially built in 1987, with additional outparcels built in 1995 and 2006, and underwent an approximately $7.8 million renovation in 2011. The renovations included new entranceways, new interior décor, tile flooring and updated logo and signage. The Hamilton Place Property and surrounding (non-collateral) outparcels are located off Interstate 75. The anchors include Barnes & Noble, Belk, Dillard’s, JCPenney, Forever 21 (Belk Sublease) and Sears. The collateral is 391,041 SF, which does not include any square footage of anchor tenants that own their parcels (other than Barnes & Noble). The corporate headquarters of CBL & Associates Properties, Inc. (“CBL”), the parent of the non-recourse carve out guarantor are located along the ring road of the Hamilton Place Property, but are not collateral for the Hamilton Place Loan. The Hamilton Place Property, as of February 2016, generated estimated in-line comparable tenant (less than 10,000 SF, excluding kiosks) underwritten in-place sales of $423 per SF, resulting in an in-line comparable tenant (less than 10,000 SF, excluding kiosks) estimated occupancy cost of 13.5%. For the purposes of this calculation, comparable tenants include tenants that have a full year of sales for the trailing-12 month period ending February 2016.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Hamilton Place Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
JCPenney	NR / NR / B	157,799	13.5%	No	$63,120	$0.40	NA	$98	NA	NA
Sears	C / Caa3 / CCC+	151,557	13.0	No	$51,469	$0.34	NA	$85	NA	NA
Belk-Women	NR / NR / B+	130,875	11.2	No	$117,788	$0.90	NA	$155	NA	NA
Dillard’s-Women	BBB- / Baa3 / BBB-	128,897	11.0	No	$43,773	$0.34	NA	$119	NA	NA
Dillard’s-Men, Kids & Home	BBB- / Baa3 / BBB-	92,520	7.9	No	$50,886	$0.55	NA	$119	NA	NA
Belk-Men, Kids & Home	NR / NR / B+	57,500	4.9	No	$60,375	$1.05	NA	$155	NA	NA
Forever 21 (Belk Sublease)	NR / NR / B+	57,500	4.9	No	$60,375	$1.05	NA	$70	NA	NA
Barnes & Noble	NR / NR / NR	29,743	2.5	Yes	$612,771	$20.60	1/31/2019	$205	10.0%	2, 5-year options
Total Anchors		806,391	69.1%

Occupied In-line		288,102	24.7%	Yes	$15,932,905	$55.30
Occupied Kiosk		940	0.1%	Yes	$236,912	$0.82
Occupied Outparcel		28,890	2.5%	Yes	$780,838	$27.03
Occupied Other		7,180	0.6%	Yes	$0	$0.00
Vacant Spaces		36,186	3.1%	Yes	$0	$0.00

Total Owned SF		391,041	33.5%
Total SF		1,167,689	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales information presented with respect to the Hamilton Place Property is based upon information provided by the borrower and in certain instances, sales figures represent estimates as tenants are not required to report, or otherwise may not have timely reported sales. The borrower does not independently verify sale information because such information is self-reported.

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HAMILTON PLACE

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Hamilton Place Property based on initial lease expiration dates:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales $ per SF(2)	Occupancy Cost	Lease Expiration	Renewal / Extension Options
Barnes & Noble	NR / NR / NR	29,743	7.6%	$600,000	5.1%	$20.17	$205	10.0%	1/31/2019	2, 5-year options
American Eagle Outfitters	NR / NR / NR	8,813	2.3	390,416	3.3	44.30	$590	12.5%	1/31/2027	NA
Gap/Gap Kids	BB+ / Baa2 / BB+	9,834	2.5	324,522	2.8	33.00	$218	26.0%	1/31/2020	NA
Victoria’s Secret Beauty	NR / NR / NR	8,135	2.1	313,198	2.7	38.50	$583	10.2%	1/31/2025	NA
Hollister	NR / NR / NR	6,793	1.7	290,532	2.5	42.77	$277	24.3%	1/31/2023	NA
FootAction	NR / Ba2 / BB+	4,800	1.2	274,666	2.3	57.22	$818	10.0%	1/31/2025	NA
Rack Room	NR / NR / NR	5,493	1.4	264,045	2.3	48.07	$320	15.0%	1/31/2020	1, 5-year option
Finish Line	NR / NR / NR	7,026	1.8	251,551	2.1	35.80	$415	15.2%	1/31/2026	NA
Kay Jewelers	NR / NR / NR	1,622	0.4	228,160	1.9	140.67	$1,341	12.6%	12/31/2023	NA
Zales	NR / NR / NR	1,231	0.3	225,002	1.9	182.78	$1,417	15.0%	4/30/2017	NA
Ten Largest Owned Tenants		83,490	21.4%	$3,162,091	27.0%	$37.87
Remaining Owned Tenants		271,365	69.4	8,562,501	73.0	31.55
Vacant Spaces (Owned Space)		36,186	9.3	0	0.0	0.00
Totals / Wtd. Avg. All Owned Tenants		391,041	100.0%	$11,724,592	100.0%	$33.04

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales information presented with respect to the Hamilton Place Property is based upon information provided by the borrower and in certain instances, sales figures represent estimates as tenants are not required to report, or otherwise may not have timely reported sales. Because sales information is self-reported, such information is not independently verified by the borrower.

The following table presents certain information relating to the lease rollover schedule at the Hamilton Place Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $per SF	# of Expiring Leases
MTM	15,336	3.9%	3.9%	$521,725	4.4%	$34.02	7
2016	17,124	4.4	8.3%	156,958	1.3	9.17	11
2017	24,032	6.1	14.4%	1,055,297	9.0	43.91	15
2018	47,007	12.0	26.5%	1,443,679	12.3	30.71	16
2019	65,105	16.6	43.1%	1,708,662	14.6	26.24	11
2020	23,530	6.0	49.1%	905,813	7.7	38.50	5
2021	30,981	7.9	57.1%	1,022,087	8.7	32.99	13
2022	25,365	6.5	63.5%	854,464	7.3	33.69	8
2023	23,259	5.9	69.5%	983,278	8.4	42.28	7
2024	14,775	3.8	73.3%	512,272	4.4	34.67	5
2025	29,149	7.5	80.7%	1,235,979	10.5	42.40	7
2026	24,334	6.2	86.9%	784,292	6.7	32.23	7
2027 & Thereafter	14,858	3.8	90.7%	540,088	4.6	36.35	3
Vacant	36,186	9.3	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	391,041	100.0%		$11,724,592	100.0%	$33.04	115

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

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HAMILTON PLACE

The following table presents certain information relating to historical occupancy and estimated tenant sales at the Hamilton Place Property:

Historical Leased % & In-line Sales(1)

	2013	2014	2015	As of 7/1/2016
Total Occupancy(2)(3)	99.0%	98.3%	95.6%	96.9%
Owned Occupancy(2)(3)	97.0%	95.0%	86.9%	90.7%
In-line Tenant (<10,000 SF) Sales per SF(4)	$405	$395	$402	$423(5)

(1)	As provided by the borrower.
(2)	Reflects average for the indicated year ended December 31 unless specified otherwise.
(3)	For the period reported as of 7/1/2016, total occupancy and owned occupancy excludes Aeropostale and Pac Sun which have filed for bankruptcy and are excluded from the underwriting. Both tenants are currently in-place and have indicated to the borrower sponsor that they intend to stay on at the Hamilton Place Property at a reduced rent as follows: Aeropostale ($124,852 until 6/30/2018) and Pac Sun ($88,000 until 3/31/2018).
(4)	For periods 2013, 2014 and 2015, represents sales for in-line tenants reported by the tenants to the borrower sponsor and not independently verified.
(5)	Represents underwritten in-line comparable tenant sales per SF estimated based on February 28, 2016 sales data, excluding kiosk tenants. For the purposes of this calculation, comparable tenants include tenants that have a full year of sales for the trailing-12 month period ending February 2016.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hamilton Place Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 3/31/2016	Underwritten(2)	Underwritten $per SF
Base Rental Revenue	$11,444,416	$11,575,860	$11,881,158	$11,984,294	$11,724,592	$29.98
Overage / Percentage Rent	346,726	177,166	239,079	268,422	258,210	0.66
Kiosks / Temporary / Specialty	1,768,662	1,698,077	1,579,610	1,597,828	1,597,828	4.09
Total Reimbursement Revenue	7,716,644	7,752,815	7,766,103	7,719,309	7,686,515	19.66
Gross Up Vacancy	0	0	0	0	1,839,462	4.70
Other Revenue	750,468	601,554	642,762	664,113	664,113	1.70
Gross Revenue	$22,026,917	$21,805,473	$22,108,711	$22,233,966	$23,770,720	$60.79
Vacancy Loss	0	0	0	0	(1,839,462)	(4.70)
Effective Gross Revenue	$22,026,917	$21,805,473	$22,108,711	$22,233,966	$21,931,258	$56.08

Real Estate Taxes	$2,604,182	$2,599,044	$2,601,613	$2,601,820	$2,586,117	$6.61
Insurance	302,978	285,814	297,760	295,053	294,857	0.75
Utilities	1,571,544	1,599,394	1,480,443	1,476,580	1,476,580	3.78
Repairs & Maintenance	1,404,905	1,322,135	1,247,506	1,223,325	1,223,325	3.13
Management Fee	1,058,700	1,060,683	1,084,303	1,065,178	657,938	1.68
Professional Fees	17,096	19,811	36,273	42,807	42,807	0.11
Payroll (Office, Security, Maintenance)	626,721	682,389	590,304	610,852	610,852	1.56
General and Administrative - Direct	935,236	926,768	917,856	905,691	905,691	2.32
Other Expenses	413,693	265,069	216,619	231,191	231,191	0.59
Total Operating Expenses	$8,935,053	$8,761,107	$8,472,677	$8,452,496	$8,029,358	$20.53

Net Operating Income	$13,091,863	$13,044,366	$13,636,034	$13,781,470	$13,901,899	$35.55
Tenant Improvements	0	0	0	0	180,390	0.46
Leasing Commissions	0	0	0	0	177,078	0.45
Replacement Reserves	0	0	0	0	155,044	0.40
Net Cash Flow	$13,091,863	$13,044,366	$13,636,034	$13,781,470	$13,389,388	$34.24

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten cash flow based on contractual rents as of February 28, 2016 and contractual rent steps through June 1, 2017.

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■	Appraisal. According to the appraisal, the Hamilton Place Property had an “as-is” appraised value of $229,500,000 as of May 6, 2016.

■	Environmental Matters. According to a Phase I environmental report, dated May 6, 2016, there are no recognized environmental conditions or recommendations for further action at the Hamilton Place Property.

■	Market Overview and Competition. According to the appraisal, the Hamilton Place Property is a super regional mall located in an established commercial area in the Chattanooga community of Hamilton County in the central portion of the Chattanooga metro area. The surrounding area consists of single-family and multi-family residential developments. Proximity to Interstate 75 and Interstate 24 gives good access to the neighborhood.

According to the appraisal, the Hamilton Place Property is located in the Chattanooga, Tennessee metropolitan statistical area. As of 2015, the average household income is approximately $66,100. There are approximately 548,000 people in the Chattanooga MSA, as of July 2015. Top employers in the Chattanooga, Tennessee MSA include BlueCross BlueShield of Tennessee, Tennessee Valley Authority, Erlanger Health System and Memorial Healthcare System.

The following table presents certain information relating to the primary competition for the Hamilton Place Property:

Competitive Set(1)

	Hamilton Place	Northgate Mall	Bradley Square Mall	Walnut Square	West Town Mall	Town Center at Cobb	Stones River Mall
Distance from Subject	-	8 miles	21 miles	23 miles	88 miles	79 miles	90 miles
Property Type	Retail	Regional Center	Regional Center	Regional Center	Super Regional Center	Super Regional Center	Regional Center
Year Built	1987, 1995, 2006	1972	1991	1980	1972	1986	1992
Total GLA	1,167,689	790,299	511,777	495,516	1,336,000	1,281,000	594,588
Total Occupancy	96.9%	94%	73%	72%	99%	97%	90%
Sales per SF(2)	$423	$326	$275	$264	$425	$425	$325
Anchors & Jr. Anchors	JCPenney, Sears, Belk, Dillard’s, Forever 21, Barnes & Noble	Sears Belk Burlington	Dunham Sports Belk Carmike Cinemas JCPenney	Sears Belk Gold’s Gym	Dillard’s Sears Belk JCPenney Regal Cinemas	Macy’s Belk JCPenney Macy’s Men & Furniture Sears	Dillard’s JCPenney Sears

(1)	Source: Appraisal
(2)	Represents sales for comparable in-line tenants for most recent period from appraisal, or for the subject property, reported by the tenants to the borrower sponsor and not independently verified.

■	The Borrower. The borrower is Hamilton Place CMBS, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hamilton Place Loan. The non-recourse carve out guarantor under the Hamilton Place Loan is CBL & Associates Limited Partnership, an indirect owner of the borrower.

CBL, the parent of the non-recourse carve out guarantor, is a mall REIT in the United States and owns, holds interests in or manages more than 141 properties, including enclosed malls and open-air centers from throughout the United States. CBL is a developer of new regional malls, open-air centers, lifestyle and community centers. CBL is publicly traded on the NYSE.

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■	Escrows. On the origination date, the borrower funded a tax reserve in the amount of $1,130,254.

On each due date, the borrower will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period; unless the Hamilton Place Property is insured under a blanket policy in accordance with the related loan documents and there is no continuing Hamilton Place Trigger Period or event of default, (ii) a tenant improvements and leasing commissions reserve in the amount of $32,587 (subject to a cap of $782,082, excluding any lease termination fees) and (iii) a capital expenditure reserve in the amount of $13,686 (subject to a cap of $328,474).

In addition, on each due date during the continuance of a Hamilton Place Trigger Period, the related loan documents require an excess cash reserve as discussed under “—Lockbox and Cash Management” below.

A “Hamilton Place Trigger Period” means any period: (i) commencing as of the conclusion of the 12-month period (ending on the last day of any fiscal quarter) during which the debt service coverage ratio (as calculated under the related loan documents) is less than 1.55x, and ending at the conclusion of the second consecutive fiscal quarter during which the debt service coverage ratio for the trailing 12-month period (ending on the last day of any fiscal quarter) is greater than or equal to 1.55x, (ii) the period commencing upon the borrower’s failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and they indicate that no other Hamilton Place Trigger Period is ongoing or (iii) during the continuation of a Two Anchor Event.

A “Two Anchor Event” means any period commencing when any two anchor tenants (i) become subject to a bankruptcy proceeding, (ii) deliver notice of an intent to vacate, (iii) vacate or go dark or (iv) default under their leases, and ending upon the date on which either (x) any and all co-tenancy rights of the tenants at the Hamilton Place Property triggered by such event have been waived in writing, or (y) a replacement anchor approved by the lender is (1) in occupancy of at least 75% of one of the two anchor parcels that was occupied by one of the anchors causing the Two Anchor Event, and (2) open for business at the Hamilton Place Property (or if such anchor parcel is owned by an affiliate of the borrower, such anchor tenant occupying such affiliate-owned parcel is required to have commenced paying rent). Additionally, the debt service coverage ratio (as calculated under the related loan documents), determined on a pro forma basis assuming each tenant with co-tenancy remedies under its lease exercises the most severe remedy available to it, must be at least 1.55x in order for a Two Anchor Event to cease.

■	Lockbox and Cash Management. The Hamilton Place Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the Hamilton Place Property and all other money received by the borrower or property manager with respect to the Hamilton Place Property (other than tenant security deposits required to be held in escrow accounts) are required to be deposited into the lockbox account within one business day after receipt. For so long as no Hamilton Place Trigger Period or event of default under the Hamilton Place Loan is continuing, all amounts in the lockbox account will be swept on each business day into a borrower-controlled operating account. During a Hamilton Place Trigger Period or during the continuance of an event of default under the Hamilton Place Loan, all amounts in the lockbox account will be swept on each business day to a lender-controlled cash management account.

On each due date during a Hamilton Place Trigger Period or, at the lender’s discretion, during the continuance of an event of default under the Hamilton Place Loan, the loan documents require that all amounts on deposit in the cash management account, in excess of the amount required on the next due date to pay debt service, required reserves and budgeted operating expenses, be held as additional collateral for the Hamilton Place Loan.

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■	Property Management. The Hamilton Place Property is managed by CBL & Associates Management, Inc., an affiliate of the borrower, pursuant to a management agreement. Under the related loan documents, the Hamilton Place Property is required to remain managed by CBL & Associates Management, Inc., any direct or indirect wholly-owned affiliate of CBL & Associates Management, Inc. and/or CBL & Associates Limited Partnership, or any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to require the borrower to replace the property manager with a property manager selected by the lender: (a) during the continuance of an event of default under the Hamilton Place Loan, (b) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable cure periods) or (c) if the property manager files for or is the subject of a petition in bankruptcy or similar event.

■	Release, Substitution and Addition of Collateral. The borrower may obtain the release of one or more non-income producing and vacant outparcels, subject to the satisfaction of certain conditions set forth in the related loan documents including, among others: (i) no event of default is continuing under the Hamilton Place Loan, (ii) the receipt of a Rating Agency Confirmation and (iii) delivery of a REMIC opinion.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Hamilton Place Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12 month period following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Hamilton Place Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents excluding any premiums associated with buying the casualty and business interruption/rental loss deductible down below $100,000, and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Hamilton Place Property are separately allocated to the Hamilton Place Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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MAP © 2016 CARTIFACT
DATA © OSM CONTRIBUTORS
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2600, 2800, 4000, 5000 and 6000 Oxford Drive
Bethel Park, PA 15102
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Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Bethel Park, Pennsylvania	Cut-off Date Principal Balance	$39,500,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$100.55
Size (SF)	392,854	Percentage of Initial Pool Balance	3.8%
Total Occupancy as of 6/1/2016	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/1/2016	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1982 / 1997	Mortgage Rate	4.2130%
Appraised Value	$58,100,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	24

Underwritten Revenues	$5,933,650
Underwritten Expenses	$2,431,511	Escrows
Underwritten Net Operating Income (NOI)	$3,502,139	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,242,448	Taxes	$119,272	$119,272
Cut-off Date LTV Ratio	68.0%	Insurance	$0	$0
Maturity Date LTV Ratio	57.6%	Replacement Reserves(1)	$0	$6,548
DSCR Based on Underwritten NOI / NCF	1.51x / 1.40x	TI/LC(2)	$360,000	$24,553
Debt Yield Based on Underwritten NOI / NCF	8.9% / 8.2%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$39,500,000	100.0%	Loan Payoff	$38,182,167	96.7%
Closing Costs	526,444	1.3
Reserves	479,272	1.2
Principal Equity Distribution	312,117	0.8

Total Sources	$39,500,000	100.0%	Total Uses	$39,500,000	100.0%

(1)	Replacement reserves are capped at $250,000. See “—Escrows” below.
(2)	TI/LC reserves are capped at $900,000. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Village Square Loan”) is evidenced by a note in the original principal amount of $39,500,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a retail property located in Bethel Park, Pennsylvania (the “Village Square Property”). The Village Square Loan was originated by Goldman Sachs Mortgage Company on September 30, 2016 and represents approximately 3.8% of the Initial Pool Balance. The note evidencing the Village Square Loan has an outstanding principal balance as of the Cut-off Date of $39,500,000 and an interest rate of 4.2130% per annum. The borrower utilized the proceeds of the Village Square Loan to refinance the existing debt on the Village Square Property, pay origination costs, fund reserves and return equity to the borrower sponsor.

The Village Square Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Village Square Loan requires monthly payments of interest only for the initial 24 months, followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date of the Village Square Loan is the due date in October 2026. Voluntary prepayment of the Village Square Loan is prohibited prior to the due date in June 2026. Provided that no event of default under the Village Square Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■	The Mortgaged Property. The Village Square Property is a 392,854 SF anchored retail property located in Bethel Park, Pennsylvania. Anchored by The Home Depot, Kohl’s, Toys R Us, and Burlington Coat Factory, the Village Square Property has achieved 100% occupancy since the end of 2003. In-line tenants at the Village Square Property include Sten’s Stride Rite Shoes, Half Price Books, Famous Footwear and Avenue. Additionally, there are several outparcel tenants including TGI Fridays, Pennzoil and Olive Garden. The Village Square Property has 1,820 surface parking spaces. The Village Square Property has multiple ingress and egress points with frontage alongside Oxford Drive and Route-19.

The Village Square Property was developed by the Oxford Development Company in 1982 and was originally an enclosed mall. However, in 1997, the Village Square Property underwent a renovation, reconfiguring the mall into a property that could accommodate big box retail tenants.

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The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Village Square Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Kohl’s	BBB / Baa2 / BBB	91,348	23.3%	Yes	$1,309,970	$14.34	1/27/2018	NA	NA	6, 5-year options
The Home Depot	A / A2 / A	82,337	21.0	Yes	$1,051,196	$12.77	1/31/2024	NA	NA	7, 5-year options
Burlington Coat Factory(3)	NR / NR / NR	71,506	18.2	Yes	$503,892	$7.05	3/31/2019	$69	10.2%	NA
Toys R Us	CC / Caa2 / B-	46,620	11.9	Yes	$794,633	$17.04	1/31/2019	$172	9.9%	2, 5-year options
Total Anchors		291,811	74.3%

Jr. Anchors

Office Depot, Inc	NR / NR / B-	25,000	6.4%	Yes	$478,458	$19.14	9/30/2020	$233	8.2%	1, 5-year option
Michaels	NR / NR / NR	23,693	6.0	Yes	$466,786	$19.70	2/28/2019	$216	9.1%	2, 5-year options
Wine & Spirits	NR / NR / NR	12,100	3.1	Yes	$348,500	$28.80	7/31/2023	NA	NA	NA
Total Jr. Anchors		60,793	15.5%

Occupied Outparcel		19,700	5.0%		$749,112	$38.03
Occupied In-line		20,550	5.2%		$543,400	$26.44

Total Owned SF		392,854	100.0%
Total SF		392,854	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales per SF are as of December 31, 2015.
(3)	Burlington Coat Factory has a one-time option to terminate its lease during the 60-day period following September 30, 2016 in the event its sales are less than $7,150,600 per annum. Sales as of December 31, 2015 were approximately $4,900,000.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Village Square Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales $ per SF(2)	Occupancy Cost	Lease Expiration	Renewal / Extension Options
Kohl’s	BBB / Baa2 / BBB	91,348	23.3%	$877,500	19.3%	$9.61	NA	NA	1/27/2018	6, 5-year options
The Home Depot	A / A2 / A	82,337	21.0	625,000	13.7	7.59	NA	NA	1/31/2024	7, 5-year options
Toys R Us	CC / Caa2 / B-	46,620	11.9	549,463	12.1	11.79	$172	9.9%	1/31/2019	2, 5-year options
Burlington Coat Factory(3)	NR / NR / NR	71,506	18.2	500,542	11.0	7.00	$69	10.2%	3/31/2019	NA
Office Depot, Inc	NR / NR / B-	25,000	6.4	356,250	7.8	14.25	$233	8.2%	9/30/2020	1, 5-year option
Michaels	NR / NR / NR	23,693	6.0	343,548	7.6	14.50	$216	9.1%	2/28/2019	2, 5-year options
Wine & Spirits	NR / NR / NR	12,100	3.1	324,435	7.1	26.81	NA	NA	7/31/2023	NA
Olive Garden	NR / NR / NR	9,200	2.3	267,674	5.9	29.10	NA	NA	9/30/2022	1, 5-year option
TGI Fridays	NR / NR / B+	8,500	2.2	215,000	4.7	25.29	$449	8.4%	12/31/2021	1, 5-year option
Famous Footwear	NR / NR / NR	7,560	1.9	153,846	3.4	20.35	$215	12.8%	10/31/2020	1, 5-year option
Largest Tenants		377,864	96.2%	$4,213,258	92.6%	$11.15
Remaining Owned Tenants		14,990	3.8	334,330	7.4	22.30
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Totals / Wtd. Avg. Tenants		392,854	100.0%	$4,547,588	100.0%	$11.58

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales per SF are as of December 31, 2015.
(3)	Burlington Coat Factory has a one-time option to terminate its lease during the 60-day period following September 30, 2016 in the event its sales are less than $7,150,600 per annum. Sales as of December 31, 2015 were approximately $4,900,000.

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The following table presents certain information relating to the lease rollover schedule at the Village Square Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	96,388	24.5	24.5%	975,730	21.5	10.12	2
2019	141,819	36.1	60.6%	1,393,553	30.6	9.83	3
2020	32,560	8.3	68.9%	510,096	11.2	15.67	2
2021	15,445	3.9	72.9%	343,135	7.5	22.22	2
2022	9,200	2.3	75.2%	267,674	5.9	29.10	1
2023	14,100	3.6	78.8%	399,235	8.8	28.31	2
2024	83,342	21.2	100.0%	658,165	14.5	7.90	2
2025	0	0.0	100.0%	0	0.0	0.00	0
2026	0	0.0	100.0%	0	0.0	0.00	0
2027 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	392,854	100.0%		$4,547,588	100.0%	$11.58	14

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the Village Square Property:

Historical Leased %(1)

2013	2014	2015	As of 6/1/2016
100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Village Square Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 6/30/2016	Underwritten(2)	Underwritten $ per SF
Base Rent	$4,153,108	$4,328,313	$4,348,493	$4,379,861	$4,547,588	$11.58
Total Reimbursement Revenue	1,698,075	1,670,008	1,747,874	1,787,505	1,698,359	4.32
Other Revenue	1,686	518	1,296	1,727	0	0.00
Total Rent	$5,852,868	$5,998,838	$6,097,663	$6,169,092	$6,245,947	$15.90
Less Vacancy Loss	0	0	0	0	(312,297)	(0.79)
Less Credit Loss	18,864	576	0	0	0	0.00
Effective Gross Revenue	$5,871,733	$5,999,414	$6,097,664	$6,169,093	$5,933,650	$15.10

Total Operating Expenses	$2,286,002	$2,317,452	$2,376,420	$2,371,663	$2,431,511	$6.19

Net Operating Income	$3,585,731	$3,681,962	$3,721,243	$3,797,430	$3,502,139	$8.91
TI/LC	0	0	0	0	200,763	0.51
Replacement Reserves	0	0	0	0	58,928	0.15
Net Cash Flow	$3,585,731	$3,681,962	$3,721,243	$3,797,430	$3,242,448	$8.25

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten cash flow based on contractual rents as of June 1, 2016 and contractual rent steps through September 30, 2017.

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■	Appraisal. According to the appraisal, the Village Square Property had an “as-is” appraised value of $58,100,000 as of June 16, 2016.

■	Environmental Matters. According to a Phase I environmental report, dated August 18, 2016, there are no recognized environmental conditions or recommendations for further action at the Village Square Property.

■     Market Overview and Competition. Village Square is located in the South Pittsburgh/Highway 19 submarket of the larger Pittsburgh retail market area. According to a market research report, as of the third quarter 2016, the South Pittsburgh/Highway 19 market has a total retail inventory of 9,092,861 SF with 432,788 SF vacant, indicating a current vacancy rate of 4.8%. This vacancy rate is in line with both Q3 2015’s vacancy rate (4.4%) as well as the average vacancy over the past 10 years (5.9%). Average asking rent at retail assets in the South Pittsburgh/Highway 19 submarket is currently $15.20 per SF while the overall average rental rate in the Pittsburgh market is currently $12.35 per SF.

The following table presents certain information relating to the primary competition for the Village Square Property:

Competitive Set(1)

	Village Square	Curry Hollow Shopping Center	660 Washington Road	South Park Shoppes	The Shops on Washington	Norman Centre I
Distance from Subject	-	5.2 Miles	2.9 Miles	2.5 Miles	0.7 miles	0.3 Miles
Property Type	Retail	Retail	Retail	Retail	Retail	Retail
Year Built	1982	1973	1920	1960	1985	1986
Total GLA	392,854	260,000	18,401	85,000	20,000	39,061
Total Occupancy	100%	86%	73%	96%	100%	97%
Anchors & Jr. Anchors	Kohl’s, The Home Depot, Burlington Coat Factory, Toys R Us	Levin Furniture	Walnut Grill	NA	Mattress Firm	Scottrade

(1)	Source: Appraisal.

■	The Borrower. The borrower is 4000 Oxford Drive Associates, LP, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Village Square Loan. The non-recourse carveout guarantor under the Village Square Loan is L&M Associates, a direct owner of the borrower.

Oxford Development Company is a real estate development and management company headquartered in Western Pennsylvania. Oxford Development Company has over 50 years of real estate development, property management, and leasing experience. They have developed, owned, leased and/or managed over 40 million square feet of commercial space including office, retail, hotels, data centers, and multifamily assets. As of the Cut-off Date, Oxford owns or manages approximately 11.2 million square feet of commercial space including 7.4 million square feet of office space and retail space.

■	Escrows. On the origination date, the borrower funded (i) a tax reserve in an amount equal to $119,272 and (ii) a tenant improvements and leasing commissions reserve in an amount equal to $360,000.

On each due date, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, unless in the case of insurance premiums, the borrower is maintaining a blanket policy in accordance with the related loan documents and there is no continuing event of default, and upon request of lender, borrower provides evidence of renewals of such policies and payment of related premiums, (ii) a tenant improvements and leasing commissions reserve in an amount equal to $24,553, capped at $900,000 and (iii) a capital expenditure reserve in an amount equal to $6,548, capped at $250,000.

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village square

In addition, on each due date during the continuance of a Village Square Trigger Period, the related loan documents require an excess cash flow reserve as discussed under “—Lockbox and Cash Management” below.

A “Village Square Trigger Period” means (i) any period commencing as of the conclusion of any 12-month period (ending on the last day of any fiscal quarter) during which the debt yield based on net operating income (as calculated under the related loan documents) is less than 8.0%, and ending at the conclusion of the second consecutive fiscal quarter for which the debt yield for the trailing twelve-month period (ending on the last day of any fiscal quarter) is greater than 8.0%, (ii) the period commencing upon the borrower’s failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and they indicate that no other Village Square Trigger Period is ongoing or (iii) any period from the occurrence of a Rollover Trigger Event and ending (x) as it relates to a Non-Renewal Trigger Event, either (a) Home Depot, Kohl’s or any successor tenant (the “Rollover Tenant”) enters a renewal or extension of its lease and is in occupancy, paying normal monthly rent, and open for business or (b) the applicable space is re-let under one or more approved substitute leases; (y) as it relates to a Vacating Trigger Event, either (a) the lender is provided with evidence reasonably satisfactory to the lender that such Rollover Tenant has recommenced its business and operations in its space, is paying rent and is otherwise in compliance with the terms of its lease, or (b) the applicable space is re-let under one or more approved substitute leases; or (z) as it relates to a Bankruptcy Trigger Event, either (a) such case is dismissed 60 days after commencement without any negative impact on the applicable lease and such Rollover Tenant is paying normal monthly rent and is otherwise in compliance with the terms of its lease (b) such Rollover Tenant affirmed its lease during the bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance with the terms of its lease, or (c) such Rollover Tenant’s lease is terminated and the applicable space is re-let under one or more approved substitute leases.

A “Rollover Trigger Event” means the earliest of any of the following: (a) the date that any Rollover Tenant gives notice to terminate or vacate all or a material portion of its space, (b) any Rollover Tenant has not given notice to renew its lease as of the date that is the earlier of (1) the date required pursuant to its lease or (2) (A) with respect to Kohl’s, nine months prior to the expiration of its lease, and (B) with respect to Home Depot, 12 months prior to the expiration of its lease (clauses (a) or (b), a “Non-Renewal Trigger Event”), (c) the date that a Rollover Tenant vacates or is otherwise not in occupancy of all or substantially all of its space solely by casualty or condemnation or renovations or alterations undertaken pursuant to the terms of its lease (a “Vacating Trigger Event”), or (d) the date of the filing of a bankruptcy petition by or against any Rollover Tenant or its guarantor under the applicable lease under the bankruptcy code (a “Bankruptcy Trigger Event”).

■	Lockbox and Cash Management. The Village Square Loan is structured with a hard lockbox and in-place cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the Village Square Property and all other money received by the borrower or the property manager with respect to the Village Square Property (other than tenant security deposits) be deposited into such lockbox account or the cash management account by the end of the first business day following receipt. All funds in the lockbox account are required to be swept into the cash management account at the end of each business day. For so long as no Village Square Trigger Period or event of default under the Village Square Loan is continuing, all funds in the cash management account in excess of those required to pay amounts due to the lender on the next due date (including any applicable reserves) are required to be swept into a borrower-controlled operating account on a daily basis. On each due date during the continuance of a Village Square Trigger Period or, at the lender’s discretion, during an event of default under the Village Square Loan, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and that all remaining amounts be reserved in an excess cash flow reserve account.

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village square

■	Property Management. The Village Square Property is managed by Oxford Development Company, an affiliate of the borrower, pursuant to a management agreement. Under the related loan documents, the Village Square Property is required to remain managed by Oxford Development Company or any other management company approved by the lender (which approval, absent a continuing event of default under the Village Square Loan, will not be unreasonably withheld) and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the lender (i) during the continuance of an event of default under the Village Square Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files for or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Village Square Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Village Square Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provide evidence satisfactory to the lender that the insurance premiums for the Village Square Property are separately allocated to the Village Square Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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A-3-115

HILTON GARDEN INN OLD TOWN

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	San Diego, California	Cut-off Date Principal Balance	$35,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$195,530.73
Size (Rooms)	179	Percentage of Initial Pool Balance	3.4%
Total Occupancy as of 9/30/2016	92.9%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/30/2016	92.9%	Type of Security	Fee Simple
Year Built / Latest Renovation	2015 / NAP	Mortgage Rate	4.4680%
Appraised Value	$53,700,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Borrower Sponsor(2)	Mayur B. Patel
Underwritten Revenues	$10,013,869
Underwritten Expenses	$5,842,799	Escrows
Underwritten Net Operating Income (NOI)	$4,171,071	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,770,516	Taxes	$176,060	$37,552
Cut-off Date LTV Ratio	65.2%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	49.7%	Replacement Reserves	$0	$35,278
DSCR Based on Underwritten NOI / NCF	1.97x / 1.78x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	11.9% / 10.8%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$35,000,000	100.0%	Loan Payoff	$24,554,801	70.2%
Principal Equity Distribution	9,701,260	27.7
Closing Costs	567,880	1.6
Reserves	176,060	0.5

Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%

(1)	The Maturity Date LTV Ratio is calculated using the “as stabilized” appraised value of $56,900,000. The Maturity Date LTV Ratio calculated based on the “as-is” appraised value of $53,700,000 is 52.6%. The stabilization date set forth in the appraisal for the Hilton Garden Inn Old Town Property is October 1, 2019.
(2)	Mayur B. Patel is the non-recourse carve-out guarantor under the Hilton Garden Inn Old Town Loan.

2015 Accommodated Room Night Demand(1)

Property	Meeting and Group	Leisure	Commercial/Government
Hilton Garden Inn Old Town Property	5%	60%	35%

(1)	Source: Appraisal.

The following table presents certain information relating to the penetration rates relating to the Hilton Garden Inn Old Town Property and various market segments, as provided in the August 2016 travel research report:

Penetration Rates(1)

	Occupancy	ADR	RevPAR
TTM August 2016	110.8%	107.5%	119.2%

(1)	Source: August 2016 travel research report.

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HILTON GARDEN INN OLD TOWN

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hilton Garden Inn Old Town Property:

Hilton Garden Inn Old Town(1)(2)

T8 8/31/2016
Occupancy	92.9%
ADR	$157.81
RevPAR	$146.54

(1)	As provided by the borrower and represents averages for the indicated periods.
(2)	Hilton Garden Inn Old Town Property completed construction in November 2015.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Hilton Garden Inn Old Town Property:

Cash Flow Analysis(1)(2)

	T8 8/31/2016	Underwritten	Underwritten $ per Room
Rooms Revenue	$6,400,498	$8,708,720	$48,652
Food & Beverage Revenue	485,722	690,205	3,856
Other Operating Departments Revenue	438,410	614,944	3,435
Total Revenue	$7,324,630	$10,013,869	$55,943

Room Expense	$1,098,771	$1,547,665	$8,646
Food & Beverage Expense	411,113	599,842	3,351
Other Operating Departments Expense	41,129	61,686	345
Total Departmental Expense	$1,551,013	$2,209,193	$12,342
Total Undistributed Expense	2,110,240	3,190,955	17,827
Total Fixed Expense	184,240	442,650	2,473
Total Operating Expenses	$3,845,493	$5,842,799	$32,641

Net Operating Income	$3,479,137	$4,171,071	$23,302
FF&E	292,985	400,555	2,238
Net Cash Flow	$3,186,152	$3,770,516	$21,064

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Hilton Garden Inn Old Town Property completed construction in November 2015.

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POIPU SHOPPING VILLAGE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Koloa, Hawaii	Cut-off Date Principal Balance	$29,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$689.00
Size (SF)	42,090	Percentage of Initial Pool Balance	2.8%
Total Occupancy as of 10/1/2016	94.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/1/2016	94.4%	Type of Security	Leasehold
Year Built / Latest Renovation	1985 / 1995, 2004	Mortgage Rate	4.6390%
Appraised Value	$51,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	24
Borrower Sponsor(1)	Patrick L. Beach and Russell Geyser
Underwritten Revenues	$4,238,670
Underwritten Expenses	$1,748,322	Escrows
Underwritten Net Operating Income (NOI)	$2,490,349	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,445,451	Taxes	$61,932	$9,113
Cut-off Date LTV Ratio	56.9%	Insurance	$17,515	$8,758
Maturity Date LTV Ratio	48.7%	Replacement Reserves	$26,657	$702
DSCR Based on Underwritten NOI / NCF	1.39x / 1.36x	TI/LC(2)	$0	$5,261
Debt Yield Based on Underwritten NOI / NCF	8.6% / 8.4%	Other(3)	$103,414	$56,314

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$29,000,000	93.7%	Loan Payoff	$30,058,485	97.1%
Principal’s New Cash Contribution	1,944,101	6.3	Closing Costs	676,098	2.2
Reserves	209,519	0.7

Total Sources	$30,944,101	100.0%	Total Uses	$30,944,101	100.0%

(1)	Patrick L. Beach and Russell Geyser are the non-recourse carveout guarantors under the Poipu Shopping Village Loan.
(2)	TI/LC reserves are capped at $315,675.
(3)	Other reserve represents a ground rent reserve ($56,341) and a deferred maintenance reserve ($47,100).

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Poipu Shopping Village Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales $ per SF	Occupancy Cost	Lease Expiration	Renewal / Extension Options
Keoki’s Paradise Restaurant	NR / NR / NR	8,362	19.9%	$306,117	12.0%	$36.61	$980	9.9%	2/15/2021	2, 10-year options
Whaler’s General Store	NR / NR / NR	4,132	9.8	276,249	10.8	66.86	$925	12.4%	11/30/2018	NA
Olympic Café	NR / NR / NR	5,499	13.1	205,883	8.1	37.44	$308	21.1%	2/28/2026	NA
Bangkok Happy Bowl	NR / NR / NR	2,576	6.1	162,385	6.4	63.04	$585	15.8%	10/31/2025	1, 5-year option
West Maui Resort Partners, L.P.	NR / NR / NR	256	0.6	162,073	6.4	633.10	NA	NA	4/30/2019	NA
Na Hoku	NR / NR / NR	1,344	3.2	160,635	6.3	119.52	$1,391	13.2%	1/31/2018	NA
Honolua Surf Co.	NR / NR / NR	1,936	4.6	158,436	6.2	81.84	$733	16.3%	9/30/2020	NA
Making Waves	NR / NR / NR	1,414	3.4	107,916	4.2	76.32	$581	18.6%	4/30/2017	NA
Starbucks	A / A2 / A-	1,184	2.8	84,964	3.3	71.76	$1,167	10.3%	2/28/2018	1, 5-year option
Sand People	NR / NR / NR	1,184	2.8	81,075	3.2	68.48	$653	16.0%	8/31/2018	NA
Largest Tenants		27,887	66.3%	$1,705,734	67.0%	$61.17
Remaining Owned Tenants		11,858	28.2	841,914	33.0	71.00
Vacant Spaces (Owned Space)		2,345	5.6	0	0.0	0.00
Totals / Wtd. Avg. Tenants		42,090	100.0%	$2,547,648	100.0%	$64.10

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

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POIPU SHOPPING VILLAGE

The following table presents certain information relating to the lease rollover schedule at the Poipu Shopping Village Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	512	1.2%	1.2%	$56,580	2.2%	$110.51	1
2016	0	0.0	1.2%	0	0.0	0.00	0
2017	4,825	11.5	12.7%	345,923	13.6	71.69	5
2018	8,417	20.0	32.7%	655,394	25.7	77.87	5
2019	928	2.2	34.9%	202,393	7.9	218.10	2
2020	3,792	9.0	43.9%	284,676	11.2	75.07	4
2021	12,684	30.1	74.0%	587,738	23.1	46.34	6
2022	0	0.0	74.0%	0	0.0	0.00	0
2023	512	1.2	75.2%	46,677	1.8	91.17	1
2024	0	0.0	75.2%	0	0.0	0.00	0
2025	2,576	6.1	81.4%	162,385	6.4	63.04	1
2026	5,499	13.1	94.4%	205,883	8.1	37.44	1
2027 & Thereafter	0	0.0	94.4%	0	0.0	0.00	0
Vacant	2,345	5.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	42,090	100.0%		$2,547,648	100.0%	$64.10	26

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the Poipu Shopping Village Property:

Historical Leased %(1)

2013	2014	2015	As of 10/1/2016
95.7%	95.4%	89.2%	94.4%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Poipu Shopping Village Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 7/31/2016	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue	$2,253,834	$2,319,004	$2,130,910	$2,213,396	$2,547,648	$60.53
Overage / Percentage Rent	1,022,523	896,435	859,645	721,573	722,434	17.16
Total Reimbursement Revenue	886,052	894,559	861,157	895,966	965,594	22.94
Gross Up Vacancy	0	0	0	0	0	0.00
Other Income	3,836	4,060	3,007	2,389	2,994	0.07
Gross Revenue	$4,166,245	$4,114,058	$3,854,719	$3,833,324	$4,238,670	$100.70

Vacancy & Credit Loss	0	0	0	0	0	0.00
Effective Gross Revenue	$4,166,245	$4,114,058	$3,854,719	$3,833,324	$4,238,670	$100.70

Total Operating Expenses	$1,521,296	$1,754,837	$1,607,400	$1,623,045	$1,748,322	$41.54

Net Operating Income	$2,644,949	$2,359,221	$2,247,319	$2,210,279	$2,490,349	$59.17
TI/LC	0	0	0	0	36,480	0.87
Replacement Reserves	0	0	0	0	8,418	0.20
Net Cash Flow	$2,644,949	$2,359,221	$2,247,319	$2,210,279	$2,445,451	$58.10

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten cash flow based on contractual rents as of October 1, 2016 and contractual rent steps through November 1, 2017.

A-3-119

EMBASSY SUITES PORTLAND AIRPORT

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Portland, Oregon	Cut-off Date Principal Balance(3)	$27,620,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room(1)	$229,561.75
Size (Rooms)	251	Percentage of Initial Pool Balance	2.7%
Total Occupancy as of 6/30/2016	84.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/30/2016	84.0%	Type of Security	Leasehold
Year Built / Latest Renovation	1998 / NAP	Mortgage Rate	3.9355%
Appraised Value	$86,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	36
Borrower Sponsor(4)	Atrium Finance V, LLC
Underwritten Revenues	$17,835,906
Underwritten Expenses	$10,153,698
Underwritten Net Operating Income (NOI)	$7,682,208	Escrows
Underwritten Net Cash Flow (NCF)	$6,968,772	Upfront	Monthly
Cut-off Date LTV Ratio(1)	67.0%	Taxes	$389,616	$43,291
Maturity Date LTV Ratio(1)(2)	48.6%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	2.35x / 2.13x	FF&E	$0	$26,056
Debt Yield Based on Underwritten NOI / NCF(1)	13.3% / 12.1%	Other(5)	$62,500	$275,000

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$57,620,000	99.8%	Loan Payoff(6)	$57,065,989	98.8%
Principal’s New Cash Contribution	141,258	0.2	Reserves	452,116	0.8
Closing Costs	243,152	0.4

Total Sources	$57,761,258	100.0%	Total Uses	$57,761,258	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Embassy Suites Portland Airport Whole Loan.
(2)	The Maturity Date LTV Ratio is calculated using the “as stabilized” appraised value of $102,500,000. The Maturity Date LTV Ratio calculated based on the “as-is” appraised value of $86,000,000 is 57.9%. The stabilization date set forth in the appraisal for the Embassy Suites Portland Airport Property is July 15, 2018.
(3)	The Cut-off Date Principal Balance of $27,620,000 represents the non-controlling note A-2 of a $57,620,000 whole loan evidenced by two pari passu notes. The controlling note A-1 represents a Cut-off Date Principal Balance of $30,000,000 that was contributed to GSMS 2016-GS3.
(4)	Atrium Leveraged Loan Fund, LLC is the non-recourse carveout guarantor under the Embassy Suites Portland Airport Whole Loan. Affiliates of the borrower sponsor are involved in certain litigation. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Prospectus.
(5)	Upfront other reserve represents a ground lease reserve, and monthly other reserve represents a PIP reserve.
(6)	The Embassy Suites Portland Airport Property was part of a portfolio with an outstanding principal balance of approximately $233 million as of July 1, 2016. The loan payoff amount for the Embassy Suites Portland Airport Loan represents an estimated allocated amount used to pay off the prior debt balance as of July 1, 2016 and implied equity contribution.

2015 Accommodated Room Night Demand(1)

Property	Commercial	Meeting and Group	Leisure
Embassy Suites Portland Airport	55%	22%	23%

(1)	Source: Appraisal.

The following table presents certain information relating to the penetration rates relating to the Embassy Suites Portland Airport Property and various market segments, as provided in a May 2016 travel research report:

Penetration Rates(1)

	Occupancy	ADR	RevPAR
TTM May 2016	109.6%	125.5%	137.6%
TTM May 2015	115.0%	125.1%	143.8%
TTM May 2014	116.6%	126.5%	147.5%

(1)	Source: May 2016 travel research report.

A-3-120

EMBASSY SUITES PORTLAND AIRPORT

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Embassy Suites Portland Airport Property:

Embassy Suites Portland Airport(1)

	2013	2014	2015	TTM 6/30/2016
Occupancy	82.1%	82.8%	82.1%	84.0%
ADR	$136.71	$147.23	$160.34	$166.11
RevPAR	$112.28	$121.86	$131.58	$139.57

(1)	As provided by the borrower and represents averages for the indicated periods.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Embassy Suites Portland Airport Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 6/30/2016	Underwritten	Underwritten $ per Room
Rooms Revenue	$10,286,180	$11,133,721	$11,988,424	$12,716,286	$12,786,386	$50,942
Food & Beverage Revenue	4,209,088	4,348,229	4,653,606	4,573,756	4,598,969	18,323
Other Operating Departments Revenue	127,237	367,751	411,759	271,909	273,408	1,089
Other Revenue	99,271	49,600	85,921	176,172	177,143	706
Total Revenue	$14,721,776	$15,899,301	$17,139,710	$17,738,123	$17,835,906	$71,059

Room Expense	$2,130,037	$2,523,266	$2,535,626	$2,637,916	$2,652,458	$10,568

Food & Beverage Expense	1,917,136	1,922,230	1,964,269	1,922,099	1,932,695	7,700
Other Operating Departments Expense	182,001	165,871	180,722	184,064	185,079	737
Total Departmental Expense	$4,229,174	$4,611,367	$4,680,617	$4,744,079	$4,770,231	$19,005
Total Undistributed Expense	3,986,037	3,900,919	3,949,960	4,140,198	4,518,931	18,004
Total Fixed Expense	778,181	814,853	844,928	864,535	864,535	3,444
Total Operating Expenses	$8,993,392	$9,327,139	$9,475,505	$9,748,812	$10,153,698	$40,453

Net Operating Income	$5,728,384	$6,572,162	$7,664,205	$7,989,311	$7,682,208	$30,606
FF&E	0	0	0	0	713,436	2,842
Net Cash Flow	$5,728,384	$6,572,162	$7,664,205	$7,989,311	$6,968,772	$27,764

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

A-3-121

WESTCHESTER OFFICE PORTFOLIO 2500-2700 SERIES

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller	GSMC
Location (City/State)	Purchase, New York	Cut-off Date Principal Balance	$27,100,000
Property Type	Office	Cut-off Date Principal Balance per SF	$93.04
Size (SF)	291,265	Percentage of Initial Pool Balance	2.6%
Total Occupancy as of 9/15/2016	77.0%	Number of Related Mortgage Loans(1)	2
Owned Occupancy as of 9/15/2016	77.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1984 / 2013	Mortgage Rate	4.3670%
Appraised Value	$44,500,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	24
Borrower Sponsor(2)	Normandy Real Estate Fund II, LP and David Werner
Underwritten Revenues	$6,140,427
Underwritten Expenses	$3,387,451	Escrows
Underwritten Net Operating Income (NOI)	$2,752,976	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,453,389	Taxes	$229,000	$68,834
Cut-off Date LTV Ratio	60.9%	Insurance	$0	$0
Maturity Date LTV Ratio	46.3%	Replacement Reserves	$0	$6,062
DSCR Based on Underwritten NOI / NCF	1.70x / 1.51x	TI/LC(3)	$0	$48,494
Debt Yield Based on Underwritten NOI / NCF	10.2% / 9.1%	Other(4)	$1,017,561	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$27,100,000	93.5%	Loan Payoff	$27,091,857	93.4%
Principal’s New Cash Contribution	1,898,601	6.5	Reserves	1,246,561	4.3
Closing Costs	660,183	2.3

Total Sources	$28,998,601	100.0%	Total Uses	$28,998,601	100.0%

(1)	The borrower sponsor for the Westchester Office Portfolio 2500-2700 Series Loan is also the borrower sponsor for the Westchester Office Portfolio 700 Series Loan.
(2)	Normandy Real Estate Fund II, LP is the non-recourse carveout guarantor under the Westchester Office Portfolio 2500-2700 Series Loan.
(3)	TI/LC reserves are capped at $1,163,856.
(4)	Other reserve represents an unfunded obligations reserve ($940,903) and a free rent reserve ($76,658).

The following table presents certain information relating to the Westchester Office Portfolio 2500-2700 Series Properties:

Property Name	City	State	Cut-off Date Allocated Loan Amount	Total GLA	Occupancy(1)	Year Built	As-Is Appraised Value	UW NCF
2500 Westchester Avenue	Purchase	New York	$16,500,000.00	168,303	74.8%	1984	$27,100,000	$1,433,490
2700 Westchester Avenue	Purchase	New York	10,600,000.00	122,962	79.9	1984	17,400,000	1,019,899
Total			$27,100,000.00	291,265	77.0%		$44,500,000	$2,453,389

A-3-122

WESTCHESTER OFFICE PORTFOLIO 2500-2700 SERIES

The following table presents certain information relating to the major tenants at the Westchester Office Portfolio 2500-2700 Series Properties:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Westchester Medical Group, P.C	NR / NR / NR	40,191	13.8%	$904,298	17.1%	$22.50	8/31/2020	2, 5-year options
Alpine Woods LP	NR / NR / NR	22,276	7.6	545,762	10.3	24.50	8/31/2020	NA
Quorum Federal Credit Union(2)	NR / NR / NR	21,855	7.5	469,883	8.9	21.50	12/31/2029	2, 5-year options
Century Tokyo Leasing (USA)	NR / NR / NR	14,562	5.0	382,253	7.2	26.25	8/31/2024	1, 5-year option
Atos IT Solutions and Services(3)	A / NR / A+	10,379	3.6	269,854	5.1	26.00	2/29/2020	2, 3-year options
Exsif Worldwide, Inc.(4)	A+ / Aa2 / AA	8,341	2.9	179,331	3.4	21.50	2/28/2025	NA
Friedlander Group Inc.	NR / NR / NR	6,817	2.3	167,016	3.2	24.50	1/31/2022	NA
Opus Advisory Group, LLC	NR / NR / NR	6,583	2.3	169,512	3.2	25.75	12/31/2017	1, 5-year option
Ammann & Whitney, Inc.(5)	NR / NR / NR	6,249	2.1	153,101	2.9	24.50	6/30/2021	1, 5-year option
Valerie Wilson Travel, Inc.	NR / NR / NR	5,831	2.0	145,775	2.8	25.00	10/31/2019	NA
Largest Tenants		143,084	49.1%	$3,386,785	64.0%	$23.67
Remaining Owned Tenants		81,130	27.9	1,903,777	36.0	23.47
Vacant Spaces (Owned Space)		67,051	23.0	0	0.0	0.00
Totals / Wtd. Avg. Tenants		291,265	100.0%	$5,290,562	100.0%	$23.60

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Quorum Federal Credit Union has a one-time termination option on the 7th anniversary of the lease commencement date (January 2021) with 12 months’ notice and payment of a termination fee.
(3)	Atos IT Solutions and Services has a one-time termination option on the 5th anniversary of the lease commencement date (August 2017) with 12 months’ notice and payment of a termination fee.
(4)	Exsif Worldwide, Inc. has a one-time termination option effective as of October 31, 2021 with 12 months’ written notice and payment of a termination fee.
(5)	Ammann & Whitney, Inc. has a one-time termination option in July 2018 with 12 months’ notice and payment of a termination fee.

The following table presents certain information relating to the lease rollover schedule at the Westchester Office Portfolio 2500-2700 Series Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	2,904	1.0%	1.0%	$3,000	0.1%	$1.03	2
2016	0	0.0	1.0%	0	0.0	0.00	0
2017(2)	21,543	7.4	8.4%	447,169	8.5	20.76	5
2018	7,140	2.5	10.8%	222,248	4.2	31.13	4
2019	15,724	5.4	16.2%	417,874	7.9	26.58	6
2020	84,803	29.1	45.4%	1,999,048	37.8	23.57	6
2021	20,233	6.9	52.3%	450,635	8.5	22.27	5
2022	12,895	4.4	56.7%	318,966	6.0	24.74	3
2023	10,530	3.6	60.3%	280,965	5.3	26.68	3
2024	17,846	6.1	66.5%	452,859	8.6	25.38	2
2025	8,341	2.9	69.3%	179,331	3.4	21.50	1
2026	400	0.1	69.5%	48,585	0.9	121.46	1
2027 & Thereafter	21,855	7.5	77.0%	469,883	8.9	21.50	1
Vacant	67,051	23.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	291,265	100.0%		$5,290,562	100.0%	$23.60	39

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Includes certain cafeteria tenants totaling 3,980 SF for which no base rent is attributed.

A-3-123

WESTCHESTER OFFICE PORTFOLIO 2500-2700 SERIES

The following table presents certain information relating to historical occupancy at the Westchester Office Portfolio 2500-2700 Series Properties:

Historical Leased %(1)

2013	2014	2015	TTM 7/31/2016	As of 9/15/2016
64.8%	76.8%	80.5%	81.0%	77.0%

(1)	As provided by the borrower and reflects occupancy for the indicated year ended December 31 unless specified otherwise, and may have excluded dark or expiring tenants.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Westchester Office Portfolio 2500-2700 Series Properties:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 7/31/2016	Underwritten(2)	Underwritten $ per SF
Base Rent	$4,163,473	$4,244,241	$4,909,637	$5,162,556	$5,290,562	$18.16
Total Reimbursement Revenue	505,396	603,352	551,718	677,470	649,100	2.23
Market Revenue from Vacant Units	0				1,554,312	5.34
Other Revenue	60,649	80,398	84,120	169,554	200,764	0.69
Total Rent	$4,729,518	$4,927,991	$5,545,475	$6,009,580	$7,694,739	$26.42
Less Vacancy Loss	0	0	0	0	(1,554,312)	(5.34)
Effective Gross Revenue	$4,729,518	$4,927,991	$5,545,475	$6,009,580	$6,140,427	$21.08

Total Operating Expenses	$3,002,699	$3,137,090	$3,419,581	$3,350,193	$3,387,451	$11.63

Net Operating Income	$1,726,819	$1,790,901	$2,125,894	$2,659,387	$2,752,976	$9.45
TI/LC	0	0	0	0	232,596	0.80
Replacement Reserves	0	0	0	0	66,991	0.23
Net Cash Flow	$1,726,819	$1,790,901	$2,125,894	$2,659,387	$2,453,389	$8.42

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten cash flow based on contractual rents as of September 15, 2016 and contractual rent steps through September 30, 2017.

A-3-124

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A-3-125

ALTON CORPORATE PLAZA

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Irvine, California	Cut-off Date Principal Balance	$25,600,000
Property Type	Office	Cut-off Date Principal Balance per SF	$122.28
Size (SF)	209,351	Percentage of Initial Pool Balance	2.5%
Total Occupancy as of 7/31/2016	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/31/2016	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1972, 1984 / 2008, 2015-2016	Mortgage Rate	2.8315%
Appraised Value	$64,000,000	Original Term to Maturity (Months)(1)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Borrower Sponsor(2)	DataCore Fund L.P.
Underwritten Revenues	$4,568,416
Underwritten Expenses	$147,683	Escrows
Underwritten Net Operating Income (NOI)	$4,420,733	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,186,260	Taxes	$0	$0
Cut-off Date LTV Ratio	40.0%	Insurance	$0	$0
Maturity Date LTV Ratio	40.0%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	6.02x / 5.70x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	17.3% / 16.4%	Other(3)	$2,752,845	$0

Sources and Uses
Sources	$	%	Uses	$	%
Principal’s New Cash Contribution	$41,626,492	61.9%	Purchase Price	$64,000,000	95.2%
Loan Amount	25,600,000	38.1	Reserves	2,752,845	4.1
Closing Costs	473,647	0.7

Total Sources	$67,226,492	100.0%	Total Uses	$67,226,492	100.0%

(1)	The Alton Corporate Plaza Loan has an anticipated repayment date of October 6, 2026, and a maturity date of October, 6 2028.

(2)	DataCore Fund L.P. is the non-recourse carve-out guarantor under the Alton Corporate Plaza Loan.

(3)	Other reserve represents an unfunded general contractor obligation reserve ($1,571,278), free rent reserve ($849,965) and outstanding TI/LC reserve ($331,602).

The following table presents certain information relating to the major tenants at the Alton Corporate Plaza Property:

Largest Tenant Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Rockwell Collins, Inc.(2)	A- / A3 / A-	209,351	100.0%	$3,919,294	100.0%	$18.72	11/30/2027	2, 5-year options
Largest Tenant		209,351	100.0%	$3,919,294	100.0%	$18.72
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Totals / Wtd. Avg. Tenants		209,351	100.0%	$3,919,294	100.0%	$18.72

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Rockwell Collins, Inc.’s lease includes a one-time early termination option in November 2023 with 12 months’ notice and payment of a termination fee.

A-3-126

ALTON CORPORATE PLAZA

The following table presents certain information relating to the lease rollover schedule at the Alton Corporate Plaza Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027 & Thereafter	209,351	100.0	100.0%	3,919,294	100.0	18.72	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	209,351	100.0%		$3,919,294	100.0%	$18.72	1

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy at the Alton Corporate Plaza Property:

Historical Leased %(1)

2014	2015(2)	As of 7/31/2016
100.0%	91.9%	100.0%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	The Alton Corporate Plaza Property was renovated in 2015 ahead of Rockwell Collins, Inc. taking occupancy in December 2015.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Alton Corporate Plaza Property:

Cash Flow Analysis(1)(2)

	2014	2015	TTM 7/31/2016	Underwritten	Underwritten $ per SF
Base Rental Revenue	$3,299,885	$450,073	$104,961	$3,919,294	$18.72
Contractual Rent Steps	0	0	0	690,917	3.30
Total Reimbursement Revenue	790,509	205,170	121,472	198,648	0.95
Other Revenue	6,018	2,073	686	0	0.00
Gross Revenue	$4,096,412	$657,316	$227,119	$4,808,859	$22.97
Less Vacancy & Credit Loss	0	0	0	(240,443)	(1.15)
Effective Gross Revenue	$4,096,412	$657,316	$227,119	$4,568,416	$21.82

Total Operating Expenses	$821,986	$863,123	$498,577	$147,683	$0.71

Net Operating Income	$3,274,426	($205,807)	($271,458)	$4,420,733	$21.12
TI/LC	0	0	0	198,883	0.95
Capital Expenditures	0	0	0	35,590	0.17
Net Cash Flow	$3,274,426	($205,807)	($271,458)	$4,186,260	$20.00

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The Alton Corporate Plaza Property was renovated in 2015 ahead of Rockwell Collins, Inc. paying rent in December 2015. Rockwell Collins Inc.’s rent is abated through November 2016.

(3)	Underwritten cash flow based on contractual rents as of July 31, 2016 and contractual rent steps through November 30, 2017.

A-3-127

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ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

	GS Mortgage Securities Trust 2016-GS4 Commercial Mortgage Pass-Through Certificates Series 2016-GS4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/12/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/6/16

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)

Certificate Distribution Detail	2
Certificate Factor Detail	3
Exchangeable Class Detail	4
Reconciliation Detail	5
Other Required Information	6
Cash Reconciliation Detail	7
Current Mortgage Loan and Property Stratification Tables	8-10
Mortgage Loan Detail	11
NOI Detail	12
Principal Prepayment Detail	13
Historical Detail	14
Delinquency Loan Detail	15
Specially Serviced Loan Detail	16-17
Advance Summary	18
Modified Loan Detail	19
Historical Liquidated Loan Detail	20
Historical Bond / Collateral Loss Reconciliation	21
Interest Shortfall Reconciliation Detail	22-23
Defeased Loan Detail	24
Supplemental Reporting	25

Depositor	Master Servicer / AMA Plaza Special Servicer	Special Servicer	225 Bush Street Special Servicer	Operating Advisor / Asset Representations Reviewer
GS Mortgage Securities Corporation II	Wells Fargo Bank,	Midland Loan Services, a Division	AEGON USA Realty Advisors, LLC	Park Bridge Lender Services LLC
200 West Street	National Association	of PNC Bank, National Association		600 Third Avenue
New York, NY 10282	550 S. Tryon Street, 14th Floor	10851 Mastin Street, Suite 300	4333 Edgewood Road, NE	40th Floor
	Charlotte, NC 28202	Overland Park, KS 66210	Cedar Rapids, IA 52499	New York, NY 10016

Contact:
Contact: Leah Nivison	REAM_InvestorRelations@wellsfargo.com	Contact: Heather Wagner	Contact: gdryden@aegonusa.com	Contact: David Rodgers
Phone Number: (212) 902-1000	Phone Number: (866) 898-1615	Phone Number: (913) 253-9570	Phone Number: (319) 355-8734	Phone Number: (212) 230-9025

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	GS Mortgage Securities Trust 2016-GS4 Commercial Mortgage Pass-Through Certificates Series 2016-GS4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/12/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/6/16

Certificate Distribution Detail

Class (2)	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-AB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
AMA-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
AMA-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
AMA-C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
AMA-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
225-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
225-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
225-C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
225-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
225-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-AMA		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-225		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

(2) The initial certificate balance of the Class A-S, Class B, and Class C certificates represents the certificate balance of such class without giving effect to any exchanges. For details on the current status and payments of Class PEZ, see page 4.

	GS Mortgage Securities Trust 2016-GS4 Commercial Mortgage Pass-Through Certificates Series 2016-GS4	For Additional Information please contact
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8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/6/16

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-AB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
AMA-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
AMA-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
AMA-C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
AMA-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
225-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
225-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
225-C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
225-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
225-E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-AMA		0.00000000	0.00000000	0.00000000	0.00000000
X-225		0.00000000	0.00000000	0.00000000	0.00000000

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Frederick, MD 21701-4747		Determination Date:	12/6/16

Exchangeable Class Detail

Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss / Additional Trust Fund Expenses	Total Distribution	Ending Balance

A-S Regular Interest Breakdown
A-S (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (PEZ)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

B Regular Interest Breakdown
B (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (PEZ)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

C Regular Interest Breakdown
C (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (PEZ)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class PEZ Detail

Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss / Additional Trust Fund Expenses	Total Distribution	Ending Balance
PEZ		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	GS Mortgage Securities Trust 2016-GS4 Commercial Mortgage Pass-Through Certificates Series 2016-GS4	For Additional Information please contact
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Corporate Trust Services		Payment Date:	12/12/16
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Frederick, MD 21701-4747		Determination Date:	12/6/16

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-AB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
AMA-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-AMA	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
AMA-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
AMA-C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
AMA-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
225-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-225	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
225-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
225-C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
225-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
225-E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	GS Mortgage Securities Trust 2016-GS4 Commercial Mortgage Pass-Through Certificates Series 2016-GS4	For Additional Information please contact
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/12/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/6/16

Other Required Information

Pooled Available Funds (1)	0.00
AMA Plaza Available Funds	0.00
225 Bush Street Available Funds	0.00

		Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
Controlling Class Information			Reduction	ASER	App. Red.
Controlling Class:			Effected	Amount	Date
Effective as of: mm/dd/yyyy

		Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

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Frederick, MD 21701-4747		Determination Date:	12/6/16

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Royalty Property License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Park Bridge Lender Services LLC	0.00
Net Prepayment Interest Shortfall	0.00		Asset Represenations Reviewer Fee - Park Bridge Lender	0.00
Net Prepayment Interest Excess	0.00		Services LLC
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Additional Trust Fund Expenses:
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Rating Agency Expenses	0.00
Principal Prepayments	0.00		Attorney Fees & Expenses	0.00
Collection of Principal after Maturity Date	0.00		Bankruptcy Expense	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Taxes Imposed on Trust Fund	0.00
Excess of Prior Principal Amounts paid	0.00		Non-Recoverable Advances	0.00
Curtailments	0.00		Workout Delayed Reimbursement Amounts	0.00
Negative Amortization	0.00		Other Expenses	0.00
Principal Adjustments	0.00		Total Additional Trust Fund Expenses		0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Equity Payments Received	0.00		Borrower Option Extension Fees	0.00
Excess Liquidation Proceeds	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

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Frederick, MD 21701-4747		Determination Date:	12/6/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (1)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)	State	# of Props.	Scheduled Balance		% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)

Totals							Totals

Property Type (1)
			Property Type			# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)

Totals

See footnotes on last page of this section.

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Frederick, MD 21701-4747		Determination Date:	12/6/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio (3)							Note Rate

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)	Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)

Totals							Totals

Seasoning							Age of Most Recent NOI

Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)

Totals							Totals
See footnotes on last page of this section.

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Frederick, MD 21701-4747		Determination Date:	12/6/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Stated Term (Fully Amortizing Loans)							Remaining Amortization Term (ARD and Balloon Loans)

Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)	Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (3)

Totals							Totals

(1) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. As NCF DSCRs are reported in the Loan Periodic File, the most current NCF DSCR is used in the stratification section of this report. If no updated NCF DSCRs are reported, the most current NOI DSCR is used. If no updated DSCR information is provided, then information from the offering document is used. If the DSCRs reported by the Master Servicer are based on a period of less than 12 months, they are normalized based on the Most Recent Financial as of Start and End Dates reported in the Loan Periodic File. The DSCR information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.

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Frederick, MD 21701-4747		Determination Date:	12/6/16

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code							(2) Resolution Strategy Code								(3) Modification Code
MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

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Corporate Trust Services		Payment Date:	12/12/16
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Frederick, MD 21701-4747		Determination Date:	12/6/16

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

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Frederick, MD 21701-4747		Determination Date:	12/6/16

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

	GS Mortgage Securities Trust 2016-GS4 Commercial Mortgage Pass-Through Certificates Series 2016-GS4	For Additional Information please contact
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Frederick, MD 21701-4747		Determination Date:	12/6/16

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

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Frederick, MD 21701-4747		Determination Date:	12/6/16

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
								6	-	DPO			Foreclosure
** Outstanding P & I Advances include the current period advance.

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Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	GS Mortgage Securities Trust 2016-GS4 Commercial Mortgage Pass-Through Certificates Series 2016-GS4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/12/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/6/16

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code
1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	GS Mortgage Securities Trust 2016-GS4 Commercial Mortgage Pass-Through Certificates Series 2016-GS4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/12/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/6/16

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	GS Mortgage Securities Trust 2016-GS4 Commercial Mortgage Pass-Through Certificates Series 2016-GS4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/12/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/6/16

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	GS Mortgage Securities Trust 2016-GS4 Commercial Mortgage Pass-Through Certificates Series 2016-GS4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/12/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/6/16

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	GS Mortgage Securities Trust 2016-GS4 Commercial Mortgage Pass-Through Certificates Series 2016-GS4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/12/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/6/16

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	GS Mortgage Securities Trust 2016-GS4 Commercial Mortgage Pass-Through Certificates Series 2016-GS4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/12/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/6/16

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	GS Mortgage Securities Trust 2016-GS4 Commercial Mortgage Pass-Through Certificates Series 2016-GS4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/12/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/6/16

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	GS Mortgage Securities Trust 2016-GS4 Commercial Mortgage Pass-Through Certificates Series 2016-GS4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/12/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/6/16

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	GS Mortgage Securities Trust 2016-GS4 Commercial Mortgage Pass-Through Certificates Series 2016-GS4	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	12/12/16
8480 Stagecoach Circle		Record Date:	11/30/16
Frederick, MD 21701-4747		Determination Date:	12/6/16

Supplemental Reporting

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ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of [____] (the “Pooling and Servicing Agreement”), among [_______].
Transaction: GS Mortgage Securities Trust 2016-GS4, Commercial Mortgage Pass-Through Certificates, Series 2016-GS4
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer: [_______]
Directing Holder: [_______]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Loans in accordance with the Servicing Standard. Based on such limited review, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List applicable mortgage loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Holder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.       Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	[During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].]

3.	Appraisal Reduction calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

a.	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

b.	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented in this report, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.	The Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Holder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Holder directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

2.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth in the Pooling and Servicing Agreement.

3.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

4.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

Terms used but not defined in this report have the meaning set forth in the Pooling and Servicing Agreement.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-1

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

The mortgage loan seller will make the representations and warranties set forth below as of the Cut-off Date or such other date specified below, in each case subject to the exceptions to those representations and warranties that are described on Annex D-1. Prior to the execution of the related final mortgage loan purchase agreement (the “MLPA”), there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus.

The MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, mortgaged properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Sponsor), participation or pledge, and the Sponsor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment, or similar agreement, any Other PSA with respect to a Non-Serviced Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. The Sponsor has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid

D-1-1

as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Sponsor in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Issuing Entity constitutes a legal, valid and binding assignment to the Issuing Entity. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex D-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Sponsor’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Sponsor’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this representation to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such

D-1-2

property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgage Loan is part of a Whole Loan, the rights of the holder(s) of any related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clauses (f) and (g) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Sponsor thereunder and no claims have been paid thereunder. Neither the Sponsor, nor to the Sponsor’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement, the Sponsor has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Sponsor has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications,

D-1-3

each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. The Sponsor or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than thirteen months prior to the Cut-off Date. To the Sponsor’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Sponsor’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Sponsor or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Sponsor to Depositor or its servicer.

(15)	No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged

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Property, the Mortgagor or other considerations determined by the Sponsor to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or related Whole Loan), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the

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case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Sponsor.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)	No Encroachments. To the Sponsor’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Sponsor.

(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other

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third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Sponsor’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)	Local Law Compliance. To the Sponsor’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Sponsor’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) the Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the

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Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or related Whole Loan)outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

With respect to any partial release under the preceding clause (e), for all Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or related Whole Loan).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC provisions of the Code.

(28)	Financial Reporting and Rent Rolls. The Mortgage Loan documents for each Mortgage Loan require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for

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single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Sponsor’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex D-1 or the exceptions thereto set forth on Annex D-2, or (vii) as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan

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Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

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(34)	Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Sponsor, its successors and assigns, the Sponsor represents and warrants that:

(a)   The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)   The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)   The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)   The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or (ii)  is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)   The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)    The Sponsor has not received any written notice of material default under or notice of termination of such Ground Lease. To the Sponsor’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Sponsor’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)   The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

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(h)   The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)     The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)     Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)    In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)     Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by the Sponsor with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)	Origination and Underwriting. The origination practices of the Sponsor (or the related originator if the Sponsor was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Sponsor’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Sponsor in this Annex D-1 (including, but not limited to, the prior sentence). No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

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(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Sponsor’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or the related Whole Loan, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor under another Mortgage Loan.

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Sponsor’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Sponsor’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the

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requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the PSA to be contained in the Mortgage Loan Schedule.

(43)	Cross-Collateralization. Except with respect to a Mortgage Loan that is part of a Whole Loan no Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except as set forth on Annex D-2.

(44)	Advance of Funds by the Sponsor. After origination, no advance of funds has been made by the Sponsor to the related Mortgagor other than in accordance with the Loan Documents, and, to the Sponsor’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Sponsor nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)	Compliance with Anti-Money Laundering Laws. The Sponsor has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(5) Lien; Valid Assignment	Center For The Medical Arts (Loan No. 17)	The tenant doing business as “Walgreens” has a right of first refusal related to the sale of its leased premises. The related right does not apply in the context of a foreclosure, deed-in-lieu or other exercise of remedies under the Mortgage Loan documents.

(5) Lien; Valid Assignment	Michaels Distribution Center (Loan No. 22)

The tenant doing business as “Michaels” has a right of first refusal in conjunction with the sale of the Mortgaged Property pursuant to the terms of its lease. The related rights are not applicable in the context of a foreclosure or other transfer of the Mortgaged Property pursuant to the exercise of remedies under the related loan documents, and in the event such tenant exercises its right of first refusal, its interest of the Mortgaged Property following such purchase would remain subject to the Mortgage Loan.

The tenant doing business as “Michaels” has an option to purchase the Mortgaged Property in conjunction with certain casualty and condemnation events pursuant to the terms of its lease. The exercise of such purchase option is subject to the lender’s consent.

(6) Permitted Liens; Title Insurance	Center For The Medical Arts (Loan No. 17)	See exceptions to Representations and Warranties #5 above.

(6) Permitted Liens; Title Insurance	Michaels Distribution Center (Loan No. 22)	See exceptions to Representations and Warranties #5 above.

(11) Taxes and Assessments	Iron Mountain National Industrial (Loan No. 8)	The tenant under unitary lease, Iron Mountain Information Management, LLC, pays the taxes directly to the taxing authority.

(11) Taxes and Assessments	Center For The Medical Arts (Loan No. 17)	The tenant doing business as “Walgreens” pays the taxes attributable to the separate tax parcel on which its leased premises are located.

(13) Actions Concerning Mortgage Loan	Embassy Suites Portland Airport (Loan No. 13)	There is ongoing litigation between affiliates of the Mortgagor and the JQH Trust (which has filed for bankruptcy) relating to a portfolio of assets once jointly owned by such trust and such affiliates, which portfolio included each related Mortgaged Property. Neither the related Mortgagors nor the non-recourse guarantors are parties to such litigation.

(16) Insurance	All Mortgage Loans Originated by GSMC and GS CRE except for: U.S. Industrial Portfolio (Loan No. 4) 540 West Madison (Loan No. 3) Hamilton Place (Loan No. 9) Alton Corporate Plaza (Loan No. 15)	The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss, is 5% of the original principal balance of the Mortgage Loan, instead of the then outstanding principal amount of the Mortgage Loan.

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(16) Insurance	AMA Plaza (Loan No. 1)	All policies are required to be issued by one or more insurers having a rating of at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings, and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best). Notwithstanding the foregoing, the Mortgagor is permitted to continue to utilize Starr Surplus Lines Insurance Company (“Starr”), rated “A: XV” by A.M. Best, under the Mortgagor’s current policies as of the origination date provided that (1) the rating of Starr is not withdrawn or downgraded below the origination date and (2) at renewal of the current policy term In August 2017, the Mortgagor is required to replace Starr with an insurance company meeting the rating requirements set forth above.

(16) Insurance	U.S. Industrial Portfolio (Loan No. 4)	All policies are required to be issued by one or more insurers having a rating of at least “A-” by S&P, or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings, and all such carriers have claims-paying ability ratings of not less than “BBB+” by S&P and “A: X” by A.M. Best.

(16) Insurance	Simon Premium Outlets (Loan No. 6)

All policies are required to be issued by one or more insurers having a rating of at least “A” by S&P, or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings, and all such insurers are required to have ratings of not less than “BBB” by S&P. Notwithstanding the foregoing, the Mortgagor is permitted to continue to maintain the insurance coverage with the insurer(s) under the policies substantially similar to those evidenced in the certificates of insurance delivered to and approved by the lender on the origination date, provided that such insurer(s) maintain no less than the claims paying ability rating applicable thereto by S&P set forth above (or by A.M. Best to the extent permitted under the Mortgage Loan Agreement) and in effect on the origination date.

If any portion of a Mortgaged Property is located in a “special flood hazard area”, flood insurance is required to be maintained in the lesser of (a) the outstanding principal balance of the Mortgage Loan or (b) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended.

(16) Insurance	Simon Premium Outlets (Loan No. 6) 540 West Madison (Loan No. 3) Embassy Suites Portland Airport (Loan No. 13)	The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss, is a fixed amount, instead of the then outstanding principal amount of the Mortgage Loan.

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(16) Insurance	540 West Madison (Loan No. 3)

All policies are required to be issued by one or more insurers having a rating of at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A:VIII” by A.M. Best), or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having ratings of at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such issuer, at least, “A:VIII” by A.M. Best) (provided that all such insurers are required to have ratings of not less than “BBB+” by S&P and, if such insurer is rated by Moody’s, “Baa1” by Moody’s). Notwithstanding the foregoing, the Mortgagor is permitted to continue to utilize Ironshore Indemnity Inc. (“Ironshore”) , rated “Baa1” by Moody’s and “A: XIV” by A.M. Best, under the Mortgagor’s current policies as of the origination date provided that (1) neither of the ratings of Ironshore is withdrawn or downgraded below the origination date and (2) at renewal of the current policy term on December 31, 2016, the Mortgagor is required to replace Ironshore with an insurance company meeting the rating requirements set forth above.

The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss, is $10,000,000 instead of 5% of the then outstanding principal amount of the Mortgage Loan.

(16) Insurance	Hamilton Place (Loan No. 9)

All policies are required to be issued by one or more insurers having a rating of at least “A: VIII” by A.M. Best and “A-” by S&P, or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings, and all such carriers have claims-paying ability ratings of not less than “BBB+” by S&P.

The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss, is 7.5% of the outstanding principal balance of the Mortgage Loan, instead of 5% of the then outstanding principal amount of the Mortgage Loan.

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(16) Insurance

225 Bush Street
(Loan No. 2)

Quad at Whittier
(Loan No. 5)

Westchester Office Portfolio 700 Series
(Loan No. 7)

Iron Mountain National Industrial
(Loan No. 8)

Village Square
(Loan No. 10)

Hilton Garden Inn Old Town
(Loan No. 11)

Poipu Shopping Village
(Loan No. 12)

Westchester Office Portfolio 2500-2700 Series
(Loan No. 14)

Skypark Plaza Shopping Center (Loan No. 16)

Center For The Medical Arts
(Loan No. 17)

Residence Inn and SpringHill Suites North Shore
(Loan No. 18)

Berkshire Hathaway
(Loan No. 23)

All policies are required to be issued by one or more insurers having a rating of at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings, and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best).

(16) Insurance	David Holdings Portfolio (Loan No. 19)

The Mortgagor may rely on the insurance provided by the condominium association from the tenant doing business as Walgreens.

The Mortgagor may rely on the insurance provided by any of the tenants doing business as Sprouts Farmers Market, Petco or Walgreens for its respective leased premises so long as such insurance is maintained in compliance with the terms of the applicable lease and satisfies the other requirements set forth in the related Mortgage Loan documents.

(16) Insurance	Holiday Inn Hollywood (Loan No. 20)	The Mortgagor may pay insurance premiums through a premium financing agreement provided that (i) the Mortgagor is required to provide proof of payment of each installment to the premium financing company as they become due and payable, and (ii) the lender is maintaining in escrow an amount equal to three months of the annual insurance premiums for the Mortgaged Property to be paid pursuant to the premium finance agreement, to be used by the lender to obtain the necessary insurance in the event that the Mortgagor fails to provide proof of payment as required pursuant to clause (i) above.

(16) Insurance	Michaels Distribution Center (Loan No. 22)	All policies are required to be issued by one or more insurers having a rating of at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings, and all such insurers are required to have ratings of not less than “A” by S&P or “A: IX” by A.M. Best).

 D-2-4

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(17) Access; Utilities; Separate Tax Lots	U.S. Industrial Portfolio (Loan No. 4)	One Mortgagor previously owned a vacant, non-income producing outparcel adjacent to the Mortgaged Property. The outparcel is not a separate tax lot however, (i) the Mortgagor is required to cause a separate tax lot to be established prior to any applicable deadline for accomplishing the same prior to the 2017 tax year, and (ii) the Mortgagor has reserved with the lender the amount of taxes payable with respect to such parcel over the ensuing 12 months. The lender may require that the Mortgagor replenish such escrow (in an amount reasonably estimated by the lender) on each subsequent anniversary of the origination date, until such evidence of separate tax parcel is delivered to the lender.

(17) Access; Utilities; Separate Tax Lots	David Holdings Portfolio (Loan No. 19)	The Walgreens San Antonio Mortgaged Property is one of 4 condominium units. The condominium regime was organized on March 30, 2016 and separate tax parcels do not yet exist. The condominium association is responsible for paying the related taxes and the unit owners pay assessments for their interest of the taxes.

(24) Local Law Compliance	Sabre Springs (Loan No. 30)	The zoning letter obtained from the local jurisdiction stated that the development of the Mortgaged Property was controlled by a previously issued Planned Commercial Development Permit (“PCD”) that would indicate the current parking count and use of a day care at the Mortgaged Property would not be in compliance with applicable zoning. The Mortgaged Property’s use and parking are each considered legal non-conforming because a current PCD or a conditional use permit were not available with the City of San Diego with respect to current parking conformance or the use of a day care facility, respectively.

(24) Local Law Compliance	Therma Tru Doors (Loan No. 32)	The current use of the Mortgaged Property as a warehouse/distribution facility is a legal nonconforming use. The Mortgagor is required to use commercially reasonable efforts to deliver evidence acceptable to the lender on or before November 17, 2016, that the governing zoning authority has issued a variance approving the current use on the Mortgaged Property as a legal conforming use.

(25) Licenses and Permits	Hyatt Place Princeton (Loan No. 21)	The Mortgagor is currently operating the Mortgaged Property without the benefit of a permanent liquor license issued in the name of the Mortgagor or an affiliate. Mortgagor is obligated to deliver a copy of the permanent liquor license upon receipt. Until the permanent license is issued, Mortgagor has entered an arrangement with the current holder of the liquor license applicable to the Mortgaged Property to continue operations.

(25) Licenses and Permits	3507 Ringsby Court (Loan No. 28)	Local zoning authorities did not possess zoning permit reviews for 9 of the 16 units at the Mortgaged Property.

(26) Recourse Obligations	U.S. Industrial Portfolio (Loan No. 4)	Recourse carveouts do not include misappropriation of condemnation proceeds.

(26) Recourse Obligations	Simon Premium Outlets (Loan No. 6)	For so long as Simon Property Group, L.P. is the guarantor under the guaranty and indemnitor under the environmental indemnity, the recourse liability of guarantor under such documents is required to be limited to 20% of the Whole Loan as of the origination date and all of the reasonable, out-of-pocket costs and expenses (including, but not limited to, court costs and fees and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under, the guaranty and the environmental indemnity.

(26) Recourse Obligations	Iron Mountain National Industrial (Loan No. 8)	The Mortgagor is the only obligated party as it relates to the recourse carveouts and springing recourse obligations.

(26) Recourse Obligations	Hamilton Place (Loan No. 9)	Recourse for prohibited transfers of the Mortgaged Property or equity interests in the Mortgagor is limited to actual damages (not full recourse).

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(29) Acts of Terrorism Exclusions	Simon Premium Outlets (Loan No. 6)	If TRIPRA is no longer in effect, the related Mortgagors are not required to pay annual premiums for a stand-alone policy for a Mortgaged Property in excess of an amount equal to two (2) times the then-current annual insurance premiums payable for the policies insuring such Mortgaged Property (excluding the wind and flood components of such Insurance Premiums) on a stand-alone basis.

(30) Due on Sale or Encumbrance	Simon Premium Outlets (Loan No. 6)

The following transfers are permitted without lender consent:

(i) the sale, transfer, exchange or issuance of any securities, stock or other equity interests in any key principal (i.e., Simon Property Group, Inc. and Simon Property Group, L.P., the guarantor) or in any entity directly or indirectly owning a direct or indirect legal and beneficial interest in any key principal or the merger or consolidation of any key principal or any entity owning a direct or indirect legal and beneficial interest in any key principal are permitted without consent (but are subject to other conditions such as new insolvency opinions, “know your customer” searches, satisfaction of ERISA and Patriot Act requirements); and

(ii) the pledge of interest by a direct or indirect owner of any Mortgagor to secure a corporate or parent level credit facility from one or more major financial institutions, involving a sufficient portion of the underlying real estate assets owned by such entity such that the facility is not underwritten as property specific mezzanine financing.

(30) Due on Sale or Encumbrance	540 West Madison (Loan No. 3)	The Mortgage Loan Agreement permits future preferred equity incurred by an entity above the related Mortgagor and the mezzanine borrowers.

(30) Due on Sale or Encumbrance	Iron Mountain National Industrial (Loan No. 8)	The Mortgage Loan documents permit the pledge of the direct or indirect equity interests in the Mortgagor to secure debt of the ultimate parent company (i.e., Iron Mountain Incorporated) owed to banks, institutional lenders or other accredited investors, provided that (x) such debt is secured by a pledge of equity interests in at least 50% of such entity’s other direct or indirect subsidiaries formed in the United States, or other substantial collateral, in addition to such pledge of direct or indirect equity interests in the Mortgagor, (y) the proceeds of the indebtedness secured by such pledge are not utilized solely for purposes related to the Mortgaged Property, and (z) the lender is to be provided with evidence of any foreclosed interests in accordance with the terms of the Mortgage Loan documents and any transfers being subject to the general transfer restrictions set forth in the Mortgage Loan documents (i.e., control to be maintained by a qualified equityholder, pay applicable transfer fee if there is a change of control, etc.).

(31) Single-Purpose Entity	Simon Premium Outlets (Loan No. 6)	The Mortgagors are permitted to commingle funds in accounts with the related guarantor. Pursuant to a cash agency agreement, (i) each Mortgagor retains ownership of income and revenues from its respective Mortgaged Property deposited in the accounts, (ii) the guarantor maintains records which, at all times, allow each borrower’s funds to be readily identified, (iii) the guarantor is prohibited from using or borrowing any borrower’s funds in the accounts and (iv) any transfer of ownership of any funds of any borrower in the accounts will be a distribution from such borrower to its owners.

(31) Single-Purpose Entity	U.S. Industrial Portfolio (Loan No. 4)	One Mortgagor previously owned a vacant, non-income producing outparcel adjacent to the Mortgaged Property. The outparcel is not a separate tax lot however, (i) the Mortgagor is required to cause a separate tax lot to be established prior to any applicable deadline for accomplishing the same prior to the 2017 tax year, and (ii) the Mortgagor has reserved with the lender the amount of taxes payable with respect to such parcel over the ensuing 12 months. The lender may require that the Mortgagor replenish such escrow (in an amount reasonably estimated by the lender) on each subsequent anniversary of the origination date, until such evidence of separate tax parcel is delivered to the lender.

 D-2-6

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(31) Single-Purpose Entity	Center For The Medical Arts (Loan No. 17)	The Mortgagor was not required to deliver a non-consolidation opinion in conjunction with the origination of the Mortgage Loan.

(31) Single-Purpose Entity	3507 Ringsby Court (Loan No. 28)	The Mortgagor previously owned certain real property prior to the origination date which is not collateral for the Mortgage Loan and does not comprise the Mortgaged Property.

(32) Defeasance	AMA Plaza (Loan No. 1)	Servicer fees with respect to a defeasance are capped at $20,000.

(32) Defeasance	Iron Mountain National Industrial (Loan No. 8)	The Mortgagor may obtain a partial release of individual Mortgaged Properties from the lien of the mortgage subject to the satisfaction of certain conditions, including the REMIC requirements and including defeasing a portion of the Mortgage Loan in an amount equal to the applicable release price which is (a) 105% of the applicable allocated loan amount associated with the individual Mortgaged Properties for the first 10% of the initial Mortgage Loan amount, (b) 110% of the applicable allocated loan amount for the next 10% of the initial Mortgage Loan amount and (c) 115% of the applicable allocated loan amount for any remaining individual Mortgaged Property.

(34) Ground Leases	AMA Plaza (Loan No. 1)

(j) Ground lease is silent on this point; however, it provides that the lessee is entitled to receive all insurance proceeds. The Mortgage Loan Agreement requires loss proceeds to be reserved with the lender.

(k) Ground lease is silent on this point; however, the Mortgage Loan Agreement requires such application of loss proceeds.

(34) Ground Leases	Embassy Suites Portland Airport (Loan No. 13)	(d) The ground lease under the Mortgage Loan may become subject to municipal bonds or ordinances or to agreements between the Port of Portland and the United States federal government.

(34) Ground Leases	Poipu Shopping Village (Loan No. 12)

(e) The Ground Lessor retains the right to approve the transfer of the Ground Lease by the holder of the Mortgage Loan and its successors and assigns after foreclosure or by the holder of the Mortgage Loan and its successors and assigns under a new lease, with such consent not to be unreasonably withheld, unless the proposed transferee meets certain qualifications set forth in the Ground Lease.

(i) All subleases are subject to Ground Lessor’s approval, not to be unreasonably withheld.

(39) Organization of Mortgagor	Westchester Office Portfolio 700 Series (Loan No. 7) Westchester Office Portfolio 2500-2700 Series (Loan No. 14)	The Mortgagors under each of the related Mortgage Loans are affiliates of each other.

(39) Organization of Mortgagor	Berkshire Hathaway (Loan No. 23) Wesco International (Loan No. 29) Therma Tru Doors (Loan No. 32)	The Mortgagors under each of the related Mortgage Loans are affiliates of each other.

(41) Appraisal	U.S. Industrial Portfolio (Loan No. 4)	The related appraisals are each dated December 15, 2015, which is more than 6 months prior to the Mortgage Loan origination date.

(41) Appraisal	David Holdings Portfolio (Loan No. 19)	The related appraisal is dated March 24, 2016, which is more than 6 months prior to the Mortgage Loan origination date.

 D-2-7

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ANNEX E

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
Closing Date	$43,192,000.00	08/10/2021	$43,192,000.00
12/10/2016	$43,192,000.00	09/10/2021	$43,192,000.00
01/10/2017	$43,192,000.00	10/10/2021	$43,192,000.00
02/10/2017	$43,192,000.00	11/10/2021	$43,191,889.47
03/10/2017	$43,192,000.00	12/10/2021	$42,393,995.73
04/10/2017	$43,192,000.00	01/10/2022	$41,639,886.84
05/10/2017	$43,192,000.00	02/10/2022	$40,883,190.16
06/10/2017	$43,192,000.00	03/10/2022	$39,984,990.02
07/10/2017	$43,192,000.00	04/10/2022	$39,222,582.17
08/10/2017	$43,192,000.00	05/10/2022	$38,411,422.20
09/10/2017	$43,192,000.00	06/10/2022	$37,643,600.59
10/10/2017	$43,192,000.00	07/10/2022	$36,827,165.34
11/10/2017	$43,192,000.00	08/10/2022	$36,053,891.24
12/10/2017	$43,192,000.00	09/10/2022	$35,277,959.90
01/10/2018	$43,192,000.00	10/10/2022	$34,453,622.10
02/10/2018	$43,192,000.00	11/10/2022	$33,672,180.26
03/10/2018	$43,192,000.00	12/10/2022	$32,842,472.90
04/10/2018	$43,192,000.00	01/10/2023	$32,055,481.13
05/10/2018	$43,192,000.00	02/10/2023	$31,265,782.42
06/10/2018	$43,192,000.00	03/10/2023	$30,337,353.43
07/10/2018	$43,192,000.00	04/10/2023	$29,541,714.38
08/10/2018	$43,192,000.00	05/10/2023	$28,698,173.69
09/10/2018	$43,192,000.00	06/10/2023	$27,896,883.08
10/10/2018	$43,192,000.00	07/10/2023	$27,047,835.37
11/10/2018	$43,192,000.00	08/10/2023	$26,240,852.74
12/10/2018	$43,192,000.00	09/10/2023	$25,431,090.68
01/10/2019	$43,192,000.00	10/10/2023	$24,573,787.93
02/10/2019	$43,192,000.00	11/10/2023	$23,758,273.22
03/10/2019	$43,192,000.00	12/10/2023	$22,895,364.94
04/10/2019	$43,192,000.00	01/10/2024	$22,074,056.40
05/10/2019	$43,192,000.00	02/10/2024	$21,249,916.49
06/10/2019	$43,192,000.00	03/10/2024	$20,334,271.71
07/10/2019	$43,192,000.00	04/10/2024	$19,504,114.21
08/10/2019	$43,192,000.00	05/10/2024	$18,626,937.85
09/10/2019	$43,192,000.00	06/10/2024	$17,790,881.67
10/10/2019	$43,192,000.00	07/10/2024	$16,907,957.46
11/10/2019	$43,192,000.00	08/10/2024	$16,065,960.35
12/10/2019	$43,192,000.00	09/10/2024	$15,221,056.84
01/10/2020	$43,192,000.00	10/10/2024	$14,329,511.29
02/10/2020	$43,192,000.00	11/10/2024	$13,478,603.50
03/10/2020	$43,192,000.00	12/10/2024	$12,581,207.20
04/10/2020	$43,192,000.00	01/10/2025	$11,724,252.12
05/10/2020	$43,192,000.00	02/10/2025	$10,864,336.38
06/10/2020	$43,192,000.00	03/10/2025	$9,871,588.15
07/10/2020	$43,192,000.00	04/10/2025	$9,005,244.15
08/10/2020	$43,192,000.00	05/10/2025	$8,092,807.07
09/10/2020	$43,192,000.00	06/10/2025	$7,220,305.18
10/10/2020	$43,192,000.00	07/10/2025	$6,301,867.65
11/10/2020	$43,192,000.00	08/10/2025	$5,423,163.74
12/10/2020	$43,192,000.00	09/10/2025	$4,541,420.24
01/10/2021	$43,192,000.00	10/10/2025	$3,613,977.14
02/10/2021	$43,192,000.00	11/10/2025	$2,725,965.41
03/10/2021	$43,192,000.00	12/10/2025	$1,792,414.34
04/10/2021	$43,192,000.00	01/10/2026	$898,089.47
05/10/2021	$43,192,000.00	02/10/2026	$668.31
06/10/2021	$43,192,000.00	03/10/2026 and thereafter	$0.00
07/10/2021	$43,192,000.00

 E-1

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No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This Prospectus	12
Summary of Terms	19
Risk Factors	57
Description of the Mortgage Pool	131
Transaction Parties	227
Description of the Certificates	251
Description of the Mortgage Loan Purchase Agreement	294
Pooling and Servicing Agreement	303
Certain Legal Aspects of Mortgage Loans	412
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	428
Pending Legal Proceedings Involving Transaction Parties	428
Use of Proceeds	429
Yield, Prepayment and Maturity Considerations	429
Material Federal Income Tax Considerations	443
Certain State and Local Tax Considerations	457
Method of Distribution (Underwriter)	457
Incorporation of Certain Information by Reference	459
Where You Can Find More Information	459
Financial Information	459
Certain ERISA Considerations	460
Legal Investment	463
Legal Matters	464
Ratings	464
Index of Defined Terms	467

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$903,354,000
(Approximate)

GS Mortgage Securities
Corporation II

Depositor

GS Mortgage Securities Trust
2016-GS4

(Central Index Key Number 0001687955)

Issuing Entity

Commercial Mortgage Pass-Through

Certificates, Series 2016-GS4

Class A-1	$31,820,000
Class A-2	$201,522,000
Class A-3	$175,000,000
Class A-4	$267,043,000
Class A-AB	$43,192,000
Class X-A	$810,965,000
Class X-B	$48,761,000
Class A-S	$92,388,000
Class B	$48,761,000
Class PEZ	$184,777,000
Class C	$43,628,000

PROSPECTUS

Goldman, Sachs & Co.

Lead Manager and Sole Bookrunner

Academy Securities

Drexel Hamilton

Morgan Stanley

Co-Managers

November 17, 2016